PROSPECTUS	Filed pursuant to Rule 424(b)(3) Registration No. 333-284658

PROXY STATEMENT FOR EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS OF
AIMFINITY INVESTMENT CORP. I
AND PROSPECTUS FOR UP TO 13,649,428 ORDINARY SHARES AND UP TO 9,571,238 WARRANTS
OF AIMFINITY INVESTMENT MERGER SUB I

Proxy Statement/Prospectus dated March 6, 2025
and first mailed to the shareholders of Aimfinity Investment Corp. I on or about March 6, 2025

To the Shareholders of Aimfinity Investment Corp. I:

You are cordially invited to attend the Extraordinary General Meeting of the Shareholders of Aimfinity Investment Corp. I (“Aimfinity” “AIMA” “we”, “our”, or “us” under any paragraphs regarding Aimfinity Investment Corp. I), which will be held at, 11:00 a.m. Eastern time, on March 27, 2025 (the “Extraordinary General Meeting”). AIMA will be holding the Extraordinary General Meeting at 3F., No. 25, Gongyuan Rd., Pingtung City, Pingtung County, Taiwan (R.O.C.) and virtually via teleconference, for which you must register in advance at: https://forms.office.com/r/F8QcKLSfJ3.

Aimfinity is a Cayman Islands business company incorporated as a blank check company for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities, which AIMA refers to as a “target business.”

The Business Combination

Aimfinity has entered into the Agreement and Plan of Merger, dated as of October 13, 2023 (as it may be amended from time to time, including the Amendment No. 1, dated June 5, 2024, and Amendment No. 2, dated January 29, 2025 the “Merger Agreement”), which provides for a Business Combination (as defined below) between Aimfinity and Docter Inc., a Delaware corporation (“Docter”). Pursuant to the Merger Agreement, the Business Combination will be effected in two steps: (i) subject to the approval and adoption of the Merger Agreement, the Reincorporation Merger Proposal and PubCo Charter Proposal by the shareholders of Aimfinity, Aimfinity will merge with and into Aimfinity Investment Merger Sub I, a Cayman Islands exempted company and wholly owned subsidiary of Aimfinity (“PubCo”), with PubCo remaining as the surviving publicly traded entity (the “Reincorporation Merger”); (ii) one business day after the Reincorporation Merger, Aimfinity Investment Merger Sub II, Inc. (“Merger Sub”), a Delaware corporation and wholly owned subsidiary of PubCo, will be merged with and into Docter, resulting in Docter being a wholly owned subsidiary of PubCo (the “Acquisition Merger”, together with the Reincorporation Merger, collectively, the “Business Combination”). The Merger Agreement is by and among Aimfinity, PubCo, Merger Sub, and Docter. Upon consummation of the Business Combination, PubCo shall be renamed as “Inkwater Holding Inc.”

The aggregate consideration for the Acquisition Merger is $60,000,000, payable to the stockholders of Docter existing immediately prior to the effective time of the Acquisition (or, the “Docter stockholders”) in the form of 6,000,000 newly issued ordinary shares (the “PubCo Ordinary Shares”) of PubCo (the “Closing Payment Shares”) valued at $10.00 per share. At the closing of the Acquisition Merger, the issued and outstanding shares of common stock in Docter held by the Docter stockholders will be cancelled and cease to exist, in exchange for the issuance of the Closing Payment Shares. At the closing of the Acquisition Merger, the one fully paid share of common stock in Merger Sub held by PubCo will become one fully paid share of common stock in the surviving corporation, so that Docter will become a wholly-owned subsidiary of PubCo.

In addition to the Closing Payment Shares, the Docter stockholders may be entitled to receive Earnout Shares as follows: (i) 1,000,000 PubCo Ordinary Shares in aggregate will be issued to the Docter stockholders if and only if PubCo completes sales of at least 30,000 Devices (as defined in the Merger Agreement) during fiscal year 2025 as reflected in PubCo’s audited consolidated annual financial statements for the fiscal year ending December 31, 2025 prepared in accordance with the U.S. GAAP as filed with the SEC; and (ii) 1,500,000 PubCo Ordinary Shares in aggregate will be issued to the Docter stockholders if and only if PubCo completes sales of at least 40,000 Devices during fiscal year 2026 as reflected in PubCo’s audited consolidated annual financial statements for the fiscal year ending December 31, 2026 prepared in accordance with U.S. GAAP as filed with the SEC.

At the Extraordinary General Meeting, shareholders of Aimfinity, or the Aimfinity shareholders, will be asked to consider and vote upon the following proposals:

1.      approval of the Reincorporation Merger by special resolutions, which AIMA refers to as the “Reincorporation Merger Proposal” or “Proposal No. 1;”

2.      approval of the Acquisition Merger by ordinary resolutions, which AIMA refers to as the “Acquisition Merger Proposal” or “Proposal No. 2;”

4.      approval of the PubCo Charter Proposal by special resolutions, which AIMA refers to as the “PubCo Charter Proposal” or “Proposal No. 3;” and

5.      approval by ordinary resolutions, to adjourn the Extraordinary General Meeting under certain circumstances, which is more fully described in the accompanying proxy statement/prospectus, which AIMA refers to as the “Adjournment Proposal” or “Proposal No. 4” and, together with the Reincorporation Merger Proposal, the Acquisition Merger Proposal, and the PubCo Charter Proposal, the “Proposals.”

If the Aimfinity shareholders approve the Reincorporation Merger Proposal and the Acquisition Merger Proposal:

(i)     immediately prior to the effective time of the Reincorporation Merger (the “Reincorporation Merger Effective Time”), each issued and outstanding unit of AIMA (each an “AIMA Unit”) will automatically separate into one Class 1 warrant of AIMA (each an “AIMA Class 1 Warrant”) and one new unit of AIMA (each an “AIMA New Unit”) (the “Separation of AIMA Units”);

(ii)    upon the Separation of AIMA Units, each issued and outstanding AIMA New Unit (except for Class 2 warrants of AIMA (each an “AIMA Class 2 Warrant”) attached to Class A ordinary shares of AIMA (each an “AIMA Class A Ordinary Share”) that are redeemed prior to the Reincorporation Effective Time, which AIMA Class 2 Warrant will expire upon such redemption) will automatically separate into one AIMA Class A Ordinary Share and one-half of one AIMA Class 2 Warrant;

(iii)   at the Reincorporation Merger Effective Time, each issued and outstanding AIMA Class A Ordinary Share and each issued and outstanding Class B ordinary share of AIMA (each an “AIMA Class B Ordinary Share”, together with all AIMA Class A Ordinary Shares, the “AIMA Ordinary Shares”) will be converted automatically into one PubCo Ordinary Share; and

(iv)   at the Reincorporation Merger Effective Time, each issued and outstanding AIMA Class 1 Warrant and each issued and outstanding AIMA Class 2 Warrant shall be converted automatically into one redeemable warrant of PubCo, exercisable for one PubCo Ordinary Share at an exercise price of $11.50 (each a “PubCo Warrant”).

As provided in the Merger Agreement, the parties shall use reasonable efforts to obtain any form of debt or equity investment in such amounts and on such terms mutually agreed between Aimfinity and Docter in connection with the Business Combination (the “Transaction Financing”).

On October 16, 2024, AIMA, PubCo and Family Inheritance Consulting (H.K.) Limited, a Hong Kong registered entity (“Investor”), entered into a certain backstop agreement (the “Backstop Agreement”) in connection with the Business Combination, pursuant to which, the Investor agrees to purchase, at the request of AIMA, AIMA Class A Ordinary Shares, at a price of $10.00 per share in the aggregated purchase price (the “Purchase Price”) no less than the minimum amount of cash (the “Commitment”) resulting in the net tangible assets of the PubCo upon the closing of the Business Combination being no less than $5,000,001 in accordance with the requests of the redemption that it has received in connection with the Business Combination immediately prior to the cut-off time to accept redemption request as set forth in its AIMA’s amended and restated memorandum and articles of association effective at the time (the “Redemption Requests”), if and only if the Company reasonably believes that redemptions by public shareholders (“AIMA Public Shareholders” or “Public Shareholders”) of the Company in connection with the Business Combination will result in the net tangible assets of the PubCo upon the closing of the Business Combination being less than $5,000,001 based on the Redemption Requests. In connection with such purchase, the Investor waives redemption rights associated with the purchased shares, and shall receive the same numbers of PubCo Ordinary Shares, upon the closing of the Business Combination. The arrangements (the “Backstop Arrangements”) provided under the Backstop Agreement constitutes Transaction Financing under the Merger Agreement.

As a result of the Backstop Arrangements, as long as the share purchases by the Investor contemplated by the Backstop Arrangement close immediately prior to the Closing, Aimfinity will be able to satisfy the closing condition for net tangible asset, even if all of the AIMA Public Shares are redeemed by the Public Shareholders.

It is anticipated that, upon consummation of the Business Combination, the Aimfinity shareholders, including Aimfinity Investment LLC, the sponsor (the “Sponsor”) of Aimfinity’s initial public offering, will own approximately 48.5% of the issued PubCo Ordinary Shares, and the Docter stockholders will own approximately 51.5% of the issued PubCo Ordinary Shares. These relative percentages assume that (i) none of AIMA Public Shareholders exercise their redemption rights, as discussed herein; (ii) there is no exercise of PubCo Warrants; (iii) no holders of Working Capital Notes (as defined below) or Extension Notes (as defined below) opt to convert such promissory notes to Private Placement Units (as defined below) of Aimfinity; and (iv) no securities have been issued to the Investor or any third parties as a result of any Transaction Financing. If any of the existing AIMA Public Shareholders exercise their redemption rights, the anticipated percentage ownership of Aimfinity’s existing shareholders will be reduced. You should read “Summary of the Proxy Statement/Prospectus — The Business Combination and the Merger Agreement” and “Unaudited Pro Forma Condensed Combined Financial Information” for further information.

The AIMA Units, AIMA New Units, AIMA Class A Ordinary Shares, and AIMA Class 1 Warrants are currently listed on the Nasdaq Global Market under the symbols “AIMAU,” “AIMABU,” “AIMA” and “AIMAW,” respectively, although the AIMA Class A ordinary shares will not trade separately, unless and until consummation of our Business Combination. PubCo intends to apply to list the PubCo Ordinary Shares and PubCo Warrants on the Nasdaq Stock Market under the symbols “INKS” and “INKSW”, respectively, in connection with the closing of the Business Combination. Aimfinity cannot assure you that the PubCo Ordinary Shares and PubCo Warrants will be approved for listing on Nasdaq.

For more details on the transactions involved in the Business Combination, see “Questions and Answers about the Business Combination and the Extraordinary General Meeting — What will happen in the Business Combination?”, and “Summary of the Proxy Statement/Prospectus — The Business Combination and the Merger Agreement.”

Investing in PubCo securities involves a high degree of risk. See “Risk Factors” beginning on page 28 for a discussion of information that should be considered in connection with an investment in PubCo securities.

Redemptions, Dilutions and Pro Forma Ownership

As of the Record Date (defined below), there was approximately $13.48 million in Aimfinity’s Trust Account located in the United States with U.S. Bank National Association acting as trustee (the “Trust Account”). Currently, the AIMA Class A Ordinary Share are not traded separately from the AIMA New Units. As of the Record Date, the last sale price of AIMA New Units was $11.90 per unit.

Pursuant to Aimfinity’s fourth amended and restated memorandum and articles of association (the “Current Charter”), Aimfinity is providing AIMA Public Shareholders with the opportunity to redeem all or a portion of their AIMA Class A Ordinary Shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in Aimfinity’s Trust Account calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the Trust Account (such interest shall be net of taxes payable) and not previously released to Aimfinity to pay its taxes, divided by the number of then issued AIMA Class A Ordinary Shares that were sold as part of the AIMA New Units in Aimfinity’s initial public offering (“IPO”), subject to the limitations described herein. Aimfinity estimates based on the value of Trust Account as of the Record Date, that the per-share price at which AIMA Public Shares may be redeemed from cash held in the Trust Account will be approximately $12.08 per share, subject to the actual value of the Trust Account at the time of the redemption, including interest earned on the funds held in the Trust Account and not previously released to Aimfinity to pay its taxes, divided by the total number of then issued and outstanding AIMA Public Shares. There is a public market for the trading of the AIMA New Units, each of which consists of one AIMA Public Share and one-half of one AIMA Class 2 Warrant. There is no separate trading for AIMA Public Shares, and the AIMA Public Shareholders who wish to redeem their AIMA Public Shares may submit their AIMA New Units for redemption of such AIMA Public Shares. As a result, the AIMA Public Shares underlying the AIMA New Units will be redeemed for a pro rata portion of the funds available in the Trust Account and the AIMA Class 2 Warrants will be forfeited. The closing price of the AIMA New Units as of the Record Date was $11.90. Accordingly, if the market price of the AIMA New Units were to remain the same until the date of the Extraordinary Ordinary Meeting, exercising redemption rights would result in a AIMA Public Shareholder receiving approximately $0.18 more per share than if the AIMA New Units were sold in the open market (based on the estimated per share redemption price as of the Record Date). In addition, you will lose the AIMA Class 2 Warrants attached to the redeemed AIMA Public Shares.

The following summarizes the pro forma ownership of PubCo Ordinary Shares immediately following the Business Combination under four redemption scenarios: no additional redemptions, 25% redemptions, 75% redemptions, and maximum redemptions.

	Scenario A-No Redemption(2)		Scenario B-25% Redemption(3)		Scenario C-75% Redemption(4)		Scenario D-Maximum Redemption(5)
Holders of PubCo Ordinary Shares	No. of Shares	Voting Power(6)	No. of Shares	Voting Power(6)	No. of Shares	Voting Power(6)	No. of Shares	Voting Power(6)
AIMA Public Shareholders(1)	1,116,476	5.2%	837,357	3.9%	279,119	1.4%	—	—
AIMA Initial Shareholders(7)	2,504,500	11.4%	2,504,500	11.8%	2,504,500	11.5%	2,504,500	11.6%
Docter Stockholders(8)	6,000,000	27.4%	6,000,000	27.9%	6,000,000	27.7%	6,000,000	27.9%
Shares underlying PubCo warrants (excluding Working Capital Warrants)(9)	9,346,238	42.7%	9,206,679	42.9%	8,927,560	41.2%	8,788,000	40.7%
Working Capital Shares(10)	150,000	0.7%	150,000	0.7%	150,000	0.7%	150,000	0.7%
Shares underlying Working Capital Warrants(9)	225,000	1.0%	225,000	1.0%	225,000	1.0%	225,000	1.0%
Backstop Shares(11)	—	—	—	—	1,039,033	4.8%	1,377,617	6.3%
Compensation Shares for AIMA directors(12)	30,000	0.1%	30,000	0.1%	30,000	0.1%	30,000	0.1%
Compensation Shares for Docter financial advisor(13)	20,000	0.1%	20,000	0.1%	20,000	0.1%	20,000	0.1%
Earnout Shares(14)	2,500,000	11.4%	2,500,000	11.6%	2,500,000	11.5%	2,500,000	11.6%
Total	21,892,214	100.0%	21,473,536	100.0%	21,675,212	100.0%	21,595,117	100.0%

____________

(1)      As of the date of this proxy statement/prospectus, there are 1,116,476 AIMA Public Shares issued and outstanding that are subject to redemption.

(2)      The numbers set forth in this column assume no AIMA Public Shares are redeemed.

(3)      The numbers set forth in this column assume that 279,119 AIMA Public Shares, or approximately 25% of 1,116,476 AIMA Public Shares are redeemed at $12.13 per share.

(4)      The numbers set forth in this column assume that 837,357 AIMA Public Shares, or approximately 75% of 1,116,476 AIMA Public Shares are redeemed at $12.13 per share.

(5)      The numbers set forth in this column assume that all issued and outstanding AIMA Public Shares are redeemed.

(6)      All voting power percentage in this table are approximate and have been rounded to two decimal places.

(7)      AIMA Initial Shareholders’ equity interests following the Business Combination include PubCo Ordinary Shares in exchange for: 1,688,500 AIMA Class B Ordinary Shares held by the Sponsor, 40,000 AIMA Class B Ordinary Shares that are in the process of being transferred from certain former directors and officers of AIMA to the Sponsor, 40,000 AIMA Class B Ordinary Shares held by certain former directors and officers of AIMA, and 492,000 AIMA Class A Ordinary Shares and 280,000 AIMA Class B Ordinary Shares held by Imperii Strategies LLC, a former member of the Sponsor, for the benefit of two other former members of the Sponsor.

(8)      Includes PubCo Ordinary Shares exchanged for 100% issued and outstanding shares of Docter stock at $10.00 per share.

(9)      Includes such number of PubCo shares that are issuable on a one-for-one basis from such numbers of PubCo warrants to be issued following the Business Combination in exchange for: 8,050,000 AIMA Class 1 Warrants held by AIMA Public Shareholders, an amount of AIMA Class 2 Warrants that is equal to half of the number of issued and outstanding AIMA Public Shares not redeemed under the scenario set forth in this column, 492,000 AIMA Class 1 Warrants and 246,000 AIMA Class 2 Warrants underlying the AIMA Private Placement Units held by Imperii Strategies.

(10)    Under the IPO Prospectus of Aimfinity, the holders of any promissory notes issued by Aimfinity in connection with such holders’ provision of any working capital loans or extension loans to Aimfinity may choose to convert such notes into up to 150,000 AIMA Private Placement Units, at a price of $10.00 per AIMA Private Placement Unit. This scenario assumes full conversion of up to 150,000 AIMA Private Placement Units by such holders.

(11)    Pursuant to the Backstop Agreement, the Investor agrees to purchase, at the request of AIMA, AIMA Class A Ordinary Shares, at a price of $10.00 per share in the aggregated Purchase Price no less than the minimum amount of cash resulting in the net tangible assets of the PubCo upon the closing of the Business Combination being no less than $5,000,001 in accordance with the requests of the redemption that it has received in connection with the Business Combination immediately prior to the cut-off time to accept redemption request as set forth in its AIMA’s amended and restated memorandum and articles of association effective at the time (the “Redemption Requests”), if and only if the Company reasonably believes that redemptions by public shareholders (“AIMA Public Shareholders” or “Public Shareholders”) of the Company in connection with the Business Combination will result in the net tangible assets of the PubCo upon the closing of the Business Combination being less than $5,000,001 based on the Redemption Requests.

(12)    Pursuant to the Merger Agreement, each then serving independent directors of Aimfinity shall receive 10,000 PubCo Ordinary Shares upon Closing.

(13)    Pursuant to a certain engagement letter, by and between Docter and Henry Guo, as exclusive financial advisor, dated December 22, 2024, Henry Guo shall receive 20,000 PubCo Ordinary Shares upon Closing.

(14)    Pursuant to the Merger Agreement, in addition to the Closing Payment Shares, the Docter Stockholders may be entitled to receive Earnout Shares as follows: (i) 1,000,000 PubCo Ordinary Shares in aggregate will be issued to the Docter stockholders if and only if PubCo completes sales of at least 30,000 Devices (as defined in the Merger Agreement) during fiscal year 2025 as reflected in PubCo’s audited consolidated annual financial statements for the fiscal year ending prepared in accordance with the U.S. GAAP as filed with the SEC; and (ii) 1,500,000 PubCo Ordinary Shares in aggregate will be issued to the Docter stockholders if and only if PubCo completes sales of at least 40,000 Devices during fiscal year 2026 as reflected in PubCo’s audited consolidated annual financial statements for the fiscal year ending December 31, 2026 prepared in accordance with U.S. GAAP as filed with the SEC.

In addition to the material probable transactions or sources of dilutions discussed above, we note that there are possible other sources of dilution and the extent of such dilution that non-redeeming Public Shareholders could experience in connection with the Closing of the Business Combination may be uncertain, due to the uncertainty associated with the occurrence or the amount of securities that may be issued pursuant to such occurrence, including arising from any Ordinary Shares, preferred shares or debt securities of PubCo or AIMA that may be issued to third parties pursuant to any Transaction Financing in connection with the Business Combination, For further discussions on potential sources of dilutions and potential risks associated thereof, see “Risk Factors — Aimfinity shareholders will experience immediate dilution as a consequence of the issuance of PubCo Ordinary Shares as consideration in the Business Combination. Having a minority share position may reduce the influence that Aimfinity’s current shareholders have on the management of PubCo.”, “Risk Factors — The conversion of any working capital loans or extension loans into working capital units or extension units may result in significant dilution to AIMA Public Shares.” and “Will I experience dilution as a result of the Business Combination.” on page 58, and ix respectively.

For impacts of dilution resulted from the consummation of the Business Combination on the non-redeeming Public Shareholders, see “Questions and Answers about the Business Combination and the Extraordinary General Meeting — Will I experience dilution as a result of the Business Combination?”, “Questions and Answers about The Business Combination and The Extraordinary General Meeting — What is the redemption scenario accompanying the Business Combination and what shall be the relative equity stakes of AIMA shareholders, and the Sellers in PubCo upon completion of the Business Combination?”, and “Summary of the Proxy Statement/Prospectus — Post-Business Combination Structure and Impact on the Public Float”.

Sponsor, Affiliates and Sponsor Compensation

Aimfinity’s Sponsor is Aimfinity Investment LLC, a Cayman Islands limited liability company formed as the sponsor of Aimfinity in July 2021, with then-director and CEO of Aimfinity, Jing “George” Cao serving as manager, and Imperii Strategies LLC, Aimfinity & Co. Ltd. and Yuming Investments LLC serving as members of the LLC.

On December 4, 2021, the Sponsor paid $25,000 in consideration for issuance of 2,875,000 AIMA Class B Ordinary Shares, or approximately $0.009 per share. On March 18, 2022, the Sponsor surrendered to the Company for cancellation 862,500 AIMA Class B Ordinary Shares for no consideration, resulting in then shareholders of AIMA Class B Ordinary Shares holding an aggregate of 2,012,500 AIMA Class B Ordinary Shares, or approximately $0.012 per share. Up to 262,500 AIMA Class B Ordinary Shares were subject to forfeiture by the Sponsor depending on the extent to which the underwriters’ over-allotment option is exercised.

On March 29, 2022, the Sponsor agreed to assign 20,000 AIMA Class B Ordinary Shares to each of Joshua Gordon, Xin Wang, James J. Long, and Nicholas Torres III, then directors and officers of Aimfinity, for the consideration of $240 each.

On April 28, 2022, simultaneously with the closing of the IPO, Aimfinity consummated a private placement (the “Private Placement”) with the Sponsor, of an aggregate of 492,000 AIMA Private Placement Units at a price of $10.00 per AIMA Private Placement Unit, generating gross proceeds to Aimfinity of $4,920,000.

On March 17, 2023, due to the Sponsor’s inability to continue to fund and support the operations of Aimfinity and to consummate an initial business combination, a series of transactions were consummated to effect a change in the ownership structure of the Sponsor:

•        First, the Sponsor initiated a distribution of 280,000 Founder Shares and 492,000 AIMA Private Placement Units held by the Sponsor to Imperii Strategies LLC, member of the Sponsor at the time, who agreed to receive and hold such Founder Shares and Private Placement Units on behalf of Imperii Strategies LLC, Aimfinity & Co. Ltd. and Yuming Investments LLC, all three members (together, the “Sellers”) of the Sponsor at the time.

•        Second, the Sponsor entered into a repurchase agreement with Xin Wang, Joshua Gordon, James J. Long and Nicholas Torres III, then directors and officers of Aimfinity, to each transfer 10,000 Founder Shares for the consideration of $120 to the Sponsor, as a result of which, the Sponsor would beneficially hold 1,692,500 Founder Shares.

•        Third, the Sponsor entered into a Membership Interest Purchase and Transfer Agreement (the “Membership Purchase Agreement”) with I-Fa Chang and the Sellers, pursuant to which I-Fa Chang purchased all outstanding membership interests of the Sponsor from the Sellers, and became sole manager and member of the Sponsor, in exchange for the consideration of $1,000,000.

After the transactions (collectively, the “Sponsor Membership Change”), Mr. Chang assumed control of the Sponsor, as its sole member and manager with 100% of the membership interests. The Sponsor, in turn, beneficially owns 1,692,500 Founder Shares.

The Sellers no longer serve as member of the Sponsor, while Imperii Strategies LLC holds 280,000 Founder Shares and 492,000 Private Placement Units for the benefits of the Sellers.

In connection with the Sponsor Membership Change and to afford flexibility for the new member of the Sponsor to install a slate of new directors and officers to Aimfinity, all members of the AIMA board (the “former board members”) and all executive officers (the “former management”) agreed to resign. In their place, pursuant to the authority conferred by the amended and restated memorandum and articles of associations effective at the time, which provides for the holders of the Founder Shares the exclusive authority to appoint and remove Aimfinity’s directors prior to the closing of its initial business combination without any shareholder vote, the Sponsor of Aimfinity, as the sole shareholder of the AIMA Class B Ordinary Shares, appointed a new AIMA board, consisted of Ivan Chang, Tony Tian, Kevin D. Vassily, Hanzhong (Han) Li and Teng-Wei Chen. The new AIMA board, in turn, appointed a new management team, led by CEO and Chairman, I-Fa (Ivan) Chang, and CFO (then-Head of Capital Markets at US Tiger Securities, Inc., the representative of the underwriters of the IPO) Xuedong (Tony) Tian.

On January 19, 2024, pursuant to certain membership interest purchase and transfer agreement, Mr. Chang, then holder of 100% of Membership Interests in the Sponsor, sold 2.954% of the Membership Interests of the Sponsor he held, which entitles the holder to receive distribution of 50,000 founder shares currently held under the Sponsor, to Mr. Chun-Cheng Su, a Taiwanese citizen, for 10,000,000 New Taiwan Dollar (approximately USD 319,000). On the same date, pursuant to certain membership interest purchase and transfer agreement, Mr. Chang also sold 5.908% of the Membership Interests of the Sponsor he held, which entitles the holder to receive distribution of 100,000 founder shares currently held under the Sponsor, to Mr. Xuedong (Tony) Tian, our CFO and director, for USD1,242.24. The sale and repurchase of the membership interests were made pursuant to exemptions from registration contained in Section 4(a)(2) of the Securities Act.

AIMA Class B Ordinary Shares

As of the date of this registration statement/prospectus, the Sponsor owns 1,692,500 AIMA Class B Ordinary Shares, with Mr. Chang, as a member of the Sponsor, deemed to beneficially own 1,542,500 AIMA Class B Ordinary Shares, Mr. Su, as a member of the Sponsor, deemed to beneficially own 50,000 AIMA Class B Ordinary Shares, and Mr. Tian, as a member of the Sponsor, deemed to beneficially own 100,000 AIMA Class B Ordinary Shares. Upon Closing, each Class B Ordinary Share will be canceled and be converted automatically into one PubCo Ordinary Share.

Monthly Extension Notes and Working Capital Notes

In addition to the AIMA Class B Ordinary Shares, from March 2023 to the date this registration statement/prospectus, under the Company’s second amended memorandum and articles of association effective at the time, Mr. Chang, as the manager and designee of the Sponsor, deposited a total of $765,000 to the Trust Account for 9 monthly extensions to Aimfinity’s deadline for completing the initial business combination from July 2023 to March 2024 (for $85,000 each time, each a “First EGM Extension Payment”); under the Company’s third amended memorandum and articles of association effective at the time, Mr. Chang, as the manager and designee of the Sponsor, deposited a total of $540,000 to the Trust Account for 9 monthly extensions to Aimfinity’s deadline for completing the initial business combination from April 2024 to January 2025 (for $60,000 each time, each a “Second EGM Extension Payment”); and under the Company’s fourth amended memorandum and articles of association currently in effect, Mr. Chang, as the manager and designee of the Sponsor, deposited a total of $111,647.60 to the Trust Account for 2 monthly extensions to Aimfinity’s deadline for completing the initial business combination from January 2025 to March 2025 (for $55,823.80 each time, each a “Current Monthly Extension Payment”). For each extension, on the date of such deposit, Aimfinity issued an unsecured promissory note to I-Fa Chang to evidence the payments made by him for the deposit of such First EGM Extension Payment (in the amount of $85,000 each time), Second EGM Extension Payment (in the amount of $60,000), or Current Monthly Extension Payment (in the amount of $55,823.80) as the case may be (in each case, a “Monthly Extension Note”).

Each of such Monthly Extension Notes have the same terms, except with regard to the amount. Each note bears no interest and is payable in full upon the earlier to occur of (i) the consummation of the Company’s Initial Business Combination or (ii) the date of expiry of the term of the Company (the “Maturity Date”). The following shall constitute an event of default: (i) a failure to pay the principal within five business days of the Maturity Date; (ii) the commencement of a voluntary or involuntary bankruptcy action, (iii) the breach of the Company’s obligations thereunder; (iv) any cross defaults; (v) an enforcement proceedings against the Company; and (vi) any unlawfulness and invalidity in connection with the performance of the obligations thereunder, in which case such Monthly Extension Note may be accelerated.

The payee of each Monthly Extension Note, I-Fa Chang, has the right, but not the obligation, to convert each Monthly Extension Note, in whole or in part, respectively, into Private Placement Units of the Company, that are identical to the Private Placement Units issued by the Company in the Private Placement consummated simultaneously with the Company’s IPO, subject to certain exceptions, as described in the Prospectus, by providing the Company with written notice of the intention to convert at least two business days prior to the closing of the Initial Business Combination. The number of Private Placement Units to be received by I-Fa Chang in connection with such conversion shall be an amount determined by dividing (x) the sum of the outstanding principal amount payable to the Sponsor by (y) $10.00. The issuances of the Monthly Extension Notes were made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

Pursuant to the final prospectus (File No. 333-263874) in connection with Aimfinity’s IPO dated April 25, 2022 and filed with the SEC on April 26, 2022 (the “IPO Prospectus”), The Sponsor or an affiliate of the Sponsor or certain of Aimfinity’s officers and directors may, but are not obligated to, loan Aimfinity funds as may be required. Any such loans would be on an interest-free basis and would be repaid only from funds held outside the trust account or from funds released to Aimfinity upon completion of the Business Combination. Aimfinity may issue such Working Capital Notes (as defined below) to the Sponsor, officers, directors, of their affiliates, evidencing the terms of such loans.

As of the date of this registration statement/prospectus, the Company has issued three promissory notes (the “Working Capital Notes”) to Mr. Chang, as the manager and designee of the Sponsor, on December 8, 2023 for up to $500,000 to be used for a portion of the working capital, on April 4, 2024, for up to $500,000 to be used for a portion of the working capital, and on October 21, 2024, for up to $1,500,000 to be used for a portion of the working capital. Each loan is non-interest bearing, unsecured and is due at the earlier of (1) the date on which the Company consummates its initial business combination or (2) the date on which the Company liquidates and dissolves. I-Fa Chang, as the payee, has the right, but not the obligation, to convert the note, in whole or in part, into Private Placement Units of the Company, that are identical to the Private Placement Units issued by the Company in the Private Placement consummated simultaneously with the Company’s IPO, subject to certain exceptions, as described in the IPO Prospectus, by providing the Company with written notice of the intention to convert at least two business days prior to the closing of the Initial Business Combination. The number of Private Placement Units to be received by I-Fa Chang in connection with such conversion shall be an amount determined by dividing (x) the sum of the outstanding principal amount payable to I-Fa Chang by (y) $10.00. The issuance of the Working Capital Notes was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended. As of September 30, 2024, the Company, had $1,012,159 borrowings under the working capital loans.

At Closing, pursuant to the Merger Agreement and the IPO Prospectus, up to $1,500,000 of the Working Capital Notes or Monthly Extension Notes may be converted into AIMA Private Placement Units. in the case that Mr. Chang elects to seek repayment for the Monthly Extension Notes or the Working Capital Notes in whole or in part, Aimfinity will use cash held outside the trust account and cash from the Trust Account (after payments for redemptions and tax payables) for any outstanding Monthly Extension Notes. In addition, in the case that Mr. Chang elects to convert any or all of the Monthly Extension Notes or the Working Capital Notes into Private Placement Units, up to $1,500,000 of such Monthly Extension Notes or the Working Capital Notes may be converted into Private Placement Units, at a price of $10.00 per unit, upon consummation of the Business Combination. At the Closing, such Private Placement Unit will be separated into as many as up to 150,000 AIMA Class A Ordinary Shares, 150,000 AIMA Class 1 Warrants, and 75,000 Class 2 Warrants, and converted into corresponding PubCo Ordinary Shares and PubCo Warrants.

Miscellaneous Transaction Expenses

In addition to the foregoing, Aimfinity will use cash held outside the trust account and cash from the Trust Account (after payments for redemptions and tax payables) to repay any other transaction expenses and to reimburse or pay Sponsor for any outstanding loans or other obligations of Aimfinity, if not covered by the Working Capital Notes. Aimfinity currently estimates that the total amount payable for the transaction expenses and any outstanding loans or other obligations to the Sponsor or Mr. Chang, as $2,563,675.80, as of February 25, 2025.

The retention of AIMA Class B Ordinary Shares by Sponsor and its affiliates, the reimbursements payable to Sponsor, Mr. Chang and any affiliates of the foregoing, and the PubCo Ordinary Shares and Warrants issuable to the Sponsor and Mr. Chang and any affiliates of the foregoing upon the conversion or exercise of the Monthly Extension Notes or Working Capital Notes at Closing will not result in a material dilution of the equity interests of non-redeeming Public Shareholders. See “Security Ownership of the Combined Company After the Business Combination.”

The compensation of the Sponsor is in the form of PubCo Ordinary Shares and Warrants. At the time of the IPO, the Sponsor and members of the Sponsor provided $4,920,000 of risk capital and $25,000 initial consideration for the Class B Ordinary Shares for Aimfinity, in consideration for 2,012,500 AIMA Class B Ordinary Shares and 492,000 Private Placement Units, to be converted into 2,504,500 PubCo Ordinary Shares and 738,000 PubCo Warrants. In addition, as of February 25, 2025, Mr. Chang, as manager and designee of the Sponsor, has further invested $2,563,675.80 into Monthly Extension Notes and Working Capital Notes of Aimfinity. The principal of the notes will convert into up to 150,000 PubCo Ordinary Shares and 225,000 PubCo Warrants. Aimfinity does not believe that the issuance of these shares is materially dilutive to non-redeeming shareholders who hold the securities until the consummation of the de-SPAC transaction, as the Sponsor would be deemed to have converted the Monthly Extension Notes and Working Capital Notes with the same consideration of $10.00 per unit paid by the Public Shareholders in the IPO and the issuance is backed by funds that were contributed into Aimfinity to back up its balance sheet and to accelerate the execution of its business plan.

Pursuant to the Merger Agreement, at Closing, each then serving independent directors of Aimfinity shall receive 10,000 PubCo Ordinary Shares upon Closing.

No compensation of any kind, including finder’s and consulting fees, will be paid by Aimfinity to our Sponsor, officers, directors or any of our or their respective affiliates, for services rendered prior to or in connection with the completion of the Business Combination, other than as disclosed in “Summary of the Proxy Statement/Prospectus — Interests of Certain Persons in the Business Combination”, “Summary of the Proxy Statement/Prospectus — Sponsor, Affiliates and Sponsor Compensation”, “Summary of the Proxy Statement/Prospectus — Certain Engagements in Connection with the Business Combination and Related Transactions”, “Certain Transactions,” and elsewhere in this proxy statement/prospectus.

Conflicts of Interests

Since the Sponsor, its affiliates, representatives and officers and directors of Aimfinity (the “Sponsor Related Parties”), have interests that are different, or in addition to (and which may conflict with), the interests of the other holders of AIMA Class A Ordinary Shares, a conflict of interest may exist in determining whether the Business Combination with Docter is appropriate. Such interests include that the Sponsor Related Parties, will lose their entire investment in Aimfinity if Aimfinity does not complete a business combination. When you consider the recommendation of the Aimfinity board of directors in favor of adoption of the Acquisition Merger Proposal and the other Proposals, you should keep in mind that Aimfinity’s directors and officers have interests in the Business Combination that are different from, or in addition to, your interests as a shareholder, including the following:

•        If an initial business combination is not completed by the end of the Combination Period, whether with Docter or with any other entity, Aimfinity will be required to liquidate and dissolve. In such an event, 2,012,500 AIMA Founder Shares and 492,000 AIMA Private Placement Units will be worthless. The AIMA Founder Shares were originally acquired by certain Aimfinity’s Initial Shareholders prior to the IPO for an aggregate purchase price of $25,000. AIMA Private Placement Units were acquired by the Sponsor in connection with the IPO for an aggregate purchase price of $4,920,000. On March 17, 2023, the Sponsor distributed 280,000 AIMA Founder Shares and 492,000 AIMA Private Placement Units to its then existing members and repurchased 30,000 AIMA Founder Shares from the former director of Aimfinity resulting the Sponsor holding 1,692,500 AIMA Founder Shares. I-Fa Chang, the CEO, Chairman, and a director of Aimfinity, is one of the three members and the sole manager of the Sponsor. AIMA Founder Shares had an aggregate market value of approximately $20.14 million based on the closing price of AIMA New Units of $11.90 per share on The Nasdaq Global Market as of the Record Date. AIMA Private Placement Units had an aggregate market value of approximately $5.85 million based on the closing price of AIMA New Units of $11.90 per unit on The Nasdaq Global Market as of the Record Date.

•        The Sponsor and Aimfinity’s officers and directors and their affiliates are entitled to reimbursement of reasonable out-of-pocket expenses incurred by them in connection with certain activities on Aimfinity’s behalf, such as identifying and investigating possible business targets and business combinations. However, if the proposed Business Combination is not completed by the end of the Combination Period, they will not have any claim against the Trust Account for reimbursement. Accordingly, Aimfinity may not be able to reimburse these expenses, and the Sponsor and Aimfinity’s officers and directors and their affiliates will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceeded the amount of its working capital if the Business Combination or another business combination is not completed within the allotted time period. As of the date of this proxy statement/prospectus, the Sponsor and Aimfinity’s officers and directors and their affiliates have not had any unpaid reimbursable expenses.

•        In order to extend Aimfinity’s time to complete a business combination by up to an additional nine months as provided in its Current Charter, Aimfinity’s Sponsor or our directors and officers or their designees must deposit the Monthly Extension Payment into the Trust Account for each one-month extension. In addition, Aimfinity’s Sponsor or our directors and officers or their designees may, but are not obligated to, loan Aimfinity funds as may be required. Aimfinity may issue such Extension Notes or Working Capital Notes to the Sponsor, officers, directors, of their affiliates, evidencing the terms of the Monthly Extension Payments or the working capital loans, respectively, as applicable. Such Extension Notes or Working Capital Notes may also provide that such Monthly Extension Payments or working capital loans may be convertible into Private Placement Units, which are identical to the AIMA Private Placement Units issued to the Sponsor in the private placement consummated simultaneously with the closing of the IPO, at a price of $10.00 per unit at the option of the lender. If Aimfinity completes the Business Combination, it would repay such deposit amounts out of the proceeds of the Trust Account released to Aimfinity. Otherwise, such loans would be repaid only out of funds held outside the Trust Account. In the event that the Business Combination does not close, Aimfinity may use a portion of the working capital held outside the Trust Account to repay such deposit amounts but no proceeds from the Trust Account would be used to repay such loaned amounts. As of the date hereof, Aimfinity had issued 9 First EGM Extension Notes and 9 Second EGM Extension Notes in the aggregate amount of $1,305,000, to I-Fa Chang, as the designee of the Sponsor. Aimfinity has also issued 3 Working Capital Notes in an aggregate amount of $2,500,000, to I-Fa Chang in connection with I-Fa Chang’s provision of up to $2,500,000 of working capital loans to Aimfinity. Collectively, pursuant to the IPO Prospectus, up to $1,500,000 of the Extension Notes and Working Capital Notes may be convertible into 150,000 Working Capital Units, at a price of $10.00 per unit. In the event that Aimfinity fails to complete a business combination by the prescribed time period, it is uncertain if it has sufficient working capital held outside the Trust Account to fully repay all the outstanding loans from the Extension Notes or the Working Capital Notes.

•        If the Business Combination with Docter is completed, it is currently contemplated that I-Fa Chang, who is currently the CEO, Chairman and member of the Aimfinity Board, will continue to be Chairman and member of the board of directors of PubCo after the closing of the Business Combination (assuming that the Acquisition Proposal is approved as described in this proxy statement/prospectus). In addition, Kevin D. Vassily and Teng-Wei Chen, two members of the Aimfinity Board, will also serve as member of the board of directors of PubCo after the closing of the Business Combination. As such, in the future, each of Mr. Chang, Mr. Vassily and Dr. Chen will receive any cash fees, share options or share awards that PubCo’s board of directors determines to pay to its directors.

•        Because of the exercise of Aimfinity’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the Business Combination and/or of the Merger Agreement, the exercise of such discretion may result in a conflict of interest when determining whether such changes or waivers are appropriate and in the best interests of Aimfinity’s shareholders.

•        The Merger Agreement provides for the continued indemnification of Aimfinity’s current directors and officers and the continuation of directors and officers liability insurance covering Aimfinity’s current directors and officers.

•        Pursuant to the Merger Agreement, at the Closing of the Business Combination, PubCo shall issue 30,000 PubCo Ordinary Shares, in the aggregate, to the three independent directors of Aimfinity who hold office immediately prior to the Effective Time of the Acquisition Merger, with each such independent director receiving 10,000 PubCo Ordinary Shares, as compensation.

•        Aimfinity’s officers and directors may make loans from time to time to Aimfinity to fund certain capital requirements. As of February 25, 2025, the Sponsor and Aimfinity’s officers and directors and their affiliates have loaned an aggregate principal amount of $2,563,675.80 to Aimfinity, all of which remains outstanding. If the Business Combination is not consummated, the loans will not be repaid and will be forgiven except to the extent there are funds available to Aimfinity outside of the Trust Account.

•        The Sponsor and its affiliates will benefit from the completion of a business combination and may be incentivized to complete an acquisition of a less favorable target company or on terms less favorable to shareholders rather than liquidate. The Sponsor and its affiliates will own 1,692,500 shares, representing 17.1% ownership interest in PubCo resulting from the completion of the Business Combination assuming no redemption. Such PubCo Ordinary Shares had an aggregate market value of approximately $20.14 million based on the closing price of AIMA New Units of $11.90 per unit as of the Record Date.

•        The Sponsor and its affiliates can earn a positive rate of return on their investment, even if other Aimfinity shareholders experience a negative rate of return in the combined company following the Business Combination. For example, if the share price of the ordinary shares declined to $5.00 per share after the close of the business combination, the AIMA Public Shareholders that purchased shares in the initial public offering would have a loss of $5.00 per share, while the Sponsor would have a gain of $4.98 per share because it acquired the Founder Shares for a nominal amount.

•        The Sponsor, its affiliates and Aimfinity’s officers and directors are, or in the future may become, affiliated with entities that are engaged in similar business to Aimfinity or to Docter. Our independent director, Mr. Vassily, is a member of the board of directors of Denali Capital Acquisition Corporation, a SPAC listed on Nasdaq that is currently engaged in a business combination with Longevity Biomedical, Inc., a biotech company. The Sponsor, its affiliates and Aimfinity’s officers and directors are not prohibited from sponsoring, or otherwise becoming involved with, another SPAC prior to the completion of the Business Combination. In addition, our independent directors, Dr. Chen and Dr. Li, are involved in various biotech and medical-related businesses, which may compete with Docter in the future, and our Chairman, Mr. Chang and our independent director, Dr. Chen, are involved in various investment vehicles in Taiwan, which may compete with Docter for investment opportunities in the future. Aimfinity’s officers and directors may become aware of business opportunities which may be appropriate for presentation to Aimfinity, and the other entities to which they owe certain fiduciary or contractual duties. Accordingly, they may have had conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in Aimfinity’s favor and such potential business opportunities may be presented to other entities prior to their presentation to Aimfinity, subject to applicable fiduciary duties under Cayman Islands law. Aimfinity’s Current Charter provides that Aimfinity renounces its interest in any corporate opportunity offered to any officer or director of Aimfinity. This waiver allows Aimfinity’s officers and directors to allocate opportunities based on a combination of the objectives and fundraising needs of the target, as well as the investment objectives of the Aimfinity. Aimfinity does not believe that the waiver of the corporate opportunities doctrine otherwise has a material impact on its search for an acquisition target.

•        Aimfinity’s Chief Financial Officer, Mr. Tian, was the managing director and head of capital market of US Tiger, Aimfinity’s business combination advisor and one of the representatives of the underwriters of Aimfinity’s IPO. Mr. Tian owed fiduciary duty to both Aimfinity and US Tiger in the past. Conflicts may arise from the past affiliation with Aimfinity (including in connection with Xuedong (Tony) Tian’s affiliation with US Tiger), the provision of services both to Aimfinity and to third-party clients in the past, as well as from actions undertaken by US Tiger for its own account. US Tiger is often engaged as a financial advisor, or placement agent, to corporations and other entities and their directors and managers in connection with the sale of those entities, their assets or their subsidiaries. Aimfinity does not believe that any such potential conflicts would materially affect our ability to complete our initial business combination.

•        Aimfinity’s CEO, Mr. Chang, is the manager and one of the members of the Sponsor. He beneficially owns 91.1% of the membership interests of the Sponsor, and may be deemed to beneficially own 1,542,500 AIMA Class B Ordinary Shares. Aimfinity’s CFO, Mr. Tian, is also a member of the Sponsor. He beneficially owns 5.9% of the membership interests of the Sponsor, and may be deemed to beneficially own 100,000 AIMA Class B Ordinary Shares. The AIMA Class B Ordinary Shares that Mr. Chang and Mr. Tian beneficially own would become worthless if Aimfinity does not complete a business combination within the applicable time period, as the Sponsor has waived any right to redemption with respect to these shares, without any separate consideration provided by Aimfinity for such waiver. Such AIMA Class B Ordinary Shares held by the Sponsor have an aggregate market value of approximately $20.14 million, based on the closing price of AIMA New Units on the Record Date, resulting in a theoretical gain of $20.12 million (or $11.88 per share). Additionally, Mr. Chang has a pre-existing personal relationship with Mr. Huang, the CEO of Docter. Mr. Chang is not entitled to additional compensation or economic interests from Aimfinity or Docter for such introduction or for the completion of the Business Combination, see “Background of the Business Combination — Timeline of the Business Combination” on page 110 for more details.

The Aimfinity Board has approved the Merger Agreement and the Business Combination, and unanimously recommends that Aimfinity shareholders vote “FOR” approval of each of the Proposals. When you consider the recommendation of Aimfinity Board of these Proposals, you should keep in mind that Aimfinity’s directors a d officers have interests in the Business Combination that may conflict with or differ from your interests as a shareholder. See the section titled “Proposal No. 2: The Acquisition Merger Proposal — Interests of Certain Persons in the Business Combination.”

For a discussion the factors the Aimfinity Board considered, including and in addition to the interests disclosed above, see section entitled “Proposal No. 2: The Acquisition Merger Proposal — Basis for the Recommendation of Aimfinity’s Board of Directors”, including the Fairness Opinion provided by Newbridge Securities Corporation, as of January 29, 2025, see section entitled “Proposal No. 2: The Acquisition Merger Proposal — Basis for the Recommendation of Aimfinity’s Board of Directors — Basis for the Recommendation of Aimfinity’s Board of Directors — Fairness Opinion”.

Pursuant to the terms of the Sponsor Support Agreement, dated October 13, 2023, as well as the Letter Agreement, dated April 25, 2022, the Sponsor, its former member Imperii Strategies LLC, as holder of certain AIMA Class A Ordinary Shares and Class B Ordinary Shares, have agreed to vote all their respective AIMA Class A Ordinary Shares and Class B Ordinary Shares in favor of each of the proposals described in the accompanying proxy statement/prospectus, including the approval and adoption of the Merger Agreement and the Business Combination. As a result of such agreements, assuming all Public Shareholders as of the Record Date and entitled to vote at the Extraordinary General Meeting be present in person or represented by proxy in order to hold the Extraordinary General Meeting cast their vote at the Extraordinary General Meeting, we do not need the affirmative vote of any of the holders of the AIMA Public Shares as of the record date to vote “for” to approve any of the proposals described in the accompanying proxy statement/prospectus. Likewise, assuming only quorum is reached at the Extraordinary General Meeting, representing a majority of the issued and outstanding AIMA Ordinary Shares as of the Record Date and entitled to vote at the Extraordinary General Meeting be present in person or represented by proxy in order to hold the Extraordinary General Meeting and conduct business, we also do not need the affirmative vote of any of the holders of the AIMA Public Shares held by the Public Shareholders as of the record date to approve any of the proposals described in the accompanying proxy statement/prospectus.

The board of the directors of Aimfinity (the “Aimfinity Board”) has fixed the close of business on February 25, 2025 (the “Record Date”) as the record date for determining Aimfinity shareholders entitled to receive notice of, and vote at, the Extraordinary General Meeting and any adjournment thereof. Only Aimfinity shareholders of record on the Record Date are entitled to have their votes counted at the Extraordinary General Meeting or any adjournment thereof. The initial shareholders of Aimfinity, which include the Sponsor, certain former directors and officers of Aimfinity, and certain former affiliates of the Sponsor, which collectively own approximately 69.2% of AIMA Ordinary Shares as of the Record Date, have agreed to vote their AIMA Ordinary Shares in favor of the Reincorporation Merger Proposal and the Acquisition Merger Proposal, which transactions comprise the Business Combination, and intend to vote for the PubCo Charter Proposal and the Adjournment Proposal.

Each shareholder’s vote is very important. Whether or not you plan to attend the Extraordinary General Meeting in person (including by virtual attendance), please submit your proxy card without delay. The Aimfinity shareholders may revoke proxies at any time before they are voted at the meeting. Voting by proxy will not prevent a shareholder from voting in person (including by virtual attendance) if such shareholder subsequently chooses to attend the Extraordinary General Meeting.

On behalf of the Aimfinity Board, I thank you for your support and Aimfinity looks forward to the successful consummation of the Business Combination.

Sincerely,
/s/ I-Fa Chang
I-Fa Chang Chairman of the Board Aimfinity Investment Corp. I
March 6, 2025

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in the Business Combination or otherwise, or passed upon the adequacy or accuracy of this proxy statement/prospectus. Any representation to the contrary is a criminal offense.

HOW TO OBTAIN ADDITIONAL INFORMATION

This proxy statement/prospectus incorporates important business and financial information about Aimfinity that is not included or delivered herewith. If you would like to receive additional information or if you want additional copies of this document, agreements contained in the appendices or any other documents filed by Aimfinity with the Securities and Exchange Commission, such information is available without charge upon written or oral request. Please contact our proxy solicitor:

Advantage Proxy, Inc.,

Toll-free at (877) 870-8565, email at ksmith@advantageproxy.com

If you would like to request documents, please do so no later than five business days prior to the meeting date, or no later than March 20, 2025, to receive them before the Extraordinary General Meeting. Please be sure to include your complete name and address in your request. Please see the section titled “Where You Can Find Additional Information” to find out where you can find more information about Aimfinity and Docter. You should rely only on the information contained in this proxy statement/prospectus in deciding how to vote on the Business Combination. Neither Aimfinity nor Docter has authorized anyone to give any information or to make any representations other than those contained in this proxy statement/prospectus. Do not rely upon any information or representations made outside of this proxy statement/prospectus. The information contained in this proxy statement/prospectus may change after the date of this proxy statement/prospectus. Do not assume after the date of this proxy statement/prospectus that the information contained in this proxy statement/prospectus is still correct.

USE OF CERTAIN TERMS

Unless otherwise stated in this proxy statement/prospectus, references to:

•        “AIMA”, “Aimfinity”, “we”, “our” or “us” under any paragraph regarding Aimfinity Investment Corp. I are to Aimfinity Investment Corp. I, a Cayman Islands exempted company;

•        “AIMA Class A Ordinary Shares” are to Class A ordinary shares, par value $0.0001, of AIMA;

•        “AIMA Class B Ordinary Shares” are to Class B ordinary shares, par value $0.0001, of AIMA;

•        “AIMA Class 1 Warrants” are to Class 1 warrants of AIMA;

•        “AIMA Class 2 Warrant” are to Class 2 warrants of AIMA;

•        “AIMA Founder Shares” are to AIMA Class B Ordinary Shares;

•        “AIMA Initial Shareholders”, or “AIMA Insiders” are to the Sponsor, any director or officer of AIMA, any former director or officer of AIMA who holds AIMA Class B Ordinary Shares, and Imperii Strategies LLC, a former member of the Sponsor, and any affiliates of the foregoing;

•        “AIMA New Units” are to new units of AIMA, each consisted of one AIMA Class A Ordinary Share and one-half of one AIMA Class 2 Warrant, which were separable for trading on the Nasdaq Global Market from the AIMA Units at the option of the holders of such new units on or after June 14, 2022;

•        “AIMA Ordinary Shares” are to AIMA Class A Ordinary Shares and AIMA Class B Ordinary Shares, collectively;

•        “AIMA Private Placement Units” are to AIMA Units sold to the Sponsor in a private placement consummated simultaneously with the IPO;

•        “AIMA Public Shares” or “Public Shares” are to AIMA Class A Ordinary Shares held by any person other than an AIMA Initial Shareholder;

•        “AIMA Public Shareholders” or “Public Shareholders” are any holder of AIMA Public Shares;

•        “AIMA Units” are to units of AIMA, each consisting of one AIMA New Unit, and one AIMA Class 1 Warrant, with the AIMA New Unit and the AIMA Class 1 Warrant underlying each AIMA Unit subject to separate trading on the Nasdaq Global Market at the option of the holder of such AIMA Units on or after June 14, 2022;

•        “AIMA Warrants” are to AIMA Class 1 Warrants and AIMA Class 2 Warrants, collectively;

•        “Aimfinity Board” or “AIMA Board” are to the board of directors of Aimfinity;

•        “Business Combination”, “the Transaction”, or “this Transaction” are the mergers contemplated under the Merger Agreement;

•        “Cayman Islands Companies Act” or “Companies Act” means the Companies Act (As Revised) of the Cayman Islands;

•        “Certificate of Merger” are to the statutory certificate of merger (including the amended certificate of incorporation thereof) to be filed with the Secretary of State of the State of Delaware;

•        “Closing Date” are to the date on which the Acquisition Merger is consummated;

•        “Combination Period” means the period of time to consummate an initial business combination by Aimfinity before March 28, 2025 (or up to October 28, 2025, if the additional eight available Current Monthly Extensions are exercised);

•        “Current Charter” means Aimfinity’s fourth amended and restated Memorandum and Articles of Association, effective on January 9, 2025;

•        “Current Monthly Extension” mean such one-month period by which Aimfinity’s Sponsor may seek to extend the deadline for completing the initial business combination of Aimfinity, in accordance with Aimfinity’s Current Charter;

•        “Current Monthly Extension Payment” means, for each Current Monthly Extension, an amount equal to US$0.05 for each remaining AIMA Public Share (or $55,823.80 in total) at the time of such deposit, that needs to be deposited by Aimfinity’s Sponsor or its designee to the Trust Account on or before the 28th day of each month from January 28, 2025 to October 28, 2025, in accordance with Aimfinity’s Current Charter;

•        “Current Monthly Extension Note” means, for each Current Monthly Extension Payment, a promissory note of $55,823.80 issued by Aimfinity to I-Fa Chang, as one of the three members and the sole manager of the Sponsor, to evidence the payment of each Current Monthly Extension Payment made for such one monthly extension;

•        “Deemed Domestication” are to the deemed conversion of PubCo from a non-U.S. corporation to a U.S. corporation in a reorganization described in Section 368(a)(1)(F) of the Code that occurs at the end of the day immediately preceding the Business Combination;

•        “Docter”, “we”, “our” or “us” under any paragraph regarding Docter Inc. are to Docter Inc., a Delaware corporation having no operations, and, when describing Docter’s consolidated financial information, also includes Docter’s Taiwanese subsidiary, Horn Enterprise Co. Ltd.;

•        “Docter Stockholders” are holders of common stock of Docter Inc.;

•        “Docter Stock” or “Docter stock” are common stock of Docter Inc.;

•        “Exchange Act” are to the Securities Exchange Act of 1934, as amended;

•        “Extraordinary General meeting” are to the extraordinary general meeting of AIMA shareholders to be held at 11:00 a.m. EST, March 27, 2025, for purpose of approving the Business Combination and relevant Proposals;

•        “First EGM Extension” mean each of such nine one-month periods by which Aimfinity’s Sponsor sought to extend the deadline for completing the initial business combination of Aimfinity, in accordance with Aimfinity’s second amended and restated memorandum and articles of association;

•        “First EGM Extension Payment” means, for each First EGM Extension, the lesser of (i) $85,000 for all remaining AIMA Public Shares, and (b) an amount equal to US$0.04 for each remaining AIMA Public Share at the time of such deposit, that needs to be deposited by Aimfinity’s Sponsor or its designee to the Trust Account on or before the 28th day of each month from July 28, 2023 to April 28, 2024, in accordance with Aimfinity’s second amended and restated memorandum and articles of association;

•        “First EGM Extension Note” means, for each First EGM Extension Payment, a promissory note of $85,000 issued by Aimfinity to I-Fa Chang, as one of the three members and the sole manager of the Sponsor, to evidence the payment of each First EGM Extension Payment made for such one monthly extension;

•        “Founder Shares” are to AIMA Class B Ordinary Shares;

•        “Horn” are to Horn Enterprise Co., Ltd., the Taiwanese subsidiary and main operating entity of Docter Inc.;

•        “IPO” are to the initial public offering of 8,050,000 AIMA Units of Aimfinity consummated on April 28, 2022;

•        “IPO Prospectus” are to the final prospectus (File No. 333-263874) in connection with Aimfinity’s IPO dated April 25, 2022 and filed with the SEC on April 26, 2022;

•        “LOI” are to a letter of intent;

•        “Merger Agreement” are to the agreement and plan of merger among Aimfinity, PubCo, Merger Sub, Docter and certain other parties;

•        “NTD” are to New Taiwanese Dollar;

•        “Plan of Merger” are respectively to the statutory plan of merger (including the memorandum and articles of association) to be filed with the Registrar of Companies in the Cayman Islands;

•        “PubCo” are to, prior to the Closing, Aimfinity Investment Merger Sub I, an exempted company limited by shares incorporated under the laws of the Cayman Islands; and upon and following the Closing, Inkwater Holding Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands;

•        “PubCo Ordinary Shares” are to ordinary shares of PubCo, par value $0.0001;

•        “PubCo Warrants” are to redeemable warrants of PubCo, exercisable for one PubCo Ordinary Share at an exercise price of $11.50;

•        “R&C” are to Robinson & Cole LLP;

•        “Second EGM Extension” mean each of such nine one-month periods by which Aimfinity’s Sponsor sought to extend the deadline for completing the initial business combination of Aimfinity, in accordance with Aimfinity’s third amended and restated memorandum and articles of association;

•        “Second EGM Extension Payment” means, for each Second EGM Extension, the lesser of (i) $60,000 for all remaining AIMA Public Shares, and (b) an amount equal to US$0.035 for each remaining AIMA Public Share at the time of such deposit, that needs to be deposited by Aimfinity’s Sponsor or its designee to the Trust Account on or before the 28th day of each month from April 28, 2024 to January 28, 2025, in accordance with Aimfinity’s third amended and restated memorandum and articles of association;

•        “Second EGM Extension Note” means, for each Second EGM Extension Payment, a promissory note of $85,000 issued by Aimfinity to I-Fa Chang, as one of the three members and the sole manager of the Sponsor, to evidence the payment of each Second EGM Extension Payment made for such one monthly extension;

•        “Sponsor” are to Aimfinity Investment LLC;

•        “Transaction Financing” are to any form of debt or equity investment in amounts mutually agreed between Aimfinity and Docter in connection with the Business Combination and pursuant to the Merger Agreement;

•        “Trust Account” are to the U.S. based Trust Account set up with U.S. Bank National Association acting as trustee for the benefit of AIMA Public Shareholders;

•        “Underwriters” are to US Tiger and EF Hutton LLC (f/k/a EF Hutton, division of Benchmark Investments LLC), the underwriters of the Aimfinity’s IPO.

•        “U.S. Dollars,” “$,” or “US$” are to the legal currency of the United States;

•        “U.S. GAAP” are to accounting principles generally accepted in the United States;

•        “US Tiger” are to US Tiger Securities, Inc.; and

•        “W&S” are to Winston & Strawn LLP.

Docter is not an operating company but a Delaware corporation with operations primarily conducted by its subsidiary, Horn Enterprise Co. Ltd. (“Horn”), in Taiwan. Investors will only hold equity interests in Docter and will never have a direct ownership interest in Docter’s main operating subsidiary, Horn.

Unless otherwise noted, all translations from New Taiwanese Dollar to U.S. dollars and from U.S. dollars to New Taiwanese Dollar in this prospectus are made at NTD32.45 to US$1.00, representing the noon buying rate set forth in the H.10 statistical release of the U.S. Federal Reserve Board on June 28, 2024. We make no representation that any New Taiwanese Dollar or U.S. dollar amounts could have been, or could be, converted into U.S. dollars or New Taiwanese Dollar, as the case may be, at any particular rate, the rates stated below, or at all. On June 28, 2024, the noon buying rate for New Taiwanese Dollar was NTD32.45 to US$1.00. The exchange rate as of June 28, 2024 (NTD 32.45 to US$1.00), was used because June 30, 2024, fell on a weekend, and no official rate was published for that date.

Aimfinity Investment Corp. I
221 W 9th St., PMB 235
Wilmington, DE 19801
(425) 365-2933

NOTICE OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON MARCH 27, 2025

TO THE SHAREHOLDERS OF AIMFINITY INVESTMENT CORP. I:

NOTICE IS HEREBY GIVEN that an Extraordinary General Meeting of Shareholders of Aimfinity Investment Corp. I, a Cayman Islands company (“Aimfinity”), will be held on March 27, 2025 at 11 a.m., Eastern Time at 3F., No. 25, Gongyuan Rd., Pingtung City, Pingtung County, Taiwan (R.O.C.) and virtually via a teleconference, for which you must register in advance at: https://forms.office.com/r/F8QcKLSfJ3.

During the Extraordinary General Meeting, Aimfinity’s shareholders will be asked to consider and vote upon the following proposals, which AIMA refers to herein as the “Proposals”:

•        To approve, by special resolutions, the merger of Aimfinity with and into PubCo, its wholly owned Cayman Islands subsidiary, with PubCo surviving the merger. The surviving PubCo will remain a Cayman Islands incorporated exempted company. AIMA refers to the merger as the Reincorporation Merger. This proposal is referred to as the Reincorporation Merger Proposal or Proposal No. 1.

•        To approve, by ordinary resolutions, the authorization for PubCo’s board of directors to complete the merger of Merger Sub into Docter, a Delaware corporation, resulting in Docter becoming a wholly owned subsidiary of PubCo. AIMA refers to the merger as the Acquisition Merger. This proposal is referred to as the Acquisition Merger Proposal or Proposal No. 2.

•        To approve, by special resolutions, each material difference between the proposed Amended and Restated Memorandum and Articles of Association of PubCo (the “Proposed PubCo Charter”), a copy of which is attached to this proxy statement/prospectus as Annex B, and the fourth amended and restated memorandum and articles of association of Aimfinity effective as of January 9, 2025 (the “Current Charter”). This proposal is referred to as the PubCo Charter Proposal or Proposal No. 3.

•        To approve, by ordinary resolutions, the adjournment of the Extraordinary General Meeting in the event Aimfinity does not receive the requisite shareholder vote to approve any of the above Proposals. This proposal is called the Adjournment Proposal or Proposal No. 4.

The Acquisition Merger Proposal is conditioned upon the approval of the Reincorporation Merger Proposal and vice versa. The PubCo Charter Proposal is also conditioned upon the approval of the Reincorporation Merger Proposal and vice versa. The Adjournment Proposal is not dependent upon approval of any of other Proposals. It is important for you to note that in the event that the Acquisition Merger Proposal is not approved, then Aimfinity will not consummate the Business Combination.

On April 28, 2022, Aimfinity consummated its initial public offering (the “IPO”) of 8,050,000 units (the “AIMA Units”), which included 1,050,000 AIMA Units issued pursuant to the full exercise by the underwriters of their over-allotment option, with each AIMA Unit consisting of (i) one Class 1 redeemable warrant (the “AIMA Class 1 Warrant”), and (ii) one new unit of Aimfinity (the “AIMA New Unit”), which in turn include (a) one Class A ordinary share of the Aimfinity, par value $0.0001 per share (the “AIMA Class A Ordinary Shares”), and (b) one-half of one Class 2 redeemable warrant (the “AIMA Class 2 Warrant”, together with AIMA Class 1 Warrant, the “AIMA Warrants”) of the Aimfinity. Each whole AIMA Warrant entitling the holder thereof to purchase one AIMA Class A Ordinary Share for $11.50 per share.

Under Aimfinity’s amended and restated memorandum and articles of association effective at the IPO, Aimfinity originally had until July 28, 2023 to consummate an initial business combination, which may, at the request of the Sponsor, be extended by two three-month periods up to January 28, 2023, by depositing to the Trust Account an amount equal to $0.10 per unit for each three-month extension period. On July 27, 2023, an extraordinary general meeting of shareholders (the “First EGM”) was organized, where the shareholders approved an amendment to the amended and restated memorandum and articles of association effective at the IPO to provide Aimfinity the option to, at the request of the Sponsor and by approval of the Aimfinity’s Board, elect to extend the period to consummate an initial business combination (the “Combination Period”) up to nine times, each by an additional one-month period (each, a “First EGM Extension”), for a total of up to nine months from July 28, 2023 until up to April 28, 2024, by depositing the lesser of (i) $85,000 for all remaining AIMA Public Shares, and (b) an amount equal to US$0.04 for each remaining AIMA Public Share at the time of such deposit (each a “First EGM Extension Payment”), that needs to be deposited by Aimfinity’s Sponsor or its designee to the Trust Account on or before the 28th day of each month from July 28, 2023 to April 28, 2024, in accordance with Aimfinity’s then-effective second amended and restated memorandum and articles of association.

In connection with the First EGM, the AIMA Public Shareholders were afforded with an opportunity to redeem their AIMA Public Shares. In connection with the redemptions, 4,076,118 AIMA New Units, or about 50.9% of the AIMA New Units issued and outstanding at the time, were submitted for redemption and the components thereof, including the Public Shares and the AIMA Class 2 Warrants thereof, were cancelled.

From July 28, 2023 to March 28, 2024, an aggregate of $765,000 have been deposited into the Trust Account for the AIMA Public Shareholders, resulting in nine First EGM Extensions to the Combination Period from July 28, 2023 to April 28, 2024.

Then, on April 23, 2024, an additional extraordinary general meeting of shareholders (the “Second EGM”) was organized, where the shareholders approved another amendment to the second amended and restated memorandum and articles of association to further provide Aimfinity the option to, at the request of the Sponsor and by approval of the Aimfinity’s Board, elect to extend the Combination Period up to an additional nine times, each by an additional one-month period (each, a “Second EGM Extension”), for a total of up to nine months from April 28, 2024 until up to January 28, 2025, by depositing the lesser of (i) $60,000 for all remaining AIMA Public Shares, and (b) an amount equal to US$0.035 for each remaining AIMA Public Share at the time of such deposit (each a “Second EGM Extension Payment”), that needs to be deposited by Aimfinity’s Sponsor or its designee to the Trust Account on or before the 28th day of each month from April 28, 2024 to January 28, 2025, in accordance with Aimfinity’s then-effective third amended and restated memorandum and articles of association.

In connection with the Second EGM, the AIMA Public Shareholders were afforded with an additional opportunity to redeem their AIMA Public Shares. 860,884 AIMA New Units, or about 21.7% of the AIMA New Units issued and outstanding at the time, were submitted for redemption and the components thereof, including the Public Shares and the AIMA Class 2 Warrants thereof, were cancelled. As a result, an aggregate of approximately $9,684,945 were distributed from the Trust Account to the redeeming Public Shareholders.

From April 2024 to December 2024, $540,000 in aggregate was deposited into the Trust Account for the AIMA Public Shareholders, collectively resulting in nine Second EGM Monthly Extensions to the Combination Period from April 28, 2024 to January 28, 2025.

Then, on January 9, 2025, an additional extraordinary general meeting of shareholders (the “Third EGM”, together with the First EGM and Second EGM, the “Extension Meetings”) was organized, where the shareholders approved another amendment to the third amended and restated memorandum and articles of association to further provide Aimfinity the option to, at the request of the Sponsor and by approval of the Aimfinity’s Board, elect to extend the Combination Period up to an additional nine times, each by an additional one-month period (each, a “Current Monthly Extension”), for a total of up to nine months from January 28, 2025 until up to October 28, 2025, by depositing $0.05 for each remaining AIMA Public Share at the time of such deposit (each a “Current Monthly Extension Payment”), that needs to be deposited by Aimfinity’s Sponsor or its designee to the Trust Account on or before the 28th day of each month from January 28, 2024 to October 28, 2025, in accordance with the Current Charter.

In connection with the Third EGM, the AIMA Public Shareholders were afforded with an additional opportunity to redeem their AIMA Public Shares. 1,996,522 AIMA New Units, or about 64.2% of the public AIMA New Units issued and outstanding at the time, were submitted for redemption and the components thereof, including the Public Shares and the AIMA Class 2 Warrants thereof, were cancelled. As a result, an aggregate of approximately $23,778,577 were distributed from the Trust Account to the redeeming Public Shareholders.

As of February 25, 2025, the Record Date, there were 3,620,976 AIMA Ordinary Shares issued and outstanding and entitled to vote, including 1,116,476 AIMA Class A Ordinary Shares and 2,012,500 AIMA Class B Ordinary Shares, while the balance of the Trust Account, as of the Record Date, is approximately $13.48 million.

In January and February 2025, $111,647.60 in the aggregate was deposited into the Trust Account for the AIMA Public Shareholders, collectively resulting in two Current Monthly Extensions to the Combination Deadline from January 28, 2025 to March 28, 2025.

Only Aimfinity shareholders who hold shares of record as of the close of business on the Record Date are entitled to vote at the Extraordinary General Meeting or any adjournment of the Extraordinary General Meeting. This proxy statement/prospectus is first being mailed to Aimfinity shareholders on or about March 6, 2025.

Approval of the Reincorporation Merger Proposal and the PubCo Charter Proposal requires special resolutions under Cayman Islands law, being the affirmative vote of holders of at least two-third of the issued and outstanding AIMA Ordinary Shares, who being present in person or by proxy and entitled to vote at the Extraordinary General Meeting, vote at the Extraordinary General Meeting. Approval of each of the Acquisition Merger Proposal and the Adjournment Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of holders of at least a majority of the issued and outstanding AIMA Ordinary Shares, who being present in person or by proxy and entitled to vote at the Extraordinary General Meeting, vote at the Extraordinary General Meeting. However, there is no requirement under Cayman Islands law, the Current Charter or the Merger Agreement that any of the proposals shall be approved by a majority of the unaffiliated shareholders of Aimfinity. Attending the Extraordinary General Meeting either in person or by proxy and abstaining from voting and failing to instruct your bank, brokerage firm or nominee to attend and vote your shares will have no effect on any of the Proposals as a matter of Cayman Islands law.

Whether or not you plan to attend the Extraordinary General Meeting in person, please submit your proxy card without delay to Advantage Proxy, Inc., our proxy agent, no later than the time appointed for the Extraordinary General Meeting or adjourned meeting. Voting by proxy will not prevent you from voting your shares in person if you subsequently choose to attend the Extraordinary General Meeting. If you fail to return your proxy card and do not attend the Extraordinary General Meeting in person, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the Extraordinary General Meeting. You may revoke a proxy at any time before it is voted at the Extraordinary General Meeting by executing and returning a proxy card dated later than the previous one, by attending the Extraordinary General Meeting in person and casting your vote by ballot or by submitting a written revocation to Advantage Proxy, Inc., that is received by the proxy solicitor before AIMA takes the vote at the Extraordinary General Meeting. If you hold your shares through a bank or brokerage firm, you should follow the instructions of your bank or brokerage firm regarding revocation of proxies.

The Aimfinity Board recommends that you vote “FOR” approval of each of the Proposals.

By order of the Board of Directors,
/s/ I-Fa Chang
I-Fa Chang Chairman of the Board of Aimfinity Investment Corp. I
March 6, 2025

i

ABOUT THIS PROXY STATEMENT/PROSPECTUS

This document, which forms part of a registration statement on Form F-4 filed by PubCo (File No. 333-284658) with the SEC, constitutes a prospectus of PubCo under Section 5 of the Securities Act, with respect to the issuance of (i) the PubCo Ordinary Shares to Aimfinity’s shareholders, (ii) the PubCo Warrants to holders of AIMA Warrants in exchange for the AIMA Warrants, and (iii) the PubCo Ordinary Shares to Docter’s shareholders, if the Business Combination is consummated. This document also constitutes a notice of meeting and a proxy statement under Section 14(a) of the Exchange Act, with respect to the Extraordinary General Meeting at which Aimfinity’s shareholders will be asked to consider and vote upon the Proposals.

This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any such offer or solicitation in such jurisdiction.

WHERE YOU CAN FIND MORE INFORMATION

Aimfinity is subject to the informational requirements of the Exchange Act, and is required to file reports, any proxy statements and other information with the SEC. You can read Aimfinity’s SEC filings, including this proxy statement/prospectus, over the Internet at the SEC’s website at http://www.sec.gov. If you would like additional copies of this proxy statement/prospectus or if you have questions about the Business Combination or the Proposals to be presented at the Extraordinary General Meeting, you should contact our proxy solicitation agent at the following address and telephone number:

Advantage Proxy, Inc.

Toll-free at (877) 870-8565

or email at ksmith@advantageproxy.com

None of Aimfinity, PubCo, Merger Sub or Docter has authorized anyone to provide you with information that differs from that contained in this proxy statement/prospectus. You should not assume that the information contained in this proxy statement/prospectus is accurate as on any date other than the date of this proxy statement/prospectus, and neither the mailing of this proxy statement/prospectus to Aimfinity’s shareholders nor the consummation of the Business Combination shall create any implication to the contrary.

This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any such offer or solicitation in such jurisdiction.

Docter does not have a class of equity securities registered under the Exchange Act and does not file reports or other information with the SEC.

If you are a shareholder of Aimfinity and would like to request documents, please do so by March 20, 2025, in order to receive them before the Extraordinary General Meeting. If you request any documents from AIMA, AIMA will mail them to you by first class mail, or another equally prompt means.

All information contained in this proxy statement/prospectus relating to Aimfinity, PubCo and Merger Sub has been supplied by Aimfinity, and all such information relating to Docter has been supplied by Docter. Information provided by either of Aimfinity or Docter does not constitute any representation, estimate or projection of the other party.

This document is a proxy statement/prospectus of Aimfinity for the Extraordinary General Meeting. AIMA has not authorized anyone to give any information or make any representation about the Business Combination, us or Docter that is different from, or in addition to, that contained in this proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this proxy statement/prospectus speaks only as of the date of this proxy statement/prospectus unless the information specifically indicates that another date applies.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus contains forward-looking statements, including statements about the parties’ ability to close the Business Combination, the anticipated benefits of the Business Combination, the financial conditions, results of operations, earnings outlook and prospects of PubCo, Aimfinity and/or Docter and may include statements for the period following the consummation of the Business Combination. Forward-looking statements appear in a number of places in this proxy statement/prospectus including, without limitation, in the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Docter,” and “Business of Docter.” In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on the current expectations of the management of Aimfinity and Docter, as applicable, and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in “Risk Factors,” those discussed and identified in public filings made with the SEC by Aimfinity and the following:

•        expectations regarding Docter’s strategies and future financial performance, including Docter’s future business plans or objectives, prospective performance and opportunities and competitors, revenues, customer acquisition and retention, products and services, pricing, marketing plans, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures, and Docter’s ability to invest in growth initiatives and pursue acquisition opportunities;

•        the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement;

•        the outcome of any legal proceedings that may be instituted against Docter, Aimfinity and others following announcement of the Merger Agreement and transactions contemplated therein;

•        the inability to complete the Business Combination due to the failure to obtain Aimfinity’s shareholder or Docter’s stockholder approval;

•        the risk that the proposed Business Combination disrupts current plans and operations of Docter as a result of the announcement and consummation of the Business Combination;

•        the ability to recognize the anticipated benefits of the Business Combination;

•        unexpected costs related to the proposed Business Combination;

•        the amount of any redemptions by existing holders of AIMA Ordinary Shares being greater than expected;

•        the management and board composition of PubCo following the proposed Business Combination;

•        the ability to list PubCo’s securities on Nasdaq;

•        limited liquidity and trading of Aimfinity’s and PubCo’s securities;

•        changes in applicable laws or regulations;

•        the possibility that Docter, PubCo and/or Aimfinity may be adversely affected by other economic, business, and/or competitive factors;

•        operational risk;

•        litigation and regulatory enforcement risks, including the diversion of management time and attention and the additional costs and demands on Docter’s resources;

v

•        fluctuations in exchange rates between the currency in which Docter typically does business and the United States dollar; and

•        the risks that the consummation of the Business Combination is substantially delayed or does not occur.

Should one or more of these risks or uncertainties materialize, or should any of the assumptions made by the management of Aimfinity, Docter and PubCo prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

All subsequent written and oral forward-looking statements concerning the Business Combination or other matters addressed in this proxy statement/prospectus and attributable to Docter, Aimfinity, PubCo or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this proxy statement/prospectus. Except to the extent required by applicable law or regulation, PubCo, Docter and Aimfinity undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this proxy statement/prospectus or to reflect the occurrence of unanticipated events.

QUESTIONS AND ANSWERS ABOUT THE BUSINESS COMBINATION AND THE EXTRAORDINARY GENERAL MEETING

Q:     What is the purpose of this document?

A:     Aimfinity is proposing to consummate the Business Combination. The Business Combination consists of the Reincorporation Merger and the Acquisition Merger, each of which are described in this proxy statement/prospectus. In addition, the Merger Agreement is attached to this proxy statement/prospectus as Annex A and is incorporated into this proxy statement/prospectus by reference. This proxy statement/prospectus contains important information about the proposed Business Combination and the other matters to be acted upon at the Extraordinary General Meeting. You are encouraged to carefully read this proxy statement/prospectus, including “Risk Factors” and all the annexes hereto.

Q:     What is being voted on at the Extraordinary General Meeting?

A:     Below are the Proposals that the Aimfinity’s shareholders are being asked to vote on:

•        Proposal No. 1 — The Reincorporation Merger Proposal to approve, by special resolutions, the Reincorporation Merger and the Plan of Merger;

•        Proposal No. 2 — The Acquisition Merger Proposal to approve, by ordinary resolutions, the Acquisition Merger and the Acquisition Certificate of Merger;

•        Proposal No. 3 — The PubCo Charter Proposal to approve, by special resolutions, each material difference between the Proposed PubCo Charter and the Current Charter; and

•        Proposal No. 4 — The Adjournment Proposal to approve, by ordinary resolutions, the adjournment of the Extraordinary General Meeting.

Q:     What vote is required to approve the Proposals?

A:     Approval of the Reincorporation Merger Proposal and the PubCo Charter Proposal requires special resolutions under Cayman Islands law, being the affirmative vote of holders of at least two-third of the issued and outstanding AIMA Ordinary Shares, who being present in person or by proxy and entitled to vote at the Extraordinary General Meeting, vote at the Extraordinary General Meeting. Approval of each of the Acquisition Merger Proposal and the Adjournment Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of holders of at least a majority of the issued and outstanding AIMA Ordinary Shares, who being present in person or by proxy and entitled to vote at the Extraordinary General Meeting, vote at the Extraordinary General Meeting. However, there is no requirement under Cayman Islands law, the Current Charter or the Merger Agreement that any of the proposals shall be approved by a majority of the unaffiliated shareholders of Aimfinity. Abstentions and failing to instruct your bank, brokerage firm or nominee to attend and vote your shares will have no effect on the vote for any of the Proposals as a matter of Cayman Islands law.

Q:     Are any of the proposals conditioned on one another?

A:     Yes. The Acquisition Merger Proposal is conditioned upon the approval of the Reincorporation Merger Proposal and vice versa. The PubCo Charter Proposal is also conditioned upon the approval of the Reincorporation Merger Proposal and vice versa. It is important for you to note that in the event that the Acquisition Merger Proposal is not approved, Aimfinity will not consummate the Business Combination. If Aimfinity does not consummate the Business Combination and fails to complete an initial business combination by March 28, 2025 (or up to October 28, 2025, if the additional seven available Current Monthly Extensions are exercised), Aimfinity will be required to liquidate and dissolve, unless AIMA seeks shareholder approval to amend its Current Charter to extend the date by which the Business Combination may be consummated.

Q:     Why does Aimfinity propose the Business Combination?

A:     Aimfinity was incorporated to consummate capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination (the “initial business combination”) with one or more businesses.

Since 2016, Docter, along with its subsidiary, Horn, has been collaborating on the development of a non-invasive blood glucose monitoring technology, which, if ever completed and approved for commercialization, would alleviate the necessity for blood sampling. The Company develops health monitoring devices such as the DocterWatch and Docter iCare and employs the Docter Cloud platform technologies to facilitate health monitoring, vascular elasticity tracking, and myocardial infarction prediction. Additionally, Docter recently developed biological radar wave technology to cater to those requiring health monitoring from home and people either living alone or of old age, providing them with a sense of security.

Based on review and assessment of Docter’s business and the industries in which it operates, including the financial and other information provided by Docter, the Aimfinity Board believes that the Business Combination with Docter is in the best interests of Aimfinity and presents an opportunity to increase stockholder equity value. However, there can be no assurances of this. Although the Aimfinity Board believes that the Business Combination with Docter presents a unique business combination opportunity and is in the best interests of Aimfinity, the Aimfinity Board did consider certain potentially material negative factors in arriving at that conclusion. See “Proposal No. 2: The Acquisition Merger Proposal — Aimfinity’s Board of Directors’ Reasons for Approving the Business Combination” for a discussion of the factors considered by the Aimfinity Board in making its decision.

Q:     Did the Aimfinity Board obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the Business Combination?

A:     The Aimfinity Board has obtained a fairness opinion from Newbridge Securities Corporation, dated October 12, 2023 (the “Fairness Opinion”). The Fairness Opinion was updated by Newbridge Securities Corporation on January 29, 2025 (the “Updated Fairness Opinion”), at the request of the Aimfinity Board. Except the Updated Fairness Opinion, the Board will not obtain an additional updated fairness opinion prior to the Closing. The operations and prospects of Docter, general market and economic conditions, and other factors that may be beyond the control of Aimfinity and Docter, and on which the Fairness Opinion was based, may alter the value of Aimfinity or Docter or the price of Aimfinity’s securities by the time the Business Combination is completed. The Fairness Opinion does not speak to any date other than the date of such opinion. For a description of the opinion, see “Proposal No. 2: The Acquisition Merger Proposal — Basis for the Recommendation of Aimfinity’s Board of Directors — Fairness Opinion.”

Q:     What will happen in the Business Combination?

A:     At the closing of the Reincorporation Merger, Aimfinity will merge with and into PubCo with PubCo as the surviving publicly traded entity. At the closing of the Acquisition Merger, Merger Sub, a wholly-owned subsidiary of PubCo and Delaware corporation, will be merged with and into Docter, with Docter surviving such merger as the surviving entity. Upon consummation of the Business Combination, Docter will become a wholly-owned subsidiary of PubCo. As a result of the Transaction, as of the end of the day immediately preceding the Closing, PubCo is expected to become a U.S. corporation for U.S. federal income tax purposes by reason of 7874(b) of the Code, in a transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code, pursuant to Treasury Regulations issued pursuant to the Code. In connection with the Business Combination, the cash held in the Trust Account after giving effect to any redemption of shares by AIMA Public Shareholders will be used to pay deferred underwriting fee in connection with Aimfinity’s IPO, certain fees and expenses in connection with the Business Combination, and for working capital and general corporate purposes. A copy of the Merger Agreement is attached to this proxy statement/prospectus as Annex A.

Q:     Is there any financing in connection with the Business Combination?

A:     As provided in the Merger Agreement, Aimfinity and Docter shall use reasonable efforts to obtain Transaction Financing on the terms mutually agreed to by the parties. We do not expect Aimfinity’s Initial Shareholders, including the Sponsor, to participate in the Transaction Financing.

On October 16, 2024, AIMA, PubCo and Family Inheritance Consulting (H.K.) Limited, a Hong Kong registered entity (“Investor”), entered into a certain backstop agreement (the “Backstop Agreement”) in connection with the Business Combination, pursuant to which, the Investor agrees to purchase, at the request of AIMA, AIMA Class A Ordinary Shares, at a price of $10.00 per share in the aggregated purchase price (the “Purchase Price”) no less than the minimum amount of cash (the “Commitment”) resulting in the net tangible assets of the PubCo upon the closing of the Business Combination being no less than $5,000,001 in accordance with the requests of the redemption that it has received in connection with the Business Combination immediately prior to the cut-off time to accept redemption request as set forth in its AIMA’s amended and restated memorandum and articles of association effective at the time (the “Redemption Requests”), if and only if the Company reasonably believes that redemptions by AIMA Public Shareholders of the Company in connection with the Business Combination will result in the net tangible assets of the PubCo upon the closing of the Business Combination being less than $5,000,001 based on the Redemption Requests. In connection with such purchase, the Investor waives redemption rights associated with the purchased shares, and shall receive the same numbers of PubCo Ordinary Shares, upon the closing of the Business Combination. The arrangements (the “Backstop Arrangements”) provided under the Backstop Agreement constitutes Transaction Financing under the Merger Agreement.

As a result of the Backstop Arrangements, as long as the share purchases by the Investor contemplated by the Backstop Arrangement close immediately prior to the Closing, Aimfinity will be able to satisfy the closing condition for net tangible asset, even if all of the AIMA Public Shares are redeemed by the Public Shareholders.

Q:     Will I experience dilution as a result of the Business Combination?

A:     Prior to the Business Combination, the AIMA Public Shareholders own approximately 55.4% of Aimfinity’s issued and outstanding ordinary shares. Upon the consummation of the Business Combination, giving effect to (i) the issuance of the 6,000,000 PubCo Ordinary Shares in the Acquisition Merger to the Docter shareholders; (ii) the issuance of up to 1,116,476 PubCo Ordinary Shares to the Aimfinity shareholders in connection with the Reincorporation Merger (assuming there is no redemption); (iii) the issuance of 30,000 PubCo Ordinary Shares to the current three independent directors of Aimfinity as provided in the Merger Agreement; (iv) assuming no exercise of the PubCo Warrants; (v) assuming no conversion of the Extension Notes or working capital loans by the Sponsor or its designee; (vi) without taking into account the issuance of up to 2,500,000 Earnout Shares, the AIMA Public Shareholders will own approximately 11.6% of the issued share capital of PubCo. You may experience different dilution as a result of the redemption in connection with the Business Combination. Please refer to page x for the detailed redemption table for the source of the dilution and the respective amount.

Q:     What is the redemption scenario accompanying the Business Combination and what shall be the relative equity stakes of AIMA shareholders, and the Sellers in PubCo upon completion of the Business Combination?

A:     Upon consummation of the Business Combination, PubCo shall become a new public company and the former security holders of AIMA and Docter shall all become security holders of PubCo.

The equity stake held by holders of non-redeeming AIMA Public Shareholders, Docter Stockholders, and the AIMA Initial Shareholders in PubCo immediately following consummation of the Business Combination will depend on the number of redemptions from the Trust Account by AIMA Public Shareholders at the Closing as well as various other factors, as described in the assumptions set forth below. Approximate equity stakes for each of these stockholder groups upon consummation of the Business Combination and any Transaction Financing, and their corresponding approximate collective voting power in PubCo, are set forth in the table below in respect of three redemption scenarios: (1) “Scenario A,” in which there are no redemptions of the AIMA Public Shares; (2) “Scenario B,” in which 25% of the AIMA Public Shares as of the date of this proxy statement/prospectus are redeemed; (3) “Scenario C,” in which 75% of the AIMA Public Shares as of the date of this proxy statement/prospectus are redeemed; and (4) “Scenario D,” in which there are maximum redemptions from the Trust Account. For further information on what constitutes a “maximum redemptions” scenario, please see the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.” All else being equal, if any AIMA Public Shareholders exercise their redemption rights, then the percentage of PubCo Ordinary Shares held collectively by all non-redeeming AIMA Public Shareholders and accordingly, the AIMA Initial Shareholders will decrease and the percentage of PubCo Ordinary Shares held collectively by the investors in the Transaction Financing, Docter Stockholders, will increase, in each case, relative to the percentage held if no AIMA Public Shares are redeemed.

AIMA consummated its initial public offering on April 28, 2022, with 8,050,000 AIMA Units sold. On July 27, 2023, certain Public Shareholders tendered their AIMA New Units for redemptions in connection with an extraordinary general meeting of Aimfinity (the “First EGM”), 4,076,118 AIMA New Units and their individual components, including AIMA Class A Ordinary Shares and AIMA Class 2 Warrants were cancelled. On April 23, 2024, certain Public Shareholders tendered their AIMA New Units for redemptions in connection with another extraordinary general meeting of Aimfinity (the “Second EGM”), 860,884 AIMA New Units and their individual components, including AIMA Class A Ordinary Shares and AIMA Class 2 Warrants were cancelled. On January 9, 2025, certain Public Shareholders tendered their AIMA New Units for redemptions in connection with an extraordinary general meeting of Aimfinity (the “Third EGM”, together with the First EGM and Second EGM, “Extension Meetings”), 1,996,522 AIMA New Units and their individual components, including AIMA Class A Ordinary Shares and AIMA Class 2 Warrants were cancelled. Following the Extension Meetings, 1,116,476 AIMA Public Shares were issued and outstanding as the date of this proxy statement/prospectus. The table set forth below also states the anticipated pro forma equity value of PubCo for each of the scenarios described above. These pro forma equity values reflect a PubCo Per Share Price of $0.42, which was in part based on the assumed redemption price of $11.24 per share as of June 30, 2024 in accordance with the trust asset value as of that date, without assuming any interests accrued and extension fees deposited since that date. The PubCo Per Share Price is $10.00, as agreed by the parties in the Merger Agreement. The number of Public Shares redeemed by Public Shareholders with cash from the Trust Account at the Closing is not, all else being equal, expected to materially affect the equity value per share of Public Shares held by non-redeeming Public Shareholders as at the time immediately following the Closing, as each redemption will result in (x) the cancellation of one Public Share, and (y) the payment of approximately $11.24 per share to the redeeming Public Stockholder (based on funds available in the Trust Account as of June 30, 2024, provided that the redemption price as of Closing will be higher than the redemption price as of June 30, 2024 after taking into account the interest accrued and extension fees deposited since that date) and, accordingly, such funds will not be available to the PubCo or reflected in its financial statements following the Closing. You should note, however, that the level of redemptions of Public Shares from our Trust Account may affect the market price for PubCo Ordinary Shares following the Closing in ways which we cannot predict. For further information, please refer to the section of this proxy statement/prospectus entitled “Risk Factors — Risks Related to Aimfinity and the Business Combination — There is no guarantee that a shareholder’s decision whether to redeem its Public Shares for a pro rata portion of the Trust Account will put such shareholder in a better future economic position.”

The table below shows possible sources of dilution and the extent of such dilution that non-redeeming public shareholders could experience in connection with the closing of the Business Combination. The table below assumes: Scenario A) none of our public shares are redeemed, Scenario B) 25% of our public shares are redeemed, Scenario C) 50% of our public shares are redeemed, and Scenario D) 100% of our public shares are redeemed.

	With Immediate Dilution
	Scenario A-No Redemption(2)	Scenario B-25% Redemption(3)	Scenario C-75% Redemption(4)	Scenario D-Maximum Redemption(5)
Offering price	$10.00	$10.00	$10.00	$10.00
Pro forma net tangible book value per share, as adjusted*	$0.49	$0.15	$0.51	$0.50
Dilution to public shareholders	$9.51	$9.85	$9.49	$9.50

____________

*        The pro forma net tangible book value per share, as adjusted is calculated as follows.

	Scenario A-No Redemption(2)		Scenario B-25% Redemption(3)		Scenario C-75% Redemption(4)		Scenario D-Maximum Redemption(5)
Holders of PubCo Ordinary Shares	No. of Shares	Voting Power(6)	No. of Shares	Voting Power(6)	No. of Shares	Voting Power(6)	No. of Shares	Voting Power(6)
AIMA Public Shareholders(1)	1,116,476	11.5%	837,357	8.9%	279,119	2.8%	—	—
AIMA Initial Shareholders(7)	2,504,500	26.0%	2,504,500	26.7%	2,504,500	25.4%	2,504,500	25.3%
Sponsor(8)	1,692,500	17.6%	1,692,500	18.1%	1,692,500	17.2%	1,692,500	17.1%
Imperii Strategies LLC (former Sponsor member)(9)	772,000	8.0%	772,000	8.2%	772,000	7.8%	772,000	7.8%
Xin Wang (former AIMA director)(10)	10,000	0.1%	10,000	0.1%	10,000	0.1%	10,000	0.1%
Joshua Gordon (former AIMA director)(10)	10,000	0.1%	10,000	0.1%	10,000	0.1%	10,000	0.1%
James J. Long (former AIMA director)(10)	10,000	0.1%	10,000	0.1%	10,000	0.1%	10,000	0.1%
Nicholas Torres III (former AIMA director)(10)	10,000	0.1%	10,000	0.1%	10,000	0.1%	10,000	0.1%

x

	Scenario A-No Redemption(2)		Scenario B-25% Redemption(3)		Scenario C-75% Redemption(4)		Scenario D-Maximum Redemption(5)
Holders of PubCo Ordinary Shares	No. of Shares	Voting Power(6)	No. of Shares	Voting Power(6)	No. of Shares	Voting Power(6)	No. of Shares	Voting Power(6)
Docter Stockholders(11)	6,000,000	62.0%	6,000,000	63.9%	6,000,000	60.8%	6,000,000	60.6%
AIMA Independent Director Compensation Shares(12)	30,000	0.3%	30,000	0.3%	30,000	0.3%	30,000	0.3%
Kevin D. Vassily (current AIMA director)(12)	10,000	0.1%	10,000	0.1%	10,000	0.1%	10,000	0.1%
Hanzhong (Han) Li (current AIMA director)(12)	10,000	0.1%	10,000	0.1%	10,000	0.1%	10,000	0.1%
Teng-Wei Chen (current AIMA director)(12)	10,000	0.1%	10,000	0.1%	10,000	0.1%	10,000	0.1%
Docter Financial Advisor Compensation Shares(13)	20,000	0.2%	20,000	0.2%	20,000	0.2%	20,000	0.2%
Backstop Share(14)	—	—	—	—	1,039,033	10.5%	1,377,617	13.6%
Pro Forma PubCo Ordinary Shares at Closing(15)	9,670,976	100.0%	9,391,857	100.0%	9,872,652	100.0%	9,932,117	100.0%
Pro Forma Equity Value	$96,709,760		$93,918,570		$98,726,520		$99,321,170
Pro Forma Net Tangible Book Value, as Adjusted	$4,767,182		$1,381,344		$5,000,001		$5,000,001
Total Pro Forma PubCo Ordinary Shares at the Closing	9,670,976		9,391,857		9,872,652		9,932,117
Pro Forma Net Tangible Book Value Per Share, as adjusted	$0.49		$0.15		$0.51		$0.50

____________

(1)      As of the date of this proxy statement/prospectus, there are 1,116,476 AIMA Public Shares issued and outstanding that are subject to redemption.

(2)      The numbers set forth in this column assume no AIMA Public Shares are redeemed.

(3)      The numbers set forth in this column assume that 279,119 AIMA Public Shares, or approximately 25% of 1,116,476 AIMA Public Shares are redeemed at $12.13 per share.

(4)      The numbers set forth in this column assume that 837,357 AIMA Public Shares, or approximately 75% of 1,116,476 AIMA Public Shares are redeemed at $12.13 per share.

(5)      The numbers set forth in this column assume that all issued and outstanding AIMA Public Shares are redeemed.

(6)      All voting power percentage in this table are approximate and have been rounded to two decimal places.

(7)      AIMA Initial Shareholders’ equity interests following the Business Combination include PubCo Ordinary Shares in exchange for an aggregate of 2,504,500 AIMA Ordinary Shares held by the AIMA Initial Shareholders.

(8)      Includes PubCo Ordinary Shares in exchange for: 1,688,500 AIMA Class B Ordinary Shares held by the Sponsor, 40,000 AIMA Class B Ordinary Shares that are in the process of being transferred from certain former directors and officers of AIMA to the Sponsor pursuant to certain share repurchase agreement between the Sponsor and Xin Wang, Joshua Gordon, James J. Long and Nicholas Torres III, dated March 16, 2023.

(9)      Includes PubCo Ordinary Shares in exchange for: 492,000 AIMA Class A Ordinary Shares underlying the AIMA Private Placement Units and 280,000 AIMA Class B Ordinary Shares held by Imperii Strategies LLC, a former member of the Sponsor, for the benefits for itself and two other former members of the Sponsor, pursuant to certain distribution arrangements by the Sponsor to its then members on March 16, 2023.

(10)    Includes PubCo Ordinary Shares in exchange for: 10,000 AIMA Class B Ordinary Shares held by the former director and excludes 10,000 AIMA Class B Ordinary Shares that are in the process of being transferred from certain former directors and officers of AIMA to the Sponsor pursuant to certain share repurchase agreement between the Sponsor and the former director, dated March 16, 2023.

(11)    Includes PubCo Ordinary Shares exchanged for 100% issued and outstanding shares of Docter stock at $10.00 per share.

(12)    Pursuant to the Merger Agreement, each then serving independent directors of Aimfinity shall receive 10,000 PubCo Ordinary Shares upon Closing.

(13)    Pursuant to a certain engagement letter, by and between Docter and Henry Guo, as exclusive financial advisor, dated December 22, 2024, Henry Guo shall receive 20,000 PubCo Ordinary Shares upon Closing.

(14)    Includes PubCo Ordinary Shares in exchange for 1,039,033 and 1,377,617 AIMA Ordinary Shares held by the Backstop Shareholder under Scenario C-75% Redemption and Scenario D — Maximum Redemption, respectively. Pursuant to the Backstop Agreement, the Investor agrees to purchase, at the request of AIMA, AIMA Class A Ordinary Shares, at a price of $10.00 per share in the aggregated Purchase Price no less than the minimum amount of cash resulting in the net tangible assets of the PubCo upon the closing of the Business Combination being no less than $5,000,001 in accordance with the requests of the redemption that it has received in connection with the Business Combination immediately prior to the cut-off time to accept redemption request as set forth in its AIMA’s amended and restated memorandum and articles of association effective at the time (the “Redemption Requests”), if and only if the Company reasonably believes that redemptions by public shareholders (“AIMA Public Shareholders” or “Public Shareholders”) of the Company in connection with the Business Combination will result in the net tangible assets of the PubCo upon the closing of the Business Combination being less than $5,000,001 based on the Redemption Requests.

(15)    Pro forma equity value shown at $10.00 per share in the different scenarios, excluding effect of any potential sources of dilution as set forth in the table, which are subject to certain conditions being satisfied, as set forth in this section of this proxy statement/prospectus entitled “Summary of the Proxy Statement/Prospectus — The Business Combination and the Merger Agreement.” See also “Unaudited Pro Forma Condensed Combined Financial Information” for pro forma book value in the different scenarios.

In addition to the Immediate Dilution Upon the Closing to non-redeeming AIMA Public Shareholders, they will experience additional dilution to the extent PubCo issues additional shares after the Merger Closing. To illustrate, the table below shows material probable transactions or source of dilution and the extent of such dilution that non-redeeming AIMA Public Shareholders will experience following the closing of the Transaction (the “Additional Dilution After the Closing”), which we have assumed:

(i)     The issuance of 9,571,238 PubCo Ordinary Shares upon exercise of PubCo Warrants (in aggregate, the “PubCo Warrant Shares”) including 8,050,000 AIMA Class 1 Warrants held by AIMA Public Shareholders, an amount of AIMA Class 2 Warrants that is equal to half of the number of issued and outstanding AIMA Public Shares not redeemed under the scenario set forth in this column, 492,000 AIMA Class 1 Warrants and 246,000 AIMA Class 2 Warrants underlying the AIMA Private Placement Units held by Imperii Strategies, and up to 150,000 AIMA Class 1 Warrants and 75,000 AIMA Class 2 Warrants underlying such 150,000 AIMA Private Placement Units converted from any working capital loans,

(ii)    The issuance 150,000 PubCo Ordinary Shares upon conversion of working capital loans or Monthly Extension Payments to Aimfinity into 150,000 AIMA Private Placement Units, at a price of $10.00 per AIMA Private Placement Unit.

(iii)   The issuance of 2,500,000 PubCo Ordinary to Docter Stockholders as follows: (i) 1,000,000 PubCo Ordinary Shares in aggregate will be issued to the Docter stockholders if and only if PubCo completes sales of at least 30,000 Devices (as defined in the Merger Agreement) during fiscal year 2024 as reflected in PubCo’s audited consolidated annual financial statements for the fiscal year ending December 31, 2024 prepared in accordance with the U.S. GAAP as filed with the SEC; and (ii) 1,500,000 PubCo Ordinary Shares in aggregate will be issued to the Docter stockholders if and only if PubCo completes sales of at least 40,000 Devices during fiscal year 2025 as reflected in PubCo’s audited consolidated annual financial statements for the fiscal year ending December 31, 2025 prepared in accordance with U.S. GAAP as filed with the SEC,

(iv)   Exclusion of issuance in connection with any potential Transaction Financing, and

(v)    No additional issuance of AIMA Ordinary Shares or PubCo Ordinary Shares prior to or upon the Closing.

	With Additional Dilution
	Scenario A-No Redemption(2)	Scenario B-25% Redemption(3)	Scenario C-75% Redemption(4)	Scenario D-Maximum Redemption(5)
Offering price	$10.00	$10.00	$10.00	$10.00
Pro forma net tangible book value per share, as adjusted*	$0.22	$0.06	$0.23	$0.23
Dilution to public shareholders	$9.78	$9.94	$9.77	$9.77

____________

*        The pro forma net tangible book value per share, as adjusted is calculated as follows.

Holders of PubCo Ordinary Shares	Scenario A-No Redemption(2)		Scenario B-25% Redemption(3)		Scenario C-75% Redemption(4)		Scenario D-Maximum Redemption(5)
	No. of Shares	Voting Power(6)	No. of Shares	Voting Power(6)	No. of Shares	Voting Power(6)	No. of Shares	Voting Power(6)
AIMA Public Shareholders(1)	1,116,476	5.1%	837,357	3.8%	279,119	1.3%	—	—
AIMA Initial Shareholders(7)	2,504,500	11.5%	2,504,500	11.7%	2,504,500	11.6%	2,504,500	11.6%
Sponsor(8)	1,692,500	7.6%	1,692,500	7.7%	1,692,500	7.6%	1,692,500	7.6%
Imperii Strategies LLC (former Sponsor member)(9)	772,000	3.5%	772,000	3.6%	772,000	3.6%	772,000	3.6%
Xin Wang (former AIMA director)(10)	10,000	0.1%	10,000	0.1%	10,000	0.1%	10,000	0.1%
Joshua Gordon (former AIMA director)(10)	10,000	0.1%	10,000	0.1%	10,000	0.1%	10,000	0.1%
James J. Long (former AIMA director)(10)	10,000	0.1%	10,000	0.1%	10,000	0.1%	10,000	0.1%
Nicholas Torres III (former AIMA director)(10)	10,000	0.1%	10,000	0.1%	10,000	0.1%	10,000	0.1%

Docter Stockholders(11)	6,000,000	27.4%	6,000,000	28.0%	6,000,000	27.7%	6,000,000	27.8%
AIMA Independent Director Compensation Shares(12)	30,000	0.3%	30,000	0.3%	30,000	0.3%	30,000	0.3%
Kevin D. Vassily (current AIMA director)(12)	10,000	0.1%	10,000	0.1%	10,000	0.1%	10,000	0.1%
Hanzhong (Han) Li (current AIMA director)(12)	10,000	0.1%	10,000	0.1%	10,000	0.1%	10,000	0.1%
Teng-Wei Chen (current AIMA director)(12)	10,000	0.1%	10,000	0.1%	10,000	0.1%	10,000	0.1%
Docter Financial Advisor Compensation Shares(13)	20,000	0.1%	20,000	0.1%	20,000	0.1%	20,000	0.1%
Backstop Share(14)	—	—	—	—	1,039,033	4.8%	1,377,617	6.3%
Shares underlying PubCo warrants (excluding working capital warrant)(15)	9,346,238	42.5%	9,206,679	42.7%	8,927,560	41.0%	8,788,000	40.6%
Working Capital Shares(16)	150,000	0.7%	150,000	0.7%	150,000	0.7%	150,000	0.7%
Shares underlying Working Capital warrant(17)	225,000	1.0%	225,000	1.0%	225,000	1.0%	225,000	1.0%
Earnout Shares(18)	2,500,000	11.4%	2,500,000	11.7%	2,500,000	11.5%	2,500,000	11.6%
Pro Forma PubCo Ordinary Shares at Closing(19)	21,892,214	100.0%	21,473,536	100.0%	21,675,212	100.0%	21,595,117	100.0%
Pro Forma Equity Value	$96,709,760		$93,918,570		$98,726,520		$99,321,170
Pro Forma Net Tangible Book Value, as Adjusted	$4,767,182		$1,381,344		$5,000,001		$5,000,001
Total Pro Forma PubCo Ordinary Shares at the Closing	21,892,214		21,473,536		21,675,212		21,595,117
Pro Forma Net Tangible Book Value Per Share, as adjusted	$0.22		$0.06		$0.23		$0.23

____________

(1)      As of the date of this proxy statement/prospectus, there are 1,116,476 AIMA Public Shares issued and outstanding that are subject to redemption.

(2)      The numbers set forth in this column assume no AIMA Public Shares are redeemed.

(3)      The numbers set forth in this column assume that 279,119 AIMA Public Shares, or approximately 25% of 1,116,476 AIMA Public Shares are redeemed at $12.13 per share.

(4)      The numbers set forth in this column assume that 837,357 AIMA Public Shares, or approximately 75% of 1,116,476 AIMA Public Shares are redeemed at $12.13 per share.

(5)      The numbers set forth in this column assume that all issued and outstanding AIMA Public Shares are redeemed.

(6)      All voting power percentage in this table are approximate and have been rounded to two decimal places.

(7)      AIMA Initial Shareholders’ equity interests following the Business Combination include PubCo Ordinary Shares in exchange for an aggregate of 2,504,500 AIMA Ordinary Shares held by the AIMA Initial Shareholders.

(8)      Includes PubCo Ordinary Shares in exchange for: 1,688,500 AIMA Class B Ordinary Shares held by the Sponsor, 40,000 AIMA Class B Ordinary Shares that are in the process of being transferred from certain former directors and officers of AIMA to the Sponsor pursuant to certain share repurchase agreement between the Sponsor and Xin Wang, Joshua Gordon, James J. Long and Nicholas Torres III, dated March 16, 2023.

(9)      Includes PubCo Ordinary Shares in exchange for: 492,000 AIMA Class A Ordinary Shares underlying the AIMA Private Placement Units and 280,000 AIMA Class B Ordinary Shares held by Imperii Strategies LLC, a former member of the Sponsor, for the benefits for itself and two other former members of the Sponsor, pursuant to certain distribution arrangements by the Sponsor to its then members on March 16, 2023.

(10)    Includes PubCo Ordinary Shares in exchange for: 10,000 AIMA Class B Ordinary Shares held by the former director and excludes 10,000 AIMA Class B Ordinary Shares that are in the process of being transferred from certain former directors and officers of AIMA to the Sponsor pursuant to certain share repurchase agreement between the Sponsor and the former director, dated March 16, 2023.

(11)    Includes PubCo Ordinary Shares exchanged for 100% issued and outstanding shares of Docter stock at $10.00 per share.

(12)    Pursuant to the Merger Agreement, each then serving independent directors of Aimfinity shall receive 10,000 PubCo Ordinary Shares upon Closing.

(13)    Pursuant to a certain engagement letter, by and between Docter and Henry Guo, as exclusive financial advisor, dated December 22, 2024, Henry Guo shall receive 20,000 PubCo Ordinary Shares upon the consummation of the Business Combination (the “Closing”).

(14)    Includes PubCo Ordinary Shares in exchange for 1,039,033 and 1,377,617 AIMA Ordinary Shares held by the Backstop Shareholder under Scenario C-75% Redemption and Scenario D — Maximum Redemption, respectively. Pursuant to the Backstop Agreement, the Investor agrees to purchase, at the request of AIMA, AIMA Class A Ordinary Shares, at a price of $10.00 per share in the aggregated Purchase Price no less than the minimum amount of cash resulting in the net tangible assets of the PubCo upon the closing of the Business Combination being no less than $5,000,001 in accordance with the requests of the redemption that it has received in connection with the Business Combination immediately prior to the cut-off time to accept redemption request as set forth in its AIMA’s amended and restated memorandum and articles of association effective at the time (the “Redemption Requests”), if and only if the Company reasonably believes that redemptions by public shareholders (“AIMA Public Shareholders” or “Public Shareholders”) of the Company in connection with the Business Combination will result in the net tangible assets of the PubCo upon the closing of the Business Combination being less than $5,000,001 based on the Redemption Requests.

(15)    Includes such number of PubCo shares that are issuable on a one-for-one basis from such numbers of PubCo warrants to be issued following the Business Combination in exchange for: 8,050,000 AIMA Class 1 Warrants held by AIMA Public Shareholders, an amount of AIMA Class 2 Warrants that is equal to half of the number of issued and outstanding AIMA Public Shares not redeemed under the scenario set forth in this column, 492,000 AIMA Class 1 Warrants and 246,000 AIMA Class 2 Warrants underlying the AIMA Private Placement Units held by Imperii Strategies.

(16)    Under the IPO Prospectus of Aimfinity, the holders of any promissory notes issued by Aimfinity in connection with such holders’ provision of any working capital loans or Monthly Extension Payments to Aimfinity may choose to convert such notes into up to 150,000 AIMA Private Placement Units, at a price of $10.00 per AIMA Private Placement Unit. This scenario assumes full conversion of up to 150,000 AIMA Private Placement Units by such holders.

(17)    Includes such number of PubCo shares that are issuable on a one-for-one basis from such numbers of PubCo warrants to be issued following the Business Combination in exchange for up to 150,000 AIMA Class 1 Warrants and 75,000 AIMA Class 2 Warrants underlying such 150,000 AIMA Private Placement Units converted from any working capital loans.

(18)    Pursuant to the Merger Agreement, in addition to the Closing Payment Shares, the Docter Stockholders may be entitled to receive Earnout Shares as follows: (i) 1,000,000 PubCo Ordinary Shares in aggregate will be issued to the Docter stockholders if and only if PubCo completes sales of at least 30,000 Devices (as defined in the Merger Agreement) during fiscal year 2024 as reflected in PubCo’s audited consolidated annual financial statements for the fiscal year ending December 31, 2024 prepared in accordance with the U.S. GAAP as filed with the SEC; and (ii) 1,500,000 PubCo Ordinary Shares in aggregate will be issued to the Docter stockholders if and only if PubCo completes sales of at least 40,000 Devices during fiscal year 2025 as reflected in PubCo’s audited consolidated annual financial statements for the fiscal year ending December 31, 2025 prepared in accordance with U.S. GAAP as filed with the SEC.

(19)     Pro forma equity value shown at $10.00 per share in the different scenarios, excluding effect of any potential sources of dilution as set forth in the table, which are subject to certain conditions being satisfied, as set forth in this section of this proxy statement/prospectus entitled “Summary of the Proxy Statement/Prospectus — The Business Combination and the Merger Agreement.” See also “Unaudited Pro Forma Condensed Combined Financial Information” for pro forma book value in the different scenarios.

In addition to the material probable transactions or sources of dilutions discussed above, we note that there are possible other sources of dilution and the extent of such dilution that non-redeeming Public Shareholders could experience in connection with the Closing of the Business Combination may be uncertain, due to the uncertainty associated with the occurrence or the amount of securities that may be issued pursuant to such occurrence, including arising from any Ordinary Shares, preferred shares or debt securities of PubCo or AIMA that may be issued to third parties pursuant to any Transaction Financing in connection with the Business Combination, For further discussions on potential sources of dilutions and potential risks associated thereof, see the sections entitled

“Risk Factors — Aimfinity shareholders will experience immediate dilution as a consequence of the issuance of PubCo Ordinary Shares as consideration in the Business Combination. Having a minority share position may reduce the influence that Aimfinity’s current shareholders have on the management of PubCo.”, “Risk Factors — The conversion of any working capital loans or extension loans into working capital units or extension units may result in significant dilution to AIMA Public Shares.” and “Will I experience dilution as a result of the Business Combination.” on page 58, and ix respectively.

Q:     How will the effective rate of underwriting discounts and commissions paid on capital raised in Aimfinity’s initial public offering and retained after the Business Combination be affected by redemptions?

A:      Aimfinity sold 8,050,000 shares of AIMA Units in its IPO, with investors paying $10.00 per AIMA Unit, representing gross initial public offering proceeds of $80,500,000. The underwriters in the initial public offering received $1,610,000 upon completion of the initial public offering and will receive an additional $2,817,500 upon consummation of the Business Combination, resulting in a 5.5% rate of underwriting discounts and commissions, which represents the underwriters’ total underwriting discounts and commissions as a percentage of gross initial public offering proceeds. As a result of redemption requests by AIMA Public Shareholders in connection with the Extension Meetings, 6,933,524 AIMA Public Shares were redeemed and cancelled, resulting in 1,116,476 AIMA Public Shares issued and outstanding as the date of this proxy statement/prospectus. To the extent there are further redemptions, the effective rate of underwriting discounts and commissions paid by Aimfinity and borne indirectly by its non-redeeming shareholders will be higher after taking into account proceeds used to redeem the shares of redeeming shareholders.

	Scenario A-No Redemption(1)	Scenario B-25% Redemption(2)	Scenario C-75% Redemption(3)	Scenario D-Maximum Redemption(4)
Deferred Underwriting Fee	$2,817,500	$2,817,500	$2,817,500		$2,817,500
Number of Remaining AIMA Public Shares	1,116,476	837,357	279,119		—
Cost of Deferred Underwriting Fee Per AIMA Public Share	$2.52	$3.36	$10.09	$	N/A
IPO proceeds net of redemption(5)(6)	$13,543,354	$10,157,516	$3,385,839		$—
Deferred Underwriting Fee as % of IPO proceeds net of redemptions	20.8%	27.7%	83.2%		—

____________

(1)      As of the date of this proxy statement/prospectus, there are 1,116,476 AIMA Public Shares issued and outstanding that are subject to redemption. The numbers set forth in this column assume no AIMA Public Shares are redeemed.

(2)      The numbers set forth in this column assume that 279,119 AIMA Public Shares, or approximately 25% of 1,116,476 AIMA Public Shares are redeemed at $12.13 per share.

(3)      The numbers set forth in this column assume that 837,357 AIMA Public Shares, or approximately 75% of 1,116,476 AIMA Public Shares are redeemed at $12.13 per share.

(4)      The numbers set forth in this column assume that all issued and outstanding AIMA Public Shares are redeemed.

(5)      Numbers do not reflect the interests accrued on Trust Account, and assume further redemption at a per-share price of $11.24 per share, the redemption price of June 30, 2024.

(6)      On July 27, 2023, as a result of redemption requests by AIMA Public Shareholders in connection with the First EGM, 4,076,118 AIMA Public Shares were redeemed and cancelled at a redemption price of $10.48 per share. In addition, on April 23, 2024, 860,884 AIMA Public Shares were redeemed and cancelled in connection with the Second EGM and at a redemption price of $11.25 per share. In addition, on January 9, 2025, 1,996,522 AIMA Public Shares were redeemed and cancelled in connection with the Third EGM and at a redemption price of $11.91 per share. As a result, 1,116,476 AIMA Public Shares were issued and outstanding as of the date of this proxy statement/prospectus.

Q:     What will PubCo’s share structure be following the Business Combination?

A:     As opposed to Aimfinity’s dual-class structure, PubCo will have a single-class structure, merging all the AIMA Class A Ordinary Shares and AIMA Class B Ordinary Shares as PubCo Ordinary Share. Each PubCo Ordinary Share shall be entitled to one vote on all matters subject to vote at general meetings of the post-Business Combination company.

Q:     What is the consideration being paid to the Docter Stockholders?

A:     The aggregate consideration for the Business Combination is $60,000,000, payable in the form of 6,000,000 newly issued PubCo Ordinary Shares valued at $10.00 per share to the Docter Stockholders. Additionally, up to an additional 2,500,000 PubCo Ordinary Shares (each an “Earnout Share”) may be issued to the Docter

Stockholders as contingent post-closing earnout consideration if PubCo achieves certain sales requirements for each of the fiscal years 2025 and 2026. See the section entitled “Proposal No. 2: The Acquisition Merger Proposal — General Description of the Acquisition Merger — Earnout Share Consideration”.

Q:     What are the Earnout Shares?

A:     Up to an additional 2,500,000 PubCo Ordinary Shares may be issued to the Docter Stockholders as contingent post-closing Earnout Shares as follows: (i) 1,000,000 Earnout Shares in aggregate will be issued to the Docter Stockholders if and only if PubCo completes sales of at least 30,000 Devices (as defined in the Merger Agreement) during fiscal year 2025 as reflected in its audited consolidated annual financial statements for the fiscal year ending December 31, 2025 prepared in accordance with the U.S. GAAP as filed with the SEC; and (ii) 1,500,000 Earnout Shares will be issued to each Docter Stockholders on a pro rata basis if and only if PubCo completes sales of at least 40,000 Devices during fiscal year 2026 as reflected in its audited consolidated annual financial statements for the fiscal year ending December 31, 2026 prepared in accordance with U.S. GAAP as filed with the SEC.

Q:    What conditions must be satisfied to complete the Business Combination?

A:     There are a number of closing conditions to the Business Combination, including, but not limited to, the following:

•        the effectiveness of this Form F-4 and the absence of any issued or pending stop order by the SEC;
approval of the proposals by the AIMA shareholders;

•        approval of the Business Combination and Merger Agreement by the Docter Stockholders as required;

•        the accuracy of certain representations and warranties made by the parties, except (subject to certain exceptions) where the failure of such representations and warranties to be accurate would not reasonably be expected to have a Material Adverse Effect;

•        receipt of approval for PubCo Ordinary Shares to be listed on the Nasdaq, subject only to official notice of issuance thereof, and PubCo shall continue to satisfy initial and continuing listing requirements of Nasdaq;

•        no governmental order, statute, rule or regulation having been enacted or promulgated enjoining or prohibiting the consummation of the Business Combination;

•        no court order or injunction enjoining or restricting the consummation of the Business Combination arising from litigations or proceedings brought by third parties;

•        the net tangible assets of PubCo upon the consummation with the Business Combination no less than $5,000,001;

•        performance and compliance with all material respects of the Merger Agreement applicable to each party, respectively;

•        material compliance with pre-closing covenants;

•        the Key Personnel (as defined in the Merger Agreement) of Docter having entered into employment agreements agreed by the parties; and

•        Aimfinity having received a duly executed opinion or report from the Taiwanese Counsel of Docter concerning Docter’s compliance with Taiwanese Law in form and substance reasonably satisfactory to Aimfinity.

For a summary of all of the conditions that must be satisfied or waived prior to completion of the Business Combination, see the section entitled “Proposal No. 2: The Acquisition Merger Proposal — Conditions to Closing.”

Q:     Do any of Aimfinity’s directors, officers or the Sponsor have interests that may conflict with my interests with respect to the Business Combination?

A:     When you consider the recommendation of the board of directors of Aimfinity in favor of adoption of the Acquisition Merger Proposal and the other Proposals, you should keep in mind that Aimfinity’s directors and officers have interests in the Business Combination that are different from, or in addition to, your interests as a shareholder, including the following:

•        If an initial business combination is not completed by March 28, 2025 (or up to October 28, 2025, if the additional seven available Current Monthly Extensions are exercised) (the “Combination Period”), whether with Docter or with any other entity, Aimfinity will be required to liquidate and dissolve. In such an event, 2,012,500 AIMA Founder Shares and 492,000 AIMA Private Placement Units will be worthless. The AIMA Founder Shares were originally acquired by certain Aimfinity’s Initial Shareholders prior to the IPO for an aggregate purchase price of $25,000. AIMA Private Placement Units were acquired by the Sponsor in connection with the IPO for an aggregate purchase price of $4,920,000. On March 17, 2023, the Sponsor distributed 280,000 AIMA Founder Shares and 492,000 AIMA Private Placement Units to its then existing members and repurchased 30,000 AIMA Founder Shares from the former director of Aimfinity resulting the Sponsor holding 1,692,500 AIMA Founder Shares. I-Fa Chang, the CEO, Chairman, and a director of Aimfinity, is one of the three members and the sole manager of the Sponsor. AIMA Founder Shares had an aggregate market value of approximately $20.14 million based on the closing price of AIMA New Units of $11.90 per share on The Nasdaq Global Market as of the Record Date. AIMA Private Placement Units had an aggregate market value of approximately $5.85 million based on the closing price of AIMA New Units of $11.90 per unit on The Nasdaq Global Market as of the Record Date.

•        The Sponsor and Aimfinity’s officers and directors and their affiliates are entitled to reimbursement of reasonable out-of-pocket expenses incurred by them in connection with certain activities on Aimfinity’s behalf, such as identifying and investigating possible business targets and business combinations. However, if the proposed Business Combination is not completed by the end of the Combination Period, they will not have any claim against the Trust Account for reimbursement. Accordingly, Aimfinity may not be able to reimburse these expenses, and the Sponsor and Aimfinity’s officers and directors and their affiliates will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceeded the amount of its working capital if the Business Combination or another business combination is not completed within the allotted time period. As of the date of this proxy statement/prospectus, the Sponsor and Aimfinity’s officers and directors and their affiliates have not had any unpaid reimbursable expenses.

•        In order to extend Aimfinity’s time to complete a business combination by up to an additional nine months as provided in its Current Charter, Aimfinity’s Sponsor or our directors and officers or their designees must deposit the Monthly Extension Payment into the Trust Account for each one-month extension. In addition, Aimfinity’s Sponsor or our directors and officers or their designees may, but are not obligated to, loan Aimfinity funds as may be required. Aimfinity may issue such Extension Notes or Working Capital Notes to the Sponsor, officers, directors, of their affiliates, evidencing the terms of the Monthly Extension Payments or the working capital loans, respectively, as applicable. Such Extension Notes or Working Capital Notes may also provide that such Monthly Extension Payments or working capital loans may be convertible into AIMA Private Placement Units, which are identical to the AIMA Private Placement Units issued to the Sponsor in the private placement consummated simultaneously with the closing of the IPO, at a price of $10.00 per unit at the option of the lender. If Aimfinity completes the Business Combination, it would repay such deposit amounts out of the proceeds of the Trust Account released to Aimfinity. Otherwise, such loans would be repaid only out of funds held outside the Trust Account. In the event that the Business Combination does not close, Aimfinity may use a portion of the working capital held outside the Trust Account to repay such deposit amounts but no proceeds from the Trust Account would be used to repay such loaned amounts. As of the date hereof, Aimfinity had issued 9 First EGM Extension Notes and 9 Second EGM Extension Notes in the aggregate amount of $1,305,000, to I-Fa Chang, as the designee of the Sponsor. Aimfinity has also issued 3 Working Capital Notes in an aggregate amount of $2,500,000, to I-Fa Chang in connection with I-Fa Chang’s provision of up to $2,500,000 of working capital loans to Aimfinity. Collectively, pursuant to the IPO Prospectus, up to $1,500,000 of the Extension Notes and Working Capital Notes may be convertible into 150,000 Working Capital Units, at a price of $10.00 per unit. In the event that Aimfinity fails to complete a business combination by the prescribed time period, it is uncertain if it has sufficient working capital held outside the Trust Account to fully repay all the outstanding loans from the Extension Notes or the Working Capital Notes.

•        If the Business Combination with Docter is completed, it is currently contemplated that I-Fa Chang, who is currently the CEO, Chairman and member of the Aimfinity Board, will continue to be Chairman and member of the board of directors of PubCo after the closing of the Business Combination (assuming that the Acquisition Proposal is approved as described in this proxy statement/prospectus). In addition, Kevin D. Vassily and Teng-Wei Chen, two members of the Aimfinity Board, will also serve as member of the board of directors of PubCo after the closing of the Business Combination. As such, in the future, each of Mr. Chang, Mr. Vassily and Dr. Chen will receive any cash fees, share options or share awards that PubCo’s board of directors determines to pay to its directors.

•        Because of the exercise of Aimfinity’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the Business Combination and/or of the Merger Agreement, the exercise of such discretion may result in a conflict of interest when determining whether such changes or waivers are appropriate and in the best interests of Aimfinity’s shareholders.

•        The Merger Agreement provides for the continued indemnification of Aimfinity’s current directors and officers and the continuation of directors and officers liability insurance covering Aimfinity’s current directors and officers.

•        Pursuant to the Merger Agreement, at the Closing of the Business Combination, PubCo shall issue 30,000 PubCo Ordinary Shares, in the aggregate, to the three independent directors of Aimfinity who hold office immediately prior to the Effective Time of the Acquisition Merger, with each such independent director receiving 10,000 PubCo Ordinary Shares, as compensation.

•        Aimfinity’s officers and directors may make loans from time to time to Aimfinity to fund certain capital requirements. As of February 25, 2025, the Sponsor and Aimfinity’s officers and directors and their affiliates have loaned an aggregate principal amount of $2,563,675.80 to Aimfinity, all of which remains outstanding. If the Business Combination is not consummated, the loans will not be repaid and will be forgiven except to the extent there are funds available to Aimfinity outside of the Trust Account.

•        The Sponsor and its affiliates will benefit from the completion of a business combination and may be incentivized to complete an acquisition of a less favorable target company or on terms less favorable to shareholders rather than liquidate. The Sponsor and its affiliates will own 1,692,500 shares, representing 17.1% ownership interest in PubCo resulting from the completion of the Business Combination assuming no redemption. Such PubCo Ordinary Shares had an aggregate market value of approximately $20.14 million based on the closing price of AIMA New Units of $11.90 per unit as of the Record Date.

•        The Sponsor and its affiliates can earn a positive rate of return on their investment, even if other Aimfinity shareholders experience a negative rate of return in the combined company following the Business Combination. For example, if the share price of the ordinary shares declined to $5.00 per share after the close of the business combination, the AIMA Public Shareholders that purchased shares in the initial public offering would have a loss of $5.00 per share, while the Sponsor would have a gain of $4.98 per share because it acquired the Founder Shares for a nominal amount.

•        The Sponsor, its affiliates and Aimfinity’s officers and directors are, or in the future may become, affiliated with entities that are engaged in similar business to Aimfinity or to Docter. Our independent director, Mr. Vassily, is a member of the board of directors of Denali Capital Acquisition Corporation, a SPAC listed on Nasdaq that is currently engaged in a business combination with Longevity Biomedical, Inc., a biotech company. The Sponsor, its affiliates and Aimfinity’s officers and directors are not prohibited from sponsoring, or otherwise becoming involved with, another SPAC prior to the completion of the Business Combination. In addition, our independent directors, Dr. Chen and Dr. Li, are involved in various biotech and medical-related businesses, which may compete with Docter in the future, and our Chairman, Mr. Chang and our independent director, Dr. Chen, are involved in various investment vehicles in Taiwan, which may compete with Docter for investment opportunities in the future. Aimfinity’s officers and directors may become aware of business opportunities which may be appropriate for presentation to Aimfinity, and the other entities to which they owe certain fiduciary or contractual duties. Accordingly, they may have had conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in Aimfinity’s favor and such potential business opportunities may be presented to other entities prior to their presentation to Aimfinity, subject to applicable fiduciary duties under Cayman Islands law. Aimfinity’s Current Charter provides that Aimfinity renounces its interest in any corporate opportunity offered to any officer or director of Aimfinity. This waiver allows Aimfinity’s officers and directors to allocate opportunities based on a combination of the objectives and fundraising needs of the target, as well as the investment objectives of the Aimfinity. Aimfinity does not believe that the waiver of the corporate opportunities doctrine otherwise has a material impact on its search for an acquisition target.

•        Aimfinity’s Chief Financial Officer, Mr. Tian, was the managing director and head of capital market of US Tiger, Aimfinity’s business combination advisor and one of the representatives of the underwriters of Aimfinity’s IPO. Mr. Tian owed fiduciary duty to both Aimfinity and US Tiger in the past. Conflicts may arise from the past affiliation with Aimfinity (including in connection with Xuedong (Tony) Tian’s affiliation with US Tiger), the provision of services both to Aimfinity and to third-party clients in the past, as well as from actions undertaken by US Tiger for its own account. US Tiger is often engaged as a financial advisor, or placement agent, to corporations and other entities and their directors and managers in connection with the sale of those entities, their assets or their subsidiaries. Aimfinity does not believe that any such potential conflicts would materially affect our ability to complete our initial business combination.

•        Aimfinity’s CEO, Mr. Chang, is the manager and one of the members of the Sponsor. He beneficially owns 91.1% of the membership interests of the Sponsor, and may be deemed to beneficially own 1,542,500 AIMA Class B Ordinary Shares. Aimfinity’s CFO, Mr. Tian, is also a member of the Sponsor. He beneficially owns 5.9% of the membership interests of the Sponsor, and may be deemed to beneficially own 100,000 AIMA Class B Ordinary Shares. The AIMA Class B Ordinary Shares that Mr. Chang and Mr. Tian beneficially own would become worthless if Aimfinity does not complete a business combination within the applicable time period, as the Sponsor has waived any right to redemption with respect to these shares, without any separate consideration provided by Aimfinity for such waiver. Such AIMA Class B Ordinary Shares held by the Sponsor have an aggregate market value of approximately $20.14 million based on the closing price of AIMA New Units on the Record Date, resulting in a theoretical gain of $20.12 million (or $11.88 per share). Additionally, Mr. Chang has a pre-existing personal relationship with Mr. Huang, the CEO of Docter. Mr. Chang is not entitled to additional compensation or economic interests from Aimfinity or Docter for such introduction or for the completion of the Business Combination, see “Background of the Business Combination — Timeline of the Business Combination” on page 110 for more details.

Q:     May the AIMA Initial Shareholder, including the Sponsor, and any AIMA directors, officers or advisors, or their affiliates, purchase shares in connection with the Business Combination, or enter into agreements or transactions with investors and others to provide them with incentives to acquire AIMA Public Shares or vote their AIMA Public Shares in favor of the Reincorporation Merger Proposal, Acquisition Merger Proposal or PubCo Charter Proposal?

A:     In connection with the shareholder vote to approve the proposed Business Combination, the AIMA Initial Shareholders, Sponsor, and AIMA’s directors, officers, advisors or their affiliates may privately negotiate transactions to purchase shares prior to the Closing from shareholders who would have otherwise elected to have their shares redeemed for cash in conjunction with a proxy solicitation pursuant to the proxy rules for a per share pro rata portion of the Trust Account. None of the AIMA Initial Shareholders, Sponsor, directors, officers or advisors, or their respective affiliates, will make any such purchases when they are in possession of any material non-public information not disclosed to the seller of such shares.

In addition, AIMA Initial Shareholders, Sponsor, directors, officers or advisors, or their respective affiliates may enter into agreements or transactions with certain investors and others to provide them with incentives to acquire AIMA Public Shares or vote their AIMA Public Shares in favor of the Reincorporation Merger Proposal, Acquisition Merger Proposal, and PubCo Charter Proposal. Any purchases, agreements or transactions as provided in the foregoing would include a contractual acknowledgement that such shareholder, although still the record holder of such shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that the AIMA Initial Shareholders, Sponsor, directors, officers or advisors, or their respective affiliates purchase shares in privately negotiated transactions from AIMA Public Shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares for cash.

As of the date of this proxy/prospectus, the AIMA Initial Shareholders, Sponsor, directors, officers or advisors, or their respective affiliates, have not made any purchases of shares and/or warrants from investors, or have agreed to any agreements or transactions with any investors or others to provide such investors or others with incentives to acquire AIMA Public Shares or vote in favor of the Reincorporation Merger Proposal, and the Acquisition Proposal. If the Sponsor, AIMA’s directors, officers or advisors, or their affiliates, enter into any such arrangements:

•        any such purchases of securities would be made at a price no higher than the redemption price;

•        shares acquired in such transactions (i) would not be voted in favor of approving the Business Combination and (ii) holders of such shares would waive their right to redemption rights with respect to such shares; and

•        AIMA will disclose in a Current Report on Form 8-K prior to the Extraordinary General Meeting the following information:

•        the amount of securities purchased in such transaction(s), along with the purchase price;

•        the purpose of such purchases;

•        the impact, if any, of the purchases on the likelihood that the Business Combination will be approved;

•        the identities of security holders who sold such shares (if not purchased on the open market) or the nature of security holders (e.g. 5% security holders) who sold such shares; and

•        the number of securities for which AIMA has received redemption requests pursuant to its redemption offer.

The purpose of such share purchases and other transactions would be to increase the likelihood that the proposals presented for approval at the Extraordinary General Meeting are approved. In the case that AIMA Initial Shareholders, Sponsor, directors, officers or advisors, or their respective affiliates seeks to make any purchases of shares prior to the Closing from investors, while the AIMA Initial Shareholders, Sponsor, directors, officers or advisors, or their respective affiliates will not vote such shares in the Extraordinary General Meeting, such acquisition will reduce the total available votes in the Extraordinary General Meeting, thereby reducing the voting threshold for approving the Business Combination. In the case that AIMA Initial Shareholders, Sponsor, directors, officers or advisors, or their respective affiliates seek to enter into any agreements or transactions with any investors or others to provide such investors or others with incentives to acquire AIMA Public Shares or vote favor of the Business Combination, such agreements or transactions may directly lead to more votes in favor for approving the Business Combination at the Extraordinary General Meeting.

Any such purchases of AIMA Public Shares and other transactions may thereby increase the likelihood of obtaining the necessary approval of AIMA shareholders. This may result in the completion of the Business Combination that may not otherwise have been possible. While the exact nature of any incentives has not been determined as of the date of this proxy statement/prospectus, they might include, without limitation, arrangements to protect such investors or holders against potential loss in value of their shares, including the granting of put options and the transfer to such investors or holders of shares or rights owned by the Sponsor for nominal value. Entering into any such arrangements may have a depressive effect on AIMA Public Shares. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than market and may therefore be more likely to sell the shares it owns, either prior to or immediately after the Extraordinary General Meeting. If such transactions are effected, the consequence could be to cause the Business Combination to be approved in circumstances where such approval could not otherwise be obtained. Purchases of shares by the persons described above would allow them to exert more influence over the approval of the proposals to be presented at the Extraordinary General Meeting and would likely increase the chances that such proposals would be approved. As of the date of this proxy statement/prospectus, no agreements to such effect have been entered into with any such investor or holder.

For further discussions on the associated risks, see “Risk Factors — Risks Related to Aimfinity and the Business Combination — In connection with the shareholder vote to approve the Business Combination, the AIMA Initial Shareholders, Sponsor, and AIMA’s directors, officers, advisors or their affiliates may elect to purchase AIMA Units and AIMA New Units from Public Shareholders, which may influence the vote on the Business Combination and reduce the public “float” of our Class A Ordinary Shares.”

Q:     When and where is the Extraordinary General Meeting?

A:     The Extraordinary General Meeting will take place on March 27, 2025, at 10 a.m., Eastern Time. Aimfinity will be holding its Extraordinary General Meeting at 3F., No. 25, Gongyuan Rd., Pingtung City, Pingtung County, Taiwan (R.O.C.) and virtually via a teleconference, for which you must register in advance: https://forms.office.com/r/F8QcKLSfJ3.

Q:     Who may vote at the Extraordinary General Meeting?

A:     Only holders of record of AIMA Ordinary Shares as of the close of business on February 25, 2025 (the Record Date) may vote at the Extraordinary General Meeting. The AIMA shareholders are entitled to vote at the Extraordinary General Meeting for each AIMA Class A Ordinary Share or each AIMA Class B Ordinary Share such shareholders own. As of February 25, 2025, there were 3,620,976 AIMA Ordinary Shares issued and outstanding and entitled to vote. Please see the section titled “The Extraordinary General Meeting of Aimfinity Shareholders — Record Date; Who is Entitled to Vote” for further information.

Q:     What is the quorum requirement for the Extraordinary General Meeting?

A:     Shareholders representing a majority of the issued and outstanding AIMA Ordinary Shares as of the Record Date and entitled to vote at the Extraordinary General Meeting must be present in person or represented by proxy in order to hold the Extraordinary General Meeting and conduct business. This is called a quorum. AIMA Ordinary Shares will be counted for purposes of determining if there is a quorum if the shareholder (i) is present and entitled to vote at the meeting, or (ii) has properly submitted a proxy card or voting instructions through a broker, bank or custodian. If a quorum is not present within half an hour from the time appointed for the Extraordinary General Meeting to commence, the Extraordinary General Meeting will be adjourned to the same day in the next week at the same time and place or to such other day, time and place as the directors may determine.

Q:     How will the AIMA Initial Shareholders vote?

A:     The AIMA Initial Shareholders, who as of the Record Date owned 2,504,500 AIMA Ordinary Shares, or approximately 69.2% of the issued and outstanding AIMA Ordinary Shares, have agreed to vote their respective shares acquired by them prior to the IPO in favor of the Reincorporation Merger Proposal, Acquisition Merger Proposal and other related proposals.

Q:     What do I need to do now?

A:     AIMA urges you to read carefully and consider the information contained in this proxy statement/prospectus, including the annexes, and consider how the Business Combination will affect you as an Aimfinity shareholder. You should vote as soon as possible in accordance with the instructions provided in this proxy statement/prospectus and on the enclosed proxy card.

Q:     Do I need to attend the Extraordinary General Meeting to vote my shares?

A:     No. You are invited to attend the Extraordinary General Meeting to vote on the Proposals described in this proxy statement/prospectus. However, you do not need to attend the Extraordinary General Meeting to vote your AIMA Ordinary Shares. Instead, you may submit your proxy by signing, dating and returning the applicable enclosed proxy card in the pre-addressed postage paid envelope. Your vote is important. Aimfinity encourages you to vote as soon as possible after carefully reading this proxy statement/prospectus.

Q:     Am I required to abstain or vote against the Proposals in order to have my AIMA Ordinary Share redeemed?

A:     No. You are not required to abstain or vote against the Proposals in order to have the right to demand that Aimfinity redeem your AIMA Class A Ordinary Shares for cash equal to your pro rata share of the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the Trust Account (such interest shall be net of taxes payable) and not previously released to Aimfinity to pay its taxes before payment of deferred underwriting commissions. These redemption rights in respect of the AIMA Class A Ordinary Shares are sometimes referred to herein as “redemption rights.” If the Business Combination is not completed, holders of AIMA Class A Ordinary Shares electing to exercise their redemption rights will not be entitled to receive such payments and their AIMA Class A Ordinary Shares will be returned to them.

Q:     How do I exercise my redemption rights?

A:     If you are a Public Shareholder and you seek to have your shares redeemed, you must (i) separate your AIMA Units into AIMA New Units and AIMA Class 1 Warrants, if applicable, (ii) hold AIMA New Units; (iii) demand, no later than 5:00 p.m., Eastern time on March 24, 2025 (two business days before the Extraordinary General Meeting), that Aimfinity redeem your shares for cash, and (iv) tender your AIMA New Units by either delivering your certificate (if any) and other redemption forms to the Transfer Agent or by delivering your AIMA New Units electronically using the Depository Trust Company’s DWAC (Deposit Withdrawal At Custodian) system.

Holders who intend to exercise their redemption rights must complete the procedures for electing to redeem their public shares underlying the AIMA New Units in the manner described above two business days prior to the scheduled vote at the Shareholder Meeting in order for their shares to be redeemed.

The AIMA Public Shares you legally and/or beneficially own are not separated from the AIMA Units or AIMA New Units you hold. If you hold your shares in “street name,” you will have to coordinate with your bank, broker or other nominee to have the shares you beneficially own certificated and delivered electronically.

Any corrected or changed written demand of redemption rights must be received by Aimfinity’s transfer agent two business days before the Extraordinary General Meeting. No demand for redemption will be honored unless the holder’s shares have been delivered (either physically or electronically) to the transfer agent two business days prior to the vote at the Extraordinary General Meeting.

If a Public Shareholder properly makes a request for redemptions and the AIMA New Units are delivered as described above and the Proposals are approved and implemented, then, AIMA will redeem such AIMA Class A Ordinary Shares for a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the Trust Account (such interest shall be net of taxes payable) and not previously released to Aimfinity to pay its taxes, divided by the number of then issued and outstanding AIMA Public Shares. The AIMA Class 2 Warrants attached to the redeemed public shares will be automatically forfeited and cancelled without any action by the holders.

If a Public Shareholder exercises his, her or its redemption rights, then he, she or it will be exchanging his, her or its AIMA Public Shares for cash and will no longer own those shares and will lose the AIMA Class 2 Warrants automatically.

AIMA Public Shareholders may seek to have their shares redeemed regardless of whether they vote for or against the Business Combination and whether or not they are holders of AIMA Class A Ordinary Shares as of the Record Date. Any Public Shareholder who holds AIMA Class A Ordinary Share on or before February 25, 2025 will have the right to demand that his, her or its shares be redeemed for a pro rata share of the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the Business Combination including interest earned on the funds held in the Trust Account (such interest shall be net of taxes payable) and not previously released to Aimfinity to pay its taxes, at the consummation of the Business Combination. If you have questions regarding the certification of your position or delivery of your shares, please contact:

Vstock Transfer LLC
18 Lafayette Place
Woodmere, NY 11598
Attn: Chief Executive Officer

Q:     Will I lose AIMA Class 2 Warrants if I exercise my redemption rights?

A:     Although you have the right to have your AIMA Public Shares redeemed, if you do so you will lose your AIMA Class 2 Warrants associated with those shares. This is different from other special purpose acquisition companies, which generally provide that holders of shares that are redeemed can keep the warrants associated with those shares.

However, the redemption of the AIMA Public Shares or the cancellation of the AIMA Class 2 Warrants shall not affect the AIMA Class 1 Warrants you hold. All outstanding AIMA Class 1 Warrants will continue to be outstanding notwithstanding the actual redemptions. Assuming maximum redemptions, the value of our outstanding AIMA Warrants was approximately $0.026 based on the closing price of the warrants of $0.026 The Nasdaq Global Market as of February 25, 2025. The potential for the issuance of a substantial number of additional PubCo Ordinary Shares upon exercise of these warrants could make the post-Business Combination company less attractive to investors. Any such issuance will increase the number of issued and outstanding PubCo Ordinary Shares and reduce the value of the outstanding PubCo Ordinary Shares. Therefore, the outstanding AIMA Warrants could have the effect of depressing AIMA’s share price.

Q:     How can I vote?

A:      If you were a holder of record of AIMA Ordinary Shares on February 25, 2025, the Record Date for the Extraordinary General Meeting, you may vote with respect to the Proposals in person (including by virtual attendance) at the Extraordinary General Meeting, or by submitting a proxy by mail so that it is received prior to 11:00 a.m. Eastern Time on February 25, 2025, in accordance with the instructions provided to you under the section titled “The Extraordinary General Meeting.” If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or other nominee, your broker or bank or other nominee may provide voting instructions (including any telephone or Internet voting instructions). You should contact your broker, bank or nominee in advance to ensure that votes related to the shares you beneficially own will be properly counted. In this regard, you must provide the record holder of your shares with instructions on how to vote your shares or, if you wish to attend the Extraordinary General Meeting and vote in person (including by virtual attendance), obtain a proxy from your broker, bank or nominee.

The AIMA Ordinary Shares you legally and/or beneficially own are not separated from the AIMA Units or AIMA New Units you hold. If your shares are held in “street name” by a broker or other agent, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Extraordinary General Meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the Shareholder Meeting unless you request and obtain a valid proxy from your broker or other agent.

Q:     If my shares are held in “street name” by my bank, brokerage firm or nominee, will they automatically vote my shares for me?

A:     No. Under Nasdaq rules, your broker, bank or nominee cannot vote your AIMA Ordinary Shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee. Aimfinity believes the Proposals are non-discretionary and, therefore, your broker, bank or nominee cannot vote your AIMA Ordinary Shares without your instruction. Broker non-votes will not be considered present for the purposes of establishing a quorum and will have no effect on the Proposals. If you do not provide instructions with your proxy, your bank, broker or other nominee may submit a proxy card expressly indicating that it is NOT voting your AIMA Ordinary Shares; this indication that a bank, broker or nominee is not voting your AIMA Ordinary Shares is referred to as a “broker non-vote.” Your bank, broker or other nominee can vote your AIMA Ordinary Shares only if you provide instructions on how to vote. You should instruct your broker to vote your AIMA Ordinary Shares in accordance with directions you provide.

Q:     What if I abstain from voting or fail to instruct my bank, brokerage firm or nominee?

A:     Aimfinity will count a properly executed proxy marked “ABSTAIN” with respect to a particular Proposal as present for the purposes of determining whether a quorum is present at the Extraordinary General Meeting of Aimfinity shareholders. For purposes of approval, an abstention on any Proposals will not constitute a vote cast at the Extraordinary General Meeting and therefore will have no effect on the approval of each of the Proposals as a matter of Cayman Islands law.

Q:     What happens if I fail to take any action with respect to the Extraordinary General Meeting?

A:     If you fail to take any action with respect to the Extraordinary General Meeting (or the related redemption of your shares) and the Business Combination is approved by shareholders and consummated, you shall become a shareholder of PubCo. If you fail to take any action with respect to the Extraordinary General Meeting and the Business Combination is not approved, you shall continue to be an AIMA shareholder.

Q:     What should I do if I receive more than one set of voting materials?

A:     Shareholders may receive more than one set of voting materials, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you shall receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you shall receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast a vote with respect to all of your AIMA Public Shares.

Q:     Who will solicit and pay the cost of soliciting proxies for the Extraordinary General Meeting?

A:     AIMA will pay the cost of soliciting proxies for the Extraordinary General Meeting. AIMA has engaged Advantage Proxy, Inc. to assist in the solicitation of proxies for the Extraordinary General Meeting. AIMA has agreed to pay Advantage Proxy, Inc. a fixed fee of $12,500, plus disbursements, and to reimburse Advantage Proxy, Inc. for its reasonable and documented costs and expenses, estimated for about $1,500 and to indemnify Advantage Proxy, Inc. and its affiliates against certain claims, liabilities, losses, damages and expenses. AIMA will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of AIMA Public Shares for their expenses in forwarding soliciting materials to beneficial owners of AIMA Public Shares and in obtaining voting instructions from those owners. AIMA’s directors and officers may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Q:     What happens if a substantial number of AIMA Public Shareholders vote in favor of the Proposals and exercise their redemption rights?

A:     AIMA Public Shareholders may vote in favor of the Proposals and exercise their redemption rights. Accordingly, the Business Combination may be consummated even though the funds available from the Trust Account and the number of AIMA Public Shareholders are substantially reduced as a result of redemption by AIMA Public Shareholders. The Current Charter provides that the Business Combination shall not be consummated if, upon the consummation of the Business Combination, PubCo (as the entity that succeeds AIMA as a public company) does not have at least $5,000,001 in net tangible assets after giving effect to the payment of amounts that AIMA shall be required to pay to redeeming shareholders upon consummation of the Business Combination.

However, pursuant to the Letter Agreement, dated April 25, 2022, entered between the Sponsor and Aimfinity, which binds any transferees of the Founder Shares and AIMA Private Placement Units from the Sponsor, each of the AIMA Initial Shareholders has agreed not to redeem any AIMA Ordinary Shares such person holds, in consideration of the significant value that such AIMA Initial Shareholder may gain from the trading of such PubCo Ordinary Share converted from the Founder Shares and AIMA Private Placement Units such person holds, as applicable, if the Business Combination is consummated. For example, the AIMA Founder Shares had an aggregate market value of approximately $20.14 million based on the closing price of AIMA New Units of $11.90 per share on The Nasdaq Global Market as of the Record Date, and the AIMA Private Placement Units had an aggregate market value of approximately $5.85 million based on the closing price of AIMA New Units of $11.90 per unit on The Nasdaq Global Market as of the Record Date. See the section entitled “Proposal No. 2: The Acquisition Merger Proposal — Interests of Certain Persons in the Business Combination.”

In the event of significant redemptions, with fewer shares and fewer AIMA Public Shareholders, the trading market for PubCo Ordinary Shares may be less liquid than the market for AIMA New Units was prior to the Business Combination. In addition, in the event of significant redemptions, PubCo may not be able to meet the Nasdaq listing standards. It is a condition to consummation of the Business Combination in the Merger Agreement that the PubCo Ordinary Shares to be issued in connection with the Business Combination shall have been approved for listing on the Nasdaq Capital Market, subject only to official notice of issuance thereof. PubCo and AIMA have certain obligations in the Merger Agreement to use reasonable best efforts to procure the satisfaction of certain conditions precedent for the consummation of the Business Combination, including with respect to satisfying the Nasdaq listing condition.

However, as a result of the Backstop Arrangements, as long as the share purchases by the Investor contemplated by the Backstop Arrangement close immediately prior to the Closing, Aimfinity will be able to satisfy the closing condition for net tangible asset, even if all of the AIMA Public Shares are redeemed by the Public Shareholders.

Q:     What happens if I sell my AIMA Ordinary Shares before the Extraordinary General Meeting?

A:     The Record Date for the Extraordinary General Meeting is earlier than the date of the Extraordinary General Meeting. If you transfer your AIMA Ordinary Shares after the Record Date, but before the Extraordinary General Meeting, unless the transferee obtains from you a proxy to vote those shares, you would retain your right to vote at the Extraordinary General Meeting, but will transfer ownership of the shares and will not hold an interest in Aimfinity after the consummation of the Business Combination.

Q:     Do I have appraisal or dissenters’ rights if I object to the proposed Business Combination?

A:     The Cayman Companies Act prescribes when shareholder appraisal rights will be available and sets the limitations on such rights. Where such rights are available, shareholders are entitled to receive fair value for their shares. However, regardless of whether such rights are or are not available, shareholders are still entitled to exercise the rights of redemption as set out herein, and AIMA Board has determined that the redemption proceeds payable to shareholders who exercise such redemption rights represents the fair value of those shares.

Holders of AIMA Ordinary Shares have appraisal rights in connection with the Business Combination under the Cayman Companies Act. AIMA Public Shareholders are entitled to give notice to AIMA prior to the Extraordinary General Meeting that they wish to dissent to the Business Combination and to receive payment of fair market value for his, her or its AIMA Ordinary Shares if they follow the procedures set out in the Cayman Companies Act.

In essence, that procedure is as follows: (i) the shareholder must give his written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for his shares if the merger or consolidation is authorized by the vote; (ii) within 20 days following the date on which the merger or consolidation is approved by the shareholders, the constituent company must give written notice to each shareholder who made a written objection; (iii) a shareholder must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of his intention to dissent, including, among other details, a demand for payment of the fair value of his shares; (iv) within seven days following the date of the expiration of the period set out in (ii) above or seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase his, her or its shares at a price that the company determines is the fair value and if the company and the shareholder agree the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount; and (v) if the company and the shareholder fail to agree on a price within such 30 day period, within 20 days following the date on which such 30 day period expires, the company (and any dissenting shareholder) must file a petition with the Cayman Islands courts to determine the fair value and such petition must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached.

AIMA Public Shareholders who elect to exercise appraisal rights will lose their right to exercise their redemption rights as described herein.

Q:     Is approval from the Docter Stockholders required to consummate the Business Combination?

A:     Yes. The approval by the Docter Stockholders of the Acquisition Merger, Merger Agreement, the plan of reincorporation merger and the certificate of acquisition merger is required to consummate the Business Combination. Concurrently with the execution of the Merger Agreement, certain of Docter’s officers, directors, founders and holders of more than 5% of its voting stock who collectively own approximately 100% of the outstanding shares of Docter Stock entered into support agreements, pursuant to which each such holder agreed to vote in favor of the Business Combination, subject to the terms of such shareholder support agreements. Docter Stockholders are not required to approve the Reincorporation Merger Proposal or the other Proposals.

Q:     Is the consummation of the Business Combination subject to any conditions?

A:     Yes. The obligations of each of Aimfinity, Docter, Merger Sub and PubCo to consummate the Business Combination are subject to conditions as provide in the Merger Agreement, as more fully described in the section titled “Summary of the Proxy Statement/Prospectus — The Business Combination and the Merger Agreement” in this proxy statement/prospectus.

Q:     Can I change my vote after I have mailed my proxy card?

A:     Yes. You may change your vote at any time before your proxy is voted at the Extraordinary General Meeting. You may revoke your proxy by executing and returning a proxy card dated later than the previous one, or by attending the Extraordinary General Meeting in person (including by virtual attendance) and casting your vote by hand or by ballot (as applicable) or by submitting a written revocation stating that you would like to revoke your proxy that our proxy solicitor receives prior to the Extraordinary General Meeting. If you hold your AIMA Ordinary Shares through a bank, brokerage firm or nominee, you should follow the instructions of your bank, brokerage firm or nominee regarding the revocation of proxies. If you are a record holder, you should send any notice of revocation or your completed new proxy card, as the case may be, to:

Advantage Proxy, Inc.

Toll-free at (877) 870-8565, email at ksmith@advantageproxy.com

Q:     Should I send in my share certificates now?

A:     Yes. Aimfinity’s shareholders who intend to have their shares redeemed should send their certificates or tender their shares electronically no later than two business days before the Extraordinary General Meeting. Please see the section titled “The Extraordinary General Meeting of Aimfinity Shareholders — Redemption Rights” for the procedures to be followed if you wish to redeem your ordinary shares for cash.

Q:     When is the Business Combination expected to be completed?

A:     Assuming the requisite shareholder approvals are received, Aimfinity expects that the Business Combination to be completed as soon as practicable following the satisfaction, or waiver, of the conditions precedent to Closing set forth in the Merger Agreement, but only after the registration of the Plan of Merger by the Registrar of Companies of the Cayman Islands with respect to the Reincorporation Merger and the filing of the Certificate of Merger with the Secretary of State for the State of Delaware for the Acquisition Merger. For a description of the conditions for the completion of the Business Combination, see the section entitled “Proposal No. 2: The Acquisition Merger Proposal — Conditions to Closing.”

Q:     Who will manage PubCo?

A:     Mr. I-Fa Chang, who currently serves as the Chairman, Chief Executive Officer and a director of Aimfinity will serve as the Chairman, Chief Executive Officer and a director of PubCo. Crystal Wu will serve as Chief Financial Officer of PubCo following the consummation of the Business Combination. Mr. Hsin-Ming Huang, who currently serves as Chief Executive Officer and sole director of Docter, will serve as the Chief Technology Officer and a director of PubCo following the consummation of the Business Combination. For more information on PubCo’s current and anticipated management, see the section titled “PubCo’s Directors and Executive Officers after the Business Combination” in this proxy statement/prospectus.

Q:     What happens if the Business Combination is not consummated?

A:     If the Business Combination is not consummated, Aimfinity may seek another suitable business combination. If Aimfinity does not consummate a business combination by the end of the Combination Period, whether with Docter or with any other entity, Aimfinity’s officers must take all actions necessary in accordance with Cayman Islands laws to liquidate and dissolve Aimfinity as soon as reasonably practicable. Following dissolution, Aimfinity will no longer exist as a company. In any liquidation, the funds held in the Trust Account, plus any interest earned thereon (net of taxes payable), together with any remaining out-of-trust net assets will be distributed pro-rata to the AIMA Public Shareholders who acquired such AIMA Public Shares in Aimfinity’s IPO or in the aftermarket. The estimated consideration that each AIMA Public Share would be paid at liquidation would be approximately $12.08 per share for shareholders based on amounts on deposit in the Trust Account as of February 25, 2025. The closing price of AIMA New Unit, which include AIMA Public Share, on Nasdaq as of February 25, 2025 was $11.90.

The AIMA Initial Shareholders waived the right to any liquidation distribution with respect to any AIMA Ordinary Shares held by them, pursuant to the Letter Agreement, dated April 25, 2022, entered between the Sponsor and Aimfinity, in consideration of the significant value that such AIMA Initial Shareholder may gain from the trading of such PubCo Ordinary Share converted from the Founder Shares and AIMA Private Placement Units such person holds, as applicable, if the Business Combination is consummated. For example, the AIMA Founder Shares had an aggregate market value of approximately $20.14 million based on the closing price of AIMA New Units of $11.90 per share on The Nasdaq Global Market as of the Record Date, and the AIMA Private Placement Units had an aggregate market value of approximately $5.85 million based on the closing price of AIMA New Units of $11.90 per unit on The Nasdaq Global Market as of the Record Date. See the section entitled “Proposal No. 2: The Acquisition Merger Proposal — Interests of Certain Persons in the Business Combination.”

Q:     What happens to the funds deposited in the Trust Account following the Business Combination?

A:     Following the closing of the Business Combination, holders of AIMA Class A Ordinary Shares exercising redemption rights will receive their per share redemption price out of the funds in the Trust Account calculated as of two business days prior to the consummation of the Business Combination including interest earned on the funds held in the Trust Account (such interest shall be net of taxes payable) and not previously released to Aimfinity to pay its taxes. The balance of the funds will be released to PubCo and utilized to fund working capital needs of PubCo. As of February 25, 2025, there was approximately $13.48 million in Aimfinity’s Trust Account. Aimfinity estimates that approximately $12.08 per issued and outstanding share issued in Aimfinity’s IPO will be paid to the public investors exercising their redemption rights. Any funds remaining in the Trust Account after such uses will be used for future working capital and other corporate purposes of the combined entity.

Q:     What are the risks to AIMA Public Shareholders of the Business Combination with Docter rather than an underwritten initial public offering of Docter’s securities?

A:     PubCo has applied for listing, to be effective upon the consummation of the Business Combination, of its ordinary shares, par value $0.0001 per share on the Nasdaq Global Market under the symbol “INKS”. Unlike an underwritten initial public offering of PubCo’s securities, the listing of PubCo’s securities as a result of the Business Combination will not benefit from, including, but not limited to, (i) the book-building process undertaken by underwriters, which helps to inform efficient price discovery with respect to opening trades of newly listed securities; (ii) underwriter support to help stabilize, maintain, or affect the public price of the securities immediately after listing; and (iii) underwriter due diligence review of the offering and potential liability for material misstatements or omissions of fact in a prospectus used in connection with the securities being offered, or for statements made by its securities analysts or other personnel. See “Risk Factors — Risks Related to PubCo’s Securities — If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about PubCo or its business, its ordinary shares price and trading volume could decline” for more information.

Q:     What are the U.S. federal income tax consequences of exercising my redemption rights?

A:     In the event that a U.S. Holder (as defined in “Material U.S. Federal Income Tax Consequences”) elects to redeem its AIMA Class A Ordinary Shares for cash, the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as sale or exchange of the AIMA Class A Ordinary Shares under Section 302 of the Internal Revenue Code of 1986, as amended (the “Code”) or is treated as a distribution under Section 301 of the Code and whether AIMA would be characterized as a passive foreign investment company (“PFIC”).

Additionally, because the Reincorporation Merger will occur prior to the redemption by U.S. Holders that exercise redemption rights with respect to AIMA Class A Ordinary Shares, U.S. Holders exercising such redemption rights will be subject to the potential tax consequences of section 367(a) of the Code and the PFIC rules. The tax consequences of the exercise of redemption rights, including pursuant to Section 367(a) of the Code and the PFIC rules, are discussed more fully below under “Material U.S. Federal Income Tax Consequences — Material U.S. Federal Income Tax Consequences to U.S. Holders of Exercising Redemption Rights.” All holders of AIMA Class A Ordinary Shares considering exercising their redemption rights are urged to consult their tax advisor on the tax consequences to them of an exercise of redemption rights, including the applicability and effect of U.S. federal, state, local and foreign income and other tax laws.

Q:     Will holders of AIMA Ordinary Shares or AIMA Warrants be subject to U.S. federal income tax on the PubCo Ordinary Shares or PubCo Warrants received in the Reincorporation Merger?

A:     As discussed more fully under “Material U.S. Federal Income Tax Consequences — U.S. Federal Income Tax Consequences of the Reincorporation Merger to U.S. Holders,” which constitutes the opinion of Messina Madrid Law PA, tax counsel to Aimfinity, as to the material U.S. federal income tax consequences of the Reincorporation

Merger to U.S. Holders of Aimfinity securities, subject to the limitations, exceptions, beliefs, assumptions, and qualifications described in such opinion and otherwise herein, it is intended that the Reincorporation Merger should qualify as a “reorganization” within the meaning of Section 368 of the Code.

The rules under Section 368 of the Code, however, are complex and qualification for such treatment could be adversely affected by events or actions that occur following the Business Combination that are out of Aimfinity’s control.

Moreover, Section 367(a) of the Code may apply to the Reincorporation Merger if PubCo transfers the assets it acquires from Aimfinity pursuant to the Reincorporation Merger to certain subsidiary corporations in connection with the Business Combination. Section 367(a) of the Code, and the applicable Treasury regulations promulgated thereunder, would only apply to U.S. Holders who would be treated as a “five-percent transferee shareholder” (within the meaning of Treasury Regulations Section 1.367(a)-3(c)(5)(ii)) of PubCo following the Business Combination (a “5 Percent Holder”) who do not enter into a five-year gain recognition agreement in the form provided in Treasury Regulations Section 1.367(a)-8 (“GRA”), and would cause the Reincorporation Merger to result in gain recognition (but not loss) by such 5 Percent Holders. The requirements under Section 367(a) are not discussed herein.

There are significant factual and legal uncertainties concerning the determination of whether these requirements will be satisfied and there is limited guidance as to their application, particularly with regard to indirect stock transfers in cross-border reorganizations.

If the Reincorporation Merger does not qualify as a “reorganization”, then a U.S. Holder that exchanges its AIMA Ordinary Shares or AIMA Warrants for the consideration under the Reincorporation Merger will recognize gain or loss equal to the difference between (i) the fair market value of the PubCo Ordinary Shares and PubCo Warrants received and (ii) the U.S. Holder’s adjusted tax basis in the AIMA Ordinary Shares and AIMA Warrants exchanged. For a more detailed discussion of material U.S. federal income tax consequences of the Reincorporation Merger, see the section titled “Material U.S. Federal Income Tax Consequences — U.S. Federal Income Tax Consequences of the Reincorporation Merger to U.S. Holders” in this proxy statement/prospectus. Holders should consult their own tax advisors to determine the tax consequences to them (including the application and effect of any state, local or other income and other tax laws) of the Reincorporation Merger in light of their particular circumstances.

Q:     What are the U.S. federal income tax consequences of exercising my redemption rights?

A:     In the event that a U.S. Holder (as defined in “Material U.S. Federal Income Tax Consequences”) elects to redeem its AIMA Class A Ordinary Shares for cash, the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as sale or exchange of the AIMA Class A Ordinary Shares under Section 302 of the Internal Revenue Code of 1986, as amended (the “Code”) or is treated as a distribution under Section 301 of the Code and whether AIMA would be characterized as a passive foreign investment company (“PFIC”).

Additionally, because the Reincorporation Merger will occur prior to the redemption by U.S. Holders that exercise redemption rights with respect to AIMA Class A Ordinary Shares, U.S. Holders exercising such redemption rights will be subject to the potential tax consequences of section 367(a) of the Code and the PFIC rules. The tax consequences of the exercise of redemption rights, including pursuant to Section 367(a) of the Code and the PFIC rules, are discussed more fully below under “Material U.S. Federal Income Tax Consequences — Material U.S. Federal Income Tax Consequences to U.S. Holders of Exercising Redemption Rights.” All holders of AIMA Class A Ordinary Shares considering exercising their redemption rights are urged to consult their tax advisor on the tax consequences to them of an exercise of redemption rights, including the applicability and effect of U.S. federal, state, local and foreign income and other tax laws.

Q:     Who can help answer my questions?

A:     If you have questions about the Proposals or if you need additional copies of this proxy statement/prospectus or the enclosed proxy card you should contact Aimfinity’s proxy solicitor at:

Advantage Proxy, Inc.

Toll-free at (877) 870-8565, email at ksmith@advantageproxy.com

You may also obtain additional information about Aimfinity from documents filed with the SEC by following the instructions in the section titled “Where You Can Find More Information.”

DELIVERY OF DOCUMENTS TO AIMFINITY’S SHAREHOLDERS

Pursuant to the rules of the SEC, Aimfinity and vendors that it employs to deliver communications to its shareholders are permitted to deliver to two or more shareholders sharing the same address a single copy of this proxy statement/prospectus, unless Aimfinity has received contrary instructions from one or more of such shareholders. Upon written or oral request, Aimfinity will deliver a separate copy of this proxy statement/prospectus to any shareholder at a shared address to which a single copy of this proxy statement/prospectus was delivered and who wishes to receive separate copies in the future. Shareholders receiving multiple copies of the proxy statement may likewise request that Aimfinity deliver single copies of this proxy statement/prospectus in the future. Shareholders may notify Aimfinity of their requests by calling or writing to Advantage Proxy, Inc., our proxy solicitor at:

Advantage Proxy, Inc.

Toll-free at (877) 870-8565, email at ksmith@advantageproxy.com

SUMMARY OF THE PROXY STATEMENT/PROSPECTUS

This summary highlights selected information from this proxy statement/prospectus but may not contain all of the information that may be important to you. Accordingly, AIMA encourages you to read carefully this entire proxy statement/prospectus, including the Merger Agreement and the Plan of Merger attached as Annex A, the Form of the PubCo’s Memorandum and Articles of Association attached as Annex B, the Form of the Lock-Up Agreement attached as Annex C, the Form of the Plan of Merger to be filed with the Registrar of Companies of the Cayman Islands attached as Annex D, and the Form of the Certificate of Merger to be filed with the Secretary of State for the State of Delaware attached as Annex E. Please read these documents carefully as they are the legal documents that govern the Business Combination and your rights in the Business Combination.

Unless otherwise specified, all share calculations assume no exercise of the redemption rights or dissenter rights by Aimfinity’s shareholders.

The Parties to the Business Combination

Aimfinity Investment Corp. I

Aimfinity was incorporated as a blank check company on July 26, 2021 under the laws of the Cayman Islands, for the purpose of entering into a merger, share exchange, asset acquisition, shares or stock purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities, which it refers to as a “target business.” Aimfinity’s search has been focused on identifying unique business concepts with high-performing organizations that have both aspirations to accelerate growth and create enduring value within the technology, hospitality or consumer services sector. While the search has not been limited to a particular industry or geographic region in our identification and acquisition of a target company, Aimfinity has been focused on technology, consumer and hospitality and would not complete its initial business combination with a target that is headquartered in China (including Hong Kong and Macau) or conducts a majority of its business in China (including Hong Kong and Macau).

On April 28, 2022, Aimfinity consummated its IPO of 8,050,000 AIMA Units, which included 1,050,000 AIMA Units issued pursuant to the full exercise by the underwriters of their over-allotment option, with each AIMA Unit consisting of (i) one AIMA Class 1 Warrant, and (ii) one AIMA New Unit, which in turn include (a) one AIMA Class A Ordinary Share, and (b) one-half of one AIMA Class 2 Warrant of the Aimfinity. Each whole AIMA Warrant entitling the holder thereof to purchase one AIMA Class A Ordinary Share for $11.50 per share. The AIMA Units were sold at a price of $10.00 per unit, and the IPO generated gross proceeds of $80,500,000. Simultaneously with the closing of the IPO, Aimfinity consummated a private placement (the “Private Placement”) with its Sponsor, of an aggregate of 492,000 AIMA Units (the “AIMA Private Placement Units”) (including 42,000 AIMA Private Placement Units purchased pursuant to the full exercise by the underwriters of their over-allotment option) at a price of $10.00 per unit, generating gross proceeds to the Aimfinity of $4,920,000. Each AIMA Private Placement Unit consists of (i) one AIMA Class 1 Warrant, and (ii) one AIMA New Units (the “AIMA Private Placement New Units”), which in turn consisted of (a) one AIMA Class A Ordinary Share (the “AIMA Private Placement Shares”), and one-half of one AIMA Class 2 Warrant (together with all AIMA Class 1 Warrants sold in the Private Placement, the “AIMA Private Placement Warrants”). On April 28, 2022, a total of $82,110,000 of the net proceeds from the IPO and the Private Placement was deposited in the Trust Account, with U.S. Bank, National Association, acting as trustee, after deducting the underwriting discounts, offering expenses, and commissions from the IPO. The remaining proceeds became available to be used to provide for business, legal and accounting due diligence on prospective business combinations and continuing general and administrative expenses.

The AIMA Private Placement Units (and its component, AIMA Private Placement New Units) are identical to the AIMA Units (and its component, AIMA New Units) sold in the IPO, except that the AIMA Private Placement Warrants are non-redeemable and may be exercised on a cashless basis, in each case so long as they continue to be held by the Sponsor or their permitted transferees. Additionally, because the AIMA Private Placement Units were issued in a private transaction, the Sponsor and its permitted transferees are allowed to exercise the AIMA Private Placement Warrants for cash even if a registration statement covering the ordinary shares issuable upon exercise of such warrants is not effective and receive unregistered ordinary shares. The Sponsor agreed not to transfer, assign or sell any of the AIMA Private Placement Units, such components, or underlying securities (except in limited circumstances), until 30 days after the completion of Aimfinity’s initial business combination. The Sponsor was granted certain demand and piggyback registration rights in connection with the purchase of the AIMA Private Placement Units.

On March 17, 2023, the Sponsor initiated a distribution of 280,000 AIMA Founder Shares and 492,000 AIMA Private Placement Units held by the Sponsor to Imperii Strategies LLC, then-member of the Sponsor, to hold such shares for the benefit of Imperii Strategies LLC, and the two remaining members of the Sponsor at the time, Aimfinity Investment & Co., and Yuming Investments LLC. The sale and repurchase of the founder shares and the distributions were made pursuant to an exemption from registration contained in Section 4(a)(2) of the Securities Act.

On January 19, 2024, pursuant to a certain membership interest purchase and transfer agreement, I-Fa Chang sold 2.954% of the total Membership Interests of the Sponsor (representing 2.954% of the total ownership of the Sponsor), which entitles the holder to 50,000 AIMA Founder Shares currently held by the Sponsor, to Mr. Chun-Cheng Su, a Taiwanese citizen and unrelated third party, for NTD $10,000,000 (approximately USD $319,000 as of the date thereof). On the same date, pursuant to a certain membership interest purchase and transfer agreement, Mr. Chang also sold 5.908% of the total Membership Interests of the Sponsor (representing 5.908% of the total ownership of the Sponsor), which entitles the holder to 100,000 AIMA Founder Shares currently held by the Sponsor, to Mr. Xuedong (Tony) Tian, our CFO and one of our directors, for USD $1,243. The sale and purchase of the membership interests were made pursuant to exemptions from registration contained in Section 4(a)(2) of the Securities Act, as amended.

In accordance with Aimfinity’s existing fourth amended and restated memorandum and articles of association (“Current Charter”) and Aimfinity’s final prospectus (File No. 333-263874) in connection with the IPO dated April 25, 2022 and filed with the SEC on April 26, 2022 (the “IPO Prospectus”), the amounts held in the Trust Account may only be used by Aimfinity upon the consummation of a business combination, except that there can be released to Aimfinity, from time to time, any interest earned on the funds in the Trust Account that it may need to pay its tax obligations. The remaining interest earned on the funds in the Trust Account will not be released until the earlier of the completion of a business combination and Aimfinity’s liquidation.

All of Aimfinity’s current officers and directors are U.S. citizens except that certain members of its management are Taiwan citizens. None of its officers, directors, sponsor and members of the Sponsor have significant ties to China, except that the CFO, Mr. Tian, and a director, Dr. Li, lived in China more than twenty years ago. However, both Mr. Tian and Dr. Li are U.S. citizens and have spent their professional career in the United States (with the exception that Dr. Li worked as the CFO of a pharmaceutical company in China from 2017 to 2018).

Under Aimfinity’s then-effective amended and restated memorandum and articles of association following the closing of its IPO, Aimfinity originally had until July 28, 2023 (or up to January 28, 2024 if extended) to consummate an initial business combination. On July 27, 2023, at an extraordinary general meeting of shareholders (the “First EGM”), the Aimfinity shareholders approved the amended and restated memorandum and articles of association to allow extension of the period that Aimfinity must consummate an initial business combination, or the “Combination Period,” up to nine times, each by an additional one-month period, for a total of up to nine months to from July 28, 2023 to until April 28, 2024 (such extension provided thereunder, the “First Extension”), by depositing to our Trust Account the amount of $85,000 for each one-month extension (each, a “First Extension Monthly Payment”). In connection with the First EGM, the AIMA Public Shareholders were afforded with an opportunity to redeem their AIMA Public Shares. In connection with the redemptions, 4,076,118 AIMA New Units, or about 50.9% of the AIMA New Units issued and outstanding were redeemed and cancelled including the Public Shares and the AIMA Class 2 Warrants thereof. In connection with the First Extension, between July 28, 2023 to March 28, 2024, nine First Extension Monthly Payments in an aggregate amount of $765,000 have been deposited into the Trust Account, allowing Aimfinity to extend the Combination Period until April 28, 2024.

On April 23, 2024, at an additional extraordinary general meeting of shareholders (the “Second EGM”), the Aimfinity shareholders approved the third amended and restated memorandum and articles of association to allow extension of the Combination Period up to nine times, each by an additional one-month period for a total of up to nine months from April 28, 2024 to until January 28, 2025 (such extension provided thereunder, the “Second EGM Extension”), by depositing $60,000 to our Trust Account for each one-month extension (each, a “Second EGM Extension Payment”) for all remaining AIMA Public Shares. In connection with the Second EGM, the AIMA Public Shareholders were afforded with an additional opportunity to redeem their AIMA Public Shares. In connection with the redemptions, 860,884 AIMA New Units, or about 21.7% of the AIMA New Units issued and outstanding at the time, were redeemed and cancelled including the Public Shares and the AIMA Class 2 Warrants thereof. As a result, an aggregate of approximately $9,684,945 were distributed from the Trust Account to the redeeming Public Shareholders. In connection with the Second EGM Extensions, as of the date hereof, nine Second EGM Extension Payments in the aggregate amount of $540,000 have been deposited into the Trust Account, allowing Aimfinity to extend the Combination Period until January 28, 2025.

On January 9, 2025, at an additional extraordinary general meeting of shareholders (the “Third EGM”), the Aimfinity shareholders approved the fourth amended and restated memorandum and articles of association to allow extension of the Combination Period up to nine times, each by an additional one-month period for a total of up to nine months from January 28, 2025 to until October 28, 2025 (such extension provided thereunder, the “Current Monthly Extension”), by depositing $0.05 to our Trust Account for each one-month extension (each, a “Current Monthly Extension Payment”) for all remaining AIMA Public Shares.

In connection with the Third EGM, the AIMA Public Shareholders were afforded with an additional opportunity to redeem their AIMA Public Shares. In connection with the redemptions, 1,996,522 AIMA New Units, or about 64.2% of the public AIMA New Units issued and outstanding at the time, were redeemed and cancelled including the Public Shares and the AIMA Class 2 Warrants thereof. As a result, an aggregate of approximately $23,778,577 were distributed from the Trust Account to the redeeming Public Shareholders. In connection with the Current Monthly Extensions, as of the date hereof, two Current Monthly Extension Payments in the aggregate amount of $111,647.60 have been deposited into the Trust Account, allowing Aimfinity to extend the Combination Period until March 28, 2025.

As of February 25, 2025, the Record Date, there were 3,620,976 AIMA Ordinary Shares issued and outstanding while the balance of the Trust Account, as of the Record Date, is approximately $13.48 million.

Consistent with the IPO Prospectus, the components of the AIMA Units may be separated into AIMA Class 1 Warrants and AIMA New Units for separate trading, but the AIMA New Units may not be further separated into AIMA Class A Ordinary Shares or AIMA Class 2 Warrants for trading prior to the consummation of a business combination.

The AIMA Units, AIMA New Units, and AIMA Class 1 Warrants are each quoted on Nasdaq, under the symbols “AIMAU,” “AIMBU,” and “AIMAW,” respectively.

Docter Inc.

Docter Inc. (“Docter”) is a holding company incorporated on January 13, 2021, under the laws of the state of Delaware, and has no substantive operations other than holding all of the outstanding shares of Horn Enterprise Co., Ltd. (“Horn”), which was established under the laws of Taiwan on March 4, 2016. On November 11, 2022, Docter consummated a reorganization, pursuant to which Horn became a wholly owned subsidiary of Docter. Docter and Horn are collectively referred to herein as “Docter.”

Docter’s mission is to promote access to preventive personal health management and efficacy of remote care. To that end, Docter designs and produces health monitoring equipment and remote safety care technology systems in Taiwan. Docter’s “DocterWatch” smart watch and “Docter Cloud” cloud-based health monitoring software helps facilitate health monitoring, vascular elasticity tracking, and myocardial infarction prediction.

The DocterWatch has been developed as a wearable and portable precise health monitoring smart watch, paired with a mobile device or Bluetooth receiver, to make measurement records for personal health management. The DocterWatch is compatible with the Docter Cloud platform, allowing wearers of the DocterWatch to access their health data which is uploaded directly from their DocterWatch to the Docter Cloud platform.

We have limited sales of our health monitoring products. The DocterWatch can be sold on its own; however, the functionality of the DocterWatch without the Docter Cloud is limited, and our focus is to sell our Docter Cloud services with either the DocterWatch or another third-party (but Docter Cloud-integrated) health monitoring product (depending on custom preference).

Docter offers its Docter Cloud health monitoring services to customers as a subscription service, comprised of fees from granting access to our monitoring software through the internet or mobile application (available in Apple’s app store (Taiwan only) and Android’s app store (globally). Docter’s cloud-based health monitoring solutions represent a series of services such as heart risk active alerts, real-time health notification alerts, real-time location mapping, and technical support.

To cater to those requiring health monitoring from home and people either living alone or of old age, Docter has recently developed a biometric radar that can remotely monitor certain physiological signals (the “Docter iCare”). The Docter iCare utilizes biometric radar wave technology to perform functions such as (i) continuously remotely monitoring a customer’s breath rate, heart rate and temperature, while the user is in bed and (ii) and providing customers with a sense of safety and security at home by monitoring their movement (or lack thereof) in certain parts of the home. We received Taiwanese regulatory approval of the Docter iCare in December of 2023 and intend to begin selling the Docter iCare in the second quarter of 2025.

We currently offer our DocterWatches and Docter Cloud in Taiwan. Please see “Business of Docter — Our Customers — Customer Acquisition and Sales Expansion Efforts” for a more detailed discussion.

Docter has incurred operating losses to date, including net losses of $502,229, $134,810, $498,879 and $153,679 for the six months ended June 30, 2024 and 2023, and for the years ended December 31, 2023 and 2022, respectively. Docter has generated only a small amount of gross profit. Docter generated gross profit of $10,454, $15,035, $17,139, and $7,907, for the six months ended June 30, 2024 and 2023, and for the year ended December 31, 2023 and 2022, respectively. Additionally, Docter’s accumulated deficit was $1,610,496, $1,108,267 and $609,388 as of June 30, 2024, December 31, 2023 and 2022, respectively. Docter currently does not have and has not developed a track record in generating profit, and there is no assurance that Docter will be able to achieve and maintain growth and profitability across all of its existing and future business segments.

Due to Docter’s recurring losses and the limited number of sales made to date, as Docter focuses on selling its products and developing new ones, Docter has also accepted offers to create custom health monitoring software for one-off customers to generate revenue. Accordingly, these custom software projects which Docter has undertaken made up a material portion of its revenue in 2023 and 2022. Docter may entertain requests to create customized software in the future; however, the intended business of Docter is to develop and sell its health monitoring devices and remote health management, monitoring and record keeping software.

Aimfinity Investment Merger Sub I

Aimfinity Investment Merger Sub I, or PubCo, was incorporated on September 13, 2023, under the laws of the Cayman Islands solely for the purpose of effecting the Business Combination and to serve as the publicly traded parent company of Docter following the Business Combination. Upon incorporation, PubCo issued one share to Aimfinity, resulting in PubCo becoming a wholly owned subsidiary of Aimfinity. PubCo does not own any material assets and does not operate any business.

Upon the consummation of the Reincorporation Merger, Aimfinity shall merge with and into PubCo, with PubCo surviving as the surviving entity. Following the consummation of the Business Combination, we expect that (i) PubCo Ordinary Shares will be listed on Nasdaq, (ii) PubCo will have a board consisting of 5 members, 3 of whom will be independent directors, (iii) PubCo will qualify as a foreign private issuer as defined in Rule 3b-4 under the Exchange Act and (iv) the mailing address of PubCo will be 14F-7, 597 Jiuru 2nd Rd, Sanmin District, Kaohsiung City, Taiwan.

Aimfinity Investment Merger Sub II, Inc.

Merger Sub was incorporated on August 3, 2023, solely for the purpose of effectuating the Business Combination described herein. Merger Sub was incorporated as a corporation under the laws of the State of Delaware. On September 18, 2023, Merger Sub allocated one share to PubCo, pursuant to which it became a wholly owned subsidiary of PubCo. Merger Sub does not own any material assets and does not operate any business.

At the Effective Time, Merger Sub will merge with and into Docter, with Docter surviving as a wholly owned subsidiary of PubCo.

The Business Combination and the Merger Agreement

The Merger Agreement was entered into by and among Aimfinity, PubCo, Merger Sub, and Docter on October 13, 2023. On June 5, 2024 and January 29, 2025, respectively, Amendment No. 1 and Amendment No. 2 to the Merger Agreement were entered into by and among Aimfinity, PubCo, Merger Sub, and Docter.

The Reincorporation Merger

Immediately prior to the Reincorporation Merger Effective Time, Aimfinity’s issued and outstanding securities shall consist of (i) AIMA Units, each consisting of one AIMA Class 1 Warrant and one AIMA New Unit, (ii) AIMA New Units, each consisting of one AIMA Class A Ordinary Share and one-half of one AIMA Class 2 Warrant, (iii) AIMA Class A Ordinary Shares, (iv) AIMA Class B Ordinary Shares, (v) AIMA Class 1 Warrants, (vi) AIMA Class 2 Warrants; and (vii) AIMA Private Placement Units, each consisting of one AIMA Class A Ordinary Share, one AIMA Class 1 Warrant and one-half of one AIMA Class 2 Warrant. AIMA Class A Ordinary Shares and AIMA Class B Ordinary Shares are collectively referred as “AIMA Ordinary Shares.” AIMA Class 1 Warrants and AIMA Class 2 Warrants are collectively referred as “AIMA Warrants.” AIMA Units are currently listed on Nasdaq under the symbol “AIMAU,” AIMA New Units are currently listed on Nasdaq under the symbol “AIMBU,” and AIMA Class 1 Warrants are currently listed on Nasdaq under the symbol “AIMAW.” However, the AIMA New Units will not separate into AIMA Class A Ordinary Shares and AIMA Class 2 Warrants, and AIMA Class A Ordinary Shares and AIMA Class 2 Warrants will not trade separately, unless and until the Closing. As provided in Aimfinity’s IPO prospectus dated April 26, 2022 and the warrant agreement of April 25, 2022 between Aimfinity and VStock (as amended, the “Aimfinity Warrant Agreement”), the holders of AIMA New Units will forfeit their AIMA Class 2 Warrants in the event that they elect to redeem AIMA Public Shares underlying AIMA New Units in connection with the Business Combination.

At the effective time of the Reincorporation Merger (the “Reincorporation Merger Effective Time”), Aimfinity will merge with and into PubCo, as a result of which, the separate corporate existence of Aimfinity will cease and PubCo will continue as the surviving corporation. In connection with the Reincorporation Merger:

•        each issued and outstanding AIMA Unit will automatically separate into one AIMA Class 1 Warrant and one AIMA New Unit (the “Separation of AIMA Units”),

•        upon the Separation of AIMA Units, each issued and outstanding AIMA New Unit (except for AIMA Class 2 Warrants attached to AIMA Public Shares that are redeemed prior to the Reincorporation Effective Time which will be forfeited in connection with the redemption) will automatically separate into one AIMA Class A Ordinary Share and one-half of one AIMA Class 2 Warrant,

•        each issued and outstanding AIMA Private Placement Unit will automatically separate into one AIMA Class A Ordinary Share, one AIMA Class 1 Warrant and one-half of one Class 2 Warrant (the “Separation of AIMA Private Placement Units”),

•        each issued and outstanding AIMA Ordinary Share will be converted automatically into one PubCo Ordinary Share, and

•        each issued and outstanding AIMA Warrant shall be converted automatically into one redeemable warrant of PubCo, exercisable for one PubCo Ordinary Share at an exercise price of $11.50 (each a “PubCo Warrant”).

The Acquisition Merger

At the effective time of the Acquisition Merger (the “Effective Time”), being one business day after the Reincorporation Merger Effective Time, Merger Sub, a Delaware corporation and wholly-owned subsidiary of PubCo, will be merged with and into Docter, resulting in Docter surviving the Acquisition Merger and being a wholly-owned subsidiary of PubCo.

The aggregate consideration for the Acquisition Merger is $60,000,000, payable in the form of 6,000,000 newly issued PubCo Ordinary Shares (the “Closing Payment Shares”) valued at $10.00 per share to the Docter Stockholders. At the closing of the Acquisition Merger, the issued and outstanding shares of common stock in Docter then held by the Docter Stockholders will be cancelled and cease to exist, in exchange for the issuance of an aggregate of Closing Payment Shares. At the closing of the Acquisition Merger, the one fully paid share in Merger Sub held by PubCo will become one fully paid share in the surviving corporation, so that Doter will become a wholly-owned subsidiary of PubCo.

As a result of the Transaction, as of the end of the day immediately preceding the Closing, PubCo is expected to become a U.S. corporation for U.S. federal income tax purposes by reason of Section 7874(b) of the Code, in a transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code, pursuant to Treasury Regulations issued pursuant to the Code.

In addition to the Closing Payment Shares, the Docter Stockholders may be entitled to receive Earnout Shares as follows: (i) 1,000,000 Earnout Shares will be issued to each Docter Stockholders on a pro rata basis if and only if PubCo completes sales of at least 30,000 Devices (as defined in the Merger Agreement) during fiscal year 2025 as reflected in its audited consolidated annual financial statements for the fiscal year ending December 31, 2025 prepared in accordance with the U.S. GAAP as filed with the SEC; and (ii) 1,500,000 Earnout Shares will be issued to each Docter Stockholders on a pro rata basis if and only if PubCo completes sales of at least 40,000 Devices during fiscal year 2026 as reflected in its audited consolidated annual financial statements for the fiscal year ending December 31, 2026 prepared in accordance with U.S. GAAP as filed with the SEC.

For more information about the Business Combination, please see the sections titled “Proposal No. 1 — The Reincorporation Merger Proposal” and “Proposal No. 2 — The Acquisition Merger Proposal.” A copy of the Merger Agreement and the Plan of Merger is attached to this proxy statement/prospectus as Annex A.

Post-Business Combination Structure and Impact on the Public Float

The following illustrates the ownership structure of PubCo immediately following the Business Combination. The equity interests shown below were calculated based on the assumptions that (i) no Aimfinity shareholder exercises its redemption rights or dissenter rights, (ii) none of the parties below purchase AIMA Ordinary Shares in the open market, (iii) no exercise of any PubCo Warrants; (iv) no holders of Working Capital Notes or Extension Notes opt to convert such promissory notes into Private Placement Units of Aimfinity; and (v) there are no other issuances of equity by Aimfinity prior to or in connection with the consummation of the Business Combination, including in connection with any Transaction Financing.

3,620,976 shares, or 38.8%
Current insiders:
1,722,500 shares, or 17.8%
Former insiders:
812,000 shares, or 8.4%
AIMA Public Shareholders (1,116,476 shares, or 11.6%)
Aimfinity Investment LLC (Sponsor) (1,692,500 shares, or 17.5%)
AIMA Current Independent Directors (30,000 shares, or 0.3%)
AIMA Former Directors (40,000 shares, or 0.4%)
Imperii Strategies LLC (772,000 shares, or 8.0%)
Docter Stockholders (6,000,000 shares, or 62.2%)
PubCo (to be renamed: Inkwater Holding Inc.) (Cayman Islands)
100%
Docter (Delaware)
100%
Horn Enterprise (Taiwan)

The ownership percentages with respect to the post-Business Combination company set forth above do not take into account the exercise of any of the 9,431,679 PubCo Warrants. Nor do they take into account the issuance of any Earnout Shares. If the actual facts are different than these assumptions, the percentage ownership retained by our Public Shareholders following the business combination will be different. The AIMA Public Warrants and AIMA Private Placement Warrants will become exercisable upon the completion of the Business Combination and will expire five years after the completion of the Business Combination or earlier upon redemption or liquidation.

Management and Board of Directors Following the Business Combination

Effective as of the closing of the Business Combination, the board of directors of PubCo will consist of five members. Two members of the PubCo board of directors will be designated by the Sponsor and three will be designated by Docter, and three of the five directors designated will be considered “independent” under Nasdaq’s listing standards. See section titled “PubCo’s Directors and Executive Officers After the Business Combination” for additional information.

Other Documents Relating to the Business Combination

Company Support Agreement

Contemporaneously with the execution of the Merger Agreement, certain Company Stockholders entered into a support agreement pursuant to which such Docter Stockholders, among other things:

(i)     agreed to vote in favor of the Merger Agreement and the transactions contemplated therein;

(ii)    agreed not to, subject to certain customary exceptions, (a) sell, assign, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, establish or increase a put equivalent position or liquidation with respect to or decrease a call equivalent position with respect to, any shares of Docter Stock, or (b) enter into any swap, short sale, hedge or other arrangement that which is designed to, or which would lead to or result in a sale or disposition of any share of Docter Stock;

(iii)   agreed not to engage in the solicitation of proxy or consent (as defined under SEC rules) or to advise or influence others with respect to voting of any share of Docter Stock, other than to recommend that the Merger Agreement and the transactions contemplated therein be approved;

(iv)   agreed not to enter into any other voting trust or any other form of voting agreements with respect to any share of Docter Stock.

Sponsor Support Agreement

Contemporaneously with the execution of the Merger Agreement, the Sponsor entered into a letter agreement pursuant to which such the Sponsor, among other things:

(i)     agreed to appear at or cause such AIMA Ordinary Shares it holds to be counted as present for quorum purposes at such meeting of the shareholders of Aimfinity, and vote or cause such AIMA Ordinary Shares it holds to be voted at such meeting in favor of the Merger Agreement and the transactions contemplated therein;

(ii)    agreed not to vote or cause such AIMA Ordinary Shares it holds to be voted at such meeting in favor for any proposal, action or agreement that would impede, frustrate, prevent, nullify the Merger Agreement and the contemplated transactions, result in the breach of any obligations or preclude the fulfillment of any conditions therein, or amend the Current Charter of Aimfinity not contemplated in the Merger Agreement;

(iii)   agreed not to exercise any redemption rights and waive any adjustment of conversion ratio recognized under the Current Charter;

(iv)   agreed not to, subject to certain exceptions, (a) sell, offer to sell, contract to agree to sell, hypothecate, pledge, grant any option, right or warrant to purchase or otherwise assign, transfer (including by operation of law), allow the creation of a lien, pledge, distribute, dispose of or otherwise encumber any of the AIMA Ordinary Shares, either voluntarily or involuntarily, or otherwise agree or offer to do any of the foregoing, (b) deposit any AIMA Ordinary Shares into any other voting trust or enter into any other voting agreement or arrangement or grant any other proxy or power of attorney, (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law) or other disposition of any AIMA Ordinary Shares before the Termination Date (as defined in the Merger Agreement), (d) establish or increase a put equivalent position or liquidate or decrease a call equivalent position, with respect to any AIMA Ordinary Shares, enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any AIMA Ordinary Shares, (f) take any action that would have the effect of preventing or disabling Sponsor from performing its obligations hereunder or (g) publicly announce any intention to effect any transaction specified in the foregoing.

Lock-Up Agreements

At or prior to the Closing, PubCo will enter into lock-up agreements (the “Lock-up Agreements”) with any stockholder who will hold more than 5% of the issued and outstanding PubCo Ordinary Shares upon the Closing, the Sponsor, directors and officers of PubCo, and any affiliates of the foregoing. Pursuant to the Lock-Up Agreements, such parties will, subject to certain customary exceptions, agree not to (i) sell, offer to sell, contract or agree to sell, pledge or otherwise dispose of, directly or indirectly, any PubCo Ordinary Shares held by them until the date that is one year after the date of the Closing.

Backstop Agreement

On October 16, 2024, AIMA, PubCo and Family Inheritance Consulting (H.K.) Limited, a Hong Kong registered entity (“Investor”), entered into a certain backstop agreement (the “Backstop Agreement”) in connection with the Business Combination, pursuant to which, the Investor agrees to purchase, at the request of AIMA, AIMA Class A Ordinary Shares, at a price of $10.00 per share in the aggregated purchase price (the “Purchase Price”) no less than the minimum amount of cash (the “Commitment”) resulting in the net tangible assets of the PubCo upon the closing of the Business Combination being no less than $5,000,001 in accordance with the requests of the redemption that it has received in connection with the Business Combination immediately prior to the cut-off time to accept redemption request as set forth in its AIMA’s amended and restated memorandum and articles of association effective at the time (the “Redemption Requests”), if and only if the Company reasonably believes that redemptions by public shareholders (“AIMA Public Shareholders” or “Public Shareholders”) of the Company in connection with the Business Combination will result in the net tangible assets of the PubCo upon the closing of the Business Combination being less than $5,000,001 based on the Redemption Requests. In connection with such purchase, the Investor waives redemption rights associated with the purchased shares, and shall receive the same numbers of PubCo Ordinary Shares, upon the closing of the Business Combination. The arrangements (the “Backstop Arrangements”) provided under the Backstop Agreement constitutes Transaction Financing under the Merger Agreement.

As a result of the Backstop Arrangements, as long as the share purchases by the Investor contemplated by the Backstop Arrangement close immediately prior to the Closing, Aimfinity will be able to satisfy the closing condition for net tangible asset, even if all of the AIMA Public Shares are redeemed by the Public Shareholders.

Warrant Assumption Agreement

Prior the Closing, Aimfinity, PubCo and VStock will enter into the Warrant Assumption Agreement, pursuant to which, among other things, Aimfinity shall have assigned all of its rights, interests and obligations in the existing Aimfinity Warrant Agreement to PubCo effective upon the Closing, and PubCo shall have assumed the warrants provided for under the Aimfinity Warrant Agreement.

Redemption Rights

Pursuant to Aimfinity’s Current Charter, Aimfinity’s Public Shareholders may demand to have their AIMA Public Shares redeemed for cash at the applicable redemption price per share equal to the quotient obtained by dividing (i) the aggregate amount on deposit in the Trust Account calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the Trust Account (net of taxes payable) and not previously released to Aimfinity to pay its taxes, by (ii) the total number of then-issued and outstanding Public Shares. As of February 25, 2025, this would have amounted to approximately $12.08 per share.

You will be entitled to receive cash for any public shares to be redeemed only if you:

(i)     (x) hold public AIMA Class A Ordinary Shares through AIMA New Units or (y) hold public AIMA Class A Ordinary Shares through AIMA Units, and you elect to separate your AIMA Units into the underlying public AIMA New Units and public AIMA Class 1 Warrants, prior to exercising your redemption rights with respect to the public AIMA Ordinary Shares by submitting the AIMA New Units for redemption; and

(ii)    prior to 5:00 p.m. Eastern Time, March 24, 2025, which is two business days before the Extraordinary General Meeting, (a) submit a written request to the transfer agent to redeem all or a portion of the AIMA Class A Ordinary Shares underlying the AIMA New Units for cash; and (b) tender your New Units by either delivering your certificate (if any) and other redemption forms to the Transfer Agent or by delivering your AIMA New Units electronically using the Depository Trust Company’s DWAC (Deposit Withdrawal At Custodian) system.

There is a public market for the trading of AIMA New Units, each of which consists of one AIMA Class A Ordinary Share and one-half of one AIMA Class 2 Warrant. There is no separate trading for the AIMA Class A Ordinary Shares, and the Public Shareholders who wish to redeem their Public Shares may submit their AIMA New Units for redemption of such Public Shares. As a result, the Public Shares underlying the AIMA New Units will be redeemed for a pro rata portion of the funds available in the Trust Account and the AIMA Class 2 Warrants will be forfeited and cancelled.

Public Shareholders who wish to redeem their Public Shares and who hold AIMA New Units do not need to separate your AIMA New Units, and may submit AIMA New Units for redemption of such Public Shares. Holders of outstanding AIMA Units must separate the underlying AIMA New Units and AIMA Class 1 Warrants prior to exercising redemption rights with respect to the AIMA Public Shares. If AIMA Units are registered in a holder’s own name, the holder must deliver the certificate for its AIMA Units to the transfer agent with written instructions to separate the AIMA Units into their individual component parts. This must be completed far enough in advance to permit the mailing of the certificates back to the holder so that the holder may then exercise his, her or its redemption rights upon the separation of the AIMA New Units from the AIMA Units.

If a broker, dealer, commercial bank, trust company or other nominee holds AIMA Units for an individual or entity (such individual or entity, the “beneficial owner”), the beneficial owner must instruct such nominee to separate the beneficial owner’s AIMA Units into their individual component parts. The beneficial owner’s nominee must send written instructions by facsimile to the transfer agent. Such written instructions must include the number of AIMA Units to be separated and the nominee holding such AIMA Units. The beneficial owner’s nominee must also initiate electronically, using DTC’s DWAC system, a withdrawal of the relevant AIMA Units and a deposit of an equal number of AIMA New Units and AIMA Class 1 Warrants. This must be completed far enough in advance to permit the nominee to exercise the beneficial owner’s redemption rights upon the separation of the AIMA New Units from the AIMA Units. While this is typically done electronically the same business day, beneficial owners should allow at least one full business day to accomplish the separation. If beneficial owners fail to cause their AIMA Units to be separated in a timely manner, they will likely not be able to exercise their redemption rights.

Any request for redemption, once made, may be withdrawn at any time up to two business days before the Extraordinary General Meeting. Furthermore, if a shareholder delivered his certificate for redemption and subsequently decided prior to two business days before the Extraordinary General Meeting not to elect redemption, he may simply request that the transfer agent return the certificate (physically or electronically).

If a holder exercises its redemption rights, then such holder will be exchanging its public shares for cash and will no longer own shares of the post-Business Combination company. Such a holder will be entitled to receive cash for its public shares only if it properly demands redemption and delivers its shares (either physically or electronically) to our Transfer Agent in accordance with the procedures described herein. Please see the section titled “The Extraordinary General Meeting — Redemption Rights” for the procedures to be followed if you wish to redeem your Public Shares for cash.

A redemption payment will only be made in the event that the proposed Business Combination is consummated. If the proposed Business Combination is not completed for any reason, then Public Shareholders who exercised their redemption rights would not be entitled to receive the redemption payment. In such case, Aimfinity will promptly return the share certificates to the Public Shareholder.

Appraisal Rights

The Cayman Companies Act prescribes when shareholder appraisal rights will be available and sets the limitations on such rights. Where such rights are available, shareholders are entitled to receive fair value for their shares. However, regardless of whether such rights are or are not available, shareholders are still entitled to exercise the rights of redemption as set out herein, and AIMA Board has determined that the redemption proceeds payable to shareholders who exercise such redemption rights represents the fair value of those shares.

Holders of AIMA Ordinary Shares have appraisal rights in connection with the Business Combination under the Cayman Companies Act. AIMA Public Shareholders are entitled to give notice to AIMA prior to the Extraordinary General Meeting that they wish to dissent to the Business Combination and to receive payment of fair market value for his, her or its AIMA Ordinary Shares if they follow the procedures set out in the Cayman Companies Act.

In essence, that procedure is as follows: (i) the shareholder must give his written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for his shares if the merger or consolidation is authorized by the vote;

(ii) within 20 days following the date on which the merger or consolidation is approved by the shareholders, the constituent company must give written notice to each shareholder who made a written objection; (iii) a shareholder must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of his intention to dissent, including, among other details, a demand for payment of the fair value of his shares; (iv) within seven days following the date of the expiration of the period set out in (ii) above or seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase his, her or its shares at a price that the company determines is the fair value and if the company and the shareholder agree the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount; and (v) if the company and the shareholder fail to agree on a price within such 30 day period, within 20 days following the date on which such 30 day period expires, the company (and any dissenting shareholder) must file a petition with the Cayman Islands courts to determine the fair value and such petition must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached.

AIMA Public Shareholders who elect to exercise appraisal rights will lose their right to exercise their redemption rights as described herein.

The Proposals

At the Extraordinary General Meeting, the Aimfinity’s shareholders will be asked to vote on the following:

•        Proposal No. 1 — the Reincorporation Merger Proposal;

•        Proposal No. 2 — the Acquisition Merger Proposal;

•        Proposal No. 3 — the PubCo Charter Proposal; and

•        Proposal No. 4 — the Adjournment Proposal.

Please see the sections titled “The Extraordinary General Meeting of Aimfinity Shareholders” on page 72 for more information on the foregoing Proposals.

Voting Securities, Record Date

As of February 25, 2025, there were 3,620,976 AIMA Ordinary Shares issued and outstanding, while the balance of the Trust Account, as of the Record Date, was approximately $13.48 million. Only Aimfinity’s shareholders who hold AIMA Ordinary Shares of record as of the close of business on February 25, 2025 are entitled to vote at the Extraordinary General Meeting or any adjournment of the Extraordinary General Meeting. Approval of the Proposals will require the affirmative vote of the holders of a majority of the issued and outstanding AIMA Ordinary Shares present and entitled to vote at the Extraordinary General Meeting.

As of February 25, 2025, the AIMA Initial Shareholders collectively owned and was entitled to vote 2,504,500 AIMA Ordinary Shares, or approximately 69.2% of Aimfinity’s issued and outstanding shares. With respect to the Business Combination, the AIMA Initial Shareholders have agreed to vote its AIMA Ordinary Shares in favor of the Reincorporation Merger Proposal and the Acquisition Merger Proposal, and intends to vote for the other Proposals although there is no agreement in place with respect to voting on the other Proposals.

Material U.S. Federal Income Tax Consequences

For a discussion summarizing the material U.S. federal income tax consequences of the Transaction, including the Deemed Domestication and exercise of redemption rights by AIMA shareholders, please see “Material U.S. Federal Income Tax Consequences.”

Anticipated Accounting Treatment

The Business Combination will be accounted for as a reverse merger in accordance with U.S. GAAP. Under this method of accounting, Aimfinity will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on the Docter Stockholders expecting to have a majority of the voting power of the post-combination company, the relative size of Docter compared to Aimfinity, and Docter operations comprising the ongoing operations of the post-combination company. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Docter issuing stock for the net assets of Aimfinity, accompanied by a recapitalization. The net assets of Aimfinity will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Docter.

Regulatory Approvals

The Reincorporation Merger, the Acquisition Merger and the other transactions contemplated by the Merger Agreement are not subject to any additional U.S. federal or state regulatory requirements or approvals, or any regulatory requirements or approvals under the laws of the Cayman Islands or the State of Delaware, except for the registration by the Registrar of Companies in the Cayman Islands of the Plan of Merger, and the filing with the Secretary of State of Delaware of the Certificate of Merger.

Interests of Certain Persons in the Business Combination

When you consider the recommendation of the Aimfinity board of directors in favor of adoption of the Acquisition Merger Proposal and the other Proposals, you should keep in mind that Aimfinity’s directors and officers have interests in the Business Combination that are different from, or in addition to, your interests as a shareholder, including the following:

•        If an initial business combination is not completed by the end of the Combination Period, whether with Docter or with any other entity, Aimfinity will be required to liquidate and dissolve. In such an event, 2,012,500 AIMA Founder Shares and 492,000 AIMA Private Placement Units will be worthless. The AIMA Founder Shares were originally acquired by certain Aimfinity’s Initial Shareholders prior to the IPO for an aggregate purchase price of $25,000. AIMA Private Placement Units were acquired by the Sponsor in connection with the IPO for an aggregate purchase price of $4,920,000. On March 17, 2023, the Sponsor distributed 280,000 AIMA Founder Shares and 492,000 AIMA Private Placement Units to its then existing members and repurchased 30,000 AIMA Founder Shares from the former director of Aimfinity resulting the Sponsor holding 1,692,500 AIMA Founder Shares. I-Fa Chang, the CEO, Chairman, and a director of Aimfinity, is one of the three members and the sole manager of the Sponsor. AIMA Founder Shares had an aggregate market value of approximately $20.14 million based on the closing price of AIMA New Units of $11.90 per share on The Nasdaq Global Market as of the Record Date. AIMA Private Placement Units had an aggregate market value of approximately $5.85 million based on the closing price of AIMA New Units of $11.90 per unit on The Nasdaq Global Market as of the Record Date.

•        The Sponsor and Aimfinity’s officers and directors and their affiliates are entitled to reimbursement of reasonable out-of-pocket expenses incurred by them in connection with certain activities on Aimfinity’s behalf, such as identifying and investigating possible business targets and business combinations. However, if the proposed Business Combination is not completed by the end of the Combination Period, they will not have any claim against the Trust Account for reimbursement. Accordingly, Aimfinity may not be able to reimburse these expenses, and the Sponsor and Aimfinity’s officers and directors and their affiliates will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceeded the amount of its working capital if the Business Combination or another business combination is not completed within the allotted time period. As of the date of this proxy statement/prospectus, the Sponsor and Aimfinity’s officers and directors and their affiliates have not had any unpaid reimbursable expenses.

•        In order to extend Aimfinity’s time to complete a business combination by up to an additional nine months as provided in its Current Charter, Aimfinity’s Sponsor or our directors and officers or their designees must deposit the Monthly Extension Payment into the Trust Account for each one-month extension. In addition, Aimfinity’s Sponsor or our directors and officers or their designees may, but are not obligated to, loan Aimfinity funds as may be required. Aimfinity may issue such Extension Notes or Working Capital

Notes to the Sponsor, officers, directors, of their affiliates, evidencing the terms of the Monthly Extension Payments or the working capital loans, respectively, as applicable. Such Extension Notes or Working Capital Notes may also provide that such Monthly Extension Payments or working capital loans may be convertible into Private Placement Units, which are identical to the AIMA Private Placement Units issued to the Sponsor in the private placement consummated simultaneously with the closing of the IPO, at a price of $10.00 per unit at the option of the lender. If Aimfinity completes the Business Combination, it would repay such deposit amounts out of the proceeds of the Trust Account released to Aimfinity. Otherwise, such loans would be repaid only out of funds held outside the Trust Account. In the event that the Business Combination does not close, Aimfinity may use a portion of the working capital held outside the Trust Account to repay such deposit amounts but no proceeds from the Trust Account would be used to repay such loaned amounts. As of the date hereof, Aimfinity had issued 9 First EGM Extension Notes and 9 Second EGM Extension Notes in the aggregate amount of $1,305,000, to I-Fa Chang, as the designee of the Sponsor. Aimfinity has also issued 3 Working Capital Notes in an aggregate amount of $2,500,000, to I-Fa Chang in connection with I-Fa Chang’s provision of up to $2,500,000 of working capital loans to Aimfinity. Collectively, pursuant to the IPO Prospectus, up to $1,500,000 of the Extension Notes and Working Capital Notes may be convertible into 150,000 Working Capital Units, at a price of $10.00 per unit. In the event that Aimfinity fails to complete a business combination by the prescribed time period, it is uncertain if it has sufficient working capital held outside the Trust Account to fully repay all the outstanding loans from the Extension Notes or the Working Capital Notes.

•        If the Business Combination with Docter is completed, it is currently contemplated that I-Fa Chang, who is currently the CEO, Chairman and member of the Aimfinity Board, will continue to be Chairman and member of the board of directors of PubCo after the closing of the Business Combination (assuming that the Acquisition Proposal is approved as described in this proxy statement/prospectus). In addition, Kevin D. Vassily and Teng-Wei Chen, two members of the Aimfinity Board, will also serve as member of the board of directors of PubCo after the closing of the Business Combination. As such, in the future, each of Mr. Chang, Mr. Vassily and Dr. Chen will receive any cash fees, share options or share awards that PubCo’s board of directors determines to pay to its directors.

•        Because of the exercise of Aimfinity’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the Business Combination and/or of the Merger Agreement, the exercise of such discretion may result in a conflict of interest when determining whether such changes or waivers are appropriate and in the best interests of Aimfinity’s shareholders.

•        The Merger Agreement provides for the continued indemnification of Aimfinity’s current directors and officers and the continuation of directors and officers liability insurance covering Aimfinity’s current directors and officers.

•        Pursuant to the Merger Agreement, at the Closing of the Business Combination, PubCo shall issue 30,000 PubCo Ordinary Shares, in the aggregate, to the three independent directors of Aimfinity who hold office immediately prior to the Effective Time of the Acquisition Merger, with each such independent director receiving 10,000 PubCo Ordinary Shares, as compensation.

•        Aimfinity’s officers and directors may make loans from time to time to Aimfinity to fund certain capital requirements. As of February 25, 2025, the Sponsor and Aimfinity’s officers and directors and their affiliates have loaned an aggregate principal amount of $2,563,675.80 to Aimfinity, all of which remains outstanding. If the Business Combination is not consummated, the loans will not be repaid and will be forgiven except to the extent there are funds available to Aimfinity outside of the Trust Account.

•        The Sponsor and its affiliates will benefit from the completion of a business combination and may be incentivized to complete an acquisition of a less favorable target company or on terms less favorable to shareholders rather than liquidate. The Sponsor and its affiliates will own 1,692,500 shares, representing 17.1% ownership interest in PubCo resulting from the completion of the Business Combination assuming no redemption. Such PubCo Ordinary Shares had an aggregate market value of approximately $20.14 million based on the closing price of AIMA New Units of $11.90 per unit as of the Record Date.

•        The Sponsor and its affiliates can earn a positive rate of return on their investment, even if other Aimfinity shareholders experience a negative rate of return in the combined company following the Business Combination. For example, if the share price of the ordinary shares declined to $5.00 per share after the close of the business combination, the AIMA Public Shareholders that purchased shares in the initial public offering would have a loss of $5.00 per share, while the Sponsor would have a gain of $4.98 per share because it acquired the Founder Shares for a nominal amount.

•        The Sponsor, its affiliates and Aimfinity’s officers and directors are, or in the future may become, affiliated with entities that are engaged in similar business to Aimfinity or to Docter. Our independent director, Mr. Vassily, is a member of the board of directors of Denali Capital Acquisition Corporation, a SPAC listed on Nasdaq that is currently engaged in a business combination with Longevity Biomedical, Inc., a biotech company. The Sponsor, its affiliates and Aimfinity’s officers and directors are not prohibited from sponsoring, or otherwise becoming involved with, another SPAC prior to the completion of the Business Combination. In addition, our independent directors, Dr. Chen and Dr. Li, are involved in various biotech and medical-related businesses, which may compete with Docter in the future, and our Chairman, Mr. Chang and our independent director, Dr. Chen, are involved in various investment vehicles in Taiwan, which may compete with Docter for investment opportunities in the future. Aimfinity’s officers and directors may become aware of business opportunities which may be appropriate for presentation to Aimfinity, and the other entities to which they owe certain fiduciary or contractual duties. Accordingly, they may have had conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in Aimfinity’s favor and such potential business opportunities may be presented to other entities prior to their presentation to Aimfinity, subject to applicable fiduciary duties under Cayman Islands law. Aimfinity’s Current Charter provides that Aimfinity renounces its interest in any corporate opportunity offered to any officer or director of Aimfinity. This waiver allows Aimfinity’s officers and directors to allocate opportunities based on a combination of the objectives and fundraising needs of the target, as well as the investment objectives of the Aimfinity. Aimfinity does not believe that the waiver of the corporate opportunities doctrine otherwise has a material impact on its search for an acquisition target.

•        Aimfinity’s Chief Financial Officer, Mr. Tian, was the managing director and head of capital market of US Tiger, Aimfinity’s business combination advisor and one of the representatives of the underwriters of Aimfinity’s IPO. Mr. Tian owed fiduciary duty to both Aimfinity and US Tiger in the past. Conflicts may arise from the past affiliation with Aimfinity (including in connection with Xuedong (Tony) Tian’s affiliation with US Tiger), the provision of services both to Aimfinity and to third-party clients in the past, as well as from actions undertaken by US Tiger for its own account. US Tiger is often engaged as a financial advisor, or placement agent, to corporations and other entities and their directors and managers in connection with the sale of those entities, their assets or their subsidiaries. Aimfinity does not believe that any such potential conflicts would materially affect our ability to complete our initial business combination.

•        Aimfinity’s CEO, Mr. Chang, is the manager and one of the members of the Sponsor. He beneficially owns 91.1% of the membership interests of the Sponsor, and may be deemed to beneficially own 1,542,500 AIMA Class B Ordinary Shares. Aimfinity’s CFO, Mr. Tian, is also a member of the Sponsor. He beneficially owns 5.9% of the membership interests of the Sponsor, and may be deemed to beneficially own 100,000 AIMA Class B Ordinary Shares. The AIMA Class B Ordinary Shares that Mr. Chang and Mr. Tian beneficially own would become worthless if Aimfinity does not complete a business combination within the applicable time period, as the Sponsor has waived any right to redemption with respect to these shares, without any separate consideration provided by Aimfinity for such waiver. Such AIMA Class B Ordinary Shares held by the Sponsor have an aggregate market value of approximately $20.14 million, based on the closing price of AIMA New Units on the Record Date, resulting in a theoretical gain of $20.12 million (or $11.88 per share). Additionally, Mr. Chang has a pre-existing personal relationship with Mr. Huang, the CEO of Docter. Mr. Chang is not entitled to additional compensation or economic interests from Aimfinity or Docter for such introduction or for the completion of the Business Combination, see “Background of the Business Combination — Timeline of the Business Combination” on page 110 for more details.

Sponsor, Affiliates and Sponsor Compensation

Aimfinity’s Sponsor is Aimfinity Investment LLC, a Cayman Islands limited liability company formed as the sponsor of Aimfinity in July 2021, with then-director and CEO of Aimfinity, Jing “George” Cao serving as manager, and Imperii Strategies LLC, Aimfinity & Co. Ltd. and Yuming Investments LLC serving as members of the LLC.

On December 4, 2021, the Sponsor paid $25,000 in consideration for issuance of 2,875,000 AIMA Class B Ordinary Shares, or approximately $0.009 per share. On March 18, 2022, the Sponsor surrendered to the Company for cancellation 862,500 AIMA Class B Ordinary Shares for no consideration, resulting in then shareholders of AIMA Class B Ordinary Shares holding an aggregate of 2,012,500 AIMA Class B Ordinary Shares, or approximately $0.012 per share. Up to 262,500 AIMA Class B Ordinary Shares were subject to forfeiture by the Sponsor depending on the extent to which the underwriters’ over-allotment option is exercised.

On March 29, 2022, the Sponsor agreed to assign 20,000 AIMA Class B Ordinary Shares to each of Joshua Gordon, Xin Wang, James J. Long, and Nicholas Torres III, then directors and officers of Aimfinity, for the consideration of $240 each.

On April 28, 2022, simultaneously with the closing of the IPO, Aimfinity consummated a private placement (the “Private Placement”) with the Sponsor, of an aggregate of 492,000 AIMA Private Placement Units at a price of $10.00 per AIMA Private Placement Unit, generating gross proceeds to Aimfinity of $4,920,000.

On March 17, 2023, due to the Sponsor’s inability to continue to fund and support the operations of Aimfinity and to consummate an initial business combination, a series of transactions were consummated to effect a change in the ownership structure of the Sponsor:

•        First, the Sponsor initiated a distribution of 280,000 Founder Shares and 492,000 AIMA Private Placement Units held by the Sponsor to Imperii Strategies LLC, member of the Sponsor at the time, who agreed to receive and hold such Founder Shares and Private Placement Units on behalf of Imperii Strategies LLC, Aimfinity & Co. Ltd. and Yuming Investments LLC, all three members (together, the “Sellers”) of the Sponsor at the time.

•        Second, the Sponsor entered into a repurchase agreement with Xin Wang, Joshua Gordon, James J. Long and Nicholas Torres III, then directors and officers of Aimfinity, to each transfer 10,000 Founder Shares for the consideration of $120 to the Sponsor, as a result of which, the Sponsor would beneficially hold 1,692,500 Founder Shares.

•        Third, the Sponsor entered into a Membership Interest Purchase and Transfer Agreement (the “Membership Purchase Agreement”) with I-Fa Chang and the Sellers, pursuant to which I-Fa Chang purchased all outstanding membership interests of the Sponsor from the Sellers, and became sole manager and member of the Sponsor, in exchange for the consideration of $1,000,000.

After the transactions (collectively, the “Sponsor Membership Change”), Mr. Chang assumed control of the Sponsor, as its sole member and manager with 100% of the membership interests. The Sponsor, in turn, beneficially owns 1,692,500 Founder Shares.

The Sellers no longer serve as member of the Sponsor, while Imperii Strategies LLC holds 280,000 Founder Shares and 492,000 Private Placement Units for the benefits of the Sellers.

In connection with the Sponsor Membership Change and to afford flexibility for the new member of the Sponsor to install a slate of new directors and officers to Aimfinity, all members of the AIMA board (the “former board members”) and all executive officers (the “former management”) agreed to resign. In their place, pursuant to the authority conferred by the amended and restated memorandum and articles of associations effective at the time, which provides for the holders of the Founder Shares the exclusive authority to appoint and remove Aimfinity’s directors prior to the closing of its initial business combination without any shareholder vote, the Sponsor of Aimfinity, as the sole shareholder of the AIMA Class B Ordinary Shares, appointed a new AIMA board, consisted of Ivan Chang, Tony Tian, Kevin D. Vassily, Hanzhong (Han) Li and Teng-Wei Chen. The new AIMA board, in turn, appointed a new management team, led by CEO and Chairman, I-Fa (Ivan) Chang, and CFO (then-Head of Capital Markets at US Tiger Securities, Inc., the representative of the underwriters of the IPO) Xuedong (Tony) Tian.

On January 19, 2024, pursuant to certain membership interest purchase and transfer agreement, Mr. Chang, then holder of 100% of Membership Interests in the Sponsor, sold 2.954% of the Membership Interests of the Sponsor he held, which entitles the holder to receive distribution of 50,000 founder shares currently held under the Sponsor, to Mr. Chun-Cheng Su, a Taiwanese citizen, for 10,000,000 New Taiwan Dollar (approximately USD 319,000). On the same date, pursuant to certain membership interest purchase and transfer agreement, Mr. Chang also sold 5.908% of the Membership Interests of the Sponsor he held, which entitles the holder to receive distribution of 100,000 founder shares currently held under the Sponsor, to Mr. Xuedong (Tony) Tian, our CFO and director, for USD1,242.24. The sale and repurchase of the membership interests were made pursuant to exemptions from registration contained in Section 4(a)(2) of the Securities Act.

AIMA Class B Ordinary Shares

As of the date of this registration statement/prospectus, the Sponsor owns 1,692,500 AIMA Class B Ordinary Shares, with Mr. Chang, as a member of the Sponsor, deemed to beneficially own 1,542,500 AIMA Class B Ordinary Shares, Mr. Su, as a member of the Sponsor, deemed to beneficially own 50,000 AIMA Class B Ordinary Shares, and Mr. Tian, as a member of the Sponsor, deemed to beneficially own 100,000 AIMA Class B Ordinary Shares. Upon Closing, each Class B Ordinary Share will be canceled and be converted automatically into one PubCo Ordinary Share.

Monthly Extension Notes and Working Capital Notes

In addition to the AIMA Class B Ordinary Shares, from March 2023 to the date this registration statement/prospectus, under the Company’s second amended memorandum and articles of association effective at the time, Mr. Chang, as the manager and designee of the Sponsor, deposited a total of $765,000 to the Trust Account for 9 monthly extensions to Aimfinity’s deadline for completing the initial business combination from July 2023 to March 2024 (for $85,000 each time, each a “First EGM Extension Payment”); under the Company’s third amended memorandum and articles of association effective at the time, Mr. Chang, as the manager and designee of the Sponsor, deposited a total of $540,000 to the Trust Account for 9 monthly extensions to Aimfinity’s deadline for completing the initial business combination from April 2024 to January 2025 (for $60,000 each time, each a “Second EGM Extension Payment”); and under the Company’s fourth amended memorandum and articles of association currently in effect, Mr. Chang, as the manager and designee of the Sponsor, deposited a total of $111,647.60 to the Trust Account for 2 monthly extensions to Aimfinity’s deadline for completing the initial business combination from January 2025 to March 2025 (for $55,823.80 each time, each a “Current Monthly Extension Payment”). For each extension, on the date of such deposit, Aimfinity issued an unsecured promissory note to I-Fa Chang to evidence the payments made by him for the deposit of such First EGM Extension Payment (in the amount of $85,000 each time), Second EGM Extension Payment (in the amount of $60,000), or Current Monthly Extension Payment (in the amount of $55,823.80) as the case may be (in each case, a “Monthly Extension Note”).

Each of such Monthly Extension Notes have the same terms, except with regard to the amount. Each note bears no interest and is payable in full upon the earlier to occur of (i) the consummation of the Company’s Initial Business Combination or (ii) the date of expiry of the term of the Company (the “Maturity Date”). The following shall constitute an event of default: (i) a failure to pay the principal within five business days of the Maturity Date; (ii) the commencement of a voluntary or involuntary bankruptcy action, (iii) the breach of the Company’s obligations thereunder; (iv) any cross defaults; (v) an enforcement proceedings against the Company; and (vi) any unlawfulness and invalidity in connection with the performance of the obligations thereunder, in which case such Monthly Extension Note may be accelerated.

The payee of each Monthly Extension Note, I-Fa Chang, has the right, but not the obligation, to convert each Monthly Extension Note, in whole or in part, respectively, into Private Placement Units of the Company, that are identical to the Private Placement Units issued by the Company in the Private Placement consummated simultaneously with the Company’s IPO, subject to certain exceptions, as described in the Prospectus, by providing the Company with written notice of the intention to convert at least two business days prior to the closing of the Initial Business Combination. The number of Private Placement Units to be received by I-Fa Chang in connection with such conversion shall be an amount determined by dividing (x) the sum of the outstanding principal amount payable to the Sponsor by (y) $10.00. The issuances of the Monthly Extension Notes were made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

Pursuant to the final prospectus (File No. 333-263874) in connection with Aimfinity’s IPO dated April 25, 2022 and filed with the SEC on April 26, 2022 (the “IPO Prospectus”), The Sponsor or an affiliate of the Sponsor or certain of Aimfinity’s officers and directors may, but are not obligated to, loan Aimfinity funds as may be required. Any such loans would be on an interest-free basis and would be repaid only from funds held outside the trust account or from funds released to Aimfinity upon completion of the Business Combination. Aimfinity may issue such Working Capital Notes (as defined below) to the Sponsor, officers, directors, of their affiliates, evidencing the terms of such loans.

As of the date of this registration statement/prospectus, the Company has issued three promissory notes (the “Working Capital Notes”) to Mr. Chang, as the manager and designee of the Sponsor, on December 8, 2023 for up to $500,000 to be used for a portion of the working capital, on April 4, 2024, for up to $500,000 to be used for a portion of the working capital, and on October 21, 2024, for up to $1,500,000 to be used for a portion of the working capital. Each loan is non-interest bearing, unsecured and is due at the earlier of (1) the date on which the Company consummates its initial business combination or (2) the date on which the Company liquidates and dissolves. I-Fa Chang, as the payee, has the right, but not the obligation, to convert the note, in whole or in part, into Private Placement Units of the Company, that are identical to the Private Placement Units issued by the Company in the Private Placement consummated simultaneously with the Company’s IPO, subject to certain exceptions, as described in the IPO Prospectus, by providing the Company with written notice of the intention to convert at least two business days prior to the closing of the Initial Business Combination. The number of Private Placement Units to be received by I-Fa Chang in connection with such conversion shall be an amount determined by dividing (x) the sum of the outstanding principal amount payable to I-Fa Chang by (y) $10.00. The issuance of the Working Capital Notes was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended. As of September 30, 2024, the Company, had $1,012,159 borrowings under the working capital loans.

At Closing, pursuant to the Merger Agreement and the IPO Prospectus, up to $1,500,000 of the Working Capital Notes or Monthly Extension Notes may be converted into AIMA Private Placement Units. in the case that Mr. Chang elects to seek repayment for the Monthly Extension Notes or the Working Capital Notes in whole or in part, Aimfinity will use cash held outside the trust account and cash from the Trust Account (after payments for redemptions and tax payables) for any outstanding Monthly Extension Notes. In addition, in the case that Mr. Chang elects to convert any or all of the Monthly Extension Notes or the Working Capital Notes into Private Placement Units, up to $1,500,000 of such Monthly Extension Notes or the Working Capital Notes may be converted into Private Placement Units, at a price of $10.00 per unit, upon consummation of the Business Combination. At the Closing, such Private Placement Unit will be separated into as many as up to 150,000 AIMA Class A Ordinary Shares, 150,000 AIMA Class 1 Warrants, and 75,000 Class 2 Warrants, and converted into corresponding PubCo Ordinary Shares and PubCo Warrants.

Miscellaneous Transaction Expenses

In addition to the foregoing, Aimfinity will use cash held outside the trust account and cash from the Trust Account (after payments for redemptions and tax payables) to repay any other transaction expenses and to reimburse or pay Sponsor for any outstanding loans or other obligations of Aimfinity, if not covered by the Working Capital Notes. Aimfinity currently estimates that the total amount payable for the transaction expenses and any outstanding loans or other obligations to the Sponsor or Mr. Chang, as $2,563,675.80, as of February 25, 2025.

The retention of AIMA Class B Ordinary Shares by Sponsor and its affiliates, the reimbursements payable to Sponsor, Mr. Chang and any affiliates of the foregoing, and the PubCo Ordinary Shares and Warrants issuable to the Sponsor and Mr. Chang and any affiliates of the foregoing upon the conversion or exercise of the Monthly Extension Notes or Working Capital Notes at Closing will not result in a material dilution of the equity interests of non-redeeming Public Shareholders. See “Security Ownership of the Combined Company After the Business Combination.”

The compensation of the Sponsor is in the form of PubCo Ordinary Shares and Warrants. At the time of the IPO, the Sponsor and members of the Sponsor provided $4,920,000 of risk capital and $25,000 initial consideration for the Class B Ordinary Shares for Aimfinity, in consideration for 2,012,500 AIMA Class B Ordinary Shares and 492,000 Private Placement Units, to be converted into 2,504,500 PubCo Ordinary Shares and 738,000 PubCo Warrants. In addition, Mr. Chang, as manager and designee of the Sponsor, has further invested $2,563,675.80 into Monthly Extension Notes and Working Capital Notes of Aimfinity. The principal of the notes will convert into up to 150,000 PubCo Ordinary Shares and 225,000 PubCo Warrants. Aimfinity does not believe that the issuance of these shares is materially dilutive to non-redeeming shareholders who hold the securities until the consummation of the de-SPAC transaction, as the Sponsor would be deemed to have converted the Monthly Extension Notes and Working Capital Notes with the same consideration of $10.00 per unit paid by the Public Shareholders in the IPO and the issuance is backed by funds that were contributed into Aimfinity to back up its balance sheet and to accelerate the execution of its business plan.

Pursuant to the Merger Agreement, at Closing, each then serving independent directors of Aimfinity shall receive 10,000 PubCo Ordinary Shares upon Closing.

No compensation of any kind, including finder’s and consulting fees, will be paid by Aimfinity to our Sponsor, officers, directors or any of our or their respective affiliates, for services rendered prior to or in connection with the completion of the Business Combination, other than as disclosed in “— Interests of Certain Persons in the Business Combination”, “— Certain Engagements in Connection with the Business Combination and Related Transactions”, “Certain Transactions,” and elsewhere in this proxy statement/prospectus.

For a summary a summary of amount of compensation and securities received or to be received by the Sponsor and its affiliates (without taking into account any former member of the Sponsor or any former directors or officers of Aimfinity) in connection with the Business Combination and related transactions.

Entity/Individual	Compensation or Securities Received or to be Received	Consideration Paid or to be Paid
Sponsor	1,692,500 PubCo Ordinary Shares in exchange for 1,692,500 AIMA Class A Ordinary Shares upon Closing	$21,025, or $0.012 per share
Mr. Chang, CEO and Chairman of Aimfinity, and manager and member of Sponsor	1,542,500 PubCo Ordinary Shares in exchange for 1,692,500 AIMA Class A Ordinary Shares upon Closing that he may be deemed to beneficially own through the Sponsor	$1,000,000, or $0.59 per share
	Up to 150,000 PubCo Ordinary Shares and 225,000 PubCo Warrants in exchange for up to 150,000 Private Placement Units, converted from Monthly Extension Notes and Working Capital Units	$1,500,000, or $10.00 per Private Placement Unit
Mr. Tian, CFO and director of Aimfinity and member of Sponsor	100,000 PubCo Ordinary Shares in exchange in exchange for 100,000 AIMA Class A Ordinary Shares upon Closing that he may be deemed to beneficially own through the Sponsor	$1,242.24, or $0.012 per share

As indicated in the “Questions and Answers about the Merger Agreement and the Extraordinary General Meeting — What shall be the relative equity stakes of AIMA shareholders, and the Sellers in PubCo upon completion of the Business Combination?”, the Sponsor will have up to 19.8% of the voting power in the PubCo immediately after the Second. We therefore do not expect the issuances of securities listed in the above table will cause material impacts of the dilution on the non-redeeming Public Shareholders who hold Aimfinity’s securities until the consummation of the Business Combination.

Sponsor’s Prior SPAC Experience

Our Sponsor has not organized any SPAC in the past. However, Mr. Chang, the Sponsor’s manager and member and CEO and Chairman of Aimfinity, and Mr. Tian, another Sponsor member and CFO and director of Aimfinity, have both prior experience in sponsoring or participating in SPACs.

Inkstone Feibo Acquisition Corporation

Inkstone Feibo Acquisition Corporation, a Delaware SPAC (“Inkstone SPAC”), filed a registration statement on Form S-1 on May 27, 2022. However, Inkstone SPAC filed a request of withdrawal under Rule 477 of the Securities to withdraw the S-1 on January 4, 2024. Mr. Chang served as the manager and member of Inkstone Feibo Acquisition Sponsor LLC, a Delaware limited liability company and sponsor of the Inkstone SPAC, and served as the CEO and Chairman of the Inkstone SPAC, prior to its withdrawal. Mr. Tian also served as CFO and director of Inkstone prior to its withdrawal.

Feutune Light Acquisition Corporation

Feutune Light Acquisition Corporation, a Delaware SPAC, became a Nasdaq listed SPAC in June 2022, and closed its business combination with Thunder Power Holdings Limited, a British Virgin Islands company, in June 2024. As a result, the SPAC was renamed as “Thunder Power Holdings, Inc.” (Nasdaq: AIEV). Mr. Tian served as the CEO and director of the SPAC from March 2022 to June 2024.

Sponsor’s Role in the Business Combination

Our Sponsor and its affiliates have provided or will continue to provide to us various supports in Aimfinity’s activities and in connection with the Business Combination, including, among others:

•        provide office space, administrative and support services;

•        loan Aimfinity funds as may be required as working capital for Aimfinity’s operation or to finance transaction costs in connection with the Business Combination;

•        deposit the Monthly Extension Payments to extend the time for Aimfinity to complete its Business Combination;

•        waive the right to redemption with respect to the 1,692,500 AIMA Class B Ordinary Shares held by the Sponsor; and

•        vote in favor of the Proposals.

Transfer Restrictions in Connection with the Business Combination

After the Business Combination, the Sponsor, its affiliates, and current officers and directors of the SPAC will beneficially own approximately 17.4% of the aggregate voting power of PubCo’s issued and outstanding share capital. Pursuant to the terms of the letter agreement entered into by and among the Sponsor and Aimfinity, as well as the lock-up agreement to be entered by and among the PubCo and any Docter Stockholder who will hold more than 5% of the issued and outstanding PubCo Ordinary Shares upon the Closing, the Sponsor, directors and officers of PubCo (collectively, the “Lock-Up Individuals”), for a period of 1 year from the Closing (the “Lock-up Period”), subject to certain customary exceptions, the Lock-up Individuals agree not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any of PubCo Ordinary Shares held by such Lock-up Individuals (including any securities convertible into, or exchangeable for, or representing the rights to receive, such shares) (the “Lock-up Shares”), enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such Lock-up Shares, whether any of these transactions are to be settled by delivery of any such Lock-up Shares, in cash or otherwise, publicly disclose the intention to make any offer, sale, pledge or disposition, or enter into any transaction, swap, hedge or other arrangement, or engage in any Short Sales with respect to any security of the PubCo.

Docter’s Reasons for Engaging in the Business Combination

In the past, Docter has considered a variety of public and private financing methods and opportunities, including a traditional initial public offering. However, when presented with the opportunity to work with and to pursue the Business Combination with Aimfinity, it has concluded that the Business Combination is an optimal option to access the broader capital market, and unlock more significant opportunities. In deciding to pursue the Business Combination and the other transactions contemplated by the Merger Agreement with Aimfinity as opposed to another type of corporate transaction, Docter considered and evaluated a number of factors, including but not limited to, the advantages of the Business Combination over a traditional IPO, enhanced access to capital and liquidity for the Docter Stockholders, the benefits of working with the Aimfinity team and consideration of the relative benefits and detriments of alternative transactions.

Certain Engagements in Connection with the Business Combination and Related Transactions

As US Tiger acted as one of the representatives of the underwriters for Aimfinity’s IPO, and given US Tiger’s familiarity with Aimfinity, its business combination strategies and criteria, US Tiger’s prior experience in similar transactions, and the relationship developed between US Tiger and Aimfinity since the inception of Aimfinity, on October 12, 2023, Aimfinity entered into a Business Combination Marketing Agreement to engage US Tiger as advisors to Aimfinity in connection with Aimfinity’s potential business combination. At the Closing, the Company shall reimburse the advisor for all reasonable costs and expenses incurred by US Tiger (including fees and expenses of outside counsel) in connection with the performance of the Services hereunder; provided, however, that all expenses in excess of $10,000 in the aggregate shall be subject to the Company’s prior written approval, which approval shall not be unreasonably withheld. Reimbursable expenses shall be due and payable to Tiger at the Closing from the Trust Account.

On November 22, 2024, US Tiger sent a notice to Aimfinity to notify of its intent to terminate the Business Combination Marketing Agreement and cease its involvement in the Business Combination. However, Aimfinity understood that the Business Combination Marketing Agreement requires mutual consent for the termination of the agreement, and it has not agreed to and does not intend to consent to the termination of the agreement. In addition, US Tiger has not sought to terminate the underwriting agreement with Aimfinity in connection with its IPO, as a result of which the underwriters of the IPO remains entitled to the deferred underwriting compensation as provided in the underwriting agreement. According to Aimfinity management’s understanding, given that all team members of US Tiger who participated in the IPO or the Business Combination process have departed from their positions with US Tiger and the Aimfinity management no longer has an active relationship with US Tiger, US Tiger sought to terminate the Business Combination Marketing Agreement in November 2024.

Aimfinity believes that, despite US Tiger’s notice for cessation of its involvement in the Business Combination, conflicts may arise from US Tiger’s past affiliation with Aimfinity (including in connection with Xuedong (Tony) Tian’s affiliation with US Tiger), the provision of services both to Aimfinity and to third-party clients in the past, as well as from actions undertaken by US Tiger for its own account. US Tiger is often engaged as a financial advisor, or placement agent, to corporations and other entities and their directors and managers in connection with the sale of those entities, their assets or their subsidiaries.

Our officers and directors, US Tiger or its affiliates may sponsor or form other special purpose acquisition companies similar to ours or may pursue other business or investment ventures, even prior to us entering into a definitive agreement for our initial business combination. Any such companies, businesses or investments may present additional conflicts of interest in pursuing an initial business combination. However, we do not believe that any such potential conflicts would materially affect our ability to complete our initial business combination.

On December 22, 2024, Docter engaged Mr. Henry Guo to serve as a financial advisor, tasked with the role of assisting Docter with the preparation of projections of Docter’s financial performance for fiscal years ended December 31, 2024 through December 31, 2034. In exchange for his service, Mr. Guo is entitled to receive 20,000 PubCo Ordinary Shares upon the closing of the Business Combination.

Recommendations of the Aimfinity Board of Directors to the Aimfinity Shareholders

After careful consideration of the terms and conditions of the Merger Agreement, the Aimfinity board of directors has determined that the Business Combination and the transactions contemplated thereby are fair to and in the best interests of Aimfinity and its shareholders. In reaching its decision with respect to the Reincorporation Merger and the Acquisition Merger, the Aimfinity board of directors reviewed various industry and financial data and the due diligence and evaluation materials provided by Docter. The Aimfinity board of directors obtained a valuation opinion from Newbridge Securities Corporation on which to base its assessment. The Aimfinity board of directors recommends that Aimfinity’s shareholders vote:

•        FOR the Reincorporation Merger Proposal;

•        FOR the Acquisition Merger Proposal;

•        FOR the PubCo Charter Proposal; and

•        FOR the Adjournment Proposal.

Summary of Risk Factors

In evaluating the Business Combination and the Proposals to be considered and voted on at the Extraordinary General Meeting, you should carefully review and consider the risk factors set forth under the section titled “Risk Factors” beginning on page 28 of this proxy statement/prospectus. The occurrence of one or more of the events or circumstances described in that section, alone or in combination with other events or circumstances, may have a material adverse effect on (i) Aimfinity’s ability to complete the Business Combination, and (ii) the business, cash flows, financial condition and results of operations of PubCo following consummation of the Business Combination.

Below please find a summary of the principal risks, organized under relevant headings:

Risks Related to Docter’s Business

•        Docter has a limited operating history and is subject to the risks encountered by development-stage companies.

•        Negative publicity, whether accurate or inaccurate, concerning Docter’s products or Docter could increase regulatory restrictions and reduce market acceptance of Docter’s products, which could result in decreased product demand and a decline in revenues.

•        Docter may need substantial additional capital in the future. If additional capital is not available at such time as it required, Docter will have to delay, reduce or cease operations.

•        The market for Docter’s products and related services is highly competitive. If customers choose to purchase Docter’s competitors’ products or Docter is otherwise unable to compete successfully, this would adversely impact Docter’s business, revenues and results of operations.

•        Physicians, hospitals and distributors may have existing relationships with other health monitoring device companies that make it difficult for Docter to establish new relationships with them, and, as a result, Docter may not be able to sell and market its products effectively.

•        If Docter is unable to support its growth strategies successfully, timely, or at all, then Docter’s ability to generate, and thereafter increase, revenue and achieve profitability could be materially and adversely affected.

•        Docter currently has a limited customer base. Failure to recruit new customers or expand its relationship with existing customers may reduce its revenues and significantly harm its business.

•        Docter may not be able to successfully execute on any international expansion efforts if it chooses to pursue such expansion.

•        Docter is dependent on third parties to manufacture its health monitoring devices.

•        Docter may encounter problems in future production or delays that could result in lost revenue.

•        The misuse or off-label use of Docter’s products may harm Docter’s reputation or the image of Docter’s products in the marketplace, or result in injuries that lead to warranty claims or product liability suits, which could be costly to Docter’s business.

•        Docter’s competitive position may be adversely affected if Docter fails to develop, acquire or integrate new business, products and technology.

•        Exchange rate fluctuations may negatively affect Docter’s liquidity, financial condition and results of operations.

•        Changing or severe global economic conditions may materially adversely affect Docter’s business.

•        The concentration of our manufacturing and operations in Taiwan may expose Docter’s business, financial condition and results of operations to potential adverse effects should Taiwan become subject to certain geopolitical events, including conflicts with China, or natural disasters.

•        Docter is highly dependent on the services of its Chief Executive Officer, Mr. Hsin-Ming Huang.

•        Docter’s ability to retain and attract qualified senior management, as well as employees with the expertise required for Docter’s business, is key to Docter’s success.

•        Cyber security attacks or breaches of Docter’s data could adversely affect Docter’s reputation and business.

•        Docter’s third-party manufacturing facilities may become inadequate for Docter’s needs and finding a replacement facility or facilities that has sufficient space and meets other operational requirements may be difficult to locate or, if located, may increase Docter’s expenses.

•        If Docter fails to successfully develop, acquire or integrate new business, products and technology, Docter may not realize expected benefits or Docter’s business may be harmed.

•        Docter has identified material weaknesses in its internal control over financial reporting. Its failure to maintain an effective system of internal control over financial reporting may result in material misstatements of its consolidated financial statements or cause PubCo to fail to meet its periodic reporting obligations.

•        Although our financial statements have been prepared on a going concern basis, we must raise additional capital to fund Docter’s operations in order to continue as a going concern.

Risks Related to Docter’s Intellectual Property

•        Docter depends on Docter’s intellectual property, and Docter’s future success is dependent on Docter’s ability to protect Docter’s intellectual property and not infringe on the rights of others.

•        Docter’s patent protection could be reduced or eliminated if Docter fails to obtain and maintain its patent protection through compliance with various procedural, document submission, fee payment and other requirements imposed by governmental patent agencies.

•        If Docter is unable to protect the confidentiality of Docter’s trade secrets or know-how, such proprietary information may be used by others to compete against Docter.

•        Legal proceedings or third-party claims of intellectual property infringement and other challenges may require Docter to spend substantial time and money, which could be expensive, time consuming and unsuccessful.

•        If Docter’s trademarks and trade names are not adequately protected, then Docter may not be able to build name recognition in Docter’s markets of interest and Docter’s business may be adversely affected.

Risks Related to Regulatory Compliance

•        Docter is subject to various laws relating to trade, export controls and foreign corrupt practices, the violation of which could adversely affect Docter’s reputation, operations, business, prospects, operating results and financial condition.

•        Docter’s failure to timely obtain or maintain any regulatory clearances, approvals and compliance with regulatory requirements could negatively affect Docter’s business.

•        Privacy regulations may impose costs and liabilities on Docter, limit Docter’s use of information, and adversely affect Docter’s business.

•        Docter’s subsidiary, Horn, may be subject to foreign exchange control imposed by Taiwan authorities, which may affect the paying dividends, repatriating the interest or making other payments to Docter or PubCo.

•        Taiwan laws and regulations of loans to and direct investment in Taiwan entities by offshore holding companies may delay or prevent PubCo or Docter from using the proceeds of this offering to make loans or additional contributions to Horn, which could materially and adversely affect Docter’s or PubCo’s ability to fund and expand the business.

•        It may be difficult to enforce a U.S. judgment against Docter, its officers and directors in Taiwan or the United States, or to assert U.S. securities laws claims in Taiwan or serve process on Taiwanese officers and directors.

Risks Related to Docter’s Industry

•        Healthcare policy changes may have a material adverse effect on Docter’s business, financial condition and results of operations.

•        Continued consolidation in the healthcare industry could have an adverse effect on Docter’s sales and results of operations.

•        If Docter does not comply with laws regulating the protection of the environment and health and human safety, Docter’s business could be adversely affected.

•        If Docter fails to comply with healthcare and other governmental laws and regulations, Docter’s business could be adversely affected.

Risks Related to Aimfinity and the Business Combination

•        Aimfinity will be forced to liquidate the Trust Account if it cannot consummate a business combination by the end of the Combination Period; In such an event, Aimfinity’s Public Shareholders will receive $12.08 per share and the AIMA Warrants will expire worthless.

•        We do not have a specified maximum redemption threshold in Aimfinity’s Current Charter. The absence of such a redemption threshold may make it possible for us to consummate the Business Combination.

•        In light of recent market sentiment and economic conditions, high demands for redemption and increased votes against the Business Combination are expected. Non-redeeming shareholders and potential PubCo shareholders may experience volatility in the price of PubCo’s securities and reduced market liquidity of PubCo’s securities. Significant redemption requests could have a material adverse effect on PubCo’s liquidity and available financing for its ongoing operations.

•        There is no guarantee that a shareholder’s decision whether to redeem its Public Shares for a pro rata portion of the Trust Account will put such shareholder in a better future economic position.

•        If third parties bring claims against Aimfinity, the proceeds held in trust could be reduced and the per-share liquidation price received by Aimfinity’s shareholders may be less than $12.08.

•        Any distributions received by Aimfinity’s shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, Aimfinity was unable to pay its debts as they fell due in the ordinary course of business and the value of its assets does not exceed its liabilities.

•        AIMA Initial Shareholders control a substantial interest in Aimfinity and thus may influence certain actions requiring a shareholder vote. For example, the AIMA Initial Shareholders have agreed to vote in favor of the Reincorporation Merger Proposal, the Acquisition Merger Proposal and the other Proposals described in this proxy statement/prospectus, regardless of how Aimfinity’s Public Shareholders vote.

•        Shareholder litigation and regulatory inquiries and investigations are expensive and could harm Aimfinity’s business, financial condition and results of operations and could divert management attention.

•        If Aimfinity’s due diligence investigation of Docter was inadequate, then Aimfinity shareholders following the Business Combination could lose some or all of their investment.

•        Even though the AIMA Board has obtained and considered the Fairness Opinion in determining whether or not to pursue the Business Combination, the Board has not obtained, nor will it obtain, an additional updated fairness opinion prior to the Closing.

•        If the current Aimfinity’s security holders exercise their registration rights with respect to their securities, it may have an adverse effect on the market price of PubCo’s securities.

•        The projections and forecasts presented in this proxy statement/prospectus may not be an indication of the actual results of the transaction or Docter’s future results. The projections and forecasts were among the many factors that the Aimfinity Board considered in connection with the Business Combination, and there can be no assurances that these projections will be met. There may be changes beyond the parties’ control, such as changes in the industry, changes to applicable regulations and the general economic climate, that may result in changes to the value of Docter.

•        Delays in completing the Business Combination may substantially reduce the expected benefits of the Business Combination.

•        If the Business Combination’s benefits do not meet the expectations of financial or industry analysts, the market price of PubCo’s securities may decline after the Business Combination.

•        Aimfinity’s directors and officers may have certain conflicts in determining to recommend the acquisition of Docter, since certain of their interests, and certain interests of their affiliates and associates, are different from, or in addition to, your interests as a shareholder.

•        Aimfinity and Docter have incurred and expect to incur significant costs associated with the Business Combination. Whether or not the Business Combination is completed, the incurrence of these costs will reduce the amount of cash available to be used for other corporate purposes by Aimfinity if the Business Combination is completed or by Aimfinity if the Business Combination is not completed.

•        If the Business Combination is not consummated before April 25, 2025, the 36-month anniversary of the effectiveness of AIMA’s IPO registration statement, Nasdaq may suspend trading in Aimfinity’s publicly listed securities or delist the Company’s securities from Nasdaq. If Aimfinity’s securities are delisted from Nasdaq, Aimfinity’s Class A ordinary shares would be deemed a “penny” stock and Aimfinity would become subject to the requirements of Rule 419 to which it is not currently subject. This may adversely affect the liquidity and trading of Aimfinity’s securities and may impact its ability to complete the Business Combination.

•        Both Aimfinity and Docter may waive one or more of the conditions to the Business Combination without resoliciting Aimfinity’s shareholder approval for the Business Combination.

•        The unaudited pro forma condensed consolidated financial information contained in this proxy statement/prospectus may not be indicative of what the Combined Company’s actual financial condition or results of operations would have been.

•        Termination of the Merger Agreement could negatively impact Aimfinity.

•        Aimfinity shareholders will experience immediate dilution as a consequence of the issuance of PubCo Ordinary Shares as consideration in the Business Combination. Having a minority share position may reduce the influence that Aimfinity’s current shareholders have on the management of PubCo.

•        Activities taken by Aimfinity’s affiliates to purchase, directly or indirectly, Public Shares will increase the likelihood of approval of the Reincorporation Merger Proposal, the Acquisition Merger Proposal and the other Proposals and may indirectly affect the market price of Aimfinity’s securities.

•        Subsequent to the consummation of the Business Combination, Aimfinity may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on its financial condition, results of operations and stock price, which could cause you to lose some or all of your investment.

•        Aimfinity may not be able to complete the Business Combination if it is subject to U.S. foreign investment regulations and review by a U.S. government entity such as the Committee on Foreign Investment in the United States (CFIUS), or ultimately prohibited.

Risks Related to PubCo’s Securities

•        Currently, there is no public market for the ordinary shares of PubCo. Aimfinity shareholders cannot be sure that an active trading market will develop for or of the market price of the ordinary shares of PubCo they will receive or that PubCo will successfully obtain authorization for listing on the Nasdaq.

•        PubCo’s share price may be volatile, and the sale or availability for sale of substantial amounts of PubCo Ordinary Shares could adversely affect their market price.

•        PubCo’s amended and restated memorandum and articles of association that will become effective immediately prior to the completion of the Business Combination contains anti-takeover provisions that could have a material adverse effect on the rights of holders of the ordinary shares of PubCo.

•        Because Docter is not conducting an underwritten offering of its securities, no underwriter has conducted due diligence of Docter’s business, operations or financial condition or reviewed the disclosure in this proxy statement/prospectus.

•        Because PubCo is a foreign private issuer and is exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if it were a domestic issuer. If PubCo ceases to qualify as a foreign private issuer, it would be required to comply fully such requirements applicable to U.S. domestic issuers, and it would incur significant additional legal, accounting and other expenses that it would not incur as a foreign private issuer.

•        You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because PubCo is incorporated under Cayman Islands law with primary operations in Taiwan. In particular, it might be difficult to effect service of legal process, enforce foreign judgments or bringing actions in Taiwan or in the Cayman Islands against PubCo or its management named in the proxy statement/prospectus based on foreign laws.

•        Future changes to U.S. and non-U.S. tax laws could adversely affect PubCo.

•        The Reincorporation Merger may be a taxable event for U.S. Holders of AIMA Units, AIMA New Units, AIMA Ordinary Shares and AIMA Warrants.

•        PubCo may be or become a PFIC during a U.S. Holder’s holding period, which could result in adverse U.S. federal income tax consequences to U.S. Holders.

DOCTER SUMMARY FINANCIAL INFORMATION

The following table contains summary financial information of Docter as of and for the years ended December 31, 2023 and 2022. Such data as of and for the years ended December 31, 2023 and 2022 have been derived from the audited financial statements of Docter which are included elsewhere in this proxy statement/prospectus. The following summary financial information should be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Docter” and audited financial statements and related notes included elsewhere. The summary financial information in this section is not intended to replace the audited financial statements and related notes and are qualified in their entirely thereby. The historical results are not necessarily indicative of the results that may be expected for any period in the future.

	For the Six Months Ended June 30, 2024 (Unaudited)	For the Six Months Ended June 30, 2023 (Unaudited)
Income Statements Data:
Revenues	$19,983	$20,116
Cost of revenues	9,529	5,081
Gross profit	10,454	15,035
Operating expenses	512,857	153,082
Loss from operations	(502,403)	(138,047)
Other income	174	3,237
Loss before income taxes	(502,229)	(134,810)
Income tax expense	—	—
Net loss	$(502,229)	$(134,810)

Cash Flows Data:
Net cash used in operating activities	$(79,557)	$(125,724)
Net cash provided by financing activities	78,077	129,613
Effect of exchange rate changes	(61)	(75)
Net changes in cash and cash equivalents	$(1,541)	$3,814
	For the Year Ended December 31, 2023	For the Year Ended December 31, 2022
Income Statements Data:
Revenues	$30,081	$18,592
Cost of revenues	12,942	10,685
Gross profit	17,139	7,907
Operating expenses	525,905	160,466
Loss from operations	(508,766)	(152,559)
Other income (expenses), net	9,887	(1,120)
Loss before income taxes	(498,879)	(153,679)
Income tax expense	—	—
Net loss	$(498,879)	$(153,679)

Cash Flows Data:
Net cash used in operating activities	$(199,495)	$(147,787)
Net cash provided by financing activities	201,011	146,934
Effect of exchange rate changes	25	(65)
Net changes in cash and cash equivalents	$(1,541)	$(918)

	For the Six Months Ended June 30, 2024 (Unaudited)	For the Year Ended December 31, 2023	For the Year Ended December 31, 2022
Balance Sheets Data:
Current assets	$22,735	$21,569	$35,552
Non-current assets	758,125	394,498	31,048
Total assets	$780,860	$416,067	$66,600

Current liabilities	$2,081,526	$1,249,245	$386,084
Non-current liabilities	—	—	9,291
Total liabilities	$2,081,526	$1,249,245	$395,375

Total stockholders’ deficit	$(1,300,666)	$(833,178)	$(328,775)

COMPARATIVE PER SHARE INFORMATION

The following table sets forth the per share data of each of Docter and Aimfinity on a stand-alone basis and the unaudited pro forma condensed combined per share data for the year ended December 31, 2023, after giving effect to the Business Combination assuming (i) no redemption of AIMA Ordinary Shares and (ii) maximum redemption of AIMA Ordinary Shares. The pro forma earnings information for the year ended December 31, 2023, were computed as if the Business Combination had been completed on January 1, 2023.

The historical book value per share is computed by dividing the total common shareholders’ equity by the number of AIMA Ordinary Shares outstanding at the end of the period. The pro forma combined book value per Aimfinity Ordinary Share is computed by dividing the total pro forma common shareholders’ equity by the pro forma number of AIMA Ordinary Share outstanding at the end of the period. The pro forma earnings per share of the combined company is computed by dividing the pro forma income available to the combined company’s common shareholders by the pro forma weighted-average number of AIMA Ordinary Shares outstanding over the period.

You should read the information in the following table in conjunction with the selected historical financial information summary included elsewhere in this proxy statement/prospectus, and the historical financial statements of Aimfinity and Docter and related notes that are included elsewhere in this proxy statement/prospectus. The unaudited Aimfinity and Docter pro forma combined per share information is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and related notes included elsewhere in this proxy statement/prospectus.

The unaudited pro forma combined earnings per share information below does not purport to represent the earnings per share which would have occurred had the companies been combined during the periods presented, nor earnings per share for any future date or period. The unaudited pro forma combined book value per share information below does not purport to represent what the value of Aimfinity and Docter would have been had the companies been combined during the periods presented.

As of June 30, 2024	AIMA	Docter	Pro Forma Combined Assuming No Redemptions	Pro Forma Combined Assuming Maximum Redemptions
Shareholders’ equity (deficit)	(5,170,661)	$(1,300,666)	$4,767,182	$5,000,001
Basic and diluted weighted average shares outstanding of common stock subject to possible redemption	3,794,137
Book value (deficit) per common stock subject to possible redemption	$(1.36)
Basic and diluted weighted average shares outstanding of non-redeemable ordinary shares	2,504,500	50,000,000	9,670,976	9,932,117
Book value (deficit) per non-redeemable ordinary share	$(2.06)	$(0.03)	$0.49	$0.50

SECURITIES AND DIVIDENDS

The AIMA Units, AIMA New Units and AIMA Class 1 Warrants are each quoted on the Nasdaq, under the symbols “AIMAU,” “AIMBU,” sand “AIMAW,” respectively. Each AIMA Unit consists of one AIMA New Unit, and one AIMA Class 1 Warrant, with each AIMA Class 1 Warrant entitling its holder to purchase one AIMA Class A Ordinary Share at a price of $11.50 per whole share. Each AIMA New Unit consists of one AIMA Class A Ordinary Share and one-half of one AIMA Class 2 Warrant, with each whole warrant entitling its holder to purchase one AIMA Class A Ordinary Share at a price of $11.50 per whole share. The AIMA Class A Ordinary Shares and AIMA Class 2 Warrants within the AIMA New Units will not separately trade prior to the Business Combination is consummated. The AIMA Units commenced trading on Nasdaq on April 25, 2022. The AIMA Units, AIMA New Units and AIMA Class 1 Warrants commenced separate trading on Nasdaq on June 16, 2022.

Aimfinity has not paid any cash dividends on its ordinary shares to date and does not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon PubCo’s revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to the Business Combination will be within the discretion of the PubCo board of directors. It is the present intention of the Aimfinity board of directors to retain all earnings, if any, for use in its business operations and, accordingly, Aimfinity’s board does not anticipate declaring any dividends in the foreseeable future.

Docter’s securities are not currently publicly traded. We intend to list the PubCo Ordinary Shares and PubCo Warrants on Nasdaq in connection with the Business Combination.

RISK FACTORS

Shareholders should carefully consider the following risk factors, together with all of the other information included in this proxy statement/prospectus before they decide whether to vote or instruct their vote to be cast to approve the Proposals described in this proxy statement/prospectus. These risks could have a material adverse effect on the business, financial conditioning and results of operations of PubCo, and could adversely affect the trading price of PubCo’s securities following the business combination.

Risks Related to Docter’s Business

Docter has a limited operating history and is subject to the risks encountered by development-stage companies.

Docter has a limited operating history. Thus, the business strategies and model of Docter are constantly being tested by the market and operating results, and Docter needs to constantly adjust its allocation of resources accordingly. As such, Docter’s business may be subject to significant fluctuations in operating results in terms of amounts of revenues and percentages of total with respect to the business segments.

Docter is, and expects for the foreseeable future to be, subject to all the risks and uncertainties, inherent in a development-stage business. As a result, it must establish many functions necessary to operate a business, including expanding its managerial and administrative structure, assessing and implementing its marketing program, implementing financial systems and controls and personnel recruitment. Accordingly, you should consider the prospects of Docter in light of the costs, uncertainties, delays and difficulties frequently encountered by companies with a limited operating history. These risks and challenges are, among other things: Docter’s need for additional capital to develop and expand its operations which may not be available to Docter; the possibility that Docter’s marketing and growth strategy may not be successful; potential significant fluctuations in the operating results of Docter; the ability for Docter to attract, retain and motivate qualified professionals.

In particular, Docter has generated only a small amount of gross profit. Docter generated gross profit of $17,139 for the year ended December 31, 2023, and $7,907 for the year ended on December 31, 2022. Docter currently does not have and has not developed a track record in generating profit, and there is no assurance that Docter will be able to achieve and maintain growth and profitability across all of its existing and future business segments.

Docter’s future growth will depend substantially on its ability to address the risks identified above and the other risks described in this proxy statement/prospectus. If it does not successfully address these risks, its business would be significantly harmed.

Negative publicity, whether accurate or inaccurate, concerning Docter’s products or Docter could increase regulatory restrictions and reduce market acceptance of Docter’s products, which could result in decreased product demand and a decline in revenues.

Docter’s products and operations may be subject to extensive regulation by governmental authorities such as the National Communications Commission (“NCC”) in Taiwan and other national or state governmental authorities in the countries in which Docter plans to manufacture and sell its products. The DocterWatch and Docter iCare devices are considered Low Power Radio Frequency Equipment in Taiwan, rather than medical devices, as Docter does not promote its products to have treatment or diagnosis usage. Accordingly, the DocterWatch and Docter iCare first had to be approved by the NCC or a certification body delegated by NCC prior to their use in commerce.

Docter’s primary market for its DocterWatch and Docter Cloud platform is currently in Taiwan. Docter is subject to, and end-users are protected by, Taiwan’s Personal Data Protection Act and the Enforcement Rules promulgated thereof, which governs the recording of physical health data and collection of personal healthcare data. Pursuant to such rules, personally identifiable information (“PII”) cannot be shared without the users’ explicit approval. It is in the users’ sole discretion whether to activate any function of a Docter product to collect, process or share PII. According to Taiwan’s Personal Data Protection Act and the Enforcement Rules, with the data subject’s explicit consent, Docter may permit certain third parties, including hospitals, to access the data from a user’s DocterWatch stored on the Docter Cloud platform.

Should any of Docter’s products be classified as medical devices in the future, Docter’s products and operations may be subject to regulation by the Taiwan Food and Drug Administration (“TFDA”) in Taiwan. Docter has not obtained any TFDA approval or registration for its products, although it intends to obtain any such approvals and regulatory clearances, as required, to ensure compliance with regulatory requirements. Depending upon the process by which the TFDA would consider, classify and review a product as a medical device, the process may be expensive, uncertain and lengthy with no guarantee of receiving approval. In consideration of the foregoing, the smart health home healthcare industry at times receives negative publicity that may lead to increased legislation, regulation, review of industry practices and private litigation in the commercial sector. Such negative publicity may damage Docter’s reputation in various markets.

Docter may need substantial additional capital in the future. If additional capital is not available at such time as it required, Docter will have to delay, reduce or cease operations.

Docter may need to raise substantial additional capital to fund its operations and to develop and commercialize its products and related services. Docter’s future capital requirements may be substantial and will depend on many factors, including, but not limited to, the cost, timing and outcomes of seeking regulatory marketing clearance or approval of Docter’s product candidates; the cost of filing and prosecuting patent applications and the cost of defending Docter’s patents; the cost of prosecuting infringement actions, if any, against third parties or defending infringement actions brought by third parties; the costs associated with commercializing Docter’s product candidates, including the cost and timing of establishing external, and potentially in the future, internal, sales and marketing capabilities to market and sell such product candidates; any product liability or other lawsuits related to Docter’s future product candidates or products, if any; the demand for Docter’s products, if any; the expenses needed to attract and retain skilled personnel; and the costs associated with other development activities for Docter’s product candidates, which would materially and adversely affect Docter’s liquidity and results of operations.

The market for Docter’s products and related services currently offered is highly competitive. If customers choose to purchase Docter’s competitors’ products or Docter is otherwise unable to compete successfully, this would adversely impact Docter’s business, revenues and results of operations.

The market for Docter’s products and services currently offered is highly competitive and is characterized by frequent product improvements and evolving technology. Docter’s competitors range from small privately held companies to multinational corporations and their product offerings vary in scope and breadth, and some of its competitors may have certain competitive advantages, including: significant brand name recognition; established relationships with healthcare professionals, customers and third-party payors; established distribution networks and channels; additional product lines and the ability to offer rebates or bundle products to offer higher discounts or other incentives to gain a competitive advantage; and greater financial and human resources for product development, sales and marketing, customer support and intellectual property litigation.

Competitors who possess robust financial resources and sales and regulatory personnel may be able to overcome the barriers to entry into the health monitoring device market and offer products and service models similar to Docter’s products and related services. Docter’s ability to compete successfully depends, in part, on its ability to continuously develop, improve and market its products and related services. Consequently, Docter may need to increase its efforts, and related expenses for research and development, as well as sales and marketing, to maintain or improve its market position. The development of innovative new products and services by Docter’s competitors for the same or similar uses as Docter’s offering, which competitive products and services may be less costly, more effective, or more widely accepted by the medical community, may also adversely affect the sales of Docter’s products and related services and could result in Docter’s products and services being non-competitive or obsolete.

Physicians, hospitals and distributors may have existing relationships with other health monitoring device companies that make it difficult for Docter to establish new relationships with them, and, as a result, Docter may not be able to sell and market its products effectively.

The smart home healthcare industry is characterized by rapidly advancing technologies, intense competition and a strong emphasis on developing proprietary therapeutics. Numerous companies are engaged in the development, patenting, manufacturing and marketing of healthcare products competitive with those that Docter is developing. Some of the companies also have a broad range of other product offerings, large direct sales forces and long-term customer relationships with Docter’s target physicians, hospitals and distributors which could negatively impact Docter’s marketing and sales efforts.

Docter currently has a limited customer base. Failure to recruit new customers or expand its relationship with existing customers may reduce its revenues and significantly harm its business.

Docter currently has a limited customer base of corporate and individual customers who use our health monitoring devices and Docter Cloud platform. Due to Docter’s recurring losses and the limited number of sales made to date, as Docter focuses on selling its products and developing new ones, Docter has also accepted offers to create custom health monitoring software for one-off customers to generate revenue. For the year ended December 31, 2022, Chang Gung Medical Foundation (“Chang Gung”) accounted for approximately 50.5% of Docter’s total revenues. Chang Gung then represented approximately 55.5% of Docter’s total revenues in 2023.

In 2022, we sold Chang Gung a custom-built software which included the designing and developing a mobile application. The application was designed for users to record their children’s epilepsy related conditions (e.g., the time when such children’s seizure starts and ends, such children’s diet and medicine taking habits) and to schedule appointments with doctors at Chang Gung. In 2023, we sold Chang Gung another custom-built software that included developing cloud-based data storage for the mobile application developed for Chang Gung in 2022.

Despite Chang Gung representing a large portion of Docter’s revenue for 2023 and 2022, Docter does not define its business as a developer of customized health monitoring software and remains focused on growing its sales of its own Docter-branded products and services. Docter was not founded with the idea of generating revenue from custom software sales in mind. Docter may entertain requests to create custom health monitoring software in the future; however, the intended business of Docter is to develop and sell its Docter-branded health monitoring devices and cloud-based services which allow for remote health management, monitoring and record keeping.

Additionally, for the years ended December 31, 2023 and 2022, Shenyi Technology Ltd. (“Shenyi”) accounted for approximately 9.8% and 10.8%, respectively, of Docter’s total revenues. For Shenyi, we provided one-off cloud-based services where we sold Docter-Cloud integrated devices to Shenyi which were used for teaching purposes. Like those provided to Chang Gung, the services provided to Shenyi do not represent Docter’s intended business.

For the six months ended June 30, 2024, Docter did not generate any revenue under the custom health monitoring software business and generated most of its revenue from sales of health monitoring devices.

During the six months ended June 30, 2024, Chylyng Co., Ltd. (“Chylyng”), a Taiwanese company which designs Internet of Things (“IoT”) solutions, purchased 201 third-party health monitoring wristbands without Docter iCloud integration from Docter and represented approximately 56.4% of Docter’s total revenue for the period. For the six months ended June 30, 2024, Docter provided cloud-based health monitoring services to certain patients of Kaohsiung Medical University Chung-Ho Memorial Hospital (“Kaohsiung Hospital”) and certain employees of an enterprise customer of Kaohsiung Hospital, with revenues representing approximately 20.9% of Docter’s total revenue for the period. Additionally, Longhui Commercial Co., Ltd. (“Longhui”) represented 11.4% of Docter’s total revenue for the six months ended June 30, 2024, whereby Longhui engaged Docter to provide certain IT technical services.

There are inherent risks whenever a large percentage of total revenues are concentrated with a limited number of customers. Changes to or reductions in the buying patterns of these limited number of customers may expose Docter’s business and results of operations to greater volatility. The concentration of Docter’s customer base also increases its risks related to the financial condition of its customers, and the deterioration in financial condition of customers or the failure of customers to perform their obligations could have a material adverse effect on Docter’s results of operations and cash flows.

Docter’s ability to retain its customers is essential to the growth and profitability of its business. However, the volume of work performed for a specific customer is likely to vary from year to year, especially since Docter usually does not have long-term commitments from any of its customers to purchase its DocterWatch or continue to subscribe to the Docter Cloud platform.

Docter plans to expand the number of customers it serves to diversify its customer base and grow its revenues. Docter also plans to grow revenues from its existing customers by identifying and selling additional services to them, and to expand into new product categories and offerings to broaden its market access and appeal. However, there is no assurance that Docter will be able to develop new product categories and offerings on an ongoing and regular basis. Docter’s ability to attract new customers, as well as its ability to grow revenues from existing customers, depends on a number of factors, including its ability to offer high quality services at competitive prices, the strength of its competitors and the capabilities of Docter’s sales and marketing teams. If Docter is not able to continue to attract new customers or to grow revenues from its existing customers in the future, it may not be able to grow its revenues as quickly as it anticipates or at all.

Docter plans to expand the number of customers it serves by expanding domestically within Taiwan as a result of new legislation that will promote greater access to remote health monitoring services. Docter currently does not have any plans to expand internationally but may eventually choose to attempt to. Please see “Business of Docter — Our Customers” beginning on page 148 for a more detailed discussion.

If Docter is unable to support its growth strategies successfully, timely, or at all, then Docter’s ability to generate, and thereafter increase, revenue and achieve profitability could be materially and adversely affected.

Docter intends to continue its investment in research and development activities and to initiate its sales and marketing activities in Taiwan and in any other countries through its own field sales force, professional relationship with hospitals and physicians, agents or partners. If Docter continues to grow, the complexity of its operations is likely to increase, placing greater demands on Docter’s management. Docter’s executive team does not have experience operating or managing public companies and the added administrative, regulatory and reporting requirements that ensue. Docter’s ability to manage its growth effectively depends on its ability to recruit and retain talented personnel, to implement and improve its financial and management information systems on a timely basis and to effect other changes in its business, including the ability to monitor and improve its manufacturing systems, and align its information, quality and regulatory compliance systems, among others. Unexpected difficulties during expansion, the failure to attract and retain qualified employees and contractors, the failure to successfully replace or upgrade Docter’s management information systems, the failure to manage costs or Docter’s inability to respond effectively to growth or plan for future expansion could halt Docter’s growth. If Docter fails to manage its growth effectively and efficiently, its costs could increase faster than its revenues and Docter’s business results could suffer.

Docter may not be able to successfully execute on any international expansion efforts if it chooses to pursue such expansion.

Although Docter is currently focused on domestic growth and currently has no plans to expand internationally, Docter may in the future look to expand its operations into foreign markets outside of Taiwan. Expansion into foreign markets may be difficult due to the presence of established competitors in the relevant local markets. In addition, expansion and the management of international operations may require significant financial expenditures as well as management attention and customization and can subject Docter to the challenges of operating in an unfamiliar business environment with different regulatory, legal and taxation systems and political, economic and social risks.

More generally, Docter’s international operations and future expansion plans may be subject to political, economic, and social uncertainties, including:

•        inflation;

•        increases in custom duties and tariffs;

•        complex foreign laws, treaties and regulations, including without limitation, tax laws, and anti-bribery and corruption acts and regulations;

•        trademark availability and registration issues;

•        changes in exchange rates;

•        changes in taxation;

•        wars, civil unrest, acts of terrorism and other hostilities;

•        political, economic, and social conditions;

•        changes to trade practice laws or regulations governing direct selling and marketing;

•        increased government scrutiny surrounding direct selling and network marketing; and

•        changes in the perception of network marketing.

The risks outlined above could adversely affect Docter’s ability to sell products or services, obtain international customers, or to operate its business internationally, profitably, which would have a negative impact on Docter’s overall business, results of operations and financial condition. Accordingly, there is no guarantee that Docter will be successful in expanding into foreign markets.

Docter is dependent on third parties to manufacture its health monitoring devices.

Docter currently outsources all its product manufacturing to a few significant third-party contract manufacturers. Specifically, Docter has relied on two major manufacturers, Ten-Tronics Co., Ltd. (“Ten-Tronics”) and Sun-Prance media Co, Ltd. (“Sun-Prance”) two Taiwanese companies, for the manufacturing of its DocterWatch products. For the year ended December 31, 2022, payments to each of Ten-Tronics and Sun-Prance accounted for 40.3% and 30.1%, respectively, of the total manufacturing costs of Docter. We did not purchase any products from Ten-Tronics and Sun-Prance in 2023. All of Ten-Tronic and Sun-Prance’s respective facilities are located in Taiwan. For the year ended December 31, 2023, we purchased products from TaiDoc Technology Corp. (“TaiDoc”) which accounted for 32.9% of the total costs of Docter.

In the event that any of Docter’s manufacturers experiences financial difficulties, encounters regulatory or quality assurance issues, experiences a significant disruption in supply of raw materials or components for its products or suffers any damage to its facilities, Docter may experience delays in securing sufficient amounts of its products from its manufacturers, which could harm Docter’s business, reputation and relationships with its customers. Furthermore, as Docter does not have a formal agreement with any of its manufacturers, Docter could be adversely impacted if unable to enforce performance by the manufacturer.

Docter depends on its ability to provide the customers with a wide range of products from its major manufacturers in a timely and efficient manner. Further, it relies on the manufacturers’ representations of product quality, safety and compliance with applicable laws and standards. If Docter’s manufacturers or other vendors violate applicable laws, regulations, or implement practices regarded as unethical, unsafe, or hazardous to the environment, such manufacturer or vendor could damage Docter reputation and negatively affect its operating results. Further, concerns regarding the safety and quality of products provided by Docter’s manufacturers could cause its customers to avoid purchasing those products. As such, any issue, or perceived issue, regarding the quality and safety of any items Docter sells, regardless of the cause, could adversely affect its reputation, operations and financial results.

Docter may encounter problems in future production or delays that could result in lost revenue.

Docter may not be able to successfully scale-up the production of its products with its third-party vendors in sufficient quantity and of satisfactory quality, which would delay or prevent Docter from developing and commercializing its products. Docter may not be able to successfully increase the production capacity for Docter’s products in a timely or cost-effective manner, or at all. In addition, quality issues may arise during scale-up activities. If Docter is unable to successfully scale up the production of Docter’s products in sufficient quantity and of satisfactory quality, the development and testing of Docter’s products and any regulatory approval or commercial launch may be delayed, which could cause Docter to lose revenues and significantly harm Docter’s business.

The misuse or off-label use of Docter’s products may harm Docter’s reputation or the image of Docter’s products in the marketplace, or result in injuries that lead to warranty claims or product liability suits, which could be costly to Docter’s business.

Docter is unable to control how users of Docter’s products choose to use such products. For example, Docter cannot prevent the users from misusing or abusing Docter’s products. The users may also use Docter’s products in manners that can result in personal injury, product liability and environmental claims. Misuse or abuse of Docter’s products by the users may significantly and adversely affect the health of such user, subjecting Docter to user complaints and product liability litigation, even though such products were not used in the manner recommended by Docter. Applicable law may render Docter liable for damages without regard to negligence or fault.

Docter may also be subject to warranty claims that may require Docter to make significant expenditures to defend these claims or pay damage awards. In the future, Docter may also be subject to product liability claims resulting from failure of Docter’s solutions or if products Docter designs, manufactures, or sells cause personal injury or property damage, even where the cause is unrelated to product defects. These risks will likely increase as Docter’s products are introduced into new devices, markets, or applications. In the event of a warranty claim, Docter may also incur costs if Docter compensates the affected customer. Docter maintains product liability insurance, but this insurance is limited in amount and subject to significant deductibles. There is no guarantee that Docter’s insurance will be available or adequate to protect against all claims. The process of identifying a recalled product that has been widely distributed may be lengthy and require significant resources, and Docter may incur significant replacement costs, contract damage claims from Docter’s customers and reputational harm. Costs or payments made in connection with warranty and product liability claims and product recalls could harm Docter’s financial condition and results of operations, as well as harm

Docter’s reputation and cause the market value of Docter’s securities to decline. Regardless of whether these complaints or product liability actions have merit, they may be costly and time-consuming to defend and resolve, bring negative publicity that could damage Docter’s reputation and result in higher scrutiny by the government or stricter regulations, all of which could materially and adversely affect Docter’s business, financial condition and results of operations.

Docter’s competitive position may be adversely affected if Docter fails to develop additional products and applications or enhance its existing products.

Docter plans to develop and manufacture additional products and applications using Docter’s technology and to continue enhancing Docter’s existing line of products in order to remain competitive. There is no certainty that Docter will meet the technological, clinical and regulatory requirements or any other requirements applicable to the development process of such new products or applications. In addition, Docter may not have the financial resources necessary for the completion of such development. If Docter fails to develop additional products and applications, or fails to enhance Docter’s existing line of products in a manner that is acceptable to Docter’s consumers, it may have an adverse effect on Docter’s competitive position, reputation, growth prospects and business results, and Docter’s operating results may decline or fail to grow as expected. In addition, even if Docter’s initial products are commercialized, Docter will need to continue to improve its products and increase its product offerings. If Docter fails to develop and deploy new products, fails to develop and deploy enhancements of Docter’s products on a timely basis, or otherwise fails to gain market acceptance of Docter’s new products, Docter’s revenues may decline and Docter may lose market share to its competitors.

Exchange rate fluctuations may negatively affect Docter’s liquidity, financial condition and results of operations.

Docter is subject to fluctuations in foreign exchange rates between the US Dollar, our reporting currency, and the New Taiwanese Dollar (“NTD” or “NT$”), the currency in which Docter conducts its business. Such fluctuations may result in significant increases or decreases in Docter’s reported revenue and other results as expressed in US Dollars, and in the reported value of our assets, liabilities, and cash flows. Fluctuation in exchange rates, changes in monetary and/or fiscal policy or inflation in Taiwan could have a material adverse effect on Docter’s business, financial condition, results of operations and prospects.

Changing or severe global economic conditions may materially adversely affect Docter’s business.

Docter’s business and financial conditions are affected by global economic conditions and their impact on levels of spending by customers, which may be disproportionately affected by economic downturns. The global economy is still subject to uncertainties surrounding its strength in many regions. For example, the recent escalating disagreements between the United States and certain European states, as well between the United States and China, with respect to placing tariffs and other trade barriers, may adversely affect international trade and Docter cannot predict the implications of such barriers on Docter’s business. In addition, the COVID-19 pandemic has negatively impacted the global economy, disrupted consumer spending and global supply chains and created significant volatility and disruption of financial markets. Uncertainty about current global economic conditions continues to pose a risk as customers may postpone or reduce spending in response to restraints on credit or concerns about restraints on credit. Should an economic slowdown resume and/or companies in Docter’s target markets reduce capital expenditures, it may cause Docter’s customers to reduce or postpone their spending significantly, which could result in reductions in sales of Docter’s products, longer sales cycles, slower adoption of new technologies and increased price competition. In addition, if the overall market for Docter’s products does not grow or customers have limited visibility as to Docter’s products and their potential solutions for such customers’ needs, Docter may not be able to increase its sales (whether direct sales or indirect sales through future distributors, if any). Each of the above scenarios would have a material adverse effect on Docter’s business, operating results and financial condition.

The concentration of our manufacturing and operations in Taiwan may expose Docter’s business, financial condition and results of operations to potential adverse effects should Taiwan become subject to certain geopolitical events, including conflicts with China, or natural disasters.

Docter conducts its operations in Taiwan and currently outsources all of its product manufacturing to a few significant third-party contract manufacturers located in Taiwan. Accordingly, any conflict or uncertainty in Taiwan, including due to geopolitical conditions, natural disasters, public health or safety concerns, could have a material adverse effect on Docter’s business, financial condition and results of operations.

For example, Taiwan is susceptible to regional natural disasters such as earthquakes, tsunamis, and typhoons, and has experienced an increasing frequency of extreme weather events, including heavier rains and atypical heat waves. In addition, Docter faces risks associated with changes in governmental policies, taxation, inflation, or interest rates in Taiwan and by social instability and diplomatic and social developments in or affecting Taiwan which are outside of Docter’s control. For example, since 1949, Taiwan and the Chinese mainland have been separately governed.

The government of the People’s Republic of China (the “PRC” which unless the context otherwise requires, refers to mainland China) claims that it is the only legitimate government in China and that Taiwan is part of China. Although significant economic and cultural relations have been established between Taiwan and mainland China in the past few years, relations between Taiwan and mainland China remain strained. For example, the PRC government has refused to renounce the use of military force to gain control over Taiwan and, in March 2005, passed an Anti-Secession Law that authorized non-peaceful means and other necessary measures should Taiwan move to gain independence from the PRC. The PRC government has indicated that it may use military force to gain control over Taiwan if Taiwan “declares independence.” Past developments in relations between Taiwan and mainland China have on occasion depressed the market prices of the securities of companies doing business in Taiwan. If political tensions between mainland China and Taiwan were to increase further, it could negatively impact Docter’s business, financial condition, and results of operations given our reliance on manufacturing partners in Taiwan. Furthermore, relations between Taiwan and mainland China and other factors affecting military, political, or economic conditions in Taiwan could materially and adversely affect Docter’s business, financial condition, and results of operations, as well as the market price of Docter’s ordinary shares.

Docter is highly dependent on the services of its Chief Executive Officer, Mr. Hsin-Ming Huang.

Docter is highly dependent on its CEO and founder, Hsin-Ming Huang. Mr. Huang has acted as Docter’s Chief Executive Officer since its inception in January 2021 and as Horn’s Chief Executive Officer since Horn’s inception in March 2016, and as such, is deeply involved in all aspects of Docter’s business, including product development. After the consummation of the Business Combination, Mr. Huang is expected to serve as Chief Technology Officer and Director of PubCo, and to continue to serve as the Chief Executive Officer of Horn. The loss of Mr. Huang would adversely affect Docter’s business because this could make it more difficult to, among other things, complete development and commercialization of Docter’s product line, compete with other market participants, manage Docter’s R&D activities and solicit and secure customers or retain future customers. Negative public perception of, or negative news related to, Mr. Huang may adversely affect Docter’s brand, relationship with customers or standing in the industry.

Docter’s ability to retain and attract qualified senior management, as well as employees with the expertise required for Docter’s business, is key to Docter’s success.

Docter’s success largely depends on Docter’s ability to retain and attract qualified senior management, in particular Mr. Huang, Docter’s Chief Executive Officer, as well as on Docter’s ability to retain and attract qualified personnel, including personnel with expertise in research and development and sales and marketing, and to effectively provide for the succession of senior management. There is intense competition from numerous biotechnology and related health monitoring manufacturing companies seeking to employ qualified individuals in the business fields in which Docter operates, and Docter may not be able to attract and retain the qualified personnel necessary for the achievement of Docter’s business objectives.

Docter does not maintain life insurance on any of its personnel. Regardless, the loss of senior management employees, the failure of any senior management employee to perform or Docter’s inability to attract and retain skilled employees, as needed, or an inability to effectively plan for and implement a succession plan for senior management could harm Docter’s business.

Cyber security attacks or breaches of Docter’s data could adversely affect Docter’s reputation and business.

In the ordinary course of Docter’s business, Docter collects and stores personal, proprietary and other confidential information related to Docter’s individual customers, including health data, on Docter’s IT systems which are hosted on private cloud servers (Microsoft Azure and Amazon Web Services (AWS)). Docter is unable to access a user’s health data stored on its private cloud servers, as such data is encoded and only the user and their authorized healthcare institution, if any, can view such data. Docter relies on its IT systems to manage Docter’s business, operations and research and development. The risk of a security breach or disruption, particularly through cyber-attacks or cyber intrusion, including by criminal hackers, hacktivists, state-sponsored intrusions, industrial espionage, employee malfeasance and human or technological error are constantly evolving. Computer hackers and others routinely attempt to breach the security of high-profile companies, governmental agencies, technology products, services and systems.

Despite the implementation of security measures, Docter’s internal computer systems and those of third parties on which Docter relies are vulnerable to damage from, among others, computer viruses, malware, natural disasters, terrorism, war, telecommunication and electrical failures, cyber-attacks or cyber-intrusions over the Internet, attachments to emails, persons inside Docter’s organization, or persons with access to systems inside Docter’s organization or similar disruptive problems. Any such breach could compromise information stored on Docter’s networks or those of Docter’s partners and may result in significant data losses or theft of personally identifiable information. If such an event were to occur and cause interruptions in Docter’s operations, it could result in a material disruption of Docter’s product development programs. A cybersecurity breach could also hurt Docter’s reputation by adversely affecting our customers’ perception of the security of their information. A number of proposed and enacted international laws and regulations obligate companies to notify individuals of security breaches involving particular personally identifiable information, which could result from breaches experienced by Docter or by third parties, including collaborators, vendors, contractors or other organizations with which Docter expects to form strategic relationships.

Docter is, or will likely be in the future, subject to strict data privacy laws and regulations in Taiwan, and other jurisdictions in which Docter may operate, governing the collection, transmission, storage and use of data and personally identifying information. Any breach, unauthorized access, disclosure or other loss of information could result in legal claims or proceedings, liability under data privacy laws and regulations, disruption of Docter’s operations, including delays in Docter’s efforts to obtain regulatory clearances or approvals of Docter’s products, governmental investigations and regulatory proceedings, criminal penalties or civil liabilities, any of which would damage Docter’s reputation and adversely affect Docter’s business. Compliance with these various laws and regulations may also cause Docter to incur substantial costs or require Docter to change its business practices in a manner adverse to its business. If Docter were to expand into other foreign markets, compliance with laws and regulations of such jurisdictions may be onerous and could, individually or in the aggregate, increase the cost of doing business, make the products or services less useful, limit Docter’s ability to pursue certain business opportunities, cause Docter to change its business practices, and/or otherwise have an adverse effect on its business, reputation, financial condition and operating results.

Docter’s third-party manufacturing facilities may become inadequate for Docter’s needs and finding a replacement facility or facilities that has sufficient space and meets other operational requirements may be difficult to locate or, if located, may increase Docter’s expenses.

Docter relies on a few significant third-party facilities and an extended disruption at a facility or in service by a supplier, distributor or distribution chain service provider could have a material adverse effect on the business, the consolidated results of operations, cash flows or Docter’s financial position. If an event occurred that resulted in material damage to these third-party manufacturing facilities or Docter’s third-party manufacturing contractors lacked sufficient labor to fully operate their facilities, Docter may be unable to transfer the manufacture of all or part of the Docter brand products or disposables to another facility or location in a cost-effective or timely manner, if at all.

If Docter fails to successfully develop, acquire or integrate new business, products and technology, Docter may not realize expected benefits or Docter’s business may be harmed.

Docter’s success depends, in part, upon Docter’s ability to develop and introduce new solutions and to add features to existing products and solutions. Docter may not be able to develop and introduce new solutions or features on a timely basis or in response to changing requirements. Similarly, Docter’s new solutions and features may not sufficiently differentiate Docter from competing solutions such that the medical community can justify deploying Docter’s solutions. Docter expects to incur costs associated with the development and introduction of new solutions before the anticipated benefits or the returns are realized, if at all. Docter also may incur substantial costs or delays in the manufacture of any additional new products or models as Docter seeks to optimize production methods and processes at Docter’s contract manufacturers. In addition, Docter expects that it may at least initially achieve lower gross margins on new models, while endeavoring to reduce manufacturing costs over time. If any of these problems were to arise, Docter’s revenue, operating results and reputation could suffer.

Docter has identified material weaknesses in its internal control over financial reporting. Its failure to maintain an effective system of internal control over financial reporting may result in material misstatements of the consolidated financial statements or cause PubCo to fail to meet its periodic reporting obligations after the consummation of the Business Combination, which may adversely affect investor confidence in PubCo and, as a result, the value of PubCo’s shares.

Docter’s management has concluded that, as of December 31, 2023, its existing disclosure controls and procedures and internal control over financial reporting were ineffective, due to a material weakness. The material weakness relates to lack of sufficient financial reporting and accounting personnel with appropriate knowledge of U.S. GAAP and SEC reporting and compliance requirements to design, implement and operate key controls over financial reporting process in accordance with U.S. GAAP and financial reporting requirements set forth by the SEC.

Following the identification of the material weakness, Docter’s management plan to take remedial measures:

•        hiring more qualified accounting personnel with relevant U.S. GAAP and SEC reporting experience and qualifications to strengthen the financial reporting function and to set up a financial and system control framework; and

•        implementing regular and continuous U.S. GAAP accounting and financial reporting training programs for our accounting and financial reporting personnel.

Moreover, even if Docter’s management may in the future conclude that its internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it concludes that Docter has not maintained, in all material respects, effective internal control over financial reporting based on criteria established in Internal Control — Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). During the course of documenting and testing its internal control procedures, in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, Docter may identify other weaknesses and deficiencies in its internal control over financial reporting. If it fails to maintain the adequacy of its internal control over financial reporting, Docter may not be able to conclude on an ongoing basis that it has effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002. If Docter fails to achieve and maintain an effective internal control environment, it could suffer material misstatements in its financial statements and PubCo may fail to meet its reporting obligations, which would likely cause investors to lose confidence in the reported financial information. This could in turn limit Docter or PubCo’s access to capital markets, harm the results of operations, and lead to a decline in the trading price of PubCo Ordinary Shares. Additionally, ineffective internal control over financial reporting could expose Docter or PubCo to increased risk of fraud or misuse of corporate assets and subject PubCo to potential delisting from the stock exchange on which it lists, regulatory investigations and civil or criminal sanctions.

After PubCo becomes a public company, the reporting obligations may place a significant strain on the management, operational and financial resources and systems for the foreseeable future. Section 404 of the Sarbanes-Oxley Act requires that PubCo include a report from management on the effectiveness of the PubCo’s internal control over financial reporting in PubCo’s annual report on Form 20-F beginning with its second annual report on Form 20-F after becoming a public company. In addition, once PubCo ceases to be an “emerging growth company” as such term is defined in the JOBS Act, PubCo’s independent registered public accounting firm may need to attest to and report on the effectiveness of its internal control over financial reporting. PubCo may be unable to timely complete its evaluation testing and any required remediation. In addition, because PubCo is expected to qualify as an “emerging growth company” and intends to take advantage of exemptions from various reporting requirements that are applicable to most other public companies, including, but not limited to, an exemption from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that PubCo’s independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting, any remedial measures that PubCo takes to remedy material weaknesses and control deficiencies may not be independently verified by an independent third party.

The growth and expansion of Docter’s business may place a significant strain on its operational and financial resources in the future. As it continues to grow, it may not be able to successfully implement requisite improvements to its internal control systems, controls and processes, such as system access and change management controls, in a timely or efficient manner. Docter’s failure to improve its systems and processes, or their failure to operate in the intended manner, whether as a result of the growth of its business or otherwise, may result in Docter’s inability to accurately forecast its revenue and expenses, or to prevent certain losses. Moreover, the failure of its systems and processes could undermine its ability to provide accurate, timely and reliable reports on its financial and operating results and could impact the effectiveness of its internal control over financial reporting.

Although our financial statements have been prepared on a going concern basis, we must raise additional capital to fund Docter’s operations in order to continue as a going concern.

Docter’s independent registered public accounting firm for the fiscal years ended December 31, 2023 and 2022, included an explanatory paragraph in its opinion that accompany Docter’s audited consolidated financial statements as of and for the years ended December 31, 2023 and 2022, indicating that Docter’s current liquidity position raises substantial doubt about Docter’s ability to continue as a going concern. The ability of Docter to continue as a going concern is dependent upon Docter’s ability to further implement its business plan, generate sufficient revenue and its ability to raise additional funds. If Doctor is unable to improve its liquidity position, Docter may not be able to continue as a going concern. Docter’s ability to raise the capital needed to improve its financial condition may be hindered by the debt obligations and capital expenditures Doctor is incurring, which may deter investors. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should Docter be unable to continue as a going concern.

Risks Related to Docter’s Intellectual Property

Docter depends on Docter’s intellectual property, and Docter’s future success is dependent on Docter’s ability to protect Docter’s intellectual property and not infringe on the rights of others.

Docter’s success depends, in part, on Docter’s abilities to obtain patent protection for Docter’s products, register Docter’s trademarks in the geographic locations in which Docter operates, protect against any infringement or misuse of Docter’s patents and trademarks, maintain the confidentiality of Docter’s trade secrets and know-how, operate without infringing on the proprietary rights of others and prevent others from infringing Docter’s proprietary rights. Docter tries to protect its proprietary rights by, among other things, filing United States and foreign patent applications related to its products, inventions and improvements that may be important to the continuing development of Docter’s products and applying for the registration of Docter’s trademarks in certain geographic locations in which Docter operates. However, Docter cannot assure you that: any of Docter’s future processes or products will be patentable; Docter will identify all patentable aspects of the inventions made in the course of development and commercialization activities before it is too late to obtain patent protection on them; Docter’s processes or products will not infringe upon or otherwise violate the intellectual property rights of third parties; Docter’s patents will protect Docter in the jurisdictions where its patents have been granted; all of the potentially relevant prior art that may be used to invalidate Docter’s patents or that may prevent a patent from issuing from one of Docter’s pending patent applications has been found and been provided to the relevant patent examining authorities; or that Docter will have the resources to defend against charges of patent infringement or other violation or misappropriation of intellectual property by third parties or to protect Docter’s own intellectual property rights against infringement, misappropriation or violation by third parties.

Docter cannot predict the validity and enforceability of Docter’s patents or provide any assurances that any of Docter’s patent applications will be found to be patentable. Docter’s issued patents may not provide Docter with any competitive advantages, may be held invalid or unenforceable as a result of legal challenges by third parties or could be circumvented. Docter’s competitors may also independently develop processes, technologies or products similar to Docter’s or design around or otherwise circumvent any patents issued to, or licensed by, Docter. Thus, any patents that Docter owns or licenses from others may not provide adequate protection against competitors. Docter’s pending patent applications, those Docter may file in the future or those Docter may license from third parties may not result in patents being issued. If these patents are issued, they may not provide Docter with proprietary protection or competitive advantages. The degree of future protection to be afforded by Docter’s proprietary rights is uncertain because legal means afford relatively limited protection and may not adequately protect Docter’s rights or permit Docter to gain or keep Docter’s competitive advantage. After the completion of development and registration of Docter’s patents, third parties may still manufacture or market products that infringe Docter’s patents despite Docter’s patent protected rights. If the protection of Docter’s proprietary rights is inadequate to prevent use or appropriation by third parties, the value of Docter’s brand and other intangible assets may be diminished and competitors may be able to more effectively mimic Docter’s technology. If competitors were to mimic Docter’s technology, it may result in loss of sales and material litigation expenses. Such infringement of Docter’s patent protected rights is likely to cause Docter damage and lead to a reduction in the prices of Docter’s products, thereby reducing Docter’s anticipated profits.

The patent application and approval process is expensive and time-consuming. Docter may not be able to file and prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner. In addition, due to the extensive time needed to develop, test and obtain regulatory approval for Docter’s products, any patents that protect Docter’s products may expire early during commercialization. This may reduce or eliminate any market advantages that such patents may give Docter. Following patent expiration, Docter may face increased competition through the entry of competing products into the market and a subsequent decline in market share and profits.

Docter’s patent protection could be reduced or eliminated if Docter fails to obtain and maintain its patent protection through compliance with various procedural, document submission, fee payment and other requirements imposed by governmental patent agencies.

The Intellectual Property Office of Taiwan (“TIPO”) and other patent agencies require compliance with a number of procedural, documentary, fee payment and other similar provisions during the patent application process. In addition, periodic maintenance and annuity fees on any issued patent are due to be paid to the TIPO and other patent agencies over the lifetime of the patent. While an unintentional failure to make payment of such fees or to comply with such provisions can in many cases be cured by additional payment of a late fee or by other means in accordance with the applicable rules, there are situations in which non-compliance with such provisions will result in the abandonment or lapse of the patent or patent application, and the partial or complete loss of patent rights in the relevant jurisdiction. Non-compliance events that could result in abandonment or lapse of a patent or patent application include failure to respond to official actions within prescribed time limits, non-payment of fees and failure to properly legalize and submit formal documents within prescribed time limits. If Docter or any licensors fail to maintain the patents and patent applications covering Docter’s product candidates or if Docter or any licensors otherwise allow Docter’s patents or patent applications to be abandoned or lapse, it can create opportunities for competitors to enter the market, which would hurt Docter’s competitive position and could impair Docter’s ability to successfully commercialize Docter’s product candidates in any use for which they are approved.

Defects of form in the preparation, filing or prosecution of Docter’s patents or patent applications may exist, or may arise in the future, for example with respect to proper priority claims, inventorship, claim scope or requests for patent term adjustments. If Docter fails to establish, maintain or protect such patent rights and other intellectual property rights, such rights may be reduced or eliminated. If there are material defects in the form, preparation, prosecution or enforcement of Docter’s patents or patent applications, such patents may be invalid and/or unenforceable, and such applications may never result in valid, enforceable patents. Any of these outcomes could impair Docter’s ability to prevent competition from third parties, which may have an adverse impact on Docter’s business.

If Docter is unable to protect the confidentiality of Docter’s trade secrets or know-how, such proprietary information may be used by others to compete against Docter.

In addition to filing patent applications, Docter protects its trade secrets, know-how and technology by entering into confidentiality or non-disclosure agreements with parties that have access to Docter’s proprietary information, such as Docter’s development or future commercialization partners, employees, contractors and consultants. However, Docter cannot ensure that all such agreements will be complied with. Moreover, these agreements can be difficult and costly to enforce or may not provide adequate remedies. Any of these parties may breach the confidentiality agreements and willfully or unintentionally disclose Docter’s confidential information, or Docter’s competitors might learn of the information in some other way. The disclosure to, or independent development by, a competitor of any trade secret, know-how or other technology not protected by a patent could materially adversely affect any competitive advantage Docter may have over any such competitor. If a dispute arises with respect to any proprietary right, enforcement of Docter’s rights can be costly and unpredictable, and a court may determine that the right belongs to a third party, which could materially adversely affect Docter’s business, results of operations and ability to capitalize on Docter’s proprietary information.

Legal proceedings or third-party claims of intellectual property infringement and other challenges may require Docter to spend substantial time and money, which could be expensive, time consuming and unsuccessful.

The development, manufacture, use, sale, offer for sale or importation of Docter’s products may infringe third-party patents or other intellectual property rights. The nature of claims contained in unpublished patent applications around the world is unknown to Docter and it is not possible to know which countries patent applicants may choose for the extension of their filings under the Patent Cooperation Treaty or other mechanisms. Docter’s competitors may seek or may have already obtained patents that will limit, interfere with or eliminate Docter’s ability to make, use and sell Docter’s products. Docter may also be subject to claims based on the actions of employees and consultants with respect to the usage or disclosure of intellectual property learned while employed by other employers. In addition, a third party may claim an ownership interest in one or more of Docter’s patents or other intellectual property rights. A third party could bring legal actions against Docter and seek monetary damages and/or to enjoin the testing, manufacturing and marketing of the affected product or products. While Docter is presently unaware of any claims or assertions by third parties with respect to Docter’s patents or other intellectual property, Docter cannot guarantee that a third-party will not assert a claim or an interest in any such patents or intellectual property. The cost to Docter of any intellectual property litigation or other infringement proceeding, even if resolved in Docter’s favor, could be substantial. Some of Docter’s competitors may be able to sustain the costs of such litigation or proceedings more effectively because of their greater financial resources.

Uncertainties resulting from the initiation and continuation or defense of intellectual property litigation or other proceedings could have a material adverse effect on Docter’s ability to compete in the marketplace. Intellectual property litigation and other proceedings may also absorb significant financial resources and management time. Moreover, there can be no assurance that Docter will have sufficient financial or other resources to file and pursue such infringement claims, nor to defend against counterclaims that may be filed against Docter, both of which typically last for years before they are concluded. Even if Docter ultimately prevails in such claims, the monetary costs of such litigation and the diversion of the attention of Docter’s management and scientific personnel could outweigh any benefit Docter receives as a result of the proceedings.

If Docter’s trademarks and trade names are not adequately protected, then Docter may not be able to build name recognition in Docter’s markets of interest and Docter’s business may be adversely affected.

If Docter’s trademarks and trade names are not adequately protected, then Docter may not be able to build name recognition in Docter’s markets of interest and Docter’s business may be adversely affected. Docter may not be able to protect Docter’s rights to these trademarks and trade names, which Docter needs to build name recognition among potential partners or customers in Docter’s markets of interest. At times, competitors may adopt trade names or trademarks similar to Docter’s, thereby impeding Docter’s ability to build brand identity and possibly leading to market confusion. In addition, there could be potential trade name or trademark infringement claims brought by owners of other registered trademarks or trademarks that incorporate variations of Docter’s unregistered trademarks or trade names. Over the long term, if Docter is unable to successfully register Docter’s trademarks and trade names and establish name recognition based on Docter’s trademarks and trade names, then Docter may not be able to compete effectively, and Docter’s business may be adversely affected. Docter’s efforts to enforce or protect its proprietary rights related to trademarks, trade secrets, domain names, copyrights or other intellectual property may be ineffective and could result in substantial costs and diversion of resources and could adversely impact Docter’s financial condition or results of operations.

Risks Related to Regulatory Compliance

Docter is subject to various laws relating to trade, export controls and foreign corrupt practices, the violation of which could adversely affect Docter’s reputation, operations, business, prospects, operating results and financial condition.

Docter must comply with all applicable international trade, export and import laws and regulations of Taiwan, the United States and any other country in which it may operate. Changes in trade sanctions laws may restrict Docter’s business practices, including cessation of business activities in sanctioned countries or with sanctioned entities, and may result in modifications to compliance programs. Among others, Docter is subject to the FCPA and other anti-bribery and anti-corruption laws that generally prohibit the offering, promising, giving or authorizing others to give anything of value, either directly or indirectly, to a non-U.S. government official in order to influence official action, or otherwise obtain or retain business. The FCPA also requires public companies to make and keep books and records that accurately and fairly reflect the transactions of the corporation and to devise and maintain an adequate system of internal accounting controls.

Docter’s business is heavily regulated and therefore involves significant interaction with public officials, including officials of non-U.S. governments. However, Docter cannot ensure that in every instance it can protect Docter from acts committed by its employees, agents, contractors or collaborators that may violate the laws or regulations of the jurisdictions in which Docter operates.

Violations of these laws and regulations could result in significant fines, criminal sanctions against Docter, its officers, or its employees, requirements to obtain export licenses, disgorgement of profits, cessation of business activities in sanctioned countries, implementation of compliance programs, exclusion from government programs, prohibitions on the conduct of Docter’s business and Docter’s inability to market and sell its products in one or more countries. Additionally, any such violations could materially damage Docter’s reputation, brand, international expansion efforts, ability to attract and retain employees and Docter’s business, prospects, operating results and financial condition.

Docter’s failure to timely obtain or maintain any regulatory clearances, approvals and compliance with regulatory requirements could negatively affect Docter’s business.

Docter’s products and operations may be subject to extensive regulation by governmental authorities such as the NCC in Taiwan and numerous other national or state governmental authorities in the countries in which Docter plans to manufacture and sell its products. These regulations govern, among other things, the research, testing, manufacturing, safety, effectiveness and performance, product standards, import/export restrictions, storage, recordkeeping, promotion, distribution, production, post-marketing surveillance and handling of complaints, tariffs, duties and tax requirements. Docter’s products, manufacturing facilities and operations may also be subject to the rules or norms of industrial standards bodies and the rules of associations of healthcare professionals.

The changing regulatory environment may have a material impact on future device registration applications, requirements and timing, which may, in turn, have material impacts upon Docter’s ability to begin to market existing and new devices. Docter’s failure to obtain or, once obtained, maintain, any regulatory clearances and approvals and to ensure compliance with regulatory requirements could negatively affect Docter’s business. Regulatory authorities may change their clearance or approval policies, adopt additional regulations or revise existing regulations, or take other actions which may prevent or delay clearance or approval of Docter’s products under development. Such policy or regulatory changes could impose additional requirements upon Docter that could delay Docter’s ability to obtain new clearances or approvals or increase the costs of compliance.

There can be no assurance that government regulations applicable to Docter’s products or the interpretation of those regulations will not change or that Docter will be able to obtain any required regulatory clearances and approvals for its products. The extent of potentially adverse government regulation that might arise from future legislation or administrative action and the impact on Docter’s business and results of operations cannot be predicted.

Privacy regulations may impose costs and liabilities on Docter, limit Docter’s use of information, and adversely affect Docter’s business.

Privacy of personal information has become a significant issue globally and other countries where Docter may operate. There are numerous federal, state and international laws and regulations regarding privacy, data protection, information security, and the collection, storing, sharing, use, processing, transfer, disclosure and protection of personal information and other data, and the scope of such laws and regulations may change, be subject to differing interpretations and be inconsistent among countries and regions Docter intends to operate in, or conflict with other laws and regulations. The regulatory framework for privacy and data protection worldwide is, and is likely to remain for the foreseeable future, uncertain and complex, and this or other actual or alleged obligations may be interpreted and applied in a manner that Docter may not anticipate or that is inconsistent from one jurisdiction to another and may conflict with other rules or practices, including Docter’s. Further, any significant change to applicable laws, regulations, or industry practices regarding the collection, use, retention, security or disclosure of data, or their interpretation, or any changes regarding the manner in which the consent of relevant users for the collection, use, retention or disclosure of such data must be obtained, could increase Docter’s costs and require Docter to modify Docter’s services and candidate products, possibly in a material manner, which Docter may be unable to complete, and may limit Docter’s ability to store and process customer data or develop new services and features. Regulatory burdens of this sort increase Docter’s costs and harm Docter’s financial results. In addition, future decisions to use online tracking technologies (e.g. cookies, pixels) will increase regulatory scrutiny and compliance for the protection of privacy and security of health information.

Docter’s subsidiary, Horn, may be subject to foreign exchange control imposed by Taiwan authorities, which may affect the paying dividends, repatriating the interest or making other payments to Docter or PubCo.

Taiwan regulates foreign exchange transactions that involve the conversion of the NTD into foreign currencies. Pursuant to the relevant provisions of Taiwan Foreign Exchange Control Act, foreign exchange transactions of a value of NTD 500,000 or more shall be declared to the Central Bank of Republic of China (Taiwan). Further, for certain remittances involving exchanging NTD for foreign currencies, such as remittances involving currency conversion from NTD to foreign currency or vice versa with a value of over USD 1 million, and the remittance by a Taiwan subsidiary of its NTD profits to its U.S. or other foreign parent company in a currency other than NTD, the Taiwanese company making such remittance must submit supporting documents to its bank for verification before the remittance can be processed. In addition, when a company’s accumulated foreign exchange remittance for a given calendar year exceeds USD 100 million, any remittance exceeding such accumulated USD 100 million limit shall also be subject to the approval of the Central Bank of Taiwan, provided, however, pursuant to the Central Bank of Taiwan, if the investment into a Taiwan subsidiary by a U.S. (or other foreign jurisdiction) company (e.g., the acquisition of a Taiwan company) has been approved by the relevant Taiwan foreign direct investment (FDI) regulators when the investment (e.g., acquisition) was made, then any remittance by such Taiwan subsidiary of its profits to its U.S. (or other foreign jurisdiction) parent company is not subject to the foregoing accumulated USD 100 million limit. As FDI approval was previously obtained in connection with Docter’s investment into Horn, Horn may, in any given calendar year, remit USD to Docter in excess of the USD 100 million threshold without an obligation to seek prior approval from the Central Bank of Taiwan. Nonetheless, in banking practice, if the accumulated remittance of a Taiwanese company in a given calendar year indeed exceeds USD 100 million, many banks in Taiwan still seek certain internal confirmation from the Central Bank of Taiwan before processing the remittance.

Accordingly, Horn may freely remit profits to Docter without seeking formal approval if such remittance is made in NTD. However, in the case of remitting profits to Docter involving the conversion of NTD to another currency, such as USD, Horn may freely remit such profits to Docter after submitting customary declaration forms and supporting documents to its local bank who will process and facilitate the remittance, provided that when the value of such remittance combined with all other remittances made by Horn over a calendar year exceeds, in the aggregate, US$100 million, then such remittance would be subject to the discretion of Horn’s bank whether to first seek an internal confirmation from the Central Bank of Taiwan before releasing the remittance to Docter. If the bank decides to seek such internal confirmation, it may take 30 days or more before the remittance can be released to Docter.

The Taiwan government may impose further foreign exchange restrictions in certain emergency situations where the Taiwan government experiences extreme difficulty in stabilizing the balance of payments or where there are substantial disturbances in the financial and capital markets in Taiwan.

Taiwan laws and regulations of loans to and direct investment in Taiwan entities by offshore holding companies may delay or prevent PubCo or Docter from using the proceeds of this offering to make loans or additional contributions to Horn, which could materially and adversely affect Docter’s or PubCo’s ability to fund and expand the business.

After the consummation of the business combination, Docter or PubCo may, from time to time, make loans to Horn, additional capital contributions to Horn, establish and make capital contributions to new Taiwanese subsidiaries, or acquire offshore entities with business operations in Taiwan in an offshore transaction.

Most of these ways are subject to Taiwan regulations and approvals or registration. For example, investment, including lending long-term (at least one year) loans, in Taiwan entities require foreign investment approval from the Department of Investment Review in Taiwan. In order for Docter to make a loan to Horn (or any future Taiwanese subsidiary (if any)), Docter must first submit an application to the Department of Investment Review in Taiwan. If the loan is approved, Docter must make the loan to Horn within the prescribed time limit included in such approval and must provide evidence of the loan to the Department of Investment Review in Taiwan. Failure to make the loan within the prescribed time limit included in such approval would result in Docter having to reapply for the loan to be approved, which could take approximately 20-30 days. Accordingly, any delay in our ability to make intracompany loans could materially and adversely affect our ability to fund and expand the business.

Furthermore, foreign entities are prohibited from investing in some industries which are related to national security and environmental protection, as specified in the negative list provided by Taiwan authority. Docter and Horn are not included in such negative list and do not operate in any industry in which investment from foreign entities is prohibited or requires special regulatory approval.

For more information on Taiwanese laws and regulations applicable to Docter, see the section titled “Regulations Applicable to Docter — Regulations on Foreign Investment,” “Regulations Applicable to Docter — Regulations on Dividend Distributions,” and “Regulations Applicable to Docter — Regulations on Foreign Exchange” starting on page 220 of this prospectus.

It may be difficult to enforce a U.S. judgment against Docter, its officers and directors in Taiwan or the United States, or to assert U.S. securities laws claims in Taiwan or serve process on Taiwanese officers and directors.

Docter’s directors or officers are not residents of the United States and most of their and Docter’s assets are located outside the United States. Service of process upon Docter or its non-U.S. resident directors and officers and enforcement of judgments obtained in the United States against Docter or its non-U.S. directors and executive officers may be difficult to obtain within the United States. Docter have been informed by its legal counsel in Taiwan that it may be difficult to assert claims under U.S. securities laws in original actions instituted in Taiwan or obtain a judgment based on the civil liability provisions of U.S. federal securities laws. Taiwanese courts may refuse to hear a claim based on a violation of

U.S. securities laws against Docter or its non-U.S. officers and directors because Taiwan may not be the most appropriate forum to bring such a claim. In addition, even if a Taiwanese court agrees to hear a claim, it may determine that Taiwanese law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact, which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Taiwanese law. Taiwanese courts might not enforce judgments rendered outside Taiwan, which may make it difficult to collect on judgments rendered against Docter or its Taiwanese officers and directors.

Moreover, among other reasons, including but not limited to, fraud or absence of due process, or the existence of a judgment which is at variance with another judgment that was given in the same matter if a suit in the same matter between the same parties was pending before a court or tribunal in Taiwan, a Taiwanese court will not enforce a non-Taiwanese judgment if it was given in a state whose laws do not provide for the enforcement of judgments of Taiwanese courts (subject to exceptional cases) or if its enforcement is likely to prejudice its sovereignty or security.

Risks Related to Docter’s Industry

Healthcare policy changes may have a material adverse effect on Docter’s business, financial condition and results of operations.

Healthcare costs have risen significantly over the past decade. As a result, there have been and continue to be proposals by federal, state and foreign governments and regulators as well as third-party insurance providers to limit the growth of these costs. Among these proposals are regulations that could impose limitations on the prices Docter will be able to charge for Docter’s products, requirements regarding the usage of comparative studies, technology assessments and healthcare delivery structure reforms to determine the effectiveness and select the products and therapies used for treatment of patients. While Docter believes its products would provide value and cost efficiency, the resources necessary to demonstrate this value to Docter’s customers and any regulators is significant and may require longer periods of time and effort in which to obtain acceptance of Docter’s products. There is no assurance that Docter’s efforts will be successful, and these limitations could have a material adverse effect on Docter’s financial position and results of operations.

Continued consolidation in the healthcare industry could have an adverse effect on Docter’s sales and results of operations.

The healthcare industry around the world has experienced significant consolidation in recent years. Many healthcare organizations have consolidated to create larger enterprises with greater market power. This consolidation trend could give the resulting enterprises greater bargaining power, which may lead to downward price pressure on Docter’s solutions or services, or less demand for them, or both. Consolidation in the health insurance industry could cause a loss of, or changes in, Docter’s relationship with a particular client and may reduce or eliminate Docter’s revenue from that client if Docter’s solutions and services are no longer utilized by that client at all or in the same capacity as they were utilized prior to the consolidation. In the future, due to this consolidation, Docter may be faced with a reduced number of potential clients and derive a greater portion of its revenue from a more concentrated number of clients as Docter’s business and the healthcare industry evolve. Any of these effects could harm Docter’s business, results of operations or financial condition.

If Docter does not comply with laws regulating the protection of the environment and health and human safety, Docter’s business could be adversely affected.

Docter’s business in the smart home healthcare industry involves extensive research and development, as well as manufacturing of materials and related equipment. If an adverse safety incident occurs, Docter could be held liable for resulting damages, which could be substantial. Docter may also be subject to environmental, health and workplace safety laws and regulations, including those governing laboratory procedures and the handling of medical materials. Insurance may not provide adequate coverage against these potential liabilities and Docter does not maintain insurance for environmental liability claims that may be asserted against Docter. Moreover, additional foreign and local laws and regulations affecting Docter’s operations may be adopted in the future. Docter may incur substantial costs to comply with such regulations and pay substantial fines or penalties if Docter violates any of these laws or regulations. These regulations are further described in the section titled “Regulations Applicable to Docter” beginning on page 217.

With respect to environmental, safety and health laws and regulations, Docter cannot accurately predict the outcome or timing of future expenditures that Docter may be required to make in order to comply with such laws as they apply to Docter’s operations and facilities. Docter may be periodically subject to environmental compliance reviews by environmental, safety and health regulatory agencies. Environmental laws are subject to change and Docter may become subject to stricter environmental standards in the future and face larger capital expenditures in order to comply with environmental laws which could have a material adverse effect on Docter’s business.

Risks Related to Aimfinity and the Business Combination

Aimfinity will be forced to liquidate the Trust Account if it cannot consummate a business combination by the end of the Combination Period; In such an event, Aimfinity’s Public Shareholders will receive $12.08 per share and the AIMA Warrants will expire worthless.

If Aimfinity is unable to complete a business combination within the Combination Period, and is forced to liquidate and dissolve, the initial per-share liquidation distribution will be $12.08, plus interest earned on amounts held in trust that have not been used to pay for taxes. Furthermore, there will be no distribution with respect to the AIMA Warrants, which will expire worthless as a result of Aimfinity’s failure to complete a business combination.

The SEC has issued final rules and guidance relating to certain activities of special purpose acquisition companies. The need for compliance with these rules and guidance may increase the costs and the time needed to complete the Business Combination and may cause Aimfinity to liquidate at an earlier time than it might otherwise choose.

On January 24, 2024, the SEC issued final rules (the “SPAC Rules”) relating, among other things, to disclosures in SEC filings in connection with business combination transactions involving special purpose acquisition companies such as Aimfinity and private operating companies, the financial statement requirements applicable to transactions involving shell companies, and the use of projections by special purpose acquisition companies in SEC filings in connection with proposed business combination transactions. In connection with the issuance of the SPAC Rules, the SEC also issued guidance (the “SPAC Guidance”) regarding the potential liability of certain participants in business combination transactions and the extent to which special purpose acquisition companies could become subject to regulation under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The need for compliance with the SPAC Rules and the SPAC Guidance may cause Aimfinity to liquidate at an earlier time than it might otherwise choose.

Certain of the procedures that Aimfinity, PubCo or Docter may determine to undertake in connection with the SPAC Rules, or pursuant to the SPAC Guidance, may increase the costs and time of completing the Business Combination, and may constrain the circumstances under which we could complete the Business Combination. The need for compliance with the SPAC Rules and the SPAC Guidance may cause Aimfinity to liquidate the funds in the Trust Account or liquidate at an earlier time than it might otherwise choose. Were Aimfinity to liquidate, the Public Warrants would expire worthless, and Aimfinity’s shareholders would lose the investment opportunity associated with an investment in the post-combination entity, including any potential price appreciation of its securities.

If Aimfinity is deemed to be an investment company for purposes of the Investment Company Act, it would be required to institute burdensome compliance requirements and our activities would be severely restricted. As a result, in such circumstances, unless Aimfinity is able to modify our activities so that it would not be deemed an investment company, Aimfinity would expect to abandon its efforts to complete an initial business combination and instead liquidate the company.

Whether a SPAC is an investment company as defined in the Investment Company Act is a question of facts and circumstances under the SPAC Rules and according to SEC’s adopting release, which added, “[g]iven the individualized nature of this analysis, and depending on the facts and circumstances, a SPAC could be an investment company at any stage of its operations.” As a result, it is possible that a claim could be made that Aimfinity has been operating as an unregistered investment company.

Aimfinity has invested the proceeds of the IPO held in the Trust Account in short-term U.S. government treasury obligations or in money market funds invested exclusively in such securities, As a result, there is a risk that Aimfinity may be deemed an unregistered investment company under the Investment Company Act. The longer that the funds in the Trust Account are held in short-term U.S. government treasury obligations or in money market funds invested exclusively in such securities, the greater the risk that it may be considered an unregistered investment company.

If Aimfinity is deemed to be an investment company, its activities would be severely restricted, including:

•        restrictions on the nature of its investments; and

•        restrictions on the issuance of securities.

In addition, it would be subject to burdensome compliance requirements, including:

•        registration as an investment company with the SEC;

•        adoption of a specific form of corporate structure; and

•        reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations that it is currently not subject to.

If Aimfinity is deemed to be an investment company and subject to compliance with and regulation under the Investment Company Act, Aimfinity would be subject to additional regulatory burdens and expenses for which Aimfinity has not allotted funds. As a result, unless Aimfinity is able to modify its activities so that it would not be deemed an investment company, Aimfinity would expect to abandon its efforts to complete an initial business combination and instead liquidate the company.

Moreover, if Aimfinity is deemed to be an investment company under the Investment Company Act, Aimfinity may be required to liquidate its Trust Account by returning the then-remaining funds in such account to the Public Shareholders and then proceeding to liquidate and dissolve. It may also be in material breach of the representations and warranties in the Merger Agreement that Aimfinity is not an investment company under the Investment Company Act, which may result in termination of the Merger Agreement by Docter. If Aimfinity is required to liquidate and dissolve, Aimfinity will be unable to complete its Business Combination with Docter or any other initial business combination, and it may lose the opportunity for any stock price appreciation and the outstanding AIMA Warrants would expire worthless.

In such circumstances, the Public Shareholders may receive only approximately $12.08 per share (based on the amount in the Trust Account as of the Record Date), or less in certain circumstances, on the liquidation of the Trust Account, and the AIMA Warrants will expire worthless. If it is required to liquidate, you may lose all or part of your investment in Aimfinity and would not be able to realize the benefits of owing shares in a successor operating business, including the potential appreciation in the value of the shares and warrants following such a transaction, and the warrants would expire and become worthless.

Aimfinity may instruct the Trustee to liquidate the securities held in the Trust Account and instead to hold the funds in the Trust Account in cash until the earlier of the consummation of an initial business combination or liquidation, which may be able to mitigate the risk that it could be deemed to be an investment company for purposes of the Investment Company Act. Following any such liquidation of securities in the Trust Account, Aimfinity may receive minimal interest, if any, on the funds held in the Trust Account, which may reduce the dollar amount the Public Shareholders would receive upon any redemption or liquidation of the company.

The funds in the Trust Account have, since the IPO, been held only in U.S. government treasury obligations with a maturity of 180 days or less or in money market funds investing solely in U.S. government treasury obligations and meeting certain conditions under Rule 2a-7 under the Investment Company Act. However, to mitigate the risk of being deemed to be an unregistered investment company (including under the subjective test of Section 3(a)(1)(A) of the Investment Company Act) and thus subject to regulation under the Investment Company Act, Aimfinity may instruct the trustee with respect to the Trust Account to liquidate the U.S. government treasury obligations or money market funds held in the Trust Account and thereafter to hold all funds in the Trust Account in cash (or in an interest-bearing demand deposit account) at a national bank until the earlier of consummation of an initial business combination or liquidation of Aimfinity. Following any such liquidation of the securities held in the Trust Account, Aimfinity may receive minimal interest, if any, on the funds held in the Trust Account. However, interest previously earned on the funds held in the Trust Account still may be released to Aimfinity to pay taxes, if any, and certain other expenses as permitted. As a result, any decision to liquidate the funds held in the Trust Account and thereafter to hold all funds in the Trust Account in cash may reduce the dollar amount the Public Shareholders would receive upon any redemption or liquidation of Aimfinity.

Aimfinity does not have a specified maximum redemption threshold in Aimfinity’s Current Charter. The absence of such a redemption threshold may make it possible for Aimfinity to consummate the Business Combination, in connection with which a substantial majority of Aimfinity’s Public Shareholders may redeem their Public Shares.

Aimfinity’s current fourth amended and restated memorandum and articles of association do not provide a specified maximum redemption threshold, except that (i) it will not redeem the Public Shares in an amount that would cause Aimfinity’s net tangible assets to be less than $5,000,001 upon consummation of the Business Combination

(such that it is not subject to the SEC’s “penny stock” rules) and (ii) no shareholder acting together with any affiliate of his or any other person with whom he is acting in concert or as a partnership, syndicate, or other group for the purposes of acquiring, holding, or disposing of Public Shares may exercise such redemption right with respect to more than 15% of the Public Shares without Aimfinity’s prior consent. As a result, Aimfinity may be able to consummate the Business Combination even if a substantial majority of its Public Shareholders do not agree with the Business Combination and have redeemed their shares.

As Aimfinity does not have a specified maximum redemption threshold in Aimfinity’s Current Charter, significant redemption requests could have a material adverse effect on PubCo’s liquidity and available financing for its ongoing operations.

If there are significant redemption requests by Aimfinity shareholders, including, for example, when a few large shareholders or a majority of shareholders elect to have their shares redeemed for cash, the funds in the Trust Account, the balance of which otherwise would be released to PubCo and utilized to fund working capital needs of PubCo, will be significantly reduced. This could subject PubCo to decreased liquidity and other negative impacts on its business, results of operations and financial condition. Moreover, in the event that the market value of the Public Shares is greater than the amount of money in the Trust Account, any significant redemption could impair PubCo’s ability to obtain Nasdaq approval to the continued listing of PubCo Ordinary Shares following completion of the Business Combination.

In light of recent market sentiment and economic conditions, high demands for redemption and increased votes against the Business Combination are expected. Non-redeeming shareholders and potential PubCo shareholders may experience volatility in the price of PubCo’s securities and reduced market liquidity of PubCo’s securities.

Recently, there has been a precipitous drop in the market values of certain growth-oriented companies and poor post-listing performance of de-SPAC mergers. Accordingly, securities of certain growth companies such as ours may be more volatile than other securities and may involve special risks. In the past year, inflationary pressures, increases in interest rates and other adverse economic and market forces have contributed to these drops in market value. As a result, investors may expect that PubCo’s securities will be subject to potential downward pressures, which may result in high redemptions of the cash available from the Trust Account. If there are substantial redemptions, there will be a lower float of PubCo Ordinary Shares issued and outstanding and less market liquidity, as well as potential adverse effects on PubCo’s ability to become or remain listed on the Nasdaq. Non-redeeming shareholders and potential PubCo shareholders may experience further volatility in the price of PubCo’s securities, which would also adversely impact PubCo’s ability to secure financing following the closing of the Business Combination.

Moreover, if holders of a majority of the issued and outstanding AIMA Ordinary Shares present and entitled to vote at the Extraordinary General Meeting vote against the Business Combination, and Aimfinity is unable to consummate a business combination within its lifespan, Aimfinity will be required to liquidate and dissolve and get delisted from Nasdaq. This will also cause you to lose the investment opportunity in Docter or another target company and the chance of realizing future gains on your investment through any price appreciation in the combined company.

There is no guarantee that a shareholder’s decision whether to redeem its Public Shares for a pro rata portion of the Trust Account will put such shareholder in a better future economic position.

Aimfinity can give no assurance as to the price at which a shareholder may be able to sell its Public Shares in the future following the consummation of the Business Combination or any alternative business combination. Certain events following the consummation of any initial business combination, including the Business Combination, may cause an increase in the share price of PubCo and may result in a lower value realized upon redemption than a shareholder of Aimfinity might realize in the future had the shareholder not redeemed its Public Shares. Similarly, if a shareholder does not redeem its Public Shares, the shareholder will bear the risk of ownership of PubCo Ordinary Shares after the consummation of the Business Combination, and there can be no assurance that a shareholder can sell its shares of PubCo Ordinary Shares in the future for a greater amount than the redemption price paid in connection with the redemption of the Public Shares in connection with the consummation of the Business Combination. A shareholder should consult the shareholder’s own tax and/or financial advisor for assistance on how this may affect his, her or its individual situation.

Prior to the Business Combination, the Public Shareholders have very limited influence on the appointment or removal of the management of Aimfinity.

Prior to the Business Combination, under the Current Charter, only holders of the Founder Shares have the right to vote on the appointment of directors. The Public Shareholders are not entitled to vote on the appointment of directors during such time. In addition, prior to the Business Combination, only holders of a majority of our founder shares may remove a member of the board of directors for any reason. These provisions of the Current Charter may only be amended by a special resolution passed by holders of not less than 90% of the AIMA Ordinary Shares who attend and vote at a general meeting which shall include the affirmative vote of a simple majority of the Founder Shares.

Lastly, the AIMA Board, whose members were appointed by our Sponsor, is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being appointed in each year. Aimfinity may not hold an annual general meeting to appoint new directors prior to the completion of the Business Combination, in which case all of the current directors will continue in office until at least the completion of the Business Combination. If there is an annual general meeting, as a consequence of the “staggered” board of directors, only a minority of the board of directors will be considered for appointment and the Sponsor, because of its ownership position, will control the outcome, as only holders of the Founder Shares will have the right to vote on the appointment and removal of directors. Accordingly, you may not have any say in the management of Aimfinity prior to the consummation of Business Combination and the Sponsor will continue to exert control at least until the completion of the Business Combination. In the absence of a general meeting organized for the election of the directors, the Public Shareholders will not be entitled to redeem their shares solely in connection with the appointment or removal of any directors of Aimfinity.

As an example, on March 17, 2023, then-members of the Sponsor entered into a series of transactions to sell the controlling membership interests of the Sponsor to Mr. Chang, our current Chairman and CEO, who assumed control of the Sponsor, as its sole member and manager with 100% of the membership interests on that date. In connection with the Sponsor Sale and to afford flexibility for the new member of the Sponsor to install a slate of new directors and officers to Aimfinity, all former board members and all former management agreed to resign. In their place, pursuant to the authority conferred by the amended and restated memorandum and articles of associations of Aimfinity effective at the time, which provides for the holders of the Founder Shares the exclusive authority to appoint and remove Aimfinity’s directors prior to the closing of its initial business combination without any shareholder vote, the Sponsor of Aimfinity, as the sole holder of the AIMA Class B Ordinary Shares, appointed a new AIMA board, consisting of Ivan Chang, Tony Tian, Kevin D. Vassily, Hanzhong (Han) Li and Teng-Wei Chen.

Under the amended and restated memorandum and articles of associations of Aimfinity effective at the time, which provide the same authority as the Current Charter for the holders of the Founder Shares to appoint and remove the directors of Aimfinity, the Public Shareholders were not entitled to have an opportunity to vote on such appointments, and were not entitled to redeem their shares in connection with the change of control of the Sponsor or the change of the directors and officers of Aimfinity.

Aimfinity’s shareholders who attempted to redeem their Public Shares may be unable to sell their Public Shares when they wish in the event that the Business Combination is not consummated.

If Aimfinity requires Public Shareholders who wish to redeem their Public Shares in connection with the consummation of the Business Combination to comply with specific requirements for redemption as described in this proxy statement/prospectus and the Business Combination is not consummated, Aimfinity will promptly return such certificates to its Public Shareholders. Accordingly, Public Shareholders who attempted to redeem their Public Shares in such a circumstance will be unable to sell their AIMA Units or AIMA New Units in the event that the Business Combination is not consummated until Aimfinity has returned their AIMA Units or AIMA New Units to them. The market price for AIMA Units or AIMA New Units may decline during this time and you may not be able to sell your AIMA Units or AIMA New Units when you wish, even while other shareholders that did not seek redemption may be able to sell their AIMA Units or AIMA New Units.

You must tender your AIMA New Units in order to validly seek redemption at the Extraordinary General Meeting.

Public Shareholders who wish to redeem their Public Shares and who hold AIMA New Units do not need to separate your AIMA New Units, and may submit AIMA New Units for redemption of such Public Shares. Holders of outstanding AIMA Units must separate the underlying AIMA New Units and AIMA Class 1 Warrants prior to exercising redemption rights with respect to the AIMA Public Shares. In connection with tendering your Public Shares for redemption, you must elect either to physically tender your New Units certificates to Aimfinity’s transfer agent by two business days before the Extraordinary General Meeting, or deliver your AIMA New Units to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal at Custodian) System, which election would likely be determined based on the manner in which you hold your AIMA New Units. The requirement for physical or electronic delivery by two business days before the Extraordinary General Meeting ensures that a redeeming holder’s election to redeem is irrevocable once the Business Combination is consummated. Any failure to observe these procedures will result in your loss of redemption rights in connection with the vote on the Business Combination.

If AIMA Units are registered in a holder’s own name, the holder must deliver the certificate for its AIMA Units to the transfer agent with written instructions to separate the AIMA Units into their individual component parts. This must be completed far enough in advance to permit the mailing of the certificates back to the holder so that the holder may then exercise his, her or its redemption rights upon the separation of the AIMA New Units from the AIMA Units. Any failure to separate the AIMA Units or failure to observe the procedures otherwise may deprive a Public Shareholder redemption right in connection with the vote on the Business Combination.

If third parties bring claims against Aimfinity, the proceeds held in trust could be reduced and the per-share liquidation price received by Aimfinity’s shareholders may be less than $12.08.

Aimfinity’s placing of funds in the Trust Account may not protect those funds from third party claims against Aimfinity. Although Aimfinity has received from many of the vendors, service providers (other than its independent accountants) and prospective target businesses with which it does business executed agreements waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of Aimfinity’s Public Shareholders, they may still seek recourse against the Trust Account. Additionally, a court may not uphold the validity of such agreements. Accordingly, the proceeds held in trust could be subject to claims which could take priority over those of Aimfinity’s Public Shareholders. The Sponsor has agreed that, if Aimfinity liquidates the Trust Account prior to the consummation of a business combination and distributes the proceeds held therein to its Public Shareholders, it will be liable to pay debts and obligations to target businesses or vendors or other entities that are owed money by Aimfinity for services rendered or contracted for or products sold to Aimfinity in excess of the net proceeds of the IPO not held in the Trust Account, but only to the extent necessary to ensure that such debts or obligations do not reduce the amounts in the Trust Account and only if such parties have not executed a waiver agreement. However, Aimfinity cannot assure you that the Sponsor will be able to meet such obligation. Therefore, the per-share distribution from the Trust Account for Aimfinity’s shareholders may be less than $12.08 due to such claims.

Additionally, if Aimfinity is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it which is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in Aimfinity’s bankruptcy estate and subject to the claims of third parties with priority over the claims of its shareholders. To the extent any bankruptcy claims deplete the Trust Account, Aimfinity may not be able to return $10.20 per share to Aimfinity’s Public Shareholders.

Any distributions received by Aimfinity’s shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, Aimfinity was unable to pay its debts as they fell due in the ordinary course of business and the value of its assets does not exceed its liabilities.

Aimfinity’s fourth amended and restated memorandum and articles of association provides that in the event Aimfinity does not consummate a Business Combination by the end of the Combination Period, Aimfinity shall cease all operations except for the purpose of winding up.

If Aimfinity is unable to consummate a transaction by the end of the Combination Period, upon notice from Aimfinity, the trustee of the Trust Account will distribute the amount in its Trust Account to Aimfinity’s Public Shareholders. Concurrently, Aimfinity shall pay, or reserve for payment, from funds not held in trust, its liabilities and obligations, although Aimfinity cannot assure you that there will be sufficient funds for such purpose. If there are insufficient funds held outside the Trust Account for such purpose, the Sponsor has agreed that, if Aimfinity liquidates the Trust Account prior to the consummation of a business combination, it will be liable to pay debts and obligations to target businesses or vendors or other entities that are owed money by Aimfinity for services rendered or contracted for or products sold to Aimfinity in excess of the net proceeds of the IPO not held in the Trust Account, but only to the extent necessary to ensure that such debts or obligations do not reduce the amounts in the Trust Account and only if such parties have not executed a waiver agreement. However, Aimfinity cannot assure you that the liquidator will not determine that he or she requires additional time to evaluate creditors’ claims (particularly if there is uncertainty over the validity or extent of the claims of any creditors). Aimfinity also cannot assure you that a creditor or shareholder will not file a petition with the Cayman Islands court which, if successful, may result in our liquidation being subject to the supervision of that court. Such events might delay distribution of some or all of Aimfinity’s assets to its Public Shareholders.

Thereafter, Aimfinity’s sole business purpose will be to voluntarily liquidate and dissolve in accordance with Cayman Islands law. In such a situation under Cayman Islands law, a liquidator would be appointed and, subject to the terms of the required plan of liquidation, the liquidator would give at least 21 days’ notice to creditors of his intention to make a distribution by notifying known creditors (if any) and by placing a public advertisement. However, in practice the procedure to be followed by the liquidator will be subject to the terms of the plan of liquidation and the memorandum and articles of association of the company and the mentioned notice may not necessarily delay the distribution of assets particularly if the liquidator is satisfied that no creditors would be adversely affected as a consequence of a distribution before this time period has expired. In practice, as soon as the affairs of the company are fully-wound up, the liquidator would normally lay a final report and accounts before a final general meeting which must be called by a public notice at least one month before it takes place. After the final meeting, the liquidator must make a return to the Cayman registrar confirming the date on which the meeting was held and three months after the date of such filing the company is dissolved. It is Aimfinity’s intention to liquidate the Trust Account to its Public Shareholders as soon as reasonably possible and Aimfinity’s Initial Shareholders have agreed to take any such action necessary to liquidate the Trust Account and to dissolve the company as soon as reasonably practicable if Aimfinity does not complete a business combination within the Combination Period. Pursuant to Aimfinity’s fourth amended and restated memorandum and articles of association, failure to consummate a business combination by the end of the Combination Period, will trigger its automatic winding up. Aimfinity may, but is not obligated to, further extend the period of time to consummate a business combination for additional nine times for an additional one month each time from January 28, 2025 to October 28, 2025 by depositing the Current Monthly Extension Payments to the Trust Account for each one-month extension to complete a business combination.

If Aimfinity is forced to enter into an insolvent liquidation, any distributions received by Aimfinity shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, Aimfinity was unable to pay its debts as they fall due in the ordinary course of business. As a result, a liquidator could seek to recover all amounts received by Aimfinity shareholders. Furthermore, the Aimfinity Board may be viewed as having breached its fiduciary duties to its creditors and/or may have acted in bad faith, and thereby exposing itself and Aimfinity to claims of damages, by paying Public Shareholders from the Trust Account prior to addressing the claims of creditors. Aimfinity cannot assure you that claims will not be brought against it for these reasons.

Because PubCo will become a public reporting company by means other than a traditional underwritten initial public offering, PubCo’s shareholders may face additional risks and uncertainties.

Because PubCo will become a public reporting company by means of consummating the Business Combination rather than by means of a traditional underwritten initial public offering, there is no independent third-party underwriter selling the PubCo Ordinary Shares, and, accordingly, PubCo’s shareholders will not have the benefit of an independent review and investigation of the type normally performed by an unaffiliated, independent underwriter in a public securities offering. Due diligence reviews often include an independent third-party investigation of the background of the company, any advisors and their respective affiliates, review of the offering documents and independent analysis of the plan of business and any underlying financial assumptions. Because there is no independent third-party underwriter selling PubCo Ordinary Shares, Aimfinity’s shareholders must rely on the information included in this proxy statement/prospectus. Although Aimfinity performed a due diligence review and investigation of Docter in connection with the Business Combination, the lack of an independent third-party due diligence review and investigation increases the risk of investment in PubCo because it may not have uncovered facts that would be important to a potential investor.

In addition, because PubCo will not become a public reporting company by means of a traditional underwritten initial public offering, security or industry analysts may not provide, or be less likely to provide, coverage of PubCo. Investment banks may also be less likely to agree to underwrite secondary offerings on behalf of PubCo than they might if PubCo became a public reporting company by means of a traditional underwritten initial public offering, because they may be less familiar with PubCo as a result of more limited coverage by analysts and the media. The failure to receive research coverage or support in the market for PubCo Ordinary Shares could have an adverse effect on PubCo’s ability to develop a liquid market for PubCo Ordinary Shares. See “Risk Factors — Risks Related to PubCo’s Securities — If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about PubCo or its business, its ordinary shares price and trading volume could decline.”

The AIMA Initial Shareholders have agreed to vote in favor of the Reincorporation Merger Proposal, the Acquisition Merger Proposal and the other Proposals described in this proxy statement/prospectus, regardless of how Aimfinity’s Public Shareholders vote.

Unlike many other blank check companies in which the initial shareholders agree to vote their shares in accordance with the majority of the votes cast by Aimfinity’s Public Shareholders in connection with an initial business combination, the AIMA Initial Shareholders have agreed to vote any shares of Aimfinity Ordinary Share owned by them in favor of the Reincorporation Merger Proposal, the Acquisition Merger Proposal and the other Proposals described in this proxy statement/prospectus. As of the date of this proxy statement/prospectus, the AIMA Initial Shareholders own 44.6% of the issued and outstanding AIMA Ordinary Shares. The AIMA Initial Shareholders have agreed to vote any AIMA Ordinary Shares owned by them in favor of the Reincorporation Merger Proposal and the Acquisition Merger Proposal and, accordingly, Aimfinity would not need any of the 1,116,476 Public Shares to be voted in favor of the Reincorporation Merger Proposal or the Acquisition Merger Proposal in order to have them approved, if only a quorum was present at the meeting. As a result, it is more likely that the necessary shareholder approval will be received for the Reincorporation Merger Proposal, the Acquisition Merger Proposal and the other Proposals than would be the case if the AIMA Initial Shareholders agreed to vote any AIMA Ordinary Shares owned by them in accordance with the majority of the votes cast by Aimfinity’s Public Shareholders. While the Initial Shareholders have agreed to vote their shares in favor of the Reincorporation Merger Proposal and the Acquisition Merger Proposal, shareholders should consider that the AIMA Initial Shareholders may have interests that are different from, or in addition to, those of other shareholders, and may be incentivized to complete the Business Combination even if it is with a less favorable target company or on less favorable terms, rather than liquidate. See “— Aimfinity’s directors and officers may have certain conflicts in determining to recommend the acquisition of Docter, since certain of their interests, and certain interests of their affiliates and associates, are different from, or in addition to, your interests as a shareholder.”

Shareholder litigation and regulatory inquiries and investigations are expensive and could harm Aimfinity’s business, financial condition and results of operations and could divert management attention.

In the past, securities class action litigation and/or shareholder derivative litigation and inquiries or investigations by regulatory authorities have often followed certain significant business transactions, such as the sale of a company or announcement of any other strategic transaction, such as the Business Combination. Any shareholder litigation and/or regulatory investigations against Aimfinity, whether or not resolved in Aimfinity’s favor, could result in substantial costs and divert Aimfinity’s management’s attention from other business concerns, which could adversely affect Aimfinity’s business, financial condition and results of operations and the ultimate value the Aimfinity’s shareholders receive as a result of the consummation of the Business Combination.

If Aimfinity’s due diligence investigation of Docter was inadequate, then Aimfinity shareholders following the Business Combination could lose some or all of their investment.

Even though Aimfinity conducted a due diligence investigation of Docter, it cannot be sure that this diligence uncovered all material issues that may be present inside Docter or its business, or that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of Docter and its business and outside of its control will not later arise. If Aimfinity’s due diligence investigation of Docter was inadequate, then Aimfinity shareholders following the Business Combination could lose some or all of their investment.

Even though the AIMA Board has obtained and considered the Fairness Opinion, and the Updated Fairness Opinion, respectively at the applicable time, in determining whether or not to pursue the Business Combination, the Board has not obtained, nor will it obtain, an additional updated fairness opinion prior to the Closing.

The AIMA Board has obtained and considered the Fairness Opinion, and the Updated Fairness Opinion, respectively at the applicable time, and supporting analysis provided by an independent investment bank, Newbridge Securities Corporation. Newbridge provides investment banking and advisory services to institutions and companies. The investment banking practice provides valuation services in connection with financings and mergers and acquisitions for both public and private companies. Newbridge was selected to provide the opinion based on their experience and industry knowledge and their ability to complete the assignment in a timely manner. The service fees in connection with the Fairness Opinion and the Updated Fairness Opinion were paid to Newbridge separately upon the execution of the engagement and upon the delivery of the Fairness Opinion, and were not contingent upon either the conclusion expressed in Newbridge’s opinion or the consummation of the Business Combination. Newbridge rendered its Fairness Opinion to the Board, as of October 12, 2023, and updated the Updated Fairness Opinion to the Board that, as of January 29, 2025, in each case, the date of the opinion letter, and based upon and subject to the factors and assumptions set forth therein, that the consideration to be paid by AIMA in connection with the Business Combination pursuant to the Merger Agreement is fair, from a financial point of view to AIMA’s unaffiliated Public Shareholders. Except with regard to the Updated Fairness Opinion, the Board has not obtained nor will obtain an additional updated fairness opinion prior to the Closing in the operations and prospects of Docter, general market and economic conditions and other factors that may be beyond the control of AIMA and Docter, and on which the Fairness Opinion was based, may alter the value of AIMA or Docter or the price of the AIMA’s securities by the time the Business Transaction is completed. The Fairness Opinion and the Updated Fairness Opinion, in each case, does not speak to any date other than the date of such opinion, and as such, the opinion will not address the fairness of the Merger Consideration, from a financial point of view, at any date after the date of such opinion, including at the time the Business Combination is completed. See “Proposal No. 1: The Reincorporation Merger Proposal — Basis for the Recommendation of Aimfinity’s Board of Directors — Fairness Opinion”.

AIMA Initial Shareholders own AIMA securities and will not participate in liquidation distributions and, therefore, they may have a conflict of interest in determining whether the Business Combination is appropriate.

The AIMA Initial Shareholders collectively own an aggregate of 2,012,500 AIMA Class B Ordinary Shares, and 492,000 AIMA Private Placement Units. Pursuant to the Letter Agreement dated April 25, 2022, entered between the Sponsor and Aimfinity, which binds any transferees of the Founder Shares and AIMA Private Placement Units from the Sponsor, each of the AIMA Initial Shareholders has waived their rights to redeem these shares (including shares underlying the AIMA Private Placement Units), or to receive distributions with respect to these shares upon the liquidation of the Trust Account if Aimfinity is unable to consummate a business combination.

If Aimfinity does not consummate a business combination, the AIMA Class B Ordinary Shares acquired prior to the IPO and the AIMA Private Placement Units purchased by Aimfinity’s officers, directors and Sponsor will be worthless. However, if Aimfinity consummate a business combination, the PubCo Ordinary Shares converted from the AIMA Class B Ordinary Shares acquired prior to the IPO and the AIMA Private Placement Units purchased by AIMA Initial Shareholders may gain significant value. For example, the AIMA Founder Shares had an aggregate market value of approximately $20.14 million based on the closing price of AIMA New Units of $11.90 per share on The Nasdaq Global Market as of the Record Date, and the AIMA Private Placement Units had an aggregate market value of approximately $5.85 million based on the closing price of AIMA New Units of $11.90 per unit on The Nasdaq Global Market as of the Record Date. See the section entitled “Proposal No. 2: The Acquisition Merger Proposal — Interests of Certain Persons in the Business Combination”.

Consequently, Aimfinity’s directors’ and officers’ discretion in identifying and selecting Docter as a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of the Business Combination are appropriate and in Aimfinity shareholders’ best interest.

Aimfinity is requiring shareholders who wish to redeem their ordinary shares in connection with the Business Combination to comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline for exercising their rights.

Aimfinity is requiring Public Shareholders who wish to redeem their AIMA Ordinary Shares to either tender their AIMA New Units certificates to Aimfinity’s transfer agent or deliver their AIMA New Units to the transfer agent electronically using the Depository Trust Company’s, or DTC, DWAC System two business days before the Extraordinary General Meeting. In order to obtain a physical certificate, a shareholder’s broker and/or clearing broker, DTC and Aimfinity’s transfer agent will need to act to facilitate this request. It is Aimfinity’s understanding that shareholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because Aimfinity does not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical share certificate. While Aimfinity has been advised that it takes a short time to deliver shares through the DWAC System, Aimfinity cannot assure you of this fact. Accordingly, if it takes longer than Aimfinity anticipates for shareholders to deliver their shares, shareholders who wish to redeem may be unable to meet the deadline for exercising their redemption rights and thus may be unable to redeem their ordinary shares.

AIMA Initial Shareholders control a substantial interest in Aimfinity and thus may influence certain actions requiring a shareholder vote.

The AIMA Initial Shareholders collectively own approximately 44.6% of its issued and outstanding AIMA Ordinary Shares. However, if a significant number of Aimfinity shareholders vote, or indicate an intention to vote, against the Business Combination, the AIMA Initial Shareholders or the affiliates, could make such purchases in the open market or in private transactions in order to influence the vote. The AIMA Initial Shareholders or the affiliates have agreed to vote any shares they own in favor of the Business Combination.

If the current Aimfinity’s security holders exercise their registration rights with respect to their securities, it may have an adverse effect on the market price of PubCo’s securities.

The AIMA Initial Shareholders are entitled to demand that Aimfinity registers the resale of the AIMA Ordinary Shares underlying Private Warrants (as part of the Private Units), and any AIMA Ordinary Shares underlying Working Capital Warrants (as part of the Working Capital Units) the AIMA Initial Shareholders, or their affiliates may be issued in payment of working capital loans made to Aimfinity at any time upon or after Aimfinity consummates a business combination. If such persons exercise their registration rights with respect to all of their securities, then there will be an additional 1,013,000 PubCo Ordinary Shares eligible for trading in the public market. The presence of these additional PubCo Ordinary Shares trading in the public market may have an adverse effect on the market price of PubCo Ordinary Shares after the consummation of the Business Combination.

Aimfinity entered into the Merger Agreement on October 13, 2023, Amendment No. 1 on June 5, 2024, and Amendment No. 2 on January 29, 2025. The merger consideration of $60 million for the Business Combination was set as of October 13, 2023, and reaffirmed by Aimfinity as of January 29, 2025. The Docter projections for the fiscal year ended December 31, 2023 were among the many factors that the Aimfinity Board considered in connection with the execution of the Merger Agreement on October 13, 2023, and its updated projections for fiscal year ended December 31, 2024 and 2025 were among the many factors that the Aimfinity Board considered in connection with reaffirming the merger consideration of $60 million for the Business Combination and approving the Amendment No. 2. There can be no assurances that these projections will be met. There may be changes beyond the parties’ control, such as changes in the medical device industry, changes to applicable regulations and the general economic climate, that may result in changes to the value of Docter since January 29, 2025.

Aimfinity entered into the Merger Agreement on October 13, 2023 and the merger consideration of $60 million for Docter was set as of that date. The Aimfinity Board considered numerous factors and material assumptions with respect to general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to the business of Docter, in connection with the Business Combination, and the Docter projections for the fiscal year ended December 31, 2023 and beyond were just one of those many factors. After receiving on January 8, 2025 updated Docter projections for the fiscal year ended December 31, 2024 and beyond, on January 29, 2025, the Aimfinity Board reaffirmed the merger consideration and approved Amendment No. 2 to revise the earnout arrangements. Similar to its determination in October 2023, the Aimfinity Board considered numerous factors and material assumptions with respect to general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to the business of Docter, in connection with the Business Combination, and the updated Docter projections for the fiscal year ended December 31, 2024 and beyond were just one of those many factors. All of these factors are difficult to predict, and there may be changes in other factors that may be beyond parties’ control, such as changes in medical device industry, as well as changes to applicable regulations and to the economy in general, all of which may result in value of Docter being materially different when the Merger Agreement was signed.

Delays in completing the Business Combination may substantially reduce the expected benefits of the Business Combination.

Satisfying the conditions to, and completion of, the Business Combination may take longer than, and could cost more than, Docter expects. Any delay in completing or any additional conditions imposed in order to complete the Business Combination may materially adversely affect the benefits that Docter expects to achieve from the Business Combination.

The projections and forecasts presented in this proxy statement/prospectus may not be an indication of the actual results of the transaction or Docter’s future results.

This proxy statement/prospectus contains projections and forecasts prepared by Docter. None of the projections and forecasts included in this proxy statement/prospectus have been prepared with a view toward public disclosure other than to certain parties involved in the Business Combination or toward complying with SEC guidelines or U.S. GAAP.

The projections and forecasts were prepared based on numerous variables and assumptions which are inherently uncertain and may be beyond the control of Docter. Important factors that may affect actual results and results of Docter’s operations following the Business Combination, or could lead to such projections and forecasts not being achieved include, but are not limited to: client demand for Docter’s products, an evolving competitive landscape, rapid technological change, margin shifts in the industry, regulation changes in a highly regulated environment, successful management and retention of key personnel, unexpected expenses and general economic conditions. As such, these figures, projections and forecasts may be inaccurate and should not be relied upon as an indicator of future results.

If the Business Combination’s benefits do not meet the expectations of financial or industry analysts, the market price of PubCo’s securities may decline after the Business Combination.

The market price of PubCo’s securities may decline as a result of the Business Combination if:

•        PubCo does not achieve the perceived benefits of the acquisition as rapidly as, or to the extent anticipated by, financial or industry analysts; or

•        The effect of the Business Combination on the financial statements is not consistent with the expectations of financial or industry analysts.

Accordingly, investors may experience a loss as a result of decreasing stock prices.

Aimfinity’s directors and officers may have certain conflicts in determining to recommend the acquisition of Docter, since certain of their interests, and certain interests of their affiliates and associates, are different from, or in addition to, your interests as a shareholder.

Aimfinity’s management and directors have interests in and arising from the Business Combination that are different from, or in addition to, your interests as a shareholder, which could result in a real or perceived conflict of interest. These interests include the fact that certain of the Aimfinity’s securities owned by the AIMA Initial Shareholders (including the Sponsor whose manager is Aimfinity’s CEO and Chairman), would become worthless if the Business Combination is not approved and Aimfinity otherwise fails to consummate a Business Combination prior to its liquidation. These interests include, among other things:

•        If an initial business combination is not completed by the end of the Combination Period, whether with Docter or with any other entity, Aimfinity will be required to liquidate and dissolve. In such an event, 2,012,500 AIMA Founder Shares and 492,000 AIMA Private Placement Units will be worthless. The AIMA Founder Shares were originally acquired by certain Aimfinity’s Initial Shareholders prior to the IPO for an aggregate purchase price of $25,000. AIMA Private Placement Units were acquired by the Sponsor in connection with the IPO for an aggregate purchase price of $4,920,000. On March 17, 2023, the Sponsor distributed 280,000 AIMA Founder Shares and 492,000 AIMA Private Placement Units to its then existing members and repurchased 30,000 AIMA Founder Shares from the former director of Aimfinity resulting the Sponsor holding 1,692,500 AIMA Founder Shares. I-Fa Chang, the CEO, Chairman, and a director of Aimfinity, is one of the three members and the sole manager of the Sponsor. AIMA Founder Shares had an aggregate market value of approximately $20.14 million based on the closing price of AIMA New Units of $11.90 per share on The Nasdaq Global Market as of the Record Date. AIMA Private Placement Units had an aggregate market value of approximately $5.85 million based on the closing price of AIMA New Units of $11.90 per unit on The Nasdaq Global Market as of the Record Date.

•        The Sponsor and Aimfinity’s officers and directors and their affiliates are entitled to reimbursement of reasonable out-of-pocket expenses incurred by them in connection with certain activities on Aimfinity’s behalf, such as identifying and investigating possible business targets and business combinations. However, if the proposed Business Combination is not completed by the end of the Combination Period, they will not have any claim against the Trust Account for reimbursement. Accordingly, Aimfinity may not be able to reimburse these expenses, and the Sponsor and Aimfinity’s officers and directors and their affiliates will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceeded the amount of its working capital if the Business Combination or another business combination is not completed within the allotted time period. As of the date of this proxy statement/prospectus, the Sponsor and Aimfinity’s officers and directors and their affiliates have not had any unpaid reimbursable expenses.

•        In order to extend Aimfinity’s time to complete a business combination by up to an additional nine months as provided in its Current Charter, Aimfinity’s Sponsor or our directors and officers or their designees must deposit the Monthly Extension Payment into the Trust Account for each one-month extension. In addition, Aimfinity’s Sponsor or our directors and officers or their designees may, but are not obligated to, loan Aimfinity funds as may be required. Aimfinity may issue such Extension Notes or Working Capital Notes to the Sponsor, officers, directors, of their affiliates, evidencing the terms of the Monthly Extension Payments or the working capital loans, respectively, as applicable. Such Extension Notes or Working Capital Notes may also provide that such Monthly Extension Payments or working capital loans may be convertible into Private Placement Units, which are identical to the AIMA Private Placement Units issued to the Sponsor in the private placement consummated simultaneously with the closing of the IPO, at a price of $10.00 per unit at the option of the lender. If Aimfinity completes the Business Combination, it would repay such deposit amounts out of the proceeds of the Trust Account released to Aimfinity. Otherwise, such loans would be repaid only out of funds held outside the Trust Account. In the event that the Business Combination does not close, Aimfinity may use a portion of the working capital held outside the Trust Account to repay such deposit amounts but no proceeds from the Trust Account would be used to repay such loaned amounts. As of the date hereof, Aimfinity had issued 9 First EGM Extension Notes and 9 Second EGM Extension Notes in the aggregate amount of $1,305,000, to I-Fa Chang, as the designee of the Sponsor. Aimfinity has also issued 3 Working Capital Notes in an aggregate amount of $2,500,000, to I-Fa Chang in connection with I-Fa Chang’s provision of up to $2,500,000 of working capital loans to Aimfinity. Collectively, pursuant to the IPO Prospectus, up to $1,500,000 of the Extension Notes and Working Capital Notes may be convertible into 150,000 Working Capital Units, at a price of $10.00 per unit. In the event that Aimfinity fails to complete a business combination by the prescribed time period, it is uncertain if it has sufficient working capital held outside the Trust Account to fully repay all the outstanding loans from the Extension Notes or the Working Capital Notes.

•        If the Business Combination with Docter is completed, it is currently contemplated that I-Fa Chang, who is currently the CEO, Chairman and member of the Aimfinity Board, will continue to be Chairman and member of the board of directors of PubCo after the closing of the Business Combination (assuming that the Acquisition Proposal is approved as described in this proxy statement/prospectus). In addition, Kevin D. Vassily and Teng-Wei Chen, two members of the Aimfinity Board, will also serve as member of the board of directors of PubCo after the closing of the Business Combination. As such, in the future, each of Mr. Chang, Mr. Vassily and Dr. Chen will receive any cash fees, share options or share awards that PubCo’s board of directors determines to pay to its directors.

•        Because of the exercise of Aimfinity’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the Business Combination and/or of the Merger Agreement, the exercise of such discretion may result in a conflict of interest when determining whether such changes or waivers are appropriate and in the best interests of Aimfinity’s shareholders.

•        The Merger Agreement provides for the continued indemnification of Aimfinity’s current directors and officers and the continuation of directors and officers liability insurance covering Aimfinity’s current directors and officers.

•        Pursuant to the Merger Agreement, at the Closing of the Business Combination, PubCo shall issue 30,000 PubCo Ordinary Shares, in the aggregate, to the three independent directors of Aimfinity who hold office immediately prior to the Effective Time of the Acquisition Merger, with each such independent director receiving 10,000 PubCo Ordinary Shares, as compensation.

•        Aimfinity’s officers and directors may make loans from time to time to Aimfinity to fund certain capital requirements. As of February 25, 2025, the Sponsor and Aimfinity’s officers and directors and their affiliates have loaned an aggregate principal amount of $2,563,675.80 to Aimfinity, all of which remains outstanding. If the Business Combination is not consummated, the loans will not be repaid and will be forgiven except to the extent there are funds available to Aimfinity outside of the Trust Account.

•        The Sponsor and its affiliates will benefit from the completion of a business combination and may be incentivized to complete an acquisition of a less favorable target company or on terms less favorable to shareholders rather than liquidate. The Sponsor and its affiliates will own 1,692,500 shares, representing 17.1% ownership interest in PubCo resulting from the completion of the Business Combination assuming no redemption. Such PubCo Ordinary Shares had an aggregate market value of approximately $20.14 million based on the closing price of AIMA New Units of $11.90 per unit as of the Record Date.

•        The Sponsor and its affiliates can earn a positive rate of return on their investment, even if other Aimfinity shareholders experience a negative rate of return in the combined company following the Business Combination. For example, if the share price of the ordinary shares declined to $5.00 per share after the close of the business combination, the AIMA Public Shareholders that purchased shares in the initial public offering would have a loss of $5.00 per share, while the Sponsor would have a gain of $4.98 per share because it acquired the Founder Shares for a nominal amount.

•        The Sponsor, its affiliates and Aimfinity’s officers and directors are, or in the future may become, affiliated with entities that are engaged in similar business to Aimfinity or to Docter. Our independent director, Mr. Vassily, is a member of the board of directors of Denali Capital Acquisition Corporation, a SPAC listed on Nasdaq that is currently engaged in a business combination with Longevity Biomedical, Inc., a biotech company. The Sponsor, its affiliates and Aimfinity’s officers and directors are not prohibited from sponsoring, or otherwise becoming involved with, another SPAC prior to the completion of the Business Combination. In addition, our independent directors, Dr. Chen and Dr. Li, are involved in various biotech and medical-related businesses, which may compete with Docter in the future, and our Chairman, Mr. Chang and our independent director, Dr. Chen, are involved in various investment vehicles in Taiwan, which may compete with Docter for investment opportunities in the future. Aimfinity’s officers and directors may become aware of business opportunities which may be appropriate for presentation to Aimfinity, and the other entities to which they owe certain fiduciary or contractual duties. Accordingly, they may have had conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in Aimfinity’s favor and such potential business opportunities may be presented to other entities prior to their presentation to Aimfinity, subject to applicable fiduciary duties under Cayman Islands law. Aimfinity’s Current Charter provides that Aimfinity renounces its interest in any corporate opportunity offered to any officer or director of Aimfinity. This waiver allows Aimfinity’s officers and directors to allocate opportunities based on a combination of the objectives and fundraising needs of the target, as well as the investment objectives of the Aimfinity. Aimfinity does not believe that the waiver of the corporate opportunities doctrine otherwise has a material impact on its search for an acquisition target.

•        Aimfinity’s Chief Financial Officer, Mr. Tian, was the managing director and head of capital market of US Tiger, Aimfinity’s business combination advisor and one of the representatives of the underwriters of Aimfinity’s IPO. Mr. Tian owed fiduciary duty to both Aimfinity and US Tiger in the past. Conflicts may arise from the past affiliation with Aimfinity (including in connection with Xuedong (Tony) Tian’s affiliation with US Tiger), the provision of services both to Aimfinity and to third-party clients in the past, as well as from actions undertaken by US Tiger for its own account. US Tiger is often engaged as a financial advisor, or placement agent, to corporations and other entities and their directors and managers in connection with the sale of those entities, their assets or their subsidiaries. Aimfinity does not believe that any such potential conflicts would materially affect our ability to complete our initial business combination.

•        Aimfinity’s CEO, Mr. Chang, is the manager and one of the members of the Sponsor. He beneficially owns 91.1% of the membership interests of the Sponsor, and may be deemed to beneficially own 1,542,500 AIMA Class B Ordinary Shares. Aimfinity’s CFO, Mr. Tian, is also a member of the Sponsor. He beneficially owns 5.9% of the membership interests of the Sponsor, and may be deemed to beneficially own 100,000 AIMA Class B Ordinary Shares. The AIMA Class B Ordinary Shares that Mr. Chang and Mr. Tian beneficially own would become worthless if Aimfinity does not complete a business combination within the applicable time period, as the Sponsor has waived any right to redemption with respect to these shares, without any separate consideration provided by Aimfinity for such waiver. Such AIMA Class B Ordinary Shares held by the Sponsor have an aggregate market value of approximately $20.14 million, based on the closing price of AIMA New Units on the Record Date, resulting in a theoretical gain of $20.12 (or $11.88 per share). Additionally, Mr. Chang has a pre-existing personal relationship with Mr. Huang, the CEO of Docter. Mr. Chang is not entitled to additional compensation or economic interests from Aimfinity or Docter for such introduction or for the completion of the Business Combination, see “Background of the Business Combination — Timeline of the Business Combination” on page 110 for more details.

The exercise of Aimfinity’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the Business Combination and/or the Merger Agreement may result in a conflict of interest when determining whether changes to the terms of the Business Combination and/or the Merger Agreement or waivers of conditions are appropriate and in the best interest of Aimfinity’s shareholders.

In the period leading up to the Closing of the Business Combination, events may occur that, pursuant to the Merger Agreement, may require Aimfinity to agree to amend the Merger Agreement, to consent to certain actions taken by the PubCo or to waive rights that Aimfinity is entitled to under the Merger Agreement. Such events could arise because of changes in the course of Docter’s business, a request by Docter to undertake actions that would otherwise be prohibited by the terms of the Merger Agreement or the occurrence of other events that would have a material adverse effect on Docter’s business and would entitle Aimfinity to terminate the Merger Agreement. In any of such circumstances, it would be at Aimfinity’s discretion, acting through its board of directors, to grant its consent or waive those rights. The existence of financial and personal interests of one or more of the directors described in the preceding risk factors may result in a conflict of interest on the part of such director(s) between what he or she may believe is best for Aimfinity and its shareholders and what he or she may believe is best for himself or herself in determining whether or not to take the requested action. As of the date of this proxy statement/prospectus, Aimfinity does not believe there will be any changes or waivers that Aimfinity’s directors and executive officers would be likely to make after shareholder approval of Reincorporation Merger Proposal and the Acquisition Merger Proposal has been obtained. While certain changes could be made without further shareholder approval, Aimfinity will circulate a new or amended proxy statement/prospectus and resolicit Aimfinity’s shareholders if changes to the terms of the transaction that would have a material impact on its shareholders are required to be disclosed prior to the vote on the Reincorporation Merger Proposal and the Acquisition Merger Proposal.

Aimfinity will incur significant transaction costs in connection with transactions contemplated by the Merger Agreement.

Aimfinity will incur significant transaction costs in connection with the Business Combination. If the Business Combination is not consummated, Aimfinity may not have sufficient funds to seek an alternative business combination and may be forced to voluntarily liquidate and subsequently dissolve.

Aimfinity and Docter have incurred and expect to incur significant costs associated with the Business Combination. Whether or not the Business Combination is completed, the incurrence of these costs will reduce the amount of cash available to be used for other corporate purposes by Aimfinity if the Business Combination is completed or by Aimfinity if the Business Combination is not completed.

Aimfinity and Docter expect to incur significant costs associated with the Business Combination. Whether or not the Business Combination is completed, Aimfinity expects to incur approximately $0.6 million in expenses. These expenses will reduce the amount of cash available to be used for other corporate purposes by PubCo if the Business Combination is completed or by Aimfinity if the Business Combination is not completed.

In the event that a significant number of AIMA Ordinary Shares are redeemed, the PubCo Ordinary Shares may become less liquid following the Business Combination.

If a significant number of AIMA Ordinary Shares are redeemed, PubCo may be left with a significantly smaller number of shareholders. As a result, trading in the shares of PubCo following the Business Combination may be limited and your ability to sell your shares in the market could be adversely affected. PubCo intends to apply to list the PubCo Ordinary Shares on the Nasdaq, and Nasdaq may not list the PubCo Ordinary Shares on its exchange, which could limit investors’ ability to make transactions in PubCo Ordinary Shares and subject PubCo to additional trading restrictions.

If the Business Combination is not consummated before April 25, 2025, the 36-month anniversary of the effectiveness of AIMA’s IPO registration statement, Nasdaq may suspend trading in Aimfinity’s publicly listed securities or delist the Company’s securities from Nasdaq. If Aimfinity’s securities are delisted from Nasdaq, Aimfinity’s Class A ordinary shares would be deemed a “penny” stock and Aimfinity would become subject to the requirements of Rule 419 to which it is not currently subject. This may adversely affect the liquidity and trading of Aimfinity’s securities and may impact its ability to complete the Business Combination.

The AIMA Units, AIMA New Units and AIMA Class 1 Warrants are listed on Nasdaq. Nasdaq IM-5101-2 requires that Aimfinity completes one or more business combinations within 36 months of the effectiveness of its IPO registration statement, which, in the case of Aimfinity, would be April 25, 2025. If Aimfinity is unable to complete an initial business combination by April 25, 2025 and seeks to extend beyond such 36-month period, such extension would violate Nasdaq

IM-5101-2. Effective on October 7, 2024, Nasdaq Rule 5815 was amended to provide for the immediate suspension and delisting upon issuance of a delisting determination letter to an issuer for failure to meet the requirements of Nasdaq IM5101-02. Accordingly, Aimfinity will face immediate suspension and delisting of its securities once it receives a delisting determination letter from Nasdaq after the 36-month window ends on April 25, 2025. Pursuant to Nasdaq Rule 5815, as amended, Nasdaq may only reverse its delisting determination if it finds that it made a factual error in applying Nasdaq Rule 5815, as amended. If Nasdaq delists Aimfinity’s publicly listed securities from trading on its exchange and Aimfinity is not able to list its securities on another national securities exchange, Aimfinity’s securities could be quoted on an over-the-counter market. If this were to occur, it could face significant material adverse consequences, including:

•        a limited availability of market quotations for Aimfinity’s securities;

•        reduced liquidity for Aimfinity’s securities;

•        a determination that the AIMA Class A ordinary shares are a “penny stock” which will require brokers trading in the AIMA Class A ordinary shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for Aimfinity’s securities;

•        a limited amount of news and analyst coverage;

•        a decreased ability to issue additional securities or obtain additional financing in the future; and

•        Aimfinity may be deemed a less attractive merger partner for a target company or business.

If Nasdaq delists Aimfinity’s securities from trading on its exchange and Aimfinity is not able to list its securities on another national securities exchange, it may affect Aimfinity’s ability to consummate the Business Combination. Under the Merger Agreement, Aimfinity’s maintaining its listing on the Nasdaq Stock Market is not a condition precedent to closing of the Business Combination. However, the listing of the securities of the PubCo, on Nasdaq is a condition precedent to closing of the Business Combination. The fact that Aimfinity’s securities are not listed on Nasdaq may present certain challenges to listing the PubCo securities on Nasdaq, such as the PubCo’s ability to meet the listing requirements for Nasdaq, like the minimum per share bid price and the market value of unrestricted publicly held shares.

If Aimfinity’s securities are delisted from Nasdaq, the AIMA Class A ordinary shares could become subject to the regulations of the SEC relating to the market for “penny stocks.” Under Rule 419 of the Securities Act, the term “blank check company” means a company that (i) is a development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person; and (ii) is issuing “penny stock,” as defined in Rule 3a51-1 under the Exchange Act. Under Rule 3a51-1, the term “penny stock” means any equity security, unless it fits within certain enumerated exclusions including being listed on a national securities exchange, such as Nasdaq (Rule 3a51-1(a)(2)) (the “Exchange Rule”). Aimfinity currently relies on the Exchange Rule to not be deemed a penny stock issuer (and consequently a “blank check company” under Rule 419). If Aimfinity is deemed a “blank check company” as defined under Rule 419, it may become subject to additional restrictions on the trading of its securities. Among those restrictions is that brokers trading in the securities of a blank check company under Rule 419 adhere to more stringent rules, including being subject to the depository requirements of Rule 419.

The “penny stock” rules are burdensome and may reduce the trading activity for AIMA Units or AIMA New Units. For example, brokers trading in the AIMA Units or AIMA New Units would be required to deliver a standardized risk disclosure document, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. The broker dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker dealer and any salesperson in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that, prior to effecting a transaction in a penny stock not otherwise exempt from those rules, the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. If the AIMA Class A ordinary shares are a “penny stock,” these disclosure requirements may have the effect of reducing the trading activity in the secondary market for Aimfinity’s securities. If the AIMA Class A ordinary shares are subject to the “penny stock” rules, the holders of Aimfinity’s securities may find it more difficult to sell their securities. This may also result in Aimfinity no longer being an attractive merger partner if our securities are no longer listed on an exchange, which may impact its ability to complete the Business Combination.

The National Securities Markets Improvement Act of 1996, a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Since Aimfinity’s securities securities are listed on Nasdaq, such securities qualify as covered securities under such statute. Although the states are preempted from regulating the sale of covered securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While Aimfinity is not aware of a state having used these powers to prohibit or restrict the sale of securities issued by blank check companies, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if the securities were no longer listed on Nasdaq, these securities would not qualify as covered securities under such statute and Aimfinity would be subject to regulation in each state in which it offers its securities.

Both Aimfinity and Docter may waive one or more of the conditions to the Business Combination without resoliciting Aimfinity’s shareholder approval for the Business Combination.

Aimfinity may agree to waive, in whole or in part, some of the conditions to its obligations to complete the Business Combination, to the extent permitted by applicable laws. The Aimfinity Board will evaluate the materiality of any waiver to determine whether amendment of this proxy statement/prospectus and resolicitation of proxies is warranted. In some instances, if the Aimfinity Board determines that a waiver is not sufficiently material to warrant resolicitation of Aimfinity shareholders, Aimfinity has the discretion to complete the Business Combination without seeking further shareholder approval. For example, it is a closing condition to Docter’s obligation that the Key Personnel (as defined in the Merger Agreement) would execute and deliver employment agreements to the PubCo. The terms of the Merger Agreement permit that this condition may be waived at Aimfinity’s sole and absolute discretion, without recirculation or resolicitation of this proxy statement/prospectus. Any such waiver could result in shareholders not having certainty at the time they vote on the proposals in this proxy statement/prospectus that any such waived closing condition will be satisfied as of the Closing. However, the closing condition regarding PubCo’s obligation to remain listed on Nasdaq and the additional listing of the Closing Payment Shares on Nasdaq may not be waived by the parties without recirculation or resolicitation.

The unaudited pro forma condensed consolidated financial information contained in this proxy statement/prospectus may not be indicative of what the Combined Company’s actual financial condition or results of operations would have been.

The unaudited pro forma condensed consolidated financial information contained in this proxy statement/prospectus is presented for illustrative purposes only and is not necessarily indicative of what the Combined Company’s actual financial condition or results of operations would have been had the Business Combination been consummated on the dates indicated. The preparation of the unaudited pro forma condensed consolidated financial information was based upon available information and certain estimates and assumptions that Aimfinity and Docter believe are reasonable. The unaudited pro forma condensed consolidated financial information reflects adjustments, which are based upon preliminary estimates. See “Unaudited Pro Forma Condensed Consolidated Financial Information” for more information.

Termination of the Merger Agreement could negatively impact Aimfinity.

If the Business Combination is not consummated for any reason, including as a result of the Aimfinity’s shareholders declining to approve the Proposals required to effect the Business Combination, the ongoing business of Aimfinity may be adversely impacted and, without realizing any of the anticipated benefits of the consummation of the Business Combination, Aimfinity would be subject to a number of risks, including the following:

•        Aimfinity may experience negative reactions from the financial markets, including negative impacts on the stock price of the AIMA Ordinary Shares and other securities, including to the extent that the current market price reflects a market assumption that the Business Combination will be consummated;

•        Aimfinity will have incurred substantial expenses and will be required to pay certain costs relating to the Business Combination, whether or not the Business Combination is consummated; and

•        since the Merger Agreement restricts the conduct of Aimfinity’s business prior to consummation of the Business Combination, Aimfinity may not have been able to take certain actions during the pendency of the Business Combination that would have benefitted it as an independent company, and the opportunity to take such actions may no longer be available.

If the Merger Agreement is terminated and the Aimfinity Board seeks another business combination, Aimfinity’s shareholders cannot be certain that Aimfinity will be able to find another target business or that such other business combination will be consummated.

There will be a substantial number of PubCo Ordinary Shares available for sale in the future that may adversely affect the market price of PubCo Ordinary Shares.

PubCo may issue such number of shares as may be authorized by its directors, in accordance with the terms of its memorandum and articles of association, provided it does not exceed its authorized share capital. No less than 5,707,800 shares to be issued in the Acquisition Merger to the current Docter Stockholders, and 1,722,500 PubCo Ordinary Shares to be issued in the Reincorporation Merger to the AIMA Initial Shareholders will be subject to certain restrictions on sale and cannot be sold for 12 months from the date of consummation of the Business Combination. After the expiration of this restricted period, there will then be an additional 7,642,300 PubCo Ordinary Shares that are eligible for trading in the public market. The availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of PubCo Ordinary Shares.

Aimfinity shareholders will experience immediate dilution as a consequence of the issuance of PubCo Ordinary Shares as consideration in the Business Combination. Having a minority share position may reduce the influence that Aimfinity’s current shareholders have on the management of PubCo.

After the Business Combination, assuming (i) there are no redemptions of Aimfinity’s shares, (ii) there is no exercise of the PubCo Warrants, (iii) no holders of any Working Capital Notes or Extension Notes issued by Aimfinity opt to convert such promissory notes to Private Placement Units; (iv) no securities have been issued to any third parties as a result of any Transaction Financing; (v) there is no exercise of dissenter’s rights; and (vi) the issuance of 30,000 PubCo Ordinary Shares to AIMA’s current independent directors, Aimfinity’s current Public Shareholders will own approximately 26.7% of the issued share capital of PubCo, the Sponsor will own approximately 14.5% of the issued share capital of PubCo, Imperii Strategies LLC, a former member of the Sponsor, will own approximately 6.6% of the issued share capital of PubCo, AIMA’s current directors and officers (excluding I-Fa Chang for his beneficial ownership as one of the three members and the sole manager of the Sponsor) will own approximately 0.3% of the issued share capital of PubCo, Docter shareholders will own approximately 51.5% of the issued share capital of PubCo.

Assuming exercise and conversion of all Aimfinity securities held by the AIMA Initial Shareholders, under (i) a no redemption scenario, (ii) an interim redemption scenario, assuming 25% redemptions, (iii) an interim redemption scenario, assuming 75% redemptions, and (iv) a maximum redemption scenario, immediately upon consummation of the Business Combination, the Sponsor will own 1,692,500 PubCo Ordinary Shares, representing approximately 14.5%, 15.6%, 18.2% and 19.8% of the issued PubCo Ordinary Shares, respectively; Imperii Strategies will own 772,000 PubCo Ordinary Shares, representing approximately 6.6%, 7.1%, 8.3% and 9.1% of the issued PubCo Ordinary Shares, respectively; and AIMA’s current directors and officers will own 30,000 PubCo Ordinary Shares, representing approximately 0.3%, 0.3%, 0.3% and 0.4% of the issued PubCo Ordinary Shares, respectively.

See “Questions and Answers about The Business Combination and The Extraordinary General Meeting — Will I experience dilution as a result of the Business Combination?” and “Questions and Answers about The Business Combination and The Extraordinary General Meeting — What is the redemption scenario accompanying the Business Combination and what shall be the relative equity stakes of AIMA shareholders, and the Sellers in PubCo upon completion of the Business Combination?”.

The conversion of any working capital loans or extension loans into working capital units or extension units may result in significant dilution to AIMA Public Shares.

In order to meet Aimfinity’s working capital needs following the consummation of its IPO until completion of an initial business combination, Aimfinity’s insiders, officers and directors or their affiliates or designees may, but are not obligated to, loan Aimfinity funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. The notes would either be paid upon consummation of the initial business combination, without interest, or, at the lender’s discretion, up to $1,500,000 of the working capital loans may be converted upon consummation of the initial business combination into working capital units at a price of $10.00 per unit. In addition, Aimfinity’s insiders, officers and directors or their affiliates or designees may loan Aimfinity funds in support of its extension to allow additional time for Aimfinity to complete an initial business combination to be repaid in cash or converted into the extension units at $10.00 per unit at the closing of the initial business combination. If Aimfinity does not complete its initial business combination, the loans would be repaid out of funds not held in the Trust Account, and only to the extent available. As of the date hereof, three Working Capital Notes in the aggregate of $2,000,000 and 16 Monthly Extension Notes in the aggregate of $1,185,000 have been issued to Mr. Chang, the sponsor manager.

The amount of working capital loans or extension loans that Aimfinity’s insiders, officers and directors or their affiliates or designees may provide to Aimfinity is uncertainly, and it is even less certain the amount of such loans may be converted into working capital units or extension units by such lender. The conversion of such loans and the issuance of such working capital units or extension units, including the issuance of the ordinary shares and rights underlying such working capital units or extension units may significantly reduce the equity interest of Aimfinity’s Public Shareholders; may cause a change in control if a substantial number of ordinary shares are issued, which may affect, among other things, Aimfinity’s ability to use its net operating loss carry forwards, if any, and could result in the resignation or removal of its present officers and directors; may have the effect of delaying or preventing a change of control of Aimfinity by diluting the share ownership or voting rights of a person seeking to obtain control of Aimfinity; and may adversely affect prevailing market prices for AIMA Ordinary Shares.

If Transaction Financing, other than the Backstop Arrangements, or other equity financing is not available prior to or upon the closing of the Business Combination to satisfy certain conditions to Closing, the Business Combination may not be consummated.

On October 16, 2024, AIMA, PubCo and Family Inheritance Consulting (H.K.) Limited, a Hong Kong registered entity (“Investor”), entered into a certain Backstop Agreement in connection with the Business Combination, pursuant to which, the Investor agrees to purchase, at the request of AIMA, AIMA Class A Ordinary Shares, at a price of $10.00 per share in the aggregated Purchase Price no less than the minimum amount of cash (the “Commitment”) resulting in the net tangible assets of the PubCo upon the closing of the Business Combination being no less than $5,000,001 in accordance with the requests of the redemption that it has received in connection with the Business Combination immediately prior to the cut-off time to accept redemption request as set forth in its AIMA’s amended and restated memorandum and articles of association effective at the time (the “Redemption Requests”), if and only if the Company reasonably believes that redemptions by AIMA Public Shareholders in connection with the Business Combination will result in the net tangible assets of the PubCo upon the closing of the Business Combination being less than $5,000,001 based on the Redemption Requests. In connection with such purchase, the Investor waives redemption rights associated with the purchased shares, and shall receive the same numbers of PubCo Ordinary Shares, upon the closing of the Business Combination. The Backstop Arrangements provided under the Backstop Agreement constitutes Transaction Financing under the Merger Agreement.

As a result of the Backstop Arrangements, as long as the share purchases by the Investor contemplated by the Backstop Arrangement close immediately prior to the Closing, Aimfinity will be able to satisfy the closing condition for net tangible asset, even if all of the AIMA Public Shares are redeemed by the Public Shareholders.

Other than the foregoing, as of the date of this proxy statement/prospectus, neither Aimfinity nor Docter has obtained any other firm commitment of financing for PubCo prior to or upon the closing of the Business Combination. In the case that the Backstop Arrangements are not sufficient for satisfying the conditions to the Closing or if they are terminated by the parties thereto prior to the Closing, certain conditions to the Closing as stipulated in the Merger Agreement may not necessarily be satisfied and could, if not waived by the relevant parties, prohibit the closing of the Business Combination. Neither Aimfinity nor Docter can give any assurance that they will be able to obtain committed Transaction Financing on acceptable terms. Any Transaction Financing may significantly dilute the equity interest of the continuing shareholders of the PubCo and may include unfavorable terms, including giving the investor(s) of such Transaction Financing the ability to acquire shares at a price which is less than the market price of the PubCo Ordinary Shares at the time of purchase. Neither Aimfinity nor Docter can give assurance that either of them will be able to enter into any financing arrangement or agreement on terms that it considers reasonable or which could reasonably be expected to reduce redemption of public shares by AIMA Public Stockholders.

In connection with the shareholder vote to approve the Business Combination, the AIMA Initial Shareholders, Sponsor, and AIMA’s directors, officers, advisors or their affiliates may elect to purchase AIMA Units and AIMA New Units from Public Shareholders, which may influence the vote on the Business Combination and reduce the public “float” of our Class A Ordinary Shares.

In connection with the shareholder vote to approve the Business Combination, the Sponsor and Aimfinity’s executive officers, directors and advisors, or their respective affiliates may purchase AIMA Units and AIMA New Units or a combination thereof in privately negotiated transactions or in the open market either prior to or following the completion of the Business Combination, although they are under no obligation or duty to do so. Such a purchase may include a contractual acknowledgment that such shareholder, although still the record holder of the AIMA securities is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that

Sponsor and Aimfinity’s executive officers, directors and advisors, or their respective affiliates purchase shares in privately negotiated transactions from Public Shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their Public Shares. It is intended that, if Rule 10b-18 would apply to purchases by the Sponsor and Aimfinity’s executive officers, directors and advisors, or their respective affiliates, then such purchases will comply with Rule 10b-18 under the Exchange Act, to the extent it applies, which provides a safe harbor for purchases made under certain conditions, including with respect to timing, pricing and volume of purchases.

Additionally, at any time at or prior to the Business Combination, subject to applicable securities laws (including with respect to material nonpublic information), the Sponsor and Aimfinity’s executive officers, directors and advisors, or their respective affiliates may enter into transactions with investors and others to provide them with incentives to acquire Public Shares, vote their Public Shares in favor of the Business Combination or not redeem their Public Shares. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the trust account will be used to purchase public shares, rights or warrants in such transactions.

If such transactions are effected, the consequence could be to cause the Business Combination to be approved in circumstances where such approval could not otherwise be obtained. While the AIMA Initial Shareholders, Sponsor, directors, officers or advisors, or their respective affiliates will not vote such shares in the Extraordinary General Meeting, such acquisition will reduce the total available votes in the Extraordinary General Meeting, thereby reducing the voting threshold for approving the Business Combination. Purchases of AIMA Ordinary Shares by the persons described above could allow them to exert more indirect influence over the approval of the Reincorporation Merger Proposal, the Acquisition Merger Proposal and the other Proposals and would likely increase the chances that the Business Combination would be approved. If the market does not view the Business Combination positively, purchases of the Public Shares may have the effect of counteracting the market’s view, which would otherwise be reflected in a decline in the market price of Aimfinity’s securities. In addition, the termination of the support provided by these purchases may materially adversely affect the market price of Aimfinity’s securities.

As of the date of this proxy statement/prospectus, no agreements with respect to the private purchase of the Public Shares by Aimfinity or the persons described above have been entered into. Aimfinity will file a Current Report on Form 8-K with the SEC to disclose private arrangements entered into or significant private purchases made by any of the Sponsor or Aimfinity’s officers, directors and advisors, or their respective affiliates, that would affect the vote on the Reincorporation Merger Proposal, the Acquisition Merger Proposal and the other Proposals. None of the Sponsor or Aimfinity’s executive officers, directors or advisors has advised Aimfinity of his, her or its intention to purchase any Public Shares.

To the extent that any AIMA Units or AIMA New Units are purchased, such purchases will be in compliance with all of the requirements set forth in Tender Offers and Schedules Compliance and Disclosure Interpretations Question 166.01 promulgated by the SEC, including that such Public Shares will not be voted. In addition, if such purchases are made, the public “float” of AIMA’s securities may be reduced and the number of beneficial holders of AIMA’s securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of AIMA’s securities on a national securities exchange. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. Additionally, in the event the Sponsor and Aimfinity’s executive officers, directors and advisors, or their respective affiliates were to purchase AIMA Units or AIMA New Units from Public Shareholders, such purchases would be structured in compliance with the requirements of Rule 14e-5 under the Exchange Act including, in pertinent part, through adherence to the following:

•        the registration statement/proxy statement filed for the Business Combination transaction would disclose the possibility that the Sponsor and Aimfinity’s executive officers, directors and advisors, or their respective affiliates may purchase AIMA Units or AIMA New Units from Public Shareholders outside the redemption process, along with the purpose of such purchases;

•        if the Sponsor and Aimfinity’s executive officers, directors and advisors, or their respective affiliates were to purchase AIMA Units or AIMA New Units from Public Shareholders, they would do so at a price no higher than the price offered through the redemption process;

•        the registration statement/proxy statement filed for the Business Combination transaction would include a representation that any of AIMA’s securities purchased by the Sponsor and Aimfinity’s executive officers, directors and advisors, or their respective affiliates would not be voted in favor of approving the Business Combination transaction;

•        the Sponsor and Aimfinity’s executive officers, directors and advisors, or their respective affiliates would not possess any redemption rights with respect to AIMA’s securities or, if they do acquire and possess redemption rights, they would waive such rights; and

•        AIMA would disclose in a Form 8-K, before an extraordinary general meeting of shareholders is organized to approve the Business Combination transaction, the following material items:

•        the amount of AIMA’s securities purchased outside of the redemption offer by the Sponsor and Aimfinity’s executive officers, directors and advisors, or their respective affiliates, along with the purchase price;

•        the purpose of the purchases by the Sponsor and Aimfinity’s executive officers, directors and advisors, or their respective affiliates;

•        the impact, if any, of the purchases by the Sponsor and Aimfinity’s executive officers, directors and advisors, or their respective affiliates on the likelihood that the Business Combination transaction will be approved;

•        the identities of the Sponsor and Aimfinity’s executive officers, directors and advisors, or their respective affiliates (if not purchased on the open market) or the nature of our security holders (e.g., 5% security holders) who sold to the Sponsor and Aimfinity’s executive officers, directors and advisors, or their respective affiliates; and

•        the number of AIMA’s securities for which it has received redemption requests pursuant to the redemption offer.

Subsequent to the consummation of the Business Combination, Aimfinity may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on its financial condition, results of operations and stock price, which could cause you to lose some or all of your investment.

Although Aimfinity has conducted due diligence on Docter, Aimfinity cannot assure you that this diligence revealed all material issues that may be present in its business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of Aimfinity’s or Docter’ control will not later arise. As a result, Aimfinity may be forced to later write-down or write-off assets, restructure its operations, or incur impairment or other charges that could result in losses. Even if Aimfinity’s due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with Aimfinity’s preliminary risk analysis. Even though these charges may be non-cash items and may not have an immediate impact on its liquidity, the fact that Aimfinity reports charges of this nature could contribute to negative market perceptions about PubCo’s securities. In addition, charges of this nature may cause PubCo to be unable to obtain future financing on favorable terms or at all.

Aimfinity may not be able to complete the Business Combination if it is subject to U.S. foreign investment regulations and review by a U.S. government entity such as the Committee on Foreign Investment in the United States (CFIUS), or ultimately prohibited.

CFIUS is an interagency committee authorized to review certain transactions involving foreign investment in the United States by foreign persons in order to determine the effect of such transactions on the national security of the United States. Whether CFIUS has jurisdiction to review an acquisition or investment transaction depends on, among other factors, the nature and structure of the transaction, including the level of beneficial ownership interest and the nature of any information or governance rights involved.

For example, investments that result in “control” of a “U.S. business” by a “foreign person” (in each case, as such terms are defined in 31 C.F.R. Part 800) that might be considered by CFIUS to be a covered transaction that CFIUS would have authority to review. The Sponsor, controlled by its manager, I-Fa Chang, owns 26.1% of AIMA Ordinary Shares. The Sponsor is likely considered a “foreign person” as defined under the relevant regulations. AIMA is therefore likely considered a “foreign person” under the regulations administered by CFIUS and will continue to be considered as such in the future for so long as the Sponsor has the ability to exercise control over AIMA for purposes of CFIUS’s regulations. Therefore, it could be subject to foreign ownership restrictions and/or CFIUS review if Docter is considered to be engaged in a regulated industry or which may affect national security.

Moreover, the scope of CFIUS review was expanded by the Foreign Investment Risk Review Modernization Act of 2018 (“FIRRMA”), to include certain non-passive, non-controlling investments in sensitive U.S. businesses and certain acquisitions of real estate even with no underlying U.S. business. FIRRMA’s implementing regulations, which became effective on February 13, 2020, expanded the scope of CFIUS’s jurisdiction to investments that do not result in control of a U.S. business by a foreign person but afford certain foreign investors certain information or governance rights in a U.S. business that has a nexus to “critical technologies,” “critical infrastructure” and/or “sensitive personal data.” In addition, the implementing regulations also subjects certain categories of investments to mandatory filings. If Docter’s business falls within CFIUS’s jurisdiction, Aimfinity may determine that it is required to make a mandatory filing or that it will submit a voluntary notice to CFIUS, or to proceed with the initial business combination without notifying CFIUS and risk CFIUS intervention, before or after closing the Business Combination. CFIUS may decide to block or delay the Business Combination, impose conditions to mitigate national security concerns with respect to the Business Combination or order AIMA to divest all or a portion of PubCo’s business without first obtaining CFIUS clearance.

As a result of, and upon consummation of the Business Combination, each of AIMA and Docter shall become a subsidiary of PubCo, and PubCo shall become a new public company owned by the prior holders of AIMA Ordinary Shares, the prior holders of AIMA Warrants, the Docter Stockholders, and any third-party investors of a financing in connection with the Business Combination. PubCo is a holding company incorporated in the Cayman Islands. In addition, Docter’s businesses are substantially based in Taiwan. As a result, it does not expect the Business Combination to result in “control” of a “U.S. business” by a “foreign person.” under the regulations administered by CFIUS. Additionally, it does not expect the business of Docter to be deemed to have a nexus to “critical technologies,” “covered investment critical infrastructure,” and/or “sensitive personal data” under the regulations administered by CFIUS.

Notwithstanding the above, if Aimfinity’s determination is not correct, or if the regulations change or are interpreted differently in the future, the Business Combination may be subject to CFIUS review or review by another U.S. governmental entity and ultimately prohibited. Even if it not prohibited, any review by CFIUS or another government entity may have outsized impacts on, among other things, the certainty, timing and feasibility of the Business Combination, which would significantly limit or completely hinder its ability to complete the Business Combination and force Aimfinity to liquidate and its warrants to expire worthless, preventing the possibility of any price appreciation that may have occurred in its securities following the Business Combination.

The process of government review, whether by the CFIUS or otherwise, could be lengthy and AIMA has limited time to complete the Business Combination. If AIMA cannot complete the Business Combination by March 28, 2025 because the review process drags on beyond such timeframe or because the Business Combination is ultimately prohibited by CFIUS or another U.S. government entity, it may be required to liquidate and dissolve. If AIMA liquidates, the Public Shareholders may only receive $12.08 per share, and its warrants will expire worthless. This will also cause you to lose the investment opportunity in Docter or another target company and the chance of realizing future gains on your investment through any price appreciation in the combined company.

Docter’s operating and financial results forecast and certain estimates of market opportunity included in this proxy statement/prospectus rely in large part upon assumptions and analyses. If these assumptions or analyses prove to be incorrect, Docter’s actual operating and financial results may be materially different from its forecasted results.

The projected financial and operating information and market opportunity estimates appearing elsewhere in this proxy statement/prospectus reflect current estimates of future performance, or as of the date stipulated. Whether actual operating and financial results and business developments will be consistent with Docter’s expectations and assumptions as reflected in its forecasts depends on a number of factors, many of which are subject to significant uncertainties and contingencies that are difficult to predict and are beyond Docter’s and Aimfinity’s control, including, but not limited to:

•        the general addressable market for Docter’s products and services, as well as the integrated medical device and healthcare market in general;

•        success and timing of Docter’s business strategy;

•        competition, including from established and future competitors;

•        outcome of the clinical trials in which Docter’s products are tested, progress of relevant regulatory review, and the success of the commercialization and application of Docter’s products;

•        whether Docter can obtain sufficient capital to sustain and grow its business;

•        Docter’s ability to manage its growth;

•        Docter’s ability to retain existing key management, integrate recent hires and attract, retain and motivate qualified personnel; and

•        the overall strength and stability of domestic and international economies.

Docter’s financial forecasts are based on assumptions made by the management of Docter in preparing their respective financial forecasts, and are subject to significant uncertainties and contingencies that are difficult to predict and are beyond the control of Docter. Furthermore, market opportunity estimates and growth forecasts, whether obtained from third-party sources or developed internally, are subject to significant uncertainty and are based on assumptions and estimates that may prove to be inaccurate. The estimated addressable market may not materialize for many years, if ever, and even if the market meets the size estimates and growth forecasted in this proxy statement/prospectus, Docter’s business could fail to grow at similar rates. Any unfavorable changes in any of those factors listed above could materially and adversely affect its financial condition, business, results of operations and prospects of the post-Business Combination company.

Risks Related to PubCo’s Securities

Currently, there is no public market for the ordinary shares of PubCo. Aimfinity shareholders cannot be sure that an active trading market will develop for or of the market price of the ordinary shares of PubCo they will receive or that PubCo will successfully obtain authorization for listing on the Nasdaq.

Upon the consummation of the Business Combination, each AIMA Ordinary Share will be converted into the right to receive one PubCo Ordinary Share, and each AIMA Warrant will be converted into the right to receive one PubCo Warrant. PubCo is a newly formed entity and, prior to this transaction, has not issued any securities in the U.S. markets or elsewhere nor has there been extensive information about it, its businesses, or its operations publicly available. Aimfinity, Docter and PubCo have agreed to use their best efforts to cause the ordinary shares of PubCo to be issued in the Business Combination to be approved for listing on the Nasdaq prior to the effective time of the Business Combination. However, the listing of shares on the Nasdaq does not ensure that a market for the ordinary shares of PubCo will develop or the price at which the shares will trade. No assurance can be provided as to the demand for or trading price of the ordinary shares of PubCo following the closing of the Business Combination and the ordinary shares of PubCo may trade at a price less than the current market price of the ordinary shares of Aimfinity.

Even if PubCo is successful in developing a public market, there may not be enough liquidity in such market to enable shareholders to sell their PubCo Ordinary Shares. If a public market for the PubCo Ordinary Shares does not develop, investors may not be able to re-sell their PubCo Ordinary Shares, rendering their shares illiquid and possibly resulting in a complete loss of their investment. PubCo cannot predict the extent to which investor interest in PubCo will lead to the development of an active, liquid trading market. The trading price of and demand for the PubCo Ordinary Shares following completion of the Business Combination and the development and continued existence of a market and favorable price for the PubCo Ordinary Shares will depend on a number of conditions, including the development of a market following, including by analysts and other investment professionals, the businesses, operations, results and prospects of PubCo, general market and economic conditions, governmental actions, regulatory considerations, legal proceedings and developments or other factors. These and other factors may impair the development of a liquid market and the ability of investors to sell shares at an attractive price. These factors also could cause the market price and demand for the PubCo Ordinary Shares to fluctuate substantially, which may limit or prevent investors from readily selling their shares and may otherwise affect negatively the price and liquidity of the PubCo Ordinary Shares. Many of these factors and conditions are beyond the control of PubCo or PubCo shareholders.

PubCo’s share price may be volatile and could decline substantially.

The market price of PubCo Ordinary Shares may be volatile, both because of actual and perceived changes in the combined company’s financial results and prospects, and because of general volatility in the stock market. The factors that could cause fluctuations in PubCo’s share price may include, among other factors discussed in this prospectus, the following:

•        actual or anticipated variations in the financial results and prospects of the combined company or other companies in the medical device and healthcare industries;

•        changes in financial estimates by research analysts;

•        changes in the market valuations of other medical device and healthcare companies;

•        announcements by PubCo or its competitors of new services or products, expansions, investments, acquisitions, strategic partnerships or joint ventures;

•        mergers or other business combinations involving PubCo;

•        additions and departures of key personnel and senior management;

•        changes in accounting principles;

•        the passage of legislation or other developments affecting PubCo or its industry;

•        the trading volume of PubCo’s ordinary shares in the public market;

•        the release of lockup, escrow or other transfer restrictions on PubCo’s outstanding equity securities or sales of additional equity securities;

•        potential litigation or regulatory investigations;

•        changes in economic conditions, including fluctuations in global and Taiwanese economies;

•        financial market conditions;

•        natural disasters, terrorist acts, acts of war or periods of civil unrest; and

•        the realization of some or all of the risks described in this section.

In addition, the stock markets have experienced significant price and trading volume fluctuations from time to time, and the market prices of the equity securities have been extremely volatile and are sometimes subject to sharp price and trading volume changes. These broad market fluctuations may materially and adversely affect the market price of PubCo Ordinary Shares.

The sale or availability for sale of substantial amounts of PubCo Ordinary Shares could adversely affect their market price.

Sales of substantial amounts of PubCo Ordinary Shares in the public market after the completion of the Business Combination, or the perception that these sales could occur, could adversely affect the market price of the PubCo Ordinary Shares and could materially impair PubCo’s ability to raise capital through equity offerings in the future. Unless subject to a lockup or other resale restriction, the PubCo Ordinary Shares to be issued in connection with the Business Combination will generally be freely tradable without restriction or further registration under the Securities Act. In connection with the Business Combination, Docter and its directors, executive officers and existing Docter Stockholders who hold more than 5% of shares of Docter Stock will exchange the Docter Stock held by them for PubCo Ordinary Shares upon the consummation of the Business Combination and have agreed, subject to certain exceptions, not to sell any PubCo Ordinary Shares for one (1) year after the date of closing of the Business Combination without the prior written consent of PubCo. PubCo Ordinary Shares to be held by certain of existing Docter Stockholders after the Business Combination may be sold in the public market in the future subject to the restrictions in Rule 144 under the Securities Act and the applicable lockup agreements.

If securities or industry analysts do not publish research reports or publish inaccurate or unfavorable research reports about PubCo or its business, PubCo’s ordinary shares price and trading volume could decline.

The trading market for PubCo Ordinary Shares will depend in part on the research and reports that securities or industry analysts publish about PubCo or its business. Securities and industry analysts do not currently, and may never, publish research on PubCo. If no securities or industry analysts commence coverage of PubCo, the trading price for PubCo Ordinary Shares would likely be negatively impacted. In the event securities or industry analysts initiate coverage, if one or more of the analysts who cover PubCo downgrade its securities or publish inaccurate or unfavorable research about its business, its stock price would likely decline. If one or more of these analysts cease coverage of PubCo or fail to publish reports on PubCo, demand for the PubCo Ordinary Shares could decrease, which might cause the price and trading volume to decline.

PubCo’s amended and restated memorandum and articles of association that will become effective immediately prior to the completion of the Business Combination contains anti-takeover provisions that could have a material adverse effect on the rights of holders of the ordinary shares of PubCo.

In connection with the Business Combination, PubCo will adopt an amended and restated memorandum and articles of association that will become effective immediately prior to the consummation of the Business Combination. PubCo’s post-closing memorandum and articles of association will contain provisions that may limit the ability of others to acquire control of PubCo or cause PubCo to engage in change-of-control transactions. These provisions could have the effect of depriving PubCo shareholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging third parties from seeking to obtain control of PubCo in a tender offer or similar transaction. For example, PubCo’s board of directors will have the authority, subject to any resolution of the shareholders to the contrary, to issue preference shares in one or more series and to fix their designations, powers, preferences, privileges, and relative participating, optional or special rights and the qualifications, limitations or restrictions, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights associated with PubCo Ordinary Shares. Preference shares could be issued quickly with terms calculated to delay or prevent a change in control of PubCo or make removal of management more difficult. If PubCo’s board of directors decides to issue preference shares, the price of the PubCo Ordinary Shares may fall and the voting and other rights of the holders of the PubCo Ordinary Shares may be materially and adversely affected.

Because Docter is not conducting an underwritten offering of its securities, no underwriter has conducted due diligence of Docter’s business, operations or financial condition or reviewed the disclosure in this proxy statement/prospectus.

Section 11 of the Securities Act (“Section 11”) imposes liability on parties, including underwriters, involved in a securities offering if the registration statement contains a materially false statement or material omission. To effectively establish a due diligence defense against a cause of action brought pursuant to Section 11, a defendant, including an underwriter, carries the burden of proof to demonstrate that he or she, after reasonable investigation, believed that the statements in the registration statement were true and free of material omissions. In order to meet this burden of proof, underwriters in a registered offering typically conduct extensive due diligence of the registrant and vet the registrant’s disclosure. Such due diligence may include calls with the issuer’s management, review of material agreements, and background checks on key personnel, among other investigations.

Because Docter intends to become publicly traded through the Business Combination with Aimfinity, a special purpose acquisition company, rather through an underwritten offering of its ordinary shares, no underwriter is involved in the transaction. As a result, no underwriter has conducted diligence on Docter or Aimfinity in order to establish a due diligence defense with respect to the disclosure presented in this proxy statement/prospectus. If such investigation had occurred, certain information in this proxy statement/prospectus may have been presented in a different manner or additional information may have been presented at the request of such underwriter.

If PubCo ceases to qualify as a foreign private issuer, it would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and it would incur significant additional legal, accounting and other expenses that it would not incur as a foreign private issuer.

As a foreign private issuer, PubCo will be exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and its officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, it will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as United States domestic issuers, and it will not be required to disclose in its periodic reports all of the information that United States domestic issuers are required to disclose. PubCo will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, PubCo intends to publish its results on a semi-annual basis as press releases, distributed pursuant to the rules and regulations of the Nasdaq Stock Market. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information PubCo is required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, shareholders of PubCo may not be afforded the same protections or information that would be made available to them were they investing in a U.S. domestic issuer. If PubCo ceases to qualify as a foreign private issuer in the future, it would incur significant additional expenses that could have a material adverse effect on its results of operations.

Although as a Foreign Private Issuer PubCo is exempt from certain corporate governance standards applicable to US domestic issuers, if PubCo cannot satisfy Nasdaq’s initial listing requirements and, after the Business Combination, Nasdaq’s continued listing requirements, PubCo’s securities may not be listed or may be delisted, which could negatively impact the price of its securities and your ability to sell them.

PubCo will seek to have its securities approved for listing on Nasdaq in connection with the Business Combination. PubCo cannot assure you that it will be able to meet those initial listing requirements at that time. Even if PubCo’s securities are listed on Nasdaq, it cannot assure you that its securities will continue to be listed on Nasdaq.

In addition, following the Business Combination, in order to maintain its listing on Nasdaq, PubCo will be required to comply with certain rules of Nasdaq, including those regarding minimum shareholders’ equity, minimum share price, minimum market value of publicly held shares, and various additional requirements. Even if PubCo initially meets the listing requirements and other applicable rules of Nasdaq, PubCo may not be able to continue to satisfy these requirements and applicable rules. If PubCo is unable to satisfy Nasdaq criteria for maintaining its listing, its securities could be subject to delisting.

If Nasdaq does not list PubCo’s securities, or subsequently delists its securities from trading, PubCo could face significant consequences, including:

•        a limited availability for market quotations for its securities;

•        reduced liquidity with respect to its securities;

•        a determination that its ordinary shares is a “penny stock,” which will require brokers trading in the PubCo Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for the PubCo Ordinary Shares;

•        limited amount of news and analyst coverage; and

•        a decreased ability to issue additional securities or obtain additional financing in the future.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because PubCo is incorporated under Cayman Islands law.

PubCo is an exempted company with limited liability incorporated under the laws of the Cayman Islands. PubCo’s corporate affairs are governed by its memorandum and articles of association, the Companies Act (As Revised) of the Cayman Islands and the common law of the Cayman Islands. The rights of shareholders to take action against PubCo’s directors, actions by PubCo’s minority shareholders and the fiduciary duties of PubCo’s directors to PubCo under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of PubCo’s shareholders and the fiduciary duties of PubCo’s directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands have a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have standings to initiate a shareholder derivative action in a federal court of the United States.

Shareholders of Cayman Islands exempted companies like PubCo have no general rights under Cayman Islands law to inspect corporate records (other than the memorandum and articles of association, the register of mortgages and charges and any special resolutions passed by shareholders) or to obtain copies of the register of members of these companies. Under Cayman Islands law, the names of PubCo’s current directors can be obtained from a search conducted at the Registrar of Companies in the Cayman Islands. PubCo’s directors have discretion under its articles of association that will become effective immediately prior to completion of the Business Combination to determine whether or not, and under what conditions, its corporate records may be inspected by its shareholders, but are not obliged to make them available to its shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

As a result of all of the above, PubCo’s Public Shareholders may have more difficulty in protecting their interests in the face of actions taken by PubCo’s management, the board of directors or controlling shareholders than they would as Public Shareholders of a company incorporated in the United States.

As PubCo is a “foreign private issuer” and intend to follow certain home country corporate governance practices, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all Nasdaq corporate governance requirements.

As a foreign private issuer, PubCo has the option to follow certain home country corporate governance practices rather than those of Nasdaq, provided that we disclose the requirements we are not following and describe the home country practices we are following. We intend to rely on our home country Cayman Islands practices in lieu of the requirements under Rules 5600 Series, Rule 5250(b)(3) and Rule 5250(d), except Rule 5625, Rule 5605(c)(2)(A)(ii) and Rule 5605(c)(3) of the Nasdaq Stock Market LLC Rules. We may in the future elect to follow home country practices with regard to other matters. As a result, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all Nasdaq corporate governance requirements.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in Taiwan against PubCo or its management named in the proxy statement/prospectus based on foreign laws.

PubCo is an exempted company with limited liability incorporated under the laws of the Cayman Islands, PubCo conducts substantially all of its operations in Taiwan, and substantially all of PubCo’s assets are located in Taiwan. In addition, all of PubCo’s senior executive officers, I-Fa Chang, Crystal Wu and Hsin-Ming Huang, reside within Taiwan for a significant portion of the time and all are Taiwanese nationals. As a result, it may be difficult for PubCo’s shareholders to effect service of process upon PubCo or those persons inside Taiwan. In addition, Taiwan does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the Cayman Islands and many other countries and regions. Therefore, recognition and enforcement in Taiwan of judgments of a court in any of these non-Taiwanese jurisdictions in relation to any matter not subject to a binding arbitration provision may be difficult or impossible.

Shareholder claims that are common in the United States, including securities law class actions and fraud claims, generally are difficult to pursue as a matter of law or practicality in Taiwan. For example, in Taiwan, there are significant legal and other obstacles to obtaining information needed for shareholder investigations or litigation outside Taiwan or otherwise with respect to foreign entities. Although the local authorities in Taiwan may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such regulatory cooperation with the securities regulatory authorities in the Unities States have not been efficient in the absence of mutual and practical cooperation mechanism.

Among PubCo’s directors and officers, I-Fa Chang, Crystal Wu, Hsin-Ming Huang, and Teng-Wei Chen are residents of Taiwan and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon PubCo or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for a shareholder to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against PubCo and these persons located in Taiwan.

See also “— Risks Relating to Risks Relating to PubCo — You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because PubCo is incorporated under Cayman Islands law.”

You may have limited ability to influence corporate matters because PubCo’s officers are elected by and serve at the discretion of the board.

PubCo’s amended and restated memorandum and articles of association provides that PubCo’s officers are elected by and serve at the discretion of the board. Each director is not subject to a term of office and holds office until such time as his successor takes office or until his office is otherwise vacated. The office of a director shall be vacated if, among other things, the director (i) dies, becomes bankrupt or makes any arrangement or composition with his creditors generally; (ii) is found to be or becomes of unsound mind; (iii) resigns by notice in writing to PubCo; (iv) is prohibited by any applicable law or stock exchange rules from being a director; or (v) is removed from office pursuant to any other provisions of PubCo’s Memorandum and Articles of Association. Pursuant to PubCo’s Memorandum and Articles of Association, a director may be removed from office by ordinary resolutions of PubCo.

Pursuant to PubCo’s Memorandum and Articles of Association, PubCo may by ordinary resolutions appoint any person to be a director.

Once an officer is elected by the board, the PubCo shareholders may have limited ability or influence over corporate matters, except that the PubCo shareholders vote to remove and/or appoint the directors of PubCo or amend the amended and restated memorandum and articles of association of PubCo.

The existence of indemnification rights for PubCo’s directors and officers may result in substantial expenditures by PubCo.

PubCo’s Memorandum and Articles of Association provide that, subject to the provisions of the Cayman Islands laws, directors and officers, past and present, will be entitled to indemnification from PubCo against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such director or officer, other than by reason of his or her own dishonesty, willful default or fraud, in or about the conduct of PubCo’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his or her duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning PubCo or its affairs in any court whether in the Cayman Islands or elsewhere. The foregoing indemnification obligations could result in PubCo incurring substantial expenditures to cover, among others, the cost of settlement or damage awards against PubCo’s directors and officers, which PubCo may be unable to recoup.

Future changes to U.S. and non-U.S. tax laws could adversely affect PubCo.

The U.S. Congress and other government agencies in jurisdictions where PubCo and its affiliates will do business have had an extended focus on issues related to the taxation of multinational corporations. One example is in the area of “base erosion and profit shifting,” including situations where payments are made between affiliates from a jurisdiction with high tax rates to a jurisdiction with lower tax rates. As a result, the tax laws in the countries in which PubCo and its affiliates do business could change on a prospective or retroactive basis, and any such changes could adversely affect PubCo and its affiliates.

The Reincorporation Merger may be a taxable event for U.S. Holders of AIMA Units, AIMA New Units, AIMA Ordinary Shares and AIMA Warrants.

Subject to the limitations and qualifications described in “Material U.S. Federal Income Tax Consequences — U.S. Federal Income Tax Consequences of the Reincorporation Merger to U.S. Holders,” including application of the PFIC rules, the Reincorporation Merger should qualify as a “reorganization” within the meaning of Section 368 of the Code, and as a result, a U.S. Holder (as defined in “Material U.S. Federal Income Tax Consequences”) would not recognize gain or loss on the exchange of AIMA Units, AIMA New Units, AIMA Ordinary Shares, or AIMA Warrants for PubCo Ordinary Shares or PubCo Warrants, as applicable, pursuant to the Reincorporation Merger.

However, 5 Percent Holders, and who do not enter into a gain recognition agreement (“GRA”) under applicable Treasury Regulations, may recognize gain (but not loss) as a result of the Reincorporation Merger if Section 367(a) of the Code and the Treasury Regulations promulgated thereunder apply to the Reincorporation Merger or if otherwise required under the PFIC rules. Section 367(a) of the Code may apply to the Reincorporation Merger if PubCo transfers the assets it acquires from Aimfinity pursuant to the Reincorporation Merger to certain subsidiary corporations in connection with the Business Combination. The requirements under Section 367(a) are not discussed herein. If you believe that you will be a 5 Percent Holder, you are strongly urged to consult your tax advisor regarding the effect of the Business Combination to you taking into account the rules of Section 367(a) of the Code (including the possibility of entering into a GRA under applicable Treasury Regulations).

Alternatively, if the Reincorporation Merger does not qualify as a “reorganization” within the meaning of Section 368 of the Code, then a U.S. Holder that exchanges its AIMA Ordinary Shares, or AIMA Warrants for the consideration under the Business Combination will recognize gain or loss equal to the difference between (i) the fair market value of the PubCo Ordinary Shares and PubCo Warrants received and (ii) the U.S. Holder’s adjusted tax basis in the AIMA Ordinary Shares, and AIMA Warrants exchanged therefor. For a more detailed discussion of material U.S. federal income tax consequences of the Reincorporation Merger, see the section titled “Material U.S. Federal Income Tax Consequences of the Business Combination — U.S. Federal Income Tax Consequences of the Reincorporation Merger to U.S. Holders” in this proxy statement/prospectus.

The rules under Section 367(a) and Section 368 of the Code are complex and there is limited guidance as to their application, particularly with regard to indirect stock transfers in cross-border reorganizations. Holders should consult their own tax advisors to determine the tax consequences to them (including the application and effect of any state, local or other income and other tax laws) of the Business Combination in light of their particular circumstances.

In addition, U.S. Holders of AIMA Units, AIMA New Units, AIMA Ordinary Shares, and AIMA Warrants may be subject to adverse U.S. federal income tax consequences under the PFIC regime. Please see “Material U.S. Federal Income Tax Consequences — Passive Foreign Investment Company Status” for a more detailed discussion with respect to Aimfinity’s potential PFIC status and certain tax implications thereof.

Further, because the Reincorporation Merger will occur immediately prior to the redemption of AIMA Ordinary Shares, U.S. Holders exercising redemption rights will be subject to the potential tax consequences of the Reincorporation Merger. All U.S. Holders considering exercising redemption rights with respect to their AIMA Ordinary Shares are urged to consult with their tax advisors with respect to the potential tax consequences to them of the Reincorporation Merger and exercise of redemption rights in light of their particular circumstances.

PubCo is expected to be treated as a U.S. domestic corporation for U.S. federal income tax purposes as a result of the Transaction.

Although PubCo is incorporated under the laws of the Cayman Islands, it is expected to be treated as a U.S. domestic corporation for U.S. federal income tax purposes under Section 7874(b) of the Code as a result of the Transaction because the Transaction is expected to result in an 80% Inversion (as defined in “Material U.S. Federal Income Tax Consequences” below). Specifically, PubCo is expected to be deemed to convert from a non-U.S. corporation to a U.S. corporation in a reorganization described in Section 368(a)(1)(F) of the Code that occurs at the end of the day immediately preceding the Business Combination. Consequently, PubCo will be subject to U.S. federal income tax on its worldwide taxable income following the Deemed Domestication. See section titled “Material U.S. Federal Income Tax Consequences — Tax Residency of PubCo for U.S. Federal Income Tax Purposes” for a more complete discussion.

Certain investors may be required to recognize gain for U.S. federal income tax purposes as a result of the Deemed Domestication.

As discussed more fully under the section “Material U.S. Federal Income Tax Consequences — U.S. Federal Income Tax Consequences of the Deemed Domestication to U.S. Holders,” the Deemed Domestication will, for U.S. federal income tax purposes, constitute a conversion of PubCo from a non-U.S. corporation to a U.S. corporation in a reorganization described in Section 368(a)(1)(F) of the Code. Therefore, U.S. Holders (as defined in the section “Material U.S. Federal Income Tax Consequences”) of PubCo Ordinary Shares will be subject to Section 367(b) of the Code and, as a result:

•        Subject to the discussion below concerning passive foreign investment companies (“PFICs”), a U.S. Holder of PubCo Ordinary Shares whose ordinary shares have a fair market value of less than $50,000 on the date of the Deemed Domestication and who is not a 10% shareholder (as defined in “Material U.S. Federal Income Tax Consequences — U.S. Federal Income Tax Consequences of the Deemed Domestication to U.S. Holders — Effects of Section 367(b) Resulting from the Deemed Domestication — U.S. Holders that Own More than 10 Percent (by Vote or Value) of PubCo”) will not recognize any gain or loss and will not be required to include any part of PubCo’s earnings in income.

•        Subject to the discussion below concerning PFICs, a U.S. Holder of PubCo Ordinary Shares whose ordinary shares have a fair market value of $50,000 or more, but who is not a 10% shareholder will generally recognize gain (but not loss) on the deemed receipt of PubCo Ordinary Shares in the Deemed Domestication. As an alternative to recognizing gain as a result of the Deemed Domestication, such U.S. Holder may file an election to include in income, as a dividend, the “all earnings and profits amount” (as defined in the Treasury Regulations under Section 367 of the Code) attributable to its PubCo Ordinary Shares, provided certain other requirements are satisfied.

•        Subject to the discussion below concerning PFICs, a U.S. Holder of PubCo Ordinary Shares who on the date of the Deemed Domestication is a 10% shareholder will generally be required to include in income, as a dividend, the “all earnings and profits amount” (as defined in the Treasury Regulations under Section 367 of the Code) attributable to its PubCo Ordinary Shares provided certain other requirements are satisfied.

As discussed further under “Material U.S. Federal Income Tax Consequences — U.S. Federal Income Tax Consequences of the Deemed Domestication to U.S. Holders — PFIC Considerations Regarding the Deemed Domestication” below, PubCo believes that it is (and has been) a PFIC for U.S. federal income tax purposes. If PubCo is a PFIC, proposed Treasury Regulations under Section 1291(f) of the Code (which have a retroactive effective date), generally would require a U.S. Holder to recognize gain as a result of the Deemed Domestication unless the U.S. Holder makes (or has made) certain elections discussed further under “Material U.S. Federal Income Tax Consequences — U.S. Federal Income Tax Consequences of the Deemed Domestication to U.S. Holders — PFIC Considerations Regarding the Deemed Domestication.”

The tax on any such gain would be imposed at the rate applicable to ordinary income and an interest charge would apply based on a complex set of rules. It is difficult to predict whether such proposed regulations will be finalized and whether, in what form, and as a result, the impact of such proposed regulations is unclear. For a more complete discussion of the potential application of the PFIC rules to U.S. Holders as a result of the Deemed Domestication, see the section titled “Material U.S. Federal Income Tax Consequences — U.S. Federal Income Tax Consequences of the Deemed Domestication to U.S. Holders — PFIC Considerations Regarding the Deemed Domestication.”

The tax consequences of the Deemed Domestication are complex and will depend on a holder’s particular circumstances. All holders are strongly urged to consult their tax advisor for a full description and understanding of the tax consequences of the Deemed Domestication, including the applicability and effect of U.S. federal, state, local and non-U.S. income and other tax laws. For a more complete discussion of the U.S. federal income tax considerations of the Deemed Domestication, see the section below titled “Material U.S. Federal Income Tax Consequences.”

PubCo may be or become a PFIC during a U.S. Holder’s holding period, which could result in adverse U.S. federal income tax consequences to U.S. Holders.

If PubCo or any of its subsidiaries is a PFIC for any taxable year, or portion thereof, that is included in the holding period of a U.S. Holder of the PubCo Ordinary Shares or PubCo Warrants, such U.S. Holder may be subject to certain adverse U.S. federal income tax consequences and may be subject to additional reporting requirements. There is no assurance that PubCo or its subsidiaries are not currently PFICs for U.S. federal income tax purposes for the taxable year of the Business Combination. Moreover, PubCo does not expect to provide a PFIC annual information statement for 2023 or going forward. Please see the section entitled “Material U.S. Federal Income Tax Consequences of the Business Combination — Passive Foreign Investment Company Status” for a more detailed discussion with respect to PubCo’s potential PFIC status and certain tax implications thereof. U.S. Holders are urged to consult their tax advisors regarding the possible application of the PFIC rules in light of their particular circumstances.

CAPITALIZATION

The following table sets forth the capitalization on a historical basis of Aimfinity as of June 30, 2024, and information derived from the consolidated balance sheet of Docter as of June 30, 2024 after giving effect to the Business Combination assuming that (i) no holders of AIMA Ordinary Shares exercise their redemption rights, except for 4,076,118 shares redeemed by a number of shareholders of Aimfinity on July 27, 2023, and (ii) the maximum number of holders of AIMA Ordinary Shares have properly exercised their redemption rights.

	Historical		As Adjusted
As of June 30, 2024 for Docter and AIMA	Docter	AIMA	Assuming No Redemption	Assuming Maximum Redemption
Cash and cash equivalents	$7	$4,895	$5,116,085	$6,051,351
Investment held in Trust Account	—	35,683,308	—	—
Total cash and cash equivalents, and investment held in Trust Account	$7	$35,688,203	$5,116,085	$6,051,351

Extension loan – related party	$—	$945,000	$—	$—
Working capital loan – related party	—	921,428	—	—
Promissory note	471,797	—	—	—
Account payable and accrued expenses	956,959	532,128	465,154	465,154
Deferred underwriters’ discount	—	2,817,500	—	—
Total indebtedness	1,428,756	5,216,056	465,154	465,154
Ordinary shares, subject to possible redemption	—	35,683,308	—	—
Total shareholders’ (deficit) equity	(1,300,666)	(5,170,661)	4,767,18	5,000,001
Total capitalization	$128,090	$35,728,703	$5,232,336	$5,465,155

THE EXTRAORDINARY GENERAL MEETING OF AIMFINITY SHAREHOLDERS

General

We are furnishing this proxy statement/prospectus to the Aimfinity shareholders as part of the solicitation of proxies by the Aimfinity board of directors for use at the Extraordinary General Meeting to be held on March 27, 2025 and at any adjournment or postponement thereof. This proxy statement/prospectus is first being furnished to our shareholders on or about March 6, 2025 in connection with the vote on the Reincorporation Merger Proposal, the Acquisition Merger Proposal, and the Adjournment Proposal. This document provides you with the information you need to know to be able to vote or instruct your vote to be cast at the Extraordinary General Meeting.

Date, Time and Place

The Extraordinary General Meeting will be held on March 27, 2025 at 11:00 a.m. Eastern Time, or such other date, time and place to which such meeting may be adjourned or postponed. Aimfinity will be holding the Extraordinary General Meeting at 3F., No. 25, Gongyuan Rd., Pingtung City, Pingtung County, Taiwan (R.O.C.) and virtually via a teleconference, for which you must register in advance at: https://forms.office.com/r/F8QcKLSfJ3.

Purpose of the Extraordinary General Meeting

At the Extraordinary General Meeting, we are asking holders of AIMA Ordinary Shares to approve the following Proposals:

•        Proposal No. 1 — The Reincorporation Merger Proposal to approve, by special resolutions, the Reincorporation Merger;

•        Proposal No. 2 — The Acquisition Merger Proposal to approve, by ordinary resolution, the Acquisition Merger;

•        Proposal No. 3 — The PubCo Charter Proposal to approve, by special resolution, each material difference between the Proposed PubCo Charter and the Current Charter; and

•        Proposal No. 4 — The Adjournment Proposal to approve, by ordinary resolution, the adjournment of the Extraordinary General Meeting.

Recommendation of Aimfinity’s Board of Directors

Aimfinity board of directors:

•        has determined that each of the Reincorporation Merger Proposal, the Acquisition Merger Proposal, the PubCo Charter Proposal, and the Adjournment Proposal, are fair to, and in the best interests of, Aimfinity and its shareholders;

•        has approved the Reincorporation Merger Proposal, the Acquisition Merger Proposal, the PubCo Charter Proposal, and the Adjournment Proposal; and

•        recommends that the Aimfinity shareholders vote “FOR” each of the Reincorporation Merger Proposal, the Acquisition Merger Proposal, the PubCo Charter Proposal, and the Adjournment Proposal.

Aimfinity’s board of directors have interests that may be different from or in addition to your interests as a shareholder. See “Proposal No. 2: The Acquisition Merger Proposal — Interests of Certain Persons in the Business Combination” in this proxy statement/prospectus for further information.

Record Date; Who is Entitled to Vote

We have fixed the close of business on February 25, 2025, as the Record Date for determining those Aimfinity shareholders entitled to notice of and to vote at the Extraordinary General Meeting. As of the close of business on February 25, 2025, there were 3,620,976 AIMA Ordinary Shares issued and outstanding and entitled to vote. Each holder of AIMA Ordinary Shares is entitled to one vote per share on each Proposal.

In connection with the IPO, we entered into certain letter agreements pursuant to which the initial shareholders agreed to vote any shares owned by them in favor of our initial business combination. As of the date of this proxy statement/prospectus, the AIMA Initial Shareholders hold approximately 44.6% of the issued and outstanding ordinary shares.

Quorum and Required Vote for the Proposals

A quorum of Aimfinity shareholders is necessary to hold a valid meeting. A quorum will be present at the Extraordinary General Meeting if a majority of the issued and outstanding ordinary shares of Aimfinity as of the Record Date present in person (including by virtual attendance) or represented by proxy and entitled to vote at the Extraordinary General Meeting. An Aimfinity shareholder present in person (including by virtual attendance) or represented by proxy and abstaining from voting at the Extraordinary General Meeting will count as present for the purposes of establishing a quorum but broker non-votes will not.

Approval of the Reincorporation Merger Proposal and the PubCo Charter Proposal requires special resolutions under Cayman Islands law, being the affirmative vote of holders of at least two-third of the issued and outstanding AIMA Ordinary Shares, who being present in person or by proxy and entitled to vote at the Extraordinary General Meeting, vote at the Extraordinary General Meeting. Approval of each of the Acquisition Merger Proposal and the Adjournment Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of holders of at least a majority of the issued and outstanding AIMA Ordinary Shares, who being present in person or by proxy and entitled to vote at the Extraordinary General Meeting, vote at the Extraordinary General Meeting. Attending the Extraordinary General Meeting either in person (including by virtual attendance) or by proxy and abstaining from voting and, assuming a quorum is present, broker non-votes will have no effect on the voting on Proposals as a matter of Cayman Islands law. However, there is no requirement under Cayman Islands law, the Current Charter or the Merger Agreement that any of the proposals shall be approved by a majority of the unaffiliated shareholders of Aimfinity.

Voting Your Shares

Each AIMA Ordinary Share that you own in your name entitles you to one vote for each Proposal on which such shares are entitled to vote at the Extraordinary General Meeting. Your proxy card shows the number of AIMA Ordinary Shares that you own.

There are two ways to ensure that your AIMA Ordinary Shares are voted at the Extraordinary General Meeting:

•        You can cause your shares to be voted by signing and returning the enclosed proxy card. If you submit your proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted, as recommended by the Aimfinity board of directors, “FOR” the adoption of the Reincorporation Merger Proposal, the Acquisition Merger Proposal, the PubCo Charter Proposal, and the Adjournment Proposal. Votes received after a matter has been voted upon at the Extraordinary General Meeting will not be counted.

•        You can attend the Extraordinary General Meeting (including by virtual attendance) and vote during the meeting even if you have previously voted by submitting a proxy as described above. However, if your shares are held in the name of your broker, bank or another nominee, you must get a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares.

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF THE REINCORPORATION MERGER PROPOSAL, THE ACQUISITION MERGER PROPOSAL (AS WELL AS THE OTHER PROPOSALS). IN ORDER TO REDEEM YOUR SHARES, YOU MUST TENDER YOUR SHARES TO OUR TRANSFER AGENT AT LEAST TWO BUSINESS DAYS PRIOR TO THE EXTRAORDINARY GENERAL MEETING. YOU MAY TENDER YOUR SHARES FOR REDEMPTION BY EITHER DELIVERING YOUR SHARE CERTIFICATE TO THE TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DWAC SYSTEM. IF THE BUSINESS

COMBINATION IS NOT COMPLETED, THEN THESE TENDERED SHARES WILL NOT BE REDEEMED FOR CASH AND WILL BE RETURNED TO THE APPLICABLE SHAREHOLDER. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BROKER OR BANK TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS.

Revoking Your Proxy

If you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

•        you may send another proxy card with a later date;

•        if you are a record holder, you may notify our proxy solicitor, Advantage proxy, in writing before the Extraordinary General Meeting that you have revoked your proxy; or

•        you may attend the Extraordinary General Meeting (including by virtual attendance), revoke your proxy, and vote during the meeting, as indicated above.

Who Can Answer Your Questions About Voting Your Shares

If you have any questions about how to vote or direct a vote in respect of your AIMA Ordinary Shares, you may call Advantage proxy, our proxy solicitor, with individual call toll-free at (877) 870-8565 and banks and brokers call at (206) 870-8565.

No Additional Matters May Be Presented at the Extraordinary General Meeting

This Extraordinary General Meeting has been called only to consider the approval of the Proposals.

Redemption Rights

Pursuant to Aimfinity’s Current Charter, a holder of AIMA Public Share has the right to have its public shares redeemed for cash equal to its pro rata share of the aggregate amount on deposit in the Trust Account calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the Trust Account (net of taxes payable) and not previously released to Aimfinity to pay its taxes in connection with the Business Combination.

If you are a Public Shareholder and you seek to have your shares redeemed, you must submit your request in writing that we redeem your AIMA Public Shares for cash no later than 5:00 p.m. Eastern Time on March 24, 2025 (two business days before the Extraordinary General Meeting). The request must be signed by the applicable shareholder in order to validly request redemption. A shareholder is not required to submit a proxy card or vote in order to validly exercise redemption rights. The request must identify the holder of the shares to be redeemed and must be sent to VStock at the following address:

VStock Transfer, LLC
18 Lafayette Place
Woodmere, NY 11598
Attn: Chief Executive Officer

You must tender the AIMA Class A Ordinary Shares underlying the AIMA New Units for which you are electing redemption by two (2) business days before the Extraordinary General Meeting by either:

•        Delivering certificates representing AIMA New Units to Aimfinity’s transfer agent, or

•        Delivering the AIMA New Units electronically through the DWAC system.

Any corrected or changed written demand of redemption rights must be received by Aimfinity’s transfer agent two business days before the Extraordinary General Meeting. No demand for redemption will be honored unless the holder’s AIMA New Units have been delivered (either physically or electronically) to the transfer agent at least two (2) business days prior to the vote at the Extraordinary General Meeting.

Public Shareholders may seek to have their shares redeemed regardless of whether they vote for or against the Business Combination and whether or not they are holders of AIMA Ordinary Shares as of the Record Date. Any Public Shareholder who holds AIMA Ordinary Shares on or before March 24, 2025 (two business days before the Extraordinary General Meeting) will have the right to demand that his, her or its shares be redeemed for a pro rata share of the aggregate amount then on deposit in the Trust Account, less any taxes then due but not yet paid, at the consummation of the Business Combination.

In connection with tendering your shares for redemption, you must elect either to physically tender your AIMA New Units certificates to Aimfinity’s transfer agent or deliver your AIMA New Units to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, in each case, two business days before the Extraordinary General Meeting.

Through the DWAC system, this electronic delivery process can be accomplished by contacting your broker and requesting delivery of your shares through the DWAC system. Delivering AIMA New Units physically may take significantly longer. In order to obtain a physical share certificate, a shareholder’s broker and/or clearing broker, DTC, and Aimfinity’s transfer agent will need to act together to facilitate this request. It is Aimfinity’s understanding that Aimfinity shareholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. Aimfinity does not have any control over this process or over the brokers or DTC, and it may take longer than two weeks to obtain a physical certificate. Aimfinity shareholders who request physical share certificates and wish to redeem may be unable to meet the deadline for tendering their AIMA New Units before exercising their redemption rights and thus will be unable to redeem their AIMA New Units.

In the event that a shareholder tenders its shares and decides prior to the consummation of the Business Combination that it does not want to redeem its shares, the shareholder may withdraw the tender. In the event that a shareholder tenders shares and the Business Combination is not completed, these shares will not be redeemed for cash and the physical certificates representing the AIMA New Units will be returned to the shareholder promptly following the determination that the Business Combination will not be consummated. Aimfinity anticipates that a shareholder who tenders shares for redemption in connection with the vote to approve the Business Combination would receive payment of the redemption price for such shares soon after the completion of the Business Combination. The AIMA Class 2 Warrants within such redeemed AIMA New Units will be forfeited and cancelled.

If properly demanded by Aimfinity Public Shareholders, Aimfinity will redeem each AIMA Public Share into a pro rata portion of the funds available in the Trust Account, calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the Trust Account (net of taxes payable) and not previously released to Aimfinity to pay its taxes. As of the Record Date, this would amount to approximately $12.08 per share. If you exercise your redemption rights, you will be exchanging your AIMA Public Shares for cash and will no longer own the AIMA Public Shares. The following table demonstrates the book value of shares owned by non-redeeming shareholders at each of the following redemption levels:

	Book Value (deficit) per share assuming no warrants were issued to founder in connection with AIMA’s initial public offering	Book Value per share assuming no rights were issued to founders in connection with AIMA’s initial public offering	Book value per share assuming that no founders shares were issued to AIMA’s sponsor	Book value per share assuming no rights or warrants were issued to AIMA’s founders, and that no founders shares were issued
Assuming No redemptions(1)	$0.42	$0.42	$12.63	$12.63
Assuming 25% of maximum redemptions(1)	$0.10	$0.10	$12.73	$12.73
Assuming 75% of maximum redemptions(1)	$0.51	$0.51	$12.56	$12.56
Assuming Maximum redemptions	$0.51	$0.51	$12.55	$12.55

____________

(1)      On July 27, 2023, April 23, 2024 and January 9, 2025, 4,076,118, 860,884 and 1,996,522 Aimfinity’s Public Shares were redeemed, respectively. The assumptions of no redemptions, 25% and 75% redemptions of Aimfinity’s Public Shares were based on the remaining 1,116,476 AIMA Ordinary Shares.

All outstanding public warrants will continue to be outstanding notwithstanding the actual redemptions. Assuming maximum redemptions, the value of our outstanding AIMA Warrants was approximately $0.026 based on the closing price of the AIMA Class 1 Warrants of $0.026 on The Nasdaq Global Market as of February 25, 2025. The potential for the issuance of a substantial number of additional PubCo Ordinary Shares upon exercise of these warrants could make the post-Business Combination company less attractive to investors. Any such issuance will increase the number of issued and outstanding PubCo Ordinary Shares and reduce the value of the outstanding PubCo Ordinary Shares. Therefore, the outstanding AIMA Warrants could have the effect of depressing AIMA’s share price.

Notwithstanding the foregoing, a holder of the public shares, together with any affiliate of his or her or any other person with whom he or she is acting in concert or as a “group” (as defined in Section 13(d)-(3) of the Exchange Act) will be restricted from seeking redemption rights with respect to more than 20% of AIMA Ordinary Shares. If too many Public Shareholders exercise their redemption rights, we may not be able to meets certain closing conditions, and as a result, would not be able to proceed with the Business Combination.

Public Shareholders who wish to redeem their Public Shares and who hold AIMA New Units do not need to separate their AIMA New Units, and may submit AIMA New Units for redemption of such Public Shares. Holders of outstanding AIMA Units must separate the underlying AIMA New Units and AIMA Class 1 Warrants prior to exercising redemption rights with respect to the AIMA Ordinary Shares. If AIMA Units are registered in a holder’s own name, the holder must deliver the certificate for its AIMA Units to the transfer agent with written instructions to separate the AIMA Units into their individual component parts. This must be completed far enough in advance to permit the mailing of the certificates back to the holder so that the holder may then exercise his, her or its redemption rights upon the separation of the AIMA New Units from the AIMA Units.

If a broker, dealer, commercial bank, trust company or other nominee holds AIMA Units for an individual or entity (such individual or entity, the “beneficial owner”), the beneficial owner must instruct such nominee to separate the beneficial owner’s AIMA Units into their individual component parts. The beneficial owner’s nominee must send written instructions by facsimile to the transfer agent. Such written instructions must include the number of AIMA Units to be separated and the nominee holding such AIMA Units. The beneficial owner’s nominee must also initiate electronically, using DTC’s DWAC system, a withdrawal of the relevant AIMA Units and a deposit of an equal number of AIMA New Units and AIMA Class 1 Warrants. This must be completed far enough in advance to permit the nominee to exercise the beneficial owner’s redemption rights upon the separation of the AIMA New Units from the AIMA Units. While this is typically done electronically the same business day, beneficial owners should allow at least one full business day to accomplish the separation. If beneficial owners fail to cause their AIMA Units to be separated in a timely manner, they will likely not be able to exercise their redemption rights.

Tendering Ordinary Share Certificates in connection with Redemption Rights

Aimfinity is requiring the Aimfinity Public Shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their AIMA New Units certificates to Aimfinity’s transfer agent, or to deliver their AIMA New Units to the transfer agent electronically using Depository Trust Company’s DWAC System, at the holder’s option two business days prior to the Extraordinary General Meeting. The need to deliver AIMA New Units is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated.

Any request for redemption, once made, may be withdrawn at any time up to two business days before the Extraordinary General Meeting. Furthermore, if a shareholder delivered his certificate for redemption and subsequently decided prior to two business days before the Extraordinary General Meeting not to elect redemption, he may simply request that the transfer agent return the certificate (physically or electronically).

A redemption payment will only be made in the event that the proposed Business Combination is consummated. If the proposed Business Combination is not completed for any reason, then Public Shareholders who exercised their redemption rights would not be entitled to receive the redemption payment. In such case, Aimfinity will promptly return the share certificates to the Public Shareholder.

Proxies and Proxy Solicitation Costs

We are soliciting proxies on behalf of the Aimfinity board of directors. This solicitation is being made by mail but also may be made by telephone or in person. Aimfinity and its directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. Any solicitation made and information provided in such a solicitation will be consistent with the written proxy statement/prospectus and proxy card. Advantage Proxy, a proxy solicitation firm that Aimfinity has engaged to assist it in soliciting proxies, will be paid its customary fee and be reimbursed out-of-pocket expenses.

Aimfinity will ask banks, brokers and other institutions, nominees and fiduciaries to forward its proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. Aimfinity will reimburse them for their reasonable expenses.

PROPOSAL NO. 1
THE REINCORPORATION MERGER PROPOSAL

The discussion in this proxy statement/prospectus of the Business Combination and the principal terms of the Merger Agreement, is subject to, and is qualified in its entirety by reference to, the Merger Agreement. The full text of the Merger Agreement and the Plan of Merger is attached hereto as Annex A, and the full text of the Plan of Merger to be with the Registrar of Companies of the Cayman Islands attached as Annex D, which is incorporated by reference herein.

Purpose of the Reincorporation Merger Proposal

The purpose of the Reincorporation Merger is to establish a Cayman Islands exempted company as the parent entity of Docter that would be a “foreign private issuer” as that term is defined under the Exchange Act. As a result of the Reincorporation Merger, the Aimfinity shareholders will no longer be shareholders of Aimfinity and (other than the Aimfinity shareholders who exercise their redemption rights or dissenter rights) will become shareholders of PubCo, a foreign private issuer. As a foreign private issuer, PubCo will be exempt from compliance with certain of the rules under the Exchange Act.

As a foreign private issuer, PubCo will be exempt from the rules under the Exchange Act, prescribing the furnishing and content of proxy statements, and PubCo’s officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, PubCo will not be required under the Exchange Act to file quarterly periodic reports and financial statements with the SEC, and will not be required to disclose in its periodic reports all of the information that U.S. domestic issuers are required to disclose. PubCo will also be permitted to follow corporate governance practices in accordance with Cayman Islands law in lieu of most of the corporate governance rules set forth by Nasdaq. As a result, PubCo’s corporate governance practices will differ in some respects from those required to be followed by U.S. companies listed on a national securities exchange.

Summary of the Reincorporation Merger

Immediately prior to the Reincorporation Merger Effective Time, Aimfinity’s issued and outstanding securities shall consist of (i) AIMA Units, each consisting of one AIMA Class 1 Warrant and one AIMA New Unit, (ii) AIMA New Units, each consisting of one AIMA Class A Ordinary Share and one-half of one AIMA Class 2 Warrant, (iii) AIMA Class A Ordinary Shares, (iv) AIMA Class B Ordinary Shares, (v) AIMA Class 1 Warrants, (vi) AIMA Class 2 Warrants; and (vii) AIMA Private Placement Units, each consisting of one AIMA Class A Ordinary Shares, one AIMA Class 1 Warrant and one-half of one AIMA Class 2 Warrant. AIMA Class A Ordinary Shares and AIMA Class B Ordinary Shares are collectively referred as “AIMA Ordinary Shares.” AIMA Class 1 Warrants and AIMA Class 2 Warrants are collectively referred as “AIMA Warrants.” AIMA Units are currently listed on Nasdaq under the symbol “AIMAU,” AIMA New Units are currently listed on Nasdaq under the symbol “AIMBU,” and AIMA Class 1 Warrants are currently listed on Nasdaq under the symbol “AIMAW.” However, the AIMA New Units will not separate into AIMA Class A Ordinary Shares and AIMA Class 2 Warrants, and AIMA Class A Ordinary Shares and AIMA Class 2 Warrants will not trade separately, unless and until the Closing. As provided in Aimfinity’s IPO prospectus dated April 26, 2022 and the Aimfinity Warrant Agreement dated April 25, 2022, the holders of AIMA New Units will forfeit their AIMA Class 2 Warrants in the event that they elect to redeem AIMA Public Shares underlying AIMA New Units in connection with the Business Combination.

At the Reincorporation Merger Effective Time, Aimfinity will merge with and into PubCo, as a result of which, the separate corporate existence of Aimfinity will cease and PubCo will continue as the surviving corporation. In connection with the Reincorporation Merger:

•        each issued and outstanding AIMA Unit will automatically separate into one AIMA Class 1 Warrant and one AIMA New Unit;

•        upon the Separation of AIMA Units, each issued and outstanding AIMA New Unit (except for AIMA Class 2 Warrants attached to AIMA Public Shares that are redeemed prior to the Reincorporation Effective Time which will be forfeited in connection with the redemption) will automatically separate into one AIMA Class A Ordinary Share and one-half of one AIMA Class 2 Warrant;

•        each issued and outstanding AIMA Private Placement Unit will automatically separate into one AIMA Class A Ordinary Share, one AIMA Class 1 Warrant and one-half of one Class 2 Warrant;

•        each issued and outstanding AIMA Ordinary Share will be converted automatically into one PubCo Ordinary Share; and

•        each issued and outstanding AIMA Warrant shall be converted automatically into one redeemable PubCo Warrant, exercisable for one PubCo Ordinary Share at an exercise price of $11.50.

Differences between PubCo’s Memorandum and Articles of Association and AIMA’s Memorandum and Articles of Association

Following is a summary of the material differences between the Memorandum and Articles of Association of PubCo to be in effect following the Business Combination and Aimfinity’s Current Charter:

•        The name of the new public entity will be “Inkwater Holding Inc.” as opposed to “Aimfinity Investment Corp. I”;

•        PubCo has 500,000,000 ordinary shares authorized, as opposed to Aimfinity having 200,000,000 Class A ordinary shares, 20,000,000 Class B ordinary shares and 1,000,000 preference shares authorized;

•        As opposed to Aimfinity’s dual-class structure, PubCo will have a one-class structure, with only PubCo Ordinary Shares to be issued.

•        PubCo’s corporate existence is perpetual as opposed to Aimfinity’s corporate existence terminating if a business combination is not consummated by Aimfinity within a specified period of time; and

•        PubCo’s constitutional documents do not include the various provisions applicable only to special purpose acquisition companies contained in Aimfinity’s Current Charter.

Authorized but unissued ordinary shares may enable PubCo’s board of directors to render it more difficult or to discourage an attempt to obtain control of PubCo and thereby protect continuity of or entrench its management, which may adversely affect the market price of PubCo’s securities. For example, if, in the due exercise of its fiduciary obligations, PubCo’s board of directors were to determine that a takeover proposal were not in the best interests of PubCo, such shares could be issued by the board of directors without shareholder approval in one or more private placements or other transactions that might prevent or render more difficult or make more costly the completion of any attempted takeover transaction by diluting voting or other rights of the proposed acquirer or insurgent shareholder group, by creating a substantial voting bloc in institutional or other hands that might support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise. The authorization of additional shares will, however, enable PubCo to have the flexibility to authorize the issuance of shares in the future for financing its business, for acquiring other businesses, for forming strategic partnerships and alliances and for share dividends and share subdivisions. PubCo currently has no such plans, proposals, or arrangements, written or otherwise, to issue any of the additional authorized shares for such purposes.

A copy of PubCo’s Memorandum and Articles of Association, as will be in effect upon consummation of the Business Combination, is attached to this proxy statement/prospectus as Annex B. See also the Section entitled Comparison of Shareholder’s Rights on page 232 of this proxy statement/prospectus. See also “Proposal No. 5 — PubCo Charter Proposal”).

Material U.S. Federal Income Tax Consequences

The following is a discussion of the material U.S. federal income tax consequences (i) of the Reincorporation Merger to U.S. Holders (defined below) of AIMA Units, AIMA New Units, AIMA Ordinary Shares (excluding any redeemed shares), and AIMA Warrants (collectively, the “Aimfinity securities”), (ii) of the Deemed Domestication to U.S. Holders Aimfinity securities, (iii) of the ownership and disposition of PubCo Ordinary Shares and PubCo Warrants (collectively, the “PubCo securities”) received in the Business Combination by U.S. Holders, and (iv) of the exercise of redemption rights by U.S. Holders of Aimfinity securities.

This discussion is based on provisions of the Code, the Treasury Regulations promulgated thereunder (whether final, temporary, or proposed), administrative rulings of the IRS, and judicial decisions, all as in effect on the date hereof, and all of which are subject to differing interpretations or change, possibly with retroactive effect. This discussion does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a holder as a result of the Business Combination or as a result of the ownership and disposition of PubCo securities. In addition, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular holders nor does it take into account the individual facts and circumstances of any particular holder that may affect the U.S. federal income tax consequences to such holder, and accordingly, holders of Aimfinity securities should consult their own tax advisors or counsel in light of their particular circumstances. This discussion does not address the U.S. federal 3.8% Medicare tax imposed on certain net investment income or any aspects of U.S. federal taxation other than those pertaining to the income tax, nor does it address any tax consequences arising under any tax laws other than U.S. federal income tax law, such as gift or estate tax laws, U.S. state and local, or non-U.S. tax laws, except as discussed herein, any tax reporting obligations of a holder of Aimfinity securities or PubCo securities. Holders should consult their own tax advisors regarding such tax consequences in light of their particular circumstances.

No ruling has been requested or will be obtained from the IRS regarding the U.S. federal income tax consequences of the Business Combination or any other related matter; thus, there can be no assurance that the IRS will not challenge the U.S. federal income tax treatment described below or that, if challenged, such treatment will be sustained by a court.

This discussion is limited to considerations relevant to U.S. Holders that hold Aimfinity securities and, after the completion of the Business Combination, PubCo securities, as “capital assets” within the meaning of section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be important to holders in light of their individual circumstances, including holders subject to special treatment under the U.S. tax laws, such as, for example:

•        banks or other financial institutions, underwriters, or insurance companies;

•        traders in securities who elect to apply a mark-to-market method of accounting;

•        real estate investment trusts and regulated investment companies;

•        tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts;

•        expatriates or former long-term residents of the United States;

•        subchapter S corporations, partnerships or other pass-through entities or investors in such entities;

•        dealers or traders in securities, commodities or currencies;

•        grantor trusts;

•        persons subject to the alternative minimum tax;

•        U.S. persons whose “functional currency” is not the U.S. dollar;

•        persons who received AIMA Ordinary Shares through the issuance of restricted stock under an incentive plan or through a tax-qualified retirement plan or otherwise as compensation;

•        persons who own (directly or through attribution) 5% or more (by vote or value) of the outstanding AIMA Ordinary Shares, or, after the Business Combination, the issued PubCo Ordinary Shares (excluding treasury shares);

•        holders holding Aimfinity securities, or, after the Business Combination, PubCo securities, as a position in a “straddle,” as part of a “synthetic security” or “hedge,” as part of a “conversion transaction,” or other integrated investment or risk reduction transaction;

•        controlled foreign corporations, passive foreign investment companies, or foreign corporations with respect to which there are one or more United States shareholders within the meaning of Treasury Regulation Section 1.367(b)-3(b)(1)(ii); or

•        the Sponsor or its affiliates.

As used in this proxy statement/prospectus, the term “U.S. Holder” means a beneficial owner of Aimfinity securities, and, after the Business Combination, PubCo securities received in the Business Combination, that is, for U.S. federal income tax purposes:

•        an individual who is a citizen or resident of the United States;

•        a corporation (or other entity that is classified as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States or any State thereof or the District of Columbia;

•        an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•        a trust (i) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

If a partnership, including for this purpose any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes, holds Aimfinity securities, and, after the completion of the Business Combination, PubCo securities received in the Business Combination, the U.S. federal income tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. A holder that is a partnership and the partners in such partnership should consult their own tax advisors with regard to the U.S. federal income tax consequences of the Business Combination and the subsequent ownership and disposition of PubCo securities received in the Business Combination.

Because AIMA Units will be separated into their component parts immediately prior to the consummation of the Business Combination, a beneficial owner of an AIMA Unit should be treated as the owner of the underlying component Aimfinity securities for U.S. federal income tax purposes. The discussion below with respect to Aimfinity securities should also apply to holders of AIMA Units (as the deemed owner of the underlying component Aimfinity securities).

THIS DISCUSSION DOES NOT PURPORT TO BE A COMPREHENSIVE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE BUSINESS COMBINATION. IN ADDITION, THE U.S. FEDERAL INCOME TAX TREATMENT OF THE BENEFICIAL OWNERS OF AIMFINITY SECURITIES OR PUBCO SECURITIES MAY BE AFFECTED BY MATTERS NOT DISCUSSED HEREIN AND DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. HOLDERS OF AIMFINITY SECURITIES SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE BUSINESS COMBINATION AND OF THE OWNERSHIP AND DISPOSITION OF PUBCO SECURITIES AFTER THE BUSINESS COMBINATION, INCLUDING THE APPLICABILITY AND EFFECTS OF U.S. FEDERAL, STATE, LOCAL, AND OTHER TAX LAWS.

U.S. Federal Income Tax Consequences of the Reincorporation Merger to U.S. Holders

The following discussion, — U.S. Federal Income Tax Consequences of the Reincorporation Merger to U.S. Holders,” constitutes the opinion of Messina Madrid Law PA, tax counsel to Aimfinity, as to the material U.S. federal income tax consequences of the Reincorporation Merger to U.S. Holders of Aimfinity securities, subject to the limitations, exceptions, beliefs, assumptions, and qualifications described in such opinion and otherwise herein.

The U.S. federal income tax consequences of the Business Combination to U.S. Holders will depend on whether the Reincorporation Merger qualifies as a “reorganization” under the provisions of Section 368 of the Code. The Reincorporation Merger should qualify as a reorganization. However, the provisions of the Code that govern reorganizations are complex and are based on typical transaction structures effected under U.S. law. U.S. Holders should be aware that the completion of the Business Combination is not conditioned on the receipt of an opinion of counsel that Business Combination qualifies as a “reorganization”, and that PubCo has not requested and does not intend to request a ruling from the IRS with respect to the U.S. federal income tax treatment of the Business Combination. There can be no assurance that the IRS will not take a contrary position to views expressed herein or that a court will not agree with a contrary position of the IRS.

Although U.S. shareholders generally do not recognize gain or loss on the receipt of stock pursuant to a “reorganization” under Section 368 of the Code, Section 367(a) of the Code and Treasury Regulations promulgated thereunder require, 5 Percent Holders who do not enter into a GRA under applicable Treasury Regulations to recognize gain (but not loss) with respect to certain cross-border reorganizations. However, Section 367(a) should not apply to the Reincorporation Merger in a manner that causes gain recognition to such 5 Percent Holders, unless the exchange of Aimfinity securities for PubCo securities is considered to be an indirect stock transfer under the applicable Treasury Regulations. For this purpose, an indirect stock transfer may occur if PubCo transfers the assets it acquires from Aimfinity pursuant to the Reincorporation Merger to certain subsidiary corporations in connection with the Business Combination. There are significant factual and legal uncertainties concerning the determination of whether the requirements of Section 367(a) will be satisfied which are not discussed herein. The rules under Section 367(a) of the code and Section 368 of the Code are complex and there is limited guidance as to their application, particularly with regard to indirect stock transfers in cross-border reorganizations. If you believe that you will be a 5 Percent Holder, you are strongly urged to consult your tax advisor regarding the effect of the Business Combination to you taking into account the rules of Section 367(a) of the Code (including the possibility of entering into a GRA under applicable Treasury Regulations). In addition, U.S. Holders may be subject to the PFIC rules discussed below “— Passive Foreign Investment Company Status.” Accordingly, no assurance can be given as to whether an indirect stock transfer will occur in connection with the Business Combination or that U.S. Holders will not recognize gain, if any, as a result of the exchange of Aimfinity securities for PubCo securities.

Because the Reincorporation Merger will occur immediately prior to the redemption of U.S. Holders that exercise redemption rights with respect to AIMA Ordinary Shares, U.S. Holders exercising such redemption rights will be subject to the potential tax consequences of the Reincorporation Merger. All holders considering exercising redemption rights with respect to their public shares are urged to consult with their tax advisors with respect to the potential tax consequences to them of the Reincorporation Merger and exercise of redemption rights in light of their particular circumstances.

If the Reincorporation Merger Qualifies as a Reorganization

Subject to the PFIC rules discussed below, if the Reincorporation Merger qualifies as a “reorganization” under the provisions of Section 368 of the Code and provided that it is not treated as an indirect stock transfer, a U.S. Holder that exchanges its Aimfinity securities pursuant to the Reincorporation Merger should not recognize gain or loss on the exchange of Aimfinity securities for PubCo securities. The aggregate adjusted tax basis of a U.S. Holder in the PubCo Ordinary Shares received as a result of the Reincorporation Merger should equal the aggregate adjusted tax basis of the AIMA Ordinary Shares surrendered in the exchange, and the aggregate adjusted tax basis in the PubCo Warrants received as a result of such exchange should equal the aggregate adjusted tax basis of the AIMA Warrants surrendered in the exchange. A U.S. Holder’s holding period for the PubCo securities received in the exchange should include the holding period for the Aimfinity securities surrendered in the exchange.

If Section 367(a) of the Code applies to the Reincorporation Merger, as described above, a 5 Percent Holder who does not enter into a GRA under applicable Treasury Regulations, may be required to recognize gain (but not loss) as a result of the Reincorporation Merger. Because the Reincorporation Merger will occur immediately prior to the redemption of holders that exercise redemption rights with respect to AIMA Ordinary Shares, U.S. Holders exercising such redemption rights will be subject to the potential tax consequences of Section 367 of the Code as a result of the Reincorporation Merger.

If the Reincorporation Merger Does Not Qualify as a Reorganization

If the Reincorporation Merger fails to qualify as a “reorganization” under the provisions of Section 368 of the Code, and subject to the PFIC rules discussed below under the heading “— Passive Foreign Investment Company Status,” a U.S. Holder that exchanges its Aimfinity securities for PubCo securities in the Reincorporation Merger will recognize gain or loss equal to the difference between (i) the fair market value of the PubCo securities received and (ii) the U.S. Holder’s adjusted tax basis in the Aimfinity securities exchanged therefor. A U.S. Holder’s aggregate tax basis in the PubCo securities received will be the fair market value of those securities of the Reincorporation Merger. The U.S. Holder’s holding period for the PubCo securities received pursuant to the Reincorporation Merger will begin on the day after the date of the Reincorporation Merger.

Such gain or loss will be capital gain or loss and will be a long-term capital gain or loss if the U.S. Holder’s holding period for the Aimfinity securities exceeds one year at the time of the Reincorporation Merger. Long-term capital gains of non-corporate U.S. Holders, including individuals, currently are subject to reduced rates of U.S. federal income taxation. However, it is unclear whether the redemption rights with respect to the AIMA Ordinary Shares may prevent a U.S. Holder from satisfying the applicable holding period requirement. The deductibility of capital losses is subject to limitations under the Code. Any such gain or loss recognized by a U.S. Holder will generally be treated as U.S. source gain or loss.

Notwithstanding the foregoing, if the Reincorporation Merger fails to qualify as a “reorganization” under the provisions of Section 368 of the Code and Aimfinity has been a PFIC for any taxable year during the holding period of a U.S. Holder (and a U.S. Holder of Aimfinity securities has not made certain elections with respect to its Aimfinity securities), such U.S. Holder would be subject to tax under the PFIC rules on any gain on the exchange of its Aimfinity securities for the consideration under the Business Combination, as discussed below, “Material U.S. Federal Income Tax Consequences — Passive Foreign Investment Company Status.”

U.S. Holders should consult their own tax advisors as to the particular consequences to them of the exchange of Aimfinity securities for PubCo securities pursuant to the Reincorporation Merger, the qualification of the Reincorporation Merger as a “reorganization”, and the potential application of Section 367(a) to the Reincorporation Merger in light of their particular circumstances.

Tax Residency of PubCo for U.S. Federal Income Tax Purposes

Although PubCo is incorporated under the laws of the Cayman Islands, we expect it will be treated as a U.S. corporation (and therefore a U.S. tax resident) for U.S. federal income tax purposes pursuant to Section 7874 of the Code if the Business Combination is completed. For U.S. federal income tax purposes, a corporation is generally considered a U.S. or “domestic” corporation (or U.S. tax resident) if it is organized in the United States, and a corporation is generally considered a “foreign” or non-U.S. corporation (or non-U.S. tax resident) if it is not organized in the United States. Because PubCo is an entity incorporated under the laws of the Cayman Islands, it would generally be classified as a non-U.S. corporation (or non-U.S. tax resident) absent the Business Combination. Section 7874 of the Code provides an exception under which a corporation organized outside the U.S. may, in certain circumstances, be treated as a U.S. corporation for U.S. federal income tax purposes.

Under Section 7874 of the Code, a corporation created or organized outside the United States will nevertheless be treated as a U.S. corporation for U.S. federal income tax purposes if the following conditions are met: (i) the non-U.S. corporation directly or indirectly acquires substantially all of the assets held directly or indirectly by a U.S. corporation, including the indirect acquisition of assets of the U.S. corporation by acquiring the outstanding shares of the U.S. corporation (the consummation of the Business Combination will satisfy this requirement), (ii) the shareholders of the acquired U.S. corporation hold, by vote or value, at least 80% of the shares of the non-U.S. acquiring corporation after the acquisition by reason of holding shares in the U.S. acquired corporation (the “Section 7874 Percentage”), and (iii) the non-U.S. corporation’s “expanded affiliated group” does not have substantial business activities in the country in which the non-U.S. corporation is created or organized relative to such expanded affiliated group’s worldwide activities (a transaction that satisfies all the requirements (i) through (iii) is referred to herein as an “80% Inversion”).

As noted above, an 80% Inversion will not occur if, after the acquisition, the “expanded affiliated group” which includes the non-U.S. acquiring corporation has “substantial business activities” in the foreign country in which, or under the law of which, the non-U.S. corporation is created or organized when compared to the total business activities of such expanded affiliated group (the “Substantial Business Activities Exception”). In order to satisfy the Substantial Business Activities Exception, at least 25% of the employees (by headcount and compensation), real and tangible assets and gross income of the non-U.S. acquiring corporation’s “expanded affiliated group” must be based, located and derived, respectively, in the country in which the non-U.S. acquiring corporation is a tax resident after the acquisition. We believe that PubCo will not satisfy the Substantial Business Activities Test because it is a blank check company without substantial business activities in the Cayman Islands.

For purposes of determining the Section 7874 Percentage, Section 7874 of the Code and the Treasury Regulations promulgated thereunder (the “Section 7874 Regulations”) provide for a number of complex rules. One such rule is that certain shares issued by the non-U.S. acquiring corporation in exchange for cash in a transaction related to the acquisition of a U.S. corporation will be disregarded in determining the Section 7874 Percentage. Another rule in the

Section 7874 Regulations disregards certain shares of the non-U.S. acquiring corporation if a threshold percentage of the corporation’s value is attributable to certain passive assets. We believe that AIMA Public Shares issued in the IPO and the AIMA Founder Shares will be disregarded in determining the Section 7874 Percentage because such shares were issued in exchange for cash in connection with a business combination. Moreover, because more than 50% of PubCo’s value is expected to be attributable to cash, a substantial portion of PubCo’s stock is expected to be disregarded for purposes of determining whether the Business Combination results in an 80% Inversion. As a result, we believe that the Section 7874 Percentage of Docter Stockholders in PubCo will be 80% or more as a result of the Merger.

Based upon the terms of the Business Combination and the rules for determining the Section 7874 Percentage under Section 7874 of the Code and the Section 7874 Regulations, we believe that the Acquisition Merger will result in an 80% Inversion. Accordingly, PubCo is expected to be treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code if the Business Combination is completed.

The remainder of this discussion assumes that PubCo will be treated as a U.S. corporation for U.S. federal income tax purposes.

EACH INVESTOR SHOULD CONSULT WITH, AND RELY SOLELY UPON, ITS TAX ADVISOR REGARDING THE CONSEQUENCES OF THE BUSINESS COMBINATION BEING TREATED AS AN 80% INVERSION.

U.S. Federal Income Tax Consequences of the Deemed Domestication to U.S. Holders

As a result of the 80% Inversion, pursuant to the Section 7874 Regulations, PubCo will be deemed to convert from a non-U.S. corporation to a U.S. corporation in a reorganization described in Section 368(a)(1)(F) of the Code that occurs at the end of the day immediately preceding the Business Combination (the “Deemed Domestication”). Therefore, subject to certain rules discussed under “ — Effects of Section 367(b) Resulting from the Deemed Domestication” and “— PFIC Considerations Regarding the Deemed Domestication,” the following should be deemed to occur for U.S. federal income tax purposes:

•        PubCo should be deemed to (i) transfer all of its assets and liabilities to a newly formed U.S. corporation in exchange for all of the outstanding common stock and warrants of such U.S. corporation, and then (ii) distribute such common stock and warrants to the shareholders of PubCo in a deemed liquidation of PubCo, and the taxable year of PubCo should end on the day immediately preceding the Business Combination;

•        a U.S. Holder that is deemed to exchange its PubCo Securities in the Deemed Domestication should not recognize any gain or loss on such exchange;

•        the tax basis of a security deemed to have been received by a U.S. Holder in the Deemed Domestication should be equal to the U.S. Holder’s adjusted tax basis in the PubCo Security deemed to be surrendered in exchange therefor; and

•        the holding period for a security deemed to have been received by a U.S. Holder should include such U.S. Holder’s holding period for the PubCo Security deemed to be surrendered in exchange therefor.

The Deemed Domestication is mandated by Section 7874 of the Code and the 7874 Regulations in connection with an 80% Inversion but will only happen for U.S. federal income tax purposes. PubCo will not actually issue new securities in connection with the Deemed Domestication. Therefore, for all purposes (other than U.S. federal income tax purposes), the U.S. Holders will continue to hold the same PubCo Securities held before the Deemed Domestication, subject to the U.S. federal income tax consequences discussed above. References to PubCo Ordinary Shares, PubCo Warrants and PubCo securities in the remainder of this discussion will include the securities in PubCo (as a U.S. corporation) deemed issued in the Deemed Domestication, as applicable.

In addition, in connection with the Business Combination, PubCo will approve and adopt the Proposed PubCo Charter changing the name of the company to “Inkwater Holding Inc.” The adoption of the Proposed PubCo after the Deemed Domestication and in connection with the Business Combination and the name change are not expected to have any U.S. federal income tax consequences to U.S. Holders.

THE RULES GOVERNING THE U.S. FEDERAL INCOME TAX TREATMENT OF THE DEEMED DOMESTICATION ARE COMPLEX. U.S. HOLDERS OF PUBCO SECURITIES SHOULD CONSULT WITH, AND RELY SOLELY UPON, THEIR TAX ADVISORS REGARDING THE POTENTIAL TAX CONSEQUENCES TO THEM OF THE DEEMED DOMESTICATION.

Effects of Section 367(b) Resulting from the Deemed Domestication

Section 367(b) of the Code applies to certain non-recognition transactions involving non-U.S. corporations, including the Deemed Domestication. When it applies, Section 367(b) imposes U.S. federal income tax on certain U.S. persons in connection with transactions that otherwise would generally be tax-free. Section 367(b) may apply with respect to U.S. Holders on the date of the Deemed Domestication.

A.     U.S. Holders that Own More than 10 Percent (by Vote or Value) of PubCo

A U.S. Holder who on the date of the Deemed Domestication beneficially owns (actually or constructively, including by taking into account a U.S. Holder’s ownership of PubCo Warrants) 10% or more of the total combined voting power of all PubCo Ordinary Shares entitled to vote or 10% or more of the total value of all classes of PubCo stock (a “10% Shareholder”) must include in income as a dividend the “all earnings and profits amount” attributable to the PubCo Ordinary Shares it directly owns, within the meaning of Treasury Regulations under Section 367 of the Code. Complex attribution rules apply in determining whether a U.S. Holder is a 10% Shareholder. U.S. Holders should consult their tax advisors regarding such constructive attribution rules.

A 10% Shareholder’s “all earnings and profits amount” with respect to its PubCo Ordinary Shares is the net positive earnings and profits of PubCo (as determined under Treasury Regulations under Section 367 of the Code) attributable to such PubCo Ordinary Shares (as determined under Treasury Regulations under Section 367 of the Code) but without regard to any gain that would be realized on a sale or exchange of such PubCo Ordinary Shares. Treasury Regulations under Section 367 of the Code provide that the “all earnings and profits amount” attributable to a shareholder’s stock is determined according to the principles of Section 1248 of the Code. In general, Section 1248 of the Code and the Treasury Regulations thereunder provide that the amount of earnings and profits attributable to a block of stock in a foreign corporation is the ratably allocated portion of the foreign corporation’s earnings and profits generated during the period the shareholder held the block of stock.

PubCo does not expect to have significant cumulative net earnings and profits, if any, on the date of the Deemed Domestication. If PubCo’s cumulative net earnings and profits through the date of the Deemed Domestication is less than or equal to zero, then a 10% Shareholder should not be required to include in gross income an “all earnings and profits amount” with respect to its PubCo Ordinary Shares. It is possible, however, that the amount of PubCo’s cumulative net earnings and profits may be greater than expected through the date of the Deemed Domestication in which case a U.S. Holder that is a 10% Shareholder would be required to include its “all earnings and profits amount” in income as a deemed dividend as a result of the Deemed Domestication.

B.      U.S. Holders that Own Less than 10 Percent (by Vote and Value) of PubCo

A U.S. Holder who, on the date of the Deemed Domestication, beneficially owns (actually or constructively, including by taking into account a U.S. Holder’s ownership of PubCo Warrants) PubCo Ordinary Shares with a fair market value of $50,000 or more but is not a 10% Shareholder, will recognize gain (but not loss) with respect to the Deemed Domestication or, in the alternative, may elect to recognize the “all earnings and profits” amount attributable to such U.S. Holder, as described below.

Unless a U.S. Holder makes the “all earnings and profits” election described below, such U.S. Holder generally must recognize gain (but not loss) in the Deemed Domestication in an amount equal to the excess of the fair market value of such securities deemed to be received in the Deemed Domestication over the U.S. Holder’s adjusted tax basis in the PubCo Ordinary Shares deemed to be surrendered in exchange therefor. Subject to the PFIC rules discussed below, such gain would be capital gain, and would be long-term capital gain if the U.S. Holder held the PubCo Ordinary Shares for longer than one year (subject to the suspension of the applicable holding period for the reasons described in “— U.S. Federal Income Tax Consequences of Ownership and Disposition of PubCo Securities — Sale, Exchange, Redemption or Other Taxable Disposition of PubCo Securities” below).

In lieu of recognizing any gain as described in the preceding paragraph, a U.S. Holder may elect to include in income the “all earnings and profits amount” attributable to its PubCo Ordinary Shares under Section 367(b) of the Code. There are, however, strict conditions for making this election. The election must comply with applicable Treasury Regulations and generally must include, among other things:

•        a statement that the Deemed Domestication is a Section 367(b) exchange (within the meaning of the applicable Treasury Regulations);

•        a complete description of the Deemed Domestication;

•        a description of any stock, securities or other consideration that is deemed to be transferred or received in the Deemed Domestication;

•        a statement describing the amounts required to be taken into account for U.S. federal income tax purposes;

•        a statement that the U.S. Holder is making the election that includes (A) a copy of the information that the U.S. Holder received from PubCo establishing and substantiating the U.S. Holder’s “all earnings and profits amount” with respect to the U.S. Holder’s PubCo Ordinary Shares and (B) a representation that the U.S. Holder has notified PubCo that the U.S. Holder is making the election; and

•        certain other information required to be furnished with the U.S. Holder’s U.S. federal income tax return or otherwise furnished pursuant to the Code or the Treasury Regulations.

The election must be attached by the electing U.S. Holder to such U.S. Holder’s timely filed U.S. federal income tax return for the year in which it realizes income from the Deemed Domestication, and the U.S. Holder must send notice that it is making the election to PubCo no later than the date such tax return is filed.

PubCo does not expect to have significant cumulative earnings and profits, if any, on the date of the Deemed Domestication. However, as noted above, if it were determined that PubCo had positive earnings and profits through the date of the Deemed Domestication, a U.S. Holder that makes the election described herein could have an “all earnings and profits amount” with respect to its PubCo Ordinary Shares, and thus could be required to include that amount in income as a deemed dividend under applicable Treasury Regulations as a result of the Deemed Domestication.

EACH U.S. HOLDER SHOULD CONSULT WITH, AND RELY SOLELY UPON, ITS TAX ADVISOR REGARDING THE CONSEQUENCES TO IT OF MAKING THE ELECTION DESCRIBED HEREIN AND THE APPROPRIATE FILING REQUIREMENTS WITH RESPECT TO SUCH ELECTION.

C.     U.S. Holders that Own PubCo Securities with a Fair Market Value of Less than $50,000

A U.S. Holder that is not a 10% Shareholder and who, on the date of the Deemed Domestication, beneficially owns (actually or constructively) PubCo Ordinary Shares with a fair market value of less than $50,000 generally should not be required to recognize any gain or loss under Section 367(b) of the Code in connection with the Deemed Domestication or to include any part of the “all earnings and profits amount” in income.

ALL U.S. HOLDERS SHOULD CONSULT WITH, AND RELY SOLELY UPON, THEIR TAX ADVISORS WITH RESPECT TO THE EFFECT OF SECTION 367(b) OF THE CODE TO THEIR PARTICULAR CIRCUMSTANCES.

PFIC Considerations Regarding the Deemed Domestication

In addition to the discussion under “— Effects of Section 367(b) Resulting from the Deemed Domestication,” the Deemed Domestication may also be a taxable event for U.S. Holders under the “passive foreign investment company” (or “PFIC”) provisions of the Code to the extent PubCo is treated as a PFIC.

A.     PFIC Status of PubCo

In general, a non-U.S. corporation will be treated as a PFIC with respect to a U.S. Holder in any taxable year in which, after applying certain look-through rules, either: (i) at least 75% of its gross income for such taxable year consists of passive income (e.g., dividends, interest, rents (other than rents derived from the active conduct of a trade or business), and gains from the disposition of passive assets) or (ii) the average percentage (ordinarily averaged quarterly over the year) by value of its assets during such taxable year that produce or are held for the production of passive income is at least 50%.

Based upon the composition of income and assets of PubCo and because PubCo is a blank check company with no current business activities, we believe that PubCo likely would be considered a PFIC unless the “start-up exception” applies. Under the start-up exception, a non-U.S. corporation will not be a PFIC for the first taxable year the corporation has gross income (the “start-up year”), if (1) no predecessor of the corporation was a PFIC; (2) the corporation satisfies the IRS that it will not be a PFIC for either of the two taxable years following the start-up year; and (3) the corporation is not in fact a PFIC for either of those years. AIMA has determined that its start-up year is 2022 because AIMA first realized gross income in 2022. We believe PubCo was a PFIC for its 2023 taxable year. Therefore, we do not believe that the start-up exception applies to prevent PubCo from being treated as a PFIC. Accordingly, we believe that PubCo was a PFIC for its 2023 and 2022 taxable years and expect it to be a PFIC for the taxable year which ends as a result of the Deemed Domestication.

The following discussion assumes that PubCo is a PFIC and summarizes the effect of the PFIC rules on the Deemed Domestication to U.S. Holders

B.      Effects of PFIC Rules on the Deemed Domestication

As discussed above, PubCo believes that it will be classified as a PFIC for U.S. federal income tax purposes. Section 1291(f) of the Code requires that, to the extent provided in the Treasury Regulations, a U.S. Holder that disposes of stock of a PFIC (including for this purpose exchanging warrants of a PFIC for newly issued warrants in connection with a domestication transaction) recognizes gain notwithstanding any other provision of the Code. No final Treasury Regulations are currently in effect under Section 1291(f) of the Code. However, proposed Treasury Regulations under Section 1291(f) of the Code have been promulgated, with a retroactive effective date once they become final. Assuming finalized in their proposed form, those proposed Treasury Regulations may require taxable gain recognition by a U.S. Holder with respect to its deemed exchange of PubCo Ordinary Shares and PubCo Warrants in the Deemed Domestication if:

•        PubCo were classified as a PFIC at any time during such U.S. Holder’s holding period for such PubCo Ordinary Shares and PubCo Warrants; and

•        the U.S. Holder had not timely made (a) a QEF Election (as defined below) for the first taxable year in which the U.S. Holder owned such PubCo Ordinary Shares or in which PubCo was a PFIC, whichever is later (or a QEF Election along with a purging election), or (b) a mark-to-market election (as defined below) with respect to such PubCo Ordinary Shares for the first taxable year in which the U.S. Holder owned such PubCo Ordinary Shares or in which PubCo was a PFIC, whichever is later. Generally, regulations provide that neither election applies to warrants.

The U.S. tax on any such recognized gain would be imposed based on a complex set of computational rules. Under these rules:

•        the U.S. Holder’s gain would be allocated ratably over the U.S. Holder’s aggregate holding period for such U.S. Holder’s PubCo Ordinary Shares or PubCo Warrants;

•        the amount of gain allocated to the U.S. Holder’s taxable year in which the U.S. Holder realized the gain, or to the portion of the U.S. Holder’s holding period prior to the first day of PubCo’s taxable year in which PubCo was a PFIC, would be taxed as ordinary income; and

•        the amount of gain allocated to each of the other taxable years (or portions thereof) of the U.S. Holder would be subject to tax at the highest rate of tax in effect for the U.S. Holder for that year; and

•        an interest charge for the deemed deferral benefit would be imposed with respect to the resulting tax attributable to each such other taxable year (or portion thereof).

The proposed Treasury Regulations provide coordinating rules with Section 367(b) of the Code, whereby, if the gain recognition rule of the proposed Treasury Regulations under Section 1291(f) of the Code applies to a disposition of PFIC stock that results from a transfer with respect to which Section 367(b) of the Code requires the shareholder to recognize gain or include an amount in income as discussed under “— Effects of Section 367(b) Resulting from the Deemed Domestication,” the gain realized on the transfer is taxable under the PFIC rules discussed above, and the excess, if any, of the amount to be included in income under Section 367(b) of the Code over the gain realized under Section 1291 of the Code is taxable as provided under Section 367(b) of the Code.

It is difficult to predict whether such proposed regulations will be finalized and, as a result, the impact of such proposed regulations is unclear. Therefore, U.S. Holders of PubCo Ordinary Shares that have not made a timely and effective QEF Election (or a QEF Election along with a purging election) or an MTM Election (each as defined below) may, pursuant to the proposed Treasury Regulations, be subject to taxation under the PFIC rules on the Deemed Domestication with respect to their PubCo Ordinary Shares under the PFIC rules in the manner set forth above. A U.S. Holder that made a timely and effective QEF Election (or a QEF Election along with a purging election) or an MTM Election with respect to its PubCo Ordinary Shares is referred to herein as an “Electing Shareholder” and a U.S. Holder that is not an Electing Shareholder is referred to herein as a “Non-Electing Shareholder.”

The application of the PFIC rules to U.S. Holders of PubCo Warrants is unclear. A proposed Treasury Regulation issued under the PFIC rules generally treats an “option” (which would include a PubCo Warrant) to acquire the stock of a PFIC as stock of the PFIC, while a final Treasury Regulation issued under the PFIC rules provides that the QEF Election does not apply to options and no MTM Election (each as defined below) is currently available with respect to options. Therefore, it is possible that the proposed Treasury Regulations if finalized in their proposed form would apply to cause gain recognition on the deemed exchange of PubCo Warrants for warrants pursuant to the Deemed Domestication. Any gain recognized by a Non-Electing Shareholder of PubCo Ordinary Shares or a U.S. Holder of PubCo Warrants as a result of the Deemed Domestication pursuant to the PFIC rules would be taxable income to such U.S. Holder, taxed under the PFIC rules in the manner set forth above, with no corresponding receipt of cash.

ALL U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE EFFECTS OF THE PFIC RULES ON THE DEEMED DOMESTICATION, INCLUDING THE IMPACT OF ANY PROPOSED OR FINAL TREASURY REGULATIONS.

C.       QEF Election and Mark-to-Market Election

The impact of the PFIC rules on a U.S. Holder of PubCo Ordinary Shares will depend on whether the U.S. Holder has made a timely and effective election to treat PubCo as a “qualified electing fund” under Section 1295 of the Code for the taxable year that is the first year in the U.S. Holder’s holding period of PubCo Ordinary Shares during which PubCo qualified as a PFIC (a “QEF Election”) or if, in a later taxable year, the U.S. Holder made a QEF Election along with a purging election. A purging election creates a deemed sale of the U.S. Holder’s PubCo Ordinary Shares at their then fair market value and requires the U.S. Holder to recognize gain pursuant to the purging election subject to the special PFIC tax and interest charge rules described above. As a result of any such purging election, the U.S. Holder would increase the adjusted tax basis in its PubCo Ordinary Shares by the amount of the gain recognized and, solely for purposes of the PFIC rules, would have a new holding period in its PubCo Ordinary Shares. U.S. Holders are urged to consult their tax advisors as to the application of the rules governing purging elections to their particular circumstances.

A U.S. Holder’s ability to make a timely and effective QEF Election (or a QEF Election along with a purging election) with respect to PubCo is contingent upon, among other things, the provision by PubCo of a “PFIC Annual Information Statement” to such U.S. Holder. As discussed further above, a U.S. Holder is not able to make a QEF Election with respect to PubCo Warrants under applicable final Treasury Regulations. An Electing Shareholder generally would not be subject to the adverse PFIC rules discussed above with respect to its PubCo Ordinary Shares. As a result, such an Electing Shareholder generally should not recognize gain or loss as a result of the Deemed Domestication except to the extent described above under “— Effects of Section 367 Resulting from the Deemed Domestication,” but rather would include annually in gross income its pro rata share of the ordinary earnings and net capital gain of PubCo, whether or not such amounts are actually distributed, for each taxable year in which PubCo is a PFIC.

The impact of the PFIC rules on a U.S. Holder of PubCo Ordinary Shares may also depend on whether the U.S. Holder has made a mark-to-market election under Section 1296 of the Code. U.S. Holders who hold (actually or constructively) stock of a foreign corporation that is classified as a PFIC may annually elect to mark such stock to its fair market value if such stock is “marketable stock” (generally, stock that is regularly traded on a national securities exchange that is registered with the SEC, including the NASDAQ) (an “MTM Election”). No assurance can be given that the PubCo Ordinary Shares are (or have been) considered to be marketable stock for purposes of the MTM Election or whether the other requirements of this election are satisfied. If such an election is available and has been made, such U.S. Holders generally will not be subject to the special taxation rules of Section 1291 of the Code discussed herein with respect their PubCo Ordinary Shares in connection with the Deemed Domestication. Instead, in general, the U.S. Holder will include as ordinary income for each year in which PubCo is a PFIC the excess, if any, of the fair market value of its PubCo Ordinary Shares at the end of its taxable year over its adjusted tax basis in its PubCo Ordinary Shares. The U.S. Holder also will recognize an ordinary loss in respect of the excess, if any, of its adjusted tax basis in its PubCo Ordinary Shares over the fair market value of its PubCo Ordinary Shares at the end of its taxable year (but only to the extent of the net amount of income previously included as a result of the MTM Election). The U.S. Holder’s basis in its PubCo Ordinary Shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of its PubCo Ordinary Shares will be treated as ordinary income. However, if the MTM Election was not made by a U.S. Holder with respect to the first taxable year of its holding period for the PFIC stock, then the Section 1291 rules discussed above will apply to certain dispositions of, distributions on and other amounts taxable with respect to PubCo Ordinary Shares, including in connection with the Deemed Domestication. An MTM Election is not available with respect to warrants, including the PubCo Warrants.

THE PFIC RULES (INCLUDING THE RULES WITH RESPECT TO THE QEF ELECTION AND THE MARK-TO-MARKET ELECTION) ARE VERY COMPLEX, ARE AFFECTED BY VARIOUS FACTORS IN ADDITION TO THOSE DESCRIBED ABOVE, AND THEIR APPLICATION IS UNCERTAIN. U.S. HOLDERS SHOULD CONSULT WITH, AND RELY SOLELY UPON, THEIR TAX ADVISORS TO DETERMINE THE APPLICATION OF THE PFIC RULES TO THEM IN THEIR PARTICULAR CIRCUMSTANCES AND ANY RESULTING TAX CONSEQUENCES.

U.S. Federal Income Tax Consequences of Ownership and Disposition of PubCo Securities

The following is a discussion of the material U.S. federal income tax consequences of the ownership and disposition of PubCo securities to U.S. Holders who receive such PubCo securities pursuant to the Business Combination.

Distribution on PubCo Ordinary Shares

The gross amount of any distribution on PubCo Ordinary Shares that is made out of PubCo’s current and accumulated earnings and profits (as determined for U.S. federal income tax purposes) will generally be taxable to a U.S. Holder as ordinary dividend income on the date such distribution is actually or constructively received by such U.S. Holder.

Distributions treated as dividends that PubCo pays to a U.S. Holder that is treated as a corporation for U.S. federal income tax purposes generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends PubCo pays to a non-corporate U.S. Holder generally are expected to constitute “qualified dividends” that will be subject to U.S. federal income tax at the preferential tax rate accorded to long-term capital gains. If the holding period requirements are not satisfied, a corporate U.S. Holder may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and a non-corporate U.S. Holder may be subject to tax on such dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income. It is unclear whether the redemption rights that applied with respect to the PubCo Ordinary Shares prior to the Business Combination may prevent a U.S. Holder of PubCo Ordinary Shares following the Business Combination from taking the holding period of its PubCo Ordinary Shares prior to the Business Combination into account when determining whether it has satisfied the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be, with respect to such U.S. Holder’s PubCo Ordinary Shares held after the Business Combination. U.S. Holders should consult with, and rely solely upon, their tax advisors regarding the availability of the dividends received deduction or the lower preferential rate for qualified dividend income, as the case may be, for any dividends paid with respect to PubCo Ordinary Shares following the Business Combination.

The amount of any dividend paid in foreign currency will be the U.S. dollar value of the foreign currency distributed by PubCo, calculated by reference to the exchange rate in effect on the date the dividend is includible in the U.S. Holder’s income, regardless of whether the payment is in fact converted into U.S. dollars on the date of receipt. Generally, a U.S. Holder should not recognize any foreign currency gain or loss if the foreign currency is converted into U.S. dollars on the date the payment is received. However, any gain or loss resulting from currency exchange fluctuations during the period from the date the U.S. Holder includes the dividend payment in income to the date such U.S. Holder actually converts the payment into U.S. dollars will be treated as ordinary income or loss. That currency exchange income or loss (if any) generally will be income or loss from U.S. sources for foreign tax credit limitation purposes.

To the extent that the amount of any distribution made by PubCo on the PubCo Ordinary Shares exceeds PubCo’s current and accumulated earnings and profits for a taxable year (as determined under U.S. federal income tax principles), the distribution will first be treated as a tax-free return of capital, causing a reduction in the adjusted basis of the U.S. Holder’s PubCo Ordinary Shares, and to the extent the amount of the distribution exceeds the U.S. Holder’s tax basis, the excess will be taxed as capital gain recognized on a sale or exchange as described below under “— Sale, Exchange, Redemption or Other Taxable Disposition of PubCo Securities.” However, PubCo may not calculate earnings and profits in accordance with U.S. federal income tax principles. In such an event, a U.S. Holder should expect to generally treat distributions PubCo makes as dividends.

Sale, Exchange, Redemption or Other Taxable Disposition of PubCo Securities

A U.S. Holder will generally recognize gain or loss on any sale, exchange, redemption, or other taxable disposition of PubCo Ordinary Shares and PubCo Warrants in an amount equal to the difference between the amount realized on the disposition and such U.S. Holder’s adjusted tax basis in such PubCo Ordinary Shares or PubCo Warrants. Any gain or loss recognized by a U.S. Holder on a taxable disposition of PubCo Ordinary Shares or PubCo Warrants will generally be capital gain or loss and will be long-term capital gain or loss if the holder’s holding period in the PubCo Ordinary Shares or PubCo Warrants exceeds one year at the time of the disposition. Preferential tax rates may apply to long-term capital gains of non-corporate U.S. Holders (including individuals). The deductibility of capital losses is subject to limitations. Any gain or loss recognized by a U.S. Holder on the sale or exchange of PubCo Ordinary Shares or PubCo Warrants will generally be treated as U.S. source gain or loss.

Exercise or Lapse of a PubCo Warrant

Except as discussed below with respect to the cashless exercise of a PubCo Warrant, a U.S. Holder generally will not recognize gain or loss upon the acquisition of a PubCo ordinary share on the exercise of a PubCo Warrant for cash. A U.S. Holder’s tax basis in a PubCo ordinary share received upon exercise of the PubCo Warrant generally will be an amount equal to the sum of the U.S. Holder’s tax basis in the PubCo Warrant exchanged therefor and the exercise price. The U.S. Holder’s holding period for a PubCo ordinary share received upon exercise of the PubCo Warrant will begin on the date following the date of exercise (or possibly the date of exercise) of the PubCo Warrants and will not include the period during which the U.S. Holder held the PubCo Warrants. If a PubCo Warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the PubCo Warrant.

The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a gain realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. Holder’s basis in the PubCo Ordinary Shares received would equal the holder’s basis in the PubCo Warrant. If the cashless exercise were treated as not being a gain recognition event, a U.S. Holder’s holding period in the PubCo Ordinary Shares would be treated as commencing on the date following the date of exercise (or possibly the date of exercise) of the PubCo Warrant. If the cashless exercise were treated as a recapitalization, the holding period of the PubCo ordinary share would include the holding period of the PubCo Warrant.

It is also possible that a cashless exercise could be treated in part as a taxable exchange in which gain or loss would be recognized. In such an event, a U.S. Holder would recognize gain or loss with respect to the portion of the exercised PubCo Warrants treated as surrendered to pay the exercise price of the PubCo Warrants (the “surrendered warrants”).

The U.S. Holder would recognize capital gain or loss with respect to the surrendered warrants in an amount generally equal to the difference between (i) the fair market value of the PubCo Ordinary Shares that would have been received with respect to the surrendered warrants in a regular exercise of the PubCo Warrants and (ii) the sum of the U.S. Holder’s tax basis in the surrendered warrants and the aggregate cash exercise price of such warrants (if they had been exercised in a regular exercise). In this case, a U.S. Holder’s tax basis in the PubCo Ordinary Shares received would equal the U.S. Holder’s tax basis in the PubCo Warrants exercised plus (or minus) the gain (or loss) recognized with respect to the surrendered warrants. A U.S. Holder’s holding period for the PubCo Ordinary Shares would commence on the date following the date of exercise (or possibly the date of exercise) of the PubCo Warrant.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise in light of their particular circumstances.

Material U.S. Federal Income Tax Consequences to U.S. Holders of Aimfinity securities of Exercising Redemption Rights

In the event that a U.S. Holder elects to redeem its AIMA Ordinary Shares for cash, the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as sale or exchange of the AIMA Ordinary Shares under Section 302 of the Code or is treated as a distribution under Section 301 of the Code with respect to the U.S. Holder. If the redemption qualifies as a sale or exchange of the AIMA Ordinary Shares, subject to the PFIC rules discussed below “— Passive Foreign Investment Company Status,” the U.S. Holder will be treated as recognizing capital gain or loss equal to the difference between the amount realized on the redemption and such U.S. Holder’s adjusted tax basis in the AIMA Ordinary Shares surrendered in such redemption transaction. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the AIMA Ordinary Shares redeemed exceeds one year. Long-term capital gains recognized by non-corporate U.S. Holders will be eligible to be taxed at reduced rates. However, it is unclear whether the redemption rights with respect to the AIMA Ordinary Shares may prevent a U.S. Holder from satisfying the applicable holding period requirement. The deductibility of capital losses is subject to limitations.

If the redemption does not qualify as a sale or exchange of AIMA Ordinary Shares, subject to the PFIC rules discussed below “— Passive Foreign Investment Company Status,” the U.S. Holder will be treated as receiving a corporate distribution. Such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from Aimfinity’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in the AIMA Ordinary Shares. Any remaining excess will be treated as gain realized on the sale or other disposition of the ordinary shares. Dividends paid to a U.S. Holder that is taxable as a corporation generally will not qualify for the dividends received deduction that may otherwise be allowed under the Code. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations) and provided certain holding period requirements are met, dividends paid to a non-corporate U.S. Holder generally will constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. However, it is unclear whether the redemption rights with respect to the AIMA Ordinary Shares may prevent a U.S. Holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be.

Whether a redemption qualifies for sale or exchange treatment will depend largely on the total number of AIMA Ordinary Shares treated as held by the U.S. Holder (including any AIMA Ordinary Shares constructively owned by the U.S. Holder as a result of owning AIMA Warrants) relative to all of the AIMA Ordinary Shares outstanding both before and after the redemption. The redemption of AIMA Ordinary Shares generally will be treated as a sale or exchange of the AIMA Ordinary Shares (rather than as a corporate distribution) if the redemption (i) is “substantially disproportionate” with respect to the U.S. Holder, (ii) results in a “complete termination” of the U.S. Holder’s interest in Aimfinity or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. Holder takes into account not only AIMA Ordinary Shares actually owned by the U.S. Holder, but also AIMA Ordinary Shares that are constructively owned by it. A U.S. Holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any stock the U.S. Holder has a right to acquire by exercise of an option, which would generally include AIMA Ordinary Shares which could be acquired pursuant to the exercise of the AIMA Warrants. In order to meet the substantially disproportionate test, (i) the percentage of Aimfinity’s outstanding voting stock actually and constructively owned by the U.S. Holder immediately following the redemption of the AIMA Ordinary Shares must be less than 80% of the percentage of Aimfinity’s outstanding voting stock actually and constructively owned by the U.S. Holder immediately before the redemption, (ii) the U.S. Holder’s percentage ownership (including constructive ownership) of the outstanding Aimfinity ordinary share (both voting and nonvoting) immediately after the redemption must be less than 80% of such percentage ownership (including constructive ownership) immediately before the redemption; and (iii) the U.S. Holder must own (including constructive ownership), immediately after the redemption, less than 50% of the total combined voting power of all classes of stock of Aimfinity entitled to vote. There will be a complete termination of a U.S. Holder’s interest if either (i) all of the shares of the AIMA Ordinary Shares actually and constructively owned by the U.S. Holder are redeemed or (ii) all of the shares of the AIMA Ordinary Shares actually owned by the U.S. Holder are redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. Holder does not constructively own any other AIMA Ordinary Shares. The redemption of the AIMA Ordinary Shares will not be essentially equivalent to a dividend if a U.S. Holder’s conversion results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in Aimfinity. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in Aimfinity will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. Holder should consult with its own tax advisors as to the tax consequences of a redemption.

If none of the foregoing tests is satisfied, then the redemption will be treated as a corporate distribution. After the application of those rules regarding corporate distributions, any remaining tax basis of the U.S. Holder in the redeemed ordinary shares will be added to the U.S. Holder’s adjusted tax basis in its remaining AIMA Ordinary Shares, or, if it has none, to the U.S. Holder’s adjusted tax basis in its AIMA Warrants or possibly in other AIMA Ordinary Shares constructively owned by it. Shareholders who hold different blocks of AIMA Ordinary Shares (generally, shares of Aimfinity purchased or acquired on different dates or at different prices) should consult their tax advisors to determine how the above rules apply to them.

Because the Reincorporation Merger will occur prior to the redemption of U.S. Holders that exercise redemption rights with respect to AIMA Ordinary Shares, U.S. Holders exercising such redemption rights, will be subject to the potential tax consequences of Section 367(a) of the Code and the tax rules relating to PFICs as a result of the Reincorporation Merger (as discussed further above).

All U.S. Holders are urged to consult their tax advisors as to the tax consequences to them of a redemption of all or a portion of their AIMA Ordinary Shares pursuant to an exercise of redemption rights in light of their particular circumstances.

Passive Foreign Investment Company Status

Certain adverse U.S. federal income tax consequences could apply to a U.S. Holder if Aimfinity, PubCo, or any of its subsidiaries, is treated as a PFIC for any taxable year during which the U.S. Holder holds Aimfinity securities or, after the Business Combination, PubCo securities. A non-U.S. corporation will be classified as a PFIC for any taxable year (a) if at least 75% of its gross income consists of passive income, such as dividends, interest, rents and royalties (except for rents and royalties earned in the active conduct of a trade or business), and gains on the disposition of property that produces such income, or (b) if at least 50% of the average value of its assets (determined on the basis of a quarterly average) is attributable to assets that produce, or are held for the production of, passive income (including for this purpose its pro rata share of the gross income and assets of any entity in which it is considered to own at least 25% of the interest, by value).

Because the classification of a non-U.S. corporation as a PFIC is a factual determination made annually after the close of each taxable year, Aimfinity has not provided assurance that it was not a PFIC for its 2021 taxable year or for any prior year. If (a) Aimfinity has been a PFIC for any taxable year during the holding period of a U.S. Holder (and a U.S. Holder of Aimfinity securities has not made certain elections with respect to its Aimfinity securities), and (b) PubCo is not a PFIC in the taxable year of the Business Combination and the Reincorporation Merger does not qualify as a “reorganization” under Section 368 of the Code, such U.S. Holder would likely recognize gain (but not loss if the Reincorporation Merger qualifies as a “reorganization”) upon the exchange of Aimfinity securities for PubCo securities pursuant to the Reincorporation Merger. The gain (or loss) would be computed as described above under “— Consequences if the Reincorporation Merger Does Not Qualify as a Reorganization.” Any such gain recognized by such U.S. Holder on the exchange of Aimfinity securities for PubCo securities would be allocated ratably over the U.S. Holder’s holding period for the Aimfinity securities. Such amounts allocated for the current taxable year and any taxable year prior to the first taxable year in which Aimfinity was a PFIC would be treated as ordinary income, and not as capital gain, in the U.S. Holder’s taxable year, and such amounts allocated to each other taxable year beginning with the year that Aimfinity became a PFIC would be taxed at the highest tax rate in effect for each year to which the gain was allocated, together with a special interest charge on the tax attributable to each such year.

Whether PubCo or any of its subsidiaries is treated as a PFIC for U.S. federal income tax purposes is a factual determination that must be made annually at the close of each taxable year and, thus, is subject to significant uncertainty. Among other factors, fluctuations in the market price of PubCo Ordinary Shares and how, and how quickly, PubCo uses liquid assets and cash may influence whether PubCo or any of its subsidiaries is treated as PFIC. Accordingly, we are unable to determine whether PubCo or any of its subsidiaries will be treated as a PFIC for the taxable year of the Business Combination or for future taxable years, and there can be no assurance that PubCo or any of its subsidiaries will not be treated as a PFIC for any taxable year. Moreover, PubCo does not expect to provide a PFIC annual information statement for 2022 or going forward. If PubCo were characterized as a PFIC for any taxable year, U.S. Holders of PubCo securities would suffer adverse tax consequences. These consequences may include having gains realized on the disposition of PubCo securities treated as ordinary income rather than capital gains and being subject to punitive interest charges on certain dividends and on the proceeds of the sale or other disposition of the PubCo securities. U.S. Holders would also be subject to annual information reporting requirements. In addition, if PubCo were a PFIC in a taxable year in which PubCo paid a dividend or the prior taxable year, such dividends would not be eligible to be taxed at the reduced rates applicable to qualified dividend income (as discussed above). Certain elections (including a mark-to-market election) may be available to U.S. Holders to mitigate some of the adverse tax consequences resulting from PFIC treatment.

U.S. Holders should consult their own tax advisors regarding the tax consequences to them of the application of the PFIC rules to the exchange of Aimfinity securities for the consideration pursuant to the Business Combination and, after the Business Combination, their ownership of the PubCo securities.

Information Reporting and Backup Withholding

In general, information reporting requirements will apply to dividends received by U.S. Holders of PubCo Ordinary Shares (including constructive dividends), and the proceeds received on the disposition of PubCo Ordinary Shares and PubCo Warrants effected within the United States (and, in certain cases, outside the United States), in each case, other than U.S. Holders that are exempt recipients (such as corporations). Information reporting requirements will also apply to redemptions from U.S. Holders of AIMA Ordinary Shares. Backup withholding (currently at a rate of 24%) may apply to such amounts if the U.S. Holder fails to provide an accurate taxpayer identification number (generally on an IRS Form W-9 provided to the paying agent or the U.S. Holder’s broker) or is otherwise subject to backup withholding.

Certain U.S. Holders holding specified foreign financial assets with an aggregate value in excess of the applicable dollar threshold are required to report information to the IRS relating to PubCo securities, subject to certain exceptions (including an exception for PubCo securities held in accounts maintained by U.S. financial institutions), by attaching a complete IRS Form 8938, Statement of Specified Foreign Financial Assets, with their tax return, for each year in which they hold PubCo securities. In addition to these requirements, U.S. Holders may be required to annually file FinCEN Report 114 (Report of Foreign Bank and Financial Accounts) with the U.S. Department of Treasury. U.S. Holders should consult their own tax advisors regarding information reporting requirements relating to their ownership of PubCo securities in light of their particular circumstances.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or credit against a holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.

Resolutions to be Voted Upon

The full text of the resolutions to be passed are as follows:

“RESOLVED, as a special resolution, that the entry into the Agreement and Plan of Merger (the “Merger Agreement”) by Aimfinity Investment Corp. I (“Aimfinity”), dated as of October 13, 2023, as amended by Amendment No. 1 and Amendment No. 2, dated June 5, 2024 and January 29, 2025, respectively, with Aimfinity Investment Merger Sub I (“PubCo”), Aimfinity Investment Merger Sub II, Inc., and Docter Inc., a copy of which is attached to this proxy statement/prospectus as Annex A, pursuant to which, among other things, Aimfinity will merge with and into PubCo, with PubCo surviving the merger, in accordance with the terms and subject to the conditions of the Merger Agreement, and the transactions contemplated thereby be approved, ratified and confirmed in all aspects;

RESOLVED, as a special resolution, that Aimfinity be and is hereby authorized to merge (the “Reincorporation Merger”) with and into PubCo, a Cayman Islands exempted company incorporated with limited liability so that Aimfinity will be the merging company and all the undertaking, property and liabilities of Aimfinity will vest in PubCo by virtue of such merger pursuant to the provisions of Part XVI of the Companies Act (As Revised) (the “Companies Act”).

RESOLVED, as a special resolution, that the Plan of Merger in the form attached hereto as Annex D to this proxy statement/prospectus (the “Plan of Merger”) be and are hereby authorized, approved and confirmed in all respects;

RESOLVED, as a special resolution, that Aimfinity be and is hereby authorized to enter into the Plan of Merger;

RESOLVED that the Plan of Merger be executed by any one director of Aimfinity (“Director”) on behalf of Aimfinity and any Director or Maples and Calder (Cayman) LLP, on behalf of Maples Corporate Services Limited, be authorized to submit the Plan of Merger, together with any supporting documentation, for registration to the Registrar of Companies of the Cayman Islands;

RESOLVED, as a special resolution, as at the Effective Time (as defined in the Plan of Merger), the amending and restating of the memorandum and articles by PubCo (being the surviving entity following the Reincorporation Merger) in the form attached to the Plan of Merger is approved in all respects; and

RESOLVED that all actions taken and any documents or agreements executed, signed or delivered prior to or after the date of these resolutions by any Director or officer of Aimfinity in connection with the transactions contemplated by the foregoing resolutions be approved, ratified and confirmed in all respects.”

Required Vote

Approval of the Reincorporation Merger Proposal requires special resolutions under Cayman Islands law, being the affirmative vote of a majority of at least two-third of the issued and outstanding AIMA Ordinary Shares, who being present in person or by proxy and entitled to vote at the Extraordinary General Meeting, vote at the Extraordinary General Meeting. However, there is no requirement under Cayman Islands law, the Current Charter or the Merger Agreement that any of the proposals shall be approved by a majority of the unaffiliated shareholders of Aimfinity.

Adoption of the Reincorporation Merger Proposal is conditioned upon the adoption of the Acquisition Merger Proposal. It is important for you to note that in the event that either of the Reincorporation Merger Proposal or the Acquisition Merger Proposal is not approved, then Aimfinity will not consummate the Business Combination.

Recommendation of Aimfinity’s Board of Directors

After careful consideration, the Aimfinity board of directors determined that the Reincorporation Merger forming part of the Business Combination with Docter is in the best interests of Aimfinity and its shareholders. On the basis of the foregoing, the Aimfinity board of directors has approved and declared advisable the Business Combination with Docter and unanimously recommends that you vote or give instructions to vote “FOR” adoption of the Reincorporation Merger Proposal.

PROPOSAL NO. 2
THE ACQUISITION MERGER PROPOSAL

The discussion in this proxy statement/prospectus of the Business Combination and the principal terms of the Merger Agreement, is subject to, and is qualified in its entirety by reference to, the Merger Agreement. The full text of the Merger Agreement and the Plan of Merger is attached hereto as Annex A, and the full text of the Certificate of Merger to be filed with the Secretary of State for the State of Delaware is attached hereto as Annex E, both of which is incorporated by reference herein.

General Description of the Acquisition Merger

Acquisition Merger and Acquisition Merger Consideration

One business day following after the Reincorporation Merger and upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, Merger Sub, a Delaware corporation and wholly-owned subsidiary of PubCo, will be merged with and into Docter, resulting in Docter being a wholly-owned subsidiary of PubCo.

The aggregate consideration for the Acquisition Merger is $60,000,000, payable in the form of 6,000,000 newly issued PubCo Ordinary Shares (the “Closing Payment Shares”) valued at $10.00 per share to Docter and Docter Stockholders. At the closing of the Acquisition Merger, the issued and outstanding shares in Docter held by the former Docter Stockholders will be cancelled and cease to exist, in exchange for the issuance of an aggregate of the Closing Payment Shares. In addition to the Closing Payment Shares, the former Docter Stockholders may be entitled to receive Earnout Shares as follows: (i) 1,000,000 Earnout Shares will be issued to each Docter Stockholders on a pro rata basis if and only if PubCo completes sales of at least 30,000 Devices (as defined in the Merger Agreement) during fiscal year 2025 as reflected in its audited consolidated annual financial statements for the fiscal year ending December 31, 2025 prepared in accordance with the U.S. GAAP as filed with the SEC; and (ii) 1,500,000 Earnout Shares will be issued to each Docter Stockholders on a pro rata basis if and only if PubCo completes sales of at least 40,000 Devices during fiscal year 2026 as reflected in its audited consolidated annual financial statements for the fiscal year ending December 31, 2026 prepared in accordance with U.S. GAAP as filed with the SEC. At the closing of the Acquisition Merger, the one fully paid share in Merger Sub held by PubCo will become one fully paid share in the surviving corporation, so that Docter will become a wholly owned subsidiary of PubCo.

Upon the closing of the Business Combination, PubCo’s board of directors will consist of five (5) directors, two (2) of whom will be designated by the Sponsor, three (3) of whom will be designated by Docter, and three of whom will be “independent” under Nasdaq’s listing standards. See section titled “PubCo’s Directors and Executive Officers after the Business Combination” for additional information.

In addition, at the Closing of the Business Combination, PubCo shall issue 30,000 PubCo Ordinary Shares, in the aggregate, to the three independent directors of Aimfinity who hold office immediately prior to the Effective Time of the Acquisition Merger, with each such independent director receiving 10,000 PubCo Ordinary Shares, as compensation

According to the Memorandum and Articles of Association of PubCo, the authorized share capital of the post-closing company is $50,000 divided into 500,000,000 ordinary shares of par value of $0.0001 each. After the consummation of the Business Combination, PubCo is expected to qualify as a “foreign private issuer” under the U.S. securities laws and the rules of Nasdaq. For more information about foreign private issuer status, please see the sections titled “PubCo’s Directors and Executive Officers After the Business Combination — Foreign Private Issuer Status.”

After the Business Combination, assuming (i) there are no redemptions of our shares, (ii) there is no exercise of the PubCo Warrants, (iii) there is no exercise of dissenter rights; and (iv) the issuance of 30,000 PubCo Ordinary Shares to the three independent directors of Aimfinity who hold office immediately prior to the Effective Time of the Acquisition Merger, Aimfinity’s current Public Shareholders will own approximately 26.7% of the issued share capital of PubCo, the AIMA Initial Shareholders will own approximately 21.5% of the issued share capital of PubCo, AIMA’s current directors will own approximately 14.8% of the issued share capital of PubCo, and Docter Stockholders will own approximately 51.5% of the issued share capital of PubCo.

Assuming the Reincorporation Merger Proposal, the Acquisition Merger Proposal and the PubCo Charter Proposal are approved, Aimfinity expects to close the Business Combination promptly thereafter.

Earnout Share Consideration

Pursuant to the Merger Agreement, up to an additional 2,500,000 PubCo Ordinary Shares may be issued to the Docter Stockholders as contingent post-closing earnout consideration, or “Earnout Shares”. The Earnout Shares will be issued as below:

(i)     1,000,000 Earnout Shares in aggregate will be issued to the Docter Stockholders if and only if PubCo completes sales of at least 30,000 Devices (as defined in the Merger Agreement) during fiscal year 2025 as reflected in its audited consolidated annual financial statements for the fiscal year ending December 31, 2025 prepared in accordance with the U.S. GAAP as filed with the SEC; and

(ii)    1,500,000 Earnout Shares will be issued to each Docter Stockholders on a pro rata basis if and only if PubCo completes sales of at least 40,000 Devices during fiscal year 2026 as reflected in its audited consolidated annual financial statements for the fiscal year ending December 31, 2026 prepared in accordance with U.S. GAAP as filed with the SEC.

Under the Merger Agreement, “Device” means any instrument, apparatus, implement, machine, contrivance, implant or other similar or related item, developed, manufactured or sold by Docter and/or Horn Enterprise, including, without limitation, any watch, radar, or any other component, part or accessory, that captures, processes, stores and/or transmits biometric, diagnostic, medical or healthcare data.

Representations and Warranties

The Merger Agreement contains representations and warranties made by Docter to Aimfinity, PubCo and Merger Sub relate to a number of matters, including the following material representations and warranties:

•        the due authorization, validly existence, and good standing of Docter and each of its subsidiaries, and due authorization of Docter to execute the Merger Agreement and several other transaction documents contemplated by the Merger Agreement or otherwise relating to the Merger Agreement, including the Company Support Agreement, Sponsor Support Agreement, and the Lock-Up Agreements (the “Additional Agreements”), and to perform its obligations thereunder;

•        the absence of conflicts between Docter’s execution, delivery and performance of the Merger Agreement and the Additional Agreements and laws applicable to Docter, Docter’s organizational documents and material agreements, and absence of any required approval by government authorities;

•        Docter’s and each of its subsidiaries’ capitalization, including the due authorization and valid issuance of the outstanding securities of Docter and each of its subsidiaries, and a lack of encumbrance or lien on such capital stock;

•        the fact that Docter’s unaudited consolidated balance sheet as of, and the related unaudited consolidated statements of operations, changes in shareholders’ equity and cash flows, for the years ended December 31, 2021 and December 2022, fairly present in all material respects, in conformity with its applicable accounting standards applied on a consistent basis in all material respects, the financial position of the Company as of the dates thereof and the results of operations of the Company for the periods reflected therein; that there are no material liabilities or indebtedness; and that the books and records of Docter, in material respects, accurately and fairly reflect the transactions and dispositions of assets of and the providing of services by Docter;

•        the absence of any change from its ordinary course of business by Docter since December 31, 2022;

•        Docter’s good, valid and marketable title in, full control of, and valid lease, license or right to use in, as applicable, the tangible property, real property, or asset of Docter;

•        the absence of any proceeding before any government authority in the past two years that has material adverse effect on Docter, and the absence of litigation and actions pending or threatened against Docter;

•        Docter’s material contracts and that such contracts are in full force and effect;

•        Docter compliance with laws applicable to its business and operations (including, without limitation, healthcare law, FDA laws, anti-corruption laws, money laundering laws, and other laws and regulations) and ownership of licenses, permits, approvals or authorizations necessary to operate its business;

•        Docter’s owned and licensed intellectual property, and the violation, infringement or misappropriation of intellectual property against or by Docter;

•        A list of top ten customers and suppliers of Docter;

•        Docter’s employees, consultants and employee benefit plans, including Docter’s compliance with any laws applicable thereto and any actions pending or threatened against Docter by any employees or service providers;

•        material tax returns required to be filed by Docter, and audits, examinations or other proceedings with respect to Docter’s taxes;

•        brokerage, finder’s or other fee or commission based upon arrangements made by Docter in connection with the transactions contemplated by the Merger Agreement;

•        a list of material insurance policies and programs, and the validity and binding nature of the policies and programs and the lack of notice for cancellation or disallowance of such policies or programs;

•        related party transactions between Docter and its affiliates;

•        absence of untrue statement or omissions for information provided by Docter in the proxy statement/prospectus;

The representations and warranties made by Aimfinity, PubCo and Merger Sub to Docter relate to a number of matters, including the following material representations and warranties:

•        the due authorization, validly existence, and good standing of Aimfinity, PubCo and Merger Sub and the due authorization of Aimfinity, PubCo and Merger Sub to execute the Merger Agreement and the Additional Agreements and perform their obligations thereunder;

•        the absence of conflicts between the execution, delivery and performance of the Merger Agreement and the Additional Agreements and laws applicable to Aimfinity, PubCo and Merger Sub by such parties, and such parties’ organizational documents and material agreements, and absence of any required approval by government authorities;

•        the capitalization of Aimfinity, PubCo and Merger Sub, including the due authorization and valid issuance of the outstanding securities of Aimfinity, PubCo and Merger Sub;

•        absence of untrue statement or omissions for information provided by Aimfinity in its SEC filings;

•        the accuracy and veracity of the records of the Trust Account and the validity and binding nature of the Trust Agreement;

•        Aimfinity’s compliance with SEC filing requirements, its financial statements contained therein and its maintenance of disclosure controls and procedures required under the Exchange Act, and the absence of untrue statement or omissions for information provided by Aimfinity in its SEC filings;

•        the continued listing on Nasdaq of AIMA Units, AIMA New Units and AIMA Class 1 Warrants;

•        brokerage, finder’s or other fee or commission based upon arrangements made by Aimfinity, PubCo and Merger Sub in connection with the transactions contemplated by the Merger Agreement;

•        approval by the board of directors of Aimfinity, PubCo and Merger Sub of the Merger Agreement and the Business Combination;

•        the absence of any judgment or proceeding before any government authority against Aimfinity, PubCo and Merger Sub, and the absence of litigation and actions pending or threatened against Aimfinity, PubCo and Merger Sub;

•        Compliance with laws applicable to Aimfinity’s, PubCo’s or Merger Sub’s business and operations (including, without limitation, money laundering laws and economic sanctions laws and regulations) and ownership of licenses, permits, approvals or authorizations necessary to operate its business;

•        the absence of any change from its ordinary course of business by Aimfinity, PubCo or Merger Sub since inception;

•        Aimfinity is not an “investment company” within the Investment Company Act of 1940;

•        material tax returns required to be filed by Aimfinity, and audits, examinations or other proceedings with respect to Aimfinity’s taxes;

•        a list of material contracts of Aimfinity, PubCo or Merger Sub, and absence of default for such contracts;

•        that Aimfinity is not engaged in discussion or negotiations regarding alternative transaction;

•        the absence of untrue statement or omissions for information provided by Aimfinity in this proxy statement/prospectus when it becomes effective; and

•        the non-reliance on outside parties.

Conduct Prior to Closing; Covenants

Each of Docter and Aimfinity has agreed to, and to cause its subsidiaries to, operate the business in the ordinary course, consistent with past practices, prior to the closing of the transactions (with certain exceptions) and not to take certain specified actions without the prior written consent of the other party. Docter and Aimfinity have also agreed to customary “no shop” obligations.

The Merger Agreement also contains covenants providing for:

•        Docter to cause certain key employees to enter into employment agreements reasonably satisfactory to Docter and Aimfinity as a condition to such employees’ continued employment post-closing.;

•        Docter to deliver the audited financial statements for the fiscal years ended on December 31, 2021 and December 31, 2022 by November 13, 2023 to Aimfinity, and the unaudited interim financial statements for the period ended on June 30, 2023 by December 31, 2023 to Aimfinity, and to furnish of such other relevant and required financial statements to make applicable filings with the SEC;

•        Procurement and maintenance of Directors’ and officers’ indemnification and insurance;

•        Each party to provide access to their books and records and providing information relating to their respective business to the other party, its legal counsel and other representatives;

•        Docter to use commercially reasonable efforts to enter into such agreements, secure or record such assignments with regard to a certain patent, and otherwise take such other actions necessary and appropriate with regard to certain Intellectual Property (as defined in the Merger Agreement) matter;

•        Each party to reasonably cooperate in a timely manner to identify and secure any Transaction Financing;

•        PubCo to enter into certain lock-up agreements with holder(s) who holds more than 5% outstanding shares of Docter Stock, the Sponsor, and such directors and officers of PubCo, and any affiliates of the foregoing;

•        PubCo to adopt an insider trading policy customary for a public company;

•        Each party to reasonably cooperate to make certain filings with the SEC;

•        Each party to reasonably cooperate to make any antitrust or governmental regulatory filings, if any; and

•        PubCo to issue 30,000 PubCo Ordinary Shares in the aggregate, to the three independent directors of Aimfinity holding office immediately prior to the Effective Time, with each such independent director receiving 10,000 PubCo Ordinary Shares, as compensation.

Conditions to Closing

General Conditions to Closing

The obligations of the parties to consummate the Closing of the Merger Agreement and the transactions contemplated thereby are conditioned on, among other things, satisfaction of the following conditions:

•        (i) no provisions of any applicable law and no order prohibiting or preventing the consummation of the Closing;

•        (ii) there not being any Action (as defined in the Merger Agreement) brought by a third party that is not an affiliate of the parties hereto to enjoin or otherwise restrict the consummation of the closing;

•        (iii) the Reincorporation Merger shall have been consummated and the applicable certificates filed in the appropriate jurisdictions;

•        (iv) the SEC shall have declared the registration statement effective and no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued;

•        (v) each of such additional agreements related to the Merger Agreement shall have been entered into by the appropriate parties thereto and the same shall be in full force and effect;

•        (vi) the required Aimfinity shareholder approval shall have been obtained;

•        (vii) the required Docter Stockholder approval shall have been obtained;

•        (viii) all governmental approvals shall have been obtained;

•        (ix) PubCo shall have at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act); and

•        (x) PubCo Ordinary Shares to be issued in connection with the transactions contemplated by the Merger Agreement (including the Earnout Shares) shall have been approved for listing on Nasdaq subject only to official notice of issuance thereof.

None of the foregoing conditions may be waived by either party without amendment to the Merger Agreement. In addition, the last two conditions may not be waived by the parties without recirculation or resolicitation.

Conditions to the Obligations of Aimfinity

The obligations of Aimfinity, PubCo and Merger Sub (together, the “Aimfinity Group”) to consummate, or caused to be consummated, the transactions contemplated by the Merger Agreement, in addition to the conditions described above, are conditioned upon the satisfaction of each of the following by Docter:

•        (i) the Docter complying with all of its obligations under the Merger Agreement in all material respects;

•        (ii) the representations and warranties of the Docter being true on and as of the date of the Merger Agreement and the closing date of the transactions except as would not be expected to have a material adverse effect;

•        (iii) there having been no Material Adverse Effect (as defined in the Merger Agreement);

•        (iv) all required consents of Docter having been obtained;

•        (v) the Key Personnel (as defined in the Merger Agreement) employment agreements having been executed and delivered; and

•        (vi) the Aimfinity Group shall have received a duly executed opinion or report from the Taiwanese Counsel of Docter concerning the Docter’s compliance with Taiwanese Law in form and substance reasonably satisfactory to the Aimfinity Group.

Each of the foregoing conditions may be waived by Aimfinity (to the extent permitted by applicable law), except that condition (iv) listed above may not be waived pursuant to applicable law.

Conditions to Obligations of Docter

The obligations of Docter to consummate, or caused to be consummated, the transactions contemplated by the Merger Agreement, in addition to the conditions described above, are conditioned upon the satisfaction of each of the following by the Aimfinity Group:

•        (i) the Aimfinity Group complying with all of their obligations under the Merger Agreement in all material respects;

•        (ii) the representations and warranties of the Aimfinity Group being true on and as of the date of the Merger Agreement and the closing date of the transactions except as would not be expected to have a Material Adverse Effect;

•        (iii) there having been no Material Adverse Effect to the Aimfinity Group;

•        (iv) the Aimfinity Group complying with all of their obligations under the Merger Agreement in all material respects;

•        (v) the Aimfinity Group complying with the reporting requirements under the applicable Securities Act and Exchange Act; and

•        (vi) PubCo having remained listed on Nasdaq and the additional listing of the shares issued as consideration for the Merger Acquisition shall have been approved by Nasdaq.

Each of the foregoing conditions may be waived by Docter (to the extent permitted by applicable law), except with respect to condition (vi). With regard to condition (vi), as of the Closing, PubCo shall not have received any written notice from Nasdaq that it has failed or would reasonably be expected to fail to meet the Nasdaq listing requirements as of the Closing Date for any reason, where such notice has not been subsequently withdrawn by Nasdaq or the underlying failure appropriately remedied or satisfied. However, this condition may not be waived by the parties without recirculation or resolicitation.

Termination

The Merger Agreement may be terminated:

•        by written consent of Aimfinity and Docter;

•        prior to the Reincorporation Merger Effective Time, by written notice to the Docter from Aimfinity or PubCo if (i) there is any breach of any representation, warranty, covenant or agreement on the part of the Docter such that the conditions to the Aimfinity Group obligations to close cannot be satisfied; (ii) the Closing has not occurred by January 28, 2025 or such later date as provided in the then-effective memorandum and articles of association of Aimfinity (the “Termination Date”); or (iii) the consummation of the transactions contemplated by the Merger Agreement is permanently enjoined or prohibited by the terms of any law or a final, non-appealable order; provided that this right to terminate shall not be available if any member of the Aimfinity Group is then in material breach of any of its representations, warranties, covenants or agreements in the Merger Agreement or the sponsor support agreement required thereunder;

•        prior to the Closing, by written notice to Aimfinity or PubCo from Docter if (i) there is any breach of any representation, warranty, covenant or agreement on the part of any member of the Aimfinity Group such that the conditions to the Aimfinity Group’s obligations to close cannot be satisfied; (ii) the Closing has not occurred by the Termination Date; or (iii) the consummation of the transactions contemplated hereby is permanently enjoined or prohibited by the terms of any law or a final, non-appealable order; provided, that this right to terminate the Merger Agreement shall not be available if Docter or any of the Docter Stockholders is then in material breach of any of its representations, warranties, covenants or agreements in the Merger Agreement or a Company Support Agreement; or

•        by written notice from either the Company or PubCo to the other if the required Aimfinity shareholder approval is not obtained at the Extraordinary General Meeting (subject to any adjournment or recess of the meeting).

Non-Survival; No-Recourse

None of the representations, warranties and covenants set forth in the Merger Agreement survive the Closing, except for (i) those covenants and agreements contained in any Additional Agreement (as defined in the Merger Agreement) that by their terms expressly apply in whole or in part after the Closing, and then only with respect to any breaches occurring after the Closing, and (ii) article XI of the Merger Agreement.

Except to the extent specifically agreed upon in the Merger Agreement or an additional agreement related thereto, no past, present or future director, officer, employee, incorporator, member, partner, stockholder, affiliate, agent, attorney, advisor or representative or affiliate of any named party to Merger Agreement or any additional agreement related thereto shall have any liability for the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of the Docter, Aimfinity, PubCo or Merger Sub under the Merger Agreement or any additional agreement related thereto or for any claim based thereon, arising out thereof, or related thereto.

Company Support Agreement

Contemporaneously with the execution of the Merger Agreement, certain Company Stockholders entered into a support agreement pursuant to which such Docter Stockholders, among other things:

(i)     agreed to vote in favor of the Merger Agreement and the transactions contemplated therein;

(ii)    agreed not to, subject to certain customary exceptions, (a) sell, assign, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, establish or increase a put equivalent position or liquidation with respect to or decrease a call equivalent position with respect to, any shares of Docter Stock, or (b) enter into any swap, short sale, hedge or other arrangement that which is designed to, or which would lead to or result in a sale or disposition of any share of Docter Stock;

(iii)   agreed not to engage in the solicitation of proxy or consent (as defined under SEC rules) or to advise or influence others with respect to voting of any share of Docter Stock, other than to recommend that the Merger Agreement and the transactions contemplated therein be approved;

(iv)   agreed not to enter into any other voting trust or any other form of voting agreements with respect to any share of Docter Stock.

Sponsor Support Agreement

Contemporaneously with the execution of the Merger Agreement, the Sponsor entered into a letter agreement pursuant to which such the Sponsor, among other things:

(i)      agreed to appear at or cause such AIMA Ordinary Shares it holds to be counted as present for quorum purposes at such meeting of the shareholders of Aimfinity, and vote or cause such AIMA Ordinary Shares it holds to be voted at such meeting in favor of the Merger Agreement and the transactions contemplated therein;

(ii)    agreed not to vote or cause such AIMA Ordinary Shares it holds to be voted at such meeting in favor for any proposal, action or agreement that would impede, frustrate, prevent, nullify the Merger Agreement and the contemplated transactions, result in the breach of any obligations or preclude the fulfillment of any conditions therein, or amend the Current Charter of Aimfinity not contemplated in the Merger Agreement;

(iii)   agreed not to exercise any redemption rights and waive any adjustment of conversion ratio recognized under the Current Charter;

(iv)   agreed not to, subject to certain exceptions, (a) sell, offer to sell, contract to agree to sell, hypothecate, pledge, grant any option, right or warrant to purchase or otherwise assign, transfer (including by operation of law), allow the creation of a lien, pledge, distribute, dispose of or otherwise encumber any of the AIMA Ordinary Shares, either voluntarily or involuntarily, or otherwise agree or offer to do any of the foregoing, (b) deposit any AIMA Ordinary Shares into any other voting trust or enter into any other voting agreement or arrangement or grant any other proxy or power of attorney, (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law) or other disposition of any AIMA Ordinary Shares before the Termination

Date (as defined in the Merger Agreement), (d) establish or increase a put equivalent position or liquidate or decrease a call equivalent position, with respect to any AIMA Ordinary Shares, enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any AIMA Ordinary Shares, (f) take any action that would have the effect of preventing or disabling Sponsor from performing its obligations hereunder or (g) publicly announce any intention to effect any transaction specified in the foregoing.

Lock-Up Agreements

At or prior to the Closing, PubCo will enter into lock-up agreements (the “Lock-up Agreements”) with any Docter Stockholder who will hold more than 5% of the issued and outstanding PubCo Ordinary Shares upon the Closing, the Sponsor, directors and officers of PubCo, and any affiliates of the foregoing (the “Lock-up Individuals”). Pursuant to the Lock-Up Agreements, for a period of 1 year from the Closing (the “Lock-up Period”), subject to certain customary exceptions, the Lock-up Individuals agree not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any of PubCo Ordinary Shares held by such Lock-up Individuals (including any securities convertible into, or exchangeable for, or representing the rights to receive, such shares) (the “Lock-up Shares”), enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such Lock-up Shares, whether any of these transactions are to be settled by delivery of any such Lock-up Shares, in cash or otherwise, publicly disclose the intention to make any offer, sale, pledge or disposition, or enter into any transaction, swap, hedge or other arrangement, or engage in any Short Sales with respect to any security of the PubCo. For purpose of the Lock-up Agreements, “Short Sales” means all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

Backstop Agreement

On October 16, 2024, AIMA, PubCo and Family Inheritance Consulting (H.K.) Limited, a Hong Kong registered entity (“Investor”), entered into a certain backstop agreement (the “Backstop Agreement”) in connection with the Business Combination, pursuant to which, the Investor agrees to purchase, at the request of AIMA, AIMA Class A Ordinary Shares, at a price of $10.00 per share in the aggregated purchase price (the “Purchase Price”) no less than the minimum amount of cash (the “Commitment”) resulting in the net tangible assets of the PubCo upon the closing of the Business Combination being no less than $5,000,001 in accordance with the requests of the redemption that it has received in connection with the Business Combination immediately prior to the cut-off time to accept redemption request as set forth in its AIMA’s amended and restated memorandum and articles of association effective at the time (the “Redemption Requests”), if and only if the Company reasonably believes that redemptions by public shareholders (“AIMA Public Shareholders” or “Public Shareholders”) of the Company in connection with the Business Combination will result in the net tangible assets of the PubCo upon the closing of the Business Combination being less than $5,000,001 based on the Redemption Requests. In connection with such purchase, the Investor waives redemption rights associated with the purchased shares, and shall receive the same numbers of PubCo Ordinary Shares, upon the closing of the Business Combination. The arrangements (the “Backstop Arrangements”) provided under the Backstop Agreement constitutes Transaction Financing under the Merger Agreement.

As a result of the Backstop Arrangements, as long as the share purchases by the Investor contemplated by the Backstop Arrangement close immediately prior to the Closing, Aimfinity will be able to satisfy the closing condition for net tangible asset, even if all of the AIMA Public Shares are redeemed by the Public Shareholders.

Warrant Assumption Agreement

Prior the Closing, Aimfinity, PubCo and VStock will enter into the Warrant Assumption Agreement, pursuant to which, among other things, Aimfinity shall have assigned all of its rights, interests and obligations in the existing Aimfinity Warrant Agreement to PubCo effective upon the Closing, and PubCo shall have assumed the warrants provided for under the Aimfinity Warrant Agreement.

Interests of Certain Persons in the Business Combination

When you consider the recommendation of the Aimfinity board of directors in favor of adoption of the Acquisition Merger Proposal and the other Proposals, you should keep in mind that Aimfinity’s directors and officers have interests in the Business Combination that are different from, or in addition to, your interests as a shareholder, including the following:

•        If an initial business combination is not completed by the end of the Combination Period, whether with Docter or with any other entity, Aimfinity will be required to liquidate and dissolve. In such an event, 2,012,500 AIMA Founder Shares and 492,000 AIMA Private Placement Units will be worthless. The AIMA Founder Shares were originally acquired by certain Aimfinity’s Initial Shareholders prior to the IPO for an aggregate purchase price of $25,000. AIMA Private Placement Units were acquired by the Sponsor in connection with the IPO for an aggregate purchase price of $4,920,000. On March 17, 2023, the Sponsor distributed 280,000 AIMA Founder Shares and 492,000 AIMA Private Placement Units to its then existing members and repurchased 30,000 AIMA Founder Shares from the former director of Aimfinity resulting the Sponsor holding 1,692,500 AIMA Founder Shares. I-Fa Chang, the CEO, Chairman, and a director of Aimfinity, is one of the three members and the sole manager of the Sponsor. AIMA Founder Shares had an aggregate market value of approximately $20.14 million based on the closing price of AIMA New Units of $11.90 per share on The Nasdaq Global Market as of the Record Date. AIMA Private Placement Units had an aggregate market value of approximately $5.85 million based on the closing price of AIMA New Units of $11.90 per unit on The Nasdaq Global Market as of the Record Date.

•        The Sponsor and Aimfinity’s officers and directors and their affiliates are entitled to reimbursement of reasonable out-of-pocket expenses incurred by them in connection with certain activities on Aimfinity’s behalf, such as identifying and investigating possible business targets and business combinations. However, if the proposed Business Combination is not completed by the end of the Combination Period, they will not have any claim against the Trust Account for reimbursement. Accordingly, Aimfinity may not be able to reimburse these expenses, and the Sponsor and Aimfinity’s officers and directors and their affiliates will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceeded the amount of its working capital if the Business Combination or another business combination is not completed within the allotted time period. As of the date of this proxy statement/prospectus, the Sponsor and Aimfinity’s officers and directors and their affiliates have not had any unpaid reimbursable expenses.

•        In order to extend Aimfinity’s time to complete a business combination by up to an additional nine months as provided in its Current Charter, Aimfinity’s Sponsor or our directors and officers or their designees must deposit the Monthly Extension Payment into the Trust Account for each one-month extension. In addition, Aimfinity’s Sponsor or our directors and officers or their designees may, but are not obligated to, loan Aimfinity funds as may be required. Aimfinity may issue such Extension Notes or Working Capital Notes to the Sponsor, officers, directors, of their affiliates, evidencing the terms of the Monthly Extension Payments or the working capital loans, respectively, as applicable. Such Extension Notes or Working Capital Notes may also provide that such Monthly Extension Payments or working capital loans may be convertible into Private Placement Units, which are identical to the AIMA Private Placement Units issued to the Sponsor in the private placement consummated simultaneously with the closing of the IPO, at a price of $10.00 per unit at the option of the lender. If Aimfinity completes the Business Combination, it would repay such deposit amounts out of the proceeds of the Trust Account released to Aimfinity. Otherwise, such loans would be repaid only out of funds held outside the Trust Account. In the event that the Business Combination does not close, Aimfinity may use a portion of the working capital held outside the Trust Account to repay such deposit amounts but no proceeds from the Trust Account would be used to repay such loaned amounts. As of the date hereof, Aimfinity had issued 9 First EGM Extension Notes and 9 Second EGM Extension Notes in the aggregate amount of $1,305,000, to I-Fa Chang, as the designee of the Sponsor. Aimfinity has also issued 3 Working Capital Notes in an aggregate amount of $2,500,000, to I-Fa Chang in connection with I-Fa Chang’s provision of up to $2,500,000 of working capital loans to Aimfinity. Collectively, pursuant to the IPO Prospectus, up to $1,500,000 of the Extension Notes and Working Capital Notes may be convertible into 150,000 Working Capital Units, at a price of $10.00 per unit. In the event that Aimfinity fails to complete a business combination by the prescribed time period, it is uncertain if it has sufficient working capital held outside the Trust Account to fully repay all the outstanding loans from the Extension Notes or the Working Capital Notes.

•        If the Business Combination with Docter is completed, it is currently contemplated that I-Fa Chang, who is currently the CEO, Chairman and member of the Aimfinity Board, will continue to be Chairman and member of the board of directors of PubCo after the closing of the Business Combination (assuming that the Acquisition Proposal is approved as described in this proxy statement/prospectus). In addition, Kevin D. Vassily and Teng-Wei Chen, two members of the Aimfinity Board, will also serve as member of the board of directors of PubCo after the closing of the Business Combination. As such, in the future, each of Mr. Chang, Mr. Vassily and Dr. Chen will receive any cash fees, share options or share awards that PubCo’s board of directors determines to pay to its directors.

•        Because of the exercise of Aimfinity’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the Business Combination and/or of the Merger Agreement, the exercise of such discretion may result in a conflict of interest when determining whether such changes or waivers are appropriate and in the best interests of Aimfinity’s shareholders.

•        The Merger Agreement provides for the continued indemnification of Aimfinity’s current directors and officers and the continuation of directors and officers liability insurance covering Aimfinity’s current directors and officers.

•        Pursuant to the Merger Agreement, at the Closing of the Business Combination, PubCo shall issue 30,000 PubCo Ordinary Shares, in the aggregate, to the three independent directors of Aimfinity who hold office immediately prior to the Effective Time of the Acquisition Merger, with each such independent director receiving 10,000 PubCo Ordinary Shares, as compensation.

•        Aimfinity’s officers and directors may make loans from time to time to Aimfinity to fund certain capital requirements. As of February 25, 2025, the Sponsor and Aimfinity’s officers and directors and their affiliates have loaned an aggregate principal amount of $2,563,675.80 to Aimfinity, all of which remains outstanding. If the Business Combination is not consummated, the loans will not be repaid and will be forgiven except to the extent there are funds available to Aimfinity outside of the Trust Account.

•        The Sponsor and its affiliates will benefit from the completion of a business combination and may be incentivized to complete an acquisition of a less favorable target company or on terms less favorable to shareholders rather than liquidate. The Sponsor and its affiliates will own 1,692,500 shares, representing 17.1% ownership interest in PubCo resulting from the completion of the Business Combination assuming no redemption. Such PubCo Ordinary Shares had an aggregate market value of approximately $20.14 million based on the closing price of AIMA New Units of $11.90 per unit as of the Record Date.

•        The Sponsor and its affiliates can earn a positive rate of return on their investment, even if other Aimfinity shareholders experience a negative rate of return in the combined company following the Business Combination. For example, if the share price of the ordinary shares declined to $5.00 per share after the close of the business combination, the AIMA Public Shareholders that purchased shares in the initial public offering would have a loss of $5.00 per share, while the Sponsor would have a gain of $4.98 per share because it acquired the Founder Shares for a nominal amount.

•        The Sponsor, its affiliates and Aimfinity’s officers and directors are, or in the future may become, affiliated with entities that are engaged in similar business to Aimfinity or to Docter. Our independent director, Mr. Vassily, is a member of the board of directors of Denali Capital Acquisition Corporation, a SPAC listed on Nasdaq that is currently engaged in a business combination with Longevity Biomedical, Inc., a biotech company. The Sponsor, its affiliates and Aimfinity’s officers and directors are not prohibited from sponsoring, or otherwise becoming involved with, another SPAC prior to the completion of the Business Combination. In addition, our independent directors, Dr. Chen and Dr. Li, are involved in various biotech and medical-related businesses, which may compete with Docter in the future, and our Chairman, Mr. Chang and our independent director, Dr. Chen, are involved in various investment vehicles in Taiwan, which may compete with Docter for investment opportunities in the future. Aimfinity’s officers and directors may become aware of business opportunities which may be appropriate for presentation to Aimfinity, and the other entities to which they owe certain fiduciary or contractual duties. Accordingly, they may have had conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in Aimfinity’s favor and such potential business opportunities may be presented to other entities prior to their presentation to Aimfinity, subject to applicable fiduciary duties under Cayman Islands law. Aimfinity’s Current Charter provides that Aimfinity renounces its interest in any corporate opportunity offered to any officer or director of Aimfinity. This waiver allows Aimfinity’s officers and directors to allocate opportunities based on a combination of the objectives and fundraising needs of the target, as well as the investment objectives of the Aimfinity. Aimfinity does not believe that the waiver of the corporate opportunities doctrine otherwise has a material impact on its search for an acquisition target.

•        Aimfinity’s Chief Financial Officer, Mr. Tian, was the managing director and head of capital market of US Tiger, Aimfinity’s business combination advisor and one of the representatives of the underwriters of Aimfinity’s IPO. Mr. Tian owed fiduciary duty to both Aimfinity and US Tiger in the past. Conflicts may arise from the past affiliation with Aimfinity (including in connection with Xuedong (Tony) Tian’s affiliation with US Tiger), the provision of services both to Aimfinity and to third-party clients in the past, as well as from actions undertaken by US Tiger for its own account. US Tiger is often engaged as a financial advisor, or placement agent, to corporations and other entities and their directors and managers in connection with the sale of those entities, their assets or their subsidiaries. Aimfinity does not believe that any such potential conflicts would materially affect our ability to complete our initial business combination.

•        Aimfinity’s CEO, Mr. Chang, is the manager and one of the members of the Sponsor. He beneficially owns 91.1% of the membership interests of the Sponsor, and may be deemed to beneficially own 1,542,500 AIMA Class B Ordinary Shares. Aimfinity’s CFO, Mr. Tian, is also a member of the Sponsor. He beneficially owns 5.9% of the membership interests of the Sponsor, and may be deemed to beneficially own 100,000 AIMA Class B Ordinary Shares. The AIMA Class B Ordinary Shares that Mr. Chang and Mr. Tian beneficially own would become worthless if Aimfinity does not complete a business combination within the applicable time period, as the Sponsor has waived any right to redemption with respect to these shares, without any separate consideration provided by Aimfinity for such waiver. Such AIMA Class B Ordinary Shares held by the Sponsor have an aggregate market value of approximately $20.14 million, based on the closing price of AIMA New Units on the Record Date, resulting in a theoretical gain of $20.12 million (or $11.88 per share). Additionally, Mr. Chang has a pre-existing personal relationship with Mr. Huang, the CEO of Docter. Mr. Chang is not entitled to additional compensation or economic interests from Aimfinity or Docter for such introduction or for the completion of the Business Combination, see “Background of the Business Combination — Timeline of the Business Combination” on page 110 for more details.

In negotiating and in determining to recommend the Business Combination, the Aimfinity Board took into account these interests, as well as other factors, including the redemption rights of the public shareholders and the receipt by the Aimfinity Board of the Updated Fairness Opinion provided by Newbridge Securities Corporation regarding the fairness to Aimfinity of the consideration to be paid in the Business Combination. The Aimfinity Board felt that the overall fairness of the deal outweighed the conflicts of interest when recommending the Business Combination. The Aimfinity Board felt that many of these conflicts of interests were present in similar transactions and did not believe any of them outweighed the potential benefits it believed could be achieved from the consummation of the Business Combination.

Redemption Rights

Pursuant to Aimfinity’s Current Charter, Aimfinity’s Public Shareholders may demand to have their AIMA Class A Ordinary Shares redeemed for cash at the applicable redemption price per share equal to the quotient obtained by dividing (i) the aggregate amount on deposit in the Trust Account calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the Trust Account (net of taxes payable) and not previously released to Aimfinity to pay its taxes, by (ii) the total number of then-issued and outstanding Public Shares. As of February 25, 2025, this would have amounted to approximately $12.08 per share.

You will be entitled to receive cash for any public shares to be redeemed only if you:

(i)     (x) hold public AIMA Class A Ordinary Shares through AIMA New Units or (y) hold public AIMA Class A Ordinary Shares through AIMA Units, and you elect to separate your AIMA Units into the underlying public AIMA New Units and public AIMA Class 1 Warrants, prior to exercising your redemption rights with respect to the public AIMA Ordinary Shares by submitting the AIMA New Units for redemption; and

(ii)    prior to 5:00 p.m. Eastern Time, March 24, 2025, which is two business days before the Extraordinary General Meeting, (a) submit a written request to the transfer agent to redeem all or a portion of the AIMA Class A Ordinary Shares underlying the AIMA New Units for cash; and (b) tender your New Units by either delivering your certificate (if any) and other redemption forms to the Transfer Agent or by delivering your AIMA New Units electronically using the Depository Trust Company’s DWAC (Deposit Withdrawal At Custodian) system.

There is a public market for the trading of AIMA New Units, each of which consists of one AIMA Class A Ordinary Share and one-half of one AIMA Class 2 Warrant. There is no separate trading for the AIMA Class A Ordinary Shares, and the Public Shareholders who wish to redeem their Public Shares may submit their AIMA New Units for redemption of such Public Shares. As a result, the Public Shares underlying the AIMA New Units will be redeemed for a pro rata portion of the funds available in the Trust Account and the AIMA Class 2 Warrants will be forfeited and cancelled.

Public Shareholders who wish to redeem their Public Shares and who hold AIMA New Units do not need to separate your AIMA New Units, and may submit AIMA New Units for redemption of such Public Shares. Holders of outstanding AIMA Units must separate the underlying AIMA New Units and AIMA Class 1 Warrants prior to exercising redemption rights with respect to the AIMA Ordinary Shares. If AIMA Units are registered in a holder’s own name, the holder must deliver the certificate for its AIMA Units to the transfer agent with written instructions to separate the AIMA Units into their individual component parts. This must be completed far enough in advance to permit the mailing of the certificates back to the holder so that the holder may then exercise his, her or its redemption rights upon the separation of the AIMA New Units from the AIMA Units.

If a broker, dealer, commercial bank, trust company or other nominee holds AIMA Units for an individual or entity (such individual or entity, the “beneficial owner”), the beneficial owner must instruct such nominee to separate the beneficial owner’s AIMA Units into their individual component parts. The beneficial owner’s nominee must send written instructions by facsimile to the transfer agent. Such written instructions must include the number of AIMA Units to be separated and the nominee holding such AIMA Units. The beneficial owner’s nominee must also initiate electronically, using DTC’s DWAC system, a withdrawal of the relevant AIMA Units and a deposit of an equal number of AIMA New Units and AIMA Class 1 Warrants. This must be completed far enough in advance to permit the nominee to exercise the beneficial owner’s redemption rights upon the separation of the AIMA New Units from the AIMA Units. While this is typically done electronically the same business day, beneficial owners should allow at least one full business day to accomplish the separation. If beneficial owners fail to cause their AIMA Units to be separated in a timely manner, they will likely not be able to exercise their redemption rights.

Any request for redemption, once made, may be withdrawn at any time up to two business days before the Extraordinary General Meeting. Furthermore, if a shareholder delivered his certificate for redemption and subsequently decided prior to two business days before the Extraordinary General Meeting not to elect redemption, he may simply request that the transfer agent return the certificate (physically or electronically).

If a holder exercises its redemption rights, then such holder will be exchanging its public shares for cash and will no longer own shares of the post-Business Combination company. Such a holder will be entitled to receive cash for its public shares only if it properly demands redemption and delivers its shares (either physically or electronically) to our Transfer Agent in accordance with the procedures described herein. Please see the section titled “The Extraordinary General Meeting — Redemption Rights” for the procedures to be followed if you wish to redeem your Public Shares for cash.

A redemption payment will only be made in the event that the proposed Business Combination is consummated. If the proposed Business Combination is not completed for any reason, then Public Shareholders who exercised their redemption rights would not be entitled to receive the redemption payment. In such case, Aimfinity will promptly return the share certificates to the Public Shareholder.

Appraisal Rights

The Cayman Companies Act prescribes when shareholder appraisal rights will be available and sets the limitations on such rights. Where such rights are available, shareholders are entitled to receive fair value for their shares. However, regardless of whether such rights are or are not available, shareholders are still entitled to exercise the rights of redemption as set out herein, and AIMA Board has determined that the redemption proceeds payable to shareholders who exercise such redemption rights represents the fair value of those shares.

Holders of AIMA Ordinary Shares have appraisal rights in connection with the Business Combination under the Cayman Companies Act. AIMA Public Shareholders are entitled to give notice to AIMA prior to the Extraordinary General Meeting that they wish to dissent to the Business Combination and to receive payment of fair market value for his, her or its AIMA Ordinary Shares if they follow the procedures set out in the Cayman Companies Act.

In essence, that procedure is as follows: (i) the shareholder must give his written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for his shares if the merger or consolidation is authorized by the vote;

(ii) within 20 days following the date on which the merger or consolidation is approved by the shareholders, the constituent company must give written notice to each shareholder who made a written objection; (iii) a shareholder must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of his intention to dissent, including, among other details, a demand for payment of the fair value of his shares; (iv) within seven days following the date of the expiration of the period set out in (ii) above or seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase his, her or its shares at a price that the company determines is the fair value and if the company and the shareholder agree the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount; and (v) if the company and the shareholder fail to agree on a price within such 30 day period, within 20 days following the date on which such 30 day period expires, the company (and any dissenting shareholder) must file a petition with the Cayman Islands courts to determine the fair value and such petition must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached.

AIMA Public Shareholders who elect to exercise appraisal rights will lose their right to exercise their redemption rights as described herein.

Anticipated Accounting Treatment

The Business Combination will be accounted for as a reverse merger in accordance with U.S. GAAP. Under this method of accounting, Aimfinity will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on the Docter Stockholders expecting to have a majority of the voting power of the post-combination company, the relative size of Docter compared to Aimfinity, and Docter operations comprising the ongoing operations of the post-combination company. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Docter issuing stock for the net assets of Aimfinity, accompanied by a recapitalization. The net assets of Aimfinity will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Docter.

Background of the Business Combination

The terms of the Business Combination are the result of negotiations between Aimfinity and Docter, and their respective representatives. The following is a brief description of the background of these negotiations.

Aimfinity is a blank check company incorporated as a Cayman Islands exempted company on July 26, 2021 for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or similar Business Combination with one or more businesses. As provided in Aimfinity’s governing documents, Aimfinity is not limited by geographic region, however, we will not complete an initial business combination with a target that is headquartered in China (including Hong Kong and Macau) or conducts a majority of its business in China (including Hong Kong and Macau). Additionally, Aimfinity’s efforts to identify a potential business combination target were not limited by a particular industry.

Aimfinity’s Initial Public Offering

On April 28, 2022, Aimfinity consummated its IPO of 8,050,000 AIMA Units, which included 1,050,000 AIMA Units issued pursuant to the full exercise by the underwriters of their over-allotment option, with each AIMA Unit consisting of (i) one AIMA Class 1 Warrant, and (ii) one AIMA New Unit, which in turn consists of (a) AIMA Class A Ordinary Share, and (b) one-half of one AIMA Class 2 Warrant, with each whole AIMA Warrant entitling the holder thereof to purchase one AIMA Class A Ordinary Share. The AIMA Units were sold at a price of $10.00 per AIMA Unit, and the IPO generated gross proceeds of $80,500,000.

Simultaneously with the closing of our IPO, Aimfinity consummated a Private Placement with the Sponsor, of an aggregate of 492,000 AIMA Private Placement Units (including 42,000 AIMA Private Placement Units purchased pursuant to the full exercise by the underwriters of their over-allotment option) at a price of $10.00 per AIMA Private Placement Unit, generating gross proceeds to Aimfinity of $4,920,000. Each Private Placement Unit consists of (i) one

AIMA Class 1 Warrant, and (ii) one AIMA New Unit, which in turn consists of (a) one AIMA Ordinary Share, or AIMA Private Placement Share, and (b) one-half of one AIMA Class 2 Warrant. The terms and provisions of the AIMA Private Placement Warrants are identical to the AIMA Warrants, except that, subject to certain limited exceptions, they are subject to transfer restrictions until 30 days following the consummation of the Aimfinity’s initial business combination. On April 28, 2022, a total of $82,110,000 of the net proceeds from the IPO and the Private Placement was deposited in the Trust Account established for the benefit of the AIMA Public Shareholders at a U.S. based Trust Account, with U.S. Bank, National Association, acting as trustee. The terms and provisions of the warrants in the Private Placement Units are identical to the Public Warrants, except that, subject to certain limited exceptions, they are subject to transfer restrictions until 30 days following the consummation of Aimfinity’s initial business combination.

Sponsor Membership Change and Aimfinity Management Change

On March 17, 2023, due to the Sponsor’s inability to continue to fund and support the operations of Aimfinity and to consummate an initial business combination, a series of transactions were consummated to effect a change in the ownership structure of the Sponsor:

•        First, the Sponsor initiated a distribution of 280,000 Founder Shares and 492,000 AIMA Private Placement Units held by the Sponsor to Imperii Strategies LLC, member of the Sponsor at the time, who agreed to receive and hold such Founder Shares and Private Placement Units on behalf of Imperii Strategies LLC, Aimfinity & Co. Ltd. and Yuming Investments LLC, all three members (together, the “Sellers”) of the Sponsor at the time.

•        Second, the Sponsor entered into a repurchase agreement with Xin Wang, Joshua Gordon, James J. Long and Nicholas Torres III, then directors and officers of Aimfinity, to each transfer 10,000 Founder Shares for the consideration of $120 to the Sponsor, as a result of which, the Sponsor would beneficially hold 1,692,500 Founder Shares.

•        Third, the Sponsor entered into a Membership Interest Purchase and Transfer Agreement (the “Membership Purchase Agreement”) with I-Fa Chang and the Sellers, pursuant to which I-Fa Chang purchased all outstanding membership interests of the Sponsor from the Sellers, and became sole manager and member of the Sponsor, in exchange for the consideration of $1,000,000.

After the transactions (collectively, the “Sponsor Membership Change”), Mr. Chang assumed control of the Sponsor, as its sole member and manager with 100% of the membership interests. The Sponsor, in turn, beneficially owns 1,692,500 Founder Shares.

The Sellers no longer serve as member of the Sponsor, while Imperii Strategies LLC holds 280,000 Founder Shares and 492,000 Private Placement Units for the benefits of the Sellers.

In connection with the Sponsor Membership Change and to afford flexibility for the new member of the Sponsor to install a slate of new directors and officers to Aimfinity, all members of the AIMA board (the “former board members”) and all executive officers (the “former management”) agreed to resign. In their place, pursuant to the authority conferred by the amended and restated memorandum and articles of associations effective at the time, which provides for the holders of the Founder Shares the exclusive authority to appoint and remove Aimfinity’s directors prior to the closing of its initial business combination without any shareholder vote, the Sponsor of Aimfinity, as the sole shareholder of the AIMA Class B Ordinary Shares, appointed a new AIMA board, consisted of Ivan Chang, Tony Tian, Kevin D. Vassily, Hanzhong (Han) Li and Teng-Wei Chen. The new AIMA board, in turn, appointed a new management team, led by CEO and Chairman, I-Fa (Ivan) Chang, and CFO (then-Head of Capital Markets at US Tiger) Xuedong (Tony) Tian.

There was no known disagreement between any of the former board members and Aimfinity on any matter relating to the Aimfinity’s operations, policies or practices.

As provided in the amended and restated memorandum and articles of associations effective at the time, holders of the AIMA Class A Ordinary Shares shall have no right to appoint or remove any directors of Aimfinity, and is not entitled to redeem their shares solely in connection with the appointment or removal of any directors of Aimfinity. For further details, see “Risk Factors — Prior to the Business Combination, the Public Shareholders have very limited influence on the appointment or removal of the management of Aimfinity.”

Target Search

After the consummation of the IPO, Aimfinity began their search for a suitable target for a business combination. In addition, they were contacted by a number of individuals and entities with respect to potential business combination opportunities.

Between April 28, 2022 and the date of the Merger Agreement, Aimfinity reviewed in varying degrees approximately 25 potential business combination candidates involved in various industries and sectors, including multiple technology and software companies, consumer goods companies, and healthcare and biotechnology companies. Of the 25 potential business combination candidates, Aimfinity’s management only has minimal contacts or engagement with 19 candidates. For those 19 candidates, beyond the review of introductory materials or a preliminary introductory conference call, Aimfinity did not proceed with any further actions.

With regards to the remaining 6 candidates, including Docter, Aimfinity’s management had more extensive and advanced engagements or in-depth due diligence with such candidates, including, in each candidate’s case, engagement in more than one of the following forms: (i) execution of non-disclosure agreements with regard to certain candidates; (ii) setting up data room to conduct financial or business due diligence; (iii) engagement of external advisors or vendors for valuation analysis; (iv) negotiation or execution of letters of intent; or (v) presentation to the Aimfinity Board for consideration. We summarize Aimfinity’s management review and analysis process below:

Candidate One:    On May 6, 2022, Aimfinity was introduced to Candidate One, a North American surveillance hardware developer, by Alvin Wang, then-director of Aimfinity. After the parties executed a non-disclosure agreement in early May 2022, Aimfinity’s management and representatives of Candidate One held several meetings during which the business of Candidate One was presented and discussed. A data room was also opened for financial and business due diligence. From August to October, 2022, the parties had discussions with a valuation firm, EF Hutton and US Tiger to discuss valuation methods and range for the potential business combination. On October 7, 2022, the parties agreed to a non-binding term sheet to engage in further discussions on the business combination and due diligence. Shortly thereafter, the parties respectively engaged legal counsel to conduct due diligence and prepare transactional documents. Given the need for potential transactional financing to support Candidate One’s business and the transaction, the parties had extensive discussions with EF Hutton and US Tiger on potential financing from October 2022 to February 2023. In November 2022, Aimfinity also engaged EF Hutton as a placement agent to arrange potential financing for the contemplate financings. The parties had multiple meetings with potential investors during the period between October 2022 and February 2023. However, because of hardship in obtaining a PIPE financing commitment and the challenging market conditions, the parties agreed to abandon the proposed transaction in February 2023.

Candidate Two:    On May 11, 2022, Aimfinity was introduced to Candidate Two by US Tiger. Candidate Two is a data mining and analytics solution provider based in East Asia. On May 13, 2022, Candidate Two and Aimfinity executed a nondisclosure agreement. In the same month, a data room was opened for preliminary financial and business due diligence. Throughout May and June 2022, Aimfinity management and representatives of Candidate Two held several conference calls to discuss Candidate Two’s business, shareholder structure, capitalization table, funding history, financials, and other related documents. The parties also exchanged written inquiries and responses in late May to early June 2022 regarding the business conditions of Candidate Two. From mid to late June 2022, the parties, EF Hutton and US Tiger had several meetings to discuss valuation options for the contemplated transactions. However, the parties could not bridge the gap on the valuation of Candidate Two. On or about June 29, 2022, Candidate Two decided not to proceed further with Aimfinity regarding the business combination discussions.

Candidate Three:    On May 31, 2022, US Tiger introduced Candidate Three to Aimfinity. Candidate Three is an online ticketing and booking platform based in Asia. On June 3, 2022, Candidate Three and Aimfinity executed a nondisclosure agreement and subsequently opened a data room. Throughout June 2022, Aimfinity and Candidate Three held conference calls to discuss the business of Candidate Three, initial valuation and plans for financing. Aimfinity’s management delivered written requests or questions after reviewing the materials provided, and discussed valuation issues and regulatory risks with Candidate Three’s management in several conference calls. At the end of June 2022, after internal deliberation over concerns on Candidate’s limited size and growth potential, Aimfinity decided not to move forward with Candidate Three for further discussion of business combination.

Candidate Four:    In March 2023, Candidate Four, a Taiwanese recycling technology solution company, was introduced by a social acquittance of Ivan Chang to Aimfinity. An investor presentation was provided by the management of Candidate Four to Aimfinity. During the course of March to April 2023, Aimfinity had multiple meetings with Candidate

Four’s management to learn about Candidate Four’s technologies, their applications, and competitive strength and challenges Candidate Four was facing in the ESG investment space. However, after multiple conversations, Candidate Four declined to accommodate Aimfinity’s inquiries into Candidate Four’s financial statements and the parties, without further due diligence, cannot align on a valuation range. On May 5, 2023, after discussion with Aimfinity Board, Aimfinity decided not to proceed further with the discussion with Candidate Four.

Candidate Five:    In March 2023, Ivan Chang reached out to the management of Candidate Five, a Taiwanese bio-tech company that he has known for years in Taiwan about potential business combination. Between March and May 2023, Aimfinity has several meetings and conference calls with the management of Candidate Five to discuss Candidate Five’s patent and intellectual property portfolio, product pipelines, clinical trial and regulatory application processes, and financial conditions. However, after extensive discussions, Aimfinity’s management determined that Candidate Five’s suggested valuation range was too high, and its drug development and trial expenses were too significant. On May 5, 2023, at the recommendation of the management, the Aimfinity Board decided not to move forward with the discussion with Candidate Five.

Timeline of the Business Combination

On March 30, 2023, Mr. Chang, the CEO of Aimfinity and Dr. Chen, an independent director of Aimfinity, were invited by Mr. Hsin-Ming Huang, CEO of Docter and a personal friend of Mr. Chang, to a signing ceremony for a collaboration agreement between Docter and the City of Ottawa, Canada. At the event, after discussing with Mr. Huang about Docter and its business, Mr. Chang mentioned, for the first time, to Mr. Huang the possibility of a potential business combination with Docter.

On April 1, 2023, Mr. Huang sent an investor presentation to Mr. Chang with more information about Docter’s business.

On April 10, 2023, Mr. Chang and Dr. Chen had a meeting with Mr. Huang to understand the business plan of Docter, including its ongoing research and development collaborations with external medical schools and research institutions regarding Docter’s existing and new products and services, and applicable regulatory review or approval that may be required for Docter’s devices.

On April 13, 2023, and on April 17, 2023, respectively, Mr. Chang and Dr. Chen had two additional meetings with Mr. Huang, where Mr. Huang discussed Docter’s main customers and future business plans.

On May 2, 2023, Mr. Chang, Dr. Chen and Mr. Huang had a meeting with an accounting firm in Taiwan who is assisting with Docter’s pre-audit financial statements to discuss the readiness of the financial statements of Docter and potential audit schedule.

From May 3 to May 4, 2023, Mr. Huang had two additional consecutive meetings with Mr. Chang. Mr. Chang discussed the general parameters of a non-binding letter of intent with Mr. Huang.

On May 5, 2023, at a board meeting of Aimfinity on behalf of management, Mr. Chang presented the recent target search results, which include discussions with Candidate Four, Candidate Five and Docter to Aimfinity’s board. The board and the management of Aimfinity discussed, among others, each candidate’s operating industry, competitive strength and weakness, historical performance, funding needs, business plan and the respective management’s seriousness and commitment to a potential business combination with Aimfinity. At the meeting, the management expressed their interest in further exploring the feasibilities in merging with Docter in consideration of: (i) its existing research and development (R&D) capabilities and its R&D collaboration track record and available opportunities; (ii) its status with respect to the commercialization of its key products and current revenue generating applications (such as its long-term care application and services); (iii) its need for critical management and financial support to ensure its growth path. The Aimfinity Board agreed that Aimfinity should further explore potential business combination with Docter.

On May 8, 2023, Robinson & Cole LLP (“R&C”), Aimfinity’s existing U.S. counsel who assists with its SEC reporting obligations under the Exchange Act of 1934, was engaged by Aimfinity to act as its U.S. securities counsel to assist with its potential business combination.

On May 19, 2023, Mr. Huang informed Mr. Chang and Dr. Chen about the status of a collaboration initiative between National Cheng Kung University Hospital and Docter for certain clinical trial using Docter’s devices, and potential regulatory review issues by the Taiwan Food & Drug Administration for its existing and new products.

On May 30, 2023, Mr. Chang organized a call to introduce Mr. Huang to Henry Guo, then-Vice President of US Tiger and R&C, where US Tiger and R&C provided a brief overview on the timelines of a potential deSPAC transaction.

On June 2, 2023, Winston & Strawn LLP (W&S) was engaged as the U.S. counsel to Docter in connection with the Business Combination.

On June 12, 2023, Mr. Chang and Mr. Huang met again in person at Docter’s Taiwan headquarters. At the meeting, Mr. Huang agreed to execute a non-disclosure agreement with Aimfinity. In addition, the parties agreed that Mr. Chang would discuss with R&C to propose the of the non-binding letter of intent (LOI), with a term sheet attached to the LOI laying out the principal terms of the potential business combination, which will be reviewed by Docter and W&S.

During May 2023 and the first week of June 2023, Mr. Guo, Mr. Chang and Mr. Huang had multiple meetings, and Mr. Huang shared Docter’s historical unaudited financial information, and financial projections based on customer information, sales benchmarks, and comparable companies, with representatives of Aimfinity and US Tiger for financial due diligence and valuation analysis. Based on Docter’s historical financial information, market trends and forecasts from 2022, cost assumptions, and estimates of future capital expenditures, and the application of industry-standard valuation multiples and discount rates, at the advice of US Tiger and after discussions with Docter, Aimfinity proposed an initial valuation range of $70 million to $100 million at the meeting between Mr. Chang and Mr. Huang on June 12, 2023.

Specifically, US Tiger assists with Aimfinity in two valuation analysis: (i) a discounted cash flow analysis (DCF), and (ii) a public comparable companies analysis, with the following assumptions and basis for analysis:

•        DCF Analysis:

•        Mr. Huang provided unaudited financial information and projections for 2023 to 2028 as the basis for analysis. To conduct the DCF analysis, Docter provided several benchmark assumptions including the number of products to be sold from 2023 to 2028, the unit price for the products (which shall remain flat for the periods), the change in gross margin per unit and operating margin from 2023 to 2028.

•        Based on the unaudited financial information provided by Docter and the projection information, the DCF analysis yielded valuation of $72.0 million.

•        Public Comparable Companies Analysis:

•        To determine the company’s valuation based on Docter’s comparable public companies, US Tiger worked with Docter and Aimfinity to identify comparable companies, which are the same with the companies identified in the Fairness Opinion, (see “— Basis for the Recommendation of Aimfinity’s Board of Directors — Fairness Opinion — Comparable Public Company Analysis”), with an average enterprise value/sales comparatives of 7.5X for 2023 and 6.1X for 2024. Using sales forecasts of $9.90 million and $16.50 million for the company for 2023 and 2024, the analysis yielded a $87.2 million valuation.

Following on discussion between US Tiger and Aimfinity management, Aimfinity agreed with US Tiger to propose an initial valuation range of $70 million to $100 million.

On June 13, 2023, Mr. Chang had a call with R&C to discuss key provisions of the term sheet. Based on his discussion with Mr. Huang during the June 12, 2023 meeting, the initial terms of the business combination was proposed by Aimfinity in the LOI to Docter, including:

•        (i) the initial valuation range of the enterprise value of Docter to be between $70 million to $100 million, subject to adjustment based on a fairness opinion rendered by an independent advisor to be engaged by Aimfinity;

•        (ii) the PubCo shall adopt an equity incentive plan for the employees of PubCo with an award pool for up to 10% of the PubCo’s outstanding shares immediately after Closing;

•        (iii) Aimfinity and Docter shall collaborate to obtain necessary Transaction Financing in the form of backstop equity commitment or private investment in public equity (“PIPE”) in connection with the closing;

•        (iv) the PubCo board shall consists of five members, including three independent directors as required under applicable Nasdaq and SEC rules, with all five to be designated by Aimfinity initially;

•        (v) the executive officers of Docter shall survive and become executive officers of PubCo after Closing;

•        (vi) Aimfinity and Docter shall split the transaction costs on a 50-50 basis;

•        (vii) the Merger Agreement and relevant ancillary documents shall be governed by New York state law;

•        (viii) Each of the Company and SPAC will be responsible for and pay its own expenses incurred in connection with the Acquisition; provided however, that if the Acquisition is consummated, all out-of-pocket costs and expenses incurred in connection with the Acquisition shall be borne and paid by the Surviving Company.

•        (ix) such other standard closing conditions shall apply.

R&C drafted and shared the initial draft of the LOI with Docter and W&S on the same date.

On June 14, 2023, Mr. Chang had another in-person meeting with Mr. Huang to further negotiate the commercial terms in the LOI. In particular, Mr. Chang and Mr. Huang agreed that the corporate governance of the future PubCo should provide more flexibilities for the two parties, and that the PubCo would rely on Mr. Huang to continue his role as the point person for its daily operations and research and development efforts, while it requires Mr. Chang’s expertise in strategic development, marketing and sales, and fundraising for the company. Based on their conversations, the parties agreed to revise the LOI to clarify that:

•        (i) the parties will seek to qualify for foreign private issuer status for the PubCo, which may allow the company to apply home country practice exemptions for certain corporate governance requirements;

•        (ii) PubCo may consider to apply home country practice exemptions from applicable Nasdaq rules for its board composition, and that only one independent director must be appointed to the PubCo board by Aimfinity, while both Mr. Chang and Mr. Huang shall serve on the board;

•        (iii) While Mr. Huang will remain an officer of PubCo, the parties agree that additional officers, including a Chief Financial Officer, of PubCo shall be designated by the PubCo board, as the parties may seek to bring experienced executives from the outside to join the rank of the PubCo;

•        (iv) PubCo will not establish a share incentive plan prior to the business combination, due to the limited size of the PubCo.

The parties further agreed that the LOI shall terminate under one of three conditions: (a) upon notice of termination by either party; (b) upon execution of a Merger Agreement; or (c) if neither of the foregoing has occurred, three months from the date of the LOI was executed.

On June 15, 2023, after discussing with Docter, W&S proposed further revisions to the LOI, including:

•        (i) Transaction Financing:    The parties should specify the obligations of obtaining Transaction Financing due to the ambiguity of what constitutes “necessary” Transaction Financing;

•        (ii) PubCo Directors and Officers:    as agreed at the June 14 meeting, the PubCo board shall consists of five members, and all initial nominees must be agreed upon by the parties, provided that both Mr. Chang and Mr. Huang, and at least one independent director shall be appointed to the PubCo board initially;

•        (iii) Aimfinity Extension Payment Terms:    the Sponsor or its designee shall bear the cost to pay for any Monthly Extension Payment;

•        (iv) Survival of Representations and Warranties:    the representations, warranties and pre-Closing covenants to be set forth in a definitive agreement for the business combination shall not survive beyond Closing, and there shall be no post-Closing indemnification or other recourse against either party;

•        (v) Deferred Underwriting Fees:    Aimfinity shall use reasonable best efforts to negotiate with US Tiger and EF Hutton regarding a reduction or reallocation of deferred underwriting fees;

•        (vi) Transaction Cost:    Expect with regard to registration fees and other filing fees, which will be equally split between the parties, each of the Company and SPAC will be responsible for and pay its own expenses incurred in connection with the Acquisition; provided however, that if the Acquisition is consummated, all out-of-pocket costs and expenses incurred in connection with the Acquisition shall be borne and paid by the Surviving Company.

In response, and after consulting with the Aimfinity management, R&C accepted all of W&S’ proposals. In addition, R&C and W&S exchanged further emails to further confirm the following terms:

•        (i) Transaction Financing:    Each of the Company and SPAC will be responsible for and pay its own expenses incurred in connection with the Acquisition; provided however, that if the Acquisition is consummated, all out-of-pocket costs and expenses incurred in connection with the Acquisition shall be borne and paid by the Surviving Company. The parties agreed to provide more flexibilities for the transaction by not setting a specific fundraising target, but by agreeing to use reasonable commercial efforts to obtain Transaction Financing;

•        (ii) PubCo Directors and Officers:

•        the PubCo board shall consists of five members, including at least 1 independent director;

•        All initial PubCo officers shall be appointed by mutual agreements of the parties, provided that Mr. Huang shall continue to serve as an officer of PubCo.

R&C and W&S reached an agreed form of the LOI, and presented to Aimfinity and Docter respectively on the same date for review and approval.

On June 15, 2023, the Aimfinity Board had a meeting with the Aimfinity management and representatives of US Tiger and discussed the key terms of the draft LOI. The Aimfinity Board agreed to the terms of the LOI and agreed to set an initial valuation range of $70 million to $100 million for the target, subject to evaluation by an independent investment bank to provide a fairness opinion for the board.

On June 16, 2023, Aimfinity and Docter entered into the LOI, which, inter alia, includes:

(i)     the initial valuation range of the enterprise value of Docter to be between $70 million to $100 million, subject to adjustment based on a fairness opinion rendered by an independent advisor to be engaged by Aimfinity;

(ii)    the parties will use reasonable commercial efforts to obtain Transaction Financing without setting out a specific target amount;

(iii)   the Sponsor may designate 4 directors of PubCo that are agreeable to Docter, while Docter may designate one director of PubCo, provided that both Mr. Chang and Mr. Huang shall be appointed to the PubCo board, provided that at least one director appointed to the PubCo Board shall meet the independence requirements under Nasdaq and SEC rules;

(iv)   the representations and warranties shall not survive Closing, and no shares will be held in an escrow account for indemnification;

(v)    each party shall bear its own transaction expenses except that they will split the costs of registration fees and other filing fees; and

(vi)   the parties shall further discuss and finalize the terms and conditions of such business combination.

During the period from the date of the Non-Binding Letter of Intent until the date of the Merger Agreement, the parties, through their counsel, actively discussed deal structure, conducted necessary legal due diligence, exchanged draft, comments, revisions on the transaction documents. Some historical events are listed as the followings:

Concurrently with the signing of the LOI, R&C and W&S agreed that W&S would take lead in the initial drafting of the Merger Agreement, and agreed that three ancillary agreements would be drafted: a form of lock-up agreement, a sponsor Support agreement, and a Docter stockholder support agreement.

On June 17, 2023, after consulting with Aimfinity management during the preceding two business days, R&C reached out to W&S to propose a “double-dummy” merger structure, after taking into account of (x) the parties’ preference for qualifying for foreign private issuer for the PubCo to afford corporate governance flexibilities for the PubCo, (y) the preference for conducting confidential filing initially; (iii) likely delay in the preparation of the audited financial statements of Docter, and (iv) the likely tax effect of the transactions.

During the following week, each party had further discussions with the respective counsel and US Tiger to analyze the tax effect of the transactions.

On June 21, 2023, R&C commenced legal due diligence on Docter and a data room was set up to collect information for such purpose.

On June 27, 2023, on behalf of the parties, R&C and W&S agreed on the deal structure. After that, R&C and W&S took lead roles on preparing the draft of Merger Agreement and other ancillary documents.

On June 28, 2023, Maples, Aimfinity’s existing Cayman Islands counsel, was engaged to specifically advise Aimfinity and PubCo on Cayman Islands law matters arising from the Business Combination.

On July 28, 2023, based on the structure agreed by the parties and the LOI, W&S provided an initial draft of the Merger Agreement to R&C for review.

On August 3, 2023, Merger Sub was incorporated in the State of Delaware.

In addition, on August 7, 2023, Liu, Lin, Yuan & Shaw, Attorneys at Law, was engaged as Taiwanese counsel to Docter at the request of Aimfinity and R&C to advise Docter on Taiwanese law matters.

On August 10, 2023, R&C provided initial comments on the Merger Agreement to W&S. In particular, R&C made significant revisions to:

•        (i) add to the representations and warranties sections concerning compliance with FDA law, healthcare law, privacy and data security laws and regulations;

•        (ii) revise the representations and warranties section concerning employment law and other matters;

•        (iii) make technical revisions on the Closing mechanics;

•        (iv) reduce the threshold on material contracts for Closing covenants;

•        (v) removal of sections related to an equity incentive plan for the PubCo;

•        (vi) adding antitrust related provisions to Closing covenants;

•        (vii) addition of a requirement for a Taiwanese legal opinion to be delivered as a Closing condition.

Throughout May to August 2023, in conjunction with the preparation for the legal due diligence and transaction document preparation, Mr. Guo and Mr. Huang continued to engage in discussion on financial due diligence and discussion and review of the valuation analysis, based on the valuation analysis conducted previously for the initial valuation determination. Among the topics and issues discussed were: the cost of goods, sales price and potential order numbers; the projected sales benchmarks; the addressable market and market size, in terms of geographic and industry limits; the time frame of projections; competitors and competitions; etc. During the process of the discussion, US Tiger recommended and Docter has agreed to refine and reduce its projections provided in the initial valuation in terms of potential sales benchmarks, size of potential markets and growth rates. On August 28, 2023, Newbridge was engaged as the third-party investment bank for providing the fairness opinion to the Board. At the facilitation of Mr. Guo, Mr. Huang provided the projection information to Newbridge.

Throughout the month of August 2023, Mr. Guo organized several calls between representatives of Newbridge and Mr. Huang where Mr. Huang provided financial information and projection to Mr. Guo and Newbridge for its evaluation of Docter.

On August 28, 2023, Mr. Chang had a meeting with Mr. Guo to discuss the proposed valuation of Docter. Mr. Guo discussed US Tiger’s engagement with Mr. Huang and Newbridge, and noted the degrees of uncertainties in the financial projections provided by Docter, including:

•        The fact that no audited financial statements of Docter is available at this time, and that the unaudited financial statements of Docter of its recent fiscal periods reflect a going concern, given the significant constraints in financial resources of Docter, its significant cost in research and development expenses, and the needs for additional financing.

•        The fact that Docter has a very limited record in generating hardware sales, as compared to its existing sales records in the Docter Cloud platform and related services.

•        The fact that US Tiger has recommended, and Docter has agreed to refine and reduce its projections in terms of potential sales benchmarks, size of potential markets, and growth rates.

•        The fact that there may be significant operational challenges as it seeks to expand sales and scale operations, given the limited size of the Taiwanese market, and the difficulties in expanding overseas, in relation to supply chain challenges, regulatory and legal risks, and difficulties in localizing operations, sales, and marketing, among other matters.

Upon the advice of US Tiger, Mr. Chang agreed that the valuation of Docter should be lowered to $60 million, based on consideration of a variety of factors, including:

•        Recent market downturns:    There were significant market downturns in the healthcare device and service market during 2022 and the first half of 2023, including decreases in fundraising, and projected investments, according to sources such as PMMI Business Intelligence’s 2023 reports and data from S&P Global Market Intelligence. In addition, Taiwan’s economic recovery slowed down due to electronic device market downturns, supply chain disruptions, and geopolitical events in 2023, as compared to the immediate post-Covid rapid-path recovery in 2022, according to sources such as BNP Paribas Economic Research. The market downturn imposes challenges for fundraising and for potential R&D collaboration, particularly as Docter may seek to develop and leverage research institutions, universities, hospitals to generate initial product interests, clinical trial opportunities, and market introduction opportunities.

•        Sales Challenges.    Aimfinity and US Tiger believes that the unit sales projections for 2024, which was projected by Docter to triple from 2023, to be overly aggressive due to the limited size of the Taiwanese market, and the significant uncertainties in international expansion, and that Docter has, in the process of discussion with US Tiger, already pared back its projections from the initial valuation.

•        Limits in financial resources.    The Company has incurred significant research and operational costs, including financing through the form of loans from Mr. Huang, to support its ongoing DocterWatch and BioRadar development without significant sales, while its current business were unable to support its significant operating losses. To achieve significant market expansion and margin expansion that Docter projected, the post-combination companies would need material investments to strength its production and distribution channels, while continuing to invest in R&D. However, the current financial posture means that Docter will continue to rely on extensive financing in the short-term. In addition, the company will rely on significant financial resources to scale.

Based on the recommendation of US Tiger, Mr. Chang agreed to adjust the risk profile of Docter, particularly given its lack of a sales record for the DocterWatch and other hardware devices, by proposing a change to the earnout structure to incentivize sales benchmarks.

On August 29, 2023, R&C met with Mr. Chang to review the specific terms of the Merger Agreement and discussed any open comments or revisions needed.

On August 31, 2023, W&S provided R&C with a draft of the disclosure schedule to the Merger Agreement for review.

Throughout September 2023, Mr. Chang had several meetings with Mr. Guo and Mr. Huang to discuss how to structure the earnout considerations, including (x) if the milestones should be tied to the financial statements of the post-combination PubCo, (y) if the milestones should be tied to certain sales targets of Docter’s specific types of products, (z) the size of the earnout consideration and the method of calculation.

On September 10, 2023, W&S provided a revised Merger Agreement, incorporating technical comments and revisions from its tax, intellectual property and healthcare specialist teams, management of Docter and the Taiwanese counsel of Docter. In the revised draft, W&S also added an earnout structure to the Merger Agreement, after discussing the structure with Docter.

On September 12, 2023, R&C provided a draft of the Company Support Agreement, Sponsor Support Agreement, and form of the lock-up agreement to W&S. Specifically:

•        Company Support Agreement:    the company support agreement, which shall be signed by Docter stockholders holding a majority of the issued and outstanding shares of common stock of Docter, provides that the signatories shall agree to, prior to the termination of the Merger Agreement, (v) vote for the Merger Agreement and any transactions contemplated therein in a meeting of stockholders; (w) not to transfer common stock held by such Docter stockholders, except pursuant to certain regulatory exceptions or agreements between the parties; (x) not to make or engage in the solicitation of proxies; (y) waive any appraisal rights in connection with the transactions contemplated; (z) certain other customary conditions to support the transactions.

•        Sponsor Support Agreement:    the Sponsor support agreement, which shall be signed by the Sponsor, provides that the Sponsor shall agree to, prior to the termination of the Merger Agreement, (v) vote for the Merger Agreement and any transactions contemplated therein in an extraordinary general meeting; (w) waive redemption rights and right to adjustment conversion ratio from Class B ordinary shares to Class A ordinary shares; (x) not to transfer common stock held by such Docter stockholders, except pursuant to certain regulatory exceptions or agreements between the parties; (y) waive any appraisal rights in connection with the transactions contemplated; (z) certain other customary conditions to support the transactions.

•        Form of Lock-Up Agreement:    the lock-up agreement, which shall be entered between PubCo and any stockholder who will hold more than 5% of the issued and outstanding PubCo Ordinary Shares upon the Closing, the Sponsor, directors and officers of PubCo, and any affiliates of the foregoing, provides that such signatories will, subject to certain customary exceptions, agree not to (i) sell, offer to sell, contract or agree to sell, pledge or otherwise dispose of, directly or indirectly, any PubCo Ordinary Shares held by them until the date that is one year after the date of the Closing.

On September 13, 2023, PubCo was incorporated in the Cayman Islands.

On September 16, 2023, after a meeting between Mr. Chang and Mr. Huang, the parties agreed to an earnout structure with milestones based on units of sales for Docter’s products.

On September 21, 2023, Messina Madrid Law, P.A. was engaged as the tax counsel to Aimfinity to advise on tax law implications of the Merger Agreement.

On September 27, 2023, W&S provided technical revisions and comments on the ancillary documents to the Merger Agreement.

On October 2, 2023, R&C shared a copy of the advanced draft of the Merger Agreement, along with the draft ancillary documents to the Merger Agreement, with Aimfinity’s board for its review and comments. R&C also provided a summary to the board for the key terms and conditions of the Merger Agreement.

Between October 2 and October 4, 2023, counsel from Messina Madrid Law had calls and email exchanges with the tax counsel from W&S, and agreed on tax treatment issues regarding the transactions.

On October 3, 2023, R&C provided an advanced draft due diligence memo to the Board for its review.

On October 4, 2023, R&C, W&S and Maples had a call to discuss potential mechanics with the earnout structure. Pursuant to counsel’s agreement, rather than issuing the earnout shares first upon Closing and holding in escrow to be transferred at a later time to the Docter Stockholders once conditions are met, the earnout shares will not be issued until the earnout conditions are met first. R&C and W&S exchanged emails to confirm on the text of the earnout structure before presenting to the parties for review.

On October 7, 2023, the parties confirmed that they have agreed to the revised earnout structure.

On October 7, 2023, R&C provided an updated draft of the Merger Agreement for W&S to review, after consolidating technical from Aimfinity’s management, revised language reflecting the new earnout structure, and agreed revisions from the tax counsel for Aimfinity and Docter. Specifically:

•        removal of dissenter right provisions, at the advice of Cayman counsel;

•        revisions to the earnout structure pursuant to the October 7 agreements;

•        after consulting with Mr. Chang, new language was proposed to issue 10,000 PubCo Ordinary Shares upon Closing to each then-serving directors of Aimfinity as compensation for their services;

•        technical revisions on the effect of existing SPAC shares at Closing, representations and warranties of the parties, and certain other provisions;

On October 9, 2023, R&C made cleaning revisions on the ancillary documents and the disclosure schedule of Docter and shared with W&S. R&C also held a meeting with Aimfinity management to discuss the state of the due diligence, negotiation of the Merger Agreement and other ancillary documents.

On October 10, 2023, W&S reverted a further updated Merger Agreement, mostly clearing up the issues that the parties agreed on. On the same date, R&C provided an updated draft Merger Agreement, a copy of the final draft of the fairness opinion, and a copy of the fairness opinion presentation to the Board for its review and comments.

On October 11, 2023, R&C also shared a draft disclosure schedule of Aimfinity for W&S to review.

On October 12, 2023, W&S and R&C exchanged emails and correspondences to clean up and finalize the Merger Agreement, and all ancillary documents. A final copy of the Merger Agreement and ancillary documents were presented to the management and board on the same day for review.

At 9:00 pm EST, October 12, 2023, a meeting of the Board was called to discuss and approve the Merger Agreement, each Ancillary Document, and the Business Combination. In the meeting, Mr. Chang, the Chief Executive Officer and Chairman of the Board, provided the summary of Aimfinity’s search for potential targets, the background of the proposed transactions and a summary of the business of Docter, and the financial due diligence conducted on Docter.

After taking into account of the final projections presented by Docter in October 2023, Newbridge Securities Corporation provided its fairness opinion on the proposed business combination for the board’s reference, and, based on and subject to the assumptions, limitations, qualifications, and other matters considered in the preparation of such opinion that the consideration to be paid by Aimfinity in connection with the Business Combination pursuant to the Merger Agreement is fair, from a financial perspective. For more information, see “— Basis for the Recommendation of Aimfinity’s Board of Directors — Fairness Opinion”. During and after the presentation of Newbridge Securities Corporation, the directors of Aimfinity had the opportunity to ask questions about Newbridge Securities’ fairness opinion, including but not limited to the consideration of Comparable Public Company analysis and Discounted Cash Flow Analysis.

After considering the proposed terms of the Merger Agreement, each Ancillary Document, and other related transaction agreements and taking into account the other factors described below under the caption “Aimfinity’s Board of Directors’ Reasons for Approving the Business Combination,” the board unanimously approved the Merger Agreement, each Ancillary Document, and the Business Combination, and determined that it was advisable and in the best interests of Aimfinity to consummate the Business Combination.

On October 13, 2023, Aimfinity, PubCo, Merger Sub, and Docter entered into the Merger Agreement. In connection with the execution of the Merger Agreement, the Company Support Agreement were executed by and among Aimfinity and each of the Docter Stockholders, and the Sponsor Support Agreement were executed by and among Aimfinity, the Sponsor and Docter Inc.

On October 16, 2023, Aimfinity and Docter issued a joint press release announcing the execution of the Merger Agreement. On the same date, Aimfinity filed a Current Report on Form 8-K with a summary of certain key terms of the Merger Agreement and other ancillary agreements.

During the last week of May 2024, MaloneBailey, the independent registered public accounting firm for Docter, informed the parties that the board appointment power between the Sponsor, with the right to designate four directors of the PubCo board upon the Effective Time, and Docter, with the right to designate one director of the PubCo board upon the Effective Time, may not support the accounting treatment of the Business Combination as a “reverse capitalization” under U.S. GAAP.

On May 29, 2024, the management of Aimfinity agreed to propose an amendment to the Merger Agreement to provide that Docter will have the right to designate three directors of the PubCo board while the Sponsor will have the right to designate two directors of the PubCo board upon the Effective Time, subject to discussion with Messina Madrid Law, U.S. tax counsel for Aimfinity, regarding the potential U.S. tax impact on the Business Combination of the proposed change to the composition of the PubCo board.

On June 4, 2024, after consulting with Messina Madrid Law, Aimfinity proposed and Docter accepted Amendment No. 1 to the Merger Agreement to provide that Docter will have the right to designate three directors of the PubCo board while the Sponsor will have the authority to designate two directors of the PubCo board upon the Effective Time.

On October 16, 2024, AIMA, PubCo and Family Inheritance Consulting (H.K.) Limited, a Hong Kong registered entity (“Investor”), entered into a certain backstop agreement (the “Backstop Agreement”) in connection with the Business Combination, pursuant to which, the Investor agrees to purchase, at the request of AIMA, AIMA Class A Ordinary Shares, at a price of $10.00 per share in the aggregated purchase price (the “Purchase Price”) no less than the minimum amount of cash (the “Commitment”) resulting in the net tangible assets of the PubCo upon the closing of the Business Combination being no less than $5,000,001 in accordance with the requests of the redemption that it has received in connection with the Business Combination immediately prior to the cut-off time to accept redemption request as set forth in its AIMA’s amended and restated memorandum and articles of association effective at the time (the “Redemption Requests”), if and only if the Company reasonably believes that redemptions by AIMA Public Shareholders in connection with the Business Combination will result in the net tangible assets of the PubCo upon the closing of the Business Combination being less than $5,000,001 based on the Redemption Requests. In connection with such purchase, the Investor waives redemption rights associated with the purchased shares, and shall receive the same numbers of PubCo Ordinary Shares, upon the closing of the Business Combination. The arrangements (the “Backstop Arrangements”) provided under the Backstop Agreement constitutes Transaction Financing under the Merger Agreement.

On November 21, 2024, Mr. Chang, Mr. Huang and R&C had a meeting to discuss the status of the Business Combination. Mr. Chang and Mr. Huang agreed that in light of the passage in time since the execution of the Merger Agreement, the change in the business of Docter, particularly the delay in the marketing and sales of its DocterWatch portfolio and the execution of some of its potential orders, the launch of the other products in the pipeline, and the availability of the audited financial statements of Docter for the year ended December 31, 2023 and unaudited financial statements of Docter for the six-month period ended June 30, 2024, Aimfinity shall consider re-evaluating the merger consideration of the Business Combination and the terms of the Merger Agreement. At the request of Aimfinity, Mr. Huang agreed to provide updated projections of profit and loss of Docter for Aimfinity to review the the terms of the Merger Agreement.

On November 24, 2024, at the invitation of Aimfinity’s management, Mr. Guo, formerly Vice President of US Tiger and now a member of AIME Capital Markets LLC, an independent investment management firm, had a discussion with Mr. Chang and Mr. Huang regarding the progress of the Business Combination, the financial performance of Docter, and the preparation of the registration statement on Form F-4. The parties at the call discussed the possibility for re-evaluating the merger consideration, based on updated projections of Docter’s financial performance.

Following separate discussions by and among Mr. Chang, Mr. Tian, Aimfinity’s CFO, Mr. Huang, and Mr. Guo between December 13 and December 16, 2024, Docter engaged Mr. Guo on December 22, 2024 as the financial advisor of Docter, who was tasked with the role to assist Mr. Huang in the preparation of updated projections of Docter’s financial performance for fiscal years ended December 31, 2024 through December 31, 2034. In exchange for his service, Mr. Guo is entitled to receive 20,000 PubCo Ordinary Shares upon the closing of the Business Combination.

On January 8, 2025, Mr. Guo shared the updated financial projections of Docter for the fiscal years ended December 31, 2024 through December 31, 2034 to Mr. Chang and Mr. Tian. Mr. Chang and Mr. Tian had a meeting with Mr. Guo, after which the Aimfinity management decided to recommend to the Board that, based on the updated financial models of future financial projections of Docter for the years ended December 31, from 2024 through 2034, Aimfinity should consider not proposing any change to the merger consideration of $60 million.

The Aimfinity management reached the recommendation because, after reviewing the updated 2025 projections:

•        while changes in the business development and financial performance between October 2023 and January 2025 resulted in Docter’s delay in generating sales and boosting demands of the DocterWatch products, progress has been made in the development of Docter’s Docter iCare products, thereby opening additional pipelines for revenue generation;

•        the business development has not significantly impeded the identified sales opportunities for DocterWatches, particularly as Docter begins to assist with the clinical trials conducted by the Innovation Center for Computational Health, Massachusetts General Hospital, Harvard Medical School, which may present potential promising demand for DocterWatches, as described under “Certain Unaudited Prospective Financial Information of Docter — Projections — Watches sold to Innovation Center for Computational Health, Massachusetts General Hospital, Harvard Medical School”;

•        the basis for the DCF Analysis presented by the updated 2025 projections extend for a ten-year period, which are not particularly affected by the short-term financial developments;

•        the market valuation for comparative public companies have improved over time.

On January 9, 2025, Aimfinity’s Board conducted a meeting where Mr. Chang and Mr. Tian debriefed the Board on the status of the Business Combination, the change in the business and financial performance of Docter, and the difference between the financial results of Docter in fiscal years 2023 and 2024, and the projected financial results as provided by Docter during the negotiation process in support of the Fairness Opinion as of October 13, 2023. At the meeting, at the invitation of Mr. Chang, Mr. Guo discussed the financial performance of Docter in fiscal years 2023 and 2024 and presented an overview of the updated projections of Docter. Aimfinity’s management recommended to the Board that no change to the merger consideration would be necessary, but the Board should consider re-engaging Newbridge to provide an updated Fairness Opinion as of on or about January 20, 2025.

After the meeting, the Aimfinity Board agreed to request Newbridge to provide an updated Fairness Opinion. It further requested the management to re-evaluate the earnout arrangements of the Merger Agreement.

On January 17, 2025, the Aimfinity management decide to propose changes to the earnout arrangements. Originally, under the Merger Agreement:

(i)     1,000,000 Earnout Shares in aggregate will be issued to the Docter Stockholders if and only if PubCo completes sales of at least 30,000 Devices (as defined in the Merger Agreement) during fiscal year 2024 as reflected in its audited consolidated annual financial statements for the fiscal year ending December 31, 2024 prepared in accordance with the U.S. GAAP as filed with the SEC; and

(ii)    1,500,000 Earnout Shares will be issued to each Docter Stockholders on a pro rata basis if and only if PubCo completes sales of at least 40,000 Devices during fiscal year 2025 as reflected in its audited consolidated annual financial statements for the fiscal year ending December 31, 2025 prepared in accordance with U.S. GAAP as filed with the SEC.

Under the new proposal:

(i)     1,000,000 Earnout Shares in aggregate will be issued to the Docter Stockholders if and only if PubCo completes sales of at least 30,000 Devices (as defined in the Merger Agreement) during fiscal year 2025 as reflected in its audited consolidated annual financial statements for the fiscal year ending December 31, 2025 prepared in accordance with the U.S. GAAP as filed with the SEC; and

(ii)    1,500,000 Earnout Shares will be issued to each Docter Stockholders on a pro rata basis if and only if PubCo completes sales of at least 40,000 Devices during fiscal year 2026 as reflected in its audited consolidated annual financial statements for the fiscal year ending December 31, 2026 prepared in accordance with U.S. GAAP as filed with the SEC.

The proposed text of an Amendment No. 2 to the Merger Agreement was shared by R&C on January 20, 2025, and Docter agreed to the proposed changes to the earnout arrangement on January 22, 2025. The proposed text of an Amendment No. 2 was presented to the Aimfinity Board for consideration on January 24, 2025.

On January 29, 2025, Newbridge delivered an updated Fairness Opinion and presentation to the Aimfinity Board, which considered, in part, the updated projections of profit and loss provided by Docter as of January 27, 2025 the $60 million merger consideration, and the Merger Agreement as amended by Amendment No. 1 and Amendment No. 2. The Updated Fairness Opinion provided, subject to its terms, assumptions and limitations, in relevant part, that the merger consideration of $60 million remain fair from a financial perspective to the unaffiliated shareholders of Aimfinity.

On the same day, the Aimfinity Board decided not to seek further changes to the Merger Agreement, and approved the Amendment No. 2.

Aimfinity’s Board of Directors’ Reasons for Approving the Business Combination

Aimfinity was organized for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. As provided in Aimfinity’s governing documents, Aimfinity is not limited by geographic region, however, will not complete an initial business combination with a target that is headquartered in China (including Hong Kong and Macau) or conducts a majority of its business in China (including Hong Kong and Macau). Aimfinity’s business strategy is to identify and complete its initial business combination with high growth technology and tech-enabled businesses domestically and abroad (excluding China, Hong Kong and Macau) in the consumer internet, e-commerce, software, cloud computing, healthcare, transportation/mobility or financial services industries, as well as other industries that are being disrupted by advances in technology.

Processes, Criteria, and Considerations

With the objectives to generate attractive returns for shareholders and enhance value through improving operational performance of the acquired company in mind, Aimfinity’s management has been committed to using a series of key industry characteristics, including compelling long-term growth, attractive competitive dynamics, consolidation opportunities and low risk of technological obsolescence, and key business characteristics, including high barriers to entry, significant streams of recurring revenue, opportunity for operational improvement, attractive steady-state margins, high incremental margins and attractive free cash flow characteristics to identify target businesses.

Aimfinity’s goal is to identify a target that:

•        is fundamentally sound but underperforming relative to its potential;

•        exhibits unrecognized value or other characteristics that Aimfinity believes have been undervalued by the marketplace;

•        is at an inflection point where Aimfinity believes it can drive improved financial performance;

•        offers opportunities to enhance financial performance through organic initiatives and/or inorganic growth opportunities that Aimfinity identifies in its analysis and due diligence;

•        can benefit from Aimfinity’s founders’ knowledge of the target’s sector, proven collection of operational strategies and tools, and past experiences in profitably and rapidly scaling businesses;

•        is valued attractively relative to its existing cash flows and potential for operational improvement; and

•        offers an attractive potential return for Aimfinity shareholders, weighing potential growth opportunities and operational improvements in the target business against any identified downside risks.

These criteria and guidelines are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination target may be based, to the extent relevant, on these general criteria and guidelines as well as other considerations, factors and criteria that Aimfinity’s management may deem relevant.

In addition, Aimfinity’s management is committed to conducting thorough due diligence of any target it identifies, through a variety of means and methodologies, including meetings with incumbent management, document review, inspection of facilities, as well as a review of financial, operational, legal and other information made available to Aimfinity. Aimfinity will also capitalize on its management team’s expertise in analyzing and evaluating operating plans, financial projections and in determining the appropriate return expectations given the risk profile of the target business and the suitability of the target to become a public company.

As provided in the IPO Prospectus, in the event Aimfinity seeks to complete its initial business combination with a company affiliated with the Sponsor or any of its officers or directors, Aimfinity, or a committee of its independent directors, will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions that such initial business combination is fair to Aimfinity from a financial point of view. It is, however, not required to obtain such an opinion in any other context.

Engagement with Docter

The Business Combination between Aimfinity and Docter resulted from a thorough search for a potential target, utilizing Aimfinity management team’s networks and connections. After extensive due diligence, acquisition of a fairness opinion, and negotiations of terms between the representatives and advisors of Aimfinity and Docter, Aimfinity finalized the Merger Agreement.

Prior to reaching the decision to approve the Merger Agreement, the Aimfinity Board reviewed the results of the business, legal, and financial due diligence conducted by management and third party legal and financial advisors, and the fairness opinion and presentation provided by Newbridge Securities which included:

1.      Extensive meetings with Docter’s management, including interviews with Mr. Huang and others on the business and its future growth strategy.

2.      Research and review of the Taiwanese medical device, healthcare and biotech markets, including historical growth trends, competition information, and regulatory development.

3.      Analysis and review of Docter’s historical unaudited financial statements.

4.      Analysis and review of the Fairness Opinion and presentation.

5.      Analysis and review of Docter’s research collaboration arrangements, supplier agreements, health care service application and cloud-service agreements and related service demonstrations, DocterWatch sales arrangements and product demonstrations.

6.      Review of Docter’s business model including its planned future operations and underlying technology.

7.      Review of Docter’s corporate documents, material business contracts, licenses, permits, and other provided documents.

8.      Review of Docter’s related party transactions.

9.      Legal due diligence review conducted by Aimfinity’s legal counsel.

10.    Financial due diligence review conducted by Aimfinity management in collaboration with US Tiger.

11.    Assessment of Docter’s public company readiness.

12.    Consultation with US Tiger regarding financial due diligence and Fairness Opinion assessment.

For further details, see section entitled “— Key Considerations” below for key factors and considerations that the Aimfinity Board weighed in favor or against proceeding with the Business Combination with Docter. For additional discussion on the Fairness Opinion, see section entitled “— Basis for the Recommendation of Aimfinity’s Board of Directors — Fairness Opinion”. Other than the Fairness Opinion, Aimfinity has not received a report, opinion or appraisal materially relating to the Business Combination.

Key Considerations

With the goal to acquire a high growth technology or tech-enabled company that will generate attractive returns for shareholders and enhance value through improving operational performance, Aimfinity considered the following positive factors, although not weighted or in any order of significance:

Market-differentiating Technical Expertise.    Partnered with leading universities and research institutions in Taiwan, Docter has developed three main types of products or services: (i) “DocterWatch”, a wearable and portable precise health monitoring device; (ii) “Docter Cloud”, a cloud-based system with integrated health monitoring, vascular elasticity tracking, and myocardial infarction prediction functions; (iii) “Docter iCare”, a contactless biometric radar product which remotely monitors certain physiological signals of the user. In particular, DocterWatch products include market-leading technologies that can monitor heartbeat, blood pressure and sleep duration and quality, analyze related risks such as risk of coronary heart disease and mental stress, as well as provide services such as fall detection and reminders to take medication, supported by registered patents and proprietary trade secrets in Taiwan. According to the information provided by Docter, DocterWatch has unique market competitiveness due to its ability to conduct real-time heartbeat monitoring and export raw data that can be used by research or medical institutions for their research and development of disease analysis and algorithms. The Docter iCare may have significant market competition advantages due to its ability to continuously monitor a customer’s breath rate, heart rate and temperature from the customer’s bed and provide them with a sense of safety and security at home by monitoring their movement (or lack thereof) in certain parts of the home. Therefore, the DocterWatch and Docter iCare, with their unique value propositions, have significant market potential in the wearable and medical device markets in Taiwan and beyond, including use in a variety of medical or healthcare settings, such as inpatient treatment and monitoring in hospitals, and outpatient care in long-term care facilities, hospices, or at home. All of these products and devices also can operate hand-in-hand with the Docter-cloud and mobile-based health monitoring and care management system, which can provide integrated support for a variety of patient or long-term care settings and environments.

Emerging Multi-channel Revenue Model.    Docter has the opportunity to develop a three-track, multi-channel revenue model. It has generated sales for its cloud and mobile-based telehealth and health monitoring services for the past two years, and for its DocterWatch products for the past year. Docter expects to start selling the Docter iCare in the second quarter of 2025. With a positive industry outlook for its DocterWatch and Docter iCare devices, and the potential for cross-selling between these devices and service offerings, which can be interconnected, Docter expects to have a diverse portfolio of devices and service offerings with significant upsides and reduced reliance on concentrated sales or any one customer.

Attractive Valuation that Balances Investment Return and Growth Upsides.    Guided by the principles to extract return for Aimfinity shareholders from unrecognized or undervalued assets and prospects from potential target businesses and to find targets with attractive valuations relative to existing cash flows and operational potentials, Aimfinity was able to reach a valuation that is both advantageous to the Public Shareholders and considerate of the potential upsides of Docter’s future growth.

While initially agreeing to set the valuation range for Docter at between $70 million to $100 million and considering a variety of factors, including the recommended range of $71.5 million to $75.2 million in the fairness opinion presentation to the Board by Newbridge, the lack of an extensive sales record, and the issue with cash flows, Aimfinity negotiated and settled at a base valuation of $60 million with Docter. After the passage in time, change in the business of Docter since the execution of the Merger Agreement and the availability of the audited financial statements for the year ended December 31, 2023 and the unaudited financial statements for the six-month period ended June 30, 2024, the Aimfinity Board decided to request Docter to provided updated financial projection information for Aimfinity to re-evaluate the terms of the merger consideration and the earnout arrangements, and requested an updated fairness opinion from Newbridge. After receiving and reviewing the updated financial projection information provided by Docter on January 8, 2025 for the fiscal years ended December 31, 2024 through December 31, 2034, the Aimfinity Board decided not to change the merger consideration but to adjust the earnout arrangement timeline.

In the context of the Aimfinity Board’s evaluation of the terms of the transactions and the fairness of the consideration of the transactions to Aimfinity and the Public Shareholders, the Aimfinity Board relied, in part, on the Updated Fairness Opinion provided by Newbridge. The Updated Fairness Opinion was prepared based on such information, financial studies, analyses and investigations, and financial, economic and market criteria which Newbridge deemed relevant, including the financial model of Docter with historical financial statements and financial projections (including potential revenue growth and free cash flow margins) provided by the Docter’s management team, as provided in the section entitled “— Uncertain Unaudited Projected Financial Information of Docter”, and included such assumptions and limitations as provided in the Updated Fairness Opinion. For more information, see section entitled “— Basis for the Recommendation of Aimfinity’s Board of Directors — Fairness Opinion”, and Annex G hereto. Other than the Fairness Opinion, Aimfinity has not received a report, opinion or appraisal materially relating to the Business Combination.

However, Aimfinity also recognizes that despite its lack of cash and short sales record, particularly those risk laid out in the section entitled “Risk Factors — Risks Related to Docter’s Business — Docter has a limited operating history and is subject to the risks encountered by development-stage companies” and “Risk Factors — Risks Related to Docter’s Business — Docter may need substantial additional capital in the future. If additional capital is not available at such time as it required, Docter will have to delay, reduce or cease operations”, it believes that there are significant potentials for Docter’s businesses and operations. In particular, after discussion with Docter and conducting research on the Taiwanese markets, Aimfinity believes that Docter’s product portfolios may have significant competitive edges due to its technical sophistication, it has market potential well beyond the Taiwanese market, and its products have applicability beyond telehealth and outpatient care. See the sections entitled “Industry Overview of Docter”, including “Industry Overview of Docter — Competition and Competitive Strengths” for more details.

Trying to incentivize the development of Docter’s businesses and to bridge the gap between the current valuation and its growth potential, Aimfinity proposed and built in an earnout structure into the Merger Agreement tied to the financial performance of Docter’s newest and most promising product, the bioradar device. Aimfinity is also committed to lending its hands and expertise to Docter to guide its development to ensure that its full potential will be realized. This includes close collaboration between the management teams, appointment of members of Aimfinity’s board and management team to the PubCo’s board of directors and management team, and potential funding support from the Sponsor and Aimfinity management’s networks.

Prime Opportunity for Outside Guidance and Growth.    As discussed earlier, both Aimfinity and Docter believes that Docter has reached, as discussed in Aimfinity’s business combination criteria, an “inflection point” in its development from a pre-revenue, development-stage company to a company devoted to the commercialization of its products and services, driven by financial growth and expansion for its shareholders. There are, therefore, significant challenges unique to Docter’s business and other businesses similar to Docter’s. For example, see the sections entitled “Risk Factors — Risks Related to Docter’s Business — Docter has a limited operating history and is subject to the risks encountered by development-stage companies”, “Risk Factors — Risks Related to Docter’s Business — Docter may need substantial additional capital in the future. If additional capital is not available at such time as it required, Docter will have to delay, reduce or cease operations”, “Risk Factors — Risks Related to Docter’s Business — Docter currently has a limited customer base. Failure to recruit new customers or expand its relationship with existing customers may reduce its revenues and significantly harm its business”, and “Risk Factors — Risks Related to Docter’s Business — If Docter is unable to support its growth strategies successfully, timely, or at all, then Docter’s ability to generate, and thereafter increase, revenue and achieve profitability could be materially and adversely affected.”

Some of Docter’s products have already generated some modest commercial success or market interests. As Docter makes this transition to commercializing its products and services, Docter can benefit from Aimfinity management’s and the board’s knowledge of the relevant sectors, proven collection of operational strategies and tools, and past experiences in profitably and rapidly scaling businesses to guide and foster Docter’s growth and expansion. As a company that is facing a cash crunch and limited growth experience, Docter needs and Aimfinity can offer the financial management, investment, merger and acquisition, and industry knowledge and experience to lead organic initiatives and identify inorganic growth opportunities to drive Docter’s financial growth.

Comparative Advantages over Other Alternatives.    Aimfinity believes that after a thorough review of other business combination opportunities available to its management and board, the Business Combination represents the best potential business combination opportunity for Aimfinity and its shareholders, based upon the process utilized to evaluate and assess other potential acquisition targets, and the Board believes that such process has not presented a better alternative, especially considering a combination of Docter’s attractive valuation, technological competitive strength, and future growth potential, among other factors.

The Board also identified and considered the following factors and risks as weighing negatively against pursuing the Business Combination (although not weighted or in any order of significance):

•        Macroeconomic Risks.    Macroeconomic uncertainty in local and regional economies, and the effects it could have on Docter’s growth potential and investment profile;

•        Redemption Risk.    The potential that a significant number of Aimfinity’s Public Shareholders elect to redeem their shares prior to the consummation of the Business Combination which in turn may leave little to no cash in Aimfinity’s Trust Account for post-combination working capital purposes;

•        Shareholder Vote.    The risk that Aimfinity’s shareholders may fail to provide the respective votes necessary to approve the Business Combination;

•        Closing Conditions.    The fact that the completion of the Business Combination is conditioned on the satisfaction of certain closing conditions that are not or may not be within Aimfinity’s control, including the SEC’s review of the registration statement/prospectus and Nasdaq’s approval of PubCo’s listing application;

•        Litigation.    The possibility of litigation challenging the Business Combination or that an adverse judgment granting permanent injunctive relief could indefinitely enjoin consummation of the Business Combination;

•        Listing Risks.    The challenges associated with preparing Docter, a private entity, for the applicable disclosure and listing requirements to which PubCo will be subject as a publicly traded company on Nasdaq upon the closing of the Business Combination;

•        Benefits May Not Be Achieved.    The risks that the potential benefits of the Business Combination or synergies between Aimfinity and Docter may not be fully achieved or may not be achieved within the expected time frame;

•        Financial Resource Constraints.    The fact that there is a going concern for Docter, and the fact that Docter has incurred significant research and operational costs, with its current business unable to support its significant operating losses and its reliance on extensive financing in the short-term to continue to develop and grow.

•        Projections May Not Be Achieved.    The risk that Docter would not attain the milestones set forth in the financial projections cited by Newbridge Securities in the fairness opinion analysis, or the milestones set forth in the Merger Agreement to meet the Earnout Share considerations;

•        Liquidation of Aimfinity.    The risks and costs to Aimfinity if the Business Combination is not completed, including the risk of diverting management focus and resources from other business combination opportunities, which could result in Aimfinity being unable to effect a business combination by the end of the Combination Period and exceeding its lifespan;

•        Growth Initiatives May Not be Achieved.    The risk that growth potential for Docter’s products or services may not be fully achieved or may not be achieved within the expected time frame, particularly given the limited size of the Taiwanese market, the need to grow and expand internationally, and the ensuring risks and challenges;

•        Regulatory risks.    The risk that Docter’s products may need clinical trials, testing and other regulatory review in the U.S. or other markets before entering into commercialization, and Docter may not be issued such licenses or permits, or pass such testing or review imposed by such regulators, or may face extensive delays in the review process.

•        Availability of Transaction Financing.    The risk that despite the parties’ commercially reasonable efforts, no or insufficient Transaction Financing is secured, or Transaction Financing cannot be secured in time for the Closing of the Business Combination, such that the Closing is delayed or the Business Combination cannot be consummated.

•        Board and Independent Committees.    The risk that PubCo’s board of directors post-Closing and independent committees might not possess adequate skills set within the context of PubCo’s operations as a public company;

•        Aimfinity’s Shareholders Receiving a Minority Position in PubCo.    The risk that Aimfinity shareholders may not acquire a majority position in PubCo as of the Closing, due to significant redemptions by the Public Shareholders, and may have limited influence on the future management strategies and directions of PubCo;

•        Fees and Expenses.    The fees and expenses associated with completing the Business Combination; and

•        Other Risk Factors.    Various other risk factors associated with the business of Docter, as described in the section entitled “Risk Factors” appearing elsewhere in this proxy statement/prospectus.

The above discussion of the material factors considered by the Aimfinity Board is not intended to be exhaustive but does set forth the principal factors considered by the Aimfinity Board.

After considering the foregoing factors, the Aimfinity Board concluded, in its business judgment, that the potentially positive reasons for pursuing the Business Combination outweighed the potentially negative reasons. In connection with its deliberations, the Aimfinity Board also considered that Aimfinity’s executive officers and directors may have financial or other interests in the Business Combination that may be different from, or in addition to, the interests of Aimfinity shareholders. In negotiating and in determining to recommend the Business Combination, the Aimfinity Board took into account these interests, as well as other factors. The Aimfinity Board felt that the overall fairness of the deal outweighed the conflicts of interest when recommending the Business Combination. The Aimfinity Board felt that many of these conflicts of interests were present in similar transactions and did not believe any of them outweighed the potential benefits it believed could be achieved from the consummation of the Business Combination. See “Proposal No. 2: The Acquisition Merger Proposal — Interests of Certain Persons in the Business Combination.”

The preceding discussion of the information and factors considered by the Aimfinity Board is not intended to be exhaustive but includes the material factors considered by the Aimfinity Board. In view of the complexity and wide variety of factors considered by the Aimfinity Board in connection with its evaluation of the Business Combination, the Aimfinity Board did not consider it practical to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the different factors that it considered in reaching its decision. In addition, in considering the factors described above, individual members of the Aimfinity Board may have given different weight to different factors.

The Aimfinity Board considered this information as a whole and overall considered the information and factors to be favorable to, and in support of, its determinations and recommendations.

This explanation of the Aimfinity Board’s reasons for its approval of the Business Combination, and all other information presented in this section, is forward-looking in nature and, therefore, should be read in light of the factors discussed under the section entitled “Forward-Looking Statements.”

Certain Unaudited Prospective Financial Information of Docter

Background

As disclosed under “— Background of the Business Combination” and elsewhere, between May and August 2023, Docter Inc. initially provided several iterations of financial models of future financial projections and in October 2023 submitted its original projections for the years ending December 31, 2023 to 2032 for the Aimfinity management’s consideration in evaluating Docter and the appropriate amount of merger consideration to be issued to Docter, and for Newbridge’s consideration, among other factors, in issuing its fairness opinion with regards to the merger consideration as of October 13, 2023 to the Aimfinity Board.

In December 2024, Aimfinity and Docter revisited and reviewed the original 2023 projections, taking into account the development of Docter since the date of the Business Combination Agreement. On January 8, 2025, the Aimfinity management received updated financial models of future financial projections (the “2025 Projections”) of Docter for the years ended December 31, 2024 through 2034, prepared by Docter’s management. For the year ended December 31, 2024, the 2025 Projections were comprised of the unaudited financial statements for the six months ended June 30, 2024 and projections for the remaining six months from June 30, 2024 to December, 31, 2024.

Docter does not, as a matter of general practice, make public projections as to future revenues, earnings, or other results. However, in connection with Aimfinity’s consideration of the Merger and Newbridge’s financial analysis of Docter described under the section entitled “Basis for the Recommendation of Aimfinity’s Board of Directors — Fairness Opinion,” the Docter management provided the 2025 Projections to Aimfinity and Newbridge in January 2025.

Basis of Projections

The 2025 Projections were not prepared with a view towards compliance with the published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants or IFRS for preparation and presentation of prospective financial information. The 2025 Projections are subjective in many respects and therefore susceptible to varying interpretations and the need for periodic revision based on actual experience, macro market conditions and business developments, and were not intended for third-party use, including by investors or holders. You are cautioned not to rely on the 2025 Projections in making a decision regarding the Merger, as the 2025 Projections may be materially different than actual results.

The 2025 Projections reflect numerous assumptions including assumptions with respect to general business, economic, market, regulatory and financial conditions and various other factors in existence at the time of preparation, all of which are difficult to predict and many of which are beyond Docter’s or Aimfinity’s control, such as the risks and uncertainties contained in “Risk Factors” beginning on page 28 of this proxy statement/prospectus. The 2025 Projections should be read in conjunction with the historical audited consolidated financial statements of Docter included elsewhere in this proxy statement/prospectus.

The 2025 Projections for revenue and costs are forward-looking statements that are based on growth assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond Docter’s or Aimfinity’s control. In particular, the exchange rates assumed to prepare the 2025 Projections were based on the prevalent exchange rates at the time of preparation of the respective Projections and may be materially different from the current or future exchange rates, especially the exchange rate of New Taiwan Dollars to U.S. Dollars used in the Projections.

The 2025 Projections were a component of Aimfinity’s overall evaluation of Docter and are included in this proxy statement/prospectus because they were provided to Aimfinity’s board of directors for its evaluation of the Merger. Docter has not warranted the accuracy, reliability, appropriateness or completeness of the 2025 Projections to anyone, including Aimfinity. Neither Docter’s management nor any of its representatives has made or makes any representation to any person regarding the ultimate performance of Docter compared to the information contained in the Projections, and, except to the extent required by law, none of them intends to or undertakes any obligation to update or otherwise revise the 2025 Projections to reflect circumstances existing after the date when made or to reflect the occurrence of future events in the event that any or all of the assumptions underlying the 2025 Projections are shown to be in error. Accordingly, they should not be looked upon as “guidance” of any sort. Docter will not refer back to the 2025 Projections in future periodic reports filed under the Exchange Act following the Merger.

The prospective financial information included in this document has been prepared by, and is the responsibility of, Docter’s management. Malone Bailey has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the accompanying prospective financial information and, accordingly, Malone Bailey does not express an opinion or any other form of assurance with respect thereto. The Malone Bailey report included in this proxy statement/prospectus relates to historical financial information of Docter. It does not extend to the prospective financial information and should not be read to do so.

Projections

Presented below are the key elements of the 2025 Projections for the projected fiscal years from 2024 to 2034 provided to Aimfinity and Newbridge:

Docter Inc. (in USD)

Profit and Loss Projection

	2024	2025	2026	2027	2028	2029	2030	2031	2032	2033	2034
Number of watches sold to Harvard	0	5,000	10,000	20,000	25,000	30,000	35,000	40,000	45,000	50,000	55,000
Unit price of each watch sold to Harvard	330	330	330	330	330	330	330	330	330	330	330
Revenue from watches sold to Harvard	—	1,650,000	3,300,000	6,600,000	8,250,000	9,900,000	11,550,000	13,200,000	14,850,000	16,500,000	18,150,000

Number of watches sold to other customers	70	20,000	30,000	40,000	50,000	60,000	70,000	80,000	90,000	100,000	110,000
Unit price of each watch sold to other customers	180	180	180	180	180	180	180	180	180	180	180
Revenue from watches sold to other customers	12,600	3,600,000	5,400,000	7,200,000	9,000,000	10,800,000	12,600,000	14,400,000	16,200,000	18,000,000	19,800,000

Number of bioradiolocation devices sold	0	5,000	8,000	15,000	22,000	30,000	40,000	50,000	60,000	70,000	80,000
Unit price of each bioradiolocation device sold	260	260	260	260	260	260	260	260	260	260	260
Revenue from Bioradiolocation devices sold	—	1,300,000	2,080,000	3,900,000	5,720,000	7,800,000	10,400,000	13,000,000	15,600,000	18,200,000	20,800,000

Product Sales	12,600	6,550,000	10,780,000	17,700,000	22,970,000	28,500,000	34,550,000	40,600,000	46,650,000	52,700,000	58,750,000

Service Sales	15,000	16,500	18,150	19,965	21,962	24,158	26,573	29,231	32,154	35,369	38,906

Total Revenue	27,600	6,566,500	10,798,150	17,719,965	22,991,962	28,524,158	34,576,573	40,629,231	46,682,154	52,735,369	58,788,906
Y/Y		23691.7%	64.4%	64.1%	29.8%	24.1%	21.2%	17.5%	14.9%	13.0%	11.5%

	2024	2025	2026	2027	2028	2029	2030	2031	2032	2033	2034
Cost of Sales	14,352	3,414,580	5,399,075	8,505,583	11,036,142	13,691,596	16,596,755	19,502,031	22,407,434	25,312,977	28,218,675
Gross Profit	13,248	3,151,920	5,399,075	9,214,382	11,955,820	14,832,562	17,979,818	21,127,200	24,274,720	27,422,392	30,570,231
Gross Margin	48.0%	48.0%	50.0%	52.0%	52.0%	52.0%	52.0%	52.0%	52.0%	52.0%	52.0%

Operating Expenses
Selling and distribution expenses	200,000	200,000	328,886	539,708	700,281	868,778	1,053,120	1,237,470	1,421,828	1,606,194	1,790,571
Administrative expenses	300,000	300,000	493,329	809,562	1,050,421	1,303,167	1,579,681	1,856,205	2,132,741	2,409,291	2,685,856
Research and Development	300,000	1,000,000	1,644,430	2,698,540	3,501,403	4,343,891	5,265,602	6,187,350	7,109,138	8,030,971	8,952,853
Total Operating Expenses	800,000	1,500,000	2,466,645	4,047,810	5,252,104	6,515,836	7,898,403	9,281,024	10,663,707	12,046,456	13,429,279

Profit before tax	(786,752)	1,651,920	2,932,430	5,166,571	6,703,716	8,316,726	10,081,416	11,846,176	13,611,013	15,375,936	17,140,952
Operating Margin		25.2%	27.2%	29.2%	29.2%	29.2%	29.2%	29.2%	29.2%	29.2%	29.2%

Income tax expense	—	247,788	439,864	774,986	1,005,557	1,247,509	504,071	1,776,926	2,041,652	2,306,390	2,571,143
Tax rate	0.0%	15.0%	15.0%	15.0%	15.0%	15.0%	5.0%	15.0%	15.0%	15.0%	15.0%
Net profit	(786,752)	1,404,132	2,492,565	4,391,586	5,698,158	7,069,217	9,577,345	10,069,249	11,569,361	13,069,546	14,569,810

____________

Note: (1) In the Projections, the exchange rate of NT$30.00 to US$1.00 was assumed for each of the years ending December 31, from 2025 to 2034.

          (2) 2024 numbers reflect projection for the six months period from June 30, 2024 to December 31, 2024 and the unaudited financial statements for the six months ended June 30, 2024.

Specifically, Docter’s management has forecasted total revenue of $6.6 million in 2025, mainly from the following three business segments:

Watches sold to Innovation Center for Computational Health, Massachusetts General Hospital, Harvard Medical School:

In August of 2023, Docter entered into a memorandum of cooperation (the “MOC”) with the Innovation Center for Computational Health, Massachusetts General Hospital, Harvard Medical School (the “Innovation Center”), pursuant to which Docter provided a small number of DocterWatches to the Innovation Center in connection with its preliminary study and clinical trial in Taiwan studying Myalgic encephalomyelitis/chronic fatigue syndrome (“ME/CFS”) and long COVID (the “Taiwan Clinical Trial”). Docter also provided the Innovation Center with technical support by supplying software to assist in the collection of raw data recorded by the DocterWatches. The Taiwan Clinical Trial is currently ongoing and scheduled to be completed on or around July 2025. As the Taiwan Clinical Trial continues, based on the data collected, the Innovation Center will work with Docter to adjust and customize the DocterWatch’s firmware to ensure the DocterWatch can fulfill the needs of the Innovation Center’s intended larger-scale US clinical trial (the “US Trial”). If the Innovation Center is satisfied that the DocterWatch is suitable for its US Trial, it will apply for approval from the Clinical Trial Committee of Harvard Medical School (the “Committee”) for funding. Should funding be granted, the Innovation Center will purchase 10,000 DocterWatches at $330 USD per DocterWatch.

The 2025 Projections above reflect Docter’s management conservative estimate of 5,000 units sold in 2025 at a price of $330 per unit. However, there is no guarantee that the Taiwan Clinical Trial is completed when expected, nor is there any guarantee that the Innovation Center will seek approval of the use of the DocterWatch for the US Trial or ultimately receive funding approval from the Committee. Further, the Innovation Center’s requirements for the US Trial may change and, accordingly, the total number of DocterWatches purchased may be less than the 10,000 DocterWatches originally contemplated by the parties. As Docter will be customizing and tailoring the DocterWatch to meet the needs of the Innovation Center, the price per unit is comparably higher than the standard DocterWatch sold to the average customer (discussed below).

Watches sold to other related customers:

This segment of customers include individuals, resellers who will distribute Docter’s watch through their channels, and other end customers including corporate employees. For 2025, Docter’s management is modeling total units of 20,000 at a price of $180 per unit.

Bio-radiolocation devices:

Docter will soon launch its Docter iCare, a contactless biometric radar monitoring system used to measure heart rate and respiration rate, among others, in the second quarter of 2025. It is a non-wearable sensor installed at the head of the bed. It mainly provides trend detection of breathing and heart rate in bed for people living alone. Through marketing the device prior to launch, Docter believes it has gained some traction for this product. For 2025, Docter’s management conservatively modeled total units of 5,000 and price of $260 per unit.

In terms of pricing trends, Docter’s management believes the unique value proposition of Docter’s products will help ensure Docter the favorable pricing power in such a way that pricing of its products will remain relatively stable in the near future.

On gross margin, Docter’s management has modeled modest increasing gross margin over the next ten years to reflect improving operation efficiency, technical improvement, and benefit of operation scalability. As a result, Docter’s management is expecting 400 bps gross margin expansion from 2025 to 2034.

On operating margin, Docter’s management conservatively forecasts that selling and distribution expenses, administrative expenses and R&D expenses will increase proportionally to revenue top-line growth trajectory over the next 10 years.

Notes on Updates from 2023 Projections

The 2025 Projections deviated from the projections prepared by Docter in 2023 (the “2023 Projections”) due to the several developments at Docter that have occurred between the time the projections were made, including:

•        Additional segments to projected revenue.    The 2023 Projections assumed only one source of revenue, that being the sale of DocterWatches to the Innovation Center in connection with its preliminary study and clinical trial. Meanwhile, the 2025 Projections assumes income to be derived from sales of the DocterWatch to both the Innovation Center and other customers, as well as sales of the Docter iCare.

•        Reflecting increased interests from customers other than the Innovation Center.    Since entry into the Business Combination Agreement, Docter has experienced increased interests from customers other than the Innovation Center. For example, Docter has received increased interest in its Docter iCare product, with sales expected to commence in April 2025. Docter believes the increasing demand for this product is mainly driven by the significant addressable market due to aging societies in target markets. To account for the favorable market trend and increasing consumer demand, management now expects that its Docter iCare products may have the potential to become the second leg of growth for the company in the long term. Specifically, the updated financial forecast reflects that, from 2025 to 2030, management now forecasts 15% to 25% of total devices delivered attributable to the Docter iCare products.

•        Adjustment to the sale volume of DocterWatches.    Although the 2023 Projections assumed sales of DocterWatches to the Innovation Center totaling 10,000 in 2023 and 20,000 in 2024, respectively, sales to the Innovation Center have been delayed to 2025. Furthermore, the expected number of DocterWatches to be sold to the Innovation Center have been reduced due to the development of the ongoing clinical trial and projected needs of the Innovation Center. Docter’s management currently expects total devices sold in 2025 will be 30,000 (including 5,000 watches sold to the Innovation Center, 20,000 watches sold to other customers, and 5,000 Bio-radiolocation devices).

•        Adjusted unit price based on the features of DocterWatches.    Compared with the 2023 Projections, the 2025 Projections reflect management’s justification on unit price of DocterWatches where unit price for watches sold to the Innovation Center remains the same at $330, but management expect unit price for watches sold to other customers to be around $180 as watches sold to the Innovation Center will have additional software included and tailored to the specific needs of the Innovation Center’s trial, therefore increasing the total price of the watches sold to the Innovation Center.

Docter does not undertake the obligation to update the Projections and Aimfinity does not undertake the obligation to request further updates to the Projections prior to the Business Combination.

Basis for the Recommendation of Aimfinity’s Board of Directors — Fairness Opinion

AIMA retained Newbridge to act as its financial advisor in connection with the Business Combination. Newbridge, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. AIMA selected Newbridge to act as its financial advisor in connection with the Business Combination on the basis of Newbridge’s experience in similar transactions and its reputation in the investment community.

On October 12, 2023, at a meeting of the Board held to evaluate the Business Combination, Newbridge delivered to the AIMA Board an oral opinion, which was confirmed by delivery of a written opinion, dated October 13, 2023, to the effect that, as of the date of the opinion and based on and subject to various assumptions and limitations described in its written opinion, the merger consideration of $60 million for the Business Combination, to be paid in the form of the Closing Payment Shares to the Docter stockholders, is fair to Aimfinity’s shareholders, from a financial point of view.

On January 29, 2025, at the request of the Board, Newbridge delivered an updated written opinion (the “Updated Opinion”), dated January 29, 2025, to the effect that, as of the date of the Updated Opinion and based on and subject to various assumptions and limitations described in its Updated Opinion, the merger consideration of $60 million for the Business Combination, to be paid in the form of the Closing Payment Shares to the Docter stockholders, is fair to Aimfinity’s shareholders, from a financial point of view.

The full text of Newbridge’s Updated Opinion to the AIMA Board, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex G hereto and is incorporated by reference herein in its entirety.

The following summary of Newbridge’s Updated Opinion is qualified in its entirety by reference to the full text of the Updated Opinion. Newbridge delivered its Updated Opinion to the AIMA Board for the benefit and use of the AIMA Board (in its capacity as such) in connection with and for the purposes of its evaluation of the Business Combination from a financial point of view.

In connection with rendering its Updated Opinion, Newbridge, among other things:

•        Considered its assessment of general economic, market and financial conditions as well as its experience in connection with similar transactions, and business and securities valuations generally;

•        Reviewed a final draft of the Merger Agreement, dated October 13, 2023, a copy of the Amendment No. 1, dated June 5, 2024, and a final draft of the Amendment No. 2, dated January 29, 2025;

•        Reviewed AIMA’s publicly available historical financial results, as well as certain publicly available information concerning the trading of, and the trading market for, the AIMA Units and AIMA New Units since its IPO in April 2022;

•        Reviewed publicly available financial information of AIMA filed with the U.S. Securities and Exchange Commission, including its Form 10-Qs, Form 10-Ks, and certain reports on material events filed on Forms 8-K between April 29, 2022, and January 27, 2025;

•        Reviewed an original and updated financial model of Docter with historical and future financial projections (including potential revenue growth and free cash flow margins) provided by the Docter’s management team;

•        Performed a discounted cash flow analysis using Docter’s updated financial model with new future projections;

•        Performed a comparable public company analysis of similar companies to Docter that trade on major U.S stock exchanges and operate in the wearable health monitoring sector (“Wearable Healthcare Monitoring Sector”), to derive certain forward enterprise values/revenue multiples; and

•        Conducted discussions with Docter’s management team to better understand Docter’s recent business history and near-term financials.

Newbridge also considered such other information, financial studies, analyses and investigations, and financial, economic and market criteria which it deemed relevant. In conducting its review and arriving at its Updated Opinion, Newbridge did not independently verify any of the foregoing information and Newbridge assumed and relied upon such information being accurate and complete in all material respects, and Newbridge further relied upon the assurances of management of AIMA that they are not aware of any facts that would make any of the information reviewed by Newbridge inaccurate, incomplete or misleading in any material respect. In addition, Newbridge has not assumed any responsibility for any independent valuation or appraisal of the assets or liabilities, including any ongoing litigation and administrative investigations, if any, of Aimfinity, nor has Newbridge been furnished with any such valuation or appraisal. In addition, Newbridge has not assumed any obligation to conduct, nor has it conducted, any physical inspection of the properties or facilities of Docter.

The issuance of Newbridge’s Updated Opinion was approved by an authorized internal committee of Newbridge. Newbridge’s Updated Opinion is necessarily based on economic, market and other conditions as they exist and can be evaluated on, and the information made available to it on, the date thereof. Newbridge expressed no opinion as to the underlying valuation, future performance or long-term viability of AIMA and its successors. Newbridge’s Updated Opinion does not address the relative merits of the Business Combination as compared to any alternative business strategies or transactions that might exist for AIMA, or the underlying business decision of AIMA whether to proceed with those business strategies or transactions. Further, Newbridge expressed no opinion as to what the value of the shares of AIMA Ordinary Shares actually will be when the Business Combination is consummated or the prices at which shares of AIMA Ordinary Shares will trade at any time. It should be understood that, although subsequent developments may affect Newbridge’s Updated Opinion, Newbridge does not have any obligation to update, revise or reaffirm its Updated Opinion and has expressly disclaimed any responsibility to do so.

The following represents a brief summary of the material financial analyses reviewed by the AIMA Board and performed by Newbridge in connection with its Updated Opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses performed by Newbridge, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses performed by Newbridge. Considering the data set forth in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by Newbridge.

Newbridge employed two methods to analyze the range of values of Docter, a comparable public company analysis (“Comparable Public Company Analysis”) and a discounted cash flow analysis (“DCF Analysis”).

Comparable Public Company Analysis

To calculate the implied equity value of the operating business, Newbridge first obtained the average enterprise value/2025 year-end revenue multiples from six (6) comparable public companies identified by Newbridge that it felt had the most similarities to Docter, and applied this to Docter’s pro forma 2025 year-end (year-end be referred as “-E”) revenue. The public company comparables were selected using the following criteria: (i) listed on a major Stock Exchange in the United States and Europe, (ii) in the Wearable Healthcare Monitoring sectors, (iii) has a product already in commercialization (i.e., produced revenue in the last twelve months), and (iv) had forecasted revenue for 2025. There were no companies that met this criteria that were excluded from this dataset. It should be noted that there is a wide range of market capitalization and 2025E revenue among the comparable public companies. Newbridge was most concerned with finding a comparable business or strategy rather than size, and believes that while some of the comparable companies may be bigger or smaller than others, they are all trading on major US or European stock exchanges, and that price discovery for the multiples is possible. Using business descriptions for public comparable companies is important because they provide essential context about the company’s operations, industry, and competitive landscape. This information helps potential investors better understand how similar companies operate, assess their performance, and make informed comparisons. Accurate descriptions can also highlight differences in business models, market strategies, and growth potential, which are critical for valuation.

The average EV/2025E Revenue multiple of such comparable public companies was 10.8x; this multiple was multiplied by the 2025E Revenue of Docter ($6.4M) to obtain an Enterprise value of $68.9M. The Net Debt (of $0.1M) was removed from Enterprise Value to obtain an Implied Equity Value using this analysis of $68.8M.

The table below summarizes certain observed historical and projected financial performance and trading multiples of the selected public companies that were sourced from S&P Capital IQ data as of January 28th, 2025.

Wearable Healthcare Monitoring	1/28/2025		Balance Sheet		Income Statement
Company Name	Symbol	Stock Price	Market Capitalization	Enterprise Value (EV)	Revenue
					2025E
Garmin Ltd.	NYSE:GRMN	$217.8	$41,819.2	$39,481.2	$6,849.0
DexCom, Inc.	NasdaqGS:DXCM	$88.4	$34,509.1	$34,523.5	$4,601.1
iRhythm Technologies, Inc.	NasdaqGS:IRTC	$112.0	$3,506.0	$3,719.3	$679.4
Vuzix Corporation	NasdaqCM:VUZI	$3.3	$244.4	$230.8	$8.1
Lifecare AS	OB:LIFE	$1.1	$27.0	$22.5	$3.2

Valuation Multiples
EV/Revenue
Company Name	Symbol		2025E
Garmin Ltd.	NYSE:GRMN		5.8x
DexCom, Inc.	NasdaqGS:DXCM		7.5x
iRhythm Technologies, Inc.	NasdaqGS:IRTC		5.5x
Vuzix Corporation	NasdaqCM:VUZI		28.5x
Lifecare AS	OB:LIFE		7.0x
$ in millions, except per share data)
Source: S&P Capital IQ (as of 1/28/2025)		AVERAGE	10.8x

Discounted Cash Flow Analysis

The DCF Analysis approach is a valuation technique that provides an estimation of the value of a business based on the cash flows that a business can be expected to generate. The DCF Analysis begins with an estimation of the annual cash flows the subject business is expected to generate over a 10-year projection period. The estimated cash flows for each of the years in the projection period are then converted to their present value equivalents using a rate of return appropriate for the risk of achieving the projected cash flows. The present values of the estimated cash flows are then added to the present value equivalent of the residual/terminal value of the business at the end of the projection period to arrive at an estimate of value.

Newbridge performed a DCF Analysis of the estimated future unlevered free cash flows attributable to Docter for the fiscal years of 2025 through 2034E. In applying the DCF Analysis, Newbridge relied on the financial projections prepared by Docter that estimated certain revenue growth rates and cashflow margins. Newbridge applied a discount rate of 12.6% and a terminal value (TV) based on growth in perpetuity rate of 2.0%.

Newbridge determined that the middle of the range of the discounted cash flow values was $72.6M.

The table below summarizes the projected cashflows used in the DCF Analysis. The Projections for Revenue growth and cash-flow margins between 2025E – 2034E were provided by the management team of Docter, with no guarantees that these milestones can be achieved.

The revenue growth rates were determined by factoring in a low initial base in 2024, and the amount of potential growth Docter has in front of it as it expands in various territories. The revenue growth rates are reasonable because of the nature of Docter’s business model, where it sells wearable devices, but more importantly sells bundled software services to the university hospital system as a subscription to each new user, therefore creating a recurring revenue component to their business model that will allow it to scale quickly as it adds new partners. Newbridge prefers to calculate a DCF off of a 10-year estimates, and will work with the management team of the company to fill out from their original estimates, all the way out to a total of 10 years. Newbridge always encourages management teams to be more conservative in their estimates that they come to collectively with Newbridge than those they have put together on a stand-alone basis. It should also be noted that 2025E means Fiscal Year 2025 Estimates that end on December 31, 2025, as an example.

Key Assumptions
TV Based on Growth in Perpetuity(2)	2.0%
Discount Rate(3)	12.6%
Docter Projections		Projections(1)
		2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E	2033E	2034E
Revenue		$6.40	$10.50	$17.10	$22.20	$27.60	$33.50	$39.40	$45.30	$51.20	$57.10
Cashflow		$1.30	$2.30	$4.00	$5.20	$6.40	$8.80	$9.20	$10.50	$11.90	$13.30
Terminal Value Based on Growth in Perpetuity											$128.7
Net Present Value of Cash Flows	$72.6	$1.2	$1.8	$2.8	$3.2	$3.5	$4.3	$4.0	$4.1	$4.1	$43.5

____________

(1)      Projections for Revenue growth and FCF margins between 2025E – 2034E were provided by the management team of DI, and are meant to be conservative, with no guarantees that these milestones can be achieved.

(2)      The growth in perpetuity rate is the constant rate that a company is expected to grow at continuously. This growth rate starts at the end of the last forecasted cash flow period in a discounted cash flow model and goes into perpetuity.

(3)      The discount rate refers to the rate of interest that is applied to future cash flows of an investment to calculate its present value.

Miscellaneous

The discussion set forth above is a summary of the material financial analyses presented by Newbridge to the AIMA Board in connection with its Updated Opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to partial analysis or summary description. Newbridge believes that its analyses summarized above must be considered as a whole. Newbridge further believes that selecting portions of its analyses and the factors considered, or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying Newbridge’s analyses and opinion. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis referred to in the summary.

In performing its analyses, Newbridge considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of AIMA. The estimates of the future performance of AIMA in or underlying Newbridge’s analyses are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those estimates or those suggested by Newbridge’s analyses. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities have traded or may trade at any time in the future. Accordingly, the estimates used in, and the ranges of valuations resulting from, any particular analysis described above are inherently subject to substantial uncertainty and should not be taken to be Newbridge’s view of the actual values of the AIMA Units or AIMA New Units.

Conclusion

The values derived from the different analyses that Newbridge used show a range between $68.8M to $72.6M. The merger consideration to be paid by AIMA of $60.0M in the form of Closing Payment Shares is below the valuation ranges of the Analyses.

Based on its analysis, it is Newbridge’s opinion that, the merger consideration of $60.0M is fair, from a financial point of view, to AIMA’s shareholders.

The type and amount of consideration payable in the Business Combination was determined through negotiations between AIMA and Docter, and was approved by the AIMA Board. The decision to enter into the Merger Agreement was solely that of the AIMA Board. As described above, Newbridge’s opinion and analyses was only one of many factors considered by the AIMA Board in its evaluation of the Business Combination and should not be viewed as determinative of the views of the AIMA or Docter’s management with respect to the Business Combination.

Fees and Expenses

As compensation for Newbridge’s services in connection with the rendering of its Updated Opinion to the Board, AIMA agreed to pay Newbridge a fee of $75,000. $10,000 of the fee was paid as a retainer, $40,000 was paid upon delivery of the Updated Opinion, and the remaining $25,000 is payable upon consummation of the Business Combination. No portion of Newbridge’s fee is refundable or contingent upon the conclusion reached in the Updated Opinion.

Docter’s Reasons for Engaging in the Business Combination

In the past, Docter has considered a variety of public and private financing methods and opportunities, including a traditional initial public offering. However, when presented with the opportunity to work with and to pursue the Business Combination with Aimfinity, it has concluded that the Business Combination is an optimal option to access the broader capital market, and unlock more significant opportunities. In deciding to pursue the Business Combination and the other transactions contemplated by the Merger Agreement with Aimfinity as opposed to another type of corporate transaction, Docter considered and evaluated a number of factors, including but not limited to, the advantages of the Business Combination over a traditional IPO, enhanced access to capital and liquidity for the Docter Stockholders, the benefits of working with the Aimfinity team and consideration of the relative benefits and detriments of alternative transactions.

Certain Engagements in Connection with the Business Combination and Related Transactions

As US Tiger acted as one of the representatives of the underwriters for Aimfinity’s IPO, and given US Tiger’s familiarity with Aimfinity, its business combination strategies and criteria, US Tiger’s prior experience in similar transactions, and the relationship developed between US Tiger and Aimfinity since the inception of Aimfinity, on

October 12, 2023, Aimfinity entered into a Business Combination Marketing Agreement to engage US Tiger as advisors to Aimfinity in connection with Aimfinity’s potential business combination. At the Closing, the Company shall reimburse the advisor for all reasonable costs and expenses incurred by US Tiger (including fees and expenses of outside counsel) in connection with the performance of the Services hereunder; provided, however, that all expenses in excess of $10,000 in the aggregate shall be subject to the Company’s prior written approval, which approval shall not be unreasonably withheld. Reimbursable expenses shall be due and payable to Tiger at the Closing from the Trust Account.

On November 22, 2024, US Tiger sent a notice to Aimfinity to notify of its intent to terminate the Business Combination Marketing Agreement and cease its involvement in the Business Combination. However, Aimfinity understood that the Business Combination Marketing Agreement requires mutual consent for the termination of the agreement, and it has not agreed to and does not intend to consent to the termination of the agreement. In addition, US Tiger has not sought to terminate the underwriting agreement with Aimfinity in connection with its IPO, as a result of which the underwriters of the IPO remains entitled to the deferred underwriting compensation as provided in the underwriting agreement. According to Aimfinity management’s understanding, given that all team members of US Tiger who participated in the IPO or the Business Combination process have departed from their positions with US Tiger and the Aimfinity management no longer has an active relationship with US Tiger, US Tiger sought to terminate the Business Combination Marketing Agreement in November 2024.

Aimfinity believes that, despite US Tiger’s notice for cessation of its involvement in the Business Combination, conflicts may arise from US Tiger’s past affiliation with Aimfinity (including in connection with Xuedong (Tony) Tian’s affiliation with US Tiger), the provision of services both to Aimfinity and to third-party clients in the past, as well as from actions undertaken by US Tiger for its own account. US Tiger is often engaged as a financial advisor, or placement agent, to corporations and other entities and their directors and managers in connection with the sale of those entities, their assets or their subsidiaries.

On December 22, 2024, Docter engaged Mr. Henry Guo to serve as a financial advisor, tasked with the role of assisting Docter with the preparation of projections of Docter’s financial performance for fiscal years ended December 31, 2024 through December 31, 2034. In exchange for his service, Mr. Guo is entitled to receive 20,000 PubCo Ordinary Shares upon the closing of the Business Combination.

Required Vote

Approval of the Acquisition Merger Proposal requires an ordinary resolution, being the affirmative vote of holders of at least a majority of the issued and outstanding AIMA Ordinary Shares, who being present in person or by proxy and entitled to vote at the Extraordinary General Meeting, vote at the Extraordinary General Meeting. However, there is no requirement under Cayman Islands law, the Current Charter or the Merger Agreement that any of the proposals shall be approved by a majority of the unaffiliated shareholders of Aimfinity.

Adoption of the Acquisition Merger Proposal is conditioned upon the adoption of the Reincorporation Merger Proposal and the PubCo Charter Proposal. It is important for you to note that in the event that none of the Reincorporation Merger Proposal, the Acquisition Merger Proposal and the PubCo Charter Proposal is not approved, then Aimfinity will not consummate the Business Combination.

Recommendation of Aimfinity’s Board of Directors

After careful consideration, the Aimfinity Board determined that the Acquisition Merger forming part of the Business Combination with Docter is in the best interests of Aimfinity and its shareholders. On the basis of the foregoing, the Aimfinity Board has approved and declared advisable the Business Combination with Docter and unanimously recommends that you vote or give instructions to vote “FOR” the Acquisition Merger Proposal. Aimfinity’s directors have interests that may be different from, or in addition to, your interests as a shareholder. See the section titled “Proposal No. 2: The Acquisition Merger Proposal — Interests of Certain Persons in the Business Combination” in this proxy statement/prospectus for further information.

PROPOSAL NO. 3
THE PUBCO CHARTER PROPOSAL

The PubCo Charter Proposal, if approved, will approve the following material differences between the Current Charter and the Proposed PubCo Charter to be in effect following the Business Combination:

•        the name of the new public entity will be “Inkwater Holding Inc.” as opposed to “Aimfinity Investment Corp. I”;

•        the Current Charter authorizes share capital of US$22,100 divided into 200,000,000 AIMA Class A ordinary shares of a par value of US$0.0001 each, 20,000,000 AIMA Class B ordinary shares of a par value of $0.0001 each and 1,000,000 preference shares of a par value of $0.0001 each. The Proposed PubCo Charter will authorize share capital of US$50,000 divided into 500,000,000 ordinary shares of a par value of US$0.0001 each;

•        PubCo’s corporate existence is perpetual as opposed to AIMA’s corporate existence terminating pursuant to a voluntary liquidation procedure if a business combination is not consummated within a specified period of time;

•        the Proposed PubCo Charter does not include the various provisions applicable only to special purpose acquisition corporations that the Current Charter contains;

In the judgment of AIMA’s board of directors, the PubCo Charter Proposal is desirable for the following reasons:

•        The name of the new public entity is desirable to reflect the Business Combination with Docter and the combined business going forward;

•        The authorized increased share capital is in compliance with the Cayman Islands laws and desirable for PubCo to have adequate authorized capital to facilitate the transactions contemplated by the Business Combination, to provide support for PubCo’s growth and to provide flexibility for future corporate needs (including, if needed, as part of financing for future growth acquisitions); and

•        the provisions that relate to the operation of AIMA as a blank check company prior to the consummation of its initial business combination would not be applicable after the Business Combination (such as the obligation to liquidate and dissolve if a business combination is not consummated in a certain period of time).

For a comparison of the Current Charter and the Proposed PubCo Charter, see “Comparison of Shareholders’ Rights.”

The approval of the PubCo Charter Proposal is a condition to the adoption of the Reincorporation Merger Proposal and vice versa. Accordingly, if the Reincorporation Merger Proposal is not approved, the PubCo Charter Proposal will not be presented at the extraordinary general meeting.

A copy of the Proposed PubCo Charter, as will be in effect assuming approval of the PubCo Charter Proposal and upon consummation of the Transactions, is attached to this proxy statement/prospectus as Annex B.

Resolution to be Voted Upon

“RESOLVED, as a special resolution, that the following material differences between the Current Charter and the Proposed PubCo Charter to be in effect following the Business Combination be approved in all respects:

•        the name of the new public entity will be “Inkwater Holding Inc.” as opposed to “Aimfinity Investment Corp. I”;

•        the Proposed PubCo Charter will authorize an increased share capital of US$50,000 divided into 500,000,000 ordinary shares of a par value of US$0.0001 each;

•        PubCo’s corporate existence is perpetual as opposed to AIMA’s corporate existence terminating if a business combination is not consummated within a specified period of time; and

•        the Proposed PubCo Charter does not include the various provisions applicable only to special purpose acquisition corporations that the Current Charter contains.”

Required Vote

The approval of the PubCo Charter Proposal will require a special resolution under Cayman Islands law, being the affirmative vote of holders of at least two-third of the issued and outstanding AIMA Ordinary Shares, who being present in person or by proxy and entitled to vote at the Extraordinary General Meeting, vote at the Extraordinary General Meeting. However, there is no requirement under Cayman Islands law, the Current Charter or the Merger Agreement that any of the proposals shall be approved by a majority of the unaffiliated shareholders of Aimfinity. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as a vote cast at the general meeting.

Recommendation

The Aimfinity board of directors unanimously recommends a vote “FOR” adoption of the PubCo Charter Proposal.

PROPOSAL NO. 4
THE ADJOURNMENT PROPOSAL

The Adjournment Proposal, if adopted, will approve the chairman’s adjournment of the Extraordinary General Meeting to a later date to permit further solicitation of proxies. The Adjournment Proposal will only be presented to our shareholders in the event, based on the tabulated votes, there are not sufficient votes received at the time of the Extraordinary General Meeting to approve the other Proposals.

Consequences if the Adjournment Proposal is Not Approved

If the Adjournment Proposal is not approved by our shareholders, the chairman will not adjourn the Extraordinary General Meeting to a later date in the event, based on the tabulated votes, there are not sufficient votes received at the time of the Extraordinary General Meeting to approve the Reincorporation Merger Proposal, the Acquisition Merger Proposal, or the PubCo Charter Proposal.

Required Vote

Approval of the Adjournment Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of holders of a majority of at least a majority of the issued and outstanding AIMA Ordinary Shares, who being present in person or by proxy and entitled to vote at the Extraordinary General Meeting, vote at the Extraordinary General Meeting. However, there is no requirement under Cayman Islands law, the Current Charter or the Merger Agreement that any of the proposals shall be approved by a majority of the unaffiliated shareholders of Aimfinity.

Adoption of the Adjournment Proposal is not conditioned upon the adoption of any of the other Proposals.

Recommendation of Aimfinity’s Board of Directors

The Aimfinity board of directors unanimously recommends a vote “FOR” adoption of the Adjournment Proposal.

INDUSTRY OVERVIEW OF DOCTER

Unless the context otherwise requires, all references in this section to “Docter,” “we,” “us,” “our,” and the “company” refer to the industry of Horn Enterprises Co., Ltd., Docter Inc. and its consolidated subsidiaries. Market and industry data used throughout, including statements regarding market size and technology, is based on good faith estimates of the company’s management, which in turn are based upon review of internal surveys, independent industry surveys and publications, and other third party research and publicly available information.

Background and Overview

Docter Inc. (“Docter”) is a holding company incorporated on January 13, 2021, under the laws of the state of Delaware, and has no substantive operations other than holding all of the outstanding shares of Horn Enterprise Co., Ltd. (“Horn”), which was established under the laws of Taiwan on March 4, 2016. On November 11, 2022, Docter consummated a reorganization, pursuant to which Horn became a wholly owned subsidiary of Docter. Docter and Horn are collectively referred to herein as “Docter”.

Docter is an emerging state-of-the-art provider of precise health monitoring equipment and remote real-time health care technology systems in Taiwan. Our primary business includes our wearable health monitoring watch and our cloud-based health monitoring software, which provides customers with 24/7 monitoring (through the internet or Docter’s mobile application) of certain vital signs and physiological signals and can provide medical institutions with real-time health monitoring for patients after discharge, individuals receiving out-patient service, sub-healthy groups and individuals living alone.

Docter operates within a subsector of the healthcare industry known as the smart home healthcare industry. According to a publication by Astute Analytica in March 2024, the global smart home healthcare market was valued at $22.7 billion in 2023 and is estimated to surpass a market size of $160.7 billion by 2032 at a CAGR of 24.3% between 2024 and 2032.

Smart home healthcare is an ecosystem created in the home that is embedded with sensors and devices for in-home care of elderly people, outpatients and persons with disabilities. Various smart devices like alert systems, smart watches, glucose monitoring devices, oximeters, and fall prevention and detection systems are used to track various medical parameters which provide better healthcare services by improving quality of life. Smart homes are equipped with internet-connected devices to enable the remote monitoring and management of appliances and systems, such as lighting and heating. Smart devices are either worn by the user or fitted in the surrounding area.

According to a smart home healthcare market research report published by Allied Market Research in July 2022 (the “AMR Report”), the global smart home healthcare market is segmented on the basis of product, technology, application, and region. On the basis of product, the market is categorized into medical device alert systems, smart glucose monitoring systems, smart cardiac monitoring systems, and others. By application, it is divided into fall prevention and detection monitoring and health status monitoring. By technology, it is segmented into wireless and wired. The market is divided among the following regions: North America, Europe, Asia-Pacific, and Latin America, the Middle East, and Africa.

According to the AMR Report, the smart glucose monitoring system segment had a market size of approximately $3.5 billion as of 2021, owing to the global rise in diabetic patients. The smart cardiac monitoring system segment is expected to have a CAGR of 9.4% from 2023 to 2031, partially driven by the increase in day-to-day stress of the common person leading to increased occurrences of heart disease and the need for smart cardiac monitoring devices.

According to the AMR Report, the wireless segment dominated the market in 2021, with a market size of approximately $4.5 billion, and is expected to have CAGR of 8.9% from 2023 to 2031, primarily due to the growing ease of handling wireless devices and monitoring data digitally.

According to the AMR Report, the health status monitoring segment had a market size of approximately $4.6 billion in 2021 and is expected to have a CAGR of 8.9% from 2023 to 2031, partially due to an anticipated increase in disease prevalence and social awareness and the anticipated societal focus on utilizing smart devices for a healthy lifestyle.

According to the AMR Report, North America accounted for a majority of the global smart home healthcare industry share in 2021 and is anticipated to remain dominant from 2023 to 2031. This is attributed to technological advancements in smart home healthcare techniques, integration of advanced devices and software in smart home healthcare devices, and the presence of key and robust infrastructure in the region. However, Asia-Pacific is anticipated to witness notable growth, due to the rise in its geriatric population, the development of healthcare infrastructure and the increase in investments in the region.

Overview of Health Monitoring Products (DocterWatch and Docter iCare)

Docter’s portfolio of health monitoring devices includes (i) “DocterWatch,” a wearable and portable precise health monitoring smart watch, and (ii) “Docter iCare,” a contactless monitoring device utilizing biometric radar wave technology.

Docter’s initial addressable market for the DocterWatch and Docter iCare radar includes individual persons, such as patients after discharge, elderly persons, sub-healthy groups and individuals living alone.

We currently offer our products in Taiwan, with plans to continue investments in research and development.

To cater to those requiring health monitoring from home and people either living alone or of old age, we recently developed Docter iCare, a contactless biometric radar that can remotely monitor certain physiological signals. We plan to begin selling Docter iCare in the second quarter of 2025.

According to a survey by the National Health Administration during the period from 2017 to 2020, the prevalence of diabetes among Taiwanese people over the age of 18 was about 9.8%, with more than two million people suffering from diabetes. To help address this problem, we have been collaborating on the development of a non-invasive blood glucose monitoring technology which, if ever completed and approved for commercialization, would alleviate the necessity for blood sampling. See the section entitled “Business — Products and Services We are Developing” beginning on page 147.

Overview of Technology Systems (Docter Cloud Systems)

Docter offers a cloud-based health monitoring system, marketed under the brand “Docter Cloud,” employing platform technology to facilitate health monitoring, vascular elasticity tracking, and myocardial infarction prediction, among other functions. We currently offer the Docter Cloud to individual and corporate customers and medical institutions on a subscription basis. Through fee quotes, we may also develop customized system maintenance services to meet certain additional needs for our customers.

At present, the market for heart rate monitoring is dominated by a wide range of manufacturers of hardware devices that measure, record and store health data, and Docter believes that there is a lack of companies that can produce both the hardware (the devices) and the software (the algorithm) needed for heartrate monitoring and alerting in real-time.

Docter has developed the Docter Cloud system to promote access to preventative personal health management and to improve efficacy of remote care, by increasing technological monitoring for patients while in medical institutions and after patient discharge. The cloud-based health monitoring services are sold to customers as a fee-based subscription service granting access to our monitoring software through the internet or mobile application. The mobile application is available for download in Apple’s app store (Taiwan only) and Android’s app store (globally). Our cloud-based health monitoring solutions include services such as heart risk active alert, real-time health notification alert, real-time location mapping, and technical support.

Competition and Competitive Strengths

DocterWatch

We believe that there is no direct competitor on the market for our DocterWatch. Based on our research, smart watches currently on the market can periodically record health related data. However, we have not found a smart watch that can continuously monitors one’s health data every second like the DocterWatch. Nonetheless, Docter considers the following companies and products as its primary competitors:

•        DexCom, Inc.:    Dexcom launched Dexcom G6 and Dexcom G7, wearable devices that can record glucose levels on its users.

•        Garmin Ltd.:    Garmin launched a line of customizable fitness & health tracker smart watches that connect to the user’s phone, recording heart rate data.

•        iRhythm Technologies, Inc.:    iRhythm launched the Zio Monitor, its cardiac monitoring wearable device which can be continuously worn for up to 14 days.

•        Apple:    Apple launched the Apple Watch, as a smart watch that can record health data such as heart rate and blood oxygen levels, among others.

•        Xiaomi:    Xiaomi launched the Mi Band smart watch, which provides functions such as heart rate recording.

Each of Garmin, Apple and Xiaomi sell their products in Taiwan and are larger companies than Docter. As of January 1, 2024, Garmin, Apple and Xiaomi had market capitalizations of approximately $24.2 billion, $2.87 trillion and $49.1 billion respectively. Apple had approximately $383 billion of revenue for its fiscal year ending September 30, 2023, Garmin had approximately $5.2 billion of revenue for its fiscal year ending December 31, 2023, and Xiaomi had approximately $37.4 billion of revenue for its fiscal year ending December 31, 2023.

Docter believes that the DocterWatch has the following advantages to strategically compete against its competitors in the Taiwan market:

•        Leading product technology:    The DocterWatch can conduct continuous heart rate monitoring every second, while, based on our research of the market, we believe that smart watches produced by competitors continuously monitor, measure and record health data only when you activate the activity/workout mode of the product or are detected to be more active (that is, not resting or inactive), and revert to recording the heart rate occasionally (for example, once every five minutes) once you become inactive. Furthermore, Docter’s ability to record data every second, on the second, will produce more granular raw data, which, in Docter’s view, can allow for more focused patient treatment and better scientific research.

•        Product differentiation:    Docter’s products have certain distinctive advantages including continuous heart rate monitoring and the ability to relay data on a real-time basis through the Docter Cloud (as further discussed below in the section entitled “Business of Docter”).

•        Customized services:    Docter provides customized development and maintenance system services to meet the needs of different customers.

Docter iCare

Docter has identified two competitors with respect to Docter iCare — Origin Electronics Co., Ltd. and Wistron Medical Technology Corporation, each of which are Taiwanese companies that sell their competing products in Taiwan. Wistron’s product, like the Docter iCare, is a BioRadar monitoring system, meanwhile Origin Electronics’ solution is WiFi based. Original Electronics’ solution cannot monitor heart rate, breathing rate or monitor body temperature.

Docter believes that Docter iCare has the following advantages to strategically compete against its competitors in the market:

Pricing:    Docter believes that Origin Electronics and Wistron each bundle and sell their product and cloud services at a subscription fee of approximately NTD $3,000 per month. Docter intends to bundle and sell its Docter iCare and its Docter Cloud platform services at a subscription fee of NTD $800 per month; however, pricing of products and services are always subject to change.

Ease of Installation:    Both Origin Electronics and Wistron’s products must be installed by drilling the products into the wall or ceiling, which in many cases, requires the customer to seek professional help to install the product. Conversely and conveniently, the iCare monitoring system does not have to be drilled into the wall or ceiling, but rather can be attached via sticky adhesive tape or magnets, and is very compact (15cm by 5cm) and lightweight.

Growth Opportunities

Docter intends to strengthen its competitiveness and expand its market share by focusing on the following opportunities:

•        Expand operations:    Docter currently focuses its business on the Taiwan market and expanding domestically within Taiwan. Docter recognizes the potential growth by expanding overseas, and may look at such opportunities in the future. However, there is no guarantee that Docter will pursue international expansion, successfully enter foreign markets and operate profitability within such markets.

•        Innovate product development:    In addition to its current portfolio of products, Docter may look to expand the scope of its product line and develop other smart products, such as fall detectors and telemedicine systems in the future. No such products are currently under development.

•        Strengthen brand influence:    Docter may strengthen the influence of its brand by raising awareness through investments in marketing and promotion events.

BUSINESS OF DOCTER

Unless the context otherwise requires, all references in this section to “Docter,” “we,” “us,” “our,” and the “company” refer to Horn Enterprises Co., Ltd, Docter Inc. and its consolidated subsidiaries.

Overview

We are an emerging state-of-the-art provider of precise health monitoring equipment and remote safety care technology systems in Taiwan. Our primary business includes our wearable health monitoring watch and our cloud-based health monitoring software, which provides customers with 24/7 monitoring of certain vital signs and physiological signals and can provide medical institutions with real-time health monitoring for patients after discharge, individuals receiving out-patient service, sub-healthy groups and individuals living alone. Our mission is to use these technologies to promote access to preventive personal health management and increase the efficacy of remote care.

Our products and services include: (i) smart watches as wearable devices to record physical health data under the Docter brand (“DocterWatch”), (ii) a contactless biometric radar (“BioRadar”) device that can remotely monitor certain physiological signals of users (the “Docter iCare”) (which we intend to start selling in the second quarter of 2025) and (iii) integration of the DocterWatch and Docter iCare with our Docter Cloud platform technologies (“Docter Cloud”) which analyzes data recorded by the DocterWatch and Docter iCare and provides a data base for real-time remote health monitoring.

The Docter Cloud is a cloud-based health monitoring system, used to facilitate health monitoring, vascular elasticity tracking, and myocardial infarction prediction, among other functions. The Docter Cloud platform contains certain proprietary algorithms used to monitor health data and push notifications to customers via the Docter app installed on their phones when abnormalities are detected. The Docter Cloud also serves as a repository of health data which can be accessed by customers and shared with any other authorized third party on demand.

We also collaborate with Kaohsiung Medical University Chung-Ho Memorial Hospital (“Kaohsiung Hospital”), whereby our customers who are also patients of Kaohsiung Hospital can elect to grant Kaohsiung Hospital personnel real-time access to their health data stored on the Docter Cloud. Our customers can choose to purchase the DocterWatch or other non-Docter monitoring devices which can be either integrated with the Docter Cloud or not integrated (in which case the customer can manually upload the readings made by the non-integrated monitoring device to the Docter Cloud). Should the DocterWatch detect a health issue, an alert is sent to Kaohsiung Hospital via the Docter Cloud. Kaohsiung Hospital will monitor the vital health data of its out-patients and provide remote care and call center services to such users in case of emergencies.

We have two collaboration agreements with Kaohsiung Hospital, one covering different levels of services which may be generally offered to individual customers of Docter and patients of Kaohsiung Hospital (the “Individual Patient Agreement”), and the other covering specific services to employees of a specific corporate customer of Docter (the “Enterprise Agreement”), each of which delineates the type of services Kaohsiung Hospital is to provide and the fees which Docter will collect on behalf of Kaohsiung Hospital. The level of service provided by Kaohsiung Hospital can include a mix of services including, but not limited to, availability for customer-initiated telephone consultations, monthly health education notifications, monthly personal health management reports, reminders to take a blood pressure reading, active monitoring of health data and telephone calls in case of emergencies. Under the Individual Patient Agreement, we pay Kaohsiung Hospital an annual fee of NTD 50,000, as well as a monthly management fee calculated by multiplying a set fee amount by the total customers serviced that month, with a minimum total monthly fee of NTD 20,000 and a maximum fee tier of NTD 80 per customer per month where Kaohsiung Hospital services more than 1,000 Docter customers. For the year ended December 31, 2023, Docter paid a total of $250,000 in aggregate annual and monthly fees to Kaohsiung Hospital. Under each of the Individual Patient Agreement and Enterprise Agreement, there is a service fee arrangement agreed to by Docter and Kaohsiung Hospital covering the services to be rendered by each of Docter and Kaohsiung Hospital and the corresponding fees to be paid to each party. The fee arrangement between Docter and Kaohsiung Hospital varies amongst Individual Patient Agreements, as the level or service varies from customer to customer, with Docter receiving between approximately 44% to 65% of the fees charged to the customer. There is no guarantee that Docter’s portion of the fees will fall within this range in any future agreement with Kaohsiung. Pursuant to the Enterprise Agreement, Docter is entitled to 10% of the fees charged.

The Individual Patient Agreement and Enterprise Agreement were initially entered into in 2023, automatically renewed for one-year terms on January 31, 2024 and April 30, 2024, respectively, and thereafter are automatically renewed for one-year terms until either party to the relevant agreement terminates such agreement at least three months prior to such automatic renewal date. Customers must also enter into separate agreements with Docter and Kaohsiung Hospital as well.

For any customer who is not a patient of Kaohsiung Hospital, they will also have 24/7 access to their data. Should a customer wish for their professional healthcare provider to review such data, they may download the data from the Docter Cloud and send or show it to their provider. The provider does not have access to the Docter Cloud and thus is unable to provide real-time remote care and call center services.

Docter is currently in discussions with Kaohsiung Hospital for Kaohsiung Hospital to provide the same remote monitoring and care and call center services for users of the Docter iCare as it does for users of the DocterWatch.

We hope to expand our business by developing relationships with more hospitals across Taiwan who can recommend our products and offer remote services to their patients. We also are working on upgrading the Docter Cloud so that it can integrate directly with a hospital’s pre-existing application program interface (“API”), which would allow hospitals to see their patient’s data on their system as opposed to having to access Docter’s external platform.

Due to Docter’s recurring losses and the limited number of sales made to date, as Docter focuses on selling its products and developing new ones, Docter has also accepted offers to create custom health monitoring software for one-off customers to generate revenue. For example, for the years ended December 31, 2023 and 2022, Chang Gung accounted for approximately 55.5% and 50.5%, respectively, of Docter’s total revenues. In 2022, we sold Chang Gung a custom-built software which included the designing and developing a mobile application. The application was designed for users to record their children’s epilepsy related conditions (e.g., the time when such children’s seizure starts and ends, such children’s diet and medicine taking habits) and to schedule appointments with doctors at Chang Gung. In 2023, we sold Chang Gung another custom-built software that included developing cloud-based data storage for the mobile application developed for Chang Gung in 2022.

Despite Chang Gung representing a majority of Docter’s revenue for 2023 and 2022, Docter does not define its business as a developer of customized health monitoring software and remains focused on growing its sales of its own Docter-branded products and services. Docter was not founded with the idea of generating revenue from custom software sales in mind; however, Docter has developed custom software for customers to generate revenue for the Company. Docter may entertain requests to create custom health monitoring software in the future; however, the intended business of Docter is to develop and sell its health monitoring devices and cloud-based services which allow for remote health management, monitoring and record keeping.

For the six months ended June 30, 2024, Docter did not generate any revenue under the custom health monitoring software business and generated most of its revenue from sales of health monitoring devices.

During the six months ended June 30, 2024, Chylyng Co., Ltd., a Taiwanese company which designs IoT solutions, purchased 201 third-party health monitoring wristbands without Docter iCloud integration from Docter and represented approximately 56.4% of Docter’s total revenue for the period. For the six months ended June 30, 2024, Docter provided cloud-based health monitoring services to certain patients of Kaohsiung Hospital and certain employees of an enterprise customer of Kaohsiung Hospital, with revenues representing approximately 20.9% of Docter’s total revenue for the period. Additionally, Longhui represented 11.4% of Docter’s total revenue for the six months ended June 30, 2024, whereby Longhui engaged Docter to provide certain IT technical services.

History and background

Docter is a holding company incorporated on January 13, 2021, under the laws of the state of Delaware. Docter has no substantive operations other than holding all of the outstanding shares of Horn Enterprise Co., Ltd. (“Horn”), which was established under the laws of Taiwan on March 4, 2016. On November 11, 2022, Docter consummated a reorganization, pursuant to which Horn became a wholly owned subsidiary of Docter. Docter’s operations are primarily conducted through Horn.

Products and Services We Currently Offer

DocterWatch

Our DocterWatch smart watch has been developed as a wearable and portable precise health monitoring smart watch, paired with a mobile device or Bluetooth receiver, to make measurement records for personal health management. Physical health data from the DocterWatch is uploaded to our network system and made available 24/7, allowing individuals to access their personal information on demand via the internet or Docter’s mobile application. Individuals are proactively alerted when irregular vital signs are detected. The information system of medical institutions is connected when indicated to obtain services ranging from medical treatment, healthcare and palliative care.

Docter has one model of the DocterWatch. The images shown below (from left to right) represent actual images of DocterWatch, showing the date and time, SOS alarm and fall monitoring alarm, respectively.

Our target customers are individuals, however, our customer acquisition efforts primarily consist of marketing to local hospitals who can recommend our products to their patients and potentially collaborate with us by monitoring the vital health data of their out-patients stored on the Docter Cloud and offering emergency health care call center services. In return for providing such services, the local hospitals would be compensated by the customer.

For patients who were discharged from a hospital or individuals who live alone, portable devices with technological monitoring serve as a resource for remote medical management. In addition to monitoring heartbeat, blood pressure and other vital signs, our DocterWatch can measure sleep duration and offer an indication of sleep quality, analyze certain related risks, such as risk of coronary heart disease and mental stress, and provide services such as fall detection and reminders to take medication.

Heart Rate Monitoring

DocterWatch uses a green LED with a light-sensitive sensor to detect the color of blood, which is red because it reflects red light and absorbs green light. When your heart is beating, blood flow to your wrist (and the amount of green light absorbed) increases, and in the intervals between heartbeats, blood flow to your wrist (and the amount of green light absorbed) decreases. DocterWatch’s LED flashes hundreds of times per second to detect the color of the blood, which allows it to calculate the number of heart beats per minute (which is your heart rate). The DocterWatch’s optical heart rate sensor measures between 30 and 210 beats per minute.

Heart Rate Variability and Stress

Optical sensors use reflected light to detect the pulsed blood flow pumped by the heart through blood vessels. The DocterWatch uses green LED lights to measure your heart rate during activity. Heart Rate Variability (“HRV”) is the length of time between successive heartbeats that varies constantly. When your heart rate is 60 beats per minute, your heart is not beating at exactly regular intervals of one second. Some heartbeats are slightly less than a second apart and some are slightly more than a second apart. This irregularity is perfectly normal and healthy. These small changes between heartbeats can be easily recorded with an accurate recording device, often measured in milliseconds. But without physiological knowledge and analytical methods, HRV appears to be just a series of numbers. Statistical analysis can reveal meaningful patterns in a large amount of data. RMSSD is a standardized statistical measure of HRV. “RMSSD” refers to the root mean square of the difference between consecutive, normal heartbeats for a given heartbeat.

The heart’s activity is regulated by the autonomic nervous system, which controls a variety of physiological systems in response to situational demands. This means that the variation of the heartbeat from heartbeat to heartbeat can be used to observe the activity in the autonomic nervous system.

Generally, a higher HRV is associated with parasympathetic innervation in the autonomic nervous system, indicating that the body is in a rest and digest mode. Conversely, a lower HRV is usually associated with elevated sympathetic nerve activity in the autonomic nervous system, indicating a stress or fight or flight response.

Stress data is obtained by analyzing the user’s HRV. Generally speaking, a lower HRV indicates that the body is under some stress and a higher HRV usually indicates that the body can withstand higher stress or is recovering from previously accumulated stress. Training, physical activity, sleep, nutritional supplements, and life stressors can all affect one’s stress level.

Pressure levels displayed on the DocterWatch range from 0 to 100, with 0-33 indicating low pressure, 34-66 indicating medium pressure, and 67-100 indicating high pressure. This feature helps one understand one’s daily pressure trend and adjust it in a timely manner.

Blood Oxygen

The DocterWatch can also measure a user’s blood oxygen levels. Knowing the level of hemoglobin in the blood is the key to knowing how much oxygen one’s blood contains. The amount of oxygen in hemoglobin affects the absorption of two different types of light, infrared and red LED. The DocterWatch emits two different types of light, infrared and red LED, and a sensor collects the pulse signal. Based on the collected data, the DocterWatch’s oxygen level algorithm can estimate the user’s blood oxygen level. Hemoglobin in the blood is the key to detecting the oxygen level.

Blood Pressure

The DocterWatch has a built-in photoplethysmography (“PPG”) optical sensor module that provides a non-invasive method of detecting changes in blood volume using photoelectricity. The sensor will direct a light beam to the skin’s surface and the light beam reflect off the skin back to the DocterWatch’s photoelectric receiver. During this process, the intensity of light detected by the photoelectric receiver is reduced due to absorption of the light by the skin, muscle tissues and the blood. The absorption of light by the skin, muscles and tissues remains constant throughout the blood circulation, while the blood volume within the skin is subject to pulsatile changes as the heart beats and the blood vessels contract and dilate back and forth. The greater the blood volume, and thus the greater the blood pressure, the greater the light absorption and the less light is reflected to the photoelectric receiver. The lower the blood volume, the lesser the light absorption and more light is reflected to the photoelectric receiver. The light captured by the PPG sensor is used to determine the blood volume and calculate and monitor blood pressure. The user’s blood pressure is then accessible via the Docter app.

Fall Detection

Acceleration refers to the speed per unit of time, and a sensor that measures this acceleration is an “acceleration sensor”. By measuring acceleration, it is possible to detect the extent of changes in motion, tilt and vibration of an object. The DocterWatch has a tri-axial sensor that measures acceleration of the user. The tri-axial sensor is comprised of a small box that has an even smaller scale sitting in the middle and connected to each side of the box via springs. As the user moves, the box and scale will also move, whether that be up, down, or to the side, at a certain angle. Such movement is recorded and analyzed to detect direction and acceleration changes.

Sleep Monitoring

The DocterWatch conducts sleep monitoring by analyzing the user’s heart rate, heart rate variability (“HRV”) and level of activity to detect the user’s sleep time. The DocterWatch will detect whether the user is in shallow sleep, deep sleep, rapid eye movement (“REM”) sleep or awake and the quality of sleep in each stage, together with the user’s physiological values throughout the day, which will be used to calculate the user’s rate of sleep time. The DocterWatch contains an algorithm built to analyze what sleep state the user is in based on the data collected by the DocterWatch (i.e., the user’s heart rate, HRV and body movement throughout the night). A person’s heart rate, HRV and amount of movement differs depending on the sleep state which the person is in. Thus, by measuring these levels throughout the night, the DocterWatch is able to assess what state the user is in and the quality of their sleep in such state. The results are categorized into the following four categories: 100% means that the user slept very well, with adequate and mostly restorative sleep, 80-99% means that the user had a good night’s sleep, 50-79% means that the user slept moderately well, and 0-49% means that the user slept not very well. The more the user wears the watch, the more accurate the DocterWatch’s measurements will be.

Docter Cloud Platform

The DocterWatch is compatible with the Docter Cloud platform, allowing users to store and access data which is uploaded directly from their wearable device to the Docter Cloud platform. When our products detect abnormal physical health data, such as irregular respiration, heart rate or body temperature, the Docter Cloud will immediately notify the customer via the mobile Docter application and, in the case of patients of Kaohsiung Hospital, Kaohsiung Hospital can then contact the individual to provide further assistance. Individuals that subscribe to our cloud-based health monitoring services will also receive health reports detailing their health assessment every month.

Although the DocterWatch can be worn on its own without integration with the Docter Cloud, the functionality of the DocterWatch would be limited to collecting and measuring data. In Docter’s view, it is the integration of the DocterWatch with the Docter Cloud, where customers can have their health monitored by health professionals, that is Docter’s greatest value-add.

We are also performing technological upgrades to the Docter Cloud platform so that it can be integrated with the internal application programming interface (“API”) of any hospital, as opposed to requiring the hospital, and their select personnel who have access to the platform, to access the Docter Cloud to monitor and analyze health data of a consenting customer. We expect to complete the upgrade in the first quarter of 2025. We also envision broadening our relationships with other hospitals so that such hospitals can offer the same services to their patients who are customers of Docter’s products and services; however, there is no guarantee that we will develop such relationships with such hospitals.

The Docter Cloud is also compatible with non-Docter third-party health monitoring devices, which allows Docter to attract customers who may not otherwise be interested in the DocterWatch itself. By installing the Docter mobile application on the third-party health monitoring device, a customer will be able to integrate their device with the Docter Cloud.

We have recently developed Docter iCare, our contactless biometric radar monitoring system, to measure heart rate and respiration rate, among others, and provide a heart health risk analysis by measuring heart rate up to five times per day for seven consecutive days. Like the DocterWatch, the Docter iCare is compatible with the Docter Cloud. Docter currently does not have a definitive agreement with Kaohsiung Hospital or any other hospital to provide 24/7 monitoring services with respect to customers of the Docter iCare but intends to explore such opportunities.

We also employ our Docter Cloud platform technology to facilitate health monitoring, such as vascular elasticity tracking, and myocardial infarction prediction.

•        Vascular elasticity.    Vascular elasticity refers to the elasticity and flexibility of the arteries. Arteries and veins are a major component of the body’s vascular system which circulates blood. Arteries carry blood away from the heart and can divide into large and small arteries. Large arteries receive the highest pressure of blood flow and are thicker and more elastic to accommodate the high pressures. Smaller arteries, such as arterioles, have more smooth muscle, which contracts or relaxes to regulate blood flow to specific portions of the body. Arteries considered healthy are those which are elastic and flexible. The elasticity and flexibility of an artery allows it to widen and narrow to regulate blood flow. By monitoring the dilation of the arteries, the Docter Cloud can monitor vascular elasticity.

Each DocterWatch includes a PPG optical sensor module and a tri-axial sensor. When a user wears a DocterWatch and turns on the Docter app (which is linked to the Docter Cloud Platform), the user can switch on the PPG, then the DocterWatch will collect PPG data for 60 seconds and upload the data to the Docter Cloud Platform. The Docter Cloud Platform will conduct certain calculations using its vascular elasticity algorithm, produce a calculated value regarding vascular elasticity of the user, and then send the value to the Docter app that displays the calculated value on the DocterWatch.

•        Myocardial Infarction Prediction.    Myocardial infarction, colloquially known as a “heart attack,” is caused by decreased or complete cessation of blood flow to a portion of the myocardium, the muscular tissue of the heart. Myocardial infarction prediction means the prediction of the risk of having a heart attack by monitoring and analyzing certain indicia of potential heart attacks.

The DocterWatch’s PPG sensor will, similar to measuring vascular elasticity, collect PPG data for 60 seconds and upload the data to the Docter Cloud Platform. The Docter Cloud Platform will conduct certain calculations using its myocardial infarction algorithm, produce a calculated value regarding the myocardial infarction probability of the user, and then send the value to the Docter app that displays the calculated value on the DocterWatch.

By measuring heart rate for abnormal irregularities, the data collected on the Docter Cloud could be utilized to provide heart health risk analysis, covering items such as arrhythmia-related symptoms, stroke precursors, atrial fibrillation and related risks.

At present, the market for heartrate monitoring is dominated by a wide range of manufacturers of hardware devices that measure, record and store health data, and Docter believes that there is a lack of companies that can produce both the hardware (the devices) and then the software (the algorithm) needed for heartrate monitoring and alerting in real-time.

As a business model, we offer our cloud-based health monitoring services to individual and corporate customers as a subscription service, comprised of fees from granting access to our monitoring software through the internet or mobile application. Our cloud-based health monitoring solutions represent a series of services such as heart risk active alert, real-time health notification alert, real-time location mapping, and technical support.

Our Revenue Model

We have limited sales of our health monitoring products. The DocterWatch can be sold on its own; however, the functionality of the DocterWatch without the Docter Cloud is limited, and our focus is to sell our Docter Cloud services with either the DocterWatch or another third-party (but Docter Cloud-integrated) health monitoring product (depending on custom preference). Sometimes, a customer will prefer to use a cheaper monitoring device than the DocterWatch because they are looking to monitor only one vital sign (such as blood pressure). In such a scenario, Docter will purchase a cheaper monitoring device at retail that is compatible with the Docter Cloud and then sell it to the customer. These cheaper devices include the Microlife BP A6 BT Bluetooth Blood Pressure Monitor and Quanjiabao-brand Blood Pressure Monitor. Docter does not manufacture these third-party products and has no arrangements with third parties for the provision or resale of these devices.

Concerning sales of Docter Cloud-integrated DocterWatches, Docter has had a limited number of sales to date. By subscribing to the Docter Cloud, those customers who are also patients of Kaohsiung Hospital will benefit from the remote monitoring and call center services Kaohsiung Hospital offers (a core value of our health monitoring products), and those customers who are not patients of Kaohsiung Hospital are still able to access their data at any time and share such data with their health care providers. We offer the Docter Cloud at varying monthly subscription prices based on the equipment requested by the patient and the level of service provided by Kaohsiung Hospital. Equipment can range from, for example, a simple blood pressure monitor to a more comprehensive monitoring device such as the DocterWatch. Some customers supply their own equipment and just pay for a Docter Cloud subscription, in which case the customer would be responsible for manually uploading their data to the Docter Cloud. The level of service provided by Kaohsiung Hospital can include a mix of services including, but not limited to, availability for customer-initiated telephone consultations, monthly health education notifications, monthly personal health management reports, reminders to take a blood pressure reading, active monitoring of health data and telephone calls in case of emergencies.

Concerning sales of DocterWatches without Docter Cloud-compatibility, which represents a majority of the DocterWatches sold to date, we have sold DocterWatches to a few corporations and universities who have used the watches for their own research purposes. Docter did not generate much revenue from these sales. Docter does not view these sales to be a main core of its business, nor does Docter expect any future revenue from one-off sales of DocterWatches to corporations and universities to represent a material portion of our business going forward.

Docter has not yet commenced sales of the Docter iCare, but expects to offer potential customers several different purchase options:

1.      Customers can purchase the Docter iCare with no monthly subscription fee and download the Docter app to integrate with the Docter iCare. Users will be able to view and download their health data from the past three months.

2.      Customers can also purchase a bundled package of the Docter iCare plus Docter Cloud services on a monthly subscription basis.

Docter intends to begin offering the Docter iCare for sale in the second quarter of 2025. The prices at which we offer our products and services are subject to change.

Custom Orders

Due to Docter’s recurring losses and the limited number of sales made to date, as Docter focuses on selling its products and developing new ones, Docter has also accepted offers to create custom health monitoring software for one-off customers to generate revenue. For example, for the years ended December 31, 2023 and 2022, Chang Gung accounted for approximately 55.5% and 50.5%, respectively, of Docter’s total revenues. In 2022, we sold Chang Gung a custom-built software which included the designing and developing a mobile application. The application was designed for users to record their children’s epilepsy related conditions (e.g., the time when such children’s seizure starts and ends, such children’s diet and medicine taking habits) and to schedule appointments with doctors at Chang Gung. In 2023, we sold Chang Gung another custom-built software that included developing cloud-based data storage for the mobile application developed for Chang Gung in 2022.

Additionally, for the years ended December 31, 2023 and 2022, Shenyi accounted for approximately 9.8% and 10.8%, respectively, of Docter’s total revenues. For Shenyi, we provided one-off cloud-based services where we sold Docter-Cloud integrated devices to Shenyi which were used for teaching purposes.

Docter has no standard approach to the prices it may charge in these situations. Should Docter be approached in the future with custom requests, Docter will evaluate multiple variables including, but not limited to, the customer’s specific request, the level of difficulty of designing the software (as applicable), when the customer requires the software (as applicable), and the expected time to completion.

Given the one-off nature of their requests, Docter does not expect Chang Gung and Shenyi to represent a material amount of its business in the future.

For the six months ended June 30, 2024, Docter did not generate any revenue under the custom health monitoring software business and generated most of its revenue from sales of health monitoring devices.

Docter iCare

To cater to those requiring health monitoring from home and people either living alone or of old age, we have recently developed Docter iCare, our BioRadar device which utilizes biometric radar wave technology to remotely perform functions such as (i) continuously monitoring a user’s breath rate, heart rate and temperature from the user’s bed and (ii) providing users with a sense of safety and security at home by monitoring a user’s movement (or lack thereof) in certain parts of the home.

BioRadar works by emitting electromagnetic waves, which will then reflect off the user’s body back to the device. The device will then process the reflected wave and measure the distance of the user from the device, the velocity at which the wave was reflected back, and the angle at which the wave was reflected back, in order to calculate the user’s heart rate and breathing rate.

The infrared radiation emitted by the human body can be detected then calculated by the Docter iCare and then presented in digital form on the Docter Cloud. Objects above absolute zero (-273.15°C) produce radiant heat due to their own molecular motions, and most of the radiation emitted by these objects has a wavelength of between 760 nanometers and 1 millimeter, which is the so-called “infrared” band. The Docter iCare can be divided into three parts: optical module, sensor module, and operation control module. The function of the optical module is to allow the infrared radiation electromagnetic waves to pass through; the function of the sensor module is to receive the waves and convert them into digital information; and the operation control module is used for processing and calculating the temperature value.

The Docter iCare can monitor the presence of the user in any room in the house and can be programmed to send an alert when the user has spent too much time in a specific room. The user has the ability to program the length of time that can be spent in a single room prior to an alert being sent. Additionally, alerts can be programmed when a user leaves/enters the bed and if the user has not returned to the bed. The Docter iCare received Taiwanese regulatory approval from the National Communications Commission on December 13, 2023, and Docter intends to begin selling the Docter iCare in Taiwan in the second quarter of 2025.

Products and Services We are Developing

Blood Glucose Monitoring Technology

According to a survey by the Taiwan National Health Administration during the period from 2017 to 2020, the prevalence of diabetes among Taiwanese people over the age of 18 was approximately 9.8%, with more than 2 million people suffering from diabetes. In response, we are collaborating with Mr. Chien-Sheng Liu (a shareholder of Docter Inc.) and Livestrong Biomedical Technology Co., Ltd., a Taiwanese company that is owned and controlled by Mr. Liu, (“Livestrong”), on the development of a non-invasive, contactless blood glucose monitoring technology. The technology will consist of a PPG sensor comprised of LEDs of various wavelengths and a photodiode that receives and, using Docter’s algorithm for measuring blood glucose (which is currently in development), measures the reflected light to measure changes in blood volume. The monitor will then display the blood glucose value measured.

Our technology, if ever operational, would help alleviate the need for traditional invasive blood sampling methods by using a PPG sensor to collect PPG data for 60 seconds. We envision licensing our technology as well as embedding it in our own stand-alone glucose monitoring device. We may also decide to embed this technology into the DocterWatch for purposes of recording dietary carbohydrate levels.

Horn has entered into a Technology Development Cooperation Contract with Mr. Chien-Sheng Liu and Livestrong, dated February 23, 2023 (the “Livestrong Agreement”), according to which Horn and Livestrong will collaborate on the development of the technology for the blood glucose monitoring device, including, but not limited to, the development of an algorithm, establishment of clinical trials and production of the device itself. Pursuant to the Livestrong Agreement, Livestrong will be primarily responsible for the development of the preliminary algorithms used to evaluate the health data recorded by the monitoring device, and Horn will contribute NTD $1 million toward this effort. If the device ever receives regulatory approval, Docter will have a priority use right with respect to the device for a period of three years, starting when the device is first publicized (which the parties expect to do shortly after receiving regulatory approval to sell the device). Pursuant to the Livestrong Agreement, upon completion and commercialization approval of the blood glucose monitoring device, Docter and Livestrong will enter into a separate contract with a three-year term for Docter’s purchase of authorization codes. An authorization code is an access code which allows a non-invasive device, such as the blood glucose monitor or the DocterWatch, to access the blood glucose monitoring algorithm. Access to the blood glucose monitoring algorithm will either take the form of directly embedding a module containing the algorithm into the device, or linking the device to a Livestrong-operated cloud platform where the algorithm will be housed and can perform its analysis as data is transmitted from the device to the platform. Pursuant to the Livestrong Agreement, Livestrong will be entitled to a 40% profit share with respect to (i) Docter’s sales of the authorization code to third parties where the blood glucose monitoring algorithm is to be embedded in the purchaser’s device and (ii) Docter’s sales of remote blood glucose monitoring services to its customers.

Research and development efforts with respect to the blood glucose monitoring device consists of four phases:

1.      establishing a preliminary modeling algorithm;

2.      conducting clinical trials to verify whether the algorithm is compatible with people who have various chronic diseases;

3.      adjusting the algorithm, as needed; and

4.      blind testing (i.e., random sampling validation).

Currently, development of the blood glucose monitoring device is in phase 1. The phase 1 research and development stage (i.e., establishing preliminary algorithmic models) is not a clinical trial, and thus Docter is not required to obtain any government approval or license to conduct such research and development. Establishing a preliminary modeling algorithm for a blood glucose monitoring device involves several steps to develop and refine the device’s ability to accurately measure and predict blood glucose levels. The process begins with defining the problem and objectives. This includes understanding the key requirements for the device, such as accuracy, sensitivity, and response time, and setting clear goals for what the preliminary model should achieve, specifically estimating blood glucose levels from sensor data. The next step is data collection. This involves gathering data from sources like clinical trials, laboratory experiments, or user studies, which includes sensor readings and corresponding blood glucose levels. With the data prepared, the focus shifts to selecting and developing the modeling approach. This involves choosing appropriate algorithms, such as statistical models, machine learning models, or hybrid approaches, and identifying the most relevant features or variables that influence blood glucose levels. The initial version of the model is then developed using these algorithms and features, with attention to training the model on the collected data to learn patterns and relationships. Once the preliminary model is created, it must be evaluated and validated. This involves testing the model with a separate dataset to assess its accuracy and reliability. Validation ensures the model’s performance against known benchmarks or standards, helping to confirm that it performs well in real-world scenarios. Based on the results from testing and validation, adjustments may be needed, including tweaking algorithms, incorporating additional data, or enhancing feature selection. The modeling process is iterated multiple times to enhance the model’s accuracy and reliability. Integration into the device’s software follows, where the preliminary model is tested in real-world conditions. User testing is also conducted to gather feedback and ensure the model functions effectively in practical scenarios. Throughout this process, meticulous documentation is maintained, including details on data sources, algorithms, performance metrics, and any challenges encountered.

Once a product goes through phase 1, and after we receive sufficient financing, we will then commence the regulatory review and approval process with the relevant governing bodies in the markets in which we intend to conduct clinical trials and commercialize the product. In Taiwan, we must first receive TFDA approval to commence a clinical trial.

To obtain TFDA approval to commence a clinical trial, we will prepare a clinical trial application which details the trial protocol, including the objectives of the study, the study’s methodology, participant selection criteria, and data collection and analysis methods. The TFDA and the Institutional Review Board in Taiwan will then review the application to ensure it meets applicable regulatory standards. After approval, we will then recruit and screen potential trial participants and, once complete, commence the trial. Throughout the trial, we will monitor the participants, collect data and ensure adherence to the study protocols and procedures. We will then analyze the data to assess the monitor’s performance against predefined endpoints to evaluate the accuracy, reliability and safety of the monitor. Once the data is compiled, we will prepare a detailed report summarizing the trial results and submit to the TFDA.

After the clinical trials are completed, we must then seek TFDA approval to commercialize the product. Docter believes that the algorithm in development for monitoring blood glucose levels will likely be considered as a software medical device by the Taiwan FDA, while the blood glucose monitor (i.e., the hardware) will likely be considered as a hardware medical device. Before the blood glucose monitoring device is released to the market, we will need to obtain separate medical device licenses for the software component and the hardware component of the blood glucose monitoring device.

The process of receiving regulatory approval and conducting clinical trials can take several years. As such, Docter cannot guarantee if and when its non-invasive blood glucose monitor will ever be commercialized, as well as in which markets or jurisdictions.

In the future, we may look to expand on our health monitoring technology to cover epileptic seizure alerts, cardiac abnormality notifications, and low blood sugar alerts, although, there are currently no R&D activities planned or underway.

Our Customers

We have a limited customer base of corporate and individual customers that use our health monitoring devices and Docter Cloud platform. Our target customers are individuals, however, our customer acquisition efforts primarily consist of marketing to hospitals, medical institutions and health care facilities, through which we are able to reach doctors and physicians, who then promote our products to their patients. Our customers also include individuals who purchase our products on their own accord without the recommendation of any hospital, medical institution or health care facility. When a customer purchases a product, such as the DocterWatch, Docter offers the patient access to its monitored and stored data on the Docter Cloud platform through a monthly subscription service. Should a customer be a patient of Kaohsiung Hospital and consent to Kaohsiung Hospital receiving access to the patient’s data on the Docter Cloud, Kaohsiung Hospital will then be able to receive alerts via the Docter Cloud and offer their patient remote call center and emergency services. Currently, customers who are not patients of Kaohsiung Hospital may not receive such remote services from Kaohsiung Hospital, but if such customers have a monthly subscription to the Docter Cloud, they can still download their data from the Docter Cloud at any time and share the data with their healthcare provider. Docter’s ability to develop and maintain close relationships with healthcare providers who can promote Docter’s products to their patients is central to Docter’s customer acquisition efforts, and thus the growth and profitability of its business going forward.

Additionally, we have previously sold DocterWatches (without any Docter Cloud component) to corporations and universities who used our watches for their own research purposes. We did not generate much revenue from these sales. We do not view these sales to be a main core of our business, nor do we expect any future revenue from one-off sales of DocterWatches to corporations and universities to represent a material portion of our business going forward.

Docter’s ability to attract new customers, as well as its ability to grow revenues from existing customers, depends on a number of factors, including its ability to offer high quality services at competitive prices, the strength of its competitors and the capabilities of Docter’s sales and marketing teams. Docter’s ability to sell products to existing customers will largely hinge on Docter’s ability to produce new products that serve a different or higher quality benefit to Docter’s pre-existing customers. If Docter is not able to continue to attract new customers or to grow revenues from its existing customers in the future, it may not be able to grow its revenues as quickly as it anticipates or at all.

For the years ended December 31, 2023 and 2022, Docter derived a large portion of its revenue from creating custom software for Chang Gung, who accounted for approximately 55.5% and 50.5%, respectively, of Docter’s total revenues. In 2022, we sold Chang Gung a custom-built software which included the designing and developing a mobile application. The application was designed for users to record their children’s epilepsy related conditions (e.g., the time when such children’s seizure starts and ends, such children’s diet and medicine taking habits) and to schedule appointments with doctors at Chang Gung. In 2023, we sold Chang Gung another custom-built software that included developing cloud-based data storage for the mobile application developed for Chang Gung in 2022.

Despite Chang Gung representing a majority of Docter’s revenue for 2023 and 2022, Docter does not define its business as a developer of customized health monitoring software and remains focused on growing its sales of its own products and services. Docter was not founded with the idea of generating revenue from custom software sales in mind, and Docter remains focused on developing and selling its health monitoring devices and cloud-based services which allow for remote health management, monitoring and record keeping. However, there is no guarantee that Docter does not accept custom orders in the future.

Additionally, for the years ended December 31, 2023 and 2022, Shenyi accounted for approximately 9.8% and 10.8%, respectively, of Docter’s total revenues. For Shenyi, we provided one-off cloud-based services where we sold Docter Cloud-integrated devices to Shenyi which were used for teaching purposes. Like those provided to Chang Gung, the services provided to Shenyi do not represent Docter’s intended business.

For the six months ended June 30, 2024, Docter did not generate any revenue under the custom health monitoring software business and generated most of its revenue from sales of health monitoring devices.

During the six months ended June 30, 2024, Chylyng Co., Ltd., a Taiwanese company which designs IoT solutions, purchased 201 third-party health monitoring wristbands without Docter iCloud integration from Docter and represented approximately 56.4% of Docter’s total revenue for the period. For the six months ended June 30, 2024, Docter provided cloud-based health monitoring services to certain patients of Kaohsiung Hospital and certain employees of an enterprise customer of Kaohsiung Hospital, with revenues representing approximately 20.9% of Docter’s total revenue for the period. Additionally, Longhui represented 11.4% of Docter’s total revenue for the six months ended June 30, 2024, whereby Longhui engaged Docter to provide certain IT technical services.

We have limited sales of our products and services. For the year ended December 31, 2022, we sold 30 DocterWatches without Docter-Cloud integration to certain institutional customers for their own research purposes, and 60 Docter Cloud-integrated DocterWatches in connection with the provision of cloud-based health monitoring services. We sold one Docter Cloud-integrated DocterWatch in connection with the provision of cloud-based health monitoring services in 2023. For the six months ended June 30, 2024, Docter sold 201 third-party health monitoring wristbands without Docter iCloud integration to Chylyng.

Customer Acquisition and Sales Expansion Efforts

Docter plans to expand the number of customers it serves to diversify its customer base and grow its revenues by expanding domestically within Taiwan as a result of new legislation described below that will promote greater access to remote health monitoring services.

On January 22, 2024, an amendment to the Rules of Medical Diagnosis and Treatment by Telecommunications was promulgated by the Ministry of Health and Welfare in Taiwan. This legislation went into effect on July 1, 2024. As a result, it is anticipated that there will be about 2.7 million people in Taiwan who will be allowed to receive outpatient services and other medical services through telecommunication. In Docter’s view, these 2.7 million people could be potential customers.

Docter plans to collaborate with more local hospitals across Taiwan to reach more doctors and end-user customers. We believe we offer hospitals and other medical institutions an opportunity to differentiate themselves from their competitors by working with us and offering their patients a value-add in the form of providing remote health care services. Another benefit for a hospital is that they will have a more robust set of health data by remotely monitoring their patients while at home. This may help hospitals and doctors provide better and more informed care to their patients.

Docter may also seek to develop and leverage research institutions, universities and hospitals to generate initial product interests, clinical trial opportunities, and market introduction opportunities. To that end, in August of 2023, Docter entered into a memorandum of cooperation (the “MOC”) with the Innovation Center for Computational Health, Massachusetts General Hospital, Harvard Medical School (the “Innovation Center”), pursuant to which Docter provided a small number of DocterWatches to the Innovation Center in connection with its preliminary study and clinical trial in Taiwan studying Myalgic encephalomyelitis/chronic fatigue syndrome (“ME/CFS”) and long COVID (the “Taiwan Clinical Trial”). Docter also provided the Innovation Center with technical support by supplying software to assist in the collection of raw data recorded by the DocterWatches. The Taiwan Clinical Trial is currently ongoing and scheduled to be completed on or around July 2025. As the Taiwan Clinical Trial continues, based on the data collected, the Innovation Center will work with Docter to adjust and customize the DocterWatch’s firmware to ensure the DocterWatch can fulfill the needs of the Innovation Center’s intended larger-scale US clinical trial (the “US Trial”). If the Innovation Center is satisfied that the DocterWatch is suitable for its US Trial, it will apply for approval from the Clinical Trial Committee of Harvard Medical School (the “Committee”) for funding. Should funding be granted, the Innovation Center will purchase 10,000 DocterWatches at $330 USD per DocterWatch. However, there is no guarantee that the Taiwan Clinical Trial is completed when expected, nor is there any guarantee that the Innovation Center will seek approval of the use of the DocterWatch for the US Trial or ultimately receive funding approval from the Committee. Further, the Innovation Center’s requirements for the US Trial may change and, accordingly, the total number of DocterWatches purchased may be less than the 10,000 DocterWatches originally contemplated by the parties.

Intellectual Property

We regard our patents, copyrights, service marks, trademarks, trade secrets, and other intellectual properties as critical to our success. We rely on patents, trademarks and copyrights; trade secret protection; and non-competition, confidentiality, and license agreements with our employees, end consumers, partners, and others to protect our intellectual property rights. Before we launch any new products or services, we apply for registration of related trademarks, and software copyrights. As of the date of this prospectus/proxy statement, we had 8 registered patents, 4 registered trademarks, and 1 registered domain name that are material to our business.

We consider the following patents, service marks, and trademarks to be material to our operations and business:

Patent or Trademark Name	Registration Number	Jurisdiction	Owner	Valid Term
Multifunctional smart watch with heart rate, blood oxygen, blood pressure, ECG and location monitoring functions	Utility Model No. M561501	Taiwan	Horn Enterprise Co., Ltd.	June 11, 2018 to October 30, 2027
Multifunctional smart watch with heart rate, blood oxygen, blood pressure, ECG monitoring functions	Utility Model No. M556345	Taiwan	Horn Enterprise Co., Ltd.	March 1, 2018 to September 6, 2027
Fatigue Driving Monitoring Device	Utility Model No. M557690	Taiwan	Horn Enterprise Co., Ltd.	April 1, 2018 to September 14, 2027

Patent or Trademark Name	Registration Number	Jurisdiction	Owner	Valid Term
Active Wireless Electrocardiogram Recording Device	Utility Model No. M589535	Taiwan	Horn Enterprise Co., Ltd.	January 21, 2020 to September 26, 2029
Cloud-based Health Management System	Utility Model No. M595316	Taiwan	Horn Enterprise Co., Ltd.	May 11, 2020 to January 21, 2030
Real-Time Health Care Management Application System	Utility Model No. M609773	Taiwan	Horn Enterprise Co., Ltd.	April 1, 2021 to October 6, 2030
Contactless instant care sensing devices and systems utilizing Wi-Fi HaLow architecture	Utility Model No. M656518	Taiwan	Horn Enterprise Co., Ltd.	June 11, 2024 to December 4, 2033
Patent or Trademark/Service Mark Name	Registration Number	Jurisdiction	Owner	Valid Term
Home Care Monitoring Device	Utility Model No. M615812	Taiwan	Horn Enterprise Co., Ltd.	August 21, 2021 to February 3, 2031
	02264865	Taiwan	Horn Enterprise Co., Ltd.	December 1, 2022 to November 30, 2032
	02190116	Taiwan	Horn Enterprise Co., Ltd.	December 16, 2021 to December 15, 2031
	7049817	United States	Horn Enterprise Co., Ltd.	Active: May 9, 2023
	6873788	United States	Horn Enterprise Co., Ltd.	Active: October 11, 2022

Health, Work Safety, Social and Environmental Matters

We have entered into employment contracts with our employees in accordance with the applicable laws and regulations. During the last two years, we had not been subject to any fines or other penalties due to non-compliance with health, work safety, social or environmental regulations. We were not required to and did not pay any compensation to employees in respect of claims for personal or property damages. As of June 30, 2024, we had 7 full time employees, none of which are represented by a labor organization or are a party to any collective bargaining agreement.

Properties

Docter does not own any real property or facilities. Its subsidiary, Horn, leases an office in Taiwan at a current rate of NTD $8,500 per month, with the current one-year term expiring on March 10, 2025.

Regulations

See the section entitled “Regulations Applicable to Docter.”

Legal Proceedings

During the last two years, we were not involved in any actual or pending legal, arbitration or administrative proceedings (including any bankruptcy or receivership proceedings) that we believe would have a material adverse effect on our business, results of operations, financial condition or reputation. There are no legal, arbitral or administrative proceedings before any court current or pending against, or involving, the properties or our businesses or to which any of our properties or our members is subject, which would have a material adverse effect on our business, results of operations, financial condition or reputation.

However, we may from time to time become a party to various legal, arbitration or administrative proceedings arising from the ordinary course of business. During the same time period, none of our directors, supervisors or senior management was involved in any material litigation, arbitration or administrative proceedings relating to our company.

Executive Compensation

Mr. Hsin-Ming Huang, who currently serves as Chief Executive Officer and sole director of Docter, was the sole director and executive officer of Docter for its fiscal years ended December 2023 and 2024, respectively. As of the date of this filing, Mr. Huang is not party to an employment agreement with Docter (or its subsidiary, Horn). For the fiscal years ended December 31, 2023, and 2024, Mr. Huang did not receive any compensation from Docter (cash or otherwise), nor is he a party to any arrangement with Docter that provides for payment to Mr. Huang upon any cessation of his services to Docter or a change in control of Docter (or its subsidiary, Horn).

SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND OPERATING DATA OF DOCTER

	For the Six Months Ended June 30, 2024 (Unaudited)	For the Six Months Ended June 30, 2023 (Unaudited)
Income Statements Data:
Revenues	$19,983	$20,116
Cost of revenues	9,529	5,081
Gross profit	10,454	15,035
Operating expenses	512,857	153,082
Loss from operations	(502,403)	(138,047)
Other income	174	3,237
Loss before income taxes	(502,229)	(134,810)
Income tax expense	—	—
Net loss	$(502,229)	$(134,810)

Cash Flows Data:
Net cash used in operating activities	$(79,557)	$(125,724)
Net cash provided by financing activities	78,077	129,613
Effect of exchange rate changes	(61)	(75)
Net changes in cash and cash equivalents	$(1,541)	$3,814
	For the Year Ended December 31, 2023	For the Year Ended December 31, 2022
Income Statements Data:
Revenues	$30,081	$18,592
Cost of revenues	12,942	10,685
Gross profit	17,139	7,907
Operating expenses	525,905	160,466
Loss from operations	(508,766)	(152,559)
Other income (expenses), net	9,887	(1,120)
Loss before income taxes	(498,879)	(153,679)
Income tax expense	—	—
Net loss	$(498,879)	$(153,679)
Cash Flows Data:
Net cash used in operating activities	$(199,495)	$(147,787)
Net cash provided by financing activities	201,011	146,934
Effect of exchange rate changes	25	(65)
Net changes in cash and cash equivalents	$(1,541)	$(918)

	For the Six Months Ended June 30, 2024 (Unaudited)	For the Year Ended December 31, 2023	For the Year Ended December 31, 2022
Balance Sheets Data:
Current assets	$22,735	$21,569	$35,552
Non-current assets	758,125	394,498	31,048
Total assets	$780,860	$416,067	$66,600

Current liabilities	$2,081,526	$1,249,245	$386,084
Non-current liabilities	—	—	9,291
Total liabilities	$2,081,526	$1,249,245	$395,375

Total stockholders’ deficit	$(1,300,666)	$(833,178)	$(328,775)

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF DOCTER

Unless the context otherwise requires, for purposes of this section, the terms “we,” “us,” “our,” or “Docter” refer to Docter Inc. prior to the consummation of the Business Combination. You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and related notes included elsewhere in this proxy statement/prospectus. Some of the information contained in this discussion and analysis are set forth elsewhere in this proxy statement/prospectus, including information with respect to our plans and strategy for our business and related financing, and includes forward-looking statements that involve risks and uncertainties. As a result of many factors, including those factors set forth in the section of this proxy statement/prospectus titled “Risk Factors,” our actual results could differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Docter, Inc (“Docter,” “we,” “our” or the “Company”) is a holding company incorporated on January 13, 2021, under the laws of the State of Delaware. Docter has no substantive operations other than holding all of the outstanding shares of Horn Enterprise Co. Ltd. (“Horn”), which was established under the laws of Taiwan on March 4, 2016, through a recapitalization completed on November 11, 2022.

We are an emerging state-of-the-art provider of precise health monitoring equipment and remote safety care technology systems in Taiwan. Our primary business includes our wearable health monitoring watch and our cloud-based health monitoring software, which provides customers with 24/7 monitoring of certain vital signs and physiological signals and can provide medical institutions with real-time health monitoring for patients after discharge, individuals receiving out-patient service, sub-healthy groups and individuals living alone. Our mission is to use these technologies to promote access to preventive personal health management and increase the efficacy of remote care.

Our products and services include:

i.       sales of health monitoring devices, which mainly consist of the DocterWatch and other third-party health monitoring devices such as temperature tracking devices, blood pressure and blood sugar tracking devices, and blood sugar testing strips;

ii.      sales of cloud-based health monitoring services, which grant customers access to their health data stored in the Docter Cloud; and

iii.     the development and sale of custom health monitoring software for certain customers on an on-demand basis.

We have limited sales of our health monitoring devices (i.e. the DocterWatch and other third-party health monitoring devices which can be integrated with the Docter Cloud). Health monitoring devices, such as the DocterWatch, can be sold on their own; however, the functionality of such devices without the Docter Cloud health monitoring services is limited. Our focus is to sell our Docter Cloud health monitoring services with either our DocterWatch or another third-party (but Docter Cloud-integrated) health monitoring device (depending on customer preference). Sometimes, a customer will prefer to use a cheaper monitoring device than the DocterWatch because they are looking to monitor only one vital sign (such as blood pressure). In such a scenario, Docter will purchase a cheaper monitoring device at retail that is compatible with the Docter Cloud platform (our cloud-based health monitoring service) and then sell it to the customer. These cheaper devices include the Microlife BP A6 BT Bluetooth Blood Pressure Monitor and Quanjiabao-brand Blood Pressure Monitor. Docter does not manufacture these third-party products and has no arrangements with third parties for the provision or resale of these devices.

Outside of our central business focus (i. and ii. above), we have accepted offers to design custom health monitoring software to generate additional revenue, and such revenue has represented a majority of our revenue in 2023 and 2022. During the year ended December 31, 2022, we sold Chang Gung a custom-built software which included the designing and developing a mobile application. The application was designed for users to record their children’s epilepsy related conditions (e.g., the time when such children’s seizure starts and ends, such children’s diet and medicine taking habits) and to schedule appointments with doctors at Chang Gung. During the year ended December 31, 2023, we sold Chang Gung another custom-built software that included developing cloud-based data storage for the mobile application developed in 2022 for Chang Gung. However, for the six months ended June 30, 2024, there was no revenue generated from custom software development services. Docter may entertain custom requests in the future; however, the intended business of Docter is to develop and sell its health monitoring devices and remote health management, monitoring and record keeping software.

Given the current structure of our customer base, which comprises a limited number of corporate and individual clients, we anticipate that this concentration may continue to result in fluctuations over time. Despite recognizing the inherent risks of a concentrated customer base, we expect this trend to continue as we work towards broadening our customer base and increasing market penetration of our proprietary products and services.

Recent Developments

On October 13, 2023, Docter entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Aimfinity Investment Corp. I, a Cayman Islands exempted company (“Aimfinity”), Aimfinity Investment Merger Sub I, a Cayman Islands exempted company and wholly-owned subsidiary of Aimfinity (“PubCo”), and Aimfinity Investment Merger Sub II, Inc., a Delaware corporation and wholly-owned subsidiary of PubCo (“Merger Sub”), pursuant to which (a) Aimfinity will be merged with and into PubCo (the “Reincorporation Merger”), with PubCo surviving the Reincorporation Merger, and (b) Merger Sub will be merged with and into Docter (the “Acquisition Merger”), with Docter surviving the Acquisition Merger as a direct wholly owned subsidiary of PubCo (collectively, the “Business Combination”). Following consummation of the Business Combination, PubCo is expected to be a publicly traded company. Under the terms of the proposed transaction, we will merge with Aimfinity valuing us at $60.0 million.

Pursuant to the Amendment No. 1 dated on June 5, 2024, upon and immediately following the closing of the Business Combination, PubCo’s board of directors shall consist of five (5) directors, among which three (3) directors will be designated by Docter until the first general meeting of shareholders of PubCo, and two (2) directors will be designated by the Sponsor until the second general meeting of shareholders of PubCo.

While the legal acquirer in the Merger Agreement is PubCo, for financial accounting and reporting purposes under U.S. GAAP, Docter will be the accounting acquirer and the Business Combination will be accounted for as a “reverse recapitalization.” A reverse recapitalization (i.e., a capital transaction involving the issuance of stock by Aimfinity for the stock of Docter) does not result in a new basis of accounting, and the consolidated financial statements of the surviving entity represent the continuation of the consolidated financial statements of Docter in many respects. Accordingly, the consolidated assets, liabilities and results of operations of Docter will become the historical consolidated financial statements of the surviving entity, and PubCo’s assets, liabilities, and results of operations will be consolidated with Docter beginning on the acquisition date. Operations prior to the Business Combination will be presented as those of Docter in future reports. The net assets of PubCo will be recognized at historical cost (which is expected to be consistent with carrying value), with no goodwill or other intangible assets recorded upon execution of the Business Combination.

As a consequence of the Merger, Docter will become the successor to an SEC-registered and Nasdaq-listed company which will require Docter to hire additional personnel and implement procedures and processes to address public company regulatory requirements and customary practices. Docter expects to incur additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees and additional internal and external accounting and legal and administrative resources, including increased audit and legal fees.

Docter’s future results of consolidated operations and financial position may not be comparable to historical results as a result of the Business Combination.

Results of Operations

Comparison of Results of Operations for the Six Months Ended June 30, 2024 and 2023

The following table summarizes our operating results as reflected in our unaudited condensed consolidated statements of operations and comprehensive loss for the six months ended June 30, 2024 and 2023, and presents information regarding amounts and percentage changes during those periods.

	For the Six Months Ended June 30,
	2024		2023		Variance
	Amount	% of Revenues	Amount	% of Revenues	Amount	%
Revenues	$19,983	100.0%	$20,116	100.0%	$(133)	(0.7)%
Cost of revenues	9,529	47.7%	5,081	25.3%	4,448	87.5%
Gross profit	10,454	52.3%	15,035	74.7%	(4,581)	(30.5)%

Operating expenses
Selling, general and administrative expenses	423,199	2,117.8%	27,323	135.8%	395,876	1,448.9%
Research and development expenses	89,658	448.7%	125,759	625.2%	(36,101)	(28.7)%
Total operating expenses	512,857	2,566.5%	153,082	761.0%	359,775	235.0%

Loss from operations	(502,403)	(2,514.2)%	(138,047)	(686.3)%	(364,356)	263.9%

Other income	174	0.9%	3,237	16.1%	(3,063)	(94.6)%

Loss before income taxes	(502,229)	(2,513.3)%	(134,810)	(670.2)%	(367,419)	272.5%

Income tax expense	—	—	—	—	—	—

Net loss	$(502,229)	(2,513.3)%	$(134,810)	(670.2)%	$(367,419)	272.5%

Revenues

Our breakdown of revenues by product/service for the six months ended June 30, 2024 and 2023, respectively, is summarized below:

	For the Six Months Ended June 30,		Variance
	2024	2023	Amount	%
Revenues from health monitoring device	$12,488	$—	$12,488	100.0%
Revenues from custom health monitoring software	—	16,967	(16,967)	(100.0)%
Revenues from cloud-based health monitoring service	5,299	3,149	2,150	68.3%
Revenues from other service	2,196	—	2,196	100.0%
Total revenues	$19,983	$20,116	$(133)	(0.7)%

Our total revenues decreased slightly by approximately $100, or 0.7%, to approximately $20,000 for the six months ended June 30, 2024 from approximately $20,100 for the six months ended June 30, 2023. This decrease was mainly attributable to (1) a decrease of approximately $17,000 of revenues from sales of health monitoring software as we did not obtained any software development contract for the six months ended June 30, 2024, offset by (2) an increase of approximately $12,500 in revenues from sales of the third-party health monitoring devices without our Docter Cloud integration; (3) an increase of approximately $2,200 in revenues from providing cloud-based health monitoring services due to an increase in our customer base. This growth stemmed from a collaborative agreement we signed with a Kaohsiung Hospital in 2023, which has been referring its patients to us as customers for the six months ended June 30, 2024; and (4) an increase of approximately $2,200 from other service as we engaged in a service contract in October 2023 with a customer to provide technical support service for its website development for a period of six months. We expect our revenue from sales of health monitoring devices to grow as we will commence sales of the Docter iCare in the second quarter of 2025.

Going forward, we intend to focus on growing sales of our health monitoring devices and cloud-based health monitoring services.

Cost of Revenues

Our breakdown of cost of revenues by product/service for the six months ended June 30, 2024 and 2023, respectively, is summarized below:

	For the Six Months Ended June 30,		Variance
	2024	2023	Amount	%
Cost of health monitoring device	$7,793	$—	$7,793	100.0%
Cost of custom health monitoring software	—	4,447	(4,447)	(100.0)%
Cost of cloud-based health monitoring service	1,361	634	727	114.7%
Cost of other service	375	—	375	100.0%
Total cost of revenues	$9,529	$5,081	$4,448	87.5%

Total cost of revenues increased by approximately $4,400, or 87.5%, to approximately $9,500 for the six months ended June 30, 2024, compared to approximately $5,100 for the same period in 2023. The increase was primarily driven by approximately $7,800 increase in costs associated with obtaining health monitoring devices from third-party vendors for resale, as we sold third-party health monitoring wristbands and radar devices during the six months ended June 30, 2024, whereas no such sales occurred during the same period in 2023. This increase was offset by a decrease of approximately $4,400 in the cost of revenue from custom health monitoring software, as we did not engage in any software development contracts during the six months ended June 30, 2024.

Gross Profit

Our gross profit by product/service for the six months ended June 30, 2024 and 2023, respectively, is summarized below:

	For the Six Months Ended June 30,		Variance
	2024	2023	Amount	%
Health monitoring device	$4,695	$—	$4,695	100.0%
Custom health monitoring software	—	12,520	(12,520)	(100.0)%
Cloud-based health monitoring service	3,938	2,515	1,423	56.6%
Other service	1,821	—	1,821	100.0%
Total gross profit	$10,454	$15,035	$(4,581)	(30.5)%

Our gross profit decreased by approximately $4,600 or 30.5% to approximately $10,400 for the six months ended June 30, 2024 from approximately $15,000 for the same period in 2023. Gross margin was approximately 52.3% and 74.7% for the six months ended June 30, 2024 and 2023, respectively. The decrease in the overall gross profit was mainly due to (1) a decrease in gross profit from sales of custom health monitoring software resulting from not generating any revenue from custom health monitoring software for the six months ended June 30, 2024, offset by (2) an increase in gross profit from sales of health monitoring device, as we engaged in sales of several third-party health monitoring devices without our Docter Cloud integration during the six months ended June 30, 2024 compared to none for the same period in 2023.

Operating Expenses

Our operating expenses consist of selling expenses, general and administrative expenses, and research and development expenses.

Selling expenses

Selling expenses include advertising costs, exhibition fees related to local healthcare product tradeshows, and referral fees payable to Kaohsiung Hospital for acquiring new customers and retaining existing ones. Selling expenses amounted to approximately $5,500 and $10,100 for the six months ended June 30, 2024 and 2023, respectively. This represents a decrease of approximately $4,600 or 45.7%. The decrease was primarily due to the decrease in advertising fees.

General and administrative expenses

General and administrative expenses primarily consist of employee salaries and welfare, rental expenses, professional service fees, office expenses and other expenses. General and administrative expenses amounted to approximately $417,700 and $17,200 for the six months ended June 30, 2024 and 2023, respectively, representing an increase of approximately $400,500 or 2,320.1%. The increase was mainly due to an increase in professional service fees as we incurred audit fees and consulting fees related to the Business Combination with Aimfinity.

Research and development expenses

Research and development expenses amounted to approximately $89,700 and $125,800 for the six months ended June 30, 2024 and 2023, respectively, representing a decrease of approximately $36,100 or 28.7%. The decrease was mainly because we incurred less salary expenses and outsourced development fees in our product development.

Other Income

Other income amounted to approximately $200 and $3,200 for the six months ended June 30, 2024 and 2023, respectively, the decrease was due to receiving less in government grant in 2024.

Income Tax Expense

We did not incur any income tax expense for the six months ended June 30, 2024 and 2023, respectively, as we did not generate taxable income for either period.

Net Loss

We have incurred operating losses to date. Our net loss increased by approximately $367,400 or 272.5% from approximately $134,800 for the six months ended June 30, 2023 to approximately $502,200 for the same period in 2024, predominately due to the reasons as discussed above.

Comparison of Results of Operations for the Years Ended December 31, 2023 and 2022

The following table summarizes our operating results as reflected in our audited consolidated statements of operations and comprehensive loss for the years ended December 31, 2023 and 2022, and presents information regarding amounts and percentage changes during those periods.

	For the Years Ended December 31,
	2023		2022		Variance
	Amount	% of Revenues	Amount	% of Revenues	Amount	%
Revenues	$30,081	100.0%	$18,592	100.0%	$11,489	61.8%
Cost of revenues	12,942	43.0%	10,685	57.5%	2,257	21.1%
Gross profit	17,139	57.0%	7,907	42.5%	9,232	116.8%

Operating expenses
Selling, general and administrative expenses	295,621	982.8%	52,030	279.9%	243,591	468.2%
Research and development expenses	230,284	765.5%	108,436	583.2%	121,848	112.4%
Total operating expenses	525,905	1,748.3%	160,466	863.1%	365,439	227.7%

Loss from operations	(508,766)	(1,691.3)%	(152,559)	(820.6)%	(356,207)	233.5%

Other income (expenses)	9,887	32.9%	(1,120)	(6.0)%	11,007	982.8%

Loss before income taxes	(498,879)	(1,658.4)%	(153,679)	(826.6)%	(345,200)	224.6%

Income tax expense	—	—	—	—	—	—

Net loss	$(498,879)	(1,658.4)%	$(153,679)	(826.6)%	$(345,200)	224.6%

Revenues

Our breakdown of revenues by product/service for the years ended December 31, 2023 and 2022, respectively, is summarized below:

	For the Years Ended December 31,		Variance
	2023	2022	Amount	%
Revenues from health monitoring device	$605	$5,141	$(4,536)	(88.2)%
Revenues from custom health monitoring software	16,694	9,732	6,962	71.5%
Revenues from cloud-based health monitoring service	11,262	3,719	7,543	202.8%
Revenues from other service	1,520	—	1,520	100.0%
Total revenues	$30,081	$18,592	$11,489	61.8%

Our total revenues increased by approximately $11,500 or 61.8% to approximately $30,100 for the year ended December 31, 2023 from approximately $18,600 for the year ended December 31, 2022. This increase was mainly attributable to (1) an increase of approximately $7,000 in revenues from sales of custom health monitoring software due to our engagement in a data storage software development project with Chang Gung; (2) an increase of approximately $7,500 in revenues from providing cloud-based health monitoring services due to an increase in our customer base. This growth stemmed from a collaborative agreement we signed with Kaohsiung Hospital, which has been referring its patients to us as customers during the year ended December 31, 2023; and (3) an increase of approximately $1,500 from other service as we engaged in a service contract with a customer to provide technical support service for its website development, offset by (4) a decrease of approximately $4,500 of revenues from sales of health monitoring devices due to limited market demand for health monitoring devices, such as the DocterWatch, without any Docter Cloud compatibility component. We expect our revenue from sales of health monitoring devices to grow as we commence sales of the Docter iCare in the late third quarter of 2024.

Going forward, we intend to focus on growing sales of our health monitoring devices and cloud-based health monitoring services.

Cost of Revenues

Our breakdown of cost of revenues by product/service for the years ended December 31, 2023 and 2022, respectively, is summarized below:

	For the Years Ended December 31,		Variance
	2023	2022	Amount	%
Cost of health monitoring device	$596	$1,373	$(777)	(56.6)%
Cost of custom health monitoring software	4,361	5,405	(1,044)	(19.3)%
Cost of cloud-based health monitoring service	6,895	3,907	2,988	76.5%
Cost of other service	1,090	—	1,090	100.0%
Total cost of revenues	$12,942	$10,685	$2,257	21.1%

Total cost of revenues increased by approximately $2,300 or 21.1% to approximately $12,900 for the year ended December 31, 2023 from approximately $10,700 for the year ended December 31, 2022. The increase was primarily attributable to an increase in labor costs due to increased revenues generated from sales of cloud-based health monitoring services and other service. Meanwhile, the increase was partially offset by a decrease in the cost of revenue from custom health monitoring software due to fully recognized product costs associated with fulfillment of the performance obligation in the year ended December 31, 2022 while only limited labor costs incurred in the year ended December 31, 2023. The increase was also offset by a decrease in the cost of revenues from health monitoring device due to a decrease of sales and the lower cost of different kinds of product sold in the year ended December 31, 2023.

Gross Profit

Our gross profit by product/service for the years ended December 31, 2023 and 2022, respectively, is summarized below:

	For the Years Ended December 31,		Variance
	2023	2022	Amount	%
Health monitoring device	$9	$3,768	$(3,759)	(99.8)%
Custom health monitoring software	12,333	4,327	8,006	185.0%
Cloud-based health monitoring service	4,367	(188)	4,555	2,422.9%
Other service	430	—	430	100.0%
Total gross profit	$17,139	$7,907	$9,232	116.8%

Our gross profit for the year ended December 31, 2023 increased by approximately $9,200 or 116.8% to approximately $17,100 for the year ended December 31, 2023 from approximately $7,900 for the year ended December 31, 2022. Gross margin was approximately 57.0% and 42.5% for the years ended December 31, 2023 and 2022, respectively. The increase in the overall gross profit was mainly due to the following reasons: (1) an increase in gross profit from sales of custom health monitoring software, cloud-based health monitoring service, and other service, which was caused by the increase of corresponding revenues; offset by (2) a decrease in gross profit from sales of health monitoring device, as we engaged in limited sales of health monitoring devices during the year ended December 31, 2023.

We derived a large portion of our revenue from a sale of custom health monitoring software to an institutional customer, Chang Gung, which accounted for approximately 55.5% of our total revenues.

Operating Expenses

Our operating expenses consist of selling expenses, general and administrative expenses, and research and development expenses.

Selling expenses

Selling expenses include advertising costs, exhibition fees related to local healthcare product tradeshows, and referral fees payable to Kaohsiung Hospital for acquiring new customers and retaining existing ones. Selling expenses amounted to approximately $16,800 and $2,700 for the years ended December 31, 2023, and 2022, respectively. This represents an increase of approximately $14,100 or 522.2%. The increase was primarily due to the rise in referral fees payable to Kaohsiung Hospital, which resulted in an increase of revenue from our cloud-based health monitoring service for the year ended December 31, 2023.

General and administrative expenses

General and administrative expenses primarily consist of employee salaries and welfare, rental expenses, professional service fees, office expenses and other expenses. General and administrative expenses amounted to approximately $278,900 and $49,300 for the years ended December 31, 2023 and 2022, respectively, representing an increase of approximately $229,600 or 465.7%. The increase was mainly due to an increase in professional service fees as we incurred additional audit fees and consulting fees related to the Business Combination with Aimfinity.

Research and development expenses

Research and development expenses amounted to approximately $230,300 and $108,400 for the years ended December 31, 2023 and 2022, respectively, representing an increase of approximately $121,900 or 112.5%. The increase was mainly because we incurred more salary expenses and outsourced development fee in our product development.

Other Income (Expenses)

For the year ended December 31, 2023, our net other income amounted to approximately $9,900. This was primarily due to approximately $10,500 in other income, which was generated from the sale of outdated health monitoring materials that had been written off prior to 2021. For the year ended December 31, 2022, we incurred other expenses, net amounted to approximately $1,100 as we incurred interest expense from our finance leases for vehicles.

Income Tax Expense

We did not incur any income tax expense for the years ended December 31, 2023 and 2022 as we did not generate taxable income for the years ended December 31, 2023 and 2022.

Net Loss

We have incurred operating losses to date. Our net loss increased by approximately $345,200 or 224.6% from approximately $153,700 for the year ended December 31, 2022 to approximately $498,900 for the year ended December 31, 2023, predominately due to the reasons as discussed above.

Liquidity and Capital Resources

In assessing our liquidity and the substantial doubt about our ability to continue as a going concern, we monitor and analyze cash on hand, our ability to generate sufficient earnings in the future, and operating expenditure commitments. As of June 30, 2024, our cash and cash equivalents was $7, our working capital deficit was approximately $2.1 million and our accumulated deficit was approximately $1.6 million. These factors raise substantial doubt about our ability to continue as a going concern. We are trying to alleviate the going concern risk through the following sources:

•        Equity financing in the United States (“U.S.”) capital market to support its working capital after the de-SPAC transaction;

•        Other available sources of financing from Taiwan banks and other financial institutions or private lenders; and

•        Financial support and credit guarantee commitments from the Company’s related parties.

However, there is no guarantee that the substantial doubt about the Company’s ability to continue as a going concern will be alleviated. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds. For the near term, and prior to the proposed business combination, the Company intends to address its capital needs through loans from the Company’s CEO Hsin-Ming Huang (see “Certain Transactions — Certain Transactions of Docter” on page 224 of this proxy statement/prospectus) and other potential third-party lenders.

Cash Flows for the Six Months ended June 30, 2024 and 2023, and for the Years Ended December 31, 2023 and 2022

The following table sets forth summary of our cash flows for the six months ended June 30, 2024 and 2023:

	For the Six Months Ended June 30,		Variance
	2024	2023	Amount	%
Net cash used in operating activities	$(79,557)	$(125,724)	$46,167	(36.7)%
Net cash provided by financing activities	78,077	129,613	(51,536)	(39.8)%
Effect of exchange rate changes	(61)	(75)	14	(18.7)%
Net change in cash and cash equivalents	$(1,541)	$3,814	$5,355	(140.4)%
Cash and cash equivalents, beginning of the period	1,548	7	1,541	22,014.3%
Cash and cash equivalents, end of the period	$7	$3,821	$(3,814)	(99.8)%

The following table sets forth summary of our cash flows for the years ended December 31, 2023 and 2022:

	For the Years Ended December 31,		Variance
	2023	2022	Amount	%
Net cash used in operating activities	$(199,495)	$(147,787)	$(51,708)	35.0%
Net cash provided by financing activities	201,011	146,934	54,077	36.8%
Effect of exchange rate changes	25	(65)	90	138.5%
Net change in cash and cash equivalents	$1,541	$(918)	$2,459	267.9%
Cash and cash equivalents, beginning of the year	7	925	(918)	(99.2)%
Cash and cash equivalents, end of the year	$1,548	$7	$1,541	22,014.3%

Operating Activities

Net cash used in operating activities for the six months ended June 30, 2024 was approximately $79,600 and primarily consisted of the following:

•        Net loss of approximately $502,200.

•        A decrease in prepaid expenses, other current assets and other assets to approximately $7,400. The decrease was primarily due to the receipt of services during the six months ended June 30, 2024, which is related to a prepayment made for software development services and advertising service during the year ended December 31, 2023.

•        An increase in accrued payroll and other payables of approximately $416,800. The increase was mainly due to the increase of accrued professional fees related to the Business Combination for the six months ended June 30, 2024.

Net cash used in operating activities for the six months ended June 30, 2023 was approximately $125,700 and primarily consisted of the following:

•        Net loss of approximately $134,800.

•        An increase in prepaid expenses and other current assets and other assets amounted to approximately $4,300. The increase was primarily due a prepayment made for advertising service during the period.

•        An increase in accrued payroll and other payables of approximately $13,300. The increase was mainly due to the increase in accrued payroll and other operating expense related to our operation.

Net cash used in operating activities for the year ended December 31, 2023 was approximately $199,500 and primarily consisted of the following:

•        Net loss of approximately $498,900.

•        Amortization expense of approximately $7,000.

•        Non-cash lease expense of approximately $5,100.

•        A decrease in prepaid expenses and other current assets amounted to approximately $18,000. The decrease was primarily due to the receipt of services during the year ended December 31, 2023, which is related to a prepayment made for software development services during the year ended December 31, 2022.

•        An increase in accrued payroll and other payables of approximately $279,800. The increase was mainly due to the increase of accrued professional fees related to the Business Combination for the year ended December 31, 2023.

Net cash used in operating activities for the year ended December 31, 2022 was approximately $148,000 and primarily consisted of the following:

•        Net loss of approximately $153,700.

•        Amortization expense of approximately $7,900.

•        Non-cash lease expense of approximately $5,100.

•        An increase in prepaid expenses of approximately $34,000. The increase was mainly due to the prepayment made for a software development service during the year ended December 31, 2022.

•        An increase in accrued payroll and other payables of approximately $8,800. The increase was mainly due to our decision to increase employee salaries during the year ended December 31, 2022.

•        An increase in advances from customers of approximately $21,100. The increase was mainly due to the receipt of payment from a customer during the year ended December 31, 2022 without rendering services as of December 31, 2022.

Financing Activities

Net cash provided by financing activities for the six months ended June 30, 2024 was approximately $78,100, which was mainly comprised of borrowings from related parties of approximately $78,500, and payments for finance lease liabilities of approximately $400.

Net cash provided by financing activities for the six months ended June 30, 2023 was approximately $129,600, which was mainly comprised of borrowings from related parties of approximately $132,500, and payments for finance lease liabilities of approximately $2,900.

Net cash provided by financing activities for the year ended December 31, 2023 was approximately $201,000, which was mainly comprised of borrowings from related parties of approximately $204,700 and payments for finance lease liabilities of approximately $3,700.

Net cash provided by financing activities for the year ended December 31, 2022 was approximately $146,900, which was mainly comprised of borrowings from related parties of approximately $153,800 and payments for finance lease liabilities of approximately $6,900.

Contractual Obligations

The following table summarizes our contractual obligations as of June 30, 2024:

	Payments Due by Years Ending
Contractual Obligations	Total	Less than 1 year	1 – 3 years	3 – 5 years	More than 5 years
Due to related parties(1)	$635,433	$635,433	$—	$—	$—
Promissory note(2)	471,797	471,797	—	—	—
Finance lease commitments(3)	4,149	4,149	—	—	—
Total	$1,111,379	$1,111,379	$—	$—	$—

____________

(1)      Due to related parties include the following: a) borrowings of approximately $558,400 from Hsin-Ming Huang, the Chief Executive Officer, director and shareholder of the Company, for operating purposes. The amount borrowed is unsecured, non-interest bearing and due on demand. b) unpaid capital withdrawal of approximately $77,000 payable to the shareholders of the Company.

(2)      Promissory note represents the amount borrowed from a third party lender. The Promissory Note is unsecured, and matures at the earlier of (1) the date on which the Company consummates its intended business combination with Aimfinity Investment Corp. I (“Business Combination”) or (2) January 28, 2025. The promissory note is callable by the lender any time before the maturity date. In addition, upon maturity, the lender has the right to convert the unpaid principal balance under the promissory note, in whole or in part, into a number of ordinary shares of the publicly listed entity following the closing of the Business Combination. The amount borrowed is subject to 6.15% annual interest rate upon maturity of the promissory note or if the Business Combination fails to materialize.

(3)      The finance lease commitments are related to our obligation to pay under the lease agreement for a vehicle.

Off-Balance Sheet Arrangements

We do not have off-balance sheet arrangements as of June 30, 2024 and December 31, 2023.

Critical Accounting Policies and Estimates

Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements. These financial statements are prepared in accordance with the generally accepted accounting principles in the United States (“U.S. GAAP”), which requires us to make estimates and assumptions that affect the reported amounts of our assets and liabilities and revenues and expenses, to disclose contingent assets and liabilities on the date of the consolidated financial statements, and to disclose the reported amounts of revenues and expenses incurred during the financial reporting period. We continue to evaluate the estimates and assumptions that we believe to be reasonable under the circumstances. We rely on these evaluations as the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Since the use of estimates is an integral component of the financial reporting process, actual results could differ from those estimates. Some of our accounting policies require higher degrees of judgment than others in their application. We believe the critical accounting policy as disclosed in this prospectus reflects the more significant judgments and estimates used in preparation of our consolidated financial statements.

Revenue recognition

The Company recognized revenue under ASC Topic 606, “Revenue from Contracts with Customers”.

To determine revenue recognition for contracts with customers, the Company performs the following five steps: (i) identify the contract(s) with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue when (or as) the Company satisfies the performance obligation. Revenue amount represents the invoiced value, net of VAT and applicable local government levies. The VAT on sales is calculated at 5%.

The Company currently generates our revenues from the following main sources:

(1)    Revenues from product sales

The Company generates revenues from the sales of wearable health monitoring watches and customized health monitoring software to local hospitals, universities, local health facilities providing healthcare for senior communities, corporations, and individual customers.

Revenue from product sales is recognized at the point in time when control of the product is transferred to the customer, which is when the product or the customized software is delivered and accepted by the customers. Revenue is recognized net of estimates of variable consideration, including product returns, customer discounts and allowance. Historically, the Company has not experienced any returns.

(2)    Revenues from service sales

The Company derives our cloud-based health monitoring services revenues from granting customers access to our software through the internet or mobile application with a series of services such as heart risk active alert, real-time health notification alert, real-time location mapping, and technical support. These services are made available to the customer continuously throughout the contractual period. In some contracts, the Company provides customized wearable health monitoring devices along with cloud-based health monitoring services to the customers. Such arrangements are considered as one performance obligation since the two promises are not separately identifiable and customers could not benefit from the product or service on our own.

Revenue from cloud-based health monitoring services is recognized over time as such services are performed. Revenue for consumption-based services is generally recognized as the services are performed and accepted by the customers.

The timing of revenue recognition may differ from the timing of invoicing to the customers. The Company records a contract asset, which is included in accounts receivable on the consolidated balance sheets, when revenue is recognized prior to invoicing. There were no such contract assets recognized as of June 30, 2024, and as of December 31, 2023 and 2022, respectively. The Company records advances from customers on the consolidated balance sheets when revenues are recognized subsequent to cash collection for an invoice. The amount of revenues recognized during the years ended December 31, 2023 and 2022 that were included in the opening advances from customers balance was $5,166 and nil, respectively. The amount of revenue recognized during the six months ended June 30, 2024 and 2023 that were included in the opening advances from customers balance was $3,593 and 3,034, respectively.

BUSINESS OF AIMFINITY

General

Aimfinity is a blank check company incorporated as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, which it refers to as the initial business combination. Aimfinity has neither engaged in any operations nor generated any revenue to date. Based on business activities, it is a “shell company” as defined under the Exchange Act because Aimfinity has no operations and nominal assets consisting almost entirely of cash.

On April 28, 2022, Aimfinity consummated its IPO of 8,050,000 AIMA Units, which included 1,050,000 AIMA Units issued pursuant to the full exercise by the underwriters of their over-allotment option, with each AIMA Unit consisting of (i) one AIMA Class 1 Warrant, and (ii) one AIMA New Unit, which in turn consists of (a) AIMA Class A Ordinary Share, and (b) one-half of one AIMA Class 2 Warrant, with each whole AIMA Warrant entitling the holder thereof to purchase one AIMA Class A Ordinary Share. The AIMA Units were sold at a price of $10.00 per AIMA Unit, and the IPO generated gross proceeds of $80,500,000. Simultaneously with the closing of the IPO, Aimfinity consummated a Private Placement with the Sponsor, of an aggregate of 492,000 AIMA Private Placement Units (including 42,000 AIMA Private Placement Units purchased pursuant to the full exercise by the underwriters of their over-allotment option) at a price of $10.00 per AIMA Private Placement Unit, generating gross proceeds to Aimfinity of $4,920,000. Each Private Placement Unit consists of (i) one AIMA Class 1 Warrant, and (ii) one AIMA New Unit, which in turn consists of (a) one AIMA Ordinary Share, or AIMA Private Placement Share, and (b) one-half of one AIMA Class 2 Warrant. The terms and provisions of the AIMA Private Placement Warrants are identical to the AIMA Warrants, except that, subject to certain limited exceptions, they are subject to transfer restrictions until 30 days following the consummation of the Aimfinity’s initial business combination. On April 28, 2022, a total of $82,110,000 of the net proceeds from the IPO and the Private Placement was deposited in the Trust Account.

The AIMA Class 1 Warrant and AIMA Class 2 Warrants have similar terms, except that the AIMA Class 1 Warrants separated from the AIMA Units and began separate trading on June 16, 2022 (the 52nd day following the effective date of the IPO). Holders have the option to continue to hold the AIMA Units or separate the AIMA New Units and AIMA Class 1 Warrants from the AIMA Units. Holders will need to have their brokers contact the Company’s transfer agent in order to separate the AIMA Units into AIMA Class 1 Warrants and AIMA New Units consisting of one AIMA Class A Ordinary Share and one-half of one AIMA Class 2 Warrant. Additionally, the AIMA Units and the AIMA New Units will automatically separate into their component parts and will not be traded after completion of the initial business combination.

Aimfinity has been focused on identifying unique business concepts with high-performing organizations that have both aspirations to accelerate growth and create enduring value within the technology, hospitality or consumer services sector. While Aimfinity is not limited to a particular industry or geographic region in its identification and acquisition of a target company, Aimfinity has focused on technology, consumer and hospitality and would not complete its initial business combination with a target that is headquartered in China (including Hong Kong and Macau) or conducts a majority of its business in China (including Hong Kong and Macau).

On March 17, 2023, due to the Sponsor’s inability to continue to fund and support the operations of Aimfinity and to consummate an initial business combination, a series of transactions were consummated to effect a change in the ownership structure of the Sponsor:

•        First, the Sponsor initiated a distribution of 280,000 Founder Shares and 492,000 AIMA Private Placement Units held by the Sponsor to Imperii Strategies LLC, member of the Sponsor at the time, who agreed to receive and hold such Founder Shares and Private Placement Units on behalf of Imperii Strategies LLC, Aimfinity & Co. Ltd. and Yuming Investments LLC, all three members (together, the “Sellers”) of the Sponsor at the time.

•        Second, the Sponsor entered into a repurchase agreement with Xin Wang, Joshua Gordon, James J. Long and Nicholas Torres III, then directors and officers of Aimfinity, to each transfer 10,000 Founder Shares for the consideration of $120 to the Sponsor, as a result of which, the Sponsor would beneficially hold 1,692,500 Founder Shares.

•        Third, the Sponsor entered into a Membership Interest Purchase and Transfer Agreement (the “Membership Purchase Agreement”) with I-Fa Chang and the Sellers, pursuant to which I-Fa Chang purchased all outstanding membership interests of the Sponsor from the Sellers, and became sole manager and member of the Sponsor, in exchange for the consideration of $1,000,000.

After the transactions (collectively, the “Sponsor Membership Change”), Mr. Chang assumed control of the Sponsor, as its sole member and manager with 100% of the membership interests. The Sponsor, in turn, beneficially owns 1,692,500 Founder Shares.

The Sellers no longer serve as member of the Sponsor, while Imperii Strategies LLC holds 280,000 Founder Shares and 492,000 Private Placement Units for the benefits of the Sellers.

In connection with the Sponsor Membership Change and to afford flexibility for the new member of the Sponsor to install a slate of new directors and officers to Aimfinity, all members of the AIMA board (the “former board members”) and all executive officers (the “former management”) agreed to resign. In their place, pursuant to the authority conferred by the amended and restated memorandum and articles of associations effective at the time, which provides for the holders of the Founder Shares the exclusive authority to appoint and remove Aimfinity’s directors prior to the closing of its initial business combination without any shareholder vote, the Sponsor of Aimfinity, as the sole shareholder of the AIMA Class B Ordinary Shares, appointed a new AIMA board, consisted of Ivan Chang, Tony Tian, Kevin D. Vassily, Hanzhong (Han) Li and Teng-Wei Chen. The new AIMA board, in turn, appointed a new management team, led by CEO and Chairman, I-Fa (Ivan) Chang, and CFO (then-Head of Capital Markets at US Tiger) Xuedong (Tony) Tian.

There was no known disagreement between any of the former board members and Aimfinity on any matter relating to the Aimfinity’s operations, policies or practices.

As provided in the amended and restated memorandum and articles of associations effective at the time, holders of the AIMA Class A Ordinary Shares shall have no right to appoint or remove any directors of Aimfinity, and is not entitled to redeem their shares solely in connection with the appointment or removal of any directors of Aimfinity. For further details, see “Risk Factors — Prior to the Business Combination, the Public Shareholders have very limited influence on the appointment or removal of the management of Aimfinity.”

Extraordinary General Meeting and Extensions

First EGM and Extension

Under Aimfinity’s then-effective amended and restated memorandum and articles of association, it would have until July 28, 2023 (or January 28, 2024 if Aimfinity extends the period of time to consummate an initial business combination) to consummate an initial business combination.

On July 27, 2023, Aimfinity held an extraordinary general meeting of shareholders (the “First EGM”). At the First EGM, its shareholders, by special resolution, approved the proposal to amend its then effective amended and restated memorandum and articles of association to (i) allow Aimfinity until July 28, 2023 to consummate an initial business combination, and to (ii) elect to extend the Combination Period up to nine times, each by an additional one-month period (each a “First EGM Extension”), for a total of up to nine months to April 28, 2024, by depositing to the Trust Account the amount lesser of (i) $85,000 for each one-month extension or (ii) $0.04 for each AIMA Public Share for each First EGM Extension (the “First EGM Extension Payment”). Under Cayman Islands law, the second amend and restated memorandum and articles of association took effect immediately upon approval of the proposal by the shareholders at the First EGM. On July 27, 2023, Aimfinity also filed the second amended and restated memorandum and articles of association with the Registrar of Companies of the Cayman Islands. Pursuant to the second amended and restated memorandum and articles of association, it may, at the request of the Sponsor and by approval of its board of directors, elect to extend the Combination Period up to nine times, each by an additional one-month period, for a total of up to nine months to April 28, 2024, by depositing to the Trust Account the First EGM Extension Payment for each First EGM Extension sought under the second amended and restated memorandum and articles of association.

In connection with the votes to approve the shareholder proposal, the Public Shareholders were afforded with an opportunity to redeem their Public Shares. As a result, 4,076,118 Public Shares of Aimfinity, or about 50.9% of the Public Shares issued and outstanding at the time, were rendered for redemption. In connection with the redemptions, all 4,076,118 AIMA New Units submitted for redemption and the components thereof, including the Public Shares and the AIMA Class 2 Warrants thereof, have been cancelled. As a result, an aggregate of $42,717,717 were distributed from the Trust Account to the redeeming Public Shareholders.

Between July 28, 2023 to March 28, 2024, an aggregate of $765,000 have been deposited into the Trust Account for the Public Shareholders, resulting in nine extensions of the period of time Aimfinity has to consummate the initial business combination by nine one-month periods from July 28, 2023 to April 28, 2024.

In connection with the nine First EGM Extensions, Aimfinity issued nine unsecured promissory notes (each an “First EGM Extension Note”), each of $85,000 to I-Fa Chang, as one of the three members and the sole manager of the Sponsor, to evidence the payments made for the nine First EGM Extensions.

Each of the First EGM Extension Notes was of the same terms. Each First EGM Extension Notes bears no interest and is payable in full upon the earlier to occur of (i) the consummation of the initial business combination or (ii) the date of expiry of the term of Aimfinity (the “Maturity Date”). The following shall constitute an event of default: (i) a failure to pay the principal within five business days of the Maturity Date; (ii) the commencement of a voluntary or involuntary bankruptcy action, (iii) the breach of its obligations thereunder; (iv) any cross defaults; (v) an enforcement proceedings against us; and (vi) any unlawfulness and invalidity in connection with the performance of the obligations thereunder, in which case the First EGM Extension Note may be accelerated.

The payee of the First EGM Extension Notes, Mr. Chang, has the right, but not the obligation, to convert the First EGM Extension Notes, in whole or in part, respectively, into private placement units, that are identical to the Private Placement Units issued by Aimfinity in the Private Placement consummated simultaneously with the IPO, subject to certain exceptions, as described in the IPO Prospectus, by providing Aimfinity with written notice of the intention to convert at least two business days prior to the closing of the initial business combination. The number of Private Placement Units to be received by the Sponsor in connection with such conversion shall be an amount determined by dividing (x) the sum of the outstanding principal amount payable to the Sponsor by (y) $10.00.

The issuance of the First EGM Extension Notes was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

Second EGM and Extension

Under Aimfinity’s then-effective second amended and restated memorandum and articles of association, Aimfinity had until April 28, 2024, 24 months after the closing of the IPO, to consummate an initial business combination.

On April 23, 2024, Aimfinity held another extraordinary general meeting of shareholders (the “Second EGM”). At the Second EGM, its shareholders, by special resolution, approved the proposal to further amend its then effective second amended and restated memorandum and articles of association to (i) allow Aimfinity until April 28, 2024 to consummate an initial business combination, and to (ii) elect to extend the Combination Period up to nine times, each by an additional one-month period, for a total of up to nine months to January 28, 2025, by depositing to the Trust Account the amount lesser of (i) $60,000 for each one-month extension (each a “Second EGM Extension”) or (ii) $0.035 for each AIMA Public Share for each one-month extension (the “Second EGM Extension Payment”). Under Cayman Islands law, the third amend and restated memorandum and articles of association took effect immediately upon approval of the proposal by the shareholders at the Second EGM. On April 23, 2024, Aimfinity also filed the third amended and restated memorandum and articles of association with the Registrar of Companies of the Cayman Islands. Pursuant to the third amended and restated memorandum and articles of association, it may, at the request of the Sponsor and by approval of its board of directors, elect to extend the Combination Period up to nine times, each by an additional one-month period, for a total of up to nine months to January 28, 2025, by depositing to the Trust Account the Second EGM Extension Payment for each Second EGM Extension sought under the third amended and restated memorandum and articles of association.

In connection with the votes to approve the shareholder proposal, the Public Shareholders were afforded with an opportunity to redeem their Public Shares. As a result, 860,884 Public Shares of Aimfinity, or about 21.7% of the Public Shares issued and outstanding at the time, were rendered for redemption. In connection with the redemptions, all 860,884 AIMA New Units submitted for redemption and the components thereof, including the Public Shares and the AIMA Class 2 Warrants thereof, have been cancelled. As a result, an aggregate of approximately $9,684,945 were distributed from the Trust Account to the redeeming Public Shareholders.

From April 2024 to December 2024, $540,000 in the aggregate was deposited into the Trust Account for the AIMA Public Shareholders, collectively resulting in nine Second EGM Extensions to the Combination Period from April 28, 2024 to January 28, 2025.

In connection with the nine Second EGM Extensions, Aimfinity issued nine unsecured promissory notes (each an “Second EGM Extension Note”), of $60,000 each time to I-Fa Chang, as one of the three members and the sole manager of the Sponsor, to evidence the payments made for the nine Second EGM Extensions.

The Second EGM Extension Notes bear no interest and is payable in full upon the earlier to occur of (i) the consummation of the initial business combination or (ii) the date of expiry of the term of Aimfinity (the “Maturity Date”). The following shall constitute an event of default: (i) a failure to pay the principal within five business days of the Maturity Date; (ii) the commencement of a voluntary or involuntary bankruptcy action, (iii) the breach of its obligations thereunder; (iv) any cross defaults; (v) an enforcement proceeding against us; and (vi) any unlawfulness and invalidity in connection with the performance of the obligations thereunder, in which case the Second EGM Extension Notes may be accelerated.

The payee of the Second EGM Extension Notes, Mr. Chang, has the right, but not the obligation, to convert the Second EGM Extension Note, in whole or in part, respectively, into private placement units, that are identical to the Private Placement Units issued by the Company in the Private Placement consummated simultaneously with the IPO, subject to certain exceptions, as described in the IPO Prospectus, by providing the Company with written notice of the intention to convert at least two business days prior to the closing of the initial business combination. The number of Private Placement Units to be received by the Sponsor in connection with such conversion shall be an amount determined by dividing (x) the sum of the outstanding principal amount payable to the Sponsor by (y) $10.00.

The issuance of the Second EGM Extension Notes was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

Third EGM and Extension

Under Aimfinity’s then-effective third amended and restated memorandum and articles of association, Aimfinity had until April 28, 2024, 24 months after the closing of the IPO, to consummate an initial business combination.

On January 9, 2025, Aimfinity held another extraordinary general meeting of shareholders (the “Third EGM”). At the Third EGM, its shareholders, by special resolution, approved the proposal to further amend its then effective third amended and restated memorandum and articles of association to (i) allow Aimfinity until January 28, 2025 to consummate an initial business combination, and to (ii) elect to extend the Combination Period up to nine times, each by an additional one-month period (each a “Current Monthly Extension”), for a total of up to nine months to October 28, 2025, by depositing to the Trust Account the amount of $0.05 for each AIMA Public Share for each one-month extension (the “Current Monthly Extension Payment”). Under Cayman Islands law, the fourth amend and restated memorandum and articles of association took effect immediately upon approval of the proposal by the shareholders at the Third EGM. On January 9, 2025, Aimfinity also filed the fourth amended and restated memorandum and articles of association with the Registrar of Companies of the Cayman Islands. Pursuant to the fourth amended and restated memorandum and articles of association, it may, at the request of the Sponsor and by approval of its board of directors, elect to extend the Combination Period up to nine times, each by an additional one-month period, for a total of up to nine months to October 28, 2025, by depositing to the Trust Account the Current Monthly Extension Payment for each Current Monthly Extension sought under the fourth amended and restated memorandum and articles of association.

In connection with the votes to approve the shareholder proposal, the Public Shareholders were afforded with an opportunity to redeem their Public Shares. As a result, 1,996,522 AIMA New Units, or about 64.2% of the public AIMA New Units issued and outstanding at the time, were rendered for redemption. In connection with the redemptions, all 1,996,522 AIMA New Units submitted for redemption and the components thereof, including the Public Shares and the AIMA Class 2 Warrants thereof, have been cancelled. As a result, an aggregate of approximately $23,778,577 were distributed from the Trust Account to the redeeming Public Shareholders.

From January 2025 to February 2025, $111,647.60 in the aggregate was deposited into the Trust Account for the AIMA Public Shareholders, collectively resulting in 2 Current Monthly Extensions to the Combination Period from January 28, 2025 to March 28, 2025.

In connection with the 2 Current Monthly Extensions, Aimfinity issued 2 unsecured promissory notes (each a “Current Monthly Extension Note”), of $111,647.60 each time to I-Fa Chang, as one of the three members and the sole manager of the Sponsor, to evidence the payments made for the 2 Current Monthly Extensions.

The Current Monthly Extension Note bears no interest and is payable in full upon the earlier to occur of (i) the consummation of the initial business combination or (ii) the date of expiry of the term of Aimfinity (the “Maturity Date”). The following shall constitute an event of default: (i) a failure to pay the principal within five business days of the Maturity Date; (ii) the commencement of a voluntary or involuntary bankruptcy action, (iii) the breach of its obligations thereunder; (iv) any cross defaults; (v) an enforcement proceeding against us; and (vi) any unlawfulness and invalidity in connection with the performance of the obligations thereunder, in which case the Current Monthly Extension Notes may be accelerated.

The payee of the Current Monthly Extension Notes, Mr. Chang, has the right, but not the obligation, to convert the Current Monthly Extension Note, in whole or in part, respectively, into private placement units, that are identical to the Private Placement Units issued by the Company in the Private Placement consummated simultaneously with the IPO, subject to certain exceptions, as described in the IPO Prospectus, by providing the Company with written notice of the intention to convert at least two business days prior to the closing of the initial business combination. The number of Private Placement Units to be received by the Sponsor in connection with such conversion shall be an amount determined by dividing (x) the sum of the outstanding principal amount payable to the Sponsor by (y) $10.00.

The issuance of the Current Monthly Extension Notes was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

As of the Record Date, 1,116,476 Public Shares remained issued and outstanding. As of the date hereof, taking into account all the First EGM Extension Notes, Second EGM Extension Notes and Current Monthly Extension Notes for an aggregate of $1,360,823.80, and as provided under the IPO Prospectus, Mr. Chang has the option to convert all such notes along with all Working Capital Notes into up to 150,000 Private Placement Units of the Company.

Redemption Rights for Public Shareholder upon Completion of the Initial Business Combination

Aimfinity will provide the Public Shareholders with the opportunity to redeem all or a portion of their AIMA Class A Ordinary Shares upon the completion of its initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the initial business combination, including interest earned on the funds held in the Trust Account (such interest shall be net of taxes payable) and not previously released Aimfinity to pay its taxes, if any, divided by the number of then-issued and outstanding Public Shares, subject to the limitations described herein. The amount in the Trust Account is currently anticipated to be $12.08 per Public Share as of the Record Date. The per share amount Aimfinity will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions it will pay to the underwriters. The redemption rights will include the requirement that a beneficial owner must identify itself in order to validly redeem its shares. There will be no redemption rights upon the completion of its initial business combination with respect to its warrants. Further, Aimfinity will not proceed with redeeming its Public Shares, even if a Public Shareholder has properly elected to redeem its shares, if a business combination does not close. Aimfinity’s Initial Shareholders have entered into agreements with it, pursuant to which they have agreed to waive their redemption rights with respect to any Founder Shares and Public Shares held by them in connection with (i) the completion of its initial business combination and (ii) a shareholder vote to approve an amendment to its amended and restated memorandum and articles of association (A) that would modify the substance or timing of Aimfinity’s obligation to provide holders of AIMA Class A Ordinary Shares the right to have their shares redeemed in connection with its initial business combination or to redeem 100% of its Public Shares if we do not complete its initial business combination by the end of the Combination Period, or (B) with respect to any other provision relating to the rights of holders of the AIMA Class A Ordinary Shares.

Manner of Conducting Redemptions

Aimfinity will provide the Public Shareholders with the opportunity to redeem all or a portion of their Class A ordinary shares upon the completion of Aimfinity’s initial business combination either (i) in connection with a general meeting called to approve the business combination or (ii) by means of a tender offer. The decision as to whether it will seek shareholder approval of a proposed business combination or conduct a tender offer will be made by Aimfinity, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require it to seek shareholder approval under applicable law or stock exchange listing requirement or whether it is deemed to be a foreign private issuer (which would require a tender offer rather than seeking shareholder approval under SEC rules). Asset acquisitions and share purchases would not typically require shareholder approval while direct mergers with Aimfinity and any transactions where Aimfinity shall issue more than 20% of its issued and outstanding ordinary shares or seek to amend its amended and restated memorandum and articles of association would typically require shareholder approval. Aimfinity currently intends to conduct redemptions in connection with a shareholder vote unless shareholder approval is not required by applicable law or stock exchange listing requirement or we choose to conduct redemptions pursuant to the tender offer rules of the SEC for business or other reasons. So long as Aimfinity obtains and maintains a listing for its securities on Nasdaq, it will be required to comply with Nasdaq rules. If Aimfinity holds a shareholder vote to approve our initial business combination, it will, pursuant to its amended and restated memorandum and articles of association:

•        conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules; and

•        file proxy materials with the SEC.

Corporate Information

Aimfinity’s executive offices are located at 221 W 9th St, PMB 235, Wilmington, Delaware 19801 since March 2023, and its telephone number is 425-365-2933. Aimfinity is required to file Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q with the SEC on a regular basis, and is required to disclose certain material events in Current Reports on Form 8-K. The SEC maintains an Internet website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The SEC’s Internet website is located at http://www.sec.gov. In addition, Aimfinity will provide copies of these documents without charge upon request from Aimfinity at by telephone at 425-365-2933.

Facilities

Aimfinity currently maintain its executive offices at 221 W 9th St, PMB 235, Wilmington, Delaware 19801 since March 2023. Previously, it maintained our executive offices at 1 Rockefeller Plaza, 11th Floor, New York, New York 10022 between its inception and March 2023. It considers its current office space adequate for our current operations.

Employees

Aimfinity currently has two executive officers, Chief Executive Officer and Chairman, I-Fa (Ivan) Chang, and Chief Financial Officer and Director, Xuedong (Tony) Xu. The two individuals are not obligated to devote any specific number of hours to Aimfinity’s matters but they intend to devote as much of their time as they deem necessary to its affairs until Aimfinity has completed its initial business combination. The amount of time they will devote in any time period will vary based on the status of the proposed transactions and, if the proposed Transactions are not consummated, whether a target business has been selected for its initial business combination and the stage of the business combination process it is in. Aimfinity does not intend to have any full time employees prior to the completion of its initial business combination.

Conflicts of Interest

Potential investors should be aware of the following other potential conflicts of interest:

•        None of Aimfinity’s officers or directors is required to commit his or her full time to our affairs and, accordingly, may have conflicts of interest in allocating his or her time among various business activities.

•        Aimfinity’s officers may become an officer or director of any other SPACs before or after Aimfinity enters into a definitive agreement regarding its initial business combination or it has failed to complete its initial business combination within the Combination Period; as a result, its officers or directors may present a potential target to Aimfinity’s competitor that would had been presented to Aimfinity or devote time to its affairs which may have a negative impact on its ability to complete its initial business combination.

•        In the course of their other business activities, Aimfinity’s officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to Aimfinity as well as the other entities with which they are affiliated. The management may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

•        Aimfinity’s Initial Shareholders have agreed to waive their redemption rights with respect to any Founder Shares and any Public Shares held by them in connection with the consummation of its initial business combination. Additionally, Aimfinity’s Initial Shareholders have agreed to waive their redemption rights with respect to any Founder Shares held by them if it fails to consummate its initial business combination within the Combination Period. If it does not complete the initial business combination within such applicable time period, the proceeds of the sale of the Private Units held in the Trust Account will be used to fund the redemption of our Public Shares, and the Private Units will be worthless.

•        Aimfinity’s officers and directors may have a conflict of interest with respect to evaluating a particular initial business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to its initial business combination.

•        Aimfinity’s Initial Shareholders may have a conflict of interest with respect to evaluating an initial business combination and financing arrangements as it may obtain loans from Aimfinity’s Initial Shareholders or an affiliate thereof to finance transaction costs in connection with an initial business combination. Up to $1,500,000 of such loans may be convertible into working capital units at price of $1.00 per unit at the option of the lender. Such working capital units would be identical to the Private Units sold in the Private Placement.

In addition, as a result of multiple business affiliations, Aimfinity’s officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. Furthermore, Aimfinity’s fourth amended and restated memorandum and articles of association provides that it renounces its interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one Aimfinity is legally and contractually permitted to undertake and would otherwise be reasonable for it to pursue, and to the extent the director or officer is permitted to refer that opportunity to Aimfinity without violating another legal obligation.

Below is a table summarizing the entities to which Aimfinity’s executive officers, directors and director nominees currently have fiduciary duties or contractual obligations:

Individual	Entity	Entity’s Business	Affiliation
I-Fa Chang	Aimfinity Investment LLC	Holding Company	Manager and Member
	Inkstone Capital Limited	Investment Consulting	CEO
	Inkstone Securities Co., Ltd.	Broker/Dealer	CEO
	Sichuan Tianfu Bank Co., Ltd.	Bank	Director
	Inkstone States Regional Center LLC	Investment	Manager
	Lunar Fund	Investment	Limited Partner
Xuedong (Tony) Tian	Kingswood Capital Partners, LLC	Broker/Dealer	Managing Director
	Snail, Inc.	Gaming	Co-Chief Executive Officer
	Aimfinity Investment LLC	Holding Company	Member
Hanzhong (Han) Li	NiKang Therapeutics, Inc.	Biotech	Head of Corporate Development
Teng-Wei Chen	Sunshine Dental Clinic	Medical	Manager/Dentist
	New-shine Biomedical Co., Ltd.	Biotech	Director
	iDentist Business Space Co., Ltd.	Real Estate	Founder and Director
	You-Cheng Internet Information Co., Ltd.	IT	Founder and Director
	You-Ci Management Consulting Co., Ltd.	Investment	Owner
	Aikang Industry Co., Ltd.	Investment	Owner
Kevin Vassily	iPower Inc.	Manufacturing	Chief Financial Officer
	Zhongchao Inc.	Healthcare	Director
	Prometheus Fund	Investment Fund	Advisor
	Denali Capital Acquisition Corp.	SPAC	Director
	Tungray Technologies Inc	Manufacturing	Director
	Thunder Power Holdings, Inc.	Electronic Vehicle	Director

BUSINESS OF PUBCO AND MERGER SUB PRIOR TO THE BUSINESS COMBINATION

Business of PubCo Before the Business Combination

As of the date of this Registration Statement/Proxy Statement, PubCo has not conducted any material activities other than those incidental to its formation and to the matters contemplated by the Merger Agreement, such as the preparation of this Registration Statement/Proxy Statement. Upon the terms and subject to the conditions of the Merger Agreement, AIMA, PubCo, Merger Sub and Docter will effect a series of the transactions (i.e. the Business Combination), including the Reincorporation Merger and the Acquisition Merger, as a result of which PubCo will become of the parent of the Docter. After the Business Combination, PubCo intends to continue the business of Docter. For information about PubCo’s management, share capital and corporate governance following the Business Combination, please see the section entitled “PubCo’s Directors and Executive Officers After the Business Combination”, “Description of PubCo’s Securities”, and “Comparison of Shareholders’ Rights” in this Registration Statement/Proxy Statement.

Formation

PubCo is a Cayman Islands exempted company with limited liability that will become the holding company of Docter following the consummation of the Business Combination.

Articles

PubCo’s current memorandum and articles of association include provisions customary for a shell company created for the purpose of effecting a business combination. Upon consummation of the Business Combination, the PubCo’s amended and restated memorandum and articles of association will be substantially in the form set forth in Annex B to this Registration Statement/Proxy Statement. Please see the section entitled “Description of PubCo’s Securities” elsewhere in this Registration Statement/Proxy Statement for additional information.

Financial Year

PubCo’s ﬁscal year ends on December 31 of each year.

Subsidiaries

PubCo is the parent company of the Merger Sub.

Shareholders

Aimfinity is the sole shareholder at PubCo, holding 1 ordinary share.

Directors, Officers and Employees

I-Fa Chang, Aimfinity’s CEO, Chairman and Director is the sole director of PubCo. PubCo does not currently have any executive officer or any other employee.

Business of Merger Sub Before the Business Combination

Merger Sub is a Delaware corporation and direct, wholly-owned subsidiary of PubCo. Upon the terms and subject to the conditions of the Merger Agreement, AIMA, PubCo, Merger Sub and Docter will effect a series of the transactions (i.e. the Business Combination), including the Reincorporation Merger and the Acquisition Merger, as a result of which Merger Sub will merge into Doter, with the separate corporate existence of Merger Sub to cease and Docter to become the surviving entity and wholly-owned subsidiary of PubCo.

Merger Sub is incorporated solely for the limited purposes of effecting the transactions contemplated by the Merger Agreement. I-Fa Chang, Aimfinity’s CEO, Chairman and Director is the sole director of PubCo. It has no officers, employees, subsidiaries or other business and will not survive following the Business Combination.

SELECTED HISTORICAL FINANCIAL INFORMATION OF AIMFINITY

The following table sets forth selected historical financial information derived from Aimfinity’s audited consolidated financial statements as of and for the years ended December 31, 2023 and 2022 and the unaudited interim consolidated financial statements as of September 30, 2024 and for the nine months ended September 30, 2024 and 2023, which are included elsewhere in this proxy statement/prospectus. Such financial information should be read in conjunction with the financial statements and related notes included elsewhere in this proxy statement/prospectus.

The historical results of Aimfinity included below and elsewhere in this proxy statement/prospectus are not necessarily indicative of the future performance of Aimfinity. You should read the following selected financial data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Aimfinity” and the financial statements and the related notes appearing elsewhere in this proxy statement/prospectus.

	For the Nine Months Ended September 30, 2024	For the Nine Months Ended September 30, 2023
Income Statements Data:
Formation and operating costs	700,955	844,605
Other income	1,603,118	2,705,381
Net Income	902,163	1,860,776
Basic and diluted weighted average shares outstanding of redeemable ordinary shares	3,565,433	7,572,213
Basic and diluted net income per redeemable ordinary share	0.41	0.28
Basic and diluted weighted average shares outstanding of non-redeemable ordinary shares	2,504,500	2,504,500
Basic and diluted net loss per non-redeemable ordinary shares	(0.22)	(0.11)
Cash Flows Data:
Net cash used in operating activities	$(480,681)	$(705,070)
Net cash provided by investing activities	9,069,945	42,717,717
Net cash used in financing activities	(8,589,358)	(42,717,717)
Net changes in cash	$(94)	$(705,070)
	For the Year Ended December 31, 2023	For the Year Ended December 31, 2022
Income Statements Data:
Formation and operating costs	1,351,603	977,699
Other income	3,266,717	625,662
Net Income (loss)	1,915,114	(352,037)
Basic and diluted weighted average shares outstanding of redeemable ordinary shares	6,665,237	5,447,534
Basic and diluted net income per redeemable ordinary share	0.36	0.44
Basic and diluted weighted average shares outstanding of non-redeemable ordinary shares	2,504,500	2,345,442
Basic and diluted net loss per non-redeemable ordinary shares	(0.20)	(1.17)
Cash Flows Data:
Net cash used in operating activities	$(1,205,584)	$(321,616)
Net cash provided by (used in) investing activities	42,207,716	(82,110,000)
Net cash (used in) provided by financing activities	(41,707,716)	83,142,189
Net changes in cash	$(705,584)	$710,573

	September 30, 2024	December 31, 2023	December 31, 2022
Balance Sheets Data:
Current assets	$25,145	$18,059	$867,418
Non-current assets	36,327,836	43,794,663	82,748,732
Total assets	$36,352,981	$43,812,722	$83,616,150

Current liabilities	$2,998,045	$1,675,004	$825,998
Non-current liabilities	2,817,500	2,817,500	2,817,500
Total liabilities	$5,815,545	$4,492,504	$3,643,498

Total shareholders’ (deficit) equity	$(5,790,400)	$(4,474,445)	$(2,763,010)

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF AIMFINITY

The following discussion and analysis of Aimfinity’s financial condition and results of operations should be read in conjunction with Aimfinity’s consolidated financial statements and notes to those statements included in this proxy statement/prospectus. Certain information contained in the discussion and analysis set forth below contains forward-looking statements that involve risks and uncertainties. Aimfinity’s actual results could differ materially from those anticipated in these forward-looking statements as a result of many factors, including those factors set forth in the sections titled “Risk Factors” and “Forward-Looking Statements” in this proxy statement/prospectus. References to the “Company,” “our,” “us,” “Aimfinity,” or “we” refer to Aimfinity Investment Corp. I.

Overview

Aimfinity Investment Corp. I is a blank check company incorporated on July 26, 2021 (inception) as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities (the “initial business combination”). Aimfinity intends to effectuate our initial business combination using cash from the proceeds of Aimfinity’s initial public offering (the “IPO”) and the sale of its shares, debt or a combination of cash, equity and debt. Aimfinity expects to continue to incur significant costs in the pursuit of its acquisition plans. Aimfinity cannot assure you that its plans to complete an initial business combination will be successful.

Our Initial Public Offering

On April 28, 2022, Aimfinity consummated its IPO of 8,050,000 units, which included 1,050,000 Public Units issued pursuant to the full exercise by the underwriters of their over-allotment option, with each Public Unit consisting of one AIMA Class A Ordinary Share, one AIMA Class 1 Warrants and one-half of one AIMA Class 2 Warrants, with each whole AIMA Class 1 or Class 2 Warrant entitling the holder thereof to purchase one AIMA Class A Ordinary Share for $11.50 per share. The Public Units were sold at a price of $10.00 per Unit, and the IPO generated gross proceeds of $80,500,000. Simultaneously with the closing of the IPO, Aimfinity consummated a Private Placement with the Sponsor of an aggregate of 492,000 Private Placement Units (including 42,000 Private Placement Units purchased pursuant to the full exercise by the underwriters of their over-allotment option) at a price of $10.00 per Private Placement Unit, generating gross proceeds to Aimfinity of $4,920,000. Each Private Placement Unit consists of one AIMA Class A Ordinary Share, one AIMA Class 1 Warrant, and one-half of one AIMA Class 2 Warrant. The terms and provisions of the Private Placement Warrants are identical to the Public Warrants, except that, subject to certain limited exceptions, they are subject to transfer restrictions until 30 days following the consummation of the Company’s initial business combination. On April 28, 2022, a total of $82,110,000 of the net proceeds from the IPO and the Private Placement was deposited in the Trust Account established for the benefit of Aimfinity’s Public Shareholders at a U.S. based Trust Account, with U.S. Bank, National Association, acting as trustee.

The AIMA Class 1 Warrants and AIMA Class 2 Warrants have similar terms, except that the AIMA Class 1 Warrants separated and began separate trading on June 16, 2022 (the 52nd day following the effective date of the IPO). Holders have the option to continue to hold the Public Units or separate the AIMA Class 1 Warrants from the Public Units. Separation of the Class 1 Warrants from the Public Units will result in new units consisting of one AIMA Class A Ordinary Share and one-half of one AIMA Class 2 Warrant. Holders will need to have their brokers contact the Company’s transfer agent in order to separate the Public Units into AIMA Class 1 Warrants and AIMA New Units consisting of one AIMA Class A Ordinary Share and one-half of one AIMA Class 2 Warrant. Additionally, the Public Units and the AIMA New Units will automatically separate into their component parts and will not be traded after completion of the initial business combination.

Since Aimfinity’s IPO, its sole business activity has been identifying, evaluating suitable acquisition transaction candidates and preparing for consummation of an initial business combination. It presently has no revenue and have had losses since inception from incurring formation and operating costs. It has relied upon the sale of Aimfinity securities and loans from the Sponsor and other parties to fund its operations.

Business Combination with Docter Inc.

On October 13, 2023, Aimfinity entered into that certain Agreement and Plan of Merger (as may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and between Aimfinity, Docter Inc., a Delaware corporation (the “Target”), Aimfinity Investment Merger Sub I, a Cayman Islands exempted company and a newly formed wholly-owned subsidiary of Aimfinity (“PubCo”), and Aimfinity Investment Merger Sub II, Inc.,

a Delaware corporation and wholly-owned subsidiary of PubCo (“Merger Sub”), pursuant to which (a) Aimfinity will be merged with and into PubCo (the “Reincorporation Merger”), with PubCo surviving the Reincorporation Merger, and (b) Merger Sub will be merged with and into the Docter (the “Acquisition Merger”), with Docter surviving the Acquisition Merger as a direct wholly owned subsidiary of PubCo (all transactions contemplated under the Merger Agreement, collectively, the “Business Combination”). Following the consummation of the Business Combination (the “Closing”), PubCo will be a publicly traded company.

At the effective time of the Reincorporation Merger (the “Reincorporation Merger Effective Time”), (i) each of the issued and outstanding AIMA Units will automatically separate into one AIMA Class 1 Warrant and one AIMA New Unit, (ii) upon separation of the AIMA Units, each of the issued and outstanding AIMA New Unit (except the AIMA New Units containing the redeemed AIMA Class A Ordinary Share and corresponding forfeited AIMA Class 2 Warrant) will automatically separate into one AIMA Class A Ordinary Share and one-half of one AIMA Class 2 Warrant, (iii) each of the issued and outstanding AIMA Ordinary Share will be converted automatically into one PubCo Ordinary Share, and (iv) each of the issued and outstanding AIMA Warrant shall be converted automatically into one PubCo Warrant. Each of the issued and outstanding security will automatically be cancelled and cease in existence and trading with respect to Aimfinity’s security and converted into applicable security of PubCo except as provided in the Merger Agreement or under operation of law.

At the effective time of the Acquisition Merger (the “Effective Time”), which shall take place one business after the Reincorporation Merger Effective Time, by virtue of the Acquisition Merger and without any action on the part of us, PubCo, Merger Sub, Docter or the Docter Stockholders immediately prior to the Effective Time, each Docter Stockholder’s shares of Docter Stock issued and outstanding immediately prior to the Effective Time (except certain excluded shares) will be cancelled and automatically converted into the right to receive, without interest, the applicable portion of the Closing Payment Shares as set forth in the Closing Consideration Spreadsheet (as defined in the Merger Agreement) on a pro rata basis based on the number of Target Shares held by them as of immediately prior to the Effective Time.

Up to an additional 2,500,000 PubCo Ordinary Shares may be issued to the Docter Stockholders as contingent post-closing earnout consideration. The Earnout Shares will not be issued until as below:

•        1,000,000 Earnout Shares will be issued to each Docter Stockholder on a pro rata basis if and only if PubCo completes sales of at least 30,000 Devices (as defined in the Merger Agreement) during fiscal year 2024 as reflected in its audited consolidated annual financial statements for the fiscal year ending December 31, 2024 prepared in accordance with the U.S. GAAP as filed with the SEC;

•        1,500,000 Earnout Shares will be issued to each Docter Stockholder on a pro rata basis if and only if PubCo completes sales of at least 40,000 Devices during fiscal year 2025 as reflected in its audited consolidated annual financial statements for the fiscal year ending December 31, 2025 prepared in accordance with the U.S. GAAP as filed with the SEC.

On June 5, 2024, Aimfinity, Purchaser, Merger Sub and Docter entered into an amendment to the Merger Agreement (the “Amendment No. 1”) to modify the composition of PubCo ’s board of directors upon and immediately following the completion of the Business Combination.

Before Amendment No. 1 was adopted, the Merger Agreement provided that, upon and immediately following the closing of the Business Combination, PubCo’s board of directors shall consist of five (5) directors, among which four (4) directors will be designated by Aimfinity Investment LLC, the sponsor of the AIMA’s initial public offering (the “Sponsor”), until the second general meeting of shareholders of PubCo, and one (1) director will be designated by Docter until the first general meeting of shareholders of PubCo

Pursuant to the Amendment No. 1, upon and immediately following the closing of the Business Combination, PubCo’s board of directors shall consist of five (5) directors, among which three (3) directors will be designated by Docter until the first general meeting of shareholders of PubCo, and two (2) directors will be designated by the Sponsor until the second general meeting of shareholders of PubCo.

On January 29, 2025, Aimfinity, Purchaser, Merger Sub and Docter entered into an amendment to the Merger Agreement (the “Amendment No. 2”) to modify the earnout arrangement as follows:

•        1,000,000 Earnout Shares will be issued to each Docter Stockholder on a pro rata basis if and only if PubCo completes sales of at least 30,000 Devices (as defined in the Merger Agreement) during fiscal year 2025 as reflected in its audited consolidated annual financial statements for the fiscal year ending December 31, 2025 prepared in accordance with the U.S. GAAP as filed with the SEC;

•        1,500,000 Earnout Shares will be issued to each Docter Stockholder on a pro rata basis if and only if PubCo completes sales of at least 40,000 Devices during fiscal year 2026 as reflected in its audited consolidated annual financial statements for the fiscal year ending December 31, 2026 prepared in accordance with the U.S. GAAP as filed with the SEC.

Extensions

Following the closing of the IPO, under the Company’s then-effective amended and restated memorandum and articles of association, the Company would have until July 28, 2023 (or January 28, 2024 if the Company extends the period of time to consummate an initial business combination) to consummate an initial business combination. On July 27, 2023, the Company held an extraordinary general meeting of shareholders (the “First EGM”). At the First EGM, the shareholders of the Company, by special resolution, approved the proposal to amend the Company’s then effective amended and restated memorandum and articles of association (the “First Charter Amendment”) to (i) allow the Company until July 28, 2023 to consummate an initial business combination, and to (ii) elect to extend the period (the “Combination Deadline”) to consummate an initial business combination up to nine times, each by an additional one-month period, for a total of up to nine months to April 28, 2024, by depositing to the Company’s Trust Account the amount lesser of (i) $85,000 for each one-month extension or (ii) $0.04 for each Public Share for each one-month extension (the “First Charter Amendment Proposal”). Under Cayman Islands law, the First Charter Amendment took effect upon approval of the First Charter Amendment Proposal by the shareholders at the First EGM. Pursuant to the First Charter Amendment, a total of 9 one-month extensions, each in the amount of $85,000 (each, a “First Charter Amendment Monthly Extension”), were sought by the Company, with a total of $765,000 deposited by the Sponsor or its designee to the Trust Account, extending the Combination Deadline from July 28, 2023 to April 28, 2024.

In connection with the First EGM, the AIMA Public Shareholders were afforded with an opportunity to redeem their AIMA Public Shares. In connection with the redemptions, 4,076,118 AIMA New Units, or about 50.9% of the AIMA New Units issued and outstanding at the time, were submitted for redemption and the components thereof, including the Public Shares and the AIMA Class 2 Warrants thereof, were cancelled.

On April 23, 2024, the Company held a second extraordinary general meeting of shareholders (the “Second EGM”). At the Second EGM, the shareholders of the Company, by special resolution, approved the proposal to amend the Company’s then-effective amended and restated memorandum and articles of association (the “Second Charter Amendment”) to (i) allow the Company until April 28, 2024 to consummate an initial business combination, and to (ii) elect to extend the Combination Deadline up to nine times, each by an additional one-month period (each a “Second Charter Amendment Monthly Extension”), for a total of up to nine months to January 28, 2025, by depositing to the Company’s Trust Account the amount lesser of (i) $60,000 for each one-month extension or (ii) $0.035 for each Public Share for each one-month extension (the “Second Charter Amendment Monthly Extension”). Under Cayman Islands law, the Second Charter Amendment took effect upon approval of the Second Charter Amendment Proposal by the shareholders at the Second EGM. Pursuant to the Second Charter Amendment, a total of 9 one-month extensions, each in the amount of $60,000 (each, a “First Charter Amendment Monthly Extension”), were sought by the Company, with a total of $540,000 deposited by the Sponsor or its designee to the Trust Account, extending the Combination Deadline from April 28, 2025 to January 28, 2025.

In connection with the Second EGM, the AIMA Public Shareholders were afforded with an additional opportunity to redeem their AIMA Public Shares. 860,884 AIMA New Units, or about 21.7% of the AIMA New Units issued and outstanding at the time, were submitted for redemption and the components thereof, including the Public Shares and the AIMA Class 2 Warrants thereof, were cancelled. As a result, an aggregate of approximately $9,684,945 were distributed from the Trust Account to the redeeming Public Shareholders.

On January 9, 2025, the Company held a third extraordinary general meeting of shareholders (the “Third EGM”). At the Third EGM, the shareholders of the Company, by special resolution, approved the proposal to amend the Company’s then-effective amended and restated memorandum and articles of association (the “Third Charter Amendment”) to (i) allow the Company until January 28, 2025 to consummate an initial business combination, and to (ii) elect to extend the Combination Deadline up to nine times, each by an additional one-month period (each a “Third Charter Amendment Monthly Extension”), for a total of up to nine months to October 28, 2025, by depositing to the Company’s Trust Account the amount of $0.05 for each Public Share for each one-month extension (the “Third Charter Amendment Monthly Extension”). Under Cayman Islands law, the Third Charter Amendment took effect upon approval of the Third Charter Amendment Proposal by the shareholders at the Third EGM. No Third Charter Amendment Monthly Extension has been sought as of the date hereof.

In connection with the Third EGM, the AIMA Public Shareholders were afforded with an additional opportunity to redeem their AIMA Public Shares. As a result, 1,996,522 AIMA New Units, or about 64.2% of the public AIMA New Units issued and outstanding at the time, were submitted for redemption and the components thereof, including the Public Shares and the AIMA Class 2 Warrants thereof, were cancelled. As a result, an aggregate of approximately $23,778,577 were distributed from the Trust Account to the redeeming Public Shareholders. In connection with the Current Monthly Extensions, as of the date hereof, two Current Monthly Extension Payments in the aggregate amount of $111,647.60 have been deposited into the Trust Account, allowing Aimfinity to extend the Combination Period until March 28, 2025.

As of the date hereof, the Company made nine payments for First Charter Amendment Monthly Extensions, nine payments for Second Charter Amendment Monthly Extensions, and two payments for the Current Monthly Extension Payments into Trust Account for the Public Shareholders, resulting in an extension of the Combination Deadline to March 28, 2025.

For each payment in connection with the First Charter Amendment Monthly Extension or the Second Charter Amendment Monthly Extension, on the date such payment was deposited to the Company’s Trust Account, we issued an unsecured promissory note to I-Fa Chang to evidence the payments made by him for the deposit of such payment (in the amount of $85,000 or $60,000), as the case may be (in each case, a “Monthly Extension Note”).

Each of such Monthly Extension Notes have the same terms, except with regard to the amount. Each note bears no interest and is payable in full upon the earlier to occur of (i) the consummation of the Company’s Initial Business Combination or (ii) the date of expiry of the term of the Company (the “Maturity Date”). The following shall constitute an event of default: (i) a failure to pay the principal within five business days of the Maturity Date; (ii) the commencement of a voluntary or involuntary bankruptcy action, (iii) the breach of the Company’s obligations thereunder; (iv) any cross defaults; (v) an enforcement proceedings against the Company; and (vi) any unlawfulness and invalidity in connection with the performance of the obligations thereunder, in which case such Monthly Extension Note may be accelerated.

The payee of each Monthly Extension Note, I-Fa Chang, has the right, but not the obligation, to convert each Monthly Extension Note, in whole or in part, respectively, into Private Placement Units of the Company, that are identical to the Private Placement Units issued by the Company in the Private Placement consummated simultaneously with the Company’s IPO, subject to certain exceptions, as described in the Prospectus, by providing the Company with written notice of the intention to convert at least two business days prior to the closing of the Initial Business Combination. The number of Private Placement Units to be received by I-Fa Chang in connection with such conversion shall be an amount determined by dividing (x) the sum of the outstanding principal amount payable to the Sponsor by (y) $10.00.

The issuance of the Monthly Extension Notes were made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

Backstop Agreement

On October 16, 2024, the Company, Purchaser, and Family Inheritance Consulting (H.K.) Limited (“Backstop Investor”), entered into a certain backstop agreement, under which the Backstop Investor agrees to purchase, and the Investor agrees to purchase, at the request of the Company, Class A ordinary shares, par value $0.0001 per share, of the Company, at a price of $10.00 per share in the aggregated purchase price (the “Purchase Price”) no less than the minimum amount of cash (the “Commitment”) resulting in the net tangible assets of the Purchaser upon the closing of the Business Combination being no less than $5,000,001 in accordance with the requests of the redemption that it has received in connection with the Business Combination immediately prior to the cut-off time to accept redemption request as set forth in its amended and restated memorandum and articles of association (the “Redemption Requests”), if and only if the Company reasonably believes that redemptions by public shareholders of the Company in connection with the Business Combination will result in the net tangible assets of the Purchaser upon the closing of the Business Combination being less than $5,000,001 based on the Redemption Requests. In connection with such purchase, the Investor waives redemption rights associated with the purchased shares, and shall receive the same numbers of ordinary shares of the Purchaser, par value $0.0001 per share, upon the closing of the Business Combination.

Results of Operations

Aimfinity has neither engaged in any operations nor generated any revenues to date. Its only activities from July 26, 2021 (inception) to September 30, 2024 were organizational activities, those necessary to prepare for the IPO, described below, and, after the IPO, identifying a target company for an initial business combination. Aimfinity does not expect to generate any operating revenues until after the completion of our initial business combination. It may generate non-operating income in the form of interest income on marketable securities held in the Trust Account. Aimfinity incurs expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses in connection with completing an initial business combination.

For the three months ended September 30, 2024, we had a net income of 24,789 which consisted of interest income of $464,528 on investments held in Trust Account which was offset by operating cost of $439,739.

For the three months ended September 30, 2023, we had a net income of $540,850 which consisted of interest income of $938,777 on investments held in Trust Account which was offset by operating cost of $397,927.

For the nine months ended September 30, 2024, we had a net income of $902,163 which consisted of interest income of $1,603,118 on investments held in Trust Account which was offset by operating cost of $700,955.

For the nine months ended September 30, 2023, we had a net income of $1,860,776 which consisted of interest income of $2,705,381 on investments held in Trust Account which was offset by operating cost of $844,605.

For the year ended December 31, 2023, we had a net income of $1,915,114 which consisted of interest income of $3,266,717 on investments held in Trust Account which was offset by operating cost of $1,351,603.

For the year ended December 31, 2022, we had a net loss of $352,037, which consisted of interest income of $625,662 on investments held in Trust Account which was offset by operating cost of $977,699.

Liquidity and Capital Resources

Until the consummation of the IPO, our only source of liquidity was an initial purchase of ordinary shares by the Sponsor and loans from our Sponsor.

Following the closing of the IPO and sale of the Private Placement Units on April 28, 2022, a total of $82,110,000 was placed in a U.S.-based Trust Account maintained by U.S. Bank, National Association, acting as trustee (the “Trust Account”), and we had $1,495,650 of cash held outside of the Trust Account, after payment of costs related to the IPO, and available for working capital purposes. In connection with the IPO, we incurred $5,117,607 in transaction costs, consisting of $1,610,000 of underwriting fees, $2,817,500 of deferred underwriting fees and $690,107 of other offering costs.

As of September 30, 2024, $36,327,836 was held in the Trust Account in money market funds, which are invested in U.S. Treasury Securities. We intend to use substantially all of the funds held in the Trust Account, including any amounts representing interest earned on the Trust Account, excluding deferred underwriting commissions, to complete our Initial Business Combination. We may withdraw interest from the Trust Account to pay taxes, if any. To the extent that our share capital or debt is used, in whole or in part, as consideration to complete an Initial Business Combination, the remaining proceeds held in the Trust Account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

As of December 31, 2023, $43,794,663 was held in the Trust Account in money market funds, which are invested in U.S. Treasury Securities. Aimfinity intends to use substantially all of the funds held in the Trust Account, including any amounts representing interest earned on the Trust Account, excluding deferred underwriting commissions, to complete our Business Combination. It may withdraw interest from the Trust Account to pay taxes, if any. To the extent that our share capital or debt is used, in whole or in part, as consideration to complete an initial business combination, the remaining proceeds held in the Trust Account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue Aimfinity’s growth strategies.

Aimfinity intends to use the funds held outside the Trust Account to primarily identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, structure, negotiate and complete an initial business combination.

In order to fund working capital deficiencies or finance transaction costs in connection with an initial business combination, the Sponsor or an affiliate of the Sponsor or certain of Aimfinity’s officers and directors may, but are not obligated to, loan us funds as may be required.

On December 8, 2023, the Company issued a promissory note to I-Fa Chang, as the designee of the Sponsor, under which I-Fa Chang agreed to loan the Company up to $500,000 to be used for a portion of the working capital. This loan is non-interest bearing, unsecured and is due at the earlier of (1) the date on which the Company consummates its initial business combination or (2) the date on which the Company liquidates and dissolves. I-Fa Chang, as the payee, has the right, but not the obligation, to convert the note, in whole or in part, into Private Placement Units of the Company, that are identical to the Private Placement Units issued by the Company in the Private Placement consummated simultaneously with the Company’s IPO, subject to certain exceptions, as described in the IPO Prospectus, by providing the Company with written notice of the intention to convert at least two business days prior to the closing of the Initial Business Combination. The number of Private Placement Units to be received by I-Fa Chang in connection with such conversion shall be an amount determined by dividing (x) the sum of the outstanding principal amount payable to I-Fa Chang by (y) $10.00.

As of December 31, 2023 the Company, had $500,000 borrowings under the working capital loans.

As of December 31, 2023, Aimfinity had cash of $4,989 and a working capital deficiency of $1,656,945. In addition, in order to finance transaction costs in connection with an initial business combination, the Company’s Sponsor or an affiliate of the Sponsor or certain of the Aimfinity’s officers and directors have been provided the Company working capital loans (the “Working Capital Loans”). As of December 31, 2023, there were $500,000 under Working Capital Loans.

On April 4, 2024, the Company issued a promissory note to I-Fa Chang, as the designee of the Sponsor, under which I-Fa Chang agreed to loan the Company up to $500,000 to be used for a portion of the working capital. This loan is non-interest bearing, unsecured and is due at the earlier of (1) the date on which the Company consummates its initial business combination or (2) the date on which the Company liquidates and dissolves. I-Fa Chang, as the payee, has the right, but not the obligation, to convert the note, in whole or in part, into Private Placement Units of the Company, that are identical to the Private Placement Units issued by the Company in the Private Placement consummated simultaneously with the Company’s IPO, subject to certain exceptions, as described in the IPO Prospectus, by providing the Company with written notice of the intention to convert at least two business days prior to the closing of the Initial Business Combination. The number of Private Placement Units to be received by I-Fa Chang in connection with such conversion shall be an amount determined by dividing (x) the sum of the outstanding principal amount payable to I-Fa Chang by (y) $10.00.

On October 21, 2024, the Company issued a promissory note to I-Fa Chang, as the designee, sole member and manager of the Sponsor, under which I-Fa Chang agreed to loan the Company up to $1,500,000 to be used for a portion of the working capital. This loan is non-interest bearing, unsecured and is due at the earlier of (1) the date on which the Company consummates its initial business combination or (2) the date on which the Company liquidates and dissolves. I-Fa Chang, as the payee, has the right, but not the obligation, to convert the note, in whole or in part, into Private Placement Units of the Company, that are identical to the Private Placement Units issued by the Company in the Private Placement consummated simultaneously with the Company’s IPO, subject to certain exceptions, as described in the IPO Prospectus, by providing the Company with written notice of the intention to convert at least two business days prior to the closing of the Initial Business Combination. The number of Private Placement Units to be received by I-Fa Chang in connection with such conversion shall be an amount determined by dividing (x) the sum of the outstanding principal amount payable to I-Fa Chang by (y) $10.00.

As of September 30, 2024, the Company, had $1,012,159 borrowings under the working capital loans.

As of September 30, 2024 the Company had cash of $4,895 and a working capital deficiency of $2,972,900.

In addition, in order to finance transaction costs in connection with an initial business combination, the Company’s Sponsor or an affiliate of the Sponsor or certain of the Aimfinity’s officers and directors have been provided the Company working capital loans (the “Working Capital Loans”). As of September 30, 2024, there were $1,012,159 under Working Capital Loans.

In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that these conditions raise substantial doubt about the Company’s ability to continue as a going concern. In addition, if the Company is unable to complete a Business Combination within the Combination Period, the Company’s board of directors would proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company. There is no assurance that the Company’s plans to consummate a Business Combination will be successful within the Combination Period. As a result, management has determined that such additional conditions also raise substantial doubt about the Company’s ability to continue as a going concern. The financial statement does not include any adjustments that might result from the outcome of this uncertainty.

Off-Balance Sheet Financing Arrangements

Aimfinity has no obligations, assets or liabilities, which would be considered off-balance sheet arrangements as of September 30, 2024. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements. We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets.

Contractual Obligations

Registration Rights

The holders of the Founder Shares, AIMA Private Placement Units and AIMA Private Placement Warrants, including any of those issued upon conversion of Working Capital Loans (and any AIMA Private Placement Units issuable upon the exercise of the Private Warrants that may be issued upon conversion of Working Capital Loans) will be entitled to registration rights pursuant to a registration and shareholder rights agreement signed on April 25, 2022. The holders of these securities are entitled to make up to three demands, excluding short form demands, that Aimfinity register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed after the completion of the initial business combination and rights to require Aimfinity to register for resale such securities pursuant to Rule 415 under the Securities Act. Aimfinity will bear the costs and expenses of filing any such registration statements.

Underwriting Agreement

Aimfinity granted the underwriters a 45-day option from the date of the IPO to purchase up to 1,050,000 additional Public Units to cover over-allotments, if any, at the IPO price less the underwriting discounts and commissions. The underwriters exercised the over-allotment option in full on April 27, 2022.

The underwriters received a cash underwriting discount of $0.20 per Public Unit, or $1,610,000 in the aggregate and paid at the closing of the IPO. In addition, the underwriters will be entitled to a deferred fee of $0.35 per Public Unit, or approximately $2,817,500 in the aggregate upon the consummation of an initial business combination. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that Aimfinity completes its initial business combination, subject to the terms of the underwriting agreement.

Critical Accounting Policies

The accompanying unaudited financial statements are presented in conformity with GAAP and pursuant to the rules and regulations of the SEC.

Emerging Growth Company Status

Aimfinity is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act, and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the Jumpstart The Company’s Business Startups Act of 2012 (the “JOBS Act”) exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such an election to opt out is irrevocable. Aimfinity has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, Aimfinity, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of Aimfinity’s unaudited financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on Aimfinity’s financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

The following unaudited pro forma condensed combined financial information is provided to aid you in your analysis of the financial aspects of the Business Combination. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. Defined terms included below have the same meaning as terms defined and included elsewhere in this proxy statement/prospectus.

The unaudited pro forma condensed combined balance sheet as of June 30, 2024 gives pro forma effect to the Business Combination as if it had been consummated as of that date. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2024 and the year ended December 31, 2023 give pro forma effect to the Business Combination as if it had occurred as of January 1, 2023. This information should be read together with Docter’s and Aimfinity’s respective audited and unaudited financial statements and related notes, “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Docter,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Aimfinity” and other financial information included elsewhere in this proxy statement/prospectus.

The unaudited pro forma condensed combined financial statements were prepared in accordance with Article 11 of SEC Regulation S-X, as amended by the final rule, Release No. 33-10786, Amendments to Financial Disclosures about Acquired and Disposed Businesses. Release No. 33-10786 replaced the previous pro forma adjustment criteria with simplified requirements to depict the accounting for the Transactions (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Management has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information. The adjustments presented in the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an understanding of the combined company reflecting the Transactions.

The unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and are not necessarily indicative of what the actual results of operations and financial position would have been had the Transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the combined company.

The unaudited pro forma condensed combined balance sheet as of June 30, 2024 has been prepared using, and should be read in conjunction with, the following:

•        AIMA’s unaudited consolidated balance sheet as of September 30, 2024 and the related notes included elsewhere in this proxy statement/prospectus, through which we derived AIMA’s unaudited consolidated balance sheet as of June 30, 2024; and

•        Docter’s unaudited condensed consolidated balance sheet as of June 30, 2024 and the related notes included elsewhere in this proxy statement/prospectus.

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2024, and for the year ended December 31, 2023 has been prepared using, and should be read in conjunction with, the following:

•        AIMA’s unaudited consolidated statement of operations for the nine months ended September 30, 2024 and the related notes elsewhere in this proxy statement/prospectus, through which we derived AIMA’s unaudited consolidated statement of operations for the six months ended June 30, 2024; and

•        Docter’s unaudited condensed consolidated statement of operations for the six months ended June 30, 2024 and the related notes included elsewhere in this proxy statement/prospectus.

•        AIMA’s consolidated statement of operations for the year ended December 31, 2023 and the related notes included elsewhere in this proxy statement/prospectus; and

•        Docter’s consolidated statement of operations for the year ended December 31, 2023 and the related notes included elsewhere in this proxy statement/prospectus.

Description of the Business Combination

On October 13, 2023, AIMA, PubCo, Merger Sub, and Docter entered into the Merger Agreement, pursuant to which among other things, AIMA will merge with and into PubCo, with PubCo as the surviving entity (the “Reincorporation Merger”); one business day after the Reincorporation Merger, Merger Sub will be merged with and into Docter, resulting in Docter being a wholly owned subsidiary of PubCo. Upon consummation of the Business Combination, PubCo shall be renamed as “Inkwater Holding Inc.”

Accounting for the Business Combination

The Business Combination will be accounted for as a “reverse recapitalization” in accordance with ASC 805-10-55-12 through 55-15. Under this method of accounting, AIMA will be treated as the “acquired” company for financial reporting purposes. This determination is primarily based on the fact that subsequent to the Business Combination, Docter’s stockholders are expected to have a majority of the voting power of the Combined Company, Docter will comprise all of the ongoing operations of the Combined Company. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Docter issuing shares for the net assets of AIMA, accompanied by a recapitalization. The net assets of AIMA will be stated at historical costs. No goodwill or other intangible assets will be recorded. Operations prior to the Business Combination will be those of Docter.

Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information included in this proxy statement/prospectus has been prepared using the assumptions below with respect to the potential redemption of AIMA Public Shares.

•        Assuming No Redemptions (Scenario 1): This presentation assumes that no Public Shareholders exercise their right to redeem their Public Shares (excluding the Redeemed Public Shares) for their pro rata share of the Trust Account, and thus, the full amount held in the Trust Account as of the Closing is available for the Business Combination.

•        Assuming Maximum Redemptions (Scenario 2): This presentation assumes that a maximum of 1,116,476 Public Shares issued and outstanding as of the Record Date are redeemed, resulting in an aggregate cash payment of approximately $13.5 million from the Trust Account based on an assumed redemption price of $12.13 per share as of the date of this proxy statement/prospectus.

Each of Scenario 1 and Scenario 2 further assumes that: (i) no PubCo Warrants are exercised and (ii) no Earnout Shares are issued and outstanding.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination.

The following table illustrates estimated ownership levels in the Combined Company, immediately following the consummation of the Business Combination, based on the two levels of redemptions by the Public Shareholders and the following assumptions:

	Pro Forma Combined (Assuming No Redemptions)(2)		Pro Forma Combined (Assuming Maximum Redemptions)(3)
	Ownership in shares	Ownership %	Ownership in shares	Ownership %
AIMA Public Shareholders(1)	1,116,476	11.4%	—	—
AIMA Initial Shareholders(4)	2,504,500	26.0%	2,504,500	25.3%
Sponsor(5)	1,692,500	17.6%	1,692,500	17.2%
Imperii Strategies LLC (former Sponsor member)(6)	772,000	8.0%	772,000	7.8%
Xin Wang (former AIMA director)(7)	10,000	0.1%	10,000	0.1%
Joshua Gordon (former AIMA director)(7)	10,000	0.1%	10,000	0.1%
James J. Long (former AIMA director)(7)	10,000	0.1%	10,000	0.1%
Nicholas Torres III (former AIMA director)(7)	10,000	0.1%	10,000	0.1%
Docter Stockholders(8)	6,000,000	62.2%	6,000,000	60.7%
Backstop share(9)	—	—	1,377,617	13.6%
AIMA Independent Director Compensation Shares
Kevin D. Vassily (current AIMA director)(10)	10,000	0.1%	10,000	0.1%
Hanzhong (Han) Li (current AIMA director)(10)	10,000	0.1%	10,000	0.1%
Teng-Wei Chen (current AIMA director)(10)	10,000	0.1%	10,000	0.1%
AIMA Independent Director Compensation Shares	30,000	0.3%	30,000	0.3%
Docter Financial Advisor Compensation Shares(11)	20,000	0.1%	20,000	0.1%
Total	9,670,976	100.0%	9,932,117	100.0%

____________

(1)      As of the date of this proxy statement/prospectus, there are 1,116,476 AIMA Public Shares issued and outstanding that are subject to redemption.

(2)      The numbers set forth in this column assume no AIMA Public Shares are redeemed.

(3)      The numbers set forth in this column assume that all issued and outstanding AIMA Public Shares are redeemed.

(4)      AIMA Initial Shareholders’ equity interests following the Business Combination include PubCo Ordinary Shares in exchange for an aggregate of 2,504,500 AIMA Ordinary Shares held by the AIMA Initial Shareholders.

(5)      Includes PubCo Ordinary Shares in exchange for: 1,688,500 AIMA Class B Ordinary Shares held by the Sponsor, 40,000 AIMA Class B Ordinary Shares that are in the process of being transferred from certain former directors and officers of AIMA to the Sponsor pursuant to certain share repurchase agreement between the Sponsor and Xin Wang, Joshua Gordon, James J. Long and Nicholas Torres III, dated March 16, 2023.

(6)      Includes PubCo Ordinary Shares in exchange for: 492,000 AIMA Class A Ordinary Shares underlying the AIMA Private Placement Units and 280,000 AIMA Class B Ordinary Shares held by Imperii Strategies LLC, a former member of the Sponsor, for the benefits for itself and two other former members of the Sponsor, pursuant to certain distribution arrangements by the Sponsor to its then members on March 16, 2023.

(7)      Includes PubCo Ordinary Shares in exchange for: 10,000 AIMA Class B Ordinary Shares held by the former director and excludes 10,000 AIMA Class B Ordinary Shares that are in the process of being transferred from certain former directors and officers of AIMA to the Sponsor pursuant to certain share repurchase agreement between the Sponsor and the former director, dated March 16, 2023.

(8)      Includes PubCo Ordinary Shares exchanged for 100% issued and outstanding shares of Docter stock at $10.00 per share.

(9)      Pursuant to the Backstop Agreement, the Investor agrees to purchase, at the request of AIMA, AIMA Class A Ordinary Shares, at a price of $10.00 per share in the aggregated Purchase Price no less than the minimum amount of cash resulting in the net tangible assets of the PubCo upon the closing of the Business Combination being no less than $5,000,001 in accordance with the requests of the redemption that it has received in connection with the Business Combination immediately prior to the cut-off time to accept redemption request as set forth in its AIMA’s amended and restated memorandum and articles of association effective at the time (the “Redemption Requests”), if and only if the Company reasonably believes that redemptions by public shareholders (“AIMA Public Shareholders” or “Public Shareholders”) of the Company in connection with the Business Combination will result in the net tangible assets of the PubCo upon the closing of the Business Combination being less than $5,000,001 based on the Redemption Requests.

(10)    Pursuant to the Merger Agreement, each then serving independent directors of Aimfinity shall receive 10,000 PubCo Ordinary Shares upon Closing.

(11)    Pursuant to a certain engagement letter, by and between Docter and Henry Guo, as exclusive financial advisor, dated December 22, 2024, Henry Guo shall receive 20,000 PubCo Ordinary Shares upon Closing.

The table below shows possible sources of dilution and the extent of such dilution that non-redeeming Public Shareholders could experience in connection with the Closing of the Business Combination. In an effort to illustrate the extent of such dilution, the table below assumes the exercise of all AIMA Warrants, which are exercisable for AIMA Class A Ordinary Shares at a price of $11.50 per share. The following table illustrates estimated ownership levels in the Combined Company based on the two levels of redemptions by the Public Shareholders with all possible sources of dilution and the following assumptions:

	Pro Forma Combined (Assuming No Redemptions)(2)		Pro Forma Combined (Assuming Maximum Redemptions)(3)
	Ownership in shares	Ownership %	Ownership in shares	Ownership %
AIMA Public Shareholders(1)	1,116,476	5.2%	—	—%
AIMA Initial Shareholders(4)	2,504,500	11.4%	2,504,500	11.5%
Docter Stockholders(5)	6,000,000	27.4%	6,000,000	27.9%
Shares underlying PubCo warrants (excluding Working Capital Warrant)(6)	9,346,238	42.7%	8,788,000	40.8%
Working Capital Shares(7)	150,000	0.7%	150,000	0.7%
Shares underlying Working Capital Warrants(8)	225,000	1.0%	225,000	1.0%
Backstop Share(9)	—	—%	1,377,617	6.3%
Compensation Shares for AIMA directors(10)	30,000	0.1%	30,000	0.1%
Financial Advisor Compensation Shares(11)	20,000	0.1%	20,000	0.1%
Earnout shares(12)	2,500,000	11.4%	2,500,000	11.6%
Total	21,892,214	100.0%	21,595,117	100.0%

____________

(1)      As of the date of this proxy statement/prospectus, there are 1,116,476 AIMA Public Shares issued and outstanding that are subject to redemption.

(2)      The numbers set forth in this column assume no AIMA Public Shares are redeemed.

(3)      The numbers set forth in this column assume that all issued and outstanding AIMA Public Shares are redeemed.

(4)      AIMA Initial Shareholders’ equity interests following the Business Combination include PubCo Ordinary Shares in exchange for: 1,688,500 AIMA Class B Ordinary Shares held by the Sponsor, 40,000 AIMA Class B Ordinary Shares that are in the process of being transferred from certain former directors and officers of AIMA to the Sponsor, 40,000 AIMA Class B Ordinary Shares held by certain former directors and officers of AIMA, and 492,000 AIMA Class A Ordinary Shares and 280,000 AIMA Class B Ordinary Shares held by Imperii Strategies LLC, a former member of the Sponsor, for the benefit of two other former members of the Sponsor.

(5)      Includes PubCo Ordinary Shares exchanged for 100% issued and outstanding shares of Docter stock at $10.00 per share.

(6)      Includes such number of PubCo shares that are issuable on a one-for-one basis from such numbers of PubCo warrants to be issued following the Business Combination in exchange for: 8,050,000 AIMA Class 1 Warrants held by AIMA Public Shareholders, an amount of AIMA Class 2 Warrants that is equal to half of the number of issued and outstanding AIMA Public Shares not redeemed under the scenario set forth in this column, 492,000 AIMA Class 1 Warrants and 246,000 AIMA Class 2 Warrants underlying the AIMA Private Placement Units held by Imperii Strategies.

(7)      Under the IPO Prospectus of Aimfinity, the holders of any promissory notes issued by Aimfinity in connection with such holders’ provision of any working capital loans or Monthly Extension Payments to Aimfinity may choose to convert such notes into up to 150,000 AIMA Private Placement Units, at a price of $10.00 per AIMA Private Placement Unit. This scenario assumes full conversion of up to 150,000 AIMA Private Placement Units by such holders.

(8)      Includes such number of PubCo shares that are issuable on a one-for-one basis from such numbers of PubCo warrants to be issued following the Business Combination in exchange for up to 150,000 AIMA Class 1 Warrants and 75,000 AIMA Class 2 Warrants underlying such 150,000 AIMA Private Placement Units converted from any working capital loans.

(9)      Pursuant to the Backstop Agreement, the Investor agrees to purchase, at the request of AIMA, AIMA Class A Ordinary Shares, at a price of $10.00 per share in the aggregated Purchase Price no less than the minimum amount of cash resulting in the net tangible assets of the PubCo upon the closing of the Business Combination being no less than $5,000,001 in accordance with the requests of the redemption that it has received in connection with the Business Combination immediately prior to the cut-off time to accept redemption request as set forth in its AIMA’s amended and restated memorandum and articles of association effective at the time (the “Redemption Requests”), if and only if the Company reasonably believes that redemptions by public shareholders (“AIMA Public Shareholders” or “Public Shareholders”) of the Company in connection with the Business Combination will result in the net tangible assets of the PubCo upon the closing of the Business Combination being less than $5,000,001 based on the Redemption Requests.

(10)    Pursuant to the Merger Agreement, each then serving independent directors of Aimfinity shall receive 10,000 PubCo Ordinary Shares upon Closing.

(11)    Pursuant to a certain engagement letter, by and between Docter and Henry Guo, as exclusive financial advisor, dated December 22, 2024, Henry Guo shall receive 20,000 PubCo Ordinary Shares upon Closing.

(12)    Pursuant to the Merger Agreement, in addition to the Closing Payment Shares, the Docter Stockholders may be entitled to receive Earnout Shares as follows: (i) 1,000,000 PubCo Ordinary Shares in aggregate will be issued to the Docter stockholders if and only if PubCo completes sales of at least 30,000 Devices (as defined in the Merger Agreement) during fiscal year 2024 as reflected in PubCo’s audited consolidated annual financial statements for the fiscal year ending December 31, 2024 prepared in accordance with the U.S. GAAP as filed with the SEC; and (ii) 1,500,000 PubCo Ordinary Shares in aggregate will be issued to the Docter stockholders if and only if PubCo completes sales of at least 40,000 Devices during fiscal year 2025 as reflected in PubCo’s audited consolidated annual financial statements for the fiscal year ending December 31, 2025 prepared in accordance with U.S. GAAP as filed with the SEC. The unaudited pro forma condensed combined financial statements do not take into consideration the Earnout shares to be issued Docter stockholders under various sales milestones in the future. The Company has determined that these milestones are not probable events as of now.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF JUNE 30, 2024

	AIMA				(2) DOCTER (Historical)	Scenario 1 Assuming No Redemptions			Scenario 2 Assuming Maximum Redemptions
	(1) (Historical)	Transaction Accounting Adjustments	Note	(Pro Forma)		Transaction Accounting Adjustments	Note	Pro Forma Combined	Additional Transaction Accounting Adjustments	Note	Pro Forma Combined
Assets:
Current assets:
Cash and cash equivalents	$4,895	$—		$4,895	$7	$13,543,354	(D)	$5,818,532	$(13,543,354)	(O)	$6,051,351
	—	—		—	—	(2,817,500)	(E)	—	13,776,173	(P)	—
	—	—		—	—	(2,338,076)	(G)	—	—		—
	—	—		—	—	(471,797)	(H)	—	—		—
	—	—		—	—	(581,151)	(I)	—	—		—
	—	—		—	—	(1,521,200)	(J)	—			—
Accounts receivable, net	—	—		—	3,781	—		3,781	—		3,781
Prepaid expenses and other current assets	40,500	—		40,500	18,947	—		59,447	—		59,447
Total current assets	45,395	—		45,395	22,735	5,813,630		5,881,760	232,819		6,114,579

Finance lease right-of-use assets	—	—		—	3,346	—		3,346	—		3,346
Deferred transaction costs	—	—		—	754,779	(754,779)	(J)	—	—		—
Investments held in Trust Account	35,683,308	1,166,975	(A)	13,543,354	—	(13,543,354)	(D)	—	—		—
	—	471,648	(B)	—	—	—		—	—		—
	—	(23,778,577)	(C)	—	—	—		—	—		—
Total Assets	$35,728,703	$(22,139,954)		$13,588,749	$780,860	$(8,484,503)		$5,885,106	$232,819		$6,117,925

Liabilities, Temporary Equity, and Shareholders’ Equity (Deficit)
Current liabilities:
Accounts payable and accrued expenses	$532,128	$—		$532,128	$956,959	$(930,478)	(J)	$465,154	$—		$465,154
						(93,455)	(I)
Bank overdraft	—	—		—	—	—		—	—	(O)	—
Advances from customers	—	—		—	13,251	—		13,251	—		13,251
Due to related parties	—	—		—	635,433	—		635,433	—		635,433
Extension loan – related party	945,000	471,648	(B)	1,416,648	—	(1,416,648)	(G)	—	—		—
Working capital loan – related party	921,428	—		921,428	—	(921,428)	(G)	—	—		—
Promissory note	—	—		—	471,797	(471,797)	(H)	—	—		—
Finance lease liabilities, current	—	—		—	4,086	—		4,086	—		4,086
Total current liabilities	2,398,556	471,648		2,870,204	2,081,526	(3,833,806)		1,117,924	—		1,117,924

Deferred underwriters’ discount	2,817,500	—		2,817,500	—	(2,817,500)	(E)	—	—		—
Total Liabilities	5,216,056	471,648		5,687,704	2,081,526	(6,651,306)		1,117,924	—		1,117,924

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET — (Continued)
AS OF JUNE 30, 2024

	AIMA				(2) DOCTER (Historical)	Scenario 1 Assuming No Redemptions			Scenario 2 Assuming Maximum Redemptions
	(1) (Historical)	Transaction Accounting Adjustments	Note	(Pro Forma)		Transaction Accounting Adjustments	Note	Pro Forma Combined	Additional Transaction Accounting Adjustments	Note	Pro Forma Combined
Commitments and Contingencies
Ordinary shares subject to possible redemption	35,683,308	1,166,975	(A)	13,543,354	—	(13,543,354)	(O)	—	—		—
	—	471,648	(B)	—	—	—		—	—		—
	—	(23,778,577)	(C)	—	—	—		—	—		—

Stockholders’ Equity (Deficit):
Preferred shares	—	—		—	—	—		—	—		—
Common shares	—	—		—	5,000	250	(F)	967	(112)	(O)	993
	—	—		—	—	(4,400)	(K)	—	138	(P)	—
	—	—		—	—	3	(L)	—	—		—
	—	—		—	—	112	(O)	—	—		—
	—	—		—	—	2	(N)	—	—		—
Class A ordinary shares	49	—		49	—	(49)	(F)	—	—		—
Class B ordinary shares	201	—		201	—	(201)	(F)	—	—		—
Additional paid-in capital	—	—		—	230,365	(5,170,911)	(F)	7,987,367	(13,543,242)	(O)	8,220,160
						(1,031,500)	(J)		13,776,035	(P)
	—	—		—	—	4,400	(K)	—	—		—
	—	—		—	—	299,997	(L)	—	—		—
	—	—		—	—	111,774	(M)	—	—		—
	—	—		—	—	13,543,242	(O)	—	—		—
Accumulated deficit	(5,170,911)	—		(5,642,559)	(1,610,496)	5,170,911	(F)	(3,295,617)	—		(3,295,617)
	—	—		—	—	(487,696)	(I)	—	—		—
	—	—		—	—	(314,001)	(J)	—	—		—
	—	—		—	—	(300,000)	(L)	—	—		—
	—	—		—	—	(111,774)	(M)	—	—		—
	—	—		—	—	(2)	(N)	—	—		—
	—	(471,648)	(B)	—	—	—		—	—		—
Accumulated other comprehensive income	—	—		—	74,465	—		74,465	—		74,465
Total Stockholders’ Equity (Deficit)	(5,170,661)	(471,648)		(5,642,309)	(1,300,666)	11,710,157		4,767,182	232,819		5,000,001
Total Liabilities, Temporary Equity, and Stockholders’ Equity (Deficit)	$35,728,703	$(22,139,954)		$13,588,749	$780,860	$(8,484,503)		$5,885,106	$232,819		$6,117,925

____________

(1)      Include Derived from the unaudited balance sheet of Aimfinity Investment Corp. I (“AIMA”) as of June 30, 2024. See AIMA’s unaudited financial statements and the related notes appearing elsewhere in this proxy statement/prospectus. The AIMA column includes the financial results of both Aimfinity Investment Corp. I and its wholly owned subsidiary, Aimfinity Investment Merger Sub I (“Pubco”).

(2)      Derived from the unaudited balance sheet of Docter Inc. (“Docter”) as of June 30, 2024. See Docter’s unaudited financial statements and the related notes appearing elsewhere in this proxy statement/prospectus.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2024

			Scenario 1 Assuming No Redemptions			Scenario 2 Assuming Maximum Redemptions
	(1) AIMA (Historical)	(2) DOCTER (Historical)	Transaction Accounting Adjustments	Note	Pro Forma Combined	Additional Transaction Accounting Adjustments	Note	Pro Forma Combined
Revenues	$—	$19,983	$—		$19,983	$—		$19,983
Cost of revenues	—	(9,529)	—		(9,529)	—		(9,529)
Operating expenses:	—	—	—		—	—		—
Selling, general and administrative expenses	261,216	423,199	—		684,415	—		684,415
	—	—	—		—	—		—
	—	—	—		—	—		—
Research and development expenses	—	89,658	—		89,658	—		89,658
Total operating expenses	261,216	512,857	—		774,073	—		774,073
Loss from operations	(261,216)	(502,403)	—		(763,619)	—		(763,619)
Other income (expenses)
Interest earned on investment held in Trust Account	1,138,590	—	(1,138,590)	(AA)	—	—		—
Other income	—	340	—		340	—		340
Interest income	—	6	—		6	—		6
Interest expense	—	(172)	—		(172)	—		(172)
Total other income (expenses)	1,138,590	174	(1,138,590)		174	—		174
Loss before income taxes	877,374	(502,229)	(1,138,590)		(763,445)	—		(763,445)
Income tax expense	—	—	—		—	—		—
Net loss	$877,374	$(502,229)	$(1,138,590)		$(763,445)	$—		$(763,445)

Basic and diluted weighted ordinary average shares outstanding, subject to possible redemption	3,794,137		(3,794,137)	(BB)	—	—		—
Basic and diluted net income per ordinary shares subject to possible redemption	$0.30				$—			$—
Basic and diluted weighted average ordinary shares outstanding	2,504,500		7,166,476	(BB)	9,670,976	261,141	(BB)	9,932,117
Basic and diluted net loss per ordinary share attributable to Aimfinity Investment LLC	$0.11				$(0.08)			$(0.08)

Basic and diluted weighted average of common stock outstanding		50,000,000
Basic and diluted loss per share per common stock		$(0.01)

____________

(1)      Derived from the unaudited statement of operations of AIMA for the six months ended June 30, 2024. See AIMA’s unaudited financial statements and the related notes appearing elsewhere in this proxy statement/prospectus. The AIMA column includes the financial results of both Aimfinity Investment Corp. I and its wholly owned subsidiary, Aimfinity Investment Merger Sub I (“PubCo”).

(2)      Derived from the unaudited statement of operations of Docter for the six months ended June 30, 2024. See Docter’s unaudited financial statements and the related notes appearing elsewhere in this proxy statement/prospectus.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2023

			Scenario 1 Assuming No Redemptions			Scenario 2 Assuming Maximum Redemption
	(1) AIMA (Historical)	(2) DOCTER (Historical)	Transaction Accounting Adjustments	Note	Pro Forma Combined	Additional Transaction Accounting Adjustments	Note	Pro Forma Combined

Revenues	$—	$30,081	$—		$30,081	$—		$30,081
Cost of revenues	—	(12,942)	—		(12,942)	—		(12,942)
Operating expenses:	—	—	—		—	—		—
Selling, general and administrative expenses	1,351,603	295,621	699,594	(CC)	2,958,592	—		2,958,592
	—	—	300,000	(DD)	—	—		—
	—	—	111,774	(EE)	—	—		—
			200,000	(FF)
Research and development expenses	—	230,284	—		230,284	—		230,284
Total operating expenses	1,351,603	525,905	1,311,368		3,188,876	—		3,188,876
Loss from operations	(1,351,603)	(508,766)	(1,311,368)		(3,171,737)	—		(3,171,737)
Other income (expenses)
Interest earned on investment held in Trust Account	3,266,717	—	(3,266,717)	(AA)	—	—		—
Other income	—	10,544	—		10,544	—		10,544
Interest income	—	13	—		13	—		13
Interest expense	—	(670)	—		(670)	—		(670)
Total other income (expenses)	3,266,717	9,887	(3,266,717)		9,887	—		9,887
Loss before income taxes	1,915,114	(498,879)	(4,578,085)		(3,161,850)	—		(3,161,850)
Income tax expense	—	—	—		—	—		—
Net loss	$1,915,114	$(498,879)	$(4,578,085)		$(3,161,850)	$—		$(3,161,850)

Basic and diluted weighted ordinary average shares outstanding, subject to possible redemption	6,665,237		(6,665,237)	(BB)	—	—		—
Basic and diluted net income per ordinary shares subject to possible redemption	$0.36				$—			$—
Basic and diluted weighted average ordinary shares outstanding	2,504,500		7,166,476	(BB)	9,670,976	261,141	(BB)	9,932,117
Basic and diluted net loss per ordinary share attributable to Aimfinity Investment LLC	$(0.20)				$(0.33)			$(0.32)

Basic and diluted weighted average of common stock outstanding		50,000,000
Basic and diluted loss per share per common stock		$(0.01)

____________

(1)      Derived from the statement of operations of AIMA for the year ended December 31, 2023. See AIMA’s financial statements and the related notes appearing elsewhere in this proxy statement/prospectus. The AIMA column includes the financial results of both Aimfinity Investment Corp. I and its wholly owned subsidiary, Aimfinity Investment Merger Sub I (“Pubco”).

(2)      Derived from the statement of operations of Docter for the year ended December 31, 2023. See Docter’s financial statements and the related notes appearing elsewhere in this proxy statement/prospectus.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1 — Basis of Presentation

The Business Combination will be accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, AIMA will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Docter issuing shares for the net assets of AIMA, accompanied by a recapitalization. The net assets of AIMA will be stated at historical cost, with no goodwill or other intangible assets recorded.

The unaudited pro forma condensed combined balance sheet as of June 30, 2024 gives pro forma effect to the Business Combination as if it had been consummated on June 30, 2024. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2024 and for year ended December 31, 2023 give pro forma effect to the Business Combination as if it had been consummated on January 1, 2023, the beginning of the earliest period presented in the unaudited pro forma condensed combined statements of operations.

The unaudited pro forma condensed combined balance sheet as of June 30, 2024 has been prepared using, and should be read in conjunction with, the following:

•        AIMA’s unaudited consolidated balance sheet as of September 30, 2024 and the related notes included elsewhere in this proxy statement/prospectus, through which we derived AIMA’s unaudited consolidated balance sheet as of June 30, 2024; and

•        Docter’s unaudited condensed consolidated balance sheet as of June 30, 2024 and the related notes included elsewhere in this proxy statement/prospectus.

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2024, and for the year ended December 31, 2023 has been prepared using, and should be read in conjunction with, the following:

•        AIMA’s unaudited consolidated statement of operations for the nine months ended September 30, 2024 and the related notes included elsewhere in this proxy statement/prospectus, through which we derived AIMA’s unaudited consolidated statement of operations for the six months ended June 30, 2024; and

•        Docter’s unaudited condensed consolidated statement of operations for the six months ended June 30, 2024 and the related notes included elsewhere in this proxy statement/prospectus.

•        AIMA’s consolidated statement of operations for the year ended December 31, 2023 and the related notes included elsewhere in this proxy statement/prospectus; and

•        Docter’s consolidated statement of operations for the year ended December 31, 2023 and the related notes included elsewhere in this proxy statement/prospectus.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The pro forma adjustments reflecting the consummation of the Business Combination are based on information available as of the date of this proxy statement/prospectus and certain assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, the actual adjustments may materially differ from the pro forma adjustments. Management considers this basis of presentation to be reasonable under the circumstances.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of AIMA and Docter.

The unaudited pro forma condensed combined financial information included in this proxy statement/prospectus has been prepared using the assumptions below with respect to the potential redemption into cash of AIMA Public Shares.

•        Assuming No Redemptions (Scenario 1): This presentation assumes that no Public Shareholders exercise their right to redeem their Public Shares (excluding the Redeemed Public Shares) for their pro rata share of the Trust Account, and thus, the full amount held in the Trust Account as of the Closing is available for the Business Combination.

•        Assuming Maximum Redemptions (Scenario 2): This presentation assumes that a maximum of 1,116,476 Public Shares issued and outstanding as of the Record Date are redeemed, resulting in an aggregate cash payment of approximately $13.5 million from the Trust Account based on an assumed redemption price of $12.13 per share as of the date of this proxy statement/prospectus.

Each of Scenario 1 and Scenario 2 further assumes that: (i) no PubCo Warrants are exercised and (ii) no Earnout Shares are issued and outstanding.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination.

The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that Docter believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material. Management believe that their assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information also reflects certain risks and uncertainties related to the potential redemption into cash of AIMA Public Shares.

Note 2 — Accounting Policies

Upon consummation of the Business Combination, management will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the Post-Combination Company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

Note 3 — Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Docter has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The transaction accounting adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2024 are as follows:

(A)    Reflects the interest income earned from July 1, 2024 to February 28, 2025 in the trust account, which increased the redemption value of AIMA ordinary shares;

(B)    Reflects the $471,648 non-interest bearing loans from founder and deposited into the Trust Account in order to extend the available time to complete the Business Combination, which increased the redemption value of AIMA Public Shares;

(C)    Reflects the redemption of 1,996,522 shares of AIMA’s ordinary shares by AIMA’s stockholders at a redemption price of approximately $11.91 per share, for an aggregate redemption amount of $23,778,577;

(D)    Reflects the reclassification of cash held in the Trust Account that becomes available for general use following the Business Combination;

(E)    Reflects the settlement of $2,817,500 deferred underwriters’ marketing fees that become due and payable upon the consummation of the Business Combination;

(F)    Reflects the elimination of the historical accumulated deficit of AIMA, the accounting acquiree, into Docter’s additional paid-in capital upon the consummation of the Business Combination; the conversion of 492,000 and 2,012,500 AIMA Class A and Class B Ordinary Shares, respectively, into PubCo Ordinary Shares;

(G)    Reflects the repayments of AIMA’s working capital loan — related party, and extension loan — related party;

(H)    Reflects the repayments of Docter’s promissory note;

(I)     Reflects the settlement of approximately $0.6 million of total AIMA’s estimated transaction costs related to the Business Combination;

(J)     Reflects the settlement of approximately $2.0 million of total Docter’s estimated transaction costs related to the Business Combination, of which, (1) approximately $1.0 million accounts as expenses, of which approximately $0.6 million was incurred and approximately $0.5 million was paid as of June 30, 2024. An additional approximately $0.3 million will be accrued as of the date of the consummation of the Business Combination, and (2) the total of approximately $1.0 million of transaction costs will be subsequently reclassified to additional paid-in capital at the time of the consummation of the Business Combination, of which approximately $0.8 million was accrued as of June 30, 2024. An additional approximately $0.2 million will be accrued as of the date of the consummation of the Business Combination.

(K)    Reflects the recapitalization of Docter through the issuance of 6,000,000 PubCo Ordinary Shares, par value $0.0001 per share, to Docter’s stockholders;

(L)    Reflects the share compensation expenses of approximately $0.3 million in connection with the issuance of an aggregate of 30,000 PubCo Ordinary Shares to the AIMA independent directors at the time of the consummation of the Business Combination;

(M)   Reflects the share compensation expenses of approximately $0.1 million in connection with the sale of AIMA founder shares to AIMA’s management and directors with vesting condition at the time of the consummation of the Business Combination;

(N)    Reflects the stock compensation expenses of approximately $0.2 million in connection with the issuance of 20,000 shares of AIMA common stock to the financial advisor at the time of the consummation of the Business Combination;

(O)    In Scenario 1, reflects the reclassification of 1,116,476 shares of AIMA ordinary shares subject to possible redemption to permanent equity at $0.0001 par value with no redemptions. In Scenario 2, which assumes the same facts as described in Items A through M above, but reflects the assumption that the maximum number of 1,116,476 shares of AIMA common stock are redeemed for cash by AIMA stockholders; and

(P)    Reflects the proceeds received from Backstop Agreement in connection with the Business Combination, pursuant to which, the Investor agrees to purchase, at the request of AIMA, AIMA Class A Ordinary Shares, at a price of $10.00 per share in the aggregated Purchase Price no less than the minimum amount of cash resulting in the net tangible assets of the PubCo upon the closing of the Business Combination being no less than $5,000,001 in accordance with the requests of the redemption that it has received in connection with the Business Combination immediately prior to the cut-off time to accept redemption request as set forth in its AIMA’s amended and restated memorandum and articles of association effective at the time (the “Redemption Requests”), if and only if the Company reasonably believes that redemptions by public shareholders (“AIMA Public Shareholders” or “Public Shareholders”) of the Company in connection with the Business Combination will result in the net tangible assets of the PubCo upon the closing of the Business Combination being less than $5,000,001 based on the Redemption Requests.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

The transaction accounting adjustments included in the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2024, and for the year ended December 31, 2023 are as follows:

(AA) Represents an adjustment to eliminate interest earned on investment held in Trust Account, net of income tax effect, as if the Business Combination had been consummated on January 1, 2023, the beginning of the earliest period presented;

(BB) The calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the Business Combination as if it had been consummated on January 1, 2023. In addition, as the Business Combination is being reflected as if it had occurred on this date, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares have been outstanding for the entire period presented. In Scenario 2, this calculation is retroactively adjusted to reflect the redemption of 1,116,476 AMIA Public Shares for cash by AIMA shareholders for the entire period;

(CC) Reflects the approximately $0.7 million of AIMA’s transaction costs to be incurred subsequent to December 31, 2023. This is a non-recurring item;

(DD) Reflects the share compensation expenses of approximately $0.3 million in connection with the issuance of an aggregate of 30,000 PubCo Ordinary Shares to the AIMA independent directors at the time of the consummation of the Business Combination; This adjustment is considered to be a one-time charge and is not expected to recur;

(EE)  Reflects the stock compensation expenses of approximately $0.1 million in connection with the sale of AIMA founder shares to AIMA’s management and directors with vesting condition at the time of the consummation of the Business Combination. This vesting adjustment is considered to be a one-time charge and is not expected to recur; and

(FF)  Reflects the stock compensation expenses of approximately $0.2 million in connection with the issuance of 20,000 shares of AIMA common stock to a Financial Advisor at the time of the consummation of the Business Combination; This adjustment is considered to be a one-time charge and is not expected to recur.

Note 4 — Loss Per Share

Represents the loss per share calculated using the historical weighted average shares outstanding, and the change in number of shares in connection with the Business Combination, assuming the shares were outstanding since the beginning of the earliest period presented in the unaudited pro forma condensed combined statement of operations. As the Business Combination and related transactions are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire period presented. Potential securities that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS for the six months ended June 30, 2024 and for the year ended December 31, 2023, a total of 12,221,238 shares, which include 9,346,238 PubCo Warrant shares, 225,000 shares underlying warrant (excluding working capital warrant), 150,000 shares underlying Private Placement Units issuable upon conversion of Working Capital Notes, and 2,500,000 Earnout Shares, are excluded in the diluted EPS calculation due to its anti-diluted effect.

Basic and diluted loss per share is computed by dividing pro forma net loss by the weighted average number of the AIMA Ordinary Shares outstanding during the periods (including both Class A and Class B).

The unaudited pro forma condensed combined loss per share has been prepared assuming no redemptions and assuming maximum redemptions for the six months ended June 30, 2024, and for the year ended December 31, 2023:

	For the Six Months Ended June 30, 2024
	Pro Forma Combined (Assuming No Redemptions)	Pro Forma Combined (Assuming Maximum Redemptions)
Pro forma net loss attributable to the shareholders	$(763,445)	$(763,445)
Weighted average shares outstanding – basic and diluted	9,670,976	9,932,117
Pro forma loss per share – basic and diluted	$(0.08)	$(0.08)

Weighted average shares calculation, basic and diluted
Common Stock
AIMA Public Shares	1,116,476	1,116,476
AIMA Founder Shares	2,012,500	2,012,500
AIMA Private Shares	492,000	492,000
AIMA Independent directors shares	30,000	30,000
AIMA Public Shares redeemed	—	(1,116,476)
Financial Advisor shares	20,000	20,000
Backstop shares	—	1,377,617
AIMA shares issued in the Business Combination	6,000,000	6,000,000
Total weighted average shares outstanding	9,670,976	9,932,117
	For the year ended December 31, 2023
	Pro Forma Combined (Assuming No Redemptions)	Pro Forma Combined (Assuming Maximum Redemptions)
Pro forma net loss attributable to the shareholders	$(3,161,850)	$(3,161,850)
Weighted average shares outstanding – basic and diluted	9,670,976	9,932,117
Pro forma loss per share – basic and diluted	$(0.33)	$(0.32)

Weighted average shares calculation, basic and diluted
Common Stock
AIMA Public Shares	1,116,476	1,116,476
AIMA Founder Shares	2,012,500	2,012,500
AIMA Private Shares	492,000	492,000
AIMA Independent directors shares	30,000	30,000
AIMA Public Shares redeemed	—	(1,116,476)
Financial Advisor shares	20,000	20,000
Backstop shares	—	1,377,617
AIMA shares issued in the Business Combination	6,000,000	6,000,000
Total weighted average shares outstanding	9,670,976	9,932,117

DIRECTORS, EXECUTIVE OFFICERS, EXECUTIVE COMPENSATION
AND CORPORATE GOVERNANCE OF AIMFINITY

Current Directors and Executive Officers of Aimfinity

Our current directors and executive officers are as follows:

Name	Age	Position
I-Fa Chang	53	Chief Executive Officer, Chairman and Director
Xuedong (Tony) Tian	53	Chief Financial Officer and Director
Hanzhong (Han) Li	55	Independent Director
Teng-Wei Chen	42	Independent Director
Kevin Vassily	57	Independent Director

Below is a summary of the business experience of each our executive officers and directors:

Mr. I-Fa Chang has served as the Chairman, Chief Executive Officer, and a member of our Board since March 2023. Mr. Chang has more than two decades of investment management and advisory experience. Since March 2023, Mr. Chang has served as the Chairman and CEO of Aimfinity. In 2012, Mr. Chang founded Inkstone Capital Co., Ltd., a technology-focused investment advisory firm (“Inkstone Capital”) serving clients in Mainland China, Hong Kong and Taiwan, and has served as its chief executive officer ever since. He has also served as an independent director of Sichuan Tianfu Bank, a regional bank based in Southeast China since 2015. Between October 2017 and June 2018, Mr. Chang served as a director and finance control officer for Finconn Inc., a subsidiary of the Taiwanese electronic manufacturing conglomerate, Foxconn. Before founding Inkstone Capital, Mr. Chang had extensive experience in financial and investment management across different sectors. Between June 2006 to December 2008, Mr. Chang served as a financial consultant for Chengdu Jiannanchun Shengbo Technology Co., Ltd., an IT solution company. He also served as a managing director for ARC China Investment Corporation, an investment management company from April 2007 to July 2011, and as a managing director for Xiamen Dazhou-ARC Investment Management Co., Ltd., a joint venture between ARC China and Dazhou Holding Group, a multi-industry conglomerate based in Xiamen, Fujian Province, PRC, from August 2011 to October 2012. Mr. Chang received his MBA in Finance from National Pingtung Science and Technology University in Taiwan, and his B.A. in Management Information System from California State University, San Bernardino.

Mr. Xuedong (Tony) Tian has served as our Chief Financial Officer and a member of our Board since March 2023. Since April 2024, Mr. Tian has served as Co-CEO of Snail, Inc. (Nasdaq: SNAL), a gaming and entertainment company, and as Managing Director of Kingswood Capital Partners, a U.S. based investment bank. Most recently, Mr. Tian served as the CEO from March 2022 to June 2024 and as a director from June 2022 to June 2024 for Feutune Light Acquisition Corporation (Nasdaq: FLFV), a SPAC listed on Nasdaq. Previously, Mr. Tian served as managing director and head of capital markets at US Tiger Securities, Inc. from October 2020 to April 2024. From May 2012 to October 2020, Mr. Tian was the founder and president of Weitian Group LLC, a corporate advisory and investor relations firm. Prior to that, Mr. Tian served as a sell-side equity analyst at various investment banks, including managing director covering China at Merriman Capital, Inc. from June 2013 to January 2016; executive director and lead analyst covering China Industrials and IT outsourcing at Oppenheimer & Co. Inc. from May 2011 to May 2012; vice president and lead China analyst at Ladenburg Thalmann & Co. Inc. from May 2010 to April 2011; senior associate covering Networking, Hardware & IT Supply Chain at Ticonderoga Securities LLC from October 2009 to May 2010; and associate covering Semiconductor & Semiconductor Capital Equipment at Pacific Crest Securities LLC (now part of KeyBanc) from April 2008 to September 2009. Mr. Tian holds an MBA degree from New York University, a M.A. degree in Economics from the University of Connecticut and M.S. and B.S. degrees in Land Resources and Management from China Agricultural University. Mr. Tian is a CFA charter holder and currently holds Series 7, 24, 63, and 79 licenses.

Dr. Hanzhong (Han) Li has served as a member of our Board since March 2023. Dr. Li has more than two decades of investment, operational and management experience in biotechnology industry. Since October 2022, Dr. Li has served as Head of Business and Corporate Development for NiKang Therapeutics, Inc., a clinical stage biotechnology company. Before that, from February 2019 to August 2022, Dr. Li served as the senior vice president for Corporate Development at Eureka Therapeutics, a clinical stage biotechnology company developing antibody-TCR T-Cell therapies for oncology treatment based in California. Before joining Eureka, Dr. Li spent two years as the chief financial officer at Ascentage Pharma Group. Between 2010 and 2017, Dr. Li served as deputy director in the strategy and portfolio management group at Bayer Pharmaceuticals (FWB: BAYN), a German pharmaceutical company. Earlier in his career, Dr. Li served as an equity research analyst at Morgan Stanley, Suntrust Robinson Humphrey and Stanford Financial Group in New York, covering biotech and biopharmaceutical companies for the period between 2002 and 2009. He also worked as a research scientist at Genentech, Inc., where he served as lead inventor of three patents on novel cytokines. Dr. Li received his Ph.D. in Pharmacology from the Boston University School of Medicine and MBA from the Anderson School of Business at UCLA.

Dr. Teng-Wei Chen has served as a member of our Board since March 2023. Dr. Chen is an active start-up and early-stage investor in Southern Taiwan. Dr. Chen has served as managing director at You-Ci Management Consulting Co., Ltd., an investment company based in Pingtung, Taiwan, since 2015. Since 2018, Dr. Chen has been a director of New-shine Biomedical Co., Ltd., a Taiwanese biotechnology company of which he was also an investor. In 2019, he founded iDentist Business Space Co., Ltd., a provider of coworking and shared conferencing space provider in Pingtung, Taiwan. In 2021, Dr. Chen founded You-Cheng Internet Information Co., Ltd., an IT solution company based in Pingtung, and has served as its Chairman and CEO since then. As a dentist by training, Dr. Chen has been the chief dentist and manager of Sunshine Dental Clinic, in Pingtung, Taiwan since September 2015. From August 2012 to March 2014, Dr. Chen was a visiting dental specialist at Tainan Hospital, Ministry of Health and Welfare, Taiwan. Dr. Chen finished his residency at National Cheng Kung University Hospital, Taiwan, in July 2012, where he was a resident dentist for six years. Dr. Chen received his D.D.S. in Dentistry from China Medical University, Taiwan, in 2006.

Mr. Kevin Vassily has served as a member of our Board since March 2023. Mr. Vassily has been a member of the board of directors of Tungray Technologies Inc (Nasdaq: TRSG), a Singapore manufacturing solution provider, since March 2024, Thunder Power Holdings, Inc. (Nasdaq: AIEV), a Taiwanese electronic vehicle developer, since June 2024, and Denali Capital Acquisition Corp. (Nasdaq: DECA), a SPAC, since April 2022. From June 2022 to June 2024, he served as a director of Feutune Light Acquisition Corporation, a Nasdaq-listed SPAC, until its business combination. In January 2021, he was appointed Chief Financial Officer, and in March 2021, became a member of the board of directors of iPower Inc. (Nasdaq: IPW), an online hydroponic equipment retailer and supplier. Prior to joining iPower, from 2019 to January 2021, Mr. Vassily served as Vice President of Market Development for Facteus, Inc., a financial analytics company focused on the Asset Management industry. From March 2019 through Janurary 2020, he served as an advisor at Woodseer Global, a financial technology firm providing global dividend forecasts. From October 2018 through its acquisition in March 2020, Mr. Vassily served as an advisor at Go Capture (which was acquired by Deloitte China in 2020), where he was responsible for providing strategic, business development, and product development advisory services for the company’s emerging “Data as a Service” platform. Since February 2020, Mr. Vassily has served as a director of Zhongchao Inc. (Nasdaq: ZCMD), a provider of healthcare information, education and training services to healthcare professionals and the public in China. Since July 2018, Mr. Vassily has also served as an advisor at Prometheus Fund, a Shanghai-based merchant bank/private equity firm focused on the “green” economy. From April 2015 through May 2018, Mr. Vassily served as an associate director of research at Keybanc Capital Markets Inc. From June 2010 to April 2015, he served as the director of research at Pacific Epoch, LLC (a wholly-owned subsidiary of Pacific Crest Securities LLC). From May 2007 to May 2010, he served as the Asia Technology business development representative and as a senior analyst at Pacific Crest Securities. From July 2003 to September 2006, he served as senior research analyst in the semiconductor technology group at Susquehanna International Group, LLP. From September 2001 to June 2003, Mr. Vassily served as the vice president and senior research analyst for semiconductor capital equipment at Thomas Weisel Partners Group, Inc. Mr. Vassily began his career on Wall Street in August 1998, as a research associate covering the semiconductor industry at Lehman Brothers. He holds a B.A. in liberal arts from Denison University and an M.B.A. from the Tuck School of Business at Dartmouth College.

Sponsor, Affiliates and Sponsor Compensation

Aimfinity’s Sponsor is Aimfinity Investment LLC, a Cayman Islands limited liability company formed as the sponsor of Aimfinity in July 2021, with then-director and CEO of Aimfinity, Jing “George” Cao serving as manager, and Imperii Strategies LLC, Aimfinity & Co. Ltd. and Yuming Investments LLC serving as members of the LLC.

On December 4, 2021, the Sponsor paid $25,000 in consideration for issuance of 2,875,000 AIMA Class B Ordinary Shares, or approximately $0.009 per share. On March 18, 2022, the Sponsor surrendered to the Company for cancellation 862,500 AIMA Class B Ordinary Shares for no consideration, resulting in then shareholders of AIMA Class B Ordinary Shares holding an aggregate of 2,012,500 AIMA Class B Ordinary Shares, or approximately $0.012 per share. Up to 262,500 AIMA Class B Ordinary Shares were subject to forfeiture by the Sponsor depending on the extent to which the underwriters’ over-allotment option is exercised.

On March 29, 2022, the Sponsor agreed to assign 20,000 AIMA Class B Ordinary Shares to each of Joshua Gordon, Xin Wang, James J. Long, and Nicholas Torres III, then directors and officers of Aimfinity, for the consideration of $240 each.

On April 28, 2022, simultaneously with the closing of the IPO, Aimfinity consummated a private placement (the “Private Placement”) with the Sponsor, of an aggregate of 492,000 AIMA Private Placement Units at a price of $10.00 per AIMA Private Placement Unit, generating gross proceeds to Aimfinity of $4,920,000.

On March 17, 2023, due to the Sponsor’s inability to continue to fund and support the operations of Aimfinity and to consummate an initial business combination, a series of transactions were consummated to effect a change in the ownership structure of the Sponsor:

•        First, the Sponsor initiated a distribution of 280,000 Founder Shares and 492,000 AIMA Private Placement Units held by the Sponsor to Imperii Strategies LLC, member of the Sponsor at the time, who agreed to receive and hold such Founder Shares and Private Placement Units on behalf of Imperii Strategies LLC, Aimfinity & Co. Ltd. and Yuming Investments LLC, all three members (together, the “Sellers”) of the Sponsor at the time.

•        Second, the Sponsor entered into a repurchase agreement with Xin Wang, Joshua Gordon, James J. Long and Nicholas Torres III, then directors and officers of Aimfinity, to each transfer 10,000 Founder Shares for the consideration of $120 to the Sponsor, as a result of which, the Sponsor would beneficially hold 1,692,500 Founder Shares.

•        Third, the Sponsor entered into a Membership Interest Purchase and Transfer Agreement (the “Membership Purchase Agreement”) with I-Fa Chang and the Sellers, pursuant to which I-Fa Chang purchased all outstanding membership interests of the Sponsor from the Sellers, and became sole manager and member of the Sponsor, in exchange for the consideration of $1,000,000.

After the transactions (collectively, the “Sponsor Membership Change”), Mr. Chang assumed control of the Sponsor, as its sole and manager with 100% of the membership interests. The sponsor, in turn, beneficially owns 1,692,500 Founder Shares.

The Sellers no longer serve as member of the Sponsor, while Imperii Strategies LLC holds 280,000 Founder Shares and 492,000 Private Placement Units for the benefits of the Sellers.

In connection with the Sponsor Membership Change and to afford flexibility for the new member of the Sponsor to install a slate of new directors and officers to Aimfinity, all members of the AIMA board (the “former board members”) and all executive officers (the “former management”) agreed to resign. In their place, pursuant to the authority conferred by the amended and restated memorandum and articles of associations effective at the time, which provides for the holders of the Founder Shares the exclusive authority to appoint and remove Aimfinity’s directors prior to the closing of its initial business combination without any shareholder vote, the Sponsor of Aimfinity, as the sole shareholder of the AIMA Class B Ordinary Shares, appointed a new AIMA board, consisted of Ivan Chang, Tony Tian, Kevin D. Vassily, Hanzhong (Han) Li and Teng-Wei Chen. The new AIMA board, in turn, appointed a new management team, led by CEO and Chairman, I-Fa (Ivan) Chang, and CFO (then-Head of Capital Markets at US Tiger Securities, Inc., the representative of the underwriters of the IPO) Xuedong (Tony) Tian.

On January 19, 2024, pursuant to certain membership interest purchase and transfer agreement, Mr. Chang, then holder of 100% of Membership Interests in the Sponsor, sold 2.954% of the Membership Interests of the Sponsor he held, which entitles the holder to receive distribution of 50,000 founder shares currently held under the Sponsor, to Mr. Chun-Cheng Su, a Taiwanese citizen, for 10,000,000 New Taiwan Dollar (approximately USD 319,000). On the same date, pursuant to certain membership interest purchase and transfer agreement, Mr. Chang also sold 5.908% of the Membership Interests of the Sponsor he held, which entitles the holder to receive distribution of 100,000 founder shares currently held under the Sponsor, to Mr. Xuedong (Tony) Tian, our CFO and director, for USD1,242.24. The sale and repurchase of the membership interests were made pursuant to exemptions from registration contained in Section 4(a)(2) of the Securities Act.

AIMA Class B Ordinary Shares

As of the date of this registration statement/prospectus, the Sponsor owns 1,692,500 AIMA Class B Ordinary Shares, with Mr. Chang, as a member of the Sponsor, deemed to beneficially own 1,542,500 AIMA Class B Ordinary Shares, Mr. Su, as a member of the Sponsor, deemed to beneficially own 50,000 AIMA Class B Ordinary Shares, and Mr. Tian, as a member of the Sponsor, deemed to beneficially own 100,000 AIMA Class B Ordinary Shares. Upon Closing, each Class B Ordinary Share will be canceled and be converted automatically into one PubCo Ordinary Share.

Monthly Extension Notes and Working Capital Notes

In addition to the AIMA Class B Ordinary Shares, from March 2023 to the date this registration statement/prospectus, under the Company’s second amended memorandum and articles of association effective at the time, Mr. Chang, as the manager and designee of the Sponsor, deposited a total of $765,000 to the Trust Account for 9 monthly extensions to Aimfinity’s deadline for completing the initial business combination from July 2023 to March 2024 (for $85,000 each time, each a “First EGM Extension Payment”); under the Company’s third amended memorandum and articles of association effective at the time, Mr. Chang, as the manager and designee of the Sponsor, deposited a total of $540,000 to the Trust Account for 9 monthly extensions to Aimfinity’s deadline for completing the initial business combination from April 2024 to January 2025 (for $60,000 each time, each a “Second EGM Extension Payment”); and under the Company’s fourth amended memorandum and articles of association currently in effect, Mr. Chang, as the manager and designee of the Sponsor, deposited a total of $111,647.60 to the Trust Account for 2 monthly extensions to Aimfinity’s deadline for completing the initial business combination from January 2025 to March 2025 (for $55,823.80 each time, each a “Current Monthly Extension Payment”). For each extension, on the date of such deposit, Aimfinity issued an unsecured promissory note to I-Fa Chang to evidence the payments made by him for the deposit of such First EGM Extension Payment (in the amount of $85,000 each time), Second EGM Extension Payment (in the amount of $60,000), or Current Monthly Extension Payment (in the amount of $55,823.80) as the case may be (in each case, a “Monthly Extension Note”).

Each of such Monthly Extension Notes have the same terms, except with regard to the amount. Each note bears no interest and is payable in full upon the earlier to occur of (i) the consummation of the Company’s Initial Business Combination or (ii) the date of expiry of the term of the Company (the “Maturity Date”). The following shall constitute an event of default: (i) a failure to pay the principal within five business days of the Maturity Date; (ii) the commencement of a voluntary or involuntary bankruptcy action, (iii) the breach of the Company’s obligations thereunder; (iv) any cross defaults; (v) an enforcement proceedings against the Company; and (vi) any unlawfulness and invalidity in connection with the performance of the obligations thereunder, in which case such Monthly Extension Note may be accelerated.

The payee of each Monthly Extension Note, I-Fa Chang, has the right, but not the obligation, to convert each Monthly Extension Note, in whole or in part, respectively, into Private Placement Units of the Company, that are identical to the Private Placement Units issued by the Company in the Private Placement consummated simultaneously with the Company’s IPO, subject to certain exceptions, as described in the Prospectus, by providing the Company with written notice of the intention to convert at least two business days prior to the closing of the Initial Business Combination. The number of Private Placement Units to be received by I-Fa Chang in connection with such conversion shall be an amount determined by dividing (x) the sum of the outstanding principal amount payable to the Sponsor by (y) $10.00. The issuances of the Monthly Extension Notes were made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

Pursuant to the final prospectus (File No. 333-263874) in connection with Aimfinity’s IPO dated April 25, 2022 and filed with the SEC on April 26, 2022 (the “IPO Prospectus”), The Sponsor or an affiliate of the Sponsor or certain of Aimfinity’s officers and directors may, but are not obligated to, loan Aimfinity funds as may be required. Any such loans would be on an interest-free basis and would be repaid only from funds held outside the trust account or from funds released to Aimfinity upon completion of the Business Combination. Aimfinity may issue such Working Capital Notes to the Sponsor, officers, directors, of their affiliates, evidencing the terms of such loans.

As of the date of this registration statement/prospectus, the Company has issued three promissory notes (the “Working Capital Notes”) to Mr. Chang, as the manager and designee of the Sponsor, on December 8, 2023 for up to $500,000 to be used for a portion of the working capital, on April 4, 2024, for up to $500,000 to be used for a portion of the working capital, and on October 21, 2024, for up to $1,500,000 to be used for a portion of the working capital. Each loan is non-interest bearing, unsecured and is due at the earlier of (1) the date on which the Company consummates its initial business combination or (2) the date on which the Company liquidates and dissolves. I-Fa Chang, as the payee, has the right, but not the obligation, to convert the note, in whole or in part, into Private Placement Units of the Company, that are identical to the Private Placement Units issued by the Company in the Private Placement consummated simultaneously with the Company’s IPO, subject to certain exceptions, as described in the IPO Prospectus, by providing the Company with written notice of the intention to convert at least two business days prior to the closing of the Initial Business Combination. The number of Private Placement Units to be received by I-Fa Chang in connection with such conversion shall be an amount determined by dividing (x) the sum of the outstanding principal amount payable to I-Fa Chang by (y) $10.00. The issuance of the Working Capital Notes was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended. As of September 30, 2024, the Company, had $1,012,159 borrowings under the working capital loans.

At Closing, pursuant to the Merger Agreement and the IPO Prospectus, up to $1,500,000 of the Working Capital Notes or Monthly Extension Notes may be converted into AIMA Private Placement Units. in the case that Mr. Chang elects to seek repayment for the Monthly Extension Notes or the Working Capital Notes in whole or in part, Aimfinity will use cash held outside the trust account and cash from the Trust Account (after payments for redemptions and tax payables) for any outstanding Monthly Extension Notes. In addition, in the case that Mr. Chang elects to convert any or all of the Monthly Extension Notes or the Working Capital Notes into Private Placement Units, up to $1,500,000 of such Monthly Extension Notes or the Working Capital Notes may be converted into Private Placement Units, at a price of $10.00 per unit, upon consummation of the Business Combination. At the Closing, such Private Placement Unit will be separated into as many as up to 150,000 AIMA Class A Ordinary Shares, 150,000 AIMA Class 1 Warrants, and 75,000 Class 2 Warrants, and converted into corresponding PubCo Ordinary Shares and PubCo Warrants.

Miscellaneous Transaction Expenses

In addition to the foregoing, Aimfinity will use cash held outside the trust account and cash from the Trust Account (after payments for redemptions and tax payables) to repay any other transaction expenses and to reimburse or pay Sponsor for any outstanding loans or other obligations of Aimfinity, if not covered by the Working Capital Notes. Aimfinity currently estimates that the total amount payable for the transaction expenses and any outstanding loans or other obligations to the Sponsor or Mr. Chang, as $2,563,675.80, as of February 25, 2025.

The retention of AIMA Class B Ordinary Shares by Sponsor and its affiliates, the reimbursements payable to Sponsor, Mr. Chang and any affiliates of the foregoing, and the PubCo Ordinary Shares and Warrants issuable to the Sponsor and Mr. Chang and any affiliates of the foregoing upon the conversion or exercise of the Monthly Extension Notes or Working Capital Notes at Closing will not result in a material dilution of the equity interests of non-redeeming Public Shareholders. See “Security Ownership of the Combined Company After the Business Combination.”

The compensation of the Sponsor is in the form of PubCo Ordinary Shares and Warrants. At the time of the IPO, the Sponsor and members of the Sponsor provided $4,920,000 of risk capital and $25,000 initial consideration for the Class B Ordinary Shares for Aimfinity, in consideration for 2,012,500 AIMA Class B Ordinary Shares and 492,000 Private Placement Units, to be converted into 2,504,500 PubCo Ordinary Shares and 738,000 PubCo Warrants. In addition, as of February 25, 2025, Mr. Chang, as manager and designee of the Sponsor, has further invested $2,563,675.80 into Monthly Extension Notes and Working Capital Notes of Aimfinity. The principal of the notes will convert into up to 150,000 PubCo Ordinary Shares and 225,000 PubCo Warrants. Aimfinity does not believe that the issuance of these shares is materially dilutive to non-redeeming shareholders who hold the securities until the consummation of the de-SPAC transaction, as the Sponsor would be deemed to have converted the Monthly Extension Notes and Working Capital Notes with the same consideration of $10.00 per unit paid by the Public Shareholders in the IPO and the issuance is backed by funds that were contributed into Aimfinity to back up its balance sheet and to accelerate the execution of its business plan.

Pursuant to the Merger Agreement, at Closing, each then serving independent directors of Aimfinity shall receive 10,000 PubCo Ordinary Shares upon Closing.

No compensation of any kind, including finder’s and consulting fees, will be paid by Aimfinity to our Sponsor, officers, directors or any of our or their respective affiliates, for services rendered prior to or in connection with the completion of the Business Combination, other than as disclosed in “— Interests of Certain Persons in the Business Combination”, “— Certain Engagements in Connection with the Business Combination and Related Transactions”, “Certain Transactions,” and elsewhere in this proxy statement/prospectus.

For a summary a summary of amount of compensation and securities received or to be received by the Sponsor and its affiliates (without taking into account any former member of the Sponsor or any former directors or officers of Aimfinity) in connection with the Business Combination and related transactions.

Entity/Individual	Compensation or Securities Received or to be Received	Consideration Paid or to be Paid
Sponsor	1,692,500 PubCo Ordinary Shares in exchange for 1,692,500 AIMA Class A Ordinary Shares upon Closing	$21,025, or $0.012 per share
Mr. Chang, CEO and Chairman of Aimfinity, and manager and member of Sponsor	1,542,500 PubCo Ordinary Shares in exchange for 1,692,500 AIMA Class A Ordinary Shares upon Closing that he may be deemed to beneficially own through the Sponsor	$1,000,000, or $0.59 per share
	Up to 150,000 PubCo Ordinary Shares and 225,000 PubCo Warrants in exchange for up to 150,000 Private Placement Units, converted from Monthly Extension Notes and Working Capital Units	$1,500,000, or $10.00 per Private Placement Unit
Mr. Tian, CFO and director of Aimfinity and member of Sponsor	100,000 PubCo Ordinary Shares in exchange in exchange for 100,000 AIMA Class A Ordinary Shares upon Closing that he may be deemed to beneficially own through the Sponsor	$1,242.24, or $0.012 per share

As indicated in the “Questions and Answers about the Merger Agreement and the Extraordinary General Meeting — What shall be the relative equity stakes of AIMA shareholders, and the Sellers in PubCo upon completion of the Business Combination?”, the Sponsor will have up to 19.8% of the voting power in the PubCo immediately after the Second. We therefore do not expect the issuances of securities listed in the above table will cause material impacts of the dilution on the non-redeeming Public Shareholders who hold Aimfinity’s securities until the consummation of the Business Combination.

Sponsor’s Prior SPAC Experience

Our Sponsor has not organized any SPAC in the past. However, Mr. Chang, the Sponsor’s manager and member and CEO and Chairman of Aimfinity, and Mr. Tian, another Sponsor member and CFO and director of Aimfinity, have both prior experience in sponsoring or participating in SPACs.

Inkstone Feibo Acquisition Corporation

Inkstone Feibo Acquisition Corporation, a Delaware SPAC (“Inkstone SPAC”), filed a registration statement on Form S-1 on May 27, 2022. However, Inkstone SPAC filed a request of withdrawal under Rule 477 of the Securities to withdraw the S-1 on January 4, 2024. Mr. Chang served as the manager and member of Inkstone Feibo Acquisition Sponsor LLC, a Delaware limited liability company and sponsor of the Inkstone SPAC, and served as the CEO and Chairman of the Inkstone SPAC, prior to its withdrawal. Mr. Tian also served as CFO and director of Inkstone prior to its withdrawal.

Feutune Light Acquisition Corporation

Feutune Light Acquisition Corporation, a Delaware SPAC, became a Nasdaq listed SPAC in June 2022, and closed its business combination with Thunder Power Holdings Limited, a British Virgin Islands company, in June 2024. As a result, the SPAC was renamed as “Thunder Power Holdings, Inc.” (Nasdaq: AIEV). Mr. Tian served as the CEO and director of the SPAC from March 2022 to June 2024.

Sponsor’s Role in the Business Combination

Our Sponsor and its affiliates have provided or will continue to provide to us various supports in Aimfinity’s activities and in connection with the Business Combination, including, among others:

•        provide office space, administrative and support services;

•        loan Aimfinity funds as may be required as working capital for Aimfinity’s operation or to finance transaction costs in connection with the Business Combination;

•        deposit the Monthly Extension Payments to extend the time for Aimfinity to complete its Business Combination;

•        waive the right to redemption with respect to the 1,692,500 AIMA Class B Ordinary Shares held by the Sponsor; and

•        vote in favor of the Proposals.

Executive Officer and Director Compensation

None of our executive officers or directors have received any cash compensation for services rendered to us. Our sponsor, executive officers and directors, or their respective affiliates will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee reviews on a quarterly basis all payments that were made by us to our sponsor, executive officers or directors, or their affiliates. Any such payments prior to an initial business combination will be made using funds held outside the Trust Account. Other than quarterly audit committee review of such reimbursements, we do not expect to have any additional controls in place governing our reimbursement payments to our directors and executive officers for their out-of-pocket expenses incurred in connection with our activities on our behalf in connection with identifying and consummating an initial business combination. Other than these payments and reimbursements, no compensation of any kind, including finder’s and consulting fees, will be paid by the company to our sponsor, executive officers and directors, or their respective affiliates, prior to completion of our initial business combination.

After the completion of our initial business combination, directors or members of our management team who remain with us may be paid consulting or management fees from the combined company. All of these fees will be fully disclosed to shareholders, to the extent then known, in the proxy solicitation materials or tender offer materials furnished to our shareholders in connection with a proposed business combination.

The Merger Agreement provides that, if the Business Combination is consummated. each of Aimfinity’s three independent directors of Aimfinity who are expected to hold office immediately prior to the Effective Time of the Acquisition Merger will receive 10,000 PubCo Ordinary Shares, as compensation for their services to Aimfinity. In addition, the PubCo will enter into an employment agreement with each of its executive officers upon the Closing of the Business Combination.

Other than foregoing, we have not established any limit on the amount of such fees that may be paid by the combined company to our directors or members of management. It is unlikely the amount of such compensation will be known at the time of the proposed business combination, because the directors of the post-combination business will be responsible for determining executive officer and director compensation. Any compensation to be paid to our executive officers will be determined, or recommended to the board of directors for determination, either by a compensation committee constituted solely by independent directors or by a majority of the independent directors on our board of directors.

We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our executive officers and directors may negotiate employment or consulting arrangements to remain with us after our initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with us may influence our management’s motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with us after the consummation of our initial business combination will be a determining factor in our decision to proceed with any potential business combination. We are not party to any agreements with our executive officers and directors that provide for benefits upon termination of employment.

Employment Agreements

We have not entered into any employment agreements with our executive officers and have not made any agreements to provide benefits upon termination of employment.

Director Independence

Nasdaq requires that a majority of our board must be composed of “independent directors.” Currently, Dr. Teng-Wei Chen, Dr. Hanzhong (Han) Li and Mr. Kevin D. Vassily would each be considered an “independent director” under the Nasdaq listing rules, which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our independent directors have regularly scheduled meetings at which only independent directors are present.

We will only enter into a business combination if it is approved by a majority of our independent directors. Additionally, we will only enter into transactions with our officers and directors and their respective affiliates that are on terms no less favorable to us than could be obtained from independent parties. Any related-party transactions must also be approved by our audit committee and a majority of disinterested independent directors.

Board Committees

Our board of directors has one standing committee: an audit committee. Subject to phase-in rules and a limited exception, the rules of Nasdaq and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors.

We have established an audit committee of the board of directors. Kevin Vassily, Hanzhong (Han) Li, and Teng-Wei Chen will serve as members of our audit committee. Our board of directors has determined that each member of our audit committee is independent under the Nasdaq listing standards and applicable SEC rules. Kevin Vassily serves as the Chair of the audit committee. Under the Nasdaq listing standards and applicable SEC rules, we are required to have at least three members of the audit committee, all of whom must be independent within one year of the listing of our Class A ordinary shares. Each member of the audit committee is financially literate and our board of directors has determined that Kevin Vassily qualifies as “audit committee financial expert” as defined in applicable SEC rules.

The audit committee is responsible for:

•        meeting with our independent registered public accounting firm regarding, among other issues, audits, and adequacy of our accounting and control systems;

•        monitoring the independence of the independent registered public accounting firm;

•        verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•        inquiring and discussing with management our compliance with applicable laws and regulations;

•        pre-approving all audit services and permitted non-audit services to be performed by our independent registered public accounting firm, including the fees and terms of the services to be performed;

•        appointing or replacing the independent registered public accounting firm;

•        determining the compensation and oversight of the work of the independent registered public accounting firm (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•        establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies;

•        monitoring compliance on a quarterly basis and, if any non-compliance is identified, immediately taking all action necessary to rectify such non-compliance or otherwise causing compliance; and

•        reviewing and approving all payments made to our existing shareholders, executive officers or directors and their respective affiliates. Any payments made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.

Code of Ethics

We adopted a code of conduct and ethics applicable to our directors, officers and employees in accordance with applicable federal securities laws. The code of ethics codifies the business and ethical principles that govern all aspects of our business.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires our executive officers, directors and persons who beneficially own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our ordinary shares and other equity securities. These executive officers, directors, and greater than 10% beneficial owners are required by SEC regulation to furnish us with copies of all Section 16(a) forms filed by such reporting persons.

Based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were filed in a timely manner during the fiscal year ended December 31, 2022.

PUBCO’S DIRECTORS AND EXECUTIVE OFFICERS
AFTER THE BUSINESS COMBINATION

PubCo’s directors and executive officers upon the consummation of the Business Combination will be as follows:

Name	Age	Position
I-Fa Chang	53	Chairman, Chief Executive Officer and Director
Hsin-Ming Huang	47	Chief Technology Officer and Director
Kevin D. Vassily	57	Independent Director
Teng-Wei Chen	42	Independent Director
Jonathan Tien	66	Independent Director
Crystal Wu	44	Chief Financial Officer

Mr. I-Fa Chang will serve as Chief Executive Officer, Chairman and a Director of PubCo. Mr. Chang has more than two decades of investment management and advisory experience. Since March 2023, Mr. Chang has served as the Chairman and CEO of Aimfinity. In 2012, Mr. Chang founded Inkstone Capital Co., Ltd., a technology-focused investment advisory firm (“Inkstone Capital”) serving clients in Mainland China, Hong Kong and Taiwan, and has served as its chief executive officer ever since. He has also served as an independent director of Sichuan Tianfu Bank, a regional bank based in Southeast China since 2015. Between October 2017 and June 2018, Mr. Chang served as a director and finance control officer for Finconn Inc., a subsidiary of the Taiwanese electronic manufacturing conglomerate, Foxconn. Before founding Inkstone Capital, Mr. Chang had extensive experience in financial and investment management across different sectors. Between June 2006 to December 2008, Mr. Chang served as a financial consultant for Chengdu Jiannanchun Shengbo Technology Co., Ltd., an IT solution company. He also served as a managing director for ARC China Investment Corporation, an investment management company from April 2007 to July 2011, and as a managing director for Xiamen Dazhou-ARC Investment Management Co., Ltd., a joint venture between ARC China and Dazhou Holding Group, a multi-industry conglomerate based in Xiamen, Fujian Province, PRC, from August 2011 to October 2012. Mr. Chang received his MBA in Finance from National Pingtung Science and Technology University in Taiwan, and his B.A. in Management Information System from California State University, San Bernardino.

We believe that Mr. Chang is qualified to serve as our Chairman because of his investment and financial management experience.

Mr. Hsin-Ming Huang will serve as Chief Technology Officer and a Director of PubCo. Mr. Huang has appropriately 17 years’ experience working on drug and medical device’ distribution or agency in Taiwan. From July 2007 to November 2014, Mr. Huang worked as a regional manager at Ping Tin Enterprise Co., Ltd., where he led and managed a team of nine sales representatives for marketing and distributing drugs as well as medical devices to hospitals in Taiwan. From December 2014 through January 2016, Mr. Huang also worked as a senior sales specialist at Orient EuroPharma Co., Ltd., where he gained extensive experience managing the marketing and distribution of drugs to hospitals in Taiwan. Throughout 2016, Mr. Huang served as an independent contractor for various hospitals in Taiwan, facilitating sales of drugs and medical devices to such institutions. Mr. Huang has been acting as the CEO of Docter and its Taiwan subsidiary, Horn Enterprise Co., Ltd. since their incorporation. Mr. Huang received his bachelor degree in chemical engineering from Wufeng University in Taiwan.

We believe that Mr. Huang is qualified to serve as our director because of his intimate knowledge of Docter’s operations and the smart home healthcare industry.

Ms. Crystal Wu will serve as our Chief Financial Officer. Ms. Wu has more than ten years of financial accounting experience. In March 2019, she founded her own financial accounting firm, FuAn CPA Firm, and has served as its principal since then. Between March 2016 and February 2019, Ms. Wu served as senior manager at Ernst & Yang’s Taiwan subsidiary, providing tax audit, tax planning and other advisory services to corporate clients. Before that, between March 2012 to March 2016, she served as an assistant manager at First Securities, a Taiwanese securities broker, where she counselled companies in initial public offerings in the Taiwanese stock market. Earlier in her career, Ms. Wu served as an account manager at Taiwan Semiconductor Manufacturing Company (NYSE: TSM), a leading international semiconductor manufacturer, where she worked in a variety of financial reporting, manufacturing reporting and cost management functions. Ms. Wu graduated from National Cheng Kung University with a Master of Business Administration (MBA) degree in 2013, and from National Taiwan University with a bachelor’s degree in accounting in 2002.

Mr. Kevin Vassily has served as a member of our Board since March 2023. Mr. Vassily has been a member of the board of directors of Tungray Technologies Inc (Nasdaq: TRSG), a Singapore manufacturing solution provider, since March 2024, Thunder Power Holdings, Inc. (Nasdaq: AIEV), a Taiwanese electronic vehicle developer, since June 2024, and Denali Capital Acquisition Corp. (Nasdaq: DECA), a SPAC, since April 2022. From June 2022 to June 2024, he served as a director of Feutune Light Acquisition Corporation, a Nasdaq-listed SPAC, until its business combination. In January 2021, he was appointed Chief Financial Officer, and in March 2021, became a member of the board of directors of iPower Inc. (Nasdaq: IPW), an online hydroponic equipment retailer and supplier. Prior to joining iPower, from 2019 to January 2021, Mr. Vassily served as Vice President of Market Development for Facteus, Inc., a financial analytics company focused on the Asset Management industry. From March 2019 through Janurary 2020, he served as an advisor at Woodseer Global, a financial technology firm providing global dividend forecasts. From October 2018 through its acquisition in March 2020, Mr. Vassily served as an advisor at Go Capture (which was acquired by Deloitte China in 2020), where he was responsible for providing strategic, business development, and product development advisory services for the company’s emerging “Data as a Service” platform. Since February 2020, Mr. Vassily has served as a director of Zhongchao Inc. (Nasdaq: ZCMD), a provider of healthcare information, education and training services to healthcare professionals and the public in China. Since July 2018, Mr. Vassily has also served as an advisor at Prometheus Fund, a Shanghai-based merchant bank/private equity firm focused on the “green” economy. From April 2015 through May 2018, Mr. Vassily served as an associate director of research at Keybanc Capital Markets Inc. From June 2010 to April 2015, he served as the director of research at Pacific Epoch, LLC (a wholly-owned subsidiary of Pacific Crest Securities LLC). From May 2007 to May 2010, he served as the Asia Technology business development representative and as a senior analyst at Pacific Crest Securities. From July 2003 to September 2006, he served as senior research analyst in the semiconductor technology group at Susquehanna International Group, LLP. From September 2001 to June 2003, Mr. Vassily served as the vice president and senior research analyst for semiconductor capital equipment at Thomas Weisel Partners Group, Inc. Mr. Vassily began his career on Wall Street in August 1998, as a research associate covering the semiconductor industry at Lehman Brothers. He holds a B.A. in liberal arts from Denison University and an M.B.A. from the Tuck School of Business at Dartmouth College.

We believe that Mr. Vassily is qualified to serve as our director because of his past experience as a public company director and his financial management background.

Dr. Teng-Wei Chen will serve as a Director of PubCo. Dr. Chen is an active start-up and early-stage investor in Southern Taiwan. Dr. Chen has served as managing director at You-Ci Management Consulting Co., Ltd., an investment company based in Pingtung, Taiwan, since 2015. Since 2018, Dr. Chen has been a director of New-shine Biomedical Co., Ltd., a Taiwanese biotechnology company of which he was also an investor. In 2019, he founded iDentist Business Space Co., Ltd., a provider of coworking and shared conferencing space provider in Pingtung, Taiwan. In 2021, Dr. Chen founded You-Cheng Internet Information Co., Ltd., an IT solution company based in Pingtung, and has served as its Chairman and CEO since then. As a dentist by training, Dr. Chen has been the chief dentist and manager of Sunshine Dental Clinic, in Pingtung, Taiwan since September 2015. From August 2012 to March 2014, Dr. Chen was a visiting dental specialist at Tainan Hospital, Ministry of Health and Welfare, Taiwan. Dr. Chen finished his residency at National Cheng Kung University Hospital, Taiwan, in July 2012, where he was a resident dentist for six years. Dr. Chen received his D.D.S. in Dentistry from China Medical University, Taiwan, in 2006.

We believe that Dr. Chen is qualified to serve as our director because of his investment experience and his knowledge of the medical industry in Taiwan.

Dr. Jonathan Tien will serve as a Director of PubCo. Dr. Tien has more than three decades of experience in technology and engineering sectors. Most recently, Dr. Tien concluded more two decades of services with Microsoft, the U.S. technology conglomerate. From 2007 to 2016, Dr. Tien served as director of engineering at Microsoft Research Asia, Microsoft’s Asia-based research arm, and as its assistant managing director and senior director of engineering from 2016 to 2023. In his role as assistant managing director, Dr. Tien was responsible for leading the software engineering department and directing more than 100 software developers in the delivery of cutting-edge technologies in the areas of computer systems, multimedia, natural language processing, data mining and search. Before joining Microsoft Research Asia, Dr. Tien served as a senior program manager, research, at Microsoft’s Redmond, WA headquarters, where he contributed to the commercialization of Microsoft products from Windows, Office, Bing to Xbox. Before joining Microsoft, Dr. Tien worked for Bsquare Corporation, a major U.S. software provider, where he served as manager, software development from 1997 to 1999, and as director, software development from 1999 to 2004. Dr. Tien started his career at Spacelabs Medical, Inc., a publicly-listed medical device developer, from 1992 to 1997, as a project manager and staff engineer. Dr. Tien received his Ph.D. and M.S. in Computer Science from City University of New York, and B.S. in Applied Mathematics from the University of Science and Technology of China. Dr. Tien has served as an adjunct professor at Peking University, School of Software and Microelectronics since 2007.

We believe that Dr. Tien is qualified to serve as our director because of his background in technology and engineering.

Board of Directors

PubCo’s board of directors will consist of five directors, including three independent directors, Kevin D. Vassily, Teng-Wei Chen, and Jonathan Tien, upon the closing of the Business Combination. A director is not required to hold any shares in PubCo to qualify as a director. The Listing Rules of the Nasdaq generally require that a majority of an issuer’s board of directors must consist of independent directors.

A director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with PubCo is required to declare the nature of his or her interest at a meeting of PubCo’s directors. A general notice given to the directors by any director to the effect that (a) he or she is a member or officer of any specified company or firm and is to be regarded as interested in any contract or transaction which may after the date of the notice be made with that company or firm; or (b) he or she is to be regarded as interested in any contract or arrangement which may after the date of the notice be made with a specified person who is connected with him; shall be deemed a sufficient declaration of interest under PubCo’s Memorandum and Articles of Association in relation to any such contract or arrangement, provided that no such notice shall be effective unless either it is given at a meeting of the Board or the director takes reasonable steps to secure that it is brought up and read at the next Board meeting after it is given. A director may vote in respect of any contract or proposed contract or arrangement notwithstanding that he/she may be interested therein and if he/she does so, his/her vote shall be counted and he/she may be counted in the quorum at any meeting of the directors at which any such contract or proposed contract or arrangement is considered. PubCo’s board of directors may exercise all of the powers to borrow money, to mortgage or charge all or any part of its undertaking, property and assets (present and future) and uncalled capital, and to issue debentures, bonds and other securities, whenever money is borrowed or as security for any debt, liability or obligation of PubCo or of any third party. None of PubCo’s directors has a service contract with PubCo that provides for benefits upon termination of service as a director.

Committees of PubCo’s Board of Directors

Upon the closing of the Business Combination, PubCo intends to establish an audit committee, a compensation committee and a nominating and corporate governance committee of its PubCo’s board of directors. PubCo also intends to adopt a charter for each of the three committees upon the closing of the Business Combination. Each committee’s members and functions are described below.

Audit Committee.    PubCo’s audit committee will consist of Kevin D. Vassily, Teng-Wei Chen, and Jonathan Tien, and will be chaired by Mr. Vassily. PubCo has determined that each of the foregoing persons satisfies the “independence” requirements of Rule 5605(c)(2) of the Listing Rules of the Nasdaq and meets the independence standards under Rule 10A-3 under the Exchange Act, as amended. The audit committee oversees PubCo’s accounting and financial reporting processes and the audits of its financial statements. The audit committee will be responsible for, among other things:

•        establishing clear hiring policies for employees or former employees of the independent auditors;

•        reviewing and recommending to PubCo’s board of directors for approval, the appointment, re-appointment or removal of the independent auditor, after considering its annual performance evaluation of the independent auditor;

•        approving the remuneration and terms of engagement of the independent auditor and pre-approving all auditing and non-auditing services permitted to be performed by PubCo’s independent auditors at least annually;

•        obtaining a written report from PubCo’s independent auditor describing matters relating to its independence and quality control procedures;

•        reviewing with the independent registered public accounting firm any audit problems or difficulties and management’s response;

•        discussing with PubCo’s independent auditor, among other things, the audits of the financial statements, including whether any material information should be disclosed, issues regarding accounting and auditing principles and practices;

•        reviewing and approving all proposed related party transactions, as defined in Item 404 of Regulation S-K under the Securities Act;

•        reviewing and recommending the financial statements for inclusion within PubCo’s quarterly earnings releases and to its board of directors for inclusion in its annual reports;

•        discussing the annual audited financial statements with management and the independent registered public accounting firm;

•        reviewing policies with respect to risk assessment and risk management;

•        reviewing the adequacy and effectiveness of PubCo’s accounting and internal control policies and procedures and any special steps taken to monitor and control major financial risk exposures;

•        periodically reviewing and reassessing the adequacy of the committee charter;

•        approving annual audit plans, and undertaking an annual performance evaluation of the internal audit function;

•        establishing and overseeing procedures for the handling of complaints and whistleblowing;

•        meeting separately and periodically with management, the internal auditors and the independent registered public accounting firm;

•        monitoring compliance with PubCo’s code of business conduct and ethics, including reviewing the adequacy and effectiveness of its procedures to ensure proper compliance;

•        reporting periodically to PubCo’s Board of Directors; and

•        such other matters that are specifically delegated to PubCo’s audit committee by PubCo’s board of directors from time to time.

Compensation Committee.    PubCo’s compensation committee will consist of Kevin D. Vassily, Teng-Wei Chen, and Jonathan Tien, and will be chaired by Dr. Tien. PubCo has determined that Dr. Tien satisfy the “independence” requirements of Rule 5605(c)(2) of the Listing Rules of the Nasdaq. The compensation committee assists the PubCo’s board of directors in reviewing and approving the compensation structure, including all forms of compensation, relating to PubCo’s directors and executive officers. PubCo’s chief executive officer may not be present at any committee meeting during which their compensation is deliberated upon. The compensation committee will be responsible for, among other things:

•        reviewing and evaluating PubCo’s executive compensation and benefits policies generally;

•        reviewing and recommending any incentive compensation or equity plans, programs or other similar arrangements;

•        periodically reviewing and reassessing the adequacy of the committee charter;

•        selecting compensation consultant, legal counsel or other adviser only after taking into consideration all factors relevant to that person’s independence from management;

•        reporting periodically to PubCo’s Board of Directors; and

•        such other matters that are specifically delegated to the compensation committee by PubCo’s board of directors from time to time.

Nominating and Corporate Governance Committee.    PubCo’s nominating and corporate governance committee will consist of Kevin D. Vassily, Teng-Wei Chen, and Jonathan Tien and be chaired by Dr. Chen. PubCo has determined that Dr. Chen satisfies the “independence” requirements of Rule 5605(c)(2) of the Listing Rules of the Nasdaq. The nominating and corporate governance committee will assist the PubCo’s board of directors in selecting individuals qualified to become PubCo’s directors and in determining the composition of the PubCo’s board of directors and its committees. The nominating and corporate governance committee will be responsible for, among other things:

•        recommending nominees to PubCo’s board of directors for election or re-election to PubCo’s board of directors, or for appointment to fill any vacancy or newly created directorships on PubCo’s board of directors;

•        reviewing periodically with PubCo’s board of directors the current composition of PubCo’s board of directors with regards to characteristics such as judgment, experience, expertise, diversity and background;

•        recommending to PubCo’s board of directors such criteria with respect to nomination or appointment of members of its PubCo’s board of directors and chairs and members of its committees or other corporate governance matters as may be required pursuant to any SEC or Nasdaq rules, or otherwise considered desirable and appropriate;

•        recommending to PubCo’s board of directors the names of directors to serve as members of the audit committee and the compensation committee, as well as of the nominating and corporate governance committee itself;

•        periodically reassessing the adequacy of the committee charter;

•        overseeing compliance with the corporate governance guidelines and code of business conduct and ethics; and

•        overseeing and leading the self-evaluation of PubCo’s board of directors in its performance and effectiveness as a whole.

Duties and Functions of Directors

Under Cayman Islands law, PubCo’s directors will owe fiduciary duties to PubCo, including a duty of loyalty, a duty to act honestly and a duty to act in what they consider in good faith to be in PubCo’s best interests. PubCo’s directors must also exercise their powers only for a proper purpose. PubCo’s directors also owe to PubCo a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands. In fulfilling their duty of care to PubCo, PubCo’s directors must ensure compliance with PubCo’s Memorandum and Articles of Association, as amended and restated from time to time. PubCo has the right to seek damages if a duty owed by its directors is breached. In limited exceptional circumstances, a shareholder may have the right to seek damages in PubCo’s name if a duty owed by PubCo’s directors is breached. The functions and powers of PubCo’s board of directors include, among others, (i) convening shareholders’ annual and extraordinary general meetings and reporting its work to shareholders at such meetings, (ii) declaring dividends, (iii) appointing directors or officers and determining their terms of offices and responsibilities, and (iv) approving the transfer of shares of PubCo, including the registering of such shares in PubCo’s share register.

Employment Agreements and Indemnification Agreements

We will enter into an employment agreement with each of our executive officers upon the Closing of the Business Combination. Upon the execution of the employment agreements, we will announce in a current report on Form 6-K such material terms and conditions of the agreements, and furnish a copy of each of the employment agreements as an exhibit thereto.

We will enter into indemnification agreements with each of our directors. Under these agreements, we may agree to indemnify our director against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director of us.

Officer and Director Compensation Following the Business Combination

Following the consummation of the Business Combination, PubCo intends to develop an executive compensation program that is designed to align compensation with PubCo’s business objectives and the creation of shareholder value, while enabling PubCo to attract, retain, incentivize, and reward individuals who contribute to the long-term success of PubCo. Decisions on the executive compensation program will be made by PubCo’s board of directors and specifically through a compensation committee that PubCo’s board of directors will establish.

Executive Compensation

The policies of PubCo with respect to the compensation of its executive officers and following the Business Combination will be administered by PubCo’s board of directors and specifically through the compensation committee that PubCo’s board of directors will establish. We expect that the compensation policies followed by PubCo will be designed to provide for compensation that is sufficient to attract, motivate and retain executives of PubCo and to establish an appropriate relationship between executive compensation and the creation of stockholder value.

PubCo’s board of directors and the compensation committee may utilize the services of third parties from time to time in connection with the recruiting, hiring and determination of compensation awarded to executive employees.

Director Compensation

It is anticipated that the compensation committee of PubCo’s board of directors will determine the annual compensation to be paid to the members of the Board of PubCo upon completion of the Business Combination.

Terms of Directors and Officers

PubCo’s officers are elected by and serve at the discretion of the board. Each director is not subject to a term of office and holds office until such time as his successor takes office or until his office is otherwise vacated. The office of a director shall be vacated if, among other things, the director (i) dies, becomes bankrupt or makes any arrangement or composition with his creditors generally; (ii) is found to be or becomes of unsound mind; (iii) resigns by notice in writing to PubCo; (iv) is prohibited by any applicable law or stock exchange rules from being a director; or (v) is removed from office pursuant to any other provisions of PubCo’s Memorandum and Articles of Association.

Interested Transactions

A director may, subject to any separate requirement for audit and risk committee approval under applicable law or applicable Nasdaq rules, and unless disqualified by the chairman of the relevant Board meeting, vote in respect of any contract or proposed contract or arrangement in which he or she is interested and may be counted in the quorum at such meeting, provided that the nature of the interest of any directors in such contract or transaction is disclosed by him or her at or prior to its consideration and any vote in that matter.

Foreign Private Issuer Status

We are an exempted company limited by shares incorporated on September 13, 2023 under the laws of the Cayman Islands. After the consummation of the Business Combination, we will report under the Exchange Act as a non-U.S. company with foreign private issuer status. Under Rule 405 of the Securities Act, the determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter and, accordingly, the next determination will be made with respect to us on June 30, 2025, assuming the Business Combination is consummated before then. For so long as we qualify as a foreign private issuer, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

•        the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC;

•        the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

•        the sections of the Exchange Act requiring insiders to file public reports of our share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•        the selective disclosure rules by issuers of material nonpublic information under Regulation Fair Disclosure, or Regulation FD, which regulates selective disclosure of material non-public information by issuers.

We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our results on a semi-annual basis through press releases, distributed pursuant to the rules and regulations of Nasdaq. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. Accordingly, after the Business Combination, our shareholders will receive less or different information about us than a shareholder of a U.S. domestic public company would receive.

We are a non-U.S. company with foreign private issuer status, and, after the consummation of the Business Combination, will be listed on Nasdaq. Nasdaq market rules permit a foreign private issuer like us to follow the corporate governance practices of our home country. Certain corporate governance practices in the Cayman Islands, which is our home country, may differ significantly from Nasdaq corporate governance listing standards. Among other things, we are not required to have:

•        a majority of our board of directors consist of independent directors;

•        a compensation committee consisting of independent directors;

•        a nominating committee consisting of independent directors;

•        regularly scheduled executive sessions with only independent directors each year;

•        an annual meeting of shareholders no later than one year after the end of the company’s fiscal-year end; and

•        Shareholder approval prior to an issuance of securities in connection with: (i) the acquisition of the stock or asset of another company; (ii) equity-based compensation of officers, directors, employees or consultants; (iii) a change of control other than by way of mergers and consolidations, or arrangements or reconstructions; and (iv) transactions other than public offerings, mergers and consolidations, or arrangements or reconstructions;

We intend to rely on our home country Cayman Islands practices in lieu of the requirements under Rules 5600 Series, Rule 5250(b)(3) and Rule 5250(d), except Rule 5625, Rule 5605(c)(2)(A)(ii) and Rule 5605(c)(3) of the Nasdaq Stock Market LLC Rules. As a result, you may not be provided with the benefits of certain corporate governance requirements of Nasdaq applicable to U.S. domestic public companies. See “Risk Factors — Risks Related to PubCo and Ownership of PubCo’s Shares — PubCo is a company incorporated in the Cayman Islands and will qualify as a foreign private issuer within the meaning of the rules under the Exchange Act, and as such PubCo is exempt from certain provisions applicable to United States domestic public companies.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT PRIOR TO AND AFTER THE BUSINESS COMBINATION

The following table sets forth information regarding the expected beneficial ownership of PubCo Ordinary Shares immediately following the consummation of the Business Combination by:

•        each person who is expected to beneficially own 5.0% or more of the outstanding PubCo Ordinary Shares;

•        each executive officer and director nominee of PubCo; and

•        all of those executive officers and director nominees of PubCo as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to, or the power to receive the economic benefit of ownership of, the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares that the person has the right to acquire within 60 days are included, including through the exercise of any option or other right or the conversion of any other security. However, these shares are not included in the computation of the percentage ownership of any other person including transferees of any potential minority investment in or secondary share transfers involving less than 2.5% of the voting power and economic interest of Docter prior to the Closing as permitted under the Merger Agreement.

The expected beneficial ownership of shares of PubCo Ordinary Shares immediately following the consummation of the Business Combination assumes two scenarios:

•        a “no redemption” scenario where no Public Shareholders exercise redemption rights with respect to their AIMA Public Shares; and

•        a “maximum redemption” scenario where all Public Shareholders exercise their redemption rights in respect of all the outstanding AIMA Public Shares for their pro rata shares of the funds in the Trust Account at a redemption price of $12.08 per share.

Based on the foregoing assumptions, we estimate that there would be 9,670,976 PubCo Ordinary Shares issued and outstanding immediately following the consummation of the Business Combination in the “no redemption” scenario, and 9,932,117 PubCo Ordinary Shares issued and outstanding immediately following the consummation of the Business Combination in the “maximum redemption” scenario. If the actual facts are different from the foregoing assumptions, ownership figures in the combined company and the columns under Post-Business Combination in the table that follows will be different.

	Ordinary Shares Beneficially Owned Immediately Prior to Closing of the Business Combination		Ordinary Shares Beneficially Owned Immediately After Closing of the Business Combination
Name of Beneficial Owner	Number of PubCo Ordinary Shares Equivalents	% of PubCo Ordinary Shares Equivalents	Number of PubCo Ordinary Shares (assuming no redemptions)	% of PubCo Ordinary Shares (assuming no redemptions)	Number of PubCo Ordinary Shares (assuming maximum redemptions)	% of PubCo Ordinary Shares (assuming maximum redemptions)
Directors Nominees and Executive Officers(1)
I-Fa Chang(2)(3)	—	—	1,692,500	17.5%	1,692,500	17.0%
Hsin-Ming Huang	—	—	420,000	4.3%	420,000	4.2%
Crystal Wu	—	—	—	—	—	—
Kevin D. Vassily	—	—	10,000	*	10,000	*
Teng-Wei Chen	—	—	10,000	*	10,000	*
Jonanthan Tien	—	—	—	—	—	—
All Director Nominees and Executive Officers as a group (6 individuals)	—	—	2,132,500	22.1%	2,132,500	21.5%

5.0% Shareholders
Aimfinity Investment LLC(2)	—	—	1,692,500	17.5%	1,692,500	17.0%
Imperii Strategies LLC(4)	—	—	772,000	8.0%	772,000	7.8%
Hai-Lung Huang	—	—	4,687,000	48.5%	4,687,000	47.2%
Shih-Hung Wu	—	—	600,000	6.2%	600,000	6.0%
Family Inheritance Consulting (H.K.) Limited(5)	—	—	—	—	1,377,617	13.9%

AIMA Initial Shareholders and Affiliates(6)
Aimfinity Investment Corp. I	1	100%	—	—	—	—
Aimfinity Investment LLC(2)	—	—	1,692,500	17.5%	1,692,500	17.0%
Imperii Strategies LLC(4)	—	—	772,000	8.0%	772,000	7.8%
George Jing Cao (former director and officer)(4)	—	—	772,000	8.0%	772,000	7.8%
Xin Wang (former director)	—	—	10,000	*	10,000	*
Joshua Gordon (former director)	—	—	10,000	*	10,000	*
James J. Long (former director)	—	—	10,000	*	10,000	*
Nicholas Torres III (former director and officer)	—	—	10,000	*	10,000	*
I-Fa Chang(2)(3)	—	—	1,692,500	17.5%	1,692,500	17.0%
Xuedong (Tony) Tian(7)	—	—	100,000	1.0%	100,000	1.0%
Kevin D. Vassily	—	—	10,000	*	10,000	*
Teng-Wei Chen	—	—	10,000	*	10,000	*
Hanzhong (Han) Li	—	—	10,000	*	10,000	*
Total	1	100%	2,534,500	26.2%	2,534,500	25.5%

____________

*        less than 1%

Notes:

1.       As of the date hereof, unless otherwise noted, the business address for the directors and executive officers of 14F-7, 597 Jiuru 2nd Rd, Sanmin District, Kaohsiung City, Taiwan.

2.       The shares reported above include 1,688,500 AIMA Class B Ordinary Shares held by the Sponsor, 10,000 AIMA Class B Ordinary Shares that are in the process of being transferred from certain former directors and officers of AIMA to the Sponsor pursuant to certain share repurchase agreement between the Sponsor and Xin Wang, Joshua Gordon, James J. Long and Nicholas Torres III, dated March 16, 2023. I-Fa Chang is the manager and sole member of our sponsor. As such, each of the sponsor and I-Fa Chang may be deemed to share beneficial ownership of the ordinary shares held directly by our sponsor. I-Fa Chang disclaims any beneficial ownership of the ordinary shares held directly by our sponsor, and disclaims any beneficial ownership of such shares other than to the extent of any pecuniary interest each may have therein, directly or indirectly. The business address for the Sponsor is 221 W 9th St, PMB 235, Wilmington, Delaware 19801.

3.       The shares reported above exclude up to 150,000 AIMA Private Placement Units may be issued to Mr. Chang pursuant to certain Working Capital Notes or Extension Notes, and exclude any securities of PubCo that may be converted from such AIMA Private Placement Units.

4.       Imperri Strategies LLC is a former member of the Sponsor, and currently holds the shares reported above for its own benefit and for the benefit of two other former members of the Sponsor. The business address for the entity is 19 Lynn Drive, Englewood Cliffs, NJ 07632. Mr. George Jing Cao, the former CEO, director and Chairman of AIMA is the manager and controlling member of the entity, and may be deemed to beneficially own the securities held directly by the entity.

5.       On October 16, 2024, AIMA, PubCo and Family Inheritance Consulting (H.K.) Limited, a Hong Kong registered entity (“Investor”), entered into a certain backstop agreement (the “Backstop Agreement”) in connection with the Business Combination, pursuant to which, the Investor agrees to purchase, at the request of AIMA, AIMA Class A Ordinary Shares, at a price of $10.00 per share in the aggregated purchase price (the “Purchase Price”) no less than the minimum amount of cash (the “Commitment”) resulting in the net tangible assets of the PubCo upon the closing of the Business Combination being no less than $5,000,001 in accordance with the requests of the redemption that it has received in connection with the Business Combination immediately prior to the cut-off time to accept redemption request as set forth in its AIMA’s amended and restated memorandum and articles of association effective at the time (the “Redemption Requests”), if and only if the Company reasonably believes that redemptions by AIMA Public Shareholders of the Company in connection with the Business Combination will result in the net tangible assets of the PubCo upon the closing of the Business Combination being less than $5,000,001 based on the Redemption Requests. Chen, Kao-Hsiang, a Taiwanese citizen, is the director and controlling person of the Investor, and may be deemed to beneficially own the securities held directly by the entity.

6.       As of the date hereof, unless otherwise noted, the business address for AIMA’s initial shareholders or affiliates are 221 W 9th St, PMB 235, Wilmington, Delaware 19801.

7.       Mr. Xuedong (Tony) Tian, our CFO and director, is a member of the Sponsor with 5.908% of the Membership Interests in the Sponsor, which entitles him to receive the distribution of 100,000 founder shares of the Company.

REGULATIONS APPLICABLE TO DOCTER

This section sets forth a summary of applicable laws, rules, regulations, government and industry policies and requirements that have a significant impact on Docter’s operations and business in Taiwan and elsewhere. This summary does not purport to be a complete description of all laws and regulations, which apply to Docter’s business and operations. Investors should note that the following summary is based on relevant laws and regulations in force as of the date of this proxy statement/prospectus, which may be subject to change.

Data Privacy

In the ordinary course of business, Docter deals with significant amounts of data, including healthcare data and personally identifiable information (“PII”), which are subject to emerging regulatory federal, state, national and international frameworks that are prone to constant change. Docter, upon consent from each customer, interacts with each customer’s PII and physical health data through the products and services offered, as such measurements are recorded through the DocterWatch and uploaded to the Docter Cloud platform, allowing individuals to access their personal information upon demand.

Docter’s primary market for its DocterWatch and Docter Cloud platform is currently in Taiwan. Docter is subject to, and end-users are protected by, Taiwan’s Personal Data Protection Act and the Enforcement Rules promulgated thereof, which governs the recording of physical health data and collection of personal healthcare data. Pursuant to such rules, PII cannot be shared without the users’ explicit approval. It is in the users’ sole discretion whether to activate any function of a Docter product to collect, process or share PII. According to Taiwan’s Personal Data Protection Act and the Enforcement Rules, with the data subject’s explicit consent, Docter may permit certain third-parties, including hospitals, to access the data from a user’s DocterWatch stored on the Docter Cloud platform.

Radio Frequency Regulation

Each of the DocterWatch and Docter iCare is considered Low Power Radio Frequency Equipment, as defined in Article 4 of the Administrative Regulations on Low Power Radio Waves Radiated Devices, in Taiwan. Accordingly, pursuant to Article 10 of the Administrative Regulations on the Controlled Telecommunications Radio-Frequency Devices, such devices must first be approved and recognized by the NCC. Docter has received such approvals for each of the DocterWatch and Docter iCare device on April 12, 2023 and December 13, 2023, respectively. Going forward, Docter must maintain its compliance with the regulations, standards, criteria and procedures regarding low-power radio frequency devices in Taiwan promulgated by NCC and any other governing authorities in jurisdictions where Docter may conduct business in the future.

Going forward, Docter must maintain its compliance with the “Compliance Approval Regulations on Controlled Telecommunications Radio Frequency Devices” and “Low-power Radio-frequency Devices Technical Specifications” in Taiwan, as stated in Paragraph 1, Article 5 of the Administrative Regulations on Low Power Radio Waves Radiated Devices of Taiwan. To manufacture or import medical equipment, an application for inspection and registration shall be made to the central competent authority, and a medical equipment license shall be issued upon approval. Only controlled telecommunications radio frequency devices that comply with technical specifications and pass relevant inspections can be sold, unless the NCC has granted a special approval under specific circumstance. An approved label with warning messages shall be affixed in an obvious place on the Low Power Radio Frequency Equipment before it is sold to the public. According to Article 3 of the Compliance Approval Regulations on Controlled Telecommunications Radio-Frequency Devices of Taiwan, each piece of Low Power Radio Frequency Equipment is required to obtain a compliance approval certificate (“NCC Certificate”). The NCC Certificate will specify the brand name, model number, technical specification, and radio-frequency function of such equipment. If such equipment’s brand name, model number, technical specification, or radio-frequency function ever changes, then a new NCC Certificate is required.

Medical Device Regulation

Docter is a provider of precise health monitoring equipment and remote safety care technology systems in Taiwan. Docter’s primary business includes wearable health monitoring watches and Docter’s cloud-based health monitoring software. Medical devices and their assistive devices are subject to the Medical Devices Act of Taiwan. Medical device dealers in Taiwan shall file an application with the authority for approval and registration. Respective medical device license is required for each medical device. Currently, the main function of Docter’s monitoring equipment is recording healthcare data of its users. Additionally, Docter does not promote its products to have treatment or diagnosis usage. According to the Regulations Governing the Classification of Medical Devices of Taiwan, such devices are not classified as a medical device nor an assistive device, and Docter’s products are therefore not subject to applicable regulations thereunder.

According to the Medical Devices Act of Taiwan, for the manufacturing and importing of medical devices, an application shall be filed with the central competent authority for registration and market approval. In Taiwan, medical devices are classified into three risk levels: low risk, medium risk and high risk, pursuant to Article 3 of the Regulations Governing the Classification of Medical Devices. The classification of the risk level of a medical device will be determined according to its characteristics. It is also necessary to apply for a license to manufacture or import medical devices, and the requirements involved in such application differs based on the risk level assigned to the medical device. No manufacturing or importing of a medical device shall be allowed until such application is granted and a medical device license is issued.

Docter’s product in development, the blood glucose monitor, is a hardware-type medical device. With its non-invasive blood glucose monitoring technology, our blood glucose monitor alleviates the necessity for blood sampling. Pursuant to the Regulations Governing the Classification of Medical Devices of Taiwan, a medical device shall be classified by its special function, intended use, or working principle, then its risk level will be determined accordingly. The classified risk level of the medical device will be determined by comparison to similar existing medical devices, or the applicant may file a classification inquiry with the Taiwan FDA for a determination of the classification. Our blood glucose monitor non-invasive working principle is similar to an oximeter. Oximeters were classified as Class II – medium risk level by the Taiwan FDA. Therefore, Docter assumes that its blood glucose monitor will receive Class II classification, subject to the Taiwan FDA’s ultimate determination.

The required documents to apply for the registration and market approval of the medical devices differ based on classification level as well as if the applicant is seeking approval to manufacture or import the device. As of now, Docter imports its products from a medical device manufacturer and expects to do the same for its blood glucose monitor. According to the Regulations Governing Issuance of Medical Device License, Listing and Annual Declaration of Taiwan, the following documents are necessary for the importer’s application of registration and market approval to import Class II medical devices: an application form; draft product labels and instructions; business permit of the medical device; manufacturer authorization letter; verification that the medical device manufacturer conforms with the Medical Device Quality Management System Regulations; and documents relating to product structures, materials, specifications, functions, intended uses, and drawings. Based on the Taiwan FDA’s sole discretion, it may also request additional information from the applicant.

Docter intends to file a classification inquiry with the Taiwan FDA to obtain a specific determination of classification before making an official submission to the Taiwan FDA for final determination of classification. If the Taiwan FDA determines that the blood glucose monitor should receive a different classification than Class II (e.g., Class III), then Docter will prepare a medical device registration application as required for medical devices of such class. A Class III determination would require a review period 60 days longer than if a device receives Class II, and applicants who receive Class III classification may be subject to producing additional evidence with respect to, among other things, preclinical testing and quality control. No additional trials would need to be conducted should the blood glucose monitor receive Class III classification.

The term “Medical Software” generally refers to the processing software used in the collection, storage, analysis, display, and conversion of information regarding body conditions, vital signs, and medical treatments. Not all medical software can be classified as medical devices. To determine if a software product is a medical device and should be administered accordingly, a comprehensive assessment of its functions, usages, operation methods, and working principles is required. This comprehensive assessment will be evaluated before a medical software is put into any regulated clinical trials.

According to the Medical Devices Act of Taiwan, for the manufacturing and importing of medical devices, an application must be filed with the Taiwan FDA for registration and market approval, i.e., the pre-market approval. Article 4 of the Medical Devices Act of Taiwan defines the term “investigational medical devices” as medical devices that are used solely in clinical trials and whose therapeutic effect and safety have not been verified. Based on Chapter 4 of the Medical Devices Act of Taiwan, investigational medical devices require the Taiwan FDA’s approval before initiating any clinical trial. A proposal of the clinical investigation plan and relevant documents are required as part of the application. Article 5 of the Medical Devices Act of Taiwan defines “medical device clinical trials” as systematic studies on the safety or effectiveness of medical devices carried out in human subjects by medical care institutions or institutions announced by the central competent authority. After clinical trials for a medical device have been completed, a clinical trial report is required to be submitted to the Taiwan FDA, and such report should evidence that the applicant has complied with the Regulations on Good Clinical Practice for Medical Devices. After such filing is approved by the Taiwan FDA, further application with the Taiwan FDA for registration and market approval of the device is required for its sale.

Any developing medical device which has not yet been through the clinical trial phase is beyond the scope of the Medical Devices Act in Taiwan. Docter’s developing product, the software-component of the Blood Glucose monitor, is under the research and development process and has not yet been subject to a clinical trial. Furthermore, the software-component of the Blood Glucose monitor is not yet ready for an application to the Taiwan FDA for approval of a clinical trial. Therefore, it is too early to determine whether the software-component of the blood glucose monitor will be considered a medical device.

In addition, once a software product is determined to be a medical device, it shall be classified by its special function, intended use, or working principle, then its risk level shall be determined. All medical devices shall follow the Regulations Governing Issuance of Medical Device License, Listing and Annual Declaration of Taiwan when applying for registration and market approval. If the developing software-component of the blood glucose monitor is considered a medical device and going to be sold, an approval for the registration and market approval issued by Taiwan FDA is required, pursuant to Article 25 of Medical Devices Act in Taiwan.

Employment Regulations

The Employment Service Act of Taiwan was promulgated by the Taiwan Ministry of Labor and became effective on May 8, 1992. It was amended and became effective on May 10, 2023. This Act was enacted to promote the employment of nationals with a view to enhance social and economic development.

The Labor Standards Act of Taiwan was promulgated by the Taiwan Ministry of Labor and became effective on July 30, 1984. This Act was amended and took effect on June 10, 2020. This Act is enacted to provide minimum standards for working conditions, protect workers’ rights and interests, strengthen employee-employer relationships and promote social and economic development.

Regulations on Foreign Investment

Foreign investments in Taiwan are governed by the Statute for Investment by Foreign Nationals, last amended on November 19, 1997. Foreign investors may invest by holding shares issued by a Taiwanese company, contributing to its registered capital, establishing a branch office, a proprietary business or a partnership in Taiwan, or providing long-term (at least one year) loans to the Taiwanese company, above and beyond receiving approval from the Department of Investment Review.

In order for Docter to make a loan to Horn (or any future Taiwanese subsidiary (if any)), Docter must first submit an application to the Department of Investment Review in Taiwan. If the loan is approved, Docter must make the loan to Horn within the prescribed time limit included in such approval and must provide evidence of the loan to the Department of Investment Review in Taiwan. Failure to make the loan within the prescribed time limit included in such approval would result in Docter having to reapply for the loan to be approved, which could take approximately 20-30 days.

Furthermore, foreign entities are prohibited from investing in some industries which are related to national security and environmental protection, as specified in the negative list provided by promulgated by the Ministry of Economic Affairs of Taiwan (the “MOEA”). Docter and Horn are not included in such negative list and do not operate in any industry in which investment from foreign entities is prohibited or requires special regulatory approval above and beyond receiving approval from the Department of Investment Review.

Regulations on Dividend Distributions

Except under limited circumstances, a Taiwanese company will not be permitted to distribute dividends or make other distributions to shareholders in any given year for which it did not record net income or retained earnings (excluding reserves). The Taiwan Company Act also requires that every Taiwanese company set aside 10% of its annual net income (less prior years’ losses, if any, and applicable income taxes) as a legal reserve until the accumulated legal reserve equals the company’s paid-in capital.

Under the laws of Taiwan, Horn is, instead of being classified as an independent business entity, treated as a branch institution. As a branch is not a subsidiary under the laws of Taiwan, Horn is not entitled to distribute dividends or make other distributions to Docter and can only remit profits to Docter in accordance with the regulations on foreign exchange control (as discussed below) after making income tax payments.

Regulations on Foreign Exchange

Foreign exchange matters are generally governed by Taiwan Foreign Exchange Regulation Act, last amended on April 29, 2009, and regulated by the Ministry of Finance of Taiwan, and the Central Bank of the Republic of China (Taiwan). Authorized by the Foreign Exchange Regulation Act, the Central Bank of the Republic of China (Taiwan) has promulgated the Regulations Governing the Declaration of Foreign Exchange Receipts and Disbursements or Transactions on December 26, 2022, to deal with the declaration of foreign exchange receipts, disbursements or transactions involving NTD 500,000 (or its equivalent in foreign currency) or more.

Taiwan regulates foreign exchange transactions that involve the conversion of the NTD into foreign currencies. Pursuant to the relevant provisions of Taiwan Foreign Exchange Control Act, foreign exchange transactions of a value of NTD 500,000 or more shall be declared to the Central Bank of Republic of China (Taiwan). Further, for certain remittances involving exchanging NTD for foreign currencies, such as remittances involving currency conversion from NTD to foreign currency or vice versa with a value of over USD 1 million, and the remittance by a Taiwan subsidiary of its NTD profits to its U.S. or other foreign parent company in a currency other than NTD, the Taiwanese company making such remittance must submit supporting documents to its bank for verification before the remittance can be processed. In addition, when a company’s accumulated foreign exchange remittance for a given calendar year exceeds USD 100 million, any remittance exceeding such accumulated USD 100 million limit shall also be subject to the approval of the Central Bank of Taiwan, provided, however, pursuant to the Central Bank of Taiwan, if the investment into a Taiwan subsidiary by a U.S. (or other foreign jurisdiction) company (e.g., the acquisition of a Taiwan company) has been approved by the relevant Taiwan foreign direct investment (FDI) regulators when the investment (e.g., acquisition) was made, then any remittance by such Taiwan subsidiary of its profits to its U.S. (or other foreign jurisdiction) parent company is not subject to the foregoing accumulated USD 100 million limit. As FDI approval was previously obtained in connection with Docter’s investment into Horn, Horn may, in any given calendar year, remit USD to Docter in excess of the USD 100 million threshold without an obligation to seek prior approval from the Central Bank of Taiwan. Nonetheless, in banking practice, if the accumulated remittance of a Taiwanese company in a given calendar year indeed exceeds USD 100 million, many banks in Taiwan still seek certain internal confirmation from the Central Bank of Taiwan before processing the remittance.

Accordingly, Horn may freely remit profits to Docter without seeking formal approval if such remittance is made in NTD. However, in the case of remitting profits to Docter involving the conversion of NTD to another currency, such as USD, Horn may freely remit such profits to Docter after submitting customary declaration forms and supporting documents to its local bank who will process and facilitate the remittance, provided that when the value of such remittance combined with all other remittances made by Horn over a calendar year exceeds, in the aggregate, USD 100 million, then such remittance would be subject to the discretion of Horn’s bank whether to first seek an internal confirmation from the Central Bank of Taiwan before releasing the remittance to Docter. If the bank decides to seek such internal confirmation, it may take 30 days or more before the remittance can be released to Docter.

Regulations on Environmental and Health and Human Safety

The Basic Environment Act of Taiwan was promulgated by the Taiwan Ministry of Environment and became effective on December 11, 2002. This Act was formulated to raise the quality of the environment, advance the health and well-being of citizens, preserve environmental resources, and pursue sustainable development by promoting environmental protection in Taiwan.

The Air Pollution Control Act of Taiwan was promulgated by the Taiwan Ministry of Environment and became effective on May 23, 1975. It was amended and took effect on August 1, 2018. This Act was enacted to control air pollution, maintain the living environment and public health and enhance the quality of life in Taiwan.

The Noise Control Act of Taiwan was promulgated by the Taiwan Ministry of Environment and became effective on February 1, 1992. This Act was amended and took effect on January 20, 2021. This Act was formulated to maintain public health and a quiet environment and to enhance the living quality of the public in Taiwan.

The Water Pollution Control Act of Taiwan was promulgated by the Taiwan Ministry of Environment and became effective on July 11, 1974. This Act was amended and took effect on June 13, 2018. This Act was formulated to control water pollution and ensure the cleanliness of water resources in order to maintain ecological systems, enhance the living environment and advance public health in Taiwan.

The Waste Disposal Act of Taiwan was promulgated by the Taiwan Ministry of Environment and became effective on July 26, 1974. It was amended and took effect on June 14,2017. This Act is formulated for the effective clearance and disposal of waste, improvement of environmental sanitation and maintenance of public health in Taiwan.

CERTAIN TRANSACTIONS

Certain Transactions of Aimfinity

If any of Aimfinity’s Sponsor, officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he, she or it has then-current fiduciary or contractual obligations, then, subject to their fiduciary duties under Cayman Islands law, he, she or it will need to honor such fiduciary or contractual obligations to present such business combination opportunity to such entity, before Aimfinity can pursue such opportunity.

No compensation of any kind, including finder’s and consulting fees, will be paid by Aimfinity to its Sponsor, executive officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with the completion of an initial business combination. However, these individuals will be reimbursed for any out-of-pocket expenses related to identifying, investigating, negotiating and completing an initial business combination. Aimfinity’s audit committee reviews on a quarterly basis all payments that were made by it to its Sponsor, officers, directors or its or their affiliates.

In addition, in order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, Aimfinity’s Sponsor or an affiliate of the Sponsor or certain of its officers and directors may, but are not obligated to, loan Aimfinity funds as may be required on a non-interest basis. If Aimfinity completes its initial business combination, it may repay such loaned amounts out of the proceeds held in the Trust Account released to Aimfinity. In the event that the initial business combination does not close, Aimfinity may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from our Trust Account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into AIMA Private Placement Units at a price of $10.00 per AIMA Private Placement Unit at the option of the lender. These units would be identical to the AIMA Private Placement Units, including as to exercise price, exercisability and exercise period. Except as set forth above, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. Prior to the completion of its initial business combination, Aimfinity does not expect to seek loans from parties other than the Sponsor or an affiliate of the Sponsor as it does not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our Trust Account.

After Aimfinity’s initial business combination, members of the management team who remain with Aimfinity may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to its shareholders, to the extent then known, in the proxy solicitation or tender offer materials, as applicable, furnished to its shareholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a general meeting held to consider its initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive and director compensation.

Founder Share and Private Placement Unit Purchase

In December 2021, the Sponsor acquired 2,875,000 Founder Shares for an aggregate purchase price of $25,000, or approximately $0.09 per share. On March 18, 2022, our Sponsor surrendered to Aimfinity for cancellation 862,500 AIMA Class B Ordinary Shares for no consideration, resulting in our AIMA Initial Shareholders holding an aggregate of 2,012,500 AIMA Class B Ordinary Shares, or approximately $0.012 per share. The Sponsor later transferred 20,000 Founder Shares to the then-Chief Financial Officer of Aimfinity and 60,000 Founder Shares to then-members of our board of directors on March 29, 2022.

The Sponsor has purchased an aggregate of 492,000 Private Placement Units (with each Private Placement Unit consisting of one Private Placement Share, one AIMA Class 1 Warrant and one-half of one AIMA Class 2 Warrant (together the “Private Placement Warrant”)) at the price of $10.00 per unit. Each Private Placement Warrant entitles the holder to purchase one ordinary share at $11.50 per share, subject to adjustment. The Private Placement Warrants (including the AIMA Class A Ordinary Shares issuable upon exercise of the Private Placement Warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold until 30 days after the completion of our initial business combination. In addition, Aimfinity has agreed not to enter into a definitive agreement regarding an initial business combination without the prior consent of our Sponsor.

Distribution and Transfer of Certain Founder Shares and Private Placement Units

On March 16, 2023, the Sponsor initiated a distribution of 280,000 Founder Shares and 492,000 Private Placement Units held by the Sponsor to its existing members. On the same date, it also entered into a repurchase agreement with Xin Wang, Joshua Gordon, James J. Long and Nicholas Torres III, then directors and officers of Aimfinity, to each transfer 10,000 Founder Shares for the consideration of $120 to the Sponsor, as a result of which, the Sponsor will directly hold 1,692,500 Founder Shares.

Extension Note Issuance

Under the Company’s second memorandum and articles of association, the Company would have until July 28, 2023 (or such later dates up to April 28, 2024, depending on the numbers of First EGM Extensions the Sponsor or the Company seeks to extend) to consummate an Initial Business Combination.

For each First EGM Extension, a First EGM Extension Payment of $85,000 needs to be deposited into the Trust Account for the public stockholders by the 28th day of each month from July 2023 to March 2024 to lead to an extension of Combination Deadline by each First EGM Extension sought, for a total of up to nine months, from July 28, 2023 to April 28, 2024.

From July 2023 to March 2024, a total of 9 one-month extensions were sought by the Company, with a total of $765,000 deposited by the Sponsor or its designee (for nine First EGM Extension Payments) to the Trust Account, extending the Combination Deadline from July 28, 2023 to April 28, 2024.

Under the Company’s third memorandum and articles of association, the Company would have until April 28, 2024 (or such later dates up to January 28, 2025, depending on the numbers of Second EGM Extensions the Sponsor or the Company seeks to extend) to consummate an Initial Business Combination.

For each Second EGM Extension, a Second EGM Extension Payment of $60,000 needs to be deposited into the Trust Account for the public stockholders by the 28th day of each month from April 2024 to December 2024 to lead to an extension of Combination Deadline by each Second EGM Extension sought, for a total of up to nine months, from April 28, 2024 to January 28, 2025.

From April 2024 to December 2024, $540,000 in the aggregate was deposited into the Trust Account for the AIMA Public Shareholders, collectively resulting in nine Second EGM Extensions to the Combination Deadline from April 28, 2024 to January 28, 2025.

Under the Company’s fourth memorandum and articles of association, the Company would have until January 28, 2025 (or such later dates up to October 28, 2025, depending on the numbers of Current Monthly Extensions the Sponsor or the Company seeks to extend) to consummate an Initial Business Combination.

For each Current Monthly Extension, a Current Monthly Extension Payment of $55,823.80 needs to be deposited into the Trust Account for the public stockholders by the 28th day of each month from January 2025 to September 2025 to lead to an extension of Combination Deadline by each Current Monthly Extension sought, for a total of up to nine months, from January 28, 2025 to October 28, 2025.

From January 2025 to February 2025, $111,647.60 in the aggregate was deposited into the Trust Account for the AIMA Public Shareholders, collectively resulting in two Current Monthly Extensions to the Combination Deadline from January 28, 2025 to March 28, 2025.

For each monthly extension sought, on the date such First EGM Extension Payment, Second EGM Extension Payment or Current Monthly Extension Payment, in each case, was deposited to the Company’s Trust Account, we issued an unsecured promissory note to I-Fa Chang to evidence the payments made by him for the deposit of such First EGM Extension Payment (in the amount of $85,000 each time), Second EGM Extension Payment (in the amount of $60,000), or Current Monthly Extension Payment (in the amount of $55,823.8) as the case may be (in each case, a “Monthly Extension Note”).

Each of such Monthly Extension Notes have the same terms, except with regard to the amount. Each note bears no interest and is payable in full upon the earlier to occur of (i) the consummation of the Company’s Initial Business Combination or (ii) the date of expiry of the term of the Company (the “Maturity Date”). The following shall constitute an event of default: (i) a failure to pay the principal within five business days of the Maturity Date; (ii) the commencement of a voluntary or involuntary bankruptcy action, (iii) the breach of the Company’s obligations thereunder; (iv) any cross defaults; (v) an enforcement proceedings against the Company; and (vi) any unlawfulness and invalidity in connection with the performance of the obligations thereunder, in which case such Monthly Extension Note may be accelerated.

The payee of each Monthly Extension Note, I-Fa Chang, has the right, but not the obligation, to convert each Monthly Extension Note, in whole or in part, respectively, into Private Placement Units of the Company, that are identical to the Private Placement Units issued by the Company in the Private Placement consummated simultaneously with the Company’s IPO, subject to certain exceptions, as described in the Prospectus, by providing the Company with written notice of the intention to convert at least two business days prior to the closing of the Initial Business Combination. The number of Private Placement Units to be received by I-Fa Chang in connection with such conversion shall be an amount determined by dividing (x) the sum of the outstanding principal amount payable to the Sponsor by (y) $10.00.

The issuances of the Monthly Extension Notes were made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

Working Capital Note Issuance

The Sponsor or an affiliate of the Sponsor or certain of Aimfinity’s officers and directors may, but are not obligated to, loan Aimfinity funds as may be required. Any such loans would be on an interest-free basis and would be repaid only from funds held outside the Trust Account or from funds released to Aimfinity upon completion of the Business Combination. Aimfinity may issue such Working Capital Notes to the Sponsor, officers, directors, of their affiliates, evidencing the terms of such loans.

On December 4, 2021, the Sponsor agreed to loan Aimfinity up to $300,000 to be used for a portion of the expenses of the IPO. This loan, in the form of a promissory note, was non-interest bearing, unsecured and was due at the earlier of (1) June 30, 2022 or (2) the date on which Aimfinity consummates an initial public offering of its securities. The outstanding balance of $328,854 under the promissory note was repaid at the closing of the IPO on April 29, 2022. Promissory note- related party’s balance were $0, and $222,729, as of December 31, 2022 and 2021, respectively.

On December 8, 2023, the Company issued a promissory note to I-Fa Chang, as the designee, sole member and manager of the Sponsor, under which I-Fa Chang agreed to loan the Company up to $500,000 to be used for a portion of the working capital. This loan is non-interest bearing, unsecured and is due at the earlier of (1) the date on which the Company consummates its initial business combination or (2) the date on which the Company liquidates and dissolves. I-Fa Chang, as the payee, has the right, but not the obligation, to convert the note, in whole or in part, into Private Placement Units of the Company, that are identical to the Private Placement Units issued by the Company in the Private Placement consummated simultaneously with the Company’s IPO, subject to certain exceptions, as described in the IPO Prospectus, by providing the Company with written notice of the intention to convert at least two business days prior to the closing of the Initial Business Combination. The number of Private Placement Units to be received by I-Fa Chang in connection with such conversion will be an amount determined by dividing (x) the sum of the outstanding principal amount payable to I-Fa Chang by (y) $10.00.

On April 4, 2024, the Company issued a promissory note to I-Fa Chang, as the designee, sole member and manager of the Sponsor, under which I-Fa Chang agreed to loan the Company up to $500,000 to be used for a portion of the working capital. This loan is non-interest bearing, unsecured and is due at the earlier of (1) the date on which the Company consummates its initial business combination or (2) the date on which the Company liquidates and dissolves. I-Fa Chang, as the payee, has the right, but not the obligation, to convert the note, in whole or in part, into Private Placement Units of the Company, that are identical to the Private Placement Units issued by the Company in the Private Placement consummated simultaneously with the Company’s IPO, subject to certain exceptions, as described in the IPO Prospectus, by providing the Company with written notice of the intention to convert at least two business days prior to the closing of the Initial Business Combination. The number of Private Placement Units to be received by I-Fa Chang in connection with such conversion will be an amount determined by dividing (x) the sum of the outstanding principal amount payable to I-Fa Chang by (y) $10.00.

On October 21, 2024, the Company issued a promissory note to I-Fa Chang, as the designee, sole member and manager of the Sponsor, under which I-Fa Chang agreed to loan the Company up to $1,500,000 to be used for a portion of the working capital. This loan is non-interest bearing, unsecured and is due at the earlier of (1) the date on which the Company consummates its initial business combination or (2) the date on which the Company liquidates and dissolves. I-Fa Chang, as the payee, has the right, but not the obligation, to convert the note, in whole or in part, into Private Placement Units of the Company, that are identical to the Private Placement Units issued by the Company in the Private Placement consummated simultaneously with the Company’s IPO, subject to certain exceptions, as described in the IPO Prospectus, by providing the Company with written notice of the intention to convert at least two business days prior to the closing of the Initial Business Combination. The number of Private Placement Units to be received by I-Fa Chang in connection with such conversion will be an amount determined by dividing (x) the sum of the outstanding principal amount payable to I-Fa Chang by (y) $10.00.

The issuance of the Working Capital Notes was made pursuant to the exemption from registration contained under Section 4(a)(2) of the Securities Act of 1933, as amended.

As of September 30, 2024, the Company, had $1,012,159 borrowings under the working capital loans.

Office Lease

Aimfinity entered an office lease agreement with Regus. The lease term was one year from December 2021 and December 2022 at $3,332 per month, subject to extensions. The leased office was not occupied by Aimfinity until May 1, 2022 after Aimfinity completed the IPO. The Sponsor made the payments for rent and was reimbursed the amounts from Aimfinity. In March 2023, the lease agreement was terminated. A new office space has been provided by I-Fa Chang, one of the three members and the sole manager of the Sponsor, since March 2023. The Sponsor is providing rent at no cost to Aimfinity.

Related Party Policy

The audit committee of Aimfinity’s board of directors has adopted a charter, providing for the review, approval and/or ratification of “related party transactions,” which are those transactions required to be disclosed pursuant to Item 404 of Regulation S-K as promulgated by the SEC, by the audit committee. At its meetings, the audit committee shall be provided with the details of each new, existing, or proposed related party transaction, including the terms of the transaction, any contractual restrictions that Aimfinity has already committed to, the business purpose of the transaction, and the benefits of the transaction to Aimfinity and to the relevant related party. Any member of the committee who has an interest in the related party transaction under review by the committee shall abstain from voting on the approval of the related party transaction, but may, if so requested by the chairman of the committee, participate in some or all of the committee’s discussions of the related party transaction. Upon completion of its review of the related party transaction, the committee may determine to permit or to prohibit the related party transaction.

Management will present to the audit committee each proposed related party transaction, including all relevant facts and circumstances relating thereto. Under the policy, Aimfinity may consummate related party transactions only if the audit committee approves or ratifies the transaction in accordance with the guidelines set forth in the policy. The policy does not permit any director or executive officer to participate in the discussion of, or decision concerning, a related person transaction in which he or she is the related party.

Certain Transactions of Docter

On January 1, 2017, Mr. Hsin-Ming Huang who currently serves as Chief Executive Officer and sole director of Docter and is one of the shareholders of Docter, entered into a loan agreement with Horn Enterprise Co., Ltd., Docter Inc.’s subsidiary, pursuant to which Mr. Huang has been providing monthly unsecured and non-interest-bearing loans to fund Horn Enterprise Co., Ltd.’s daily working capital needs and employee benefits. The loan has no specific maturity date and Horn intends to make repayments once it generates sufficient profit to do so. Additionally, to the extent not fully repaid at such time, Docter intends to repay the loan in full with a portion of the proceeds of the merger with AIMA and the private placement, provided there are sufficient funds to do so. As of December 31, 2023, USD $565,953 has been loaned by Mr. Huang to Horn, all of which remains all outstanding.

On October 9, 2023, Mr. Hsin-Ming Huang executed a patent assignment agreement with Horn Enterprise Co., Ltd., under which Mr. Huang assigned a German patent covering a fatigue monitoring device (patent publication number DE202018100012) to Horn Enterprise Co., Ltd. This patent is separate from and unrelated to Docter’s current business.

SHARES ELIGIBLE FOR FUTURE SALE

According to the Memorandum and Articles of Association of PubCo, the authorized share capital of the post-closing company is $50,000 divided into 500,000,000 ordinary shares of par value of $0.0001 each. All of the PubCo Ordinary Shares issued in connection with the Reincorporation Merger will be freely transferable by persons other than by PubCo’s “affiliates” without restriction under the Securities Act, subject to the restrictions detailed below. The PubCo Ordinary Shares issued in the Acquisition Merger will also be registered at the closing, but will be subject to the lock-up agreements described herein. Sales of substantial amounts of PubCo Ordinary Shares in the public market could adversely affect prevailing market prices of the PubCo Ordinary Shares. Prior to the Business Combination, there has been no public market for PubCo Ordinary Shares. PubCo intends to apply for listing of the PubCo Ordinary Shares and PubCo Warrants on Nasdaq, but it cannot be assured that a regular trading market will develop in the PubCo Ordinary Shares or PubCo Warrants.

Transfer of Ordinary Shares

Subject to applicable securities laws in relevant jurisdictions and PubCo’s Memorandum and Articles of Association, the fully paid-up ordinary shares are freely transferable. The ordinary shares may be transferred by a duly signed instrument of transfer in any usual or common form or in a form prescribed by Nasdaq or in any other form approved by the board of directors of PubCo. The directors may decline to register any transfer unless:

(a)     the instrument of transfer is lodged with PubCo, accompanied by the certificate for the shares to which it relates and such other evidence as the board of directors of PubCo may reasonably require to show the right of the transferor to make the transfer;

(b)    the instrument of transfer is in respect of only one class of shares;

(c)     the instrument of transfer is properly stamped, if required;

(d)    in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four; and

(e)     a fee of such maximum sum as Nasdaq may determine to be payable, or such lesser sum as the board of directors of PubCo may from time to time require, is paid to PubCo in respect thereof.

PubCo will replace lost or destroyed certificates for shares upon notice to us and upon, among other things, the applicant furnishing evidence and indemnity as the directors may require and the payment of all applicable fees.

Lock-up Agreements

No less than 5,707,800 PubCo Ordinary Shares, or 95.13% of the shares to be issued in the Acquisition Merger to the current Docter Stockholders, and the shares held by AIMA Initial Shareholders and current directors of Aimfinity, and affiliates of the foregoing, will be subject to certain restrictions on sale and cannot be sold for at least one (1) year from the date of the Business Combination.

Regulation S

Regulation S under the Securities Act provides an exemption from registration requirements in the United States for offers and sales of securities that occur outside the United States. Rule 903 of Regulation S provides the conditions to the exemption for a sale by an issuer, a distributor, their respective affiliates or anyone acting on their behalf, while Rule 904 of Regulation S provides the conditions to the exemption for a resale by persons other than those covered by Rule 903. In each case, any sale must be completed in an offshore transaction, as that term is defined in Regulation S, and no directed selling efforts, as that term is defined in Regulation S, may be made in the United States.

PubCo is a foreign issuer as defined in Regulation S. As a foreign issuer, securities that PubCo sells outside the United States pursuant to Regulation S are not considered to be restricted securities under the Securities Act, and, subject to the offering restrictions imposed by Rule 903, are freely tradable without registration or restrictions under the Securities Act, unless the securities are held by PubCo’s affiliates. Generally, subject to certain limitations, holders of PubCo’s restricted shares who are not affiliates of PubCo or who are affiliates of PubCo by virtue of their status as an officer or director of PubCo may, under Regulation S, resell their restricted shares in an “offshore transaction” if none of the shareholder, its affiliate nor any person acting on their behalf engages in directed selling efforts in the United States and, in the case of a sale of PubCo restricted shares by an officer or director who is an affiliate of PubCo solely by virtue of holding such position, no selling commission, fee or other remuneration is paid in connection with the offer or sale other than the usual and customary broker’s commission that would be received by a person executing such transaction as agent. Additional restrictions are applicable to a holder of PubCo restricted shares who will be an affiliate of PubCo other than by virtue of his or her status as an officer or director of PubCo.

PubCo is not claiming the potential exemption offered by Regulation S in connection with the offering of newly issued shares outside the United States and will register all of the newly issued shares under the Securities Act.

Rule 144

All of the PubCo Ordinary Shares that will be outstanding upon the consummation of the Business Combination, other than those equity shares issued and registered in connection with the Business Combination, are “restricted securities” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 promulgated under the Securities Act. In general, beginning 90 days after the date of this proxy statement/prospectus, a person (or persons whose shares are aggregated) who, at the time of a sale, is not, and has not been during the three months preceding the sale, an affiliate of PubCo and has beneficially owned PubCo’s restricted securities for at least six months will be entitled to sell the restricted securities without registration under the Securities Act, subject only to the availability of current public information about PubCo. Persons who are affiliates of PubCo and have beneficially owned PubCo’s restricted securities for at least six months may sell a number of restricted securities within any three-month period that does not exceed the greater of the following:

•        1% of the then issued equity shares of the same class which, immediately after the Business Combination, will equal 96,709 ordinary shares (assuming no redemption by holders of Aimfinity ordinary shares); or

•        the average weekly trading volume of PubCo Ordinary Shares of the same class during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Sales by affiliates of PubCo under Rule 144 are also subject to certain requirements relating to manner of sale, notice and the availability of current public information about PubCo.

DESCRIPTION OF PUBCO’S SECURITIES

PubCo, or Aimfinity Investment Merger Sub I, is a Cayman Islands exempted company and its affairs are governed by the memorandum and articles of association, as amended and restated from time to time, and Companies Act (As Revised) of the Cayman Islands, which we refer to as the “Companies Act” below, and the common law of the Cayman Islands.

PubCo currently has only one class of issued ordinary shares, which have identical rights in all respects and rank equally with one another. The share capital of PubCo is $50,000 divided into 500,000,000 shares of a par value of $0.0001 each.

PubCo Ordinary Shares

The following includes a summary of the terms of PubCo Ordinary Shares, based on its Memorandum and Articles of Association and Cayman Islands law. Immediately prior to the consummation of the Reincorporation Merger, PubCo shall amend its memorandum and articles of association, which amendment is referred to herein as the “Memorandum and Articles of Association”. According to the Memorandum and Articles of Association, the authorized share capital of the post-closing company is $50,000 divided into 500,000,000 ordinary shares of par value of $0.0001 each.

General.    Immediately prior to the consummation of the Business Combination, PubCo’s authorized share capital is US$50,000 divided into 500,000,000 ordinary shares, with a par value of US$0.0001 each. All of PubCo’s issued and outstanding ordinary shares are fully paid and non-assessable. Certificates representing the ordinary shares are issued in registered form. PubCo may not issue share to bearer. PubCo’s shareholders who are non-residents of the Cayman Islands may freely hold and transfer their ordinary shares.

Dividends.    The holders of PubCo’s ordinary shares are entitled to such dividends as may be declared by its Board of Directors subject to its Memorandum and Articles of Association and the Companies Act. PubCo’s Memorandum and Articles of Association provide that no dividend shall be paid except out of the realized or unrealized profits of the company, or out of the share premium account or as otherwise permitted by the Companies Act. No dividend may be declared and paid unless PubCo’s directors determine that, immediately after the payment, PubCo will be able to pay its debts as they become due in the ordinary course of business and PubCo has funds lawfully available for such purpose.

Voting Rights.    In respect of all matters subject to a shareholders’ vote, each PubCo ordinary share is entitled to one vote. Voting at any meeting of shareholders is by poll and not on a show of hands.

A quorum required for a meeting of shareholders consists of two or more shareholders which carry not less than one-third of all votes attaching to the issued and outstanding shares entitled to vote at general meetings present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative. As a Cayman Islands exempted company, PubCo is not obliged by the Companies Act to call shareholders’ annual general meetings. PubCo’s Memorandum and Articles of Association provide that PubCo may (but are not obliged to) in each year hold a general meeting as its annual general meeting in which case PubCo will specify the meeting as such in the notices calling it, and the annual general meeting will be held at such time and place as may be determined by its directors. We, however, will hold an annual shareholders’ meeting during each fiscal year, as required by the Nasdaq Listing Rules. Each general meeting, other than an annual general meeting, shall be an extraordinary general meeting. Shareholders’ annual general meetings and any other general meetings of PubCo’s shareholders may be called by a majority of its Board of Directors or its chairman or, in the case of an extraordinary general meeting only, upon a requisition of shareholders holding at the date of deposit of the requisition not less than one-third of all votes attaching to the issued and outstanding shares entitled to vote at general meetings, in which case the directors are obliged to call such meeting and to put the resolutions so requisitioned to a vote at such meeting; however, PubCo Memorandum and Articles of Association do not provide its shareholders with any right to put any proposals before any annual general meetings or any extraordinary general meetings not called by such shareholders. Advance notice of at least fifteen (15) calendar days is required for the convening of PubCo’s annual general meeting and other general meetings unless such notice is waived in accordance with its articles of association.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast by those shareholders entitled to vote who are present in person or by proxy at a general meeting, while a special resolution also requires the affirmative vote of no less than two-thirds of the votes attaching to the ordinary shares cast by those shareholders entitled to vote who are present in person or by proxy at a general meeting. A special resolution will be required for important matters such as a change of name or making changes to PubCo’s Memorandum and Articles of Association.

Transfer of Ordinary Shares.    Subject to the restrictions in PubCo’s Memorandum and Articles of Association as set out below, any of PubCo’s shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by PubCo’s board of directors.

PubCo’s board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which PubCo has a lien. PubCo’s board of directors may also decline to register any transfer of any ordinary share unless:

•        the instrument of transfer is lodged with PubCo, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as PubCo’s board of directors may reasonably require to show the right of the transferor to make the transfer;

•        the instrument of transfer is in respect of only one class of shares;

•        the instrument of transfer is properly stamped, if required;

•        in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; and

•        a fee of such maximum sum as Nasdaq may determine to be payable or such lesser sum as PubCo’s board of directors may from time to time require is paid to PubCo in respect thereof.

If PubCo’s directors refuse to register a transfer they shall, within two calendar months after the date on which the instrument of transfer was lodged with PubCo, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required of the Nasdaq, be suspended and the register closed at such times and for such periods as PubCo’s board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as PubCo’s board may determine.

Liquidation.    On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of ordinary shares), if the assets available for distribution amongst PubCo’s shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst PubCo’s shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to PubCo for unpaid calls or otherwise. If PubCo’s assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed, as nearly as may be, so that the losses shall be borne by PubCo’s shareholders in proportion to the par value of the shares held by them.

Redemption, Repurchase and Surrender of Ordinary Shares.    PubCo may issue shares on terms that such shares are subject to redemption, at PubCo’s option or at the option of the holders thereof, on such terms and in such manner as may be determined, before the issue of such shares, by PubCo’s board of directors. PubCo may also repurchase any of its shares provided that the manner and terms of such purchase have been approved by PubCo’s board of directors or are otherwise authorized by its Memorandum and Articles of Association. Under the Companies Act, the redemption or repurchase of any share may be paid out of PubCo’s profits or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if the company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares issued and outstanding, or (c) if the company has commenced liquidation. In addition, PubCo may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares.    If at any time PubCo’s share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not PubCo is being wound-up, be varied, modified or abrogated with the consent in writing of the holders of a majority of the issued shares of that class, or with the sanction of an ordinary resolution passed at a general meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with or subsequent to the shares of that class or the redemption or purchase of any shares of any class by the company, and the rights of the holders of shares shall not be deemed to be varied by the creation or issue of shares with preferred or other rights including, without limitation, the creation of shares with enhanced or weighted voting rights.

Inspection of Books and Records.    Holders of PubCo Ordinary Shares have no general right under Cayman Islands law to inspect or obtain copies of PubCo’s register of members or its corporate records (other than the memorandum and articles of association, the register of mortgages and charges and any special resolutions passed by shareholders). Under Cayman Islands law, the names of our current directors can be obtained from a search conducted at the Registrar of Companies in the Cayman Islands. However, PubCo will provide its shareholders with annual audited financial statements. See “Where You Can Find Additional Information.”

Issuance of Additional Shares.    PubCo’s Memorandum and Articles of Association authorize its board of directors to issue additional ordinary shares from time to time as its board of directors shall determine, to the extent of available authorized but unissued shares.

PubCo’s Memorandum and Articles of Association also authorize its board of directors to establish from time to time one or more series of preferred shares and to determine, with respect to any series of preferred shares, the terms and rights of that series, including:

•        the designation of the series;

•        the number of shares of the series;

•        the dividend rights, dividend rates, conversion rights, voting rights; and

•        the rights and terms of redemption and liquidation preferences.

PubCo’s board of directors may issue preferred shares without action by its shareholders to the extent authorized but unissued. Issuance of these shares may dilute the voting power of holders of ordinary shares.

Anti-Takeover Provisions.    Some provisions of PubCo’s Memorandum and Articles of Association may discourage, delay or prevent a change of control of PubCo or management that shareholders may consider favorable, including provisions that authorize PubCo’s board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by its shareholders.

Exempted Company.    PubCo is an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

•        does not have to file an annual return of its shareholders with the Registrar of Companies;

•        is not required to open its register of members for inspection;

•        does not have to hold an annual general meeting;

•        may issue shares with no par value;

•        may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•        may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•        may register as a limited duration company; and

•        may register as a segregated portfolio company.

•        “Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

PubCo Warrants

Set forth below is also a description of the PubCo Warrants that will be issued and outstanding upon the consummation of the Business Combination.

The following summary is not complete and is subject to, and is qualified in its entirety by reference to, the provisions of the Memorandum and Articles of Association attached as Annex B to this proxy statement/prospectus.

The PubCo Warrants will have the same terms as the AIMA Warrants. Each PubCo Warrant entitles the holder thereof to purchase one PubCo Ordinary Share at a price of $11.50 per full share. The PubCo Warrants will become exercisable on the later of the completion of the Business Combination and 12 months from the date of the IPO, and will expire five years after the consummation of the Business Combination.

PubCo may redeem the outstanding PubCo Warrants (excluding the AIMA Private Placement Warrants that are part of the AIMA Private Placement Units), in whole and not in part, at a price of $0.01 per warrant:

•        at any time while the PubCo Warrants are exercisable,

•        upon a minimum of 30 days’ prior written notice of redemption to each warrant holder,

•        if, and only if, the reported last sale price of the ordinary shares equals or exceeds $16.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders (the “Force-Call Provision”), and

•        if, and only if, there is a current registration statement in effect with respect to the PubCo Ordinary Shares underlying the PubCo Warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

If the foregoing conditions are satisfied and PubCo issues a notice of redemption, each warrant holder can exercise his, her or its PubCo Warrant prior to the scheduled redemption date. However, the price of the PubCo Ordinary Shares may fall below the $16.50 trigger price as well as the $11.50 warrant exercise price per full share after the redemption notice is issued and not limit PubCo’s ability to complete the redemption.

In the event PubCo elects to redeem all of the PubCo Warrants that are subject to redemption, PubCo will fix a date for the redemption (the “Redemption Date”). Notice of redemption shall be mailed by first class mail, postage prepaid, by PubCo not less than 30 days prior to the date fixed for redemption to the registered holders of the PubCo Warrants to be redeemed at their last addresses as they appear on the warrant register. Any notice mailed in the aforesaid manner will be conclusively presumed to have been duly given, whether or not the registered holder received such notice.

If PubCo calls the PubCo Warrants for redemption as described above, PubCo’s management will have the option to require all warrant holders that wish to exercise PubCo Warrants to do so on a “cashless basis.” In such an event, each warrant holder would pay the exercise price by surrendering the whole PubCo Warrant for that number of PubCo Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of PubCo Ordinary Shares underlying the PubCo Warrants, multiplied by the difference between the exercise price of the PubCo Warrants and the “fair market value” (as defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the PubCo Ordinary Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the warrant holders. Whether PubCo will exercise its option to require all warrant holders to exercise their PubCo Warrants on a “cashless basis” will depend on a variety of factors including the price of the PubCo Ordinary Shares at the time the PubCo Warrants are called for redemption, PubCo’s cash needs at such time and concerns regarding dilutive share issuances.

The PubCo Warrants will be issued in registered form under a warrant agreement between VStock Transfer, LLC, as warrant agent, and PubCo. The warrant agreement will provide that the terms of the PubCo Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of a majority of the then outstanding PubCo Warrants in order to make any change that adversely affects the interests of the registered holders.

The exercise price and number of PubCo Ordinary Shares issuable on exercise of the PubCo Warrants may be adjusted in certain circumstances including in the event of a share capitalization, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the PubCo Warrants will not be adjusted for issuances of PubCo Ordinary Shares at a price below their respective exercise prices.

The PubCo Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of PubCo Warrants being exercised. The warrant holders do not have the rights or privileges of holders of PubCo Ordinary Shares and any voting rights until they exercise their PubCo Warrants and receive PubCo Ordinary Shares. After the issuance of PubCo Ordinary Shares upon exercise of the PubCo Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

Except as described above, no PubCo Warrants will be exercisable and PubCo will not be obligated to issue PubCo Ordinary Shares unless at the time a holder seeks to exercise such warrant, a prospectus relating to the PubCo Ordinary Shares issuable upon exercise of the PubCo Warrants is current and the PubCo Ordinary Shares have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the PubCo Warrants. Under the terms of the warrant agreement, PubCo has agreed to use its best efforts to meet these conditions and to maintain a current prospectus relating to the PubCo Ordinary Shares issuable upon exercise of the PubCo Warrants until the expiration of the PubCo Warrants. However, PubCo cannot assure you that it will be able to do so and, if PubCo does not maintain a current prospectus relating to the PubCo Ordinary Shares issuable upon exercise of the PubCo Warrants, holders will be unable to exercise their PubCo Warrants and PubCo will not be required to settle any such warrant exercise. If the prospectus relating to the PubCo Ordinary Shares issuable upon the exercise of the PubCo Warrants is not current or if the PubCo Ordinary Shares are not qualified or exempt from qualification in the jurisdictions in which the holders of the PubCo Warrants reside, PubCo will not be required to net cash settle or cash settle the warrant exercise, the PubCo Warrants may have no value, the market for the PubCo Warrants may be limited and the PubCo Warrants may expire worthless.

Warrant holders may elect to be subject to a restriction on the exercise of their PubCo Warrants such that an electing warrant holder (and his, her or its affiliates) would not be able to exercise their PubCo Warrants to the extent that, after giving effect to such exercise, such holder (and his, her or its affiliates) would beneficially own in excess of 9.8% of the PubCo Ordinary Shares issued and outstanding. Notwithstanding the foregoing, any person who acquires a warrant with the purpose or effect of changing or influencing the control of PubCo, or in connection with or as a participant in any transaction having such purpose or effect, immediately upon such acquisition will be deemed to be the beneficial owner of the underlying PubCo Ordinary Shares and not be able to take advantage of this provision.

No fractional shares will be issued upon exercise of the PubCo Warrants. If, upon exercise of the PubCo Warrants, a holder would be entitled to receive a fractional interest in a share (as a result of a subsequent share capitalizations payable in PubCo Ordinary Shares, or by a split up of the PubCo Ordinary Shares or other similar event), PubCo will, upon exercise, round up or down to the nearest whole number the number of PubCo Ordinary Shares to be issued to the warrant holder.

As of the date of this proxy statement/prospectus, trading prices of AIMA Ordinary Shares have not exceeded the threshold that would allow AIMA to redeem AIMA Warrants.

COMPARISON OF SHAREHOLDERS’ RIGHTS

In connection with the Business Combination, holders of AIMA Ordinary Shares will become shareholders of PubCo and their rights will be governed by the Cayman Islands law and the Memorandum and Articles of Association. Currently, the rights of Aimfinity shareholders are governed by the laws of the Cayman Islands and Aimfinity’s Current Charter.

This section describes the material differences between the rights of Aimfinity shareholders and the proposed rights of PubCo’s shareholders. This summary is not complete and does not cover all of the differences between the Cayman Islands laws and Cayman Islands laws affecting corporations and their shareholders or all the differences between Aimfinity’s and PubCo’s organizational documents. The summary is therefore subject to the complete text of the relevant provisions of the Cayman Islands laws and the Cayman Islands laws and Aimfinity’s and PubCo’s organizational documents. For information on Aimfinity’s Current Charter see the section titled, “Where You Can Find More Information” in this proxy statement/prospectus. For a summary of PubCo’s Memorandum and Articles of Association, see the section titled “Description of PubCo’s Securities” in this proxy statement/prospectus and see the full text of PubCo’s Memorandum and Articles of Association attached to this proxy statement/prospectus as Annex B.

PubCo Charter Document Cayman Islands	Aimfinity Charter Document Cayman Islands
Shareholder Meetings

•   Held at a time and place as designated in the Articles of Association. Our Articles of Association provide that our board may designate such time and place.

•   May be held within or outside the Cayman Islands

•   Notice:

•   A general meeting of the company may be called by the chairman or a majority of our board or by the holders of at least one-third of all votes attached to all issued shares entitled to vote at our general meetings.

•   A copy of the notice of any meeting shall be given personally or sent by mail or electronic mail as designated in the Articles of Association.

•   Notice of not less than 15 calendar days before the meeting

•   Held at a time and place as designated in the Articles of Association. Our Articles of Association provide that our board may designate such time and place.

•   May be held within or outside the Cayman Islands

•   Notice:

•   A general meeting of the company may be called by the directors, the chief executive officer, or the chairperson of the board of directors, but holders of issued shares of the company shall not have the ability to call general meetings.

•   A copy of the notice of any meeting shall be given personally or sent by mail or electronic form as designated in the Articles of Association.

•   Notice of not less than 5 clear days (the period of a notice means that period excluding the day when the notice is received or deemed to be received and the day for which it is given or on which it is to take effect) before the meeting

Shareholders’ Voting Rights

•   Our Articles of Association provide shareholders may take any action requiring an ordinary or special resolution passed at a meeting of shareholders without a meeting if their consent to such ordinary or special resolution is in writing and is signed by all shareholders entitled to vote on such resolution, in accordance with the procedure in our articles of association.

•   Any person authorized to vote may authorize another person or persons to act for him by proxy if permitted by the Articles of Association. Our Articles of Association permit such proxies.

•   Our Articles of Association provide shareholders may take any action requiring an ordinary or special resolution passed at a meeting of shareholders without a meeting if their consent to such ordinary or special resolution is in writing and is signed by all shareholders entitled to vote on such resolution, in accordance with the procedure in our articles of association.

•   Any person authorized to vote may authorize another person or persons to act for him by proxy if permitted by the Articles of Association. Our Articles of Association permit such proxies.

PubCo Charter Document Cayman Islands	Aimfinity Charter Document Cayman Islands

•   Quorum is as designated in the Articles of Association. Quorum in our Articles of Association is two or more holders of shares which carry not less than one-third of all votes attaching to shares in issue and entitled to vote at such general meeting, present in person or by proxy or, if a corporate or other non-natural person, by its duly authorised representative.

•   The Memorandum and Articles of Association may provide for cumulative voting in the election of directors. Our Articles of Association do not provide for cumulative voting.

•   Our Articles of Association provide that the rights attached to any class of shares (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the company is being wound up, be varied, modified or abrogated with the consent in writing of the holders of a majority of the issued shares of that class, or with the sanction of an ordinary resolution passed at a general meeting of the holders of the shares of that class.

•   Quorum is as designated in the Articles of Association. Quorum in our Articles of Association is the holders of a majority of the shares being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorised representative or proxy.

•   The Memorandum and Articles of Association may provide for cumulative voting in the election of directors. Our Articles of Association do not provide for cumulative voting.

•   Subject to certain exceptions, if at any time the share capital of the company is divided into different classes of Shares, all or any of the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the company is being wound up, be varied without the consent of the holders of the issued shares of that class where such variation is considered by the directors not to have a material adverse effect upon such rights; otherwise, any such variation shall be made only with the consent in writing of the holders of not less than two thirds of the issued shares of that class (other than with respect to a waiver of the provisions of the Class B Ordinary Share Conversion Article as provided therein, which as stated therein shall only require the consent in writing of the holders of a majority of the issued shares of that class), or with the approval of a resolution passed by a majority of not less than two thirds of the votes cast at a separate meeting of the holders of the shares of that class.

Directors

•   Our Articles of Association provide that the number of directors shall not be less than 5 directors, with at least one independent director.

•   Maximum number of directors can be changed by an amendment to the Articles of Association. Our Articles of Association do not provide for a maximum number.

•   If the board is authorized to change the number of directors actually appointed, provided that the number still falls within the maximum and the minimum number of directors as set out in the Articles of Association, it can do so provided that it complies with the procedure set out in the Articles of Association. Our Articles of Association permit our board to appoint additional directors.

•   Our articles of association provide that there shall be no less than one director.

•   If the board is authorized to change the number of directors actually appointed, provided that the number still falls within the minimum number of directors as set out in the Articles of Association, it can do so provided that it complies with the procedure set out in the articles of association. Our Articles of Association permit our board to appoint additional directors.

PubCo Charter Document Cayman Islands	Aimfinity Charter Document Cayman Islands
Fiduciary Duties

•   In summary, directors and officers owe the following fiduciary duties:

•   Duty to act honestly and in good faith in what the directors believe to be in the best interests of the company as a whole;

•   Duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;

•   Directors should not improperly fetter the exercise of future discretion;

•   In summary, directors and officers owe the following fiduciary duties:

•   Duty to act honestly and in good faith in what the directors believe to be in the best interests of the company as a whole;

•   Duty to exercise powers for the purpose for which those powers were conferred and not for a collateral purpose;

•   Directors should not improperly fetter the exercise of future discretion;

Cayman Islands	Cayman Islands

•   Duty to exercise powers fairly as between different groups of shareholders;

•   Duty not to put himself in a position of conflict between their duty to the company and their personal interests; and

•   Duty to exercise independent judgment.

•   In addition to the above, directors also owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as “a reasonably diligent person” having both:

•   the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company, and

•   the nature of the company, the nature of the decision and the position of the director and the responsibilities undertaken.

•   As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of his position. However, in some instances a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the Articles of Association or alternatively by shareholder approval at general meetings.

•   Duty to exercise powers fairly as between different groups of shareholders;

•   Duty not to put himself in a position of conflict between their duty to the company and their personal interests; and

•   Duty to exercise independent judgment.

•   In addition to the above, directors also owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as “a reasonably diligent person” having both:

•   the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company, and

•   the nature of the company, the nature of the decision and the position of the director and the responsibilities undertaken.

•   As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of his position. However, in some instances a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the Articles of Association or alternatively by shareholder approval at general meetings.

Cayman Islands	Cayman Islands
Shareholders’ Derivative Actions

•   Generally speaking, the company is the proper plaintiff in any action. However, based on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

•   Those who control the company have refused a request by the shareholders to move the company to bring the action;

•   Those who control the company have refused to do so for improper reasons such that they are perpetrating a “fraud on the minority” (this is a legal concept and is different to “fraud” in the sense of dishonesty);

•   a company is acting or proposing to act illegally or beyond the scope of its authority; or

•   the act complained of, although not beyond the scope of the authority, could only be effected if duly authorized by more than the number of votes which have actually been obtained.

•   Once a shareholder has relinquished his, her or its shares (whether by redemption or otherwise), it is generally the case that they could no longer bring a derivative action as they would no longer be a registered shareholder.

•   Generally speaking, the company is the proper plaintiff in any action. However, based on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

•   Those who control the company have refused a request by the shareholders to move the company to bring the action;

•   Those who control the company have refused to do so for improper reasons such that they are perpetrating a “fraud on the minority” (this is a legal concept and is different to “fraud” in the sense of dishonesty);

•   a company is acting or proposing to act illegally or beyond the scope of its authority; or

•   the act complained of, although not beyond the scope of the authority, could only be effected if duly authorized by more than the number of votes which have actually been obtained.

•   Once a shareholder has relinquished his, her or its shares (whether by redemption or otherwise), it is generally the case that they could no longer bring a derivative action as they would no longer be a registered shareholder.

ENFORCEABILITY OF CIVIL LIABILITIES UNDER U.S. SECURITIES LAWS

Cayman Islands

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as:

•        political and economic stability;

•        an effective judicial system;

•        a favorable tax system;

•        the absence of exchange control or currency restrictions; and

•        the availability of professional and support services.

•        However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to, the following:

•        the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and

•        Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our memorandum and articles of association do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

Substantially all of our operations are conducted outside the United States, and all of our assets are located outside the United States. A majority of our directors and officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

PubCo will appoint Cogency as its agent upon whom process may be served in any action brought against it under the securities laws of the United States after the consummation of the Business Combination.

Maples and Calder (Hong Kong) LLP, PubCo’s counsel as to Cayman Islands law, and Liu, Lin, Yuan & Shaw, Attorneys at Law, Docter’s counsel as to Taiwanese law, have advised us, respectively, that there is uncertainty as to whether the courts of the Cayman Islands and Taiwan, respectively, would:

•        recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

•        entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Maples and Calder (Hong Kong) LLP has further informed PubCo that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the Cayman Islands will, at common law, recognize and enforce a foreign monetary judgment of a foreign court of competent jurisdiction without any re-examination of the merits of the underlying dispute based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the liquidated sum for which such judgment has been given, provided such judgment (a) is given by a foreign court of competent jurisdiction, (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (c) is final, (d) is not in respect of taxes, a fine or a penalty, and (I) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Taiwan

As advised by our Taiwanese counsel, Liu, Lin, Yuan & Shaw, Attorneys at Law, it may be difficult to assert claims under U.S. securities laws in original actions instituted in Taiwan or obtain a judgment based on the civil liability provisions of U.S. federal securities laws. Taiwanese courts may refuse to hear a claim based on a violation of U.S. securities laws against Docter or its non-U.S. officers and directors because Taiwan may not be the most appropriate forum to bring such a claim. In addition, even if a Taiwanese court agrees to hear a claim, it may determine that Taiwanese law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact, which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Taiwanese law. Taiwanese courts might not enforce judgments rendered outside Taiwan, which may make it difficult to collect on judgments rendered against Docter or its non-U.S. officers and directors.

Moreover, among other reasons, including but not limited to, fraud or absence of due process, or the existence of a judgment which is at variance with another judgment that was given in the same matter if a suit in the same matter between the same parties was pending before a court or tribunal in Taiwan, a Taiwanese court will not enforce a non-Taiwanese judgment if it was given in a state whose laws do not provide for the enforcement of judgments of Taiwanese courts (subject to exceptional cases) or if its enforcement is likely to prejudice its sovereignty or security.

See “Risk Factors — Factors Relating to PubCo’s Securities — You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in Taiwan against PubCo or its management named in the proxy statement/prospectus based on foreign laws.”

LEGAL MATTERS

The legality of the PubCo Ordinary Shares and PubCo Warrants offered by this proxy statement/prospectus and certain other Cayman Islands legal matters will be passed upon for PubCo by Maples and Calder (Hong Kong) LLP. The enforceability of the PubCo Warrants offered by this proxy statement/prospectus and certain legal matters relating to U.S. law will be passed upon for PubCo by Robinson & Cole LLP. Certain legal matters relating to Taiwanese law will be passed upon for Docter by Liu, Lin, Yuan & Shaw, Attorneys at Law. Certain legal matters relating to U.S. law will be passed upon for Docter by Winston & Strawn LLP.

EXPERTS

The financial statements of Aimfinity Investment Corp. I as of December 31, 2023 and December 31, 2022 and for the years then ended included in this prospectus have been so included in reliance on the report (which contains an explanatory paragraph regarding the Company’s ability to continue as a going concern) of MaloneBailey, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Docter Inc. as of December 31, 2023 and 2022 and for the years then ended included in this registration statement have been so included in reliance on the report (which contains an explanatory paragraph regarding Docter Inc.’s ability to continue as a going concern) of MaloneBailey, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Aimfinity Investment Merger Sub I Inc. as of December 31, 2023 and for the period from September 13, 2023 (inception) through December 31, 2023 included in this prospectus have been so included in reliance on the report (which contains an explanatory paragraph regarding the Company’s ability to continue as a going concern) of MaloneBailey, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Changes in Aimfinity’s Certifying Accountants

Dismissal of Marcum and Appointment of MaloneBailey, LLP

On May 1, 2023, Aimfinity engaged MaloneBailey, LLP (“MaloneBailey”) as its independent registered public accounting firm. Marcum LLP (“Marcum”) was dismissed on the same date. The decision to engage MaloneBailey and to dismiss Marcum was approved by the Audit Committee of the Board of Directors of Aimfinity.

Aimfinity was incorporated on July 26, 2021, and Marcum issued an audit report in connection with the financial statements for the fiscal year ended on December 31, 2022 audited by Marcum. The auditor’s report on the financial statements for the year ended on December 31, 2022 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, except that it has expressed uncertainty about Aimfinity’s ability to continue as a going concern. Other than the foregoing, Marcum has not conducted any audit on Aimfinity’s financial statements for any other fiscal year, or has issued any audit report since incorporation.

In addition, since Marcum’s engagement on October 5, 2022, there were no disagreements with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum, would have caused Marcum to make reference to the subject matter of the disagreements in connection with its reports on Aimfinity’s financial statements for such periods. Also, during this time, there were no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K.

Aimfinity provided Marcum with a copy of the above disclosures and requested that Marcum furnish Aimfinity with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made above. A copy of Marcum’s letter dated May 5, 2023 is attached as Exhibit 16.1 to this proxy statement/prospectus.

On May 1, 2023, Aimfinity engaged MaloneBailey as Aimfinity’s independent registered public accounting firm for the fiscal year ending December 31, 2023, effective immediately. In addition, in connection with the preparation of this proxy statement/prospectus, MaloneBailey was engaged by Aimfinity to conduct audit and issue audit report in connection with the financial statements for the fiscal years ended December 31, 2023 and 2022 and for the period from the inception of Aimfinity on July 26, 2021 to December 31, 2021. During the fiscal years ended December 31, 2023 and December 31, 2022, neither Aimfinity nor anyone on its behalf consulted with MaloneBailey regarding (i) the application of accounting principles to any specified transaction, either completed or proposed or the type of audit opinion that might be rendered on Aimfinity’s financial statements, and neither a written report nor oral advice was provided to Aimfinity that MaloneBailey concluded was an important factor considered by Aimfinity in reaching a decision as to any accounting, auditing, or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement,” as defined in Item 304(a)(1)(iv) of Regulation S-K, or a “reportable event,” as defined in Item 304(a)(1)(v) of Regulation S-K.

SHAREHOLDER PROPOSALS AND OTHER MATTERS

Management of Aimfinity knows of no other matters which may be brought before the Extraordinary General Meeting. If any matter other than the proposed Business Combination or related matters should properly come before the Extraordinary General Meeting, however, the persons named in the enclosed proxies will vote proxies in accordance with their judgment on those matters.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS

Pursuant to the rules of the SEC, we and servicers that we employ to deliver communications to our shareholders are permitted to deliver to two or more shareholders sharing the same address a single copy of the proxy statement/prospectus. Upon written or oral request, we will deliver a separate copy of the proxy statement/prospectus to any shareholder at a shared address to which a single copy of the proxy statement/prospectus was delivered and who wishes to receive separate copies in the future. Shareholders receiving multiple copies of the proxy statement/prospectus may likewise request that we deliver single copies of the proxy statement/prospectus in the future. Shareholders may notify us of their requests by calling or writing to our proxy solicitor at:

Advantage Proxy, Inc.,

Toll-free at (877) 870-8565, email at ksmith@advantageproxy.com

TRANSFER AGENT AND REGISTRAR

The transfer agent for our securities is VStock.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Aimfinity is subject to the informational requirements of the Exchange Act, and is required to file reports, any proxy statements and other information with the SEC. You can read Aimfinity’s SEC filings, including this proxy statement/prospectus, over the Internet at the SEC’s website at http://www.sec.gov. If you would like additional copies of this proxy statement/prospectus or if you have questions about the Business Combination or the Proposals to be presented at the Extraordinary General Meeting, you should contact our proxy solicitation agent at the following address and telephone number:

Advantage Proxy, Inc.,

Toll-free at (877) 870-8565, email at ksmith@advantageproxy.com

None of Aimfinity, PubCo, Merger Sub or Docter has authorized anyone to provide you with information that differs from that contained in this proxy statement/prospectus. You should not assume that the information contained in this proxy statement/prospectus is accurate as on any date other than the date of this proxy statement/prospectus, and neither the mailing of this proxy statement/prospectus to Aimfinity’s shareholders nor the consummation of the Business Combination shall create any implication to the contrary.

This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any such offer or solicitation in such jurisdiction.

Docter does not have a class of equity securities registered under the Securities Exchange Act of 1934 and does not file reports or other information with the SEC.

If you are a shareholder of Aimfinity and would like to request documents, please do so by March 20, 2025, in order to receive them before the Extraordinary General Meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt means.

All information contained in this proxy statement/prospectus relating to Aimfinity, PubCo and Merger Sub has been supplied by Aimfinity, and all such information relating to Docter has been supplied by Docter. Information provided by either of Aimfinity or Docter does not constitute any representation, estimate or projection of the other party.

This document is a proxy statement/prospectus of Aimfinity for the Extraordinary General Meeting. We have not authorized anyone to give any information or make any representation about the Business Combination, us or Docter that is different from, or in addition to, that contained in this proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this proxy statement/prospectus speaks only as of the date of this proxy statement/prospectus unless the information specifically indicates that another date applies.

INDEX TO FINANCIAL STATEMENTS

AIMFINITY INVESTMENT CORP. I

DOCTER INC.

AIMFINITY INVESTMENT MERGER SUB I

AIMFINITY INVESTMENT CORP. I
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	SEPTEMBER 30, 2024	DECEMBER 31, 2023
Assets
Current assets:
Cash	$4,895	$4,989
Prepaid expenses	20,250	13,070
Total current assets	25,145	18,059

Cash held in Trust Account	36,327,836	43,794,663
Total Assets	$36,352,981	$43,812,722

Liabilities, Temporary Equity, and Shareholders’ Deficit
Current liabilities:
Accounts payable and accrued expenses	$860,886	$633,432
Payable – related party	—	31,572
Working Capital Loan – related party	1,012,159	500,000
Extension Loan – related party	1,125,000	510,000
Total Current Liabilities	2,998,045	1,675,004

Deferred underwriters’ discount	2,817,500	2,817,500
Total Liabilities	5,815,545	4,492,504

Commitments and Contingencies

Ordinary shares subject to possible redemption, 3,112,998 and 3,973,882 shares at redemption value of $11.24 and $11.02 per share as of September 30, 2024 and December 31, 2023, respectively	36,327,836	43,794,663

Shareholders’ Deficit:
Preference shares, $0.0001 par value, 1,000,000 shares authorized, none issued and outstanding	—	—
Class A ordinary shares, $0.0001 par value, 200,000,000 shares authorized, 492,000 and 492,000 issued and outstanding (excluding 3,112,998 and 3,973,882 shares subject to possible redemption as of September 30, 2024 and December 31, 2023, respectively)	49	49
Class B ordinary shares, $0.0001 par value, 20,000,000 shares authorized, 2,012,500 shares issued and outstanding	201	201
Additional paid-in capital	—	—
Accumulated deficit	(5,790,650)	(4,474,695)
Total Shareholders’ Deficit	(5,790,400)	(4,474,445)
Total Liabilities, Temporary Equity and Shareholders’ Deficit	$36,352,981	$43,812,722

The accompanying notes are an integral part of these unaudited consolidated financial statements.

AIMFINITY INVESTMENT CORP. I
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months Ended September 30, 2024	For the Three Months Ended September 30, 2023	For the Nine Months Ended September 30, 2024	For the Nine Months Ended September 30, 2023
Formation and operating costs	$439,739	$397,927	$700,955	$844,605
Loss from Operations	(439,739)	(397,927)	(700,955)	(844,605)

Other income:
Interest earned on investment held in Trust Account	464,528	938,777	1,603,118	2,705,381
Net Income	$24,789	$540,850	$902,163	$1,860,776

Basic and diluted weighted ordinary average shares outstanding, subject to possible redemption	3,112,998	6,632,220	3,565,433	7,572,213
Basic and diluted net income per ordinary shares subject to possible redemption	$0.10	$0.11	$0.41	$0.28
Basic and diluted weighted average ordinary shares outstanding	2,504,500	2,504,500	2,504,500	2,504,500
Basic and diluted net loss per ordinary share attributable to Aimfinity Investment LLC	$(0.11)	$(0.01)	$(0.22)	$(0.11)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

AIMFINITY INVESTMENT CORP. I
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT
(Unaudited)

	For The Nine Months Ended September 30, 2024
	Preference shares		Ordinary Shares				Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Deficit
			Class A		Class B
	Shares	Amount	Shares	Amount	Shares	Amount
Balance as of December 31, 2023	—	$—	492,000	$49	2,012,500	$201	$—	$(4,474,695)	$(4,474,445)
Extension funds attributable to ordinary shares subject to redemption	—	—	—	—	—	—	—	(255,000)	(255,000)
Accretion of carrying value to redemption value	—	—	—	—	—	—	—	(568,384)	(568,384)
Net Income	—	—	—	—	—	—	—	438,864	438,864
Balance as of March 31, 2024	—	—	492,000	49	2,012,500	201	—	(4,859,215)	(4,858,965)
Extension funds attributable to ordinary shares subject to redemption	—	—	—	—	—	—	—	(180,000)	(180,000)
Accretion of carrying value to redemption value	—	—	—	—	—	—	—	(570,206)	(570,206)
Net Income	—	—	—	—	—	—	—	438,510	438,510
Balance as of June 30, 2024	—	$—	492,000	$49	2,012,500	$201	$—	$(5,170,911)	$(5,170,661)
Extension funds attributable to ordinary shares subject to redemption	—	—	—	—	—	—	—	(180,000)	(180,000)
Accretion of carrying value to redemption value	—	—	—	—	—	—	—	(464,528)	(464,528)
Net Income	—	—	—	—	—	—	—	24,789	24,789
Balance as of September 30, 2024	—	$—	492,000	$49	2,012,500	$201	$—	$(5,790,650)	$(5,790,400)
	For the Nine Months Ended September 30, 2023
	Preference shares		Ordinary Shares				Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Deficit
			Class A		Class B
	Shares	Amount	Shares	Amount	Shares	Amount
Balance as of December 31, 2022	—	$—	492,000	$49	2,012,500	$201	$—	$(2,763,260)	$(2,763,010)
Settlement of deferred offering costs	—	—	—	—	—	—	—	150,168	150,168
Accretion of carrying value to redemption value	—	—	—	—	—	—	—	(828,231)	(828,231)
Net Income	—	—	—	—	—	—	—	679,539	679,539
Balance as of March 31, 2023	—	—	492,000	49	2,012,500	201	—	(2,761,784)	(2,761,534)
Accretion of carrying value to redemption value	—	—	—	—	—	—	—	(938,373)	(938,373)
Net Income	—	—	—	—	—	—	—	640,387	640,387
Balance as of June 30, 2023	—	$—	492,000	$49	2,012,500	$201	$—	$(3,059,770)	$(3,059,520)
Accretion of carrying value to redemption value	—	—	—	—	—	—	—	(1,193,777)	(1,193,777)
Net Income	—	—	—	—	—	—	—	540,850	540,850
Balance as of September 30, 2023	—	$—	492,000	$49	2,012,500	$201	$—	$(3,712,697)	$(3,712,447)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

AIMFINITY INVESTMENT CORP. I
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Nine Months Ended September 30, 2024	For the Nine Months Ended September 30, 2023
Cash Flows from Operating Activities:
Net income	$902,163	$1,860,776
Adjustments to reconcile net income to net cash used in operating activities:
Interest earned on investment held in Trust Account	(1,603,118)	(2,705,381)
Changes in operating assets and liabilities:
Prepaid expenses	(7,180)	100,133
Accrued expense	227,454	39,402
Net cash used in operating activities	(480,681)	(705,070)

Cash Flows from Investing Activities:
Investment of Cash in Trust Account	(615,000)	—
Withdraw of investment held in trust account	9,684,945	42,717,717
Net cash used in investing activities	9,069,945	42,717,717

Cash Flows from Financing Activities:
Ordinary shares redemption	(9,684,945)	(42,717,717)
Proceeds from extension loan	615,000	—
Proceeds from working capital loan	480,587	—
Net cash provided in financing activities	(8,589,358)	(42,717,717)

Net Change in Cash	(94)	(705,070)

Cash at beginning of period	4,989	710,573
Cash at end of period	$4,895	$5,503

Supplemental Disclosure of Non-cash Financing Activities
Payable – related party paid expenses on behalf of the Company	$—	$261,880
Extension funds attributable to ordinary shares subject to redemption	$615,000	$255,000
Accretion of carrying value to redemption value	$1,603,118	$2,960,381

The accompanying notes are an integral part of these unaudited consolidated financial statements.

Aimfinity Investment Corp. I
Notes To Consolidated Financial Statements
(Unaudited)

Note 1 — Organization, Business Operation

Aimfinity Investment Corp. I (the “Company”) is an organized blank check company incorporated as a Cayman Islands exempted company on July 26, 2021. The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or similar Business Combination with one or more businesses (the “Business Combination”). The Company has selected December 31 as its fiscal year end.

The Company is an early stage emerging growth company and, as such, the Company is subject to all of the risks associated with early stage emerging growth companies.

As of September 30, 2024, the Company had not commenced any operations. The Company’s only activities from July 26, 2021 (inception) to September 30, 2024 were organizational activities, those necessary to prepare for the IPO, described below, and, after the IPO, identifying a target company for an initial business combination. The Company will not generate any operating revenues until after the completion of an initial business combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the IPO (as defined below).

The registration statement for the Company’s Initial Public Offering (“IPO”) became effective on April 25, 2022. On April 28, 2022 the Company consummated the IPO of 8,050,000 units (including 1,050,000 units issued upon the full exercise of the over-allotment option, the “Public Units”). Each unit consists of one share of the Company’s Class A ordinary share and one Class 1 public warrant and one-half of one Class 2 public warrant. Each whole warrant (whether Class 1 or Class 2) entitles the holder thereof to purchase one share of the Company’s Class A ordinary share at a price of $11.50 per share, and only whole warrants are exercisable. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $80,500,000 on April 28, 2022.

Substantially concurrently with the closing of the IPO, the Company completed the private sale of 492,000 units (the “Private Placement Units”) at a purchase price of $10.00 per Private Placement Unit, generating gross proceeds to the Company of $4,920,000. The Private Placement Unit are identical to the Public Units in the IPO, except that the holders have agreed not to transfer, assign or sell any of the Private Placement Units (except to certain permitted transferees) until 30 days after the completion of the Company’s initial business combination.

Transaction costs amounted to $5,117,607, consisting of $4,427,500 of underwriting fees and $690,107 of other offering costs. As of September 30, 2024 and December 31, 2023, cash of $4,895 and $4,989 respectively, were held outside of the Trust Account (as defined below) and is available for working capital purposes.

Following the closing of the IPO and the issuance and the sale of Private Placement Units on April 28, 2022, $82,110,000 ($10.20 per Public Unit) from the net proceeds of the sale of the Public Units in the IPO and the sale of Private Placement Units was placed in a trust account (the “Trust Account”) maintained by U.S. Bank, National Association as a trustee. The funds in the trust account will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a 7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. Except with respect to interest earned on the funds held in the trust account that may be released to the Company to pay the franchise and income taxes, if any, the effective memorandum and articles of association at the time and subject to the requirements of law and regulation, will provide that the proceeds from the IPO and the sale of the Private Placement Units held in the trust account will not be released from the Trust Account (1) to the Company, until the completion of the initial business combination, or (2) to the Company’s public shareholders, until the earliest of (a) the completion of the initial business combination, and then only in connection with those Class A ordinary shares that such shareholders properly elected to redeem, subject to the limitations described herein, (b) the redemption of any Class A ordinary shares properly tendered in connection with a shareholder vote to amend the Company’s effective amended and restated memorandum and articles of association at the time (A) to modify the substance or timing of the Company’s obligation to provide holders of the Company’s Class A ordinary shares the right to have their shares redeemed in connection with the initial business combination or to redeem 100% of the Company’s public shares if the Company does not complete the initial business combination by the Combination Deadline (as defined below) or (B) with respect to any

Aimfinity Investment Corp. I
Notes To Consolidated Financial Statements
(Unaudited)

Note 1 — Organization, Business Operation (cont.)

other provision relating to the rights of holders of the Company’s Class A ordinary shares, and (c) the redemption of the Company’s public shares if the Company has not consummated an initial business combination by the Combination Deadline, subject to applicable law.

The Company’s initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the trust account (excluding deferred underwriting commissions and interest income earned on the trust account that is released for working capital purposes or to pay taxes) at the time of the agreement to enter into the initial business combination. However, the Company will only complete an initial business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires an interest in the target sufficient for the post-transaction company not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to complete an initial business combination successfully.

The ordinary shares subject to redemption will be recorded at a redemption value and classified as temporary equity upon the completion of the Initial Public Offering, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks shareholder approval, a majority of the issued and outstanding shares voted are voted in favor of the Business Combination.

Following the closing of the IPO, under the Company’s then-effective amended and restated memorandum and articles of association, the Company would have until July 28, 2023 (or January 28, 2024 if the Company extends the period of time to consummate an initial business combination) to consummate an initial business combination. On July 27, 2023, the Company held an extraordinary general meeting of shareholders (the “First EGM”). At the First EGM, the shareholders of the Company, by special resolution, approved the proposal to amend the Company’s then-effective amended and restated memorandum and articles of association (the “First Charter Amendment”) to (i) allow the Company until July 28, 2023 to consummate an initial business combination, and to (ii) elect to extend the period to consummate an initial business combination up to nine times, each by an additional one-month period, for a total of up to nine months to April 28, 2024, by depositing to the Company’s Trust Account the amount lesser of (i) $85,000 for each one-month extension or (ii) $0.04 for each Public Share for each one-month extension (the “First Charter Amendment Proposal”). Under Cayman Islands law, the First Charter Amendment took effect upon approval of the First Charter Amendment Proposal by the shareholders at the First EGM. On July 27, 2023, the Company also filed the First Charter Amendment with the Registrar of Companies of the Cayman Islands. Pursuant to the First Charter Amendment, the Company may, at the request of Aimfinity Investment LLC (the “Sponsor”), and by approval of the Company’s board of directors, elect to extend the period to consummate an initial business combination up to nine times, each by an additional one-month period (each, a “First Charter Amendment Monthly Extension”), for a total of up to nine months to April 28, 2024, by depositing to the Trust Account $85,000 for each First Charter Amendment Monthly Extension.

On April 23, 2024, the Company held a second extraordinary general meeting of shareholders (the “Second EGM”). At the Second EGM, the shareholders of the Company, by special resolution, approved the proposal to amend the Company’s then-effective amended and restated memorandum and articles of association (the “Second Charter Amendment”) to (i) allow the Company until April 28, 2024 to consummate an initial business combination, and to (ii) elect to extend the period to consummate an initial business combination up to nine times, each by an additional one-month period (each a “Second Charter Amendment Monthly Extension”), for a total of up to nine months to January 28, 2025 (the “Combination Deadline”), by depositing to the Company’s Trust Account the amount lesser of (i) $60,000 for each one-month extension or (ii) $0.035 for each Public Share for each one-month extension (the “Second Charter Amendment Monthly Extension”). On April 27, 2024, the Company filed the Second Charter Amendment with the Registrar of Companies of the Cayman Islands.

Aimfinity Investment Corp. I
Notes To Consolidated Financial Statements
(Unaudited)

Note 1 — Organization, Business Operation (cont.)

On May 23, 2024, in connection with the votes to approve the Second Charter Amendment, the holders of 860,884 of Public Shares of the Company exercised their right to redeem their shares for cash at redemption price of approximately $11.25 per share, for an aggregate redemption amount of approximately $9,684,945.

For the nine months ended September 30, 2024, a total of $615,000 was deposited into the Trust Account for the Public Shareholders, resulting in extensions of the period of time the Company has to consummate the initial business combination by October 28, 2024.

If the Company does not consummate an initial business combination by the Combination Deadline, the Company will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay the franchise and income taxes that were paid by the Company or are payable by the Company, if any (less up to $100,000 of interest to pay dissolution expenses) divided by the number of the then-outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, liquidate and dissolve, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

The Founder Shares (as defined in Note 6) are designated as Class B ordinary shares, par value $0.0001 per share (the “Class B ordinary shares”, together with Class A ordinary shares, the “ordinary shares”) of the Company are identical to the Class A ordinary shares included in the units being sold in the IPO, and holders of Founder Shares have the same shareholder rights as Public Shareholders, except that: (a) the founder shares will automatically convert into the Company’s Class A ordinary shares at the time of the initial business combination, (b) the Founder Shares are subject to certain transfer restrictions, as described in more detail below; (c) prior to the initial business combination, only holders of the Founder Shares have the right to vote on the appointment of directors and holders of a majority of the Company’s Founder Shares may remove a member of the board of directors for any reason; (d) in a vote to continue the Company in a jurisdiction outside the Cayman Islands (which requires the approval of at least two thirds of the votes of all ordinary shares voted at a general meeting), holders of the Company’s Founder Shares have ten votes for every Founder Share and, as a result, the Company’s initial shareholders will be able to approve any such proposal without the vote of any other shareholder; (e) the Company’s Sponsor and each member of the management team have entered into an agreement with the Company, pursuant to which they have agreed to (i) waive their redemption rights with respect to their Founder Shares, (ii) to waive their redemption rights with respect to their Founder Shares and Public Shares in connection with a shareholder vote to approve an amendment to the Company’s Charter (A) that would modify the substance or timing of the obligation to provide the Public Shareholders the right to have their Public Shares redeemed in connection with the initial business combination or to redeem 100% of the Company’s Public Shares if the Company does not complete the initial business combination by the Combination Deadline, or (B) with respect to any other provision relating to the rights of holders of the Company’s Class A ordinary shares; and (iii) waive their rights to liquidating distributions from the Trust Account with respect to any Founder Shares they hold if the Company fail to consummate an initial business combination by the Combination Deadline, although they will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares they hold if the Company fails to complete the initial business combination within the prescribed time frame; and (f) the Founder Shares are entitled to registration rights. If the Company seek shareholder approval of the Company’s initial business combination, the Company will complete the initial business combination only if the Company obtains the approval of an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the Company. In such case, the Company’s Sponsor and each member of the management team have agreed to vote their Founder Shares and Public Shares in favor of the initial business combination.

Aimfinity Investment Corp. I
Notes To Consolidated Financial Statements
(Unaudited)

Note 1 — Organization, Business Operation (cont.)

The Founder Shares will automatically convert into Class A ordinary shares at the time of the initial business combination at a ratio such that the number of Class A ordinary shares issuable upon conversion of all Founder Shares will equal, in the aggregate, on an as-converted basis, approximately 20% of the sum of (i) the total number of ordinary shares issued and outstanding upon completion of the IPO, plus (ii) the total number of Class A ordinary shares issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial business combination, excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in the initial business combination and any private placement units issued to the Company’s Sponsor, its affiliates or any member of the management team upon conversion of working capital loans. In no event will the Class B ordinary shares convert into Class A ordinary shares at a rate of less than one-to-one.

The Sponsor, Aimfinity Investment LLC, has agreed that it will be liable to the Company if and to the extent any claims by a third party (other than the Company’s registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amounts in the Trust Account to below the lesser of (i) $10.20 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account if less than $10.20 per Public Share due to reductions in the value of the trust assets, in each case net of the interest that may be withdrawn to pay the Company’s tax obligations, provided that such liability will not apply to any claims by a third-party or prospective target business that executed a waiver of any and all rights to seek access to the Trust Account nor will it apply to any claims under the indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims.

The Merger Agreement

On October 13, 2023, the Company entered into that certain Agreement and Plan of Merger (as may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”) with Docter Inc., a Delaware corporation (the “Docter”), Aimfinity Investment Merger Sub I, a Cayman Islands exempted company and wholly-owned subsidiary of the Company (“Purchaser”), and Aimfinity Investment Merger Sub II, Inc., a Delaware corporation and wholly-owned subsidiary of Purchaser (“Merger Sub”), pursuant to which (a) Company will be merged with and into Purchaser (the “Reincorporation Merger”), with Purchaser surviving the Reincorporation Merger, and (b) Merger Sub will be merged with and into the Docter (the “Acquisition Merger”), with Docter surviving the Acquisition Merger as a direct wholly owned subsidiary of Purchaser (collectively, the “Business Combination”). Following consummation of the Business Combination (the “Closing”), Purchaser will be a publicly traded company (Purchaser is sometimes referred to herein as “PubCo”, upon and following the consummation of the Reincorporation Merger).

On June 5, 2024, we, Purchaser, Merger Sub and Target entered into an amendment to the Merger Agreement (the “Amendment No. 1”) to modify the composition of PubCo’s board of directors upon and immediately following the completion of the Business Combination.

Going Concern Consideration

As of September 30, 2024, the Company had cash of $4,895 and a working deficit of $2,972,900. The Company has incurred and expects to continue to incur significant professional costs to remain as a publicly traded company and to incur significant transaction costs in pursuit of the consummation of an initial business combination.

The Company’s cash and working capital as of September 30, 2024, are not sufficient to complete its planned activities to consummate an initial business combination for the upcoming year. In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s (“FASB”) Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue

Aimfinity Investment Corp. I
Notes To Consolidated Financial Statements
(Unaudited)

Note 1 — Organization, Business Operation (cont.)

as a Going Concern,” management has determined that these conditions raise substantial doubt about the Company’s ability to continue as a going concern. In addition, if the Company is unable to complete an initial business combination by the Combination Deadline, the Company’s board of directors would proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company. There is no assurance that the Company’s plans to consummate an initial business combination will be successful by the Combination Deadline. As a result, management has determined that such additional conditions also raise substantial doubt about the Company’s ability to continue as a going concern. The financial statement does not include any adjustments that might result from the outcome of this uncertainty.

Note 2 — Significant Accounting Policies

Basis of Presentation

The accompanying unaudited financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Interim results are not necessarily indicative of results to be expected for any other interim period or for the full year. The information included in this Form 10-Q should be read in conjunction with information included in the Company’s annual report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission on April 12, 2024.

Principles of consolidation

The consolidated financial statements include the financial statements of the Company and its wholly owned subsidiaries, Purchase and Merger Sub, over which the Company exercises control. All transactions and balances among the Company and its subsidiaries have been eliminated upon consolidation.

Emerging Growth Company Status

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart The Company’s Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statement, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b) (1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statement with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Aimfinity Investment Corp. I
Notes To Consolidated Financial Statements
(Unaudited)

Note 2 — Significant Accounting Policies (cont.)

Use of Estimates

The preparation of financial statement in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statement, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had $4,895 and $4,989 in cash as of September 30, 2024 and December 31, 2023, respectively. The Company had no cash equivalents as of September 30, 2024 and December 31, 2023.

Investments held in Trust Account

As of September 30, 2024 and December 31, 2023, the assets held in the Trust Account were held in money market funds, which are invested in U.S. Treasury securities.

The Company classifies its U.S. Treasury and equivalent securities as held-to-maturity in accordance with ASC Topic 320 “Investments — Debt and Equity Securities.” Held-to-maturity securities are those securities which the Company has the ability and intent to hold until maturity. Held-to-maturity treasury securities are recorded at amortized cost on the accompanying balance sheet and adjusted for the amortization or accretion of premiums or discounts.

Deferred Offering Costs

The Company complies with the requirements of FASB ASC Topic 340-10-S99-1, “Other Assets and Deferred Costs — SEC Materials” (“ASC 340-10-S99”) and SEC Staff Accounting Bulletin Topic 5A, “Expenses of Offering”. Deferred offering costs consist of underwriting, legal, accounting and other expenses (including underwriting discounts and commissions) incurred through the balance sheet date that are directly related to the IPO and was charged to shareholder’s equity upon the completion of the IPO on April 28, 2022.

Warrants

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in Financial Accounting Standards Board (“FASB”) ASC 480 “Distinguishing Liabilities from Equity” (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, whether they meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own Ordinary Shares and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

Aimfinity Investment Corp. I
Notes To Consolidated Financial Statements
(Unaudited)

Note 2 — Significant Accounting Policies (cont.)

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of equity at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded as liabilities at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the statements of operations. (See Note 8).

Ordinary Shares Subject to Possible Redemption

The Company accounts for its ordinary shares subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” ordinary shares subject to mandatory redemption (if any) are classified as a liability instrument and are measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as stockholders’ equity. The Company’s Public Shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, as of September 30, 2024 and December 31, 2023, ordinary shares subject to possible redemption are presented at redemption value of $11.24 and $11.02 per share, respectively, as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheet. The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable Ordinary Shares to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable Class A ordinary shares are affected by charges against additional paid in capital or accumulated deficit if additional paid in capital equals to zero.

Net income (loss) Per Ordinary Share

The Company complies with accounting and disclosure requirements of FASB ASC 260, Earnings Per Share. In order to determine the net income (loss) attributable to both the redeemable shares and non-redeemable shares, the Company first considered the undistributed income (loss) allocable to both the redeemable shares and non-redeemable shares and the undistributed income (loss) is calculated using the total net income (loss) less interest and dividend income and unrealized gain or loss on investments in the Trust Account less any dividends paid. The Company then allocated the undistributed income (loss) ratably based on the weighted average number of shares outstanding between the redeemable and non-redeemable shares. Any remeasurement of the accretion to redemption value of the ordinary shares subject to possible redemption was considered to be dividends paid to the Public Shareholders. As of September 30, 2024, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then shared in the earnings of the Company. As a result, diluted income (loss) per share is the same as basic income (loss) per share for the period presented.

The net income (loss) per share presented in the statement of operations is based on the following:

	For the Three Months Ended September 30, 2024	For the Three Months Ended September 30, 2023	For the Nine Months Ended September 30, 2024	For the Nine Months Ended September 30, 2023
Net income	$24,789	$540,850	$902,163	$1,860,776
Accretion of carrying value to redemption value	(644,528)	(1,193,777)	(2,218,118)	(2,960,381)
Net loss including accretion of carrying value of Redemption value	$(619,739)	$(652,927)	$(1,315,955)	$(1,099,605)

Aimfinity Investment Corp. I
Notes To Consolidated Financial Statements
(Unaudited)

Note 2 — Significant Accounting Policies (cont.)

	For the Three Months Ended September 30, 2024		For the Three Months Ended September 30, 2023
	Redeemable Common Stock	Non- Redeemable Common Stock	Redeemable Common Stock	Non- Redeemable Common Stock
Basic and diluted net income (loss) per share:
Numerators:
Allocation of net loss including carrying value to redemption value	$(343,435)	$(276,304)	$(473,951)	$(178,976)
Accretion of carrying value to redemption value	644,528	—	1,193,777	—
Allocation of net income/(loss)	$301,093	$(276,304)	$719,826	$(178,976)

Denominators:
Weighted-average shares outstanding	3,112,998	2,504,500	6,632,220	2,504,500
Basic and diluted net income/ (loss) per share	$0.10	$(0.11)	$0.11	$(0.07)
	For the Nine Months Ended September 30, 2024		For the Nine Months Ended September 30, 2023
	Redeemable Common Stock	Non- Redeemable Common Stock	Redeemable Common Stock	Non- Redeemable Common Stock
Basic and diluted net income (loss) per share:
Numerators:
Allocation of net loss including carrying value to redemption value	$(772,982)	$(542,973)	$(826,305)	$(273,300)
Accretion of carrying value to redemption value	2,218,118	—	2,960,381	—
Allocation of net income/(loss)	$1,445,136	$(542,973)	$2,134,076	$(273,300)

Denominators:
Weighted-average shares outstanding	3,565,433	2,504,500	7,572,213	2,504,500
Basic and diluted net income/ (loss) per share	$0.41	$(0.22)	$0.28	$(0.11)

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account. As of September 30, 2024 and December 31, 2023, approximately $0 respectively, was over the Federal Deposit Insurance Corporation (FDIC) limit.

Fair Value of Financial Instruments

ASC Topic 820 “Fair Value Measurements and Disclosures” defines fair value, the methods used to measure fair value and the expanded disclosures about fair value measurements. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between the buyer and the seller at the measurement

Aimfinity Investment Corp. I
Notes To Consolidated Financial Statements
(Unaudited)

Note 2 — Significant Accounting Policies (cont.)

date. In determining fair value, the valuation techniques consistent with the market approach, income approach and cost approach shall be used to measure fair value. ASC Topic 820 establishes a fair value hierarchy for inputs, which represent the assumptions used by the buyer and seller in pricing the asset or liability. These inputs are further defined as observable and unobservable inputs. Observable inputs are those that buyer and seller would use in pricing the asset or liability based on market data obtained from sources independent of the Company. Unobservable inputs reflect the Company’s assumptions about the inputs that the buyer and seller would use in pricing the asset or liability developed based on the best information available in the circumstances.

The fair value hierarchy is categorized into three levels based on the inputs as follows:

•        Level 1 — Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access. Valuation adjustments and block discounts are not being applied. Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these securities does not entail a significant degree of judgment.

•        Level 2 — Valuations based on (i) quoted prices in active markets for similar assets and liabilities, (ii) quoted prices in markets that are not active for identical or similar assets, (iii) inputs other than quoted prices for the assets or liabilities, or (iv) inputs that are derived principally from or corroborated by market through correlation or other means.

•        Level 3 — Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Income Taxes

The Company accounts for income taxes under ASC 740 Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statement and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.

The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of September 30, 2024 and December 31, 2023. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company determined that the Cayman Islands is the Company’s only major tax jurisdiction.

The Company may be subject to potential examination by federal and state taxing authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal and state tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Aimfinity Investment Corp. I
Notes To Consolidated Financial Statements
(Unaudited)

Note 2 — Significant Accounting Policies (cont.)

The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of September 30, 2024 and December 31, 2023. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statement.

Note 3 — Investment Held in Trust Account

As of September 30, 2024 and December 31, 2023, assets held in the Trust Account were comprised of $36,327,836 and $43,794,663, respectively, in money market funds which are invested in U.S. Treasury Securities.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at September 30, 2024 and December 31, 2023 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

	Level	September 30 2024	December 31, 2023
Assets:
Trust Account – U.S. Treasury Securities Money Market Fund	1	$36,327,836	$43,794,663
Total	1	$36,327,836	$43,794,663

Note 4 — Initial Public Offering

Pursuant to the IPO on April 28, 2022, the Company sold 8,050,000 Public Units at $10.00 per Public Unit, generating gross proceeds of $80,500,000. Each Public Unit consists of one Public Share and one Class 1 warrant and one-half of one Class 2 warrant. The Company will not issue fractional shares. As a result, the warrants must be exercised in multiples of one whole warrant. Each whole warrant entitles the holder thereof to purchase one share of the Company’s Public Share at a price of $11.50 per share, and only whole warrants are exercisable. The warrants will become exercisable on the later of 30 days after the completion of the initial business combination or 12 months from the closing of the IPO, and will (except for Class 2 Warrants embedded in the Public Shares that are redeemed prior to the consummation of the initial business combination, which Class 2 warrant will be forfeited and cancelled upon redemption of such shares) expire five years after the completion of the initial business combination or earlier upon redemption or liquidation. As a result, if the Public Shareholders redeem their Public Shares prior to the consummation of the initial business combination, the embedded Class 2 warrant will be forfeited and cancelled.

The Class 1 and Class 2 warrants have similar terms, except that following June 14, 2022, the 52nd day following the effective date of the IPO, the holders of the Public Units have the option to separate the Public Units into one Class 1 warrant and one new units of the Company (the “New Units”, with each consisted of one Class A ordinary share and one-half of one Class 2 warrant), and to have the Class 1 warrants and new Units separately traded on the Nasdaq Global Market. The holders of the New Units resulting from such separation will not have the option to separate such New Units into its components, the Class A ordinary shares and the Class 2 warrants, for separate trading until consummation of the initial business combination.

All of the 8,050,000 Public Shares sold as part of the Public Units in the IPO contain a redemption feature which allows for the redemption of such Public Shares if there is a stockholder vote or tender offer in connection with an initial business combination and in connection with certain amendments to the Company’s effective amended and restated certificate of incorporation at the time, or in connection with the Company’s liquidation. In accordance with

Aimfinity Investment Corp. I
Notes To Consolidated Financial Statements
(Unaudited)

Note 4 — Initial Public Offering (cont.)

the Securities and Exchange Commission (the “SEC”) and its staff’s guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99, redemption provisions not solely within the control of the Company require ordinary shares subject to redemption to be classified outside of permanent equity.

The Company’s redeemable Class A ordinary shares is subject to SEC and its staff’s guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99. If it is probable that the equity instrument will become redeemable, the Company has the option to either accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument or to recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. The Company has elected to recognize the changes immediately. The accretion or remeasurement is treated as a deemed dividend (i.e., a reduction to retained earnings, or in absence of retained earnings, additional paid-in capital).

As of September 30, 2024 and December 31, 2023, the amounts of ordinary shares reflected on the balance sheet are reconciled in the following table.

Ordinary shares subject to possible redemption, December 31, 2023	$43,794,663
Less:
Redemptions	(9,684,945)
Plus:
Extension funds attributable to ordinary shares subject to redemption	615,000
Accretion of carrying value to redemption value	1,603,118
Ordinary shares subject to possible redemption, September 30, 2024	$36,327,836

Note 5 — Private Placement

Simultaneously with the closing of the IPO, the Company completed the private placement of 492,000 Private Placement Units to the Company’s Sponsor, Aimfinity Investment LLC, at a purchase price of $10.00 per Private Placement Unit, generating gross proceeds to the Company of $4,920,000. Each Private Placement Unit consists of one Class A ordinary share, one Class 1 warrant and one-half of one Class 2 Warrant.

The Sponsor will be permitted to transfer the Private Placement Units held by them to certain permitted transferees, including the Company’s officers and directors and other persons or entities affiliated with or related to it or them, but the transferees receiving such securities will be subject to the same agreements with respect to such securities as the founders. Otherwise, these Private Placement Units will not, subject to certain limited exceptions, be transferable or saleable until 30 days after the completion of the Company’s business combination. The warrants included in the Private Placement Units will not be transferable, assignable or saleable until 30 days after the completion of the Company’s initial business combination (except as described herein). Otherwise, the warrants have terms and provisions that are identical to those of the warrants being sold as part of the Units in the IPO, including as to exercise price, exercisability and exercise period.

Note 6 — Related Party Transactions

Founder Shares

On December 4, 2021 the Sponsor acquired 2,875,000 founder shares for an aggregate purchase price of $25,000, or approximately $0.009 per share. On March 18, 2022, the Sponsor surrendered to the Company for cancellation 862,500 founder shares for no consideration, resulting in the Company’s initial shareholders holding an aggregate of 2,012,500 Class B ordinary shares, or approximately $0.012 per share. As of September 30, 2024 and December 31, 2023, there were 2,012,500 founder shares issued and outstanding.

Aimfinity Investment Corp. I
Notes To Consolidated Financial Statements
(Unaudited)

Note 6 — Related Party Transactions (cont.)

On March 29, 2022, the Sponsor transferred 20,000 founder shares to the Chief Financial Officer of the Company and 60,000 founder shares to certain members of the board of directors. If the officer and director nominee do not become an officer or director of the Company at the time of the Company’s initial public offering, is removed from office as director, or voluntarily resigns his position with the Company before a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar Business Combination involving the Company (“the Triggering Event”), all of such shares shall be returned to Sponsor. Further, considering that in case an initial business combination does not occur these awards will be forfeited, it was deemed that the above terms result in the vesting provision whereby the share awards would vest only upon the consummation of an initial business combination or change of control event. As a result, any compensation expense in relation to these grants will be recognized at the Triggering Event. As a result, the Company recorded no compensation expense for the nine months ended September 30, 2024 and 2023.

The fair value of the founder shares on the grant date was approximately $1.37 per share. The valuation performed by the Company determined the fair value of the shares on the date of grant by applying a discount based upon a) the probability of a successful IPO, b) the probability of a successful Business Combination, and c) the lack of marketability of the Founder Shares. The aggregate grant date fair value of the awards amounted to approximately $111,774.

As of September 30, 2024, the Company determined that an initial business combination is not considered probable, and therefore, no stock-based compensation expense has been recognized. Total unrecognized compensation expense related to unvested founder shares as of September 30, 2024 amounted to approximately $111,744 and is expected to be recognized upon the Triggering Event.

The founder shares are designated as Class B ordinary shares and will automatically convert into Class A ordinary shares at the time of the initial Business Combination at a ratio such that the number of Class A ordinary shares issuable upon conversion of all founder shares will equal, in the aggregate, on an as-converted basis, approximately 20% of the sum of (i) the total number of ordinary shares issued and outstanding upon completion of the IPO, plus (ii) the total number of Class A ordinary shares issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial Business Combination, excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in the initial Business Combination and any private placement units issued to the Company’s sponsor, its affiliates or any member of the management team upon conversion of working capital loans. In no event will the Class B ordinary shares convert into Class A ordinary shares at a rate of less than one-to-one.

With certain limited exceptions, The Company’s sponsor and each member of the management team have agreed not to transfer, assign or sell any of their founder shares until the earliest of (A) one year after the completion of the initial Business Combination and (B) subsequent to the initial Business Combination, (x) if the closing price of the Company’s Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the Company’s public shareholders having the right to exchange their ordinary shares for cash, securities or other property. The Company refers to such transfer restrictions throughout this prospectus as the lock-up. Any permitted transferees would be subject to the same restrictions and other agreements of the Company’s sponsor and directors and executive officers with respect to any founder shares.

Aimfinity Investment Corp. I
Notes To Consolidated Financial Statements
(Unaudited)

Note 6 — Related Party Transactions (cont.)

Extension Loans — Related Party

As of September 30, 2024 and December 31, 2023, a total of $1,125,000 and $510,000 were deposited into the Trust Account for the public shareholders, resulting in extensions of the period of time the Company has to consummate the initial business combination by October 28, 2024.

The Notes bear no interest and are payable in full upon the earlier to occur of (i) the consummation of the Company’s business combination or (ii) the date of expiry of the term of the Company (the “Maturity Date”). The following shall constitute an event of default: (i) a failure to pay the principal within five business days of the Maturity Date; (ii) the commencement of a voluntary or involuntary bankruptcy action, (iii) the breach of the Company’s obligations thereunder; (iv) any cross defaults; (v) an enforcement proceedings against the Company; and (vi) any unlawfulness and invalidity in connection with the performance of the obligations thereunder, in which case the Note may be accelerated.

The payee of the Notes has the right, but not the obligation, to convert the Promissory Note, in whole or in part, respectively, into private units (the “Private Units”) of the Company, that are identical to the Private Units issued by the Company in the private placement consummated simultaneously with the Company’s initial public offering. The number of Private Units to be received by the Sponsor in connection with such conversion shall be an amount determined by dividing (x) the sum of the outstanding principal amount payable to the Sponsor by (y) $10.00.

As of September 30, 2024 and December 31, 2023, the Company has an outstanding loan balance of $1,125,000 and $510,000, respectively.

Payable — Related Party

The Company entered an office lease agreement with Regus. The lease term is one year from December 2021 and December 2022 at $3,332 per month. The leased office was not occupied by the Company until May 1, 2022 after the Company completed the IPO. The Sponsor make the payments for rent and is reimbursed the amounts from the Company. In March 2023, the lease agreement was terminated. The Sponsor is providing rent at no cost to the Company. During the year of 2023, the Company borrowed $17,823 from a Sponsor to pay certain operating expenses.

As of September 30, 2024 and December 31, 2023, the Company had $0 and $31,572, respectively, payable to the Sponsor. This payable is non-interest bearing, unsecured and is due on demand.

Working Capital Loans

On December 8, 2023 and on April 4, 2024, the Company issued two promissory note to I-Fa Chang, as the designee, sole member and manager of the Sponsor, under which I-Fa Chang agreed to loan the Company up to $1,000,000 to be used for a portion of the working capital. This loan is non-interest bearing, unsecured and is due at the earlier of (1) the date on which the Company consummates its initial business combination or (2) the date on which the Company liquidates and dissolves. I-Fa Chang, as the payee, has the right, but not the obligation, to convert the note, in whole or in part, into Private Placement Units of the Company, that are identical to the Private Placement Units issued by the Company in the Private Placement consummated simultaneously with the Company’s IPO, subject to certain exceptions, as described in the IPO Prospectus, by providing the Company with written notice of the intention to convert at least two business days prior to the closing of the initial business combination. The number of Private Placement Units to be received by I-Fa Chang in connection with such conversion shall be an amount determined by dividing (x) the sum of the outstanding principal amount payable to I-Fa Chang by (y) $10.00.

As of September 30, 2024 and December 31, 2023, the balance of the working capital loan are $1,012,159 and $500,000, respectively.

Aimfinity Investment Corp. I
Notes To Consolidated Financial Statements
(Unaudited)

Note 7 — Commitments & Contingencies

Registration Rights

The holders of the founder shares, private placement shares and private placement warrants, including any of those issued upon conversion of working capital loans (and any Class A ordinary shares issuable upon the exercise of the private placement warrants that may be issued upon conversion of working capital loans) will be entitled to registration rights pursuant to a registration and shareholder rights agreement to be signed prior to or on the effective date of this offering. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company registers such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statement filed after the completion of the initial business combination. However, the registration and shareholder rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lockup period, which occurs (i) in the case of the founder shares, and (ii) in the case of the private placement units and the respective Class A ordinary shares underlying such units, 30 days after the completion of the initial business combination. The Company will bear the expenses incurred in connection with the filing of any such registration statement. In addition, pursuant to the registration and shareholder rights agreement, the Company’s sponsor, upon and following consummation of an initial business combination, will be entitled to nominate three individuals for appointment to the Company’s board of directors, as long as the sponsor holds any securities covered by the registration and shareholder rights agreement.

Underwriters Agreement

The underwriters are entitled to underwriting discounts of (i) $0.20 per Public Unit, or $1,610,000 in the aggregate, paid at the closing of the IPO and(ii) a deferred underwriting discount of $0.35 per Public Unit, or approximately $2,817,500 in the aggregate, upon the consummation of the Company’s initial Business Combination. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a business combination, subject to the terms of the underwriting agreement.

Note 8 — Shareholders’ (Deficit) Equity

Preference Shares — The Company is authorized to issue 1,000,000 preference shares, $0.0001 par value, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of September 30, 2024 and December 31, 2023, there were no preference shares issued or outstanding.

Class A Ordinary Shares — The Company is authorized to issue 200,000,000 Class A ordinary shares with a par value of $0.0001 per share. As of September 30, 2024 and December 31, 2023, there were 492,000 issued and outstanding (excluding 3,112,998 and 3,973,882 shares subject to possible redemption, respectively).

Class B Ordinary Shares — The Company is authorized to issue 20,000,000 Class B ordinary shares with a par value of $0.0001 per share. On December 4, 2021, the Company issued 2,875,000 Class B ordinary shares. On March 18, 2022, the Sponsor surrendered to the Company for cancellation 862,500 Class B ordinary shares for no consideration, resulting in the Company’s initial shareholders holding an aggregate of 2,012,500 so that the initial shareholders will collectively own 20% of the Company’s issued and outstanding ordinary shares after IPO. As of September 30, 2024 and December 31, 2023, there were 2,012,500 Class B ordinary shares issued and outstanding.

Public shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders. Except as described below, holders of Class A ordinary shares and holders of Class B ordinary shares will vote together as a single class on all matters submitted to a vote of the Company’s shareholders except as required by law. Unless specified in the Company’s effective amended and restated memorandum and articles of association at the time, or as required by applicable provisions of the Companies Act or applicable stock exchange rules, the affirmative vote of a majority of the Company’s ordinary shares that are voted is required to approve any such matter

Aimfinity Investment Corp. I
Notes To Consolidated Financial Statements
(Unaudited)

Note 8 — Shareholders’ (Deficit) Equity (cont.)

voted on by the Company’s shareholders. Approval of certain actions will require a special resolution under Cayman Islands law, being the affirmative vote of at least two-thirds of the Company’s ordinary shares that are voted, and pursuant to the amended and restated memorandum and articles of association; such actions include amending the amended and restated memorandum and articles of association and approving a statutory merger or consolidation with another company. The Company’s board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being appointed in each year. There is no cumulative voting with respect to the appointment of directors, with the result that the holders of more than 50% of the shares voted for the appointment of directors can appoint all of the directors. The shareholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor. Prior to the initial Business Combination, (i) only holders of the Company’s founder shares will have the right to vote on the appointment of directors and (ii) in a vote to continue the Company in a jurisdiction outside the Cayman Islands (which requires the approval of at least two thirds of the votes of all ordinary shares voted at a general meeting), holders of the Company’s Class B ordinary shares will have ten votes for every Class B ordinary share and holders of the Company’s Class A ordinary shares will have one vote for every Class A ordinary share. These provisions of the Company’s amended and restated memorandum and articles of association may only be amended by a special resolution passed by not less than 90% of the Company’s ordinary shares who attend and vote at the Company’s general meeting which shall include the affirmative vote of a simple majority of the Company’s Class B ordinary shares. Holders of the Company’s Public Shares will not be entitled to vote on the appointment of directors prior to the initial Business Combination. In addition, prior to the completion of an initial Business Combination, holders of a majority of the Company’s founder shares may remove a member of the board of directors for any reason. In connection with the initial Business Combination, the Company may enter into a shareholders agreement or other arrangements with the shareholders of the target with respect to voting and other corporate governance matters following completion of the initial Business Combination.

Warrants — Each whole warrant entitles the registered holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of 12 months from the closing of this offering and 30 days after the completion of the initial business combination, except as discussed in the immediately succeeding paragraph. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. The warrants will (except for Class 2 redeemable warrants attached to shares that are redeemed in connection with the initial business combination, which Class 2 redeemable warrants will expire upon redemption of such shares) expire five years after the completion of the initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

As of September 30, 2024 and December 31, 2023, 8,542,000 Class 1 Warrants and 2,232,941 Class 2 Warrants are outstanding (including 492,000 Class 1 Warrants and 246,000 Class 2 Warrants underlying the Private Placement Units), The Company will account for warrants as equity instruments in accordance with ASC 815, Derivatives and Hedging, based on the specific terms of the warrant agreement.

The Company has agreed that as soon as practicable, but in no event later than 20 business days, after the closing of the initial Business Combination, the Company will use its commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Class A ordinary shares issuable upon exercise of the warrants, and the Company will use its commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of the initial Business Combination, and to maintain the effectiveness of such registration statement and a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed, as specified in the warrant agreement; provided that if the Company’s Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at the Company’s option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not

Aimfinity Investment Corp. I
Notes To Consolidated Financial Statements
(Unaudited)

Note 8 — Shareholders’ (Deficit) Equity (cont.)

be required to file or maintain in effect a registration statement, and the Company will use its commercially reasonably efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the 60th business day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, and the Company will use its commercially reasonably efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering the warrants for that number of Class A ordinary shares equal to the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied by the excess of the “fair market value” (defined below) less the exercise price of the warrants by (y) the fair market value. The “fair market value” as used in this paragraph means the volume weighted average price of the Class A ordinary shares for the 10 trading days ending on the trading day prior to the date on which the notice of exercise is received by the warrant agent.

Redemption of warrants when the price per Class A ordinary share equals or exceeds $16.50. Once the warrants become exercisable, the Company may redeem the outstanding warrants:

•        in whole and not in part;

•        at a price of $0.01 per warrant;

•        upon a minimum of 30 days’ prior written notice of redemption to each warrant holder; and

•        if, and only if, the closing price of the Class A ordinary shares equals or exceeds $16.50 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “— Warrants-Public Shareholders’ Warrants-Anti-dilution Adjustments”) for any 20 trading days within a 30-trading day period ending three trading days before the Company sends the notice of redemption to the warrant holders).

In addition, if (x) The Company issue additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per ordinary share (with such issue price or effective issue price to be determined in good faith by the board of directors and, in the case of any such issuance to the Company’s sponsor or its affiliates, without taking into account any founder shares held by the Company’s sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates the initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price and the $16.50 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 165% of the higher of the Market Value and the Newly Issued Price.

Aimfinity Investment Corp. I
Notes To Consolidated Financial Statements
(Unaudited)

Note 9 — Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date through the date when the financial statements were issued. Based on this review, management identified the following subsequent events that are required disclosure in the financial statements.

Backstop Agreement

On October 16, 2024, the Company, Purchaser, and Family Inheritance Consulting (H.K.) Limited (“Backstop Investor”), entered into a certain backstop agreement, under which the Backstop Investor agrees to purchase, and the Investor agrees to purchase, at the request of the Company, Class A ordinary shares, par value $0.0001 per share, of the Company, at a price of $10.00 per share in the aggregated purchase price (the “Purchase Price”) no less than the minimum amount of cash (the “Commitment”) resulting in the net tangible assets of the Purchaser upon the closing of the Business Combination being no less than $5,000,001 in accordance with the requests of the redemption that it has received in connection with the Business Combination immediately prior to the cut-off time to accept redemption request as set forth in its amended and restated memorandum and articles of association (the “Redemption Requests”), if and only if the Company reasonably believes that redemptions by public shareholders of the Company in connection with the Business Combination will result in the net tangible assets of the Purchaser upon the closing of the Business Combination being less than $5,000,001 based on the Redemption Requests. In connection with such purchase, the Investor waives redemption rights associated with the purchased shares, and shall receive the same numbers of ordinary shares of the Purchaser, par value $0.0001 per share, upon the closing of the Business Combination.

Working Capital Loans — Related party

On October 21, 2024, the Company issued a promissory note to I-Fa Chang, as the designee, sole member and manager of the Sponsor, under which I-Fa Chang agreed to loan the Company up to $1,500,000 to be used for a portion of the working capital.

This loan is non-interest bearing, unsecured and is due at the earlier of (1) the date on which the Company consummates its initial business combination or (2) the date on which the Company liquidates and dissolves. Mr. Chang, as the payee, has the right, but not the obligation, to convert the note, in whole or in part, into Private Placement Units of the Company, that are identical to the Private Placement Units issued by the Company in the Private Placement consummated simultaneously with the Company’s IPO, subject to certain exceptions, as described in the IPO Prospectus, by providing the Company with written notice of the intention to convert at least two business days prior to the closing of the Initial Business Combination. The number of Private Placement Units to be received by Mr. Chang in connection with such conversion shall be an amount determined by dividing (x) the sum of the outstanding principal amount payable to Mr. Chang by (y) $10.00.

Third Extraordinary General Meeting

On January 9, 2025, an extraordinary general meeting of shareholders (the “Third EGM”) of the Company was organized, where the shareholders approved another amendment to the third amended and restated memorandum and articles of association to further provide Aimfinity the option to, at the request of the Sponsor and by approval of the Aimfinity’s Board, elect to extend the Combination Period up to an additional nine times, each by an additional one-month period (each, a “New Monthly Extension”), for a total of up to nine months from January 28, 2025 until up to October 28, 2025, by depositing $0.05 for each remaining AIMA Public Share at the time of such deposit (each a “New Monthly Extension Payment”), that needs to be deposited by Aimfinity’s Sponsor or its designee to the Trust Account on or before the 28th day of each month from January 28, 2024 to October 28, 2025, in accordance with the fourth amended and restated memorandum and articles of association (the “New Charter”).

Aimfinity Investment Corp. I
Notes To Consolidated Financial Statements
(Unaudited)

Note 9 — Subsequent Events (cont.)

In connection with the Third EGM, the AIMA Public Shareholders were afforded with an additional opportunity to redeem their AIMA Public Shares. 1,996,522 AIMA New Units, or about 64.2% of the public AIMA New Units issued and outstanding at the time, were submitted for redemption and the components thereof, including the Public Shares and the AIMA Class 2 Warrants thereof, were cancelled. As a result, an aggregate of approximately $23,778,577 have been allocated and are in the process of distribution from the Trust Account to the redeeming Public Shareholders.

Amendment No. 2 to the Merger Agreement

On January 29, 2025, we, Purchaser, Merger Sub and Target entered into an amendment to the Merger Agreement (the “Amendment No. 2”) to modify the earnout payment arrangement provided in the Merger Agreement.

Extension Notes

On October 28, 2024, November 27, 2024, and December 27, 2024, respectively, the Company issued an unsecured promissory note of $60,000 each time (each a “Previous Monthly Extension Note”) to I-Fa Chang, a member and manager of Aimfinity Investment LLC, the sponsor of the company (the “Sponsor”), as the Sponsor’s designee, to evidence the payments made for $60,000 (the “Previous Monthly Extension Payment”) to the Trust Account for the public shareholders, which enables the Company to extend the period of time it has to consummate its initial business combination by three one-month periods from October 28, 2024 to January 28, 2025.

On January 27, 2025, in accordance to the New Charter, the Company issued an unsecured promissory note of $55,823 (the “New Monthly Extension Note”, together with the Previous Monthly Extension Notes, the “Extension Notes”) to I-Fa Chang, a member and manager of Aimfinity Investment LLC, the sponsor of the company (the “Sponsor”), as the Sponsor’s designee, to evidence the payments made for the New Monthly Extension Payment of $55,823 to the Trust Account for the public shareholders, which enables the Company to extend the period of time it has to consummate its initial business combination by three one-month periods from January 28, 2025 to February 28, 2025.

Each of the Extension Notes bears no interest and is payable in full upon the earlier to occur of (i) the consummation of the Company’s business combination (the “Business Combination”) or (ii) the date of expiry of the term of the Company (the “Maturity Date”). The following shall constitute an event of default: (i) a failure to pay the principal within five business days of the Maturity Date; (ii) the commencement of a voluntary or involuntary bankruptcy action, (iii) the breach of the Company’s obligations thereunder; (iv) any cross defaults; (v) an enforcement proceedings against the Company; and (vi) any unlawfulness and invalidity in connection with the performance of the obligations thereunder, in which case the Extension Notes may be accelerated.

The payee of the Extension Notes, Mr. Chang, has the right, but not the obligation, to convert the Extension Notes, in whole or in part, respectively, into private units (the “Private Units”) of the Company, that are identical to The Private Units issued by the Company in the private placement consummated simultaneously with the Company’s initial public offering, subject to certain exceptions, as described in the final prospectus of the Company (File Number: 333-263874), by providing the Company with written notice of the intention to convert at least two business days prior to the closing of the Business Combination. The number of Private Units to be received by the Sponsor in connection with such conversion shall be an amount determined by dividing (x) the sum of the outstanding principal amount payable to the Sponsor by (y) $10.00.

The issuance of the Note was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors of

Aimfinity Investment Corp. I

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Aimfinity Investment Corp. I and its subsidiaries (collectively, the “Company”) as of December 31, 2023 and 2022, and the related consolidated statements of operations, changes in shareholders’ deficit, and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s business plan is dependent on the completion of a business combination within a prescribed period of time and if not completed will cease all operations except for the purpose of liquidating. The date for mandatory liquidation and subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ MaloneBailey, LLP

www.malonebailey.com

We have served as the Company’s auditor since 2023.

Houston, Texas

April 12, 2024

AIMFINITY INVESTMENT CORP. I
CONSOLIDATED BALANCE SHEETS

	DECEMBER 31, 2023	DECEMBER 31, 2022
Assets
Current assets:
Cash	$4,989	$710,573
Prepaid expenses – current portion	13,070	156,845
Total current assets	18,059	867,418

Prepaid expenses – non-current portion	—	13,070
Cash held in Trust Account	43,794,663	82,735,662
Total Assets	$43,812,722	$83,616,150

Liabilities, Temporary Equity, and Shareholders’ Deficit
Current liabilities:
Accounts payable and accrued expenses	$633,432	$812,249
Payable – related party	31,572	13,749
Working Capital Loan – related party	500,000	—
Extension Loan – related party	510,000	—
Total Current Liabilities	1,675,004	825,998

Deferred underwriters’ discount	2,817,500	2,817,500
Total Liabilities	4,492,504	3,643,498

Commitments and Contingencies

Ordinary shares subject to possible redemption, 3,973,882 shares and 8,050,000 shares at redemption value of $11.02 and $10.28 per share as of December 31, 2023 and 2022, respectively	43,794,663	82,735,662

Shareholders’ Deficit:
Preference shares, $0.0001 par value, 1,000,000 shares authorized, non issued and outstanding	—	—
Class A ordinary shares, $0.0001 par value, 200,000,000 shares authorized, 492,000 and 492,000 issued and outstanding(excluding 3,973,882 shares and 8,050,000 shares subject to possible redemption as of December 31, 2023 and 2022, respectively)	49	49
Class B ordinary shares, $0.0001 par value, 20,000,000 shares authorized, 2,012,500 shares issued and outstanding	201	201
Additional paid-in capital	—	—
Accumulated deficit	(4,474,695)	(2,763,260)
Total Shareholders’ Deficit	(4,474,445)	(2,763,010)
Total Liabilities, Temporary Equity and Shareholders’ Deficit	$43,812,722	$83,616,150

The accompanying notes are an integral part of these consolidated financial statements.

AIMFINITY INVESTMENT CORP. I
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year ended December 31, 2023	For the Year ended December 31, 2022
Formation and operating costs	$1,351,603	$977,699
Loss from Operations	(1,351,603)	(977,699)

Other income:
Interest earned on investment held in Trust Account	3,266,717	625,662

Net Income (Loss)	$1,915,114	$(352,037)

Basic and diluted weighted ordinary average shares outstanding, subject to possible redemption	6,665,237	5,447,534
Basic and diluted net income per ordinary shares subject to possible redemption	$0.36	$0.44
Basic and diluted weighted average ordinary shares outstanding	2,504,500	2,345,442
Basic and diluted net loss per ordinary share attributable to Aimfinity Investment LLC	$(0.20)	$(1.17)

The accompanying notes are an integral part of these consolidated financial statements.

AIMFINITY INVESTMENT CORP. I
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

	For The Year Ended December 31, 2023
	Preference shares		Ordinary Shares				Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Deficit
			Class A		Class B
	Shares	Amount	Shares	Amount	Shares	Amount
Balance as of December 31, 2022	—	$—	492,000	$49	2,012,500	$201	$—	$(2,763,260)	$(2,763,010)
Settlement of deferred offering costs	—	—	—	—	—	—	—	150,168	150,168
Extension funds attributable to ordinary shares subject to redemption	—	—	—	—	—	—	—	(510,000)	(510,000)
Accretion of carrying value to redemption value	—	—	—	—	—	—	—	(3,266,717)	(3,266,717)
Net Income	—	—	—	—	—	—	—	1,915,114	1,915,114
Balance as of December 31, 2023	—	$—	492,000	$49	2,012,500	$201	$—	$(4,474,695)	$(4,474,445)
	For The Year Ended December 31, 2022
	Preference shares		Ordinary Shares				Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Equity (Deficit)
			Class A		Class B
	Shares	Amount	Shares	Amount	Shares	Amount
Balance as of December 31, 2021	—	$—	—	$—	2,012,500	$201	$24,799	$(2,704)	$22,296
Sale of public units through public offering	—	—	8,050,000	805	—	—	80,499,195	—	80,500,000
Sale of private placement shares	—	—	492,000	49	—	—	4,919,951	—	4,920,000
Underwriters’ discount	—	—	—	—	—	—	(4,427,500)	—	(4,427,500)
Other offering expenses	—	—	—	—	—	—	(690,107)	—	(690,107)
Reclassification of ordinary shares subject to redemption	—	—	(8,050,000)	(805)	—	—	(78,969,389)	—	(78,970,194)
Allocation of offering costs to ordinary shares subject to redemption	—	—	—	—	—	—	5,020,353	—	5,020,353
Accretion of carrying value to redemption value	—	—	—	—	—	—	(6,377,302)	(2,408,519)	(8,785,821)
Net loss	—	—	—	—	—	—	—	(352,037)	(352,037)
Balance as of December 31, 2022	—	$—	492,000	$49	2,012,500	$201	$—	$(2,763,260)	$(2,763,010)

The accompanying notes are an integral part of these consolidated financial statements.

AIMFINITY INVESTMENT CORP. I
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended December 31, 2023	For the Year Ended December 31, 2022

Cash Flows from Operating Activities:
Net income (loss)	$1,915,114	$(352,037)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest earned on investment held in Trust Account	(3,266,717)	(625,662)
Changes in operating assets and liabilities:
Prepaid expenses	156,845	(169,915)
Accrued expense	(10,826)	812,249
Payable – related party	—	13,749
Net cash used in operating activities	(1,205,584)	(321,616)

Cash Flows from Investing Activities:
Purchase of investment held in Trust Account	—	(82,110,000)
Investment of Cash in Trust Account	(510,000)	—
Withdraw of investment held in Trust Account	42,717,716	—
Net cash used in investing activities	42,207,716	(82,110,000)

Cash Flows from Financing Activities:
Proceeds from sale of public units through public offering	—	80,500,000
Proceeds from sale of private placement shares	—	4,920,000
Payment of underwriters’ discount	—	(1,610,000)
Payment of offering costs	—	(690,107)
Ordinary shares redemption	(42,717,716)	—
Proceeds from issuance of promissory from founder	—	351,150
Proceeds from extension loan	510,000	—
Proceeds from working capital loan	500,000	—
Repayment on promissory note to related party	—	(328,854)
Net cash provided in financing activities	(41,707,716)	83,142,189

Net Change in Cash	(705,584)	710,573

Cash at beginning of period	710,573	—
Cash at end of period	$4,989	$710,573

Supplemental Disclosure of Non-cash Financing Activities
Reclassification of ordinary shares subject to redemption	$—	$82,110,000
Settlement of deferred offering costs	150,168	—
Deferred underwriters’ discount	$—	$2,817,500
Extension funds attributable to ordinary shares subject to redemption	$510,000	$—
Payable – related party paid expenses on behalf of the Company	$17,823	$—
Accretion of carrying value to redemption value	$3,266,717	$8,785,821

The accompanying notes are an integral part of these consolidated financial statements.

AIMFINITY INVESTMENT CORP. I
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Organization, Business Operation

Aimfinity Investment Corp. I (the “Company”) is an organized blank check company incorporated as a Cayman Islands exempted company on July 26, 2021. The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or similar Business Combination with one or more businesses (the “Business Combination”). The Company has selected December 31 as its fiscal year end.

The Company is an early stage emerging growth company and, as such, the Company is subject to all of the risks associated with early stage emerging growth companies.

As of December 31, 2023, the Company had not commenced any operations. The Company’s only activities from July 26, 2021 (inception) to December 31, 2023 were organizational activities, those necessary to prepare for the IPO, described below, and, after the IPO, identifying a target company for a Business Combination. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the IPO (as defined below).

The registration statement for the Company’s Initial Public Offering (“IPO”) became effective on April 25, 2022. On April 28, 2022 the Company consummated the IPO of 8,050,000 units (including 1,050,000 units issued upon the full exercise of the over-allotment option, the “Public Units”). Each unit consists of one share of the Company’s Class A ordinary share and one Class 1 public warrant and one-half of one Class 2 public warrant. Each whole warrant entitles the holder thereof to purchase one share of the Company’s Class A ordinary share at a price of $11.50 per share, and only whole warrants are exercisable. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $80,500,000 on April 28, 2022.

Substantially concurrently with the closing of the IPO, the Company completed the private sale of 492,000 units (the “Private Placement Units”) at a purchase price of $10.00 per Private Placement Unit, generating gross proceeds to the Company of $4,920,000. The Private Placement Unit are identical to the Public Units in the IPO, except that the holders have agreed not to transfer, assign or sell any of the Private Placement Units (except to certain permitted transferees) until 30 days after the completion of the Company’s initial Business Combination.

Transaction costs amounted to $5,117,607, consisting of $4,427,500 of underwriting fees and $690,107 of other offering costs. As of December 31, 2023 and 2022, cash of $4,989 and $710,573 respectively, were held outside of the Trust Account (as defined below) and is available for working capital purposes.

Following the closing of the IPO and the issuance and the sale of Private Placement Units on April 28, 2022, $82,110,000 ($10.20 per Public Unit) from the net proceeds of the sale of the Public Units in the IPO and the sale of Private Placement Units was placed in a Trust Account (the “Trust Account”) maintained by U.S. Bank, National Association as a trustee. The funds in the Trust Account will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a 7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay the franchise and income taxes, if any, the effective memorandum and articles of association at the time and subject to the requirements of law and regulation, will provide that the proceeds from the IPO and the sale of the Private Placement Units held in the Trust Account will not be released from the Trust Account (1) to the Company, until the completion of the initial Business Combination, or (2) to the Company’s public shareholders, until the earliest of (a) the completion of the initial Business Combination, and then only in connection with those Class A ordinary shares that such shareholders properly elected to redeem, subject to the limitations described herein, (b) the redemption of any Class A ordinary shares properly tendered in connection with a shareholder vote to amend the Company’s effective amended and restated memorandum and articles of association at the time (A) to modify the substance or timing of the Company’s obligation to provide holders of the Company’s Class A ordinary shares the right to have their shares redeemed in connection with the initial Business Combination or to redeem 100% of the Company’s public shares if the Company does not complete the initial Business Combination within the Combination Period (as defined below) or (B) with respect to any other provision relating to the rights of holders of the Company’s Class A ordinary shares, and (c) the redemption of the Company’s public shares if the Company has not consummated the Business Combination within the Combination Period, subject to applicable law.

AIMFINITY INVESTMENT CORP. I
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Organization, Business Operation (cont.)

The Company’s initial Business Combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding deferred underwriting commissions and interest income earned on the Trust Account that is released for working capital purposes or to pay taxes) at the time of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires an interest in the target sufficient for the post-transaction company not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to complete a Business Combination successfully.

The ordinary shares subject to redemption will be recorded at a redemption value and classified as temporary equity upon the completion of the Initial Public Offering, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks shareholder approval, a majority of the issued and outstanding shares voted are voted in favor of the Business Combination.

Under the Company’s then-effective amended and restated memorandum and articles of association, the Company would have until July 28, 2023 (or January 28, 2024 if the Company extends the period of time to consummate an initial business combination) to consummate an initial business combination. On July 27, 2023, the Company held an extraordinary general meeting of shareholders (the “EGM”). At the EGM, the shareholders of the Company, by special resolution, approved the proposal to amend the Company’s then effective amended and restated memorandum and articles of association (the “Charter Amendment”) to (i) allow the Company until July 28, 2023 to consummate an initial business combination, and to (ii) elect to extend the period to consummate an initial business combination up to nine times, each by an additional one-month period, for a total of up to nine months to April 28, 2024, by depositing to the Company’s Trust Account the amount lesser of (i) $85,000 for each one-month extension or (ii) $0.04 for each Public Share for each one-month extension (the “Charter Amendment Proposal”). Under Cayman Islands law, the Charter Amendment took effect upon approval of the Charter Amendment Proposal by the shareholders at the EGM. On July 27, 2023, the Company also filed a second amended and restated memorandum and articles of association with the Registrar of Companies of the Cayman Islands. Pursuant to the Charter Amendment, the Company may, at the request of the sponsor of the Company’s IPO, Aimfinity Investment LLC (the “sponsor”), and by approval of the Company’s board of directors, elect to extend the period to consummate an initial business combination up to nine times, each by an additional one-month period (each, a “Monthly Extension”), for a total of up to nine months to April 28, 2024 (the “Combination Period”), by depositing to the Trust Account $85,000 for each Monthly Extension.

In connection with the votes to approve the Charter Amendment Proposal, the holders of 4,076,118 of Public Shares of the Company exercised their right to redeem their shares for cash at a redemption price of approximately $10.48 per share, for an aggregate redemption amount of approximately $42,717,716.

As of December 31, 2023, a total of $510,000 was deposited into the Trust Account for the public shareholders, resulting in extensions of the period of time the Company has to consummate the initial Business Combination by January 28, 2024.

The Company will have the Combination Period to consummate the Business Combination, the Company will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to Aimfinity to pay the franchise and income taxes that were paid by the Company or are payable by the Company, if any (less up to $100,000 of interest to pay dissolution expenses) divided by the number of the then-outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably

AIMFINITY INVESTMENT CORP. I
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Organization, Business Operation (cont.)

possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, liquidate and dissolve, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

The founder shares are designated as Class B ordinary shares are identical to the Class A ordinary shares included in the units being sold in the IPO, and holders of founder shares have the same shareholder rights as public shareholders, except that: (a) the founder Class B ordinary shares will automatically convert into the Company’s Class A ordinary shares at the time of the initial Business Combination, (b) the founder shares are subject to certain transfer restrictions, as described in more detail below; (c) prior to the initial Business Combination, only holders of the founder shares have the right to vote on the appointment of directors and holders of a majority of the Company’s founder shares may remove a member of the board of directors for any reason; (d) in a vote to continue the Company in a jurisdiction outside the Cayman Islands (which requires the approval of at least two thirds of the votes of all ordinary shares voted at a general meeting), holders of the Company’s founder shares have ten votes for every founder share and, as a result, the Company’s initial shareholders will be able to approve any such proposal without the vote of any other shareholder; (e) the Company’s sponsor and each member of the management team have entered into an agreement with the Company, pursuant to which they have agreed to (i) waive their redemption rights with respect to their founder shares (ii) to waive their redemption rights with respect to their founder shares and public shares in connection with a shareholder vote to approve an amendment to the Company’s amended and restated memorandum and articles of association (A) that would modify the substance or timing of the obligation to provide holders of the Company’s Class A ordinary shares the right to have their shares redeemed in connection with the initial Business Combination or to redeem 100% of the Company’s public shares if the Company does not complete the initial Business Combination within the Combination Period or (B) with respect to any other provision relating to the rights of holders of the Company’s Class A ordinary shares; and (iii) waive their rights to liquidating distributions from the Trust Account with respect to any founder shares they hold if the Company fail to consummate an initial Business Combination within the Combination Period, although they will be entitled to liquidating distributions from the Trust Account with respect to any public shares they hold if the Company fails to complete the initial Business Combination within the prescribed time frame; and (f) the founder shares are entitled to registration rights. If the Company seek shareholder approval of the Company’s initial Business Combination, the Company will complete the initial Business Combination only if the Company obtains the approval of an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the Company. In such case, the Company’s sponsor and each member of the management team have agreed to vote their founder shares and public shares in favor of the initial Business Combination.

The founder shares will automatically convert into Class A ordinary shares at the time of the initial Business Combination at a ratio such that the number of Class A ordinary shares issuable upon conversion of all founder shares will equal, in the aggregate, on an as-converted basis, approximately 20% of the sum of (i) the total number of ordinary shares issued and outstanding upon completion of the IPO, plus (ii) the total number of Class A ordinary shares issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial Business Combination, excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in the initial Business Combination and any private placement units issued to the Company’s sponsor, its affiliates or any member of the management team upon conversion of working capital loans. In no event will the Class B ordinary shares convert into Class A ordinary shares at a rate of less than one-to-one.

The sponsor, Aimfinity Investment LLC, has agreed that it will be liable to the Company if and to the extent any claims by a third party (other than the Company’s registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amounts in the Trust Account to below the lesser of (i) $10.20 per public share and (ii) the actual amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account if less than $10.20 per public share due to reductions in the value of the trust assets, in each case net of the interest that may be withdrawn to pay the Company’s tax obligations, provided that such liability will not apply to any

AIMFINITY INVESTMENT CORP. I
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Organization, Business Operation (cont.)

claims by a third-party or prospective target business that executed a waiver of any and all rights to seek access to the Trust Account nor will it apply to any claims under the indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the sponsor will not be responsible to the extent of any liability for such third-party claims.

The Merger Agreement

On October 13, 2023, The Company, entered into that certain Agreement and Plan of Merger (as may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”),by and between the Company, Docter Inc., a Delaware corporation (the “Docter”), Aimfinity Investment Merger Sub I, a Cayman Islands exempted company and wholly-owned subsidiary of the Company (“Purchaser”), and Aimfinity Investment Merger Sub II, Inc., a Delaware corporation and wholly-owned subsidiary of Purchaser (“Merger Sub”), pursuant to which (a) Company will be merged with and into Purchaser (the “Reincorporation Merger”), with Purchaser surviving the Reincorporation Merger, and (b) Merger Sub will be merged with and into the Docter (the “Acquisition Merger”), with Docter surviving the Acquisition Merger as a direct wholly owned subsidiary of Purchaser (collectively, the “Business Combination”). Following consummation of the Business Combination (the “Closing”), Purchaser will be a publicly traded company (Purchaser is sometimes referred to herein as “PubCo”, upon and following the consummation of the Reincorporation Merger).

Going Concern Consideration

As of December 31, 2023, the Company had cash of $4,989 and a working deficit of $1,656,945. The Company has incurred and expects to continue to incur significant professional costs to remain as a publicly traded company and to incur significant transaction costs in pursuit of the consummation of a Business Combination.

The Company’s cash and working capital as of December 31, 2023, are not sufficient to complete its planned activities to consummate a business combination for the upcoming year. In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that these conditions raise substantial doubt about the Company’s ability to continue as a going concern. In addition, if the Company is unable to complete a Business Combination within the Combination Period, the Company’s board of directors would proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company. There is no assurance that the Company’s plans to consummate a Business Combination will be successful within the Combination Period. As a result, management has determined that such additional conditions also raise substantial doubt about the Company’s ability to continue as a going concern. The financial statement does not include any adjustments that might result from the outcome of this uncertainty.

Note 2 — Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the rules and regulations of the SEC and include all normal and recurring adjustments that management of the Company considers necessary for a fair presentation of its financial position and operation results.

Principles of consolidation

The consolidated financial statements include the financial statements of the Company and its wholly owned subsidiaries, Purchase and Merger Sub, over which the Company exercises control. All transactions and balances among the Company and its subsidiaries have been eliminated upon consolidation.

AIMFINITY INVESTMENT CORP. I
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Significant Accounting Policies (cont.)

Emerging Growth Company Status

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart The Company’s Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statement, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b) (1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statement with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statement in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statement, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had $4,989 and $710,573 in cash as of December 31, 2023 and 2022, respectively. The Company had no cash equivalents as of December 31, 2023 or December 31, 2022.

Investments held in Trust Account

As of December 31, 2023 and 2022, the assets held in the Trust Account were held in money market funds, which are invested in U.S. Treasury securities.

The Company classifies its U.S. Treasury and equivalent securities as held-to-maturity in accordance with ASC Topic 320 “Investments — Debt and Equity Securities.” Held-to-maturity securities are those securities which the Company has the ability and intent to hold until maturity. Held-to-maturity treasury securities are recorded at amortized cost on the accompanying balance sheet and adjusted for the amortization or accretion of premiums or discounts.

AIMFINITY INVESTMENT CORP. I
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Significant Accounting Policies (cont.)

Deferred Offering Costs

The Company complies with the requirements of FASB ASC Topic 340-10-S99-1, “Other Assets and Deferred Costs — SEC Materials” (“ASC 340-10-S99”) and SEC Staff Accounting Bulletin Topic 5A, “Expenses of Offering”. Deferred offering costs consist of underwriting, legal, accounting and other expenses (including underwriting discounts and commissions) incurred through the balance sheet date that are directly related to the IPO and was charged to shareholder’s equity upon the completion of the IPO on April 28, 2022.

Warrants

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in Financial Accounting Standards Board (“FASB”) ASC 480 “Distinguishing Liabilities from Equity” (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, whether they meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own Ordinary Shares and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of equity at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded as liabilities at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the statements of operations. (See Note 8).

Ordinary Shares Subject to Possible Redemption

The Company accounts for its ordinary shares subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” ordinary shares subject to mandatory redemption (if any) are classified as a liability instrument and are measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as stockholders’ equity. The Company’s Public Shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, as of December 31, 2023 and 2022, ordinary shares subject to possible redemption are presented at redemption value of $11.02 and $10.28 per share, respectively, as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheet. The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable Ordinary Shares to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable Class A ordinary shares are affected by charges against additional paid in capital or accumulated deficit if additional paid in capital equals to zero.

Net income (loss) Per Ordinary Share

The Company complies with accounting and disclosure requirements of FASB ASC 260, Earnings Per Share. In order to determine the net income (loss) attributable to both the redeemable shares and non-redeemable shares, the Company first considered the undistributed income (loss) allocable to both the redeemable shares and non-redeemable shares and the undistributed income (loss) is calculated using the total net income (loss) less interest and dividend income and unrealized gain or loss on investments in the Trust Account less any dividends paid. The Company then allocated the undistributed income (loss) ratably based on the weighted average number of shares outstanding between the redeemable and non-redeemable shares. Any remeasurement of the accretion to redemption value of the

AIMFINITY INVESTMENT CORP. I
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Significant Accounting Policies (cont.)

ordinary shares subject to possible redemption was considered to be dividends paid to the public shareholders. As of December 31, 2023 and 2022, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then shared in the earnings of the Company. As a result, diluted income (loss) per share is the same as basic income (loss) per share for the period presented.

The net income (loss) per share presented in the statements of operations is based on the following.

	For the Year Ended December 31, 2023	For the Year Ended December 31, 2022
Net income (loss)	$1,915,114	$(352,037)
Accretion of carrying value to redemption value	(3,776,717)	(8,785,821)
Net loss including accretion of carrying value of redemption value	$(1,861,603)	$(9,137,858)
	For the Year Ended December 31, 2023		For the Year Ended December 31, 2022
	Redeemable Common Stock	Non- Redeemable Common Stock	Redeemable Common Stock	Non- Redeemable Common Stock
Basic and diluted net income (loss) per share:
Numerators:
Allocation of net income (loss) including carrying value to redemption value	$1,353,149	$(508,454)	$(6,387,648)	$(2,750,210)
Less: Accretion of carrying value to redemption value	3,776,717	—	8,785,821	—
Allocation of net income/(loss)	$2,423,568	$(508,454)	$2,398,173	$(2,750,210)

Denominators:
Weighted-average shares outstanding	6,665,237	2,504,500	5,447,534	2,345,442
Basic and diluted net income/(loss) per share	$0.36	$(0.20)	$0.44	$(1.17)

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account. As of December 31, 2023 and 2022, approximately $0 and $460,573, respectively, was over the Federal Deposit Insurance Corporation (FDIC) limit.

Fair Value of Financial Instruments

ASC Topic 820 “Fair Value Measurements and Disclosures” defines fair value, the methods used to measure fair value and the expanded disclosures about fair value measurements. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between the buyer and the seller at the measurement date. In determining fair value, the valuation techniques consistent with the market approach, income approach and cost approach shall be used to measure fair value. ASC Topic 820 establishes a fair value hierarchy for inputs, which represent the assumptions used by the buyer and seller in pricing the asset or liability. These inputs are further defined as observable and unobservable inputs. Observable inputs are those that buyer and seller would use in pricing the asset or liability based on market data obtained from sources independent of the Company. Unobservable inputs reflect the Company’s assumptions about the inputs that the buyer and seller would use in pricing the asset or liability developed based on the best information available in the circumstances.

AIMFINITY INVESTMENT CORP. I
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Significant Accounting Policies (cont.)

The fair value hierarchy is categorized into three levels based on the inputs as follows:

•        Level 1 — Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access. Valuation adjustments and block discounts are not being applied. Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these securities does not entail a significant degree of judgment.

•        Level 2 — Valuations based on (i) quoted prices in active markets for similar assets and liabilities, (ii) quoted prices in markets that are not active for identical or similar assets, (iii) inputs other than quoted prices for the assets or liabilities, or (iv) inputs that are derived principally from or corroborated by market through correlation or other means.

•        Level 3 — Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Income Taxes

The Company accounts for income taxes under ASC 740 Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statement and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.

The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2023 and 2022. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company determined that the Cayman Islands is the Company’s only major tax jurisdiction.

The Company may be subject to potential examination by federal and state taxing authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal and state tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2023 and 2022. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statement.

AIMFINITY INVESTMENT CORP. I
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Investment Held in Trust Account

As of December 31, 2023 and 2022, assets held in the Trust Account were comprised of $43,794,663 and $82,735,662, respectively, in money market funds which are invested in U.S. Treasury Securities.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at December 31, 2023 and December 31, 2022 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

	Level	December 31, 2023	December 31, 2022
Assets:
Trust Account – U.S. Treasury Securities Money Market Fund	1	$43,794,663	$82,735,662
Total	1	$43,794,663	$82,735,662

Note 4 — Initial Public Offering

Pursuant to the IPO on April 28, 2022, the Company sold 8,050,000 Public Units at $10.00 per Public Unit, generating gross proceeds of $80,500,000. Each Public Unit consists of one Public Share and one Class 1 Warrant and one-half of one Class 2 Warrant. The Company will not issue fractional shares. As a result, the warrants must be exercised in multiples of one whole warrant. Each whole warrant entitles the holder thereof to purchase one share of the Company’s Public Share at a price of $11.50 per share, and only whole warrants are exercisable. The warrants will become exercisable on the later of 30 days after the completion of the initial Business Combination or 12 months from the closing of the IPO, and will (except for Class 2 Warrants embedded in the Public Shares that are redeemed prior to the consummation of the initial Business Combination, which Class 2 Warrants will be forfeited and cancelled upon redemption of such shares) expire five years after the completion of the initial Business Combination or earlier upon redemption or liquidation. As a result, if the public shareholders redeem their Public Shares prior to the consummation of the initial Business Combination, the embedded Class 2 Warrants will be forfeited and cancelled.

The Class 1 and Class 2 warrants have similar terms, except that the Class 1 Warrants separated and began separately trading on the 52nd day following the effective date of the IPO. The New Units resulting from such separation (each such New Unit consisting of one Class A ordinary share and one-half of one Class 2 Warrant) will not separate into Class A ordinary shares and redeemable warrants until consummation of the initial Business Combination.

All of the 8,050,000 public shares sold as part of the Public Units in the IPO contain a redemption feature which allows for the redemption of such public shares if there is a stockholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to the Company’s effective amended and restated certificate of incorporation at the time, or in connection with the Company’s liquidation. In accordance with the Securities and Exchange Commission (the “SEC”) and its staff’s guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99, redemption provisions not solely within the control of the Company require ordinary shares subject to redemption to be classified outside of permanent equity.

The Company’s redeemable Class A ordinary shares is subject to SEC and its staff’s guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99. If it is probable that the equity instrument will become redeemable, the Company has the option to either accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument or to recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. The Company has elected to recognize the changes immediately. The accretion or remeasurement is treated as a deemed dividend (i.e., a reduction to retained earnings, or in absence of retained earnings, additional paid-in capital).

AIMFINITY INVESTMENT CORP. I
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 4 — Initial Public Offering (cont.)

As of December 31, 2023 and 2022, the amounts of ordinary shares reflected on the balance sheet are reconciled in the following table.

Gross proceeds	$80,500,000
Less:
Proceeds allocated to Class 1 public warrants	(1,529,806)
Offering costs of public shares	(5,020,353)
Plus:
Accretion of carrying value to redemption value	8,785,821
Ordinary shares subject to possible redemption, December 31, 2022	$82,735,662
Less:
Redemptions	(42,717,716)
Plus:
Extension funds attributable to ordinary shares subject to redemption	510,000
Accretion of carrying value to redemption value	3,266,717
Ordinary shares subject to possible redemption, December 31, 2023	$43,794,663

Note 5 — Private Placement

Simultaneously with the closing of the IPO, the Company completed the private placement of 492,000 Private Placement Units to the Company’s sponsor, Aimfinity Investment LLC, at a purchase price of $10.00 per Private Placement Unit, generating gross proceeds to the Company of $4,920,000. Each Private Placement Unit consists of one Class A ordinary share, one Class 1 Warrant and one-half of one Class 2 Warrant.

The sponsor will be permitted to transfer the Private Placement Units held by them to certain permitted transferees, including the Company’s officers and directors and other persons or entities affiliated with or related to it or them, but the transferees receiving such securities will be subject to the same agreements with respect to such securities as the founders. Otherwise, these Private Placement Units will not, subject to certain limited exceptions, be transferable or saleable until 30 days after the completion of the Company’s Business Combination. The warrants included in the Private Placement Units will not be transferable, assignable or saleable until 30 days after the completion of the Company’s initial Business Combination (except as described herein). Otherwise, the warrants have terms and provisions that are identical to those of the warrants being sold as part of the Units in the IPO, including as to exercise price, exercisability and exercise period.

Note 6 — Related Party Transactions

Founder Shares

On December 4, 2021 the Sponsor acquired 2,875,000 founder shares for an aggregate purchase price of $25,000, or approximately $0.009 per share. On March 18, 2022, the sponsor surrendered to the Company for cancellation 862,500 founder shares for no consideration, resulting in the Company’s initial shareholders holding an aggregate of 2,012,500 Class B ordinary shares, or approximately $0.012 per share. As of December 31, 2023 and 2022, there were 2,012,500 founder shares issued and outstanding.

On March 29, 2022, the sponsor transferred 20,000 founder shares to the Chief Financial Officer of the Company and 60,000 founder shares to certain members of the board of directors. If the officer and director nominee do not become an officer or director of the Company at the time of the Company’s initial public offering, is removed from office as director, or voluntarily resigns his position with the Company before a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar Business Combination involving the Company (“the Triggering Event”), all of such shares shall be returned to sponsor. Further, considering that in case the Business Combination does not occur these awards will be forfeited, it was deemed that the above terms result in the vesting provision

AIMFINITY INVESTMENT CORP. I
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 6 — Related Party Transactions (cont.)

whereby the share awards would vest only upon the consummation of a Business Combination or change of control event. As a result, any compensation expense in relation to these grants will be recognized at the Triggering Event. As a result, the Company recorded no compensation expense for the year ended December 31, 2023 or December 31, 2022.

The fair value of the founder shares on the grant date was approximately $1.37 per share. The valuation performed by the Company determined the fair value of the shares on the date of grant by applying a discount based upon a) the probability of a successful IPO, b) the probability of a successful Business Combination, and c) the lack of marketability of the Founder Shares. The aggregate grant date fair value of the awards amounted to approximately $111,774.

As of December 31, 2023, the Company determined that a Business Combination is not considered probable, and therefore, no stock-based compensation expense has been recognized. Total unrecognized compensation expense related to unvested founder shares at December 31, 2023 amounted to approximately $111,744 and is expected to be recognized upon the Triggering Event.

The founder shares are designated as Class B ordinary shares and will automatically convert into Class A ordinary shares at the time of the initial Business Combination at a ratio such that the number of Class A ordinary shares issuable upon conversion of all founder shares will equal, in the aggregate, on an as-converted basis, approximately 20% of the sum of (i) the total number of ordinary shares issued and outstanding upon completion of the IPO, plus (ii) the total number of Class A ordinary shares issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial Business Combination, excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in the initial Business Combination and any private placement units issued to the Company’s sponsor, its affiliates or any member of the management team upon conversion of working capital loans. In no event will the Class B ordinary shares convert into Class A ordinary shares at a rate of less than one-to-one.

With certain limited exceptions, The Company’s sponsor and each member of the management team have agreed not to transfer, assign or sell any of their founder shares until the earliest of (A) one year after the completion of the initial Business Combination and (B) subsequent to the initial Business Combination, (x) if the closing price of the Company’s Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the Company’s public shareholders having the right to exchange their ordinary shares for cash, securities or other property. The Company refers to such transfer restrictions throughout this prospectus as the lock-up. Any permitted transferees would be subject to the same restrictions and other agreements of the Company’s sponsor and directors and executive officers with respect to any founder shares.

Extension Loan — Related Party

As of December 31, 2023, a total of $510,000 was deposited into the Trust Account for the public shareholders, resulting in extensions of the period of time the Company has to consummate the initial Business Combination by January 28, 2024.

The Notes bear no interest and are payable in full upon the earlier to occur of (i) the consummation of the Company’s business combination or (ii) the date of expiry of the term of the Company (the “Maturity Date”). The following shall constitute an event of default: (i) a failure to pay the principal within five business days of the Maturity Date; (ii) the commencement of a voluntary or involuntary bankruptcy action, (iii) the breach of the Company’s obligations thereunder; (iv) any cross defaults; (v) an enforcement proceedings against the Company; and (vi) any unlawfulness and invalidity in connection with the performance of the obligations thereunder, in which case the Note may be accelerated.

AIMFINITY INVESTMENT CORP. I
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 6 — Related Party Transactions (cont.)

The payee of the Notes has the right, but not the obligation, to convert the Promissory Note, in whole or in part, respectively, into private units (the “Private Units”) of the Company, that are identical to the Private Units issued by the Company in the private placement consummated simultaneously with the Company’s initial public offering. The number of Private Units to be received by the Sponsor in connection with such conversion shall be an amount determined by dividing (x) the sum of the outstanding principal amount payable to the Sponsor by (y) $10.00.

As of December 31, 2023 and 2022, the Company has an outstanding loan balance of $510,000 and $0, respectively.

Payable — Related Party

The Company entered an office lease agreement with Regus. The lease term is one year from December 2021 and December 2022 at $3,332 per month. The leased office was not occupied by the Company until May 1, 2022 after the Company completed the IPO. The sponsor make the payments for rent and is reimbursed the amounts from the Company. In March 2023, the lease agreement was terminated. The Sponsor is providing rent at no cost to the Company. During the year of 2023, the Company borrowed $17,823 from a sponsor to pay certain operating expenses.

As of December 31, 2023 and 2022, the Company had $31,572 and $13,749, respectively, payable to the sponsor. This payable is non-interest bearing, unsecured and is due on demand.

Working Capital Loans

On December 8, 2023, the Company issued a promissory note to I-Fa Chang, as the designee of the Sponsor, under which I-Fa Chang agreed to loan the Company up to $500,000 to be used for a portion of the working capital. This loan is non-interest bearing, unsecured and is due at the earlier of (1) the date on which the Company consummates its initial business combination or (2) the date on which the Company liquidates and dissolves. I-Fa Chang, as the payee, has the right, but not the obligation, to convert the note, in whole or in part, into Private Placement Units of the Company, that are identical to the Private Placement Units issued by the Company in the Private Placement consummated simultaneously with the Company’s IPO, subject to certain exceptions, as described in the IPO Prospectus, by providing the Company with written notice of the intention to convert at least two business days prior to the closing of the Initial Business Combination. The number of Private Placement Units to be received by I-Fa Chang in connection with such conversion shall be an amount determined by dividing (x) the sum of the outstanding principal amount payable to I-Fa Chang by (y) $10.00. As of December 31, 2023 and 2022, the balance of the working capital loan are $500,000 and $0, respectively.

Note 7 — Commitments & Contingencies

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statement. The financial statement do not include any adjustments that might result from the outcome of this uncertainty.

Registration Rights

The holders of the founder shares, private placement shares and private placement warrants, including any of those issued upon conversion of working capital loans (and any Class A ordinary shares issuable upon the exercise of the private placement warrants that may be issued upon conversion of working capital loans) will be entitled to registration rights pursuant to a registration and shareholder rights agreement to be signed prior to or on the effective date of this offering. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company registers such securities. In addition, the holders have certain “piggy-back” registration

AIMFINITY INVESTMENT CORP. I
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 7 — Commitments & Contingencies (cont.)

rights with respect to registration statement filed after the completion of the initial business combination. However, the registration and shareholder rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lockup period, which occurs (i) in the case of the founder shares, and (ii) in the case of the private placement units and the respective Class A ordinary shares underlying such units, 30 days after the completion of the initial business combination. The Company will bear the expenses incurred in connection with the filing of any such registration statement. In addition, pursuant to the registration and shareholder rights agreement, the Company’s sponsor, upon and following consummation of an initial business combination, will be entitled to nominate three individuals for appointment to the Company’s board of directors, as long as the sponsor holds any securities covered by the registration and shareholder rights agreement.

Underwriters Agreement

The underwriters are entitled to underwriting discounts of (i) $0.20 per Public Unit, or $1,610,000 in the aggregate, paid at the closing of the IPO and(ii) a deferred underwriting discount of $0.35 per Public Unit, or approximately $2,817,500 in the aggregate, upon the consummation of the Company’s initial Business Combination. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a business combination, subject to the terms of the underwriting agreement.

Note 8 — Shareholders’ Deficit

Preference Shares — The Company is authorized to issue 1,000,000 preference shares, $0.0001 par value, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of December 31, 2023 and 2022, there were no preference shares issued or outstanding.

Class A Ordinary Shares — The Company is authorized to issue 200,000,000 Class A ordinary shares with a par value of $0.0001 per share. As of December 31, 2023 and 2022, there were 492,000 issued and outstanding (excluding 3,973,883 and 8,050,000 shares subject to possible redemption, respectively).

Class B Ordinary Shares — The Company is authorized to issue 20,000,000 Class B ordinary shares with a par value of $0.0001 per share. On December 4, 2021, the Company issued 2,875,000 Class B ordinary shares. On March 18, 2022, the sponsor surrendered to the Company for cancellation 862,500 Class B ordinary shares for no consideration, resulting in the Company’s initial shareholders holding an aggregate of 2,012,500 so that the initial shareholders will collectively own 20% of the Company’s issued and outstanding ordinary shares after IPO. As of December 31, 2023 and December 31, 2022, there were 2,012,500 Class B ordinary shares issued and outstanding.

Public shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders. Except as described below, holders of Class A ordinary shares and holders of Class B ordinary shares will vote together as a single class on all matters submitted to a vote of the Company’s shareholders except as required by law. Unless specified in the Company’s effective amended and restated memorandum and articles of association at the time, or as required by applicable provisions of the Companies Act or applicable stock exchange rules, the affirmative vote of a majority of the Company’s ordinary shares that are voted is required to approve any such matter voted on by the Company’s shareholders. Approval of certain actions will require a special resolution under Cayman Islands law, being the affirmative vote of at least two-thirds of the Company’s ordinary shares that are voted, and pursuant to the amended and restated memorandum and articles of association; such actions include amending the amended and restated memorandum and articles of association and approving a statutory merger or consolidation with another company. The Company’s board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being appointed in each year. There is no cumulative voting with respect to the appointment of directors, with the result that the holders of more than 50% of the shares voted for the appointment of directors can appoint all of the directors. The shareholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor. Prior to the initial Business Combination, (i) only holders of the Company’s founder shares will have the right to vote on the appointment of directors and (ii) in a vote to continue the Company in a jurisdiction outside the Cayman Islands (which requires the approval of at least two thirds of the votes of all ordinary shares voted at a general meeting), holders of the Company’s

AIMFINITY INVESTMENT CORP. I
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 8 — Shareholders’ Deficit (cont.)

Class B ordinary shares will have ten votes for every Class B ordinary share and holders of the Company’s Class A ordinary shares will have one vote for every Class A ordinary share. These provisions of the Company’s amended and restated memorandum and articles of association may only be amended by a special resolution passed by not less than 90% of the Company’s ordinary shares who attend and vote at the Company’s general meeting which shall include the affirmative vote of a simple majority of the Company’s Class B ordinary shares. Holders of the Company’s Public Shares will not be entitled to vote on the appointment of directors prior to the initial Business Combination. In addition, prior to the completion of an initial Business Combination, holders of a majority of the Company’s founder shares may remove a member of the board of directors for any reason. In connection with the initial Business Combination, the Company may enter into a shareholders agreement or other arrangements with the shareholders of the target with respect to voting and other corporate governance matters following completion of the initial Business Combination.

Warrants — Each whole warrant entitles the registered holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of 12 months from the closing of this offering and 30 days after the completion of the initial business combination, except as discussed in the immediately succeeding paragraph. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. The warrants will (except for Class 2 redeemable warrants attached to shares that are redeemed in connection with the initial business combination, which Class 2 redeemable warrants will expire upon redemption of such shares) expire five years after the completion of the initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

As of December 31, 2023, 8,542,000 Class 1 Warrants and 2,232,941 Class 2 Warrants are outstanding (including 492,000 Class 1 Warrants and 246,000 Class 2 Warrants underlying the Private Placement Units), and as of December 31, 2022, 8,542,000 Class 1 Warrants and 4,271,000 Class 2 Warrants are outstanding (including 492,000 Class 1 Warrants and 246,000 Class 2 Warrants underlying the Private Placement Units). The Company will account for warrants as equity instruments in accordance with ASC 815, Derivatives and Hedging, based on the specific terms of the warrant agreement.

The Company has agreed that as soon as practicable, but in no event later than 20 business days, after the closing of the initial Business Combination, the Company will use its commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Class A ordinary shares issuable upon exercise of the warrants, and the Company will use its commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of the initial Business Combination, and to maintain the effectiveness of such registration statement and a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed, as specified in the warrant agreement; provided that if the Company’s Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at the Company’s option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, and the Company will use its commercially reasonably efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the 60th business day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, and the Company will use its commercially reasonably efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such an event, each holder would pay the exercise price by surrendering the warrants for that number of Class A ordinary shares equal to the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied by the excess of the “fair market value” (defined below) less the exercise price of the warrants by (y) the fair market value. The “fair market value” as used in this paragraph means the volume weighted average price of the Class A ordinary shares for the 10 trading days ending on the trading day prior to the date on which the notice of exercise is received by the warrant agent.

AIMFINITY INVESTMENT CORP. I
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 8 — Shareholders’ Deficit (cont.)

Redemption of warrants when the price per Class A ordinary share equals or exceeds $16.50. Once the warrants become exercisable, the Company may redeem the outstanding warrants:

•        in whole and not in part;

•        at a price of $0.01 per warrant;

•        upon a minimum of 30 days’ prior written notice of redemption to each warrant holder; and

•        if, and only if, the closing price of the Class A ordinary shares equals or exceeds $16.50 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “— Warrants — Public Shareholders’ Warrants — Anti-dilution Adjustments”) for any 20 trading days within a 30-trading day period ending three trading days before the Company sends the notice of redemption to the warrant holders).

In addition, if (x) The Company issue additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per ordinary share (with such issue price or effective issue price to be determined in good faith by the board of directors and, in the case of any such issuance to the Company’s sponsor or its affiliates, without taking into account any founder shares held by the Company’s sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates the initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price and the $16.50 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 165% of the higher of the Market Value and the Newly Issued Price.

Note 9 — Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date through the date when the financial statements were issued. Based on this review, management identified the following subsequent events that are required disclosure in the financial statements.

Promissory Notes

On January 26, 2024 an aggregate of $85,000 was deposited into the Trust Account for the public shareholders, resulting in an extension of the period of time the Company has to consummate the initial Business Combination by one month from January 28, 2024 to February 28, 2024 (the “Seventh Extension”).

On February 28, 2024 an aggregate of $85,000 was deposited into the Trust Account for the public shareholders, resulting in an extension of the period of time the Company has to consummate the initial Business Combination by one month from February 28, 2024 to March 28, 2024 (the “Eighth Extension”).

On March 28, 2024 an aggregate of $85,000 was deposited into the Trust Account for the public shareholders, resulting in an extension of the period of time the Company has to consummate the initial Business Combination by one month from March 28, 2024 to April 28, 2024 (the “Nineth Extension”).

AIMFINITY INVESTMENT CORP. I
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 9 — Subsequent Events (cont.)

On April 4, 2024, the Company issued a promissory note to I-Fa Chang, as the designee of the Sponsor, under which I-Fa Chang agreed to loan the Company up to $500,000 to be used for a portion of the working capital. This loan is non-interest bearing, unsecured and is due at the earlier of (1) the date on which the Company consummates its initial business combination or (2) the date on which the Company liquidates and dissolves. I-Fa Chang, as the payee, has the right, but not the obligation, to convert the note, in whole or in part, into Private Placement Units of the Company, that are identical to the Private Placement Units issued by the Company in the Private Placement consummated simultaneously with the Company’s IPO, subject to certain exceptions, as described in the IPO Prospectus, by providing the Company with written notice of the intention to convert at least two business days prior to the closing of the Initial Business Combination. The number of Private Placement Units to be received by I-Fa Chang in connection with such conversion shall be an amount determined by dividing (x) the sum of the outstanding principal amount payable to I-Fa Chang by (y) $10.00.

DOCTER INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	June 30, 2024	December 31, 2023
ASSETS
Current assets
Cash and cash equivalents	$7	$1,548
Accounts receivable, net	3,781	2,670
Prepaid expenses and other current assets	18,947	17,351
Total current assets	22,735	21,569

Non-current assets
Operating lease right-of-use assets	—	1,358
Finance lease right-of-use assets	3,346	7,091
Deferred merger costs	754,779	375,664
Other assets	—	10,385
Total non-current assets	758,125	394,498

TOTAL ASSETS	$780,860	$416,067

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accrued payroll and other payables	$956,959	$402,659
Due to related parties	635,433	571,288
Promissory note	471,797	248,054
Operating lease liabilities, current	—	1,358
Finance lease liabilities, current	4,086	8,100
Advances from customers	13,251	17,786
Total current liabilities	2,081,526	1,249,245

TOTAL LIABILITIES	2,081,526	1,249,245

STOCKHOLDERS’ DEFICIT
Common shares ($0.0001 par value, 50,000,000 shares authorized, 50,000,000 shares issued and outstanding as of June 30, 2024 and December 31, 2023)	5,000	5,000
Additional paid-in capital	230,365	230,365
Accumulated deficit	(1,610,496)	(1,108,267)
Accumulated other comprehensive income	74,465	39,724
TOTAL STOCKHOLDERS’ DEFICIT	(1,300,666)	(833,178)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$780,860	$416,067

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

DOCTER INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(UNAUDITED)

	For the Six Months Ended June 30,
	2024	2023
Revenues	$19,983	$20,116
Cost of revenues	9,529	5,081
Gross profit	10,454	15,035

Operating expenses:
Selling, general and administrative expenses	423,199	27,323
Research and development expenses	89,658	125,759
Total operating expenses	512,857	153,082

Loss from operations	(502,403)	(138,047)

Other income (expenses)
Other income	340	3,622
Interest income	6	9
Interest expense	(172)	(394)
Total other income	174	3,237

Loss before income taxes	(502,229)	(134,810)

Income tax expense	—	—

Net loss	(502,229)	(134,810)

Other comprehensive income
Foreign currency translation adjustment	34,741	6,882

Total comprehensive loss	$(467,488)	$(127,928)

Net loss per common share	$(0.010)	$(0.003)
Basic and diluted

Weighted average common shares outstanding
Basic and diluted	50,000,000	50,000,000

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

DOCTER INC.
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT
(UNAUDITED)

	Common Shares		Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income	Total Stockholders’ Deficit
	Number of shares	Amount
Balance as of December 31, 2022	5,000,000	$5,000	$230,365	$(609,388)	$45,248	$(328,775)
Net loss	—	—	—	(134,810)	—	(134,810)
Foreign currency translation adjustment	—	—	—	—	6,882	6,882
Balance as of June 30, 2023	5,000,000	$5,000	$230,365	$(744,198)	$52,130	$(456,703)

	Common Shares		Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income	Total Stockholders’ Deficit
	Number of shares	Amount
Balance as of December 31, 2023	5,000,000	$5,000	$230,365	$(1,108,267)	$39,724	$(833,178)
Net loss	—	—	—	(502,229)	—	(502,229)
Foreign currency translation adjustment	—	—	—	—	34,741	34,741
Balance as of June 30, 2024	5,000,000	5,000	230,365	(1,610,496)	74,465	(1,300,666)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

DOCTER INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the Six Months Ended June 30,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(502,229)	$(134,810)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization expense	3,403	3,554
Non-cash lease expense	1,304	2,584
Change in operating assets and liabilities
Account receivable, net	(1,284)	(353)
Prepaid expenses, other current assets and other assets	7,351	(4,342)
Accrued payroll and other payables	416,795	13,261
Operating lease liabilities	(1,304)	(2,584)
Advances from customers	(3,593)	(3,034)
Net cash used in operating activities	(79,557)	(125,724)

CASH FLOWS FROM FINANCING ACTIVITIES:
Capital distribution	—	—
Payments for finance lease liabilities	(460)	(2,899)
Borrowings from related party	78,537	132,512
Repayments to related party	—	—
Net cash provided by financing activities	78,077	129,613

Effect of exchange rate changes	(61)	(75)

Net change in cash and cash equivalents	(1,541)	3,814

Cash and cash equivalents – beginning of the period	1,548	7
Cash and cash equivalents – end of the period	$7	$3,821

Supplemental cash flow disclosure
Income taxes paid	$—	$—
Interest paid	$172	$394

Non-cash investing and financing transactions
Expenses paid by related party on behalf of the Company	$19,487	$14,073
Expenses paid by third party by advancing the promissory note	$223,743	$—
Unpaid deferred merger costs	$379,115	$—

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

DOCTER INC. AND ITS SUBSIDIARY
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Nature of Business and Organization

Docter Inc. (“Docter” or the “Company”) is a holding company incorporated on January 13, 2021 under the laws of the State of Delaware. The Company has no substantive operations other than holding all of the outstanding shares of Horn Enterprise Co. Ltd. (“Horn”), which was established under the laws of Taiwan on March 4, 2016.

On November 11, 2022, Docter completed a reorganization by issuance of a total of 50,000,000 shares of common stock to the existing shareholders of Horn, in exchange for their sale of actual beneficial ownership in Horn (the “Reorganization”). The Reorganization is considered as a recapitalization between entities under common control since the same controlling shareholders controlled these two entities before and after the transaction. The consolidation of the Company and its subsidiary has been accounted for at historical cost and prepared on the basis as if the aforementioned transaction had become effective as of the beginning of the earliest period presented in the accompanying consolidated financial statements.

On October 13, 2023, the Company entered into the Agreement and Plan of Merger (the “Merger Agreement”) with Aimfinity Investment Corp. I, a Cayman Islands exempted company (“Parent”), Aimfinity Investment Merger Sub I, a Cayman Islands exempted company and wholly-owned subsidiary of Parent (“PubCo”), and Aimfinity Investment Merger Sub II, Inc., a Delaware corporation and wholly-owned subsidiary of PubCo (“Merger Sub”), pursuant to which (a) Parent will be merged with and into PubCo (the “Reincorporation Merger”), with PubCo surviving the Reincorporation Merger, and (b) Merger Sub will be merged with and into the Company (the “Acquisition Merger”), with the Company surviving the Acquisition Merger as a direct wholly owned subsidiary of PubCo (collectively, the “Business Combination”). Following consummation of the Business Combination, PubCo will be a publicly traded company. On June 5, 2024, Amendment No. 1 to the Merger Agreement was entered into by and among the aforementioned parties.

The Company, through its wholly-owned subsidiary, Horn, has been developing a non-invasive blood sugar glucose monitoring technology, alleviating the necessity for blood sampling. The Company develops health monitoring devices such as the DocterWatch and Docter iCare and employs “Docter Cloud” platform technologies to facilitate health monitoring, vascular elasticity tracking, and myocardial infarction prediction. Additionally, Docter recently developed biological radar wave technology to cater to those requiring health monitoring from home and people either living alone or of old age. Docter and Horn are collectively referred to herein as the “Company”, “we” or “us”, unless specific reference is made to an entity.

Note 2 — Going Concern

As of June 30, 2024, the Company has been unable to generate sufficient cash flows to support its operations. To date, the Company has financed its operations primarily through cash flows from capital contributions and loans from shareholders, and a promissory note from a third party. The Company experienced negative financial results as follows:

—     Accumulated deficit of approximately $1.6 million and $1.1 million as of June 30, 2024 and December 31, 2023, respectively;

—     Negative working capital of approximately $2.1 million and $1.2 million as of June 30, 2024 and December 31, 2023, respectively;

—     Recurring net losses of approximately $0.5 million and $0.1 million for the six months ended June 30, 2024 and 2023, respectively;

—     Negative cash flows from operating activities of approximately $80,000 and $126,000 for the six months ended June 30, 2024 and 2023, respectively.

DOCTER INC. AND ITS SUBSIDIARY
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Going Concern (cont.)

These factors raise substantial doubt about our ability to continue as a going concern. The Company is trying to alleviate the going concern risk through the following sources:

—     Equity financing in the United States (“U.S.”) capital market to support its working capital after the de-SPAC transaction;

—     Other available sources of financing from Taiwan banks and other financial institutions or private lender; and

—     Financial support and credit guarantee commitments from the Company’s related parties.

However, there is no guarantee that the substantial doubt about the Company’s ability to continue as a going concern will be alleviated. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 — Summary of Significant Accounting Policies

Basis of presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for information pursuant to the rules and regulations of the Securities Exchange Commission (“SEC”). The unaudited condensed consolidated financial statements as of June 30, 2024 and for the six months ended June 30, 2024 and 2023 included all adjustments consisting of normal recurring nature considered necessary to present fairly the financial position, results of operations and cash flows for such interim periods. Certain information and footnote disclosures normally included in the financial statements prepared in conformity with U.S. GAAP have been condensed or omitted pursuant to such rules and regulations. Interim results are not necessarily indicative of results to be expected for the full year of 2024 and 2023. Accordingly, these unaudited condensed consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements as of and for the years ended December 31, 2023 and 2022.

Principles of consolidation

The unaudited condensed consolidated financial statements include the financial statements of the Company and its subsidiary. All transactions and balances between the Company and its subsidiary have been eliminated upon consolidation.

Use of estimates

In preparing the unaudited condensed consolidated financial statements in conformity with U.S. GAAP, the management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the unaudited condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates are based on information available as of the date of the unaudited condensed consolidated financial statements. Significant accounting estimates required to be made by management include, but are not limited to, allowance for credit losses, impairment of long-lived assets, valuation allowance of deferred tax assets and implicit interest rate of operating and finance leases. Actual results could differ from those estimates.

DOCTER INC. AND ITS SUBSIDIARY
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Summary of Significant Accounting Policies (cont.)

Foreign currency translation and transaction

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the unaudited condensed consolidated statements of operations and comprehensive loss.

The reporting currency of the Company is United States Dollars (“US$”) and the accompanying unaudited condensed consolidated financial statements have been expressed in US$. The Company’s subsidiary in Taiwan conducts its businesses and maintain its books and records in the local currency, New Taiwan dollars (“NT$”), as its functional currency.

In general, for consolidation purposes, assets and liabilities of the Company’s subsidiary whose functional currency is not US$ are translated into US$, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiary are recorded as a separate component of accumulated other comprehensive income within the unaudited condensed consolidated statements of changes in stockholders’ deficit. Cash flows are also translated at average translation rates for the reporting period, therefore, amounts reported on the unaudited condensed consolidated statements of cash flows will not necessarily agree with changes in the corresponding balances on the unaudited condensed consolidated balance sheets.

Translation of foreign currency into US$1 have been made at the following exchange rates for the respective periods:

	June 30, 2024	June 30, 2023
Current NT$: US$1 exchange rate	32.45	31.14
Average NT$: US$1 exchange rate	31.90	30.55

Accounts receivable, net

Accounts receivable, net represent the amounts that the Company has an unconditional right to consideration, which are stated at the original amount less an allowance for credit losses. The Company adopted ASU No. 2016-13 “Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments” (“ASC 326”) on its accounts receivable starting from January 1, 2023, and records the allowance for credit losses as an offset to accounts receivable, with a corresponding charge recorded in the unaudited condensed consolidated statements of operation and comprehensive loss. The allowance for credit losses reflects the Company’s current estimate of credit losses expected to be incurred over the life of the receivables. In determining the amount of the allowance for credit losses, the Company considers historical collectability based on past due status, the age of the accounts receivable balances, credit quality of the Company’s customers based on ongoing credit evaluations, current economic conditions, reasonable and supportable forecasts of future economic conditions, and other factors that may affect the Company’s ability to collect from customers. The Company measures credit losses on its accounts receivable using the current expected credit loss model under ASC 326. As of June 30, 2024 and December 31, 2023, no allowance for credit losses against accounts receivable was recorded.

Prepaid expenses and other current assets

Prepaid expenses and other current assets primarily include prepaid third-party service fee such as technology service fee, prepaid value added tax (“VAT”) and other receivables. Starting from January 1, 2023, the Company adopted ASC 326 on its other receivables using the modified retrospective approach. The new credit loss guidance replaces the old model for measuring the allowance for credit losses with a model that is based on the expected losses

DOCTER INC. AND ITS SUBSIDIARY
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Summary of Significant Accounting Policies (cont.)

rather than incurred losses. The Company measures credit losses on its other receivables using the current expected credit loss model under ASC 326. As of June 30, 2024 and December 31, 2023, no allowance for credit losses against other receivables was recorded.

Deferred merger costs

Deferred merger costs represent expenses charged by the attorneys, underwriters, and other direct costs related to the Business Combination. Should the Business Combination not be consummated, these deferred costs, as well as additional expenses to be incurred, will be charged to expenses. Deferred merger costs are classified as non-current assets if the Company does not expect to complete the Business Combination within the next twelve months.

Impairment of long-lived assets

Long-lived assets with finite lives, primarily right-of use assets, are reviewed for impairment when events or changes in circumstances indicate that the carrying value of the asset may not be recoverable. If the estimated cash flows from the use of the asset and its eventual disposition are below the asset’s carrying value, then the asset is deemed to be impaired and written down to its fair value. There were no impairments of these assets during the six months ended June 30, 2024 and 2023.

Revenue recognition

The Company recognized revenue under ASC Topic 606, “Revenue from Contracts with Customers”.

To determine revenue recognition for contracts with customers, the Company performs the following five steps: (i) identify the contract(s) with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue when (or as) the Company satisfies the performance obligation. Revenue amount represents the invoiced value, net of VAT and applicable local government levies. The VAT on sales is calculated at 5%.

The Company currently generates its revenues from the following main sources:

(1)    Revenues from product sales

The Company generates revenues from the sales of wearable health monitoring devices, such as health monitoring watches and blood glucose monitors, and customized health monitoring software to local hospitals, universities, local health facilities providing healthcare for senior communities, corporations, and individual customers.

Revenue from product sales is recognized at the point in time when control of the product is transferred to the customer, which is when the product or the customized software is delivered and accepted by the customers. Revenue is recognized net of estimates of variable consideration, including product returns, customer discounts and allowance. Historically, the Company has not experienced any returns.

(2)    Revenues from service sales

The Company derives its cloud-based health monitoring services revenues from granting customers access to its software through the internet or mobile application with a series of services such as heart risk active alert, real-time health notification alert, real-time location mapping, and technical support. These services are made available to the customer continuously throughout the contractual period. In some contracts, the Company provides customized wearable health monitoring devices along with cloud-based health monitoring services to the customers. Such arrangements are considered as one performance obligation because customers could not derive benefit from either of the product or the service on its own.

Revenue from cloud-based health monitoring services is recognized over time as such services are performed. Revenue for consumption-based services is generally recognized as the services are performed and accepted by the customers.

DOCTER INC. AND ITS SUBSIDIARY
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Summary of Significant Accounting Policies (cont.)

The timing of revenue recognition may differ from the timing of invoicing to the customers. The Company records a contract asset, which is included in accounts receivable on the unaudited condensed consolidated balance sheets, when revenue is recognized prior to invoicing. There were no such contract assets recognized as of June 30, 2024 and December 31, 2023. The Company records advances from customers on the unaudited condensed consolidated balance sheets when revenues are recognized subsequent to cash collection for an invoice. The amount of revenues recognized during the six months ended June 30, 2024 and 2023 that were included in the opening advances from customers balance was $3,593 and 3,034, respectively.

Disaggregation of revenues

The Company disaggregated its revenues by product/service is as follows:

	For the Six Months Ended June 30,
	2024	2023
Product sales – health monitoring device	$12,488	$—
Product sales – custom health monitoring software	—	16,967
Service sales – cloud-based health monitoring service	5,299	3,149
Service sales – other	2,196	—
Total revenues	$19,983	$20,116

As of June 30, 2024 and December 31, 2023, and for the six months ended June 30, 2024 and 2023, all long-lived assets and all of the revenues generated are attributed to the Company’s operation in Taiwan.

Cost of revenues

Cost of revenues primarily consists of products payments to vendors and salaries and related expenses (e.g. bonuses, employee benefits, and payroll taxes) for personnel directly involved in the delivery of products and services to customers.

Advertising expenses

Advertising expenses consist of costs of promotion activities online and offline and are included in selling expenses. The Company expenses advertising costs as incurred or the first time the advertising takes place, whichever is earlier, in accordance with the ASC 720-35, “Advertising Costs”. The advertising expenses were $1,881 and $277 for the six months ended June 30, 2024 and 2023, respectively.

Research and development expenses

Research and development expenses consist of salaries for the Company’s research and software development personnel, as well as other software development costs and project development costs for the services provided by outsourced parties. Software development costs are expensed as incurred until the point the Company establishes technological feasibility. Costs incurred by the Company between establishment of technological feasibility and the point at which the product is ready for general release are capitalized and amortized over the economic life of the related products. All software development costs have been expensed as incurred. Research and development expenses amounted to $89,658 and $125,759 for the six months ended June 30, 2024 and 2023, respectively.

Fair value measurements

The Company performs fair value measurements in accordance with ASC 820. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC 820 establishes a fair value hierarchy that requires an entity to maximize

DOCTER INC. AND ITS SUBSIDIARY
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Summary of Significant Accounting Policies (cont.)

the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. An asset’s or a liability’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 establishes three levels of inputs that may be used to measure fair value:

Level 1 —	quoted prices in active markets for identical assets or liabilities.
Level 2 —	inputs other than Level 1 that are observable, either directly or indirectly; or
Level 3 —	unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

As of June 30, 2024 and December 31, 2023, the carrying values of cash and cash equivalents, accounts receivable, prepaid expenses and other current assets, accrued payroll and other payables, promissory note, current portion of operating and finance lease liabilities, and advances from customers approximated their fair values reported in the unaudited condensed consolidated balance sheets due to the short-term maturities of these instruments.

Related parties

The Company identifies related parties, and accounts for, discloses related party transactions in accordance with ASC 850, “Related Party Disclosures” and other relevant ASC standards.

Parties, which can be a corporation or individual, are considered to be related if they have the ability, directly or indirectly, to control the Company or exercise significant influence over the Company in making financial and operating decisions. Entities are also considered to be related if they are subject to common control or common significant influence.

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated.

Recent accounting pronouncements

The Company considers the applicability and impact of all accounting standards updates (“ASUs”). Management periodically reviews new accounting standards that are issued. Under the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), the Company meets the definition of an emerging growth company and has elected the extended transition period for complying with new or revised accounting standards, which delays the adoption of these accounting standards until they would apply to private companies.

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, which expands annual and interim disclosure requirements for reportable segments, primarily through enhanced disclosures about significant segment expenses. ASU 2023-07 is effective for public companies for annual reporting periods beginning after December 15, 2023 and interim periods within fiscal years beginning after December 15, 2024, on a retrospective basis. Early adoption is permitted. The Company is currently evaluating the impact of this ASU on its unaudited condensed consolidated financial statements and related disclosures.

In December 2023, the FASB issued ASU 2023-09, which is an update to Topic 740, Income Taxes. The amendments in this update related to the rate reconciliation and income taxes paid disclosures improve the transparency of income tax disclosures by requiring (1) consistent categories and greater disaggregation of information in the rate reconciliation and (2) income taxes paid disaggregated by jurisdiction. For public business entities, the amendments in this update are effective for annual periods beginning after December 15, 2024. For entities other than public business entities, the amendments are effective for annual periods beginning after December 15, 2025. Early adoption is permitted for annual financial statements that have not yet been issued or made available for issuance. The amendments in this

DOCTER INC. AND ITS SUBSIDIARY
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Summary of Significant Accounting Policies (cont.)

update should be applied on a prospective basis. Retrospective application is permitted. The Company is currently evaluating the impact of the update on the Company’s unaudited condensed consolidated financial statements and related disclosures.

Except as mentioned above, the Company does not believe other recently issued accounting standards, if currently adopted, would have a material effect on the Company’s unaudited condensed consolidated financial statements.

Note 4 — Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consist of the following:

	June 30, 2024 (Unaudited)	December 31, 2023
Prepaid technology service fee	$—	$3,822
Prepaid value added tax	7,671	8,490
Other receivables	546	3,079
Deposits	9,800	—
Others	930	1,960
Total prepaid expenses and other current assets	$18,947	$17,351

Note 5 — Promissory Note

In August 2023, the Company and Yi-Jun Ye, a third party, entered into a promissory note agreement (“Promissory Note”) pursuant to which Yi-Jun Ye agreed to lend the Company up to $600,000 to pay operating expenses of the Company. The Promissory Note is unsecured and matures at the earlier of (1) the date on which the Company consummates its intended business combination or (2) January 28, 2025. Both parties further agreed that the promissory note is callable by the third party lender before the maturity date. When receiving due notification by the Company of the anticipated closing of the Business Combination, Yi-Jun Ye shall have the right to convert the unpaid principal balance under the Promissory Note, in whole or in part, into a number of ordinary shares of the publicly listed entity following the closing of the Business Combination, at a conversion price of $10 per share. The Promissory Note is subject to interest of 6.15% per annum upon the maturity of the note or if the Business Combination fails to materialize.

During the six months ended June 30, 2024, Yi-Jun Ye paid additional operating expenses of $223,743 on behalf of the Company under the Promissory Note. As of June 30, 2024 and December 31, 2023, the balance of Promissory Note was $471,797 and $248,054, respectively.

Note 6 — Accrued Payroll and Other Payables

Accrued payroll and other payables consist of the following:

	June 30, 2024 (Unaudited)	December 31, 2023
Accrued payroll	$10,621	$12,005
Professional fees(1)	930,478	375,664
Customer deposits	8,721	9,144
Others	7,139	5,846
Total accrued payroll and other payables	$956,959	$402,659

____________

(1)      Professional fees include legal fees and other professional fees accrued in connection with the Business Combination. Of these fees, $754,779 and $375,664 were recorded as deferred merger costs in the balance sheet as of June 30, 2024 and December 31, 2023, respectively.

DOCTER INC. AND ITS SUBSIDIARY
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 7 — Related Party Transactions

As of June 30, 2024 and December 31, 2023, the Company has a payable balance of $558,392 and $489,642, respectively, to Hsin-Ming Huang, the Chief Executive Officer (“CEO”), director and shareholder of the Company. The balance is unsecured, non-interest bearing and due on demand. During the six months ended June 30, 2024 and 2023, the Company borrowed $78,537 and $132,512, respectively, from Hsin-Ming Huang. During the six months ended June 30, 2024 and 2023, Hsin-Ming Huang paid operating expenses of $19,487 and $14,073, respectively, on behalf of the Company.

As of June 30, 2024 and December 31, 2023, the Company has a payable balance of $77,041 and $81,646, respectively, to the shareholders of the Company due to the unpaid capital contribution withdrawal incurred during the year ended December 31, 2021.

Note 8 — Leases

The Company has entered into a lease for its office space, which were classified as operating leases. The Company has also entered into a lease for vehicles, which were classified as finance leases.

The components of lease costs are as follows:

	For the Six Months Ended June 30,
	2024 (Unaudited)	2023 (Unaudited)
Finance lease costs
Amortization of right-of-use assets	$3,403	$3,554
Interest on lease liabilities	172	394
Total finance lease costs	3,575	3,948
Operating lease costs	878	2,750
Short-term lease costs	1,066	—
Total lease costs	$5,519	$6,698

The following table presents supplemental information related to the Company’s leases:

	For the Six Months Ended June 30,
	2024 (Unaudited)	2023 (Unaudited)
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$878	$2,750
Operating cash flows from finance leases	172	394
Financing cash flows from finance leases*	3,619	3,557

____________

*        This amount includes payments made by a related party of the Company of $3,159 and $658 for the six months ended June 30, 2024 and 2023, respectively.

Weighted average remaining lease term (years)
Operating leases	—	0.67
Finance leases	0.50	1.50

Weighted average discount rate (per annum)
Operating leases	6.15%	6.15%
Finance leases	6.15%	6.15%

DOCTER INC. AND ITS SUBSIDIARY
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 8 — Leases (cont.)

As of June 30, 2024, the future maturity of lease liabilities is as follows:

Finance Lease
Years Ended December 31,
Remaining of 2024	$4,149
2025 and thereafter	—
Total undiscounted lease payments	4,149
Less: imputed interest	(63)
Present value of lease liabilities	$4,086

Pursuant to the operating and finance lease agreements, the Company made security deposits to the lessors. The total security deposits amounted to $9,183 and $9,732 as of June 30, 2024 and December 31, 2023, respectively.

Note 9 — Income Taxes

United States (“U.S.”)

Docter was incorporated in the State of Delaware in January 2021 and is subject to federal income tax at 21% statutory tax rate with respect to the profit generated from the United States. As of June 30, 2024, the operations in the U.S. incurred cumulative net operating losses of $647,496 which can be carried forward indefinitely to offset future taxable income.

Docter is also subject to controlled foreign corporations Subpart F income (“Subpart F”) tax, which is a tax primarily on passive income from controlled foreign corporations with a tax rate of 35%. In addition, the Tax Cuts and Jobs Act imposed a global intangible low-taxed income (“GILTI”) tax, which is a tax on certain off-shore earnings at an effective rate of 10.5% for tax years (50% deduction of the current enacted tax rate of 21%) with a partial offset for 80% foreign tax credits. If the foreign tax rate is 13.125% or higher, there will be no U.S. corporate tax after the 80% foreign tax credits are applied.

For the six months ended June 30, 2024 and 2023, the Company’s foreign subsidiary did not generate any income subject to Subpart F tax or GILTI tax.

Taiwan

Horn conducts its businesses in Taiwan and is subject to tax in this jurisdiction. Enterprises that incorporated in Taiwan are usually subject to a unified 20% enterprise income tax rate with tax exemption of the first NT$120,000 taxable income.

For the six months ended June 30, 2024 and 2023 the Company’s income tax expenses are as follows:

For the Six Months Ended June 30,
	2023 (Unaudited)	2024 (Unaudited)
Current	$—	$—
Deferred	—	—
Total	$—	$—

DOCTER INC. AND ITS SUBSIDIARY
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 9 — Income Taxes (cont.)

Uncertain tax positions

The Company evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measures the unrecognized benefits associated with the tax positions. As of June 30, 2024 and December 31, 2023, the management considered the Company did not have any significant unrecognized uncertain tax positions. The Company did not incur any interest or penalties tax for the six months ended June 30, 2024 and 2023. Open tax years in Taiwan are five years. The Company’s Taiwan subsidiary income tax return filed for the tax years ended from December 31, 2019 through December 31, 2023 are subject to examination by the relevant taxing authorities.

Note 10 — Concentration of Risk

(a)     Major customers

For the six months ended June 30, 2024, customer A and B accounted for approximately 56.4% and 11.4%, of the Company’s total revenues, respectively. For the six months ended June 30, 2023, customer C accounted for approximately 84.3% of the Company’s total revenues.

In addition, during the six months ended June 30, 2024, 20.9% of the Company’s total revenues were generated through collaboration arrangements with a hospital in Taiwan whereby the Company’s customers were using the monitoring and call center services the hospital offers.

As of June 30, 2024, customer A accounted for approximately 97.6% of the total balance of accounts receivable. As of December 31, 2023, no customer accounted for more than 10% of the total balance of accounts receivable.

(b)    Major vendors

For the six months ended June 30, 2024, vendor A accounted for approximately 77.3% of the Company’s total purchases. For the six months ended June 30, 2023, no vendor accounted for more than 10% of the total balance of the Company’s total purchases.

(c)     Credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of cash. The R.O.C Central Deposit Insurance Corporation (“CDIC”) insures deposits in participating financial institution up to approximately $0.1 million (NT$3,000,000) per account. As of June 30, 2024 and December 31, 2023, the Company had cash balance of $7 and $1,548 maintained at bank in Taiwan, which was not subject to significant credit risk.

Note 11 — Subsequent Events

The Company evaluated all events and transactions that occurred after June 30, 2024 through the date the unaudited condensed consolidated financial statements are issued, and concluded that no subsequent events have occurred that would require recognition or disclosure in the financial statements other than as disclosed below.

From July 1, 2024 to the date of issuance of these unaudited condensed consolidated financial statements, the Company borrowed additional $53,627 from Hsin-Ming Huang, the CEO, director and shareholder of the Company. The loan is unsecured, non-interest bearing and due on demand. Hsin-Ming Huang also paid expenses on behalf of the Company in the total amount of $10,460 during the subsequent period.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Docter Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Docter Inc. and its subsidiary (collectively, the “Company”) as of December 31, 2023 and 2022, and the related consolidated statements of operations and comprehensive loss, changes in stockholders’ deficit, and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ MaloneBailey, LLP

www.malonebailey.com

We have served as the Company’s auditor since 2023.

Tokyo, Japan

July 3, 2024

DOCTER INC.
CONSOLIDATED BALANCE SHEETS

	December 31 2023	December 31, 2022
ASSETS
Current assets
Cash and cash equivalents	$1,548	$7
Accounts receivable, net	2,670	—
Prepaid expenses and other current assets	17,351	35,545
Total current assets	21,569	35,552

Non-current assets
Operating lease right-of-use assets	1,358	6,569
Finance lease right-of-use assets	7,091	14,131
Deferred merger costs	375,664	—
Other assets	10,385	10,348
Total non-current assets	394,498	31,048

TOTAL ASSETS	$416,067	$66,600

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accrued payroll and other payables	$402,659	$15,897
Due to related parties	571,288	337,313
Promissory note	248,054	—
Operating lease liabilities, current	1,358	4,769
Finance lease liabilities, current	8,100	7,637
Advances from customers	17,786	20,468
Total current liabilities	1,249,245	386,084

Non-current liabilities
Operating lease liabilities, non-current	—	1,800
Finance lease liabilities, non-current	—	7,491
Total non-current liabilities	—	9,291
TOTAL LIABILITIES	1,249,245	395,375

STOCKHOLDERS’ DEFICIT
Common shares ($0.0001 par value, 50,000,000 shares authorized, 50,000,000 shares issued and outstanding as of December 31, 2023 and 2022)	5,000	5,000
Additional paid-in capital	230,365	230,365
Accumulated deficit	(1,108,267)	(609,388)
Accumulated other comprehensive income	39,724	45,248
TOTAL STOCKHOLDERS’ DEFICIT	(833,178)	(328,775)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$416,067	$66,600

The accompanying notes are an integral part of these consolidated financial statements.

DOCTER INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	For the Years Ended December 31,
	2023	2022
Revenues	$30,081	$18,592
Cost of revenues	12,942	10,685
Gross profit	17,139	7,907

Operating expenses:
Selling, general and administrative expenses	295,621	52,030
Research and development expenses	230,284	108,436
Total operating expenses	525,905	160,466

Loss from operations	(508,766)	(152,559)

Other income (expenses)
Other income	10,544	—
Interest income	13	4
Interest expense	(670)	(1,124)
Total other income (expenses)	9,887	(1,120)

Loss before income taxes	(498,879)	(153,679)

Income tax expense	—	—

Net loss	(498,879)	(153,679)

Other comprehensive (loss) income
Foreign currency translation adjustment	(5,524)	24,046

Total comprehensive loss	$(504,403)	$(129,633)

Net loss per common share	$(0.010)	$(0.003)
Basic and diluted

Weighted average common shares outstanding
Basic and diluted	50,000,000	50,000,000

The accompanying notes are an integral part of these consolidated financial statements.

DOCTER INC.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

	Common Shares*		Additional Paid-in Capital*	Accumulated Deficit	Accumulated Other Comprehensive Income	Total Stockholders’ Deficit
	Number of shares	Amount
Balance as of December 31, 2021*	50,000,000	$5,000	$230,365	$(455,709)	$21,202	$(199,142)
Net loss	—	—	—	(153,679)	—	(153,679)
Foreign currency translation adjustment	—	—	—	—	24,046	24,046
Balance as of December 31, 2022	50,000,000	5,000	230,365	(609,388)	45,248	(328,775)
Net loss	—	—	—	(498,879)	—	(498,879)
Foreign currency translation adjustment	—	—	—	—	(5,524)	(5,524)
Balance as of December 31, 2023	50,000,000	$5,000	$230,365	$(1,108,267)	$39,724	$(833,178)

____________

*        Retrospectively restated for effect of recapitalization completed on November 11, 2022.

The accompanying notes are an integral part of these consolidated financial statements.

DOCTER INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(498,879)	$(153,679)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization expense	6,970	7,920
Non-cash lease expense	5,145	5,068
Change in operating assets and liabilities
Account receivable, net	(2,624)	2,101
Prepaid expenses and other current assets	18,009	(34,009)
Accrued payroll and other payables	279,738	8,770
Operating lease liabilities	(5,145)	(5,068)
Advances from customers	(2,709)	21,110
Net cash used in operating activities	(199,495)	(147,787)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments for finance lease liabilities	(3,732)	(6,858)
Borrowings from related party	204,743	153,792
Net cash provided by financing activities	201,011	146,934

Effect of exchange rate changes	25	(65)

Net change in cash and cash equivalents	1,541	(918)

Cash and cash equivalents – beginning of the year	7	925

Cash and cash equivalents – end of the year	$1,548	$7

Supplemental cash flow disclosure
Income taxes paid	$—	$—
Interest paid	$670	$1,124

Non-cash investing and financing transactions
Right-of-use assets obtained in exchange for finance lease liabilities	$—	$21,861
Expenses paid by related party on behalf of the Company	$24,060	$1,881
Expenses paid by third party advancing the promissory note	248,054	—
Unpaid deferred merger costs	$375,664	$—

The accompanying notes are an integral part of these consolidated financial statements.

DOCTER INC. AND ITS SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Nature of Business and Organization

Docter Inc. (“Docter” or the “Company”) is a holding company incorporated on January 13, 2021 under the laws of the State of Delaware. The Company has no substantive operations other than holding all of the outstanding shares of Horn Enterprise Co. Ltd. (“Horn”), which was established under the laws of Taiwan on March 4, 2016.

On November 11, 2022, Docter completed a reorganization by issuance of a total of 50,000,000 shares of common stock to the existing shareholders of Horn, in exchange for their sale of actual beneficial ownership in Horn (the “Reorganization”). The Reorganization is considered as a recapitalization between entities under common control since the same controlling shareholders controlled these two entities before and after the transaction. The consolidation of the Company and its subsidiary has been accounted for at historical cost and prepared on the basis as if the aforementioned transaction had become effective as of the beginning of the earliest period presented in the accompanying consolidated financial statements.

On October 13, 2023, the Company entered into the Agreement and Plan of Merger (the “Merger Agreement”) with Aimfinity Investment Corp. I, a Cayman Islands exempted company (“Parent”), Aimfinity Investment Merger Sub I, a Cayman Islands exempted company and wholly-owned subsidiary of Parent (“PubCo”), and Aimfinity Investment Merger Sub II, Inc., a Delaware corporation and wholly-owned subsidiary of PubCo (“Merger Sub”), pursuant to which (a) Parent will be merged with and into PubCo (the “Reincorporation Merger”), with PubCo surviving the Reincorporation Merger, and (b) Merger Sub will be merged with and into the Company (the “Acquisition Merger”), with the Company surviving the Acquisition Merger as a direct wholly owned subsidiary of PubCo (collectively, the “Business Combination”). Following consummation of the Business Combination, PubCo will be a publicly traded company. On June 5, 2024, Amendment No. 1 to the Merger Agreement was entered into by and among the aforementioned parties. The transaction is expected to close in the first half of 2025.

The Company, through its wholly-owned subsidiary, Horn, has been developing a non-invasive blood sugar glucose monitoring technology, alleviating the necessity for blood sampling. The Company develops health monitoring devices such as the DocterWatch and Docter iCare and employs “Docter Cloud” platform technologies to facilitate health monitoring, vascular elasticity tracking, and myocardial infarction prediction. Additionally, Docter recently developed biological radar wave technology to cater to those requiring health monitoring from home and people either living alone or of old age. Docter and Horn are collectively referred to herein as the “Company”, “we” or “us”, unless specific reference is made to an entity.

Note 2 — Going Concern

During the years ended December 31, 2023 and 2022, the Company has been unable to generate sufficient cash flows to support its operations. To date, the Company has financed its operations primarily through cash flows from capital contributions and loans from shareholders, and a promissory note from a third party. The Company experienced negative financial results as follows:

—     Accumulated deficit of approximately $1.1 million and $0.6 million as of December 31, 2023 and 2022, respectively;

—     Negative working capital of approximately $1.2 million and $0.4 million as of December 31, 2023 and 2022, respectively;

—     Recurring losses of approximately $0.5 million and $0.2 million for the years ended December 31, 2023 and 2022 respectively;

—     Negative cash flows from operating activities of approximately $0.2 million and $0.1 million for the years ended December 31, 2023 and 2022, respectively.

DOCTER INC. AND ITS SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Going Concern (cont.)

These factors raise substantial doubt about our ability to continue as a going concern. The Company is trying to alleviate the going concern risk through the following sources:

—     Equity financing in the United States (“U.S.”) capital market to support its working capital after the de-SPAC transaction;

—     Other available sources of financing from Taiwan banks and other financial institutions or private lender; and

—     Financial support and credit guarantee commitments from the Company’s related parties.

However, there is no guarantee that the substantial doubt about the Company’s ability to continue as a going concern will be alleviated. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 — Summary of Significant Accounting Policies

Basis of presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities Exchange Commission (“SEC”).

Principles of consolidation

The consolidated financial statements include the accounts of the Company and its subsidiary. All transactions and balances between the Company and its subsidiary have been eliminated upon consolidation.

Use of estimates

In preparing the consolidated financial statements in conformity with U.S. GAAP, the management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates are based on information available as of the date of the consolidated financial statements. Significant accounting estimates required to be made by management include, but are not limited to, allowance for credit losses, impairment of long-lived assets, valuation allowance of deferred tax assets and implicit interest rate of operating and finance leases. Actual results could differ from those estimates.

Foreign currency translation and transaction

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the consolidated statements of operations and comprehensive loss.

The reporting currency of the Company is United States Dollars (“US$”) and the accompanying consolidated financial statements have been expressed in US$. The Company’s subsidiary in Taiwan conducts its businesses and maintain its books and records in the local currency, New Taiwan dollars (“NT$”), as its functional currency.

DOCTER INC. AND ITS SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Summary of Significant Accounting Policies (cont.)

In general, for consolidation purposes, assets and liabilities of the Company’s subsidiary whose functional currency is not US$ are translated into US$, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiary are recorded as a separate component of accumulated other comprehensive income within the statements of changes in stockholders’ deficit. Cash flows are also translated at average translation rates for the reporting period, therefore, amounts reported on the statements of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets.

Translation of foreign currency into US$1 have been made at the following exchange rates for the respective periods:

	December 31, 2023	December 31, 2022
Current NT$: US$1 exchange rate	30.62	30.73
Average NT$: US$1 exchange rate	31.15	29.80

Cash and cash equivalents

Cash and cash equivalents include deposits in banks that are unrestricted as to withdrawal or use, and which have original maturities of three months or less. The Company maintains its bank account in Taiwan.

Accounts receivable, net

Accounts receivable, net represent the amounts that the Company has an unconditional right to consideration, which are stated at the original amount less an allowance for credit losses. The Company adopted ASU No. 2016-13 “Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments” (“ASC 326”) on its accounts receivable starting from January 1, 2023, and records the allowance for credit losses as an offset to accounts receivable, with a corresponding charge recorded in the consolidated statements of operation and comprehensive loss. The allowance for credit losses reflects the Company’s current estimate of credit losses expected to be incurred over the life of the receivables. In determining the amount of the allowance for credit losses, the Company considers historical collectability based on past due status, the age of the accounts receivable balances, credit quality of the Company’s customers based on ongoing credit evaluations, current economic conditions, reasonable and supportable forecasts of future economic conditions, and other factors that may affect the Company’s ability to collect from customers. Under the new accounting guidance, the Company measures credit losses on its accounts receivable using the current expected credit loss model under ASC 326. As of December 31, 2023 and 2022, no allowance for credit losses against accounts receivable was recorded.

Prepaid expenses and other current assets

Prepaid expenses and other current assets primarily include prepaid third-party service fee such as technology service fee, prepaid value added tax (“VAT”) and other receivables. Starting from January 1, 2023, the Company adopted ASC 326 on its other receivables using the modified retrospective approach. The new credit loss guidance replaces the old model for measuring the allowance for credit losses with a model that is based on the expected losses rather than incurred losses. Under the new accounting guidance, the Company measures credit losses on its other receivables using the current expected credit loss model under ASC 326. As of December 31, 2023 and 2022, no allowance for credit losses against other receivables was recorded.

DOCTER INC. AND ITS SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Summary of Significant Accounting Policies (cont.)

Leases — lessee

The Company recognized leases under ASC Topic 842, “Leases”.

The Company determines whether a contract is or contains a lease at inception of the contract and whether that lease meets the classification criteria of a finance or an operating lease. Lease terms of certain operating leases include the non-cancellable period for which the Company has the right to use the underlying asset, together with renewal option periods when the exercise of the renewal option is reasonably certain.

The Company leases office facilities, which are classified as operating leases, and vehicles, which are classified as finance leases, in accordance with Topic 842. Under Topic 842, lessees are required to recognize the following for all leases on the commencement date: (i) lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and (ii) right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. Since the implicit rates for the Company’s leases are not readily determinable, the Company uses its incremental borrowing rate based on the information available at the commencement date in determining the present value of future payments.

For operating leases, lease expense is recognized on a straight-line basis over the lease term. For finance leases, the right-of-use asset is amortized on a straight-line basis over the shorter of the remaining life of the asset or the life of the lease, with such amortization included in selling, general and administrative expenses of the Company’s consolidated statement of operations and comprehensive loss. Interest expense was recognized using the effective interest method over the lease term and recognized in interest expense of the Company’s consolidated statement of operations and comprehensive loss.

Deferred merger costs

Deferred merger costs represent expenses charged by the attorneys, underwriters, and other direct costs related to the Business Combination. Should the Business Combination not be consummated, these deferred costs, as well as additional expenses to be incurred, will be charged to expenses. Deferred merger costs are classified as non-current assets if the Company does not expect to complete the Business Combination within the next twelve months.

Impairment of long-lived assets

Long-lived assets with finite lives, primarily right-of use assets, are reviewed for impairment when events or changes in circumstances indicate that the carrying value of the asset may not be recoverable. If the estimated cash flows from the use of the asset and its eventual disposition are below the asset’s carrying value, then the asset is deemed to be impaired and written down to its fair value. There were no impairments of these assets during the years ended December 31, 2023 and 2022.

Revenue recognition

The Company recognized revenue under ASC Topic 606, “Revenue from Contracts with Customers”.

To determine revenue recognition for contracts with customers, the Company performs the following five steps: (i) identify the contract(s) with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue when (or as) the Company satisfies the performance obligation. Revenue amount represents the invoiced value, net of VAT and applicable local government levies. The VAT on sales is calculated at 5%.

DOCTER INC. AND ITS SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Summary of Significant Accounting Policies (cont.)

The Company currently generates its revenues from the following main sources:

(1)    Revenues from product sales

The Company generates revenues from the sales of wearable health monitoring devices, such as health monitoring watches and blood glucose monitors, and customized health monitoring software to local hospitals, universities, local health facilities providing healthcare for senior communities, corporations, and individual customers.

Revenue from product sales is recognized at the point in time when control of the product is transferred to the customer, which is when the product or the customized software is delivered and accepted by the customers. Revenue is recognized net of estimates of variable consideration, including product returns, customer discounts and allowance. Historically, the Company has not experienced any returns.

(2)    Revenues from service sales

The Company derives its cloud-based health monitoring services revenues from granting customers access to its software through the internet or mobile application with a series of services such as heart risk active alert, real-time health notification alert, real-time location mapping, and technical support. These services are made available to the customer continuously throughout the contractual period. In some contracts, the Company provides customized wearable health monitoring devices along with cloud-based health monitoring services to the customers. Such arrangements are considered as one performance obligation because customers could not derive benefit from either of the product or the service on its own.

Revenue from cloud-based health monitoring services is recognized over time as such services are performed. Revenue for consumption-based services is generally recognized as the services are performed and accepted by the customers.

The timing of revenue recognition may differ from the timing of invoicing to the customers. The Company records a contract asset, which is included in accounts receivable on the consolidated balance sheets, when revenue is recognized prior to invoicing. There were no such contract assets recognized as of December 31, 2023 and 2022. The Company records advances from customers on the consolidated balance sheets when revenues are recognized subsequent to cash collection for an invoice. The amount of revenues recognized during the years ended December 31, 2023 and 2022 that were included in the opening advances from customers balance was $5,166 and nil, respectively.

Disaggregation of revenues

The Company disaggregated its revenues by product/service is as follows:

	For the Years Ended December 31,
	2023	2022
Product sales – health monitoring device	$605	$5,141
Product sales – custom health monitoring software	16,694	9,732
Service sales – cloud-based health monitoring service	11,262	3,719
Service sales – other	1,520	—
Total revenues	$30,081	$18,592

As of December 31, 2023 and 2022, and for the years then ended, all long-lived assets and all of the revenues generated are attributed to the Company’s operation in Taiwan.

Cost of revenues

Cost of revenues primarily consists of products payments to vendors and salaries and related expenses (e.g. bonuses, employee benefits, and payroll taxes) for personnel directly involved in the delivery of products and services to customers.

DOCTER INC. AND ITS SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Summary of Significant Accounting Policies (cont.)

Advertising expenses

Advertising expenses consist of costs of promotion activities online and offline and are included in selling expenses. The Company expenses advertising costs as incurred or the first time the advertising takes place, whichever is earlier, in accordance with the ASC 720-35, “Advertising Costs”. The advertising expenses were $3,432 and $1,158 for the years ended December 31, 2023 and 2022, respectively.

Research and development expenses

Research and development expenses consist of salaries for the Company’s research and software development personnel, as well as other software development costs and project development costs for the services provided by outsourced parties. Software development costs are expensed as incurred until the point the Company establishes technological feasibility. Costs incurred by the Company between establishment of technological feasibility and the point at which the product is ready for general release are capitalized and amortized over the economic life of the related products. All software development costs have been expensed as incurred. Research and development expenses amounted to $230,284 and $108,436 for the years ended December 31, 2023 and 2022, respectively.

Income taxes

Income taxes are accounted for using an asset and liability method in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current period and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets also include the prior years’ net operating losses carried forward. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

The Company follows ASC Topic 740, which prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740 also provides guidance on recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, accounting for income taxes in interim periods, and income tax disclosures.

Under the provisions of ASC Topic 740, when tax returns are filed, it is likely that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50% likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination. Interest associated with unrecognized tax benefits is classified as interest expense and penalties are classified in selling, general and administrative expenses in the statements of operations.

DOCTER INC. AND ITS SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Summary of Significant Accounting Policies (cont.)

The Company through its wholly owned subsidiary conducts all of its business activities in Taiwan and is subject to tax in this jurisdiction. As a result of its business activities, the Company’s subsidiary file separate tax returns that are subject to examination by the foreign tax authorities. The Company’s subsidiary’s tax returns filed from 2019 to 2023 are subject to examination by Taiwan tax authorities and the statute of limitations period is 5 years.

Segment reporting

ASC 280, “Segment Reporting,” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s chief operating decision maker organizes segments within the Company for making operating decisions assessing performance and allocating resources. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.

Management determined the Company’s operations constitute a single reportable segment in accordance with ASC 280. The Company operates exclusively in one business and industry segment: development and providing of health monitoring devices and services.

Comprehensive income (loss)

ASC 220, “Comprehensive Income,” establishes standards for reporting and display of comprehensive income or loss, its components and accumulated balances. Comprehensive income or loss as defined includes all changes in equity during a period from non-owner sources. Accumulated comprehensive income (loss), as presented in the accompanying consolidated statements of changes in stockholders’ deficit, consists of changes in unrealized gains and losses on foreign currency translation.

Loss per share

The Company computes loss per share in accordance with ASC 260, “Earnings per Share”. Basic loss per share is measured as net loss divided by the weighted average common share outstanding during the reporting period. Diluted loss per share is computed by dividing net loss by the weighted average number of common shares, common share equivalents and potentially dilutive securities outstanding during each period. Common share equivalents are not included in the calculation of diluted loss per share if their effect would be anti-dilutive.

Fair value measurements

The Company performs fair value measurements in accordance with ASC 820. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC 820 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. An asset’s or a liability’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 establishes three levels of inputs that may be used to measure fair value:

Level 1 —	quoted prices in active markets for identical assets or liabilities.
Level 2 —	inputs other than Level 1 that are observable, either directly or indirectly; or
Level 3 —	unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

As of December 31, 2023 and 2022, the carrying values of cash and cash equivalents, accounts receivable, prepaid expenses and other current assets, accrued payroll and other payables, promissory note, current portion of operating and finance lease liabilities, and advances from customers approximated their fair values reported in the consolidated balance sheets due to the short-term maturities of these instruments.

DOCTER INC. AND ITS SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Summary of Significant Accounting Policies (cont.)

Related parties

The Company identifies related parties, and accounts for, discloses related party transactions in accordance with ASC 850, “Related Party Disclosures” and other relevant ASC standards.

Parties, which can be a corporation or individual, are considered to be related if they have the ability, directly or indirectly, to control the Company or exercise significant influence over the Company in making financial and operating decisions. Entities are also considered to be related if they are subject to common control or common significant influence.

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated.

Recent accounting pronouncements

The Company considers the applicability and impact of all accounting standards updates (“ASUs”). Management periodically reviews new accounting standards that are issued. Under the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), the Company meets the definition of an emerging growth company and has elected the extended transition period for complying with new or revised accounting standards, which delays the adoption of these accounting standards until they would apply to private companies.

In December 2023, the FASB issued ASU 2023-09, which is an update to Topic 740, Income Taxes. The amendments in this update related to the rate reconciliation and income taxes paid disclosures improve the transparency of income tax disclosures by requiring (1) consistent categories and greater disaggregation of information in the rate reconciliation and (2) income taxes paid disaggregated by jurisdiction. For public business entities, the amendments in this update are effective for annual periods beginning after December 15, 2024. For entities other than public business entities, the amendments are effective for annual periods beginning after December 15, 2025. Early adoption is permitted for annual financial statements that have not yet been issued or made available for issuance. The amendments in this update should be applied on a prospective basis. Retrospective application is permitted. The Company is currently evaluating the impact of the update on the Company’s consolidated financial statements and related disclosures.

Except as mentioned above, the Company does not believe other recently issued accounting standards, if currently adopted, would have a material effect on the Company’s consolidated financial statements.

Note 4 — Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consist of the following:

	December 31, 2023	December 31, 2022
Prepaid technology service fee	$3,822	$31,816
Prepaid value added tax	8,490	3,729
Other receivables	3,079	—
Others	1,960	—
Total prepaid expenses and other current assets	$17,351	$35,545

Note 5 — Promissory Note

In August 2023, the Company and Yi-Jun Ye, a third party, entered into a promissory note agreement (“Promissory Note”) pursuant to which Yi-Jun Ye agreed to lend the Company up to $600,000 to pay operating expenses of the Company. The Promissory Note is unsecured and matures at the earlier of (1) the date on which the Company consummates its intended business combination with Aimfinity Investment Corp. I (“Business Combination”)

DOCTER INC. AND ITS SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5 — Promissory Note (cont.)

or (2) January 28, 2025. Both parties further agreed that the promissory note is callable by the third party lender before the maturity date. When receiving due notification by the Company of the anticipated closing of the Business Combination, Yi-Jun Ye shall have the right to convert the unpaid principal balance under the Promissory Note, in whole or in part, into a number of ordinary shares of the publicly listed entity following the closing of the Business Combination, at a conversion price of $10 per share. The Promissory Note is subject to interest of 6.15% per annum upon the maturity of the note or if the Business Combination fails to materialize.

During the year ended December 31, 2023, Yi-Jun Ye paid operating expenses of $248,054 on behalf of the Company under the Promissory Note. As of December 31, 2023 and 2022, the balance of Promissory Note was $248,054 and nil, respectively.

Note 6 — Accrued Payroll and Other Payables

Accrued payroll and other payables consist of the following:

	December 31, 2023	December 31, 2022
Accrued payroll	$12,005	$12,968
Professional fees(1)	375,664	—
Customer deposits	9,144	2,929
Others	5,846	—
Total accrued payroll and other payables	$402,659	$15,897

____________

(1)      Professional fees represent the legal fees accrued in connection with the Business Combination. Such amount was also recorded as deferred merger costs in the balance sheet as of December 31, 2023.

Note 7 — Related Party Transactions

As of December 31, 2023 and 2022, the Company has a payable balance of $489,642 and $255,960, respectively, to Hsin-Ming Huang, the Chief Executive Officer (“CEO”), director and shareholder of the Company. The balance is unsecured, non-interest bearing and due on demand. During the years ended December 31, 2023 and 2022, the Company borrowed $204,743 and $153,792, respectively, from Hsin-Ming Huang. During the years ended December 31, 2023 and 2022, Hsin-Ming Huang paid operating expenses of $24,060 and $1,881, respectively, on behalf of the Company.

As of December 31, 2023 and 2022, the Company has a payable balance of $81,646 and $81,353, respectively, to the shareholders of the Company due to the unpaid capital contribution withdrawal incurred during the year ended December 31, 2021.

Note 8 — Leases

The Company has entered into leases for its office space, which were classified as operating leases. The Company has also entered into leases for vehicles, which were classified as finance leases.

The components of lease costs are as follows:

	For the Years Ended December 31,
	2023	2022
Finance lease costs
Amortization of right-of-use assets	$6,970	$7,920
Interest on lease liabilities	670	1,124
Total finance lease costs	7,640	9,044
Operating lease costs	5,393	5,639
Total lease costs	$13,033	$14,683

DOCTER INC. AND ITS SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 8 — Leases (cont.)

The following table presents supplemental information related to the Company’s leases:

	For the Years Ended December 31,
	2023	2022
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$5,393	$5,639
Operating cash flows from finance leases	670	1,124
Financing cash flows from finance leases	6,962	6,858
Right-of-use assets obtained in exchange for finance lease liabilities	—	21,861

Weighted average remaining lease term (years)
Operating leases	0.2	1.2
Finance leases	1.1	2.0

Weighted average discount rate (per annum)
Operating leases	6.15%	6.15%
Finance leases	6.15%	6.15%

As of December 31, 2023, the future maturity of lease liabilities is as follows:

	Operating Lease	Finance Lease
Years Ended December 31,
2024	$1,372	$8,223
2025 and thereafter	—	—
Total undiscounted lease payments	1,372	8,223
Less: imputed interest	(14)	(123)
Present value of lease liabilities	1,358	8,100
Less: lease liabilities, current	1,358	8,100
Lease liabilities, non-current	$—	$—

Pursuant to the operating and finance lease agreements, the Company made security deposits to the lessors. The total security deposits amounted to $9,732 and $9,697 as of December 31, 2023 and 2022, respectively.

Note 9 — Income Taxes

United States (“U.S.”)

Docter was incorporated in the State of Delaware in January 2021 and is subject to federal income tax at 21% statutory tax rate with respect to the profit generated from the United States. As of December 31, 2023, the operations in the U.S. incurred cumulative net operating losses of $248,054 which can be carried forward indefinitely to offset future taxable income.

Docter is also subject to controlled foreign corporations Subpart F income (“Subpart F”) tax, which is a tax primarily on passive income from controlled foreign corporations with a tax rate of 35%. In addition, the Tax Cuts and Jobs Act imposed a global intangible low-taxed income (“GILTI”) tax, which is a tax on certain off-shore earnings at an effective rate of 10.5% for tax years (50% deduction of the current enacted tax rate of 21%) with a partial offset for 80% foreign tax credits. If the foreign tax rate is 13.125% or higher, there will be no U.S. corporate tax after the 80% foreign tax credits are applied.

DOCTER INC. AND ITS SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 9 — Income Taxes (cont.)

For the years ended December 31, 2023 and 2022, the Company’s foreign subsidiary did not generate any income subject to Subpart F tax or GILTI tax.

Taiwan

Horn conducts its businesses in Taiwan and is subject to tax in this jurisdiction. Enterprises that incorporated in Taiwan are usually subject to a unified 20% enterprise income tax rate with tax exemption of the first NT$120,000 taxable income.

For the years ended December 31, 2023 and 2022, the Company’s income tax expenses are as follows:

For the Years Ended December 31,
	2023	2022
Current	$—	$—
Deferred	—	—
Total	$—	$—

A reconciliation of the effective income tax rates reflected in the accompanying consolidated statements of operations to statutory tax rate of United States for the years ended December 31, 2023 and 2022 is as follows:

	For the Years Ended December 31,
	2023	2022
U.S. statutory tax rate	21.0%	21.0%
Income tax difference under different tax jurisdiction	(0.5)%	(1.0)%
Effect of income recognized for tax purpose	—%	(2.1)%
Effect of change in valuation allowance	(20.5)%	(17.9)%
Effective tax rate	—%	—%

The following table sets forth the significant components of the aggregate deferred tax assets and liabilities of the Company as of:

	December 31, 2023	December 31, 2022
Deferred tax assets
Revenue adjustments	$3,557	$4,094
Accrued expenses	894	(4,209)
Lease liabilities	1,892	4,339
Net operating losses carried forward	170,083	71,273
Subtotal	176,426	75,497
Less: valuation allowance	(174,736)	(71,357)
Total deferred tax assets	$1,690	$4,140

Deferred tax liabilities
Right-of-use assets	$(1,690)	$(4,140)
Total deferred tax liabilities	$(1,690)	$(4,140)
Deferred tax assets, net	$—	$—

DOCTER INC. AND ITS SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 9 — Income Taxes (cont.)

The realization of deferred tax assets is dependent upon the generation of sufficient taxable income of the appropriate character in future periods. The Company regularly assesses the ability to realize its deferred tax assets and establish a valuation allowance if it is more-likely-than-not that some portion of the deferred tax assets will not be realized. The Company weighs all available positive and negative evidence, including its earnings history and results of recent operations, projected future taxable income, and tax planning strategies.

The amount of the deferred tax asset considered realizable, however, could be adjusted if estimates of future taxable income during the carryforward period are reduced or increased or if objective negative evidence in the form of cumulative losses is no longer present and additional weight may be given to subjective evidence such as the Company’s projections for growth. The adjustments of a valuation allowance against deferred tax assets may cause greater volatility in the effective tax rate in the periods in which the valuation allowance is adjusted.

Uncertain tax positions

The Company evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measures the unrecognized benefits associated with the tax positions. As of December 31, 2023 and 2022, the management considered the Company did not have any significant unrecognized uncertain tax positions. The Company did not incur any interest or penalties tax for the years ended December 31, 2023 and 2022. Open tax years in Taiwan are five years. The Company’s Taiwan subsidiary income tax return filed for the tax years ending from December 31, 2019 through December 31, 2023 are subject to examination by the relevant taxing authorities.

Note 10 — Stockholders’ Deficit

The Company was authorized to issue 50,000,000 shares of common shares, par value of $0.0001 per share. As of December 31, 2023 and 2022, there were 50,000,000 shares of common shares issued and outstanding. The number of shares reflects the retrospective presentation of the share issuances completed on November 11, 2022 due to the recapitalization between entities under common control.

Note 11 — Concentration of Risk

(a)     Major customers

For the year ended December 31, 2023, customer A accounted for approximately 55.5% of the Company’s total revenues. For the year ended December 31, 2022, customer A and B accounted for approximately 50.5% and 10.8% of the Company’s total revenues, respectively.

In addition, during the year ended December 31, 2023, 20.7% of the Company’s total revenues were generated through collaboration arrangements with a hospital in Taiwan whereby the Company’s customers were using the monitoring and call center services the hospital offers.

As of December 31, 2023 and 2022, no customer accounted for more than 10% of the total balance of accounts receivable.

(b)    Major vendors

For the year ended December 31, 2023, vendor E accounted for approximately 32.9% of the Company’s total purchases. For the year ended December 31, 2022, vendor A, B, C and D accounted for approximately 40.3%, 30.1%, 15.6% and 12.5% of the Company’s total purchases, respectively.

(c)     Credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of cash. The R.O.C Central Deposit Insurance Corporation (“CDIC”) insures deposits in participating financial institution up to approximately $0.1 million (NT$3,000,000) per account. As of December 31, 2023 and 2022, the Company had cash balance of $1,548 and $7 maintained at bank in Taiwan, which was not subject to significant credit risk.

DOCTER INC. AND ITS SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 12 — Subsequent Events

The Company evaluated all events and transactions that occurred after December 31, 2023 through the date the consolidated financial statements are issued, and concluded that no subsequent events have occurred that would require recognition or disclosure in the financial statements other than as disclosed below.

From January 1, 2024 to the date of issuance of these consolidated financial statements, the Company borrowed additional $111,310 from Hsin-Ming Huang, the CEO, director and shareholder of the Company. The loan is unsecured, non-interest bearing and due on demand. Hsin-Ming Huang also paid expenses on behalf of the Company in the total amount of $26,453 during the subsequent period.

From January 1, 2024 to the date of issuance of these consolidated financial statements, Yi-Jun Ye paid additional operating expenses of $334,811 on behalf of the Company under the Promissory Note as aforementioned in Note 5.

AIMFINITY INVESTMENT MERGER SUB I AND ITS SUBSIDIARY
UNAUDITED CONSOLIDATED BALANCE SHEETS
(Amounts in U.S. Dollars, except for number of shares)

	As of June 30, 2024	As of December 31, 2023
LIABILITY AND SHAREHOLDERS’ DEFICIT

Current liability
Advances due to a related party	$7,903	$7,767
Total liability	7,903	7,767

Shareholders’ Deficit
Ordinary Shares, $0.0001 par value, 500,000,000 shares authorized, 1 share issued and outstanding	—	—
Accumulated deficit	(7,903)	(7,767)
Total shareholders’ deficit	(7,903)	(7,767)
Total liability and shareholder’s deficit	$—	—

The accompanying notes are an integral part of these unaudited consolidated financial statements.

AIMFINITY INVESTMENT MERGER SUB I AND ITS SUBSIDIARY
UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS
(Amounts in U.S. Dollars, except for number of shares)

For the Six Months Ended June 30, 2024
Operating expenses
General and administrative expenses	$136
Total operating expenses	136
Loss from operations	(136)
Loss before income tax expense	(136)
Net loss	$(136)

Weighted average number of share outstanding, basic and diluted	1
Basic and diluted net loss per ordinary share	$(136)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

AIMFINITY INVESTMENT MERGER SUB I AND ITS SUBSIDIARY
CONSOLIDATED UNAUDITED STATEMENT OF CHANGES IN SHAREHOLDERS’ DEFICIT
(Amounts in U.S. Dollars, except for number of shares)

	Ordinary shares		Accumulated deficit	Total shareholder’s deficit
	Shares	Amount
Balance as of December 31, 2023	1	$—	$(7,767)	$(7,767)
Net Loss	—	—	(136)	(136)
Balance as of June 30, 2024	1	$—	$(7,903)	$(7,903)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

AIMFINITY INVESTMENT MERGER SUB I AND ITS SUBSIDIARY
UNAUDITED CONSOLIDATED STATEMENT OF CASH FLOWS
(Amounts in U.S. Dollars, except for number of shares)

For the Six Months Ended June 30, 2024
Cash Flows from Operating Activities:
Net Loss	$136
Adjustments to reconcile net loss to net cash used in operating activities:
Payment of general and administrative expenses by related party	(136)
Net cash used in operating activities	$—

Net change in cash	—
Cash, beginning of the period	—
Cash, end of the period	$—

The accompanying notes are an integral part of these unaudited consolidated financial statements.

AIMFINITY INVESTMENT MERGER SUB I AND ITS SUBSIDIARY
NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in U.S. Dollars, except for number of shares)

NOTE 1 — BUSINESS DESCRIPTION

Business

Aimfinity Investment Corp. I (“Aimfinity”) has entered into the Agreement and Plan of Merger, dated as of October 13, 2023 (as it may be amended from time to time, including the Amendment No. 1 and Amendment No. 2, dated June 5, 2024 and January 28, 2025, respectively, the “Merger Agreement”), which provides for a Business Combination (as defined below) between Aimfinity and Docter Inc., a Delaware corporation (“Docter”). Pursuant to the Merger Agreement, the Business Combination will be effected in two steps: (i) subject to the approval and adoption of the Merger Agreement, the Reincorporation Merger Proposal and PubCo Charter Proposal by the shareholders of Aimfinity, Aimfinity will merge with and into Aimfinity Investment Merger Sub I, a Cayman Islands exempted company and wholly owned subsidiary of Aimfinity (the “Company” or “PubCo”), with PubCo remaining as the surviving publicly traded entity (the “Reincorporation Merger”); (ii) one business day after the Reincorporation Merger, Aimfinity Investment Merger Sub II, Inc. (“Merger Sub”), a Delaware corporation and wholly owned subsidiary of PubCo, will be merged with and into Docter, resulting in Docter being a wholly owned subsidiary of PubCo (the “Acquisition Merger”, together with the Reincorporation Merger, collectively, the “Business Combination”). The Merger Agreement is by and among Aimfinity, PubCo, Merger Sub, and Docter. Upon consummation of the Business Combination, PubCo shall be renamed as “Inkwater Holding Inc.”

The aggregate consideration for the Acquisition Merger is $60,000,000, payable to the stockholders of Docter existing immediately prior to the effective time of the Acquisition (or, the “Docter stockholders”) in the form of 6,000,000 newly issued ordinary shares (the “PubCo Ordinary Shares”) of PubCo (the “Closing Payment Shares”) valued at $10.00 per share. At the closing of the Acquisition Merger, the issued and outstanding shares of common stock in Docter held by the Docter stockholders will be cancelled and cease to exist, in exchange for the issuance of the Closing Payment Shares. At the closing of the Acquisition Merger, the one fully paid share of common stock in Merger Sub held by PubCo will become one fully paid share of common stock in the surviving corporation, so that Docter will become a wholly-owned subsidiary of PubCo.

In addition to the Closing Payment Shares, the Docter stockholders may be entitled to receive Earnout Shares as follows: (i) 1,000,000 PubCo Ordinary Shares in aggregate will be issued to the Docter stockholders if and only if PubCo completes sales of at least 30,000 Devices (as defined in the Merger Agreement) during fiscal year 2024 as reflected in PubCo’s audited consolidated annual financial statements for the fiscal year ending December 31, 2024 prepared in accordance with the U.S. GAAP as filed with the SEC; and (ii) 1,500,000 PubCo Ordinary Shares in aggregate will be issued to the Docter stockholders if and only if PubCo completes sales of at least 40,000 Devices during fiscal year 2025 as reflected in PubCo’s audited consolidated annual financial statements for the fiscal year ending December 31, 2025 prepared in accordance with U.S. GAAP as filed with the SEC.

Pubco was incorporated on September 13, 2023, under the laws of the Cayman Islands solely for the purpose of effecting the Business Combination and to serve as the publicly traded parent company of Docter Inc (“Docter”) following the Business Combination. Upon incorporation, PubCo issued one share to Aimfinity Investment Corp. I (“Aimfinity”), resulting in PubCo becoming a wholly owned subsidiary of Aimfinity. PubCo does not own any material assets and does not operate any business.

Merger Sub was incorporated on August 3, 2023, solely for the purpose of effectuating the Business Combination described herein. Merger Sub was incorporated as a corporation under the laws of the State of Delaware. On September 18, 2023, Merger Sub allocated one share to PubCo, pursuant to which it became a wholly owned subsidiary of PubCo. Merger Sub does not own any material assets and does not operate any business. Merger Sub will merge with and into Docter, with Docter surviving as a wholly owned subsidiary of PubCo.

AIMFINITY INVESTMENT MERGER SUB I AND ITS SUBSIDIARY
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in U.S. Dollars, except for number of shares)

NOTE 2 — GOING CONCERN CONSIDERATION

The Company was formed by the Aimfinity. Aimfinity has until October 28, 2025 to complete its initial business combination. If the Aimfinity is unable to complete the initial business combination by October 28, 2025, the Aimfinity must cease all operations and dissolve and liquidate.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. If Aimfinity is unable to raise additional funds to alleviate liquidity needs as well as complete a business combination by close of October 28, 2025, then the Company will cease all operations except for the purpose of liquidating. The liquidity condition and date for mandatory liquidation and subsequent dissolution raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”) and have been consistently applied. The unaudited financial statements as of June 30, 2024 and for the six months ended June 30, 2024 are included all adjustments (consisting of only normal recurring adjustments) considered necessary to present fairly the financial position, results of operations and cash flow for such interim period. The results of operations for the six months ended June 30, 2024 are not necessarily indicative of results to be expected for the full year of 2024 or for any future periods. Accordingly, these unaudited financial statements should be read in conjunction with the Company’s audited financial statements as of December 31, 2023 and for the period from September 13, 2023 (inception) through December 31, 2023 included herein.

Principles of consolidation

The unaudited consolidated financial statements include the unaudited financial statements of the Company and its wholly owned subsidiary over which the Company exercises control. All transactions and balances among the Company and its subsidiary have been eliminated upon consolidation.

Emerging Growth Company Status

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart The Company’s Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statement, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b) (1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statement

AIMFINITY INVESTMENT MERGER SUB I AND ITS SUBSIDIARY
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in U.S. Dollars, except for number of shares)

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Uses of estimates

In preparing the unaudited financial statements in conformity U.S. GAAP, the management makes judgements, estimates and assumptions that affect the application of policies and reported amounts of assets, liabilities and expenses. The estimates and associated assumptions are based on historical experience and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis of making the judgements about carrying values of assets and liabilities that are not readily apparent from other sources. Actual results could differ from those estimates.

Fair value measurement:

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Income Taxes

Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company’s management determined that the Cayman Islands is the Company’s only major tax jurisdiction. The Company may be subject to potential examination by foreign taxing authorities in the area of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with foreign tax laws.

The Company is considered to be an exempted Cayman Islands company with no connection to any other taxable jurisdiction, and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision is zero.

Loss Per Share

The Company computes basic loss per share (“EPS”) by dividing net loss by the weighted average number of ordinary shares outstanding for the reporting period. Diluted earnings per share is calculated by dividing net loss by the weighted average number of ordinary share equivalents outstanding. During the periods when there are anti-dilutive, ordinary share equivalents, if any, are not considered in the computation. For the six months ended June 30, 2024, there were no anti-dilutive ordinary shares or ordinary share equivalents outstanding.

Related parties and transactions

The Company identifies related parties, and accounts for, discloses related party transactions in accordance with ASC 850, “Related Party Disclosures” and other relevant ASC standards.

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions. Companies are also considered to be related if they are subject to common control or significant influence.

AIMFINITY INVESTMENT MERGER SUB I AND ITS SUBSIDIARY
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in U.S. Dollars, except for number of shares)

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Recent Accounting Pronouncements

The Company identifies related parties, and accounts for, discloses related party transactions in accordance with ASC 850, “Related Party Disclosures” and other relevant ASC standards.

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions. Companies are also considered to be related if they are subject to common control or significant influence.

NOTE 4 — RELATED PARTY TRANSACTIONS

a. Nature of relationships with related party

Name	Relationship with the Company
Aimfinity Investment Corp. I (“Aimfinity”)	Common Shareholder

b. Advances due to related party

Advances due to related party consists of the following:

	As of June 30, 2024	As of December 31, 2023
Aimfinity	$7,903	$7,767

As of June 30, 2024 and December 31, 2023, the balance due to related party was comprised of incorporation expense paid by the Company’s related party and was used for working capital during the Company’s ordinary course of business. The advances due to related party are unsecured, non interest bearing and due on demand.

Rent is being provided by Aimfinity’s Sponsor at no monthly cost to the Company.

NOTE 5 — EQUITY

The authorized number of ordinary shares of the Company is 500,000,000 shares with par value of $0.0001 each. As of June 30, 2024 and December 31, 2023, the Company had issued one fully paid ordinary share at par.

NOTE 6 — SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date through the date when the financial statements were issued. Based on this review, management identified the following subsequent events that are required disclosure in the financial statements.

On January 29, 2025, the Merger agreement was amended (“Amendment No.2”) to amend Section 4.4 of the Merger Agreement so that (i) the Tranche 1 Earnout Shares (as defined in the Merger Agreement) won’t become issuable until the PubCo’s audited consolidated annual financial statements for the fiscal year ending December 31, 2025 becomes available; (ii) the Tranche 2 Earnout Shares (as defined in the Merger Agreement) won’t become issuable until the PubCo’s audited consolidated annual financial statements for the fiscal year ending December 31, 2026 becomes available; and (iii) Other than the foregoing, the sales benchmark for the Earnout Shares shall remain unchanged.

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors of

Aimfinity Investment Merger Sub I Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Aimfinity Investment Merger Sub I Inc. and its subsidiary (collectively, the “Company”) as of December 31, 2023, and the related consolidated statement of operations, shareholders’ deficit, and cash flows for the period from September 13, 2023 (inception) through December 31, 2023, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023, and the results of their operations and their cash flows for the period from September 13, 2023 (inception) through December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 2 to the financial statements, the Company has no principal operations, and its business plan is dependent on the completion of a business combination within a prescribed period of time and if not completed will cease all operations except for the purpose of liquidating. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ MaloneBailey, LLP

www.malonebailey.com

We have served as the Company’s auditor since 2024.

Houston, Texas

January 31, 2025

AIMFINITY INVESTMENT MERGER SUB I AND ITS SUBSIDIARY
CONSOLIDATED BALANCE SHEET
(Amounts in U.S. Dollars, except for number of shares)

As of December 31, 2023
LIABILITY AND SHAREHOLDERS’ DEFICIT

Current liability
Advances due to a related party	$7,767
Total liability	7,767

Shareholders’ deficit
Ordinary Shares, $0.0001 par value, 500,000,000 shares authorized, 1 share issued and outstanding	—
Accumulated deficit	(7,767)
Total shareholders’ deficit	(7,767)
Total liability and shareholders’ deficit	$—

The accompanying notes are an integral part of these consolidated financial statements.

AIMFINITY INVESTMENT MERGER SUB I AND ITS SUBSIDIARY
CONSOLIDATED STATEMENT OF OPERATIONS
(Amounts in U.S. Dollars, except for number of shares)

For the period from September 13, 2023 (inception) through December 31, 2023
Operating expenses
General and administrative expenses	$7,767
Total operating expenses	7,767
Loss from operations	(7,767)
Loss before income tax expense	(7,767)
Income tax expense	—
Net loss	$(7,767)

Weighted average number of ordinary shares outstanding,
basic and diluted	1
Basic and diluted net loss per ordinary share	$(7,767)

The accompanying notes are an integral part of these consolidated financial statements.

AIMFINITY INVESTMENT MERGER SUB I AND ITS SUBSIDIARY
CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ DEFICIT
(Amounts in U.S. Dollars, except for number of shares)

	Ordinary shares		Accumulated Deficit	Total Shareholders’ Deficit
	Shares	Amount
Balance as of September 13, 2023 (inception)	—	$—	$—	$—
Issuance of ordinary share	1	—	—	—
Net loss	—	—	(7,767)	(7,767)
Balance as of December 31, 2023	1	$—	$(7,767)	$(7,767)

The accompanying notes are an integral part of these consolidated financial statements.

AIMFINITY INVESTMENT MERGER SUB I AND ITS SUBSIDIARY
CONSOLIDATED STATEMENT OF CASH FLOWS
(Amounts in U.S. Dollars, except for number of shares)

For the period from September 13, 2023 (inception) through December 31, 2023
Cash Flows from Operating Activities:
Net loss	$(7,767)
Adjustments to reconcile net loss to net cash used in operating activities:
Payment of general and administration expenses by related party	7,767
Net cash used in operating activities	$—

Net Change in Cash	—

Cash at beginning of period	—
Cash at end of period	$—

The accompanying notes are an integral part of these consolidated financial statements.

AIMFINITY INVESTMENT MERGER SUB I AND ITS SUBSIDIARY
NOTES TO FINANCIAL STATEMENTS
(Amounts in U.S. Dollars, except for number of shares)

NOTE 1 — BUSINESS DESCRIPTION

Business

Aimfinity Investment Corp. I (“Aimfinity”) has entered into the Agreement and Plan of Merger, dated as of October 13, 2023 (as it may be amended from time to time, including the Amendment No. 1 and Amendment No. 2, dated June 5, 2024 and January 28, 2025, respectively, the “Merger Agreement”), which provides for a Business Combination (as defined below) between Aimfinity and Docter Inc., a Delaware corporation (“Docter”). Pursuant to the Merger Agreement, the Business Combination will be effected in two steps: (i) subject to the approval and adoption of the Merger Agreement, the Reincorporation Merger Proposal and PubCo Charter Proposal by the shareholders of Aimfinity, Aimfinity will merge with and into Aimfinity Investment Merger Sub I, a Cayman Islands exempted company and wholly owned subsidiary of Aimfinity (the “Company” or “PubCo”), with PubCo remaining as the surviving publicly traded entity (the “Reincorporation Merger”); (ii) one business day after the Reincorporation Merger, Aimfinity Investment Merger Sub II, Inc. (“Merger Sub”), a Delaware corporation and wholly owned subsidiary of PubCo, will be merged with and into Docter, resulting in Docter being a wholly owned subsidiary of PubCo (the “Acquisition Merger”, together with the Reincorporation Merger, collectively, the “Business Combination”). The Merger Agreement is by and among Aimfinity, PubCo, Merger Sub, and Docter. Upon consummation of the Business Combination, PubCo shall be renamed as “Inkwater Holding Inc.”

The aggregate consideration for the Acquisition Merger is $60,000,000, payable to the stockholders of Docter existing immediately prior to the effective time of the Acquisition (or, the “Docter stockholders”) in the form of 6,000,000 newly issued ordinary shares (the “PubCo Ordinary Shares”) of PubCo (the “Closing Payment Shares”) valued at $10.00 per share. At the closing of the Acquisition Merger, the issued and outstanding shares of common stock in Docter held by the Docter stockholders will be cancelled and cease to exist, in exchange for the issuance of the Closing Payment Shares. At the closing of the Acquisition Merger, the one fully paid share of common stock in Merger Sub held by PubCo will become one fully paid share of common stock in the surviving corporation, so that Docter will become a wholly-owned subsidiary of PubCo.

In addition to the Closing Payment Shares, the Docter stockholders may be entitled to receive Earnout Shares as follows: (i) 1,000,000 PubCo Ordinary Shares in aggregate will be issued to the Docter stockholders if and only if PubCo completes sales of at least 30,000 Devices (as defined in the Merger Agreement) during fiscal year 2024 as reflected in PubCo’s audited consolidated annual financial statements for the fiscal year ending December 31, 2024 prepared in accordance with the U.S. GAAP as filed with the SEC; and (ii) 1,500,000 PubCo Ordinary Shares in aggregate will be issued to the Docter stockholders if and only if PubCo completes sales of at least 40,000 Devices during fiscal year 2025 as reflected in PubCo’s audited consolidated annual financial statements for the fiscal year ending December 31, 2025 prepared in accordance with U.S. GAAP as filed with the SEC.

Pubco was incorporated on September 13, 2023, under the laws of the Cayman Islands solely for the purpose of effecting the Business Combination and to serve as the publicly traded parent company of Docter Inc (“Docter”) following the Business Combination. Upon incorporation, PubCo issued one share to Aimfinity Investment Corp. I (“Aimfinity”), resulting in PubCo becoming a wholly owned subsidiary of Aimfinity. PubCo does not own any material assets and does not operate any business.

Merger Sub was incorporated on August 3, 2023, solely for the purpose of effectuating the Business Combination described herein. Merger Sub was incorporated as a corporation under the laws of the State of Delaware. On September 18, 2023, Merger Sub allocated one share to PubCo, pursuant to which it became a wholly owned subsidiary of PubCo. Merger Sub does not own any material assets and does not operate any business. Merger Sub will merge with and into Docter, with Docter surviving as a wholly owned subsidiary of PubCo.

AIMFINITY INVESTMENT MERGER SUB I AND ITS SUBSIDIARY
NOTES TO FINANCIAL STATEMENTS
(Amounts in U.S. Dollars, except for number of shares)

NOTE 2 — GOING CONCERN CONSIDERATION

The Company was formed by the Aimfinity. Aimfinity has until October 28, 2025 to complete its initial business combination. If the Aimfinity is unable to complete the initial business combination by October 28, 2025, the Aimfinity must cease all operations and dissolve and liquidate.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. If Aimfinity is unable to raise additional funds to alleviate liquidity needs as well as complete a business combination by close of October 28, 2025, then the Company will cease all operations except for the purpose of liquidating. The liquidity condition and date for mandatory liquidation and subsequent dissolution raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”) and have been consistently applied.

Principles of consolidation

The consolidated financial statements include the financial statements of the Company and its wholly owned subsidiary over which the Company exercises control. All transactions and balances among the Company and its subsidiary have been eliminated upon consolidation.

Emerging Growth Company Status

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart The Company’s Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statement, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b) (1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statement with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

AIMFINITY INVESTMENT MERGER SUB I AND ITS SUBSIDIARY
NOTES TO FINANCIAL STATEMENTS
(Amounts in U.S. Dollars, except for number of shares)

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Uses of estimates

In preparing the financial statements in conformity U.S. GAAP, the management makes judgements, estimates and assumptions that affect the application of policies and reported amounts of assets, liabilities and expenses. The estimates and associated assumptions are based on historical experience and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis of making the judgements about carrying values of assets and liabilities that are not readily apparent from other sources. Actual results could differ from those estimates.

Fair value measurement:

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Income Taxes

Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company’s management determined that the Cayman Islands is the Company’s only major tax jurisdiction. The Company may be subject to potential examination by foreign taxing authorities in the area of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with foreign tax laws.

The Company is considered to be an exempted Cayman Islands company with no connection to any other taxable jurisdiction, and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision is zero.

Loss Per Share

The Company computes basic loss per share (“EPS”) by dividing net loss by the weighted average number of ordinary shares outstanding for the reporting period. Diluted earnings per share is calculated by dividing net loss by the weighted average number of ordinary share equivalents outstanding. During the periods when there are anti-dilutive, ordinary share equivalents, if any, are not considered in the computation. As of December 31, 2023, there were no anti-dilutive ordinary shares or ordinary share equivalents outstanding.

Related parties and transactions

The Company identifies related parties, and accounts for, discloses related party transactions in accordance with ASC 850, “Related Party Disclosures” and other relevant ASC standards.

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions. Companies are also considered to be related if they are subject to common control or significant influence.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s consolidated financial statements.

AIMFINITY INVESTMENT MERGER SUB I AND ITS SUBSIDIARY
NOTES TO FINANCIAL STATEMENTS
(Amounts in U.S. Dollars, except for number of shares)

NOTE 4 — RELATED PARTY TRANSACTIONS

a. Nature of relationships with related party

Name	Relationship with the Company
Aimfinity Investment Corp. I (“Aimfinity”)	Common Shareholder

b. Advances due to related party

Advances due to related party consists of the following:

Name	As of December 31, 2023
Aimfinity	$7,767

As of December 31, 2023, the balance due to related party was comprised of incorporation expense paid by the Company’s related party and was used for working capital during the Company’s ordinary course of business. The advances due to related party are unsecured, non interest bearing and due on demand.

Rent is being provided by Aimfinity’s Sponsor at no monthly cost to the Company.

NOTE 5 — EQUITY

The authorized number of ordinary shares of the Company is 500,000,000 shares with par value of $0.0001 each. As of December 31, 2023, the Company had issued one fully paid ordinary share at par.

NOTE 6 — SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date through the date when the financial statements were issued. Based on this review, management identified the following subsequent events that are required disclosure in the financial statements.

On June 5, 2024, the Merger agreement was amended (“Amendment No.1”) to modify the composition of PubCo’s Bard of directors upon and immediately following the completion of the Business Combination.

Pursuant to the Amendment No.1, upon and immediately following the closing of the Business Combination, PubCo’s board of directors shall consist of five (5) directors, among which three (3) directors will be designated by Docter until the first general meeting of shareholders of PubCo, and two (2) directors will be designated by the Sponsor until the second general meeting of shareholders of PubCo.

On January 29, 2025, the Merger agreement was amended (“Amendment No.2”) to amend Section 4.4 of the Merger Agreement so that (i) the Tranche 1 Earnout Shares (as defined in the Merger Agreement) won’t become issuable until the PubCo’s audited consolidated annual financial statements for the fiscal year ending December 31, 2025 becomes available; (ii) the Tranche 2 Earnout Shares (as defined in the Merger Agreement) won’t become issuable until the PubCo’s audited consolidated annual financial statements for the fiscal year ending December 31, 2026 becomes available; and (iii) Other than the foregoing, the sales benchmark for the Earnout Shares shall remain unchanged.

Annex A

Execution Version

AGREEMENT AND PLAN OF MERGER

Dated as of

October 13, 2023

by and among

AIMFINITY INVESTMENT CORP. I,

AIMFINITY INVESTMENT MERGER SUB I,

AIMFINITY INVESTMENT MERGER SUB II, INC.,

and

DOCTER INC.

Annex A Page Nos.
ARTICLE I DEFINITIONS		A-1
ARTICLE II REINCORPORATION MERGER		A-10
2.1	Reincorporation Merger	A-10
2.2	Reincorporation Effective Time	A-10
2.3	Effect of the Reincorporation Merger	A-10
2.4	Memorandum and Articles of Association	A-10
2.5	Directors and Officers of the Reincorporation Surviving Corporation	A-11
2.6	Effect on Issued Securities of Parent	A-11
2.8	Surrender of Securities	A-12
2.9	Lost Stolen or Destroyed Certificates	A-12
2.10	Section 368 Reorganization	A-12
2.11	Dissenter’s	A-12
2.12	Taking of Necessary Action; Further Action	A-13
ARTICLE III ACQUISITION MERGER		A-13
3.1	Acquisition Merger	A-13
3.2	Closing; Effective Time	A-13
3.3	Directors and Officers	A-13
3.4	Effect of the Merger	A-13
3.5	Organizational Documents of the Surviving Corporation	A-13
3.6	Taking of Necessary Action; Further Action	A-13
3.7	Section 368 Reorganization	A-14
ARTICLE IV CONSIDERATION		A-14
4.1	Cancellation and Conversion of Capital	A-14
4.2	Payment of Merger Consideration	A-15
4.4	Earnout Payment	A-15
ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE COMPANY		A-16
5.1	Corporate Existence and Power	A-16
5.2	Authorization	A-17
5.3	Governmental Authorization	A-17
5.4	Non-Contravention	A-17
5.5	Capitalization	A-17
5.6	Charter Documents	A-17
5.7	Assumed Names	A-18
5.8	Subsidiaries	A-18
5.9	Consents	A-18
5.10	Financial Statements	A-18
5.11	Books and Records	A-19
5.12	Absence of Certain Changes	A-19
5.13	Properties; Title to the Company Group’s Assets	A-20
5.14	Litigation	A-21
5.15	Contracts	A-21
5.16	Licenses and Permits	A-22
5.17	Compliance with Laws	A-22
5.18	Intellectual Property and IT Security	A-22
5.19	Healthcare Law.	A-24
5.20	Customers and Suppliers	A-26
5.21	Employees	A-26
5.22	Employment Matters	A-26

Annex A-i

Annex A Page Nos.
5.23	Real Property	A-27
5.24	Accounts	A-27
5.25	Tax Matters	A-27
5.26	Finders’ Fees	A-28
5.27	Powers of Attorney and Suretyships	A-28
5.28	Directors and Officers	A-28
5.29	Certain Business Practices	A-29
5.30	Money Laundering Laws	A-29
5.34	No Additional Representations and Warranties	A-30
ARTICLE VI REPRESENTATIONS AND WARRANTIES OF PURCHASER PARTIES		A-30
6.1	Corporate Existence and Power	A-30
6.2	Corporate Authorization	A-30
6.3	Governmental Authorization	A-30
6.4	Non-Contravention	A-31
6.5	Finders’ Fees	A-31
6.6	Issuance of Shares	A-31
6.7	Capitalization	A-31
6.8	Information Supplied	A-32
6.9	Trust Account	A-32
6.10	Listing	A-33
6.11	Board Approval	A-33
6.12	Parent SEC Documents and Financial Statements	A-33
6.13	Litigation	A-34
6.14	Compliance with Laws	A-34
6.15	Money Laundering Laws	A-34
6.16	OFAC	A-34
6.17	Not an Investment Company	A-34
6.18	Tax Matters	A-34
6.19	Contracts; No Defaults	A-35
6.20	No Alternative Transactions	A-36
6.21	Business Activities; Absence of Changes	A-36
6.22	Registration Statement.	A-36
6.23	No Outside Reliance.	A-37
ARTICLE VII COVENANTS OF THE COMPANY GROUP AND THE PURCHASER PARTIES PENDING CLOSING		A-37
7.1	Conduct of the Business	A-37
7.2	Access to Information	A-40
7.3	Notices of Certain Events	A-40
7.4	SEC Filings	A-40
7.5	Financial Information	A-41
7.6	Trust Account	A-41
7.7	Directors’ and Officers’ Indemnification and Insurance	A-41
ARTICLE VIII COVENANTS OF THE COMPANY GROUP		A-42
8.1	Key Employees of the Company	A-42
ARTICLE IX COVENANTS OF ALL PARTIES HERETO		A-42
9.1	Support of Transaction	A-42
9.2	Further Assurances	A-42
9.3	Tax Matters	A-43
9.4	Registration Statement	A-44
9.5	Confidentiality	A-45

Annex A-ii

Annex A Page Nos.
ARTICLE X CONDITIONS TO CLOSING		A-47
10.1	Conditions to the Obligations of Each Party to Effect the Merger	A-47
10.2	Additional Conditions to Obligations of the Purchaser Parties	A-48
10.3	Additional Conditions to Obligations of the Company Group	A-48
ARTICLE XI NON-SURVIVAL; NON-RECOURSE		A-49
11.1	Nonsurvival of Representations, Warranties and Covenants	A-49
11.2	Non-Recourse	A-49
ARTICLE XII DISPUTE RESOLUTION		A-49
12.1	Governing Law	A-49
ARTICLE XIII TERMINATION		A-50
13.1	Termination	A-50
ARTICLE XIV MISCELLANEOUS		A-51
14.1	Notices	A-51
14.2	Amendments; No Waivers; Remedies	A-51
14.3	Arm’s Length Bargaining; No Presumption Against Drafter	A-52
14.4	Publicity	A-52
14.5	Expenses	A-52
14.6	No Assignment	A-52
14.7	Governing Law	A-52
14.8	Counterparts; Facsimile Signatures	A-53
14.9	Entire Agreement	A-53
14.10	Severability	A-53
14.11	Construction of Certain Terms and References; Captions	A-53
14.12	Further Assurances	A-54
14.13	Third Party Beneficiaries	A-54
14.14	No Claim Against the Trust Account	A-54
EXHIBIT A	Form of Amended and Restated Memorandum and Articles of Association of Reincorporation Surviving Corporation
EXHIBIT B	Form of Lock-up Agreement

Annex A-iii

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (the “Agreement”), dated as of October 13, 2023 (the “Signing Date”), by and among Docter Inc., a Delaware corporation (the “Company”), Aimfinity Investment Corp. I, a Cayman Islands exempted company (“Parent”), Aimfinity Investment Merger Sub I, a Cayman Islands exempted company and wholly-owned subsidiary of Parent (the “Purchaser”), and Aimfinity Investment Merger Sub II, Inc., a Delaware corporation and wholly-owned subsidiary of Purchaser (the “Merger Sub”).

W I T N E S E T H:

A. The Company, through its wholly owned subsidiary, is in the business of selling “Docter” branded watches and bio radar, researching and developing software used in association therewith, and providing continuous monitoring services (the “Business”);

B. Parent is a blank check company formed for the sole purpose of entering into a share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities;

C. The Purchaser is a wholly-owned subsidiary of Parent and was formed for the sole purpose of the merger of Parent with and into Purchaser, in which Purchaser will be the Reincorporation Surviving Corporation (as defined below) (the “Reincorporation Merger”) in accordance with the applicable provisions of the Cayman Islands Companies Act (As Revised) (“Cayman Law”);

D. Merger Sub is a newly formed, wholly-owned, direct subsidiary of the Purchaser and was formed for the sole purpose of the merger of Merger Sub with and into the Company (the “Acquisition Merger”), upon the terms and subject to the conditions set forth herein and in accordance with the applicable provisions of the Delaware General Corporation Law (the “DGCL”.

E. Contemporaneously with the execution and delivery of this Agreement, in connection with the transactions contemplated by this Agreement, the Sponsor entered into a letter agreement (the “Sponsor Support Agreement”) pursuant to which the Sponsor agrees to vote in favor of the transactions contemplated by this Agreement; and

F. Contemporaneously with the execution and delivery of this Agreement, in connection with the transactions contemplated hereby, certain Company Stockholders have entered into support agreements (each, a “Company Support Agreement”), pursuant to which each such Company Stockholder agrees to vote in favor of the transactions contemplated by this Agreement.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the parties accordingly agree as follows:

ARTICLE I
DEFINITIONS

1.1 Definitions. The following terms, as used herein, have the following meanings:

“2023 Audited Financial Statements” shall have the meaning set forth in Section 7.5.

“Action” means any legal action, suit, claim, investigation, hearing or proceeding, including any audit, claim or assessment for Taxes or otherwise.

“Additional Agreements” means the Sponsor Support Agreement, the Company Support Agreement, the Lock-up Agreements, and all the agreements, documents, instruments and certificates entered into in connection herewith or therewith and any and all exhibits and schedules thereto.

“Additional Parent SEC Documents” shall have the meaning set forth in Section 6.12(a).

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person.

“Alternative Proposal” shall have the meaning set forth in Section 7.1(d).

Annex A-1

“Antitrust Law” means the HSR Act, the Federal Trade Commission Act, as amended, the Sherman Act, as amended, the Clayton Act, as amended, and any applicable foreign antitrust Laws and all other applicable Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

“Authority” means any governmental, regulatory or administrative body, agency or authority, any court or judicial authority, any arbitrator, any relevant stock exchange, or any public, private or industry regulatory authority, whether international, national, Federal, state, or local.

“Audited Financial Statements” shall have the meaning set forth in Section 7.5.

“Books and Records” means all books and records, ledgers, employee records, customer lists, files, correspondence, and other records of every kind (whether written, electronic, or otherwise embodied) owned or used by a Person or in which a Person’s assets, the business or its transactions are otherwise reflected, other than stock books and minute books.

“Business Day” means any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in New York or the Cayman Islands are authorized to close for business.

“Certificate of Merger” shall have the meaning set forth in Section 3.2.

“Closing” shall have the meaning set forth in Section 3.2.

“Closing Date” shall have the meaning set forth in Section 3.2.

“Closing Payment Shares” means 6,000,000 Purchaser Ordinary Shares, being the number of Purchaser Ordinary Shares equal to $60,000,000, divided by $10.00 per share.

“Closing Consideration Spreadsheet” shall have the meaning set forth in Section 4.5.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Company Affiliated Agreement” shall have the meaning set forth in Section 5.32.

“Company Cure Period” shall have the meaning set forth in Section 13.1(b).

“Company Excluded Shares” shall have the meaning set forth in Section 4.1(c).

“Company Disclosure Schedule” shall have the meaning set forth in Article V.

“Company Governmental Approval” shall have the meaning set forth in Section 5.3.

“Company Group” shall have the meaning set forth in Section 5.1(a).

“Company Group Consent” shall have the meaning set forth in Section 5.9.

“Company Group Member” shall have the meaning set forth in Section 5.1(a).

“Company Group Transaction Expenses” means, without duplication, any out-of-pocket fees and expenses payable by any Company Group Member or their respective Affiliates (whether or not billed or accrued for) as a result of or in connection with the negotiation, documentation and consummation of the transactions contemplated by this Agreement, including (a) all fees, costs, expenses, brokerage fees, commissions, finders’ fees and disbursements of financial advisors, investment banks, data room administrators, attorneys, accountants and other advisors and service providers, including the fees of obtaining comfort letters from the independent certified public accounting firms of each Company Group Member; (b) any change in control bonus, transaction bonus, retention bonus, termination or severance payment or payment made to terminate a share option, warrants or other equity appreciation, phantom equity, profit participation or similar rights, in any case, to be made to any current or former employee, individual independent contractor, director or officer of any Company Group Member which become payable (including if subject to continued employment) contingent upon the execution of this Agreement or the consummation of the transactions contemplated hereby, plus any employer portion of any payroll Taxes required to be paid thereon; (c) transfer Taxes imposed on the Company; and (d) 50% of the premium and other costs and expenses associated with the D&O Tail Insurance (as defined below).

Annex A-2

“Company Shares” means shares of the Company’s common stock, par value $0.0001 per share, of the Company.

“Company Share Rights” means all options, warrants, rights, or other securities (including debt instruments) to purchase, convert or exchange into Company Shares.

“Company Stockholder” means a stockholder of the Company.

“Company Software” means all Software that is owned or purported to be owned by the Company.

“Contracts” means all written contracts, agreements, leases (including equipment leases, car leases and capital leases), licenses, commitments, client contracts, statements of work (SOWs), and similar instruments, to which the Company and/or any of its Subsidiary is a party or by which any of its respective assets are bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by Contract or otherwise; and the terms “Controlled” and “Controlling” shall have the meaning correlative to the foregoing.

“Copyleft Terms” means any and all license terms (including those of the GNU General Public License, GNU Lesser General Public License, Mozilla Public License, Affero General Public License, and Eclipse Software License) that, as a condition of or in connection with the use, modification, reproduction, or distribution of any Intellectual Property licensed under such terms, requires that any other Intellectual Property that is used by or with, incorporates, relies on, or is linked to or with, is derived from, or is distributed with such licensed Intellectual Property be (a) disclosed, made available, distributed, or offered to any Person, whether in the form of object code, source code, software-as-a-service, or otherwise; (b) licensed to any Person, including for purposes of creating modifications or derivative works; or (c) subject to any other restrictions on, or other abridgement of, future licensing terms or the exercise or enforcement of any rights in such other Intellectual Property through any means.

“CRPM” shall have the meaning set forth in Section 2.2.

“Data Protection Requirements” shall have the meaning set forth in Section 5.18(i).

“Device” means any instrument, apparatus, implement, machine, contrivance, implant or other similar or related item, developed, manufactured or sold by the Company Group, including, without limitation, any watch, radar, or any other component, part or accessory, that captures, processes, stores and/or transmits biometric, diagnostic, medical or healthcare data.

“DGCL” means the Delaware General Corporation Law.

“Domestication” shall have the meaning set forth in Section 2.10.

“D&O Indemnified Persons” shall have the meaning set forth in Section 7.7(a).

“D&O Tail Insurance” shall have the meaning set forth in Section 7.7(b).

“Earnout Shares” shall have the meaning set forth in Section 4.4.

“Effective Time” shall have the meaning set forth in Section 3.2.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Extension Expenses” means, without duplication, (a) any out-of-pocket fees and expenses paid or payable by Purchaser or its Affiliates (whether or not billed or accrued for) as a result of or in connection with the negotiation, documentation and consummation of an extension of the deadline by which Parent must complete an initial Business Combination (as defined below), pursuant to Parent’s Organizational Documents (including (i) submitting a proposal to the Parent shareholders pursuant to a definitive proxy statement filed by Parent with the SEC and (ii) providing such definitive proxy statement to the Parent shareholders) and (b) any cash deposits made or to be made into the Trust Account (as defined below) by the Sponsor or its Affiliates or permitted designees for the purpose of extending the time period for Parent to consummate a Business Combination, as approved by the Parent shareholders.

“FDA” means the U.S. Food and Drug Administration, or any successor agency thereto.

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“FDA Laws” means all Laws applicable to the operation of the Company’s business related to the research, investigation, development, production, marketing, distribution, storage, shipping, transport, advertising, labeling, promotion, sale, export, import, use handling and control, safety, efficacy, reliability or manufacturing of medical devices, including (i) the Federal Food, Drug, and Cosmetic Act of 1938, as amended (21 U.S.C. §§ 321 et seq.); (ii) the Public Health Service Act of 1944; (iii) the rules and regulations promulgated and enforced by the FDA thereunder, including, as applicable, those requirements relating to the FDA’s Quality System Regulation at 21 C.F.R. Part 820, Good Laboratory Practices (GLPs), Good Clinical Practices (GCPs), investigational use, premarket notification and premarket approval and applications to market new medical devices; (iv) Laws governing the development, conduct, monitoring, subject informed consent, auditing, analysis and reporting of clinical trials and non-clinical studies (including the GCP and GLP regulations contained in 21 C.F.R. Parts 11, 50, 54, 56, 58 and 812); (v) Laws governing data-gathering activities related to the detection, assessment, and understanding of adverse events (including adverse event and malfunction reporting regulations of FDA and the International Council for Harmonisation of Technical Requirements for Pharmaceuticals for Human Use (ICH)); and (vi) all comparable state, federal or foreign Laws related to any of the foregoing.

“Healthcare Laws” means all Laws relating to healthcare regulatory matters applicable to the business of the Company including (i) all federal or state criminal or civil fraud and abuse Laws (including the federal Anti-Kickback Statute (42 U.S.C. §1320a-7(b)), the Civil Monetary Penalties Law (42 U.S.C. §1320a-7(a)), the Sunshine Act (42 U.S.C. §1320a-7(h)), the Exclusion Law (42 U.S.C. §1320a-7), the Criminal False Statements Law (42 U.S.C. §1320a-7b(a), Stark Law (42 U.S.C. §1395nn), the False Claims Act (31 U.S.C. §§3729 et seq. 42 U.S.C. §1320a-7b(a)), HIPAA, (42 U.S.C. §§1320d et seq.), and any comparable state or local Laws); and (ii) state licensing, disclosure and reporting requirements; (iii) all FDA Laws; and (iv) any comparable foreign Laws for any of the foregoing (i) through (iii) (inclusive).

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, P.L. 104-191, the Health Information Technology for Economic and Clinical Health Act, Public Law 111-005, and regulations promulgated thereunder by the U.S. Department of Health and Human Services to implement certain privacy and security provisions of HIPAA, codified at 45 C.F.R. Parts 160 and 164.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Indebtedness” means with respect to any Person, (a) all obligations of such Person for borrowed money, or with respect to deposits or advances of any kind (including amounts by reason of overdrafts and amounts owed by reason of letter of credit reimbursement agreements) including with respect thereto, all interests, fees and costs and prepayment and other penalties, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than accounts payable to creditors for goods and services incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien or security interest on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (f) all obligations of such Person under leases required to be accounted for as capital leases under U.S. GAAP (as defined below), (g) all guarantees by such Person and (h) any agreement to incur any of the same.

“Intellectual Property” means any and all intellectual and industrial property and all worldwide rights, title and interests therein and thereto (whether registered or not) including those arising out of or associated with any of the following (a) patents, published, or unpublished patent applications (and any patents that issue as a result of those patent applications), provisional patent applications and similar filings, inventions (whether or not patentable and whether or not reduced to practice), invention disclosures, and industrial designs, together with all continuations, continuations-in-part, divisionals, reissues, reexaminations, renewals, revisions, substitutions, and extensions thereof, (b) copyrights, design rights and rights in works of authorship and copyrightable subject matter, together with any moral and economic rights of authors and inventors and rights of attribution and similar rights related thereto, including all rights of authorship, use, publication, reproduction, distribution, and performance, transformation and ownership, together with all other interests accruing by reason of international copyright conventions, (c) trade secrets and confidential information, and other proprietary information, including know-how, inventions, processes, procedures, methods, research and development information, industry analyses, architecture, layouts, drawings, specifications, formulae, techniques, discoveries, designs, plans, concepts, creations, models, customer and supplier lists, business

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and marketing plans and proposals, pricing and cost information and algorithms (collectively, “Trade Secrets”), (d) trademarks, trade names, logos, service marks, brand names, trade dress, business names (including any fictitious or “dba” names), slogans, symbols, and other similar designations of source or indicia of origin together with all goodwill of the business symbolized by or associated with any of the foregoing (collectively, the “Marks”), and Internet domain names, (e) Software and technology, (f) technical data, and databases, compilations and collections of technical data, (g) social media accounts, (h) any similar intellectual property or industrial property rights recognized in any jurisdiction, and (i) any registrations or applications for registration for any of the foregoing anywhere in the world.

“Intellectual Property Right” means any Intellectual Property, and all embodiments and fixations thereof and related documentation, registrations and franchises and all additions, improvements and accessions thereto, and with respect to each of the forgoing items in this definition, which is owned or licensed or filed by the Company, or used or held for use in the Business, whether registered or unregistered or domestic or foreign.

“Inventory” shall have the meaning set forth in the UCC.

“IPO” means the initial public offering of Parent pursuant to the Parent’s prospectus, Registration No. 333-263874, filed April 26, 2022.

“IT Systems” means any and all Software and technology, including information technology and computer systems, servers, sites, circuits, networks, workstations, routers, hubs, switches, data communications lines, interfaces, platforms, databases, websites (including the content thereon), applications, automated networks and control systems, SCADA, firmware, middleware computer hardware and equipment used to process, store, generate, analyze, maintain and operate data or information and all other computer, telecommunications, and information and operational technology systems, assets and equipment (including any of the foregoing accessed pursuant to outsourced or cloud computing arrangements).

“Key Personnel” shall have the meaning set forth in Section 8.1.

“Law” means any domestic or foreign, federal, state, municipality or local law, statute, ordinance, code, principle of common law, act, treaty or Order of general applicability of any applicable Authority, including rule or regulation promulgated thereunder.

“Lease” means the Premises Lease Agreement, dated March 11, 2023, among WU Youlin (吴佑霖) (as lessor), Horn Enterprise Co., Ltd. (as lessee) and OU Tingyun (欧亭芸) (as lessee’s joint liability warrantor).

“Liabilities” means any and all liabilities, Indebtedness, claims, or obligations of any nature (whether absolute, accrued, contingent or otherwise, whether known or unknown, whether direct or indirect, whether matured or unmatured and whether due or to become due), including Tax Liabilities due or to become due.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, and any conditional sale or voting agreement or proxy, including any agreement to give any of the foregoing.

“Lock-up Agreement” shall have the meaning set forth in Section 9.6.

“Material Adverse Effect” means a material adverse change or a material adverse effect upon on the assets, Liabilities, condition (financial or otherwise), prospects, net worth, management, earnings, cash flows, business, operations or properties of the Company and the Business, taken as a whole, whether or not arising from transactions in the ordinary course of business, which would prevent the Company from operating its Business in the same manner as on the Signing Date and on the Closing Date(as defined below), provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which the Company operates; (iii) any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates; (iv) acts of war (whether or not declared), armed hostilities or terrorism, and any pandemic, epidemics or human health crises, including COVID-19; (v) any action required or permitted by this Agreement or any action taken (or omitted to be taken) with the written consent of or at the written request of the Purchaser Parties; (vi) any matter of which Parent is aware on the date hereof; (vii) any changes in applicable Laws or accounting rules (including U.S. GAAP) or the enforcement, implementation or interpretation thereof; (viii) the announcement, pendency or completion of the

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transactions contemplated by this Agreement, including losses or threatened losses of employees, customers, suppliers, distributors or others having relationships with the Company; (ix) any natural or man-made disaster or acts of God; or (x) any failure by the Company to meet any internal or published projections, forecasts or revenue or earnings predictions (provided that the underlying causes of such failures (subject to the other provisions of this definition) shall not be excluded).

“Material Contracts” shall have the meaning set forth in Section 5.15(a).

“Material Customer” shall have the meaning set forth in Section 5.20(a).

“Material Supplier” shall have the meaning set forth in Section 5.20(b).

“Merger Sub Common Stock” shall have the meaning set forth in Section 6.7(d).

“Money Laundering Laws” means the applicable financial recordkeeping and reporting requirements of the U.S. Currency and Foreign Transactions Reporting Act of 1970, as amended, the Money Laundering Control Act of 1986, as amended, and the money laundering statutes of all jurisdictions in which the Company or any of its Subsidiaries operates, as well as the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any relevant Authority.

“Named Parties” means (i) with respect to this Agreement, the Company, Parent, Purchaser and Merger Sub (and their permitted successors and assigns), and (ii) with respect to any Additional Agreement, the parties named in the preamble thereto (and their permitted successors and assigns), and “Named Party” means any of them.

“Order” means any decree, order, judgment, writ, award, injunction, rule or consent of or by an Authority.

“Organizational Documents” means, with respect to any Person, its certificate of incorporation and bylaws, memorandum and articles of association or similar organizational documents, in each case, as amended.

“Owned Intellectual Property” means all Intellectual Property Rights that are owned (or purported to be owned), in whole or in part, by the Company or its Subsidiaries, as applicable, and includes all Registered Intellectual Property and Company Software.

“Parent Class 1 Warrant” means each outstanding Class 1 redeemable warrant of Parent, exercisable for one Parent Ordinary Share at an exercise price of $11.50.

“Parent Class 2 Warrant” means each outstanding Class 2 redeemable warrant of Parent, which are included in Parent New Unit and will expire if the holder of Parent New Units has exercised the Share Redemption with respect to the Parent Ordinary Shares included in the same Parent New Unit, or otherwise be separated from Parent New Unit upon the Reincorporation Effective Time and exercisable for one Parent Ordinary Share at an exercise price of $11.50.

“Parent Class A Ordinary Shares” means the Class A ordinary shares of the Parent of a par value of $0.0001 each.

“Parent Class B Ordinary Shares” means the Class B ordinary shares of the Parent of a par value of $0.0001 each.

“Parent Disclosure Schedule” shall have the meaning set forth in Section Article VI.

“Parent Dissenting Shareholder” shall have the meaning set forth in Section 2.11.

“Parent Dissenting Shares” shall have the meaning set forth in Section 2.11.

“Parent Excluded Shares” shall have the meaning set forth in Section 2.6(e).

“Parent Financial Statements” means, collectively, the financial statements and notes contained or incorporated by reference in the Parent SEC Documents and the Additional Parent SEC Documents.

“Parent Full Unit” means each outstanding unit of Parent consisting of one Parent Class 1 Warrant and one Parent New Unit.

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“Parent New Unit” means each outstanding new unit of Parent consisting of one Parent Class A Ordinary Share and one-half of one Parent Class 2 Warrant.

“Parent Ordinary Shares” means the Class A Ordinary Shares of Parent, and Class B Ordinary Shares of Parent, collectively.

“Parent Redeeming Shares” shall have the meaning set forth in Section 7.6.

“Parent SEC Documents” shall have the meaning set forth in Section 6.12(a).

“Parent Securities” means the Parent Ordinary Shares, Parent Units, and Parent Warrants, collectively.

“Parent Shareholder Approval Matters” shall have the meaning set forth in Section 9.4(a).

“Parent Shareholder Redemption Amount” means the aggregate amount payable with respect to all Parent Redeeming Shares.

“Parent Unit” means each Parent Full Unit and Parent New Unit, collectively.

“Parent Warrant” means Parent Class 1 Warrant and Parent Class 2 Warrant, collectively.

“Permit” shall have the meaning set forth in Section 5.17.

“Permitted Liens” means (i) all defects, exceptions, restrictions, easements, rights of way and encumbrances disclosed in policies of title insurance which have been made available to the Purchaser Parties; (ii) mechanics’, carriers’, workers’, repairers’ and similar statutory Liens arising or incurred in the ordinary course of business for amounts (A) that are not delinquent, (B) that are not material to the business, operations and financial condition of the Company Group so encumbered, either individually or in the aggregate, (C) that not resulting from a breach, default or violation by the Company Group of any Contract or Law; and (iii) Liens for Taxes not yet due and payable or which are being contested in good faith by appropriate proceedings (and for which adequate accruals or reserves have been established in accordance with U.S. GAAP).

“Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

“Personal Information” means any data or information, on any media that, alone or in combination with other data or information, can, directly or indirectly, be associated with or be reasonably used to identify an individual natural Person (including without any limitation any part of such Person’s name, physical address, telephone number, email address, financial account number or credit card number, government issued identifier (including social security number and driver’s license number), user identification number and password, billing and transactional information, medical, health or insurance information, date of birth, educational or employment information, vehicle identification number, IP address, cookie identifier, or any other number or identifier that identifies an individual natural Person, or such Person’s vehicle, browser or device), or any other data or information that constitutes personal data, protected health information, personally identifiable information, personal information or similar defined term under any Privacy Law or Healthcare Laws (including protected health information, as defined in 45 C.F.R. §160.103 and personal data, as defined in the EU General Data Protection Regulation).

“Plan of Reincorporation Merger” shall have the meaning set forth in Section 2.2.

“Pre-Closing Company Stockholders” means the Company Stockholders immediately prior to the Effective Time.

“Privacy Laws” means all applicable Laws relating to (a) the receipt, collection, compilation, use, storage, processing, sharing, security, disclosure or transfer of Personal Information, (b) data breach and breach notification in connection with Personal Information, including Laws relating to patient or individual healthcare information, such as HIPAA, and (c) privacy, security, data protection, data availability and destruction.

“Privacy Policies” shall have the meaning set forth in Section 5.18(i).

“Proxy Statement” shall have the meaning set forth in Section 9.4(a).

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“PubCo” shall have the meaning set forth in Section 2.1.

“PubCo 2024 Audited Financials” shall have the meaning set forth in Section 4.4(a)(i).

“PubCo 2025 Audited Financials” shall have the meaning set forth in Section 4.4(a)(ii).

“Purchaser Cure Period” shall have the meaning set forth in Section 13.1(c).

“Purchaser Governmental Approval” shall have the meaning set forth in Section 6.3.

“Purchaser Ordinary Shares” means ordinary shares of the Purchaser, of a par value of $0.0001 each.

“Purchaser Parties” shall have the meaning set forth in Article V.

“Purchaser Party Transaction Expenses” means, without duplication, (a) any out-of-pocket fees and expenses payable by any Purchaser Party (whether or not billed or accrued for) as a result of or in connection with the negotiation, documentation and consummation of the transactions contemplated by this Agreement, including (i) all fees, costs, expenses, brokerage fees, commissions, finders’ fees and disbursements of financial advisors, underwriters, investment banks, data room administrators, attorneys, accountants and other advisors and service providers, (ii) any and all filing fees paid to governmental Authorities in connection with the transactions contemplated by this Agreement, and (iii) the costs for the preparation, filing and mailing of the Registration Statement (excluding, for the avoidance of doubt, the fees and expenses of any other party’s outside counsels, financial advisors, consultants and other advisors), (b) any outstanding out-of-pocket fees and expenses payable by Purchaser (whether or not billed or accrued for) as a result of or in connection with the negotiation, documentation and consummation of Purchaser’s IPO (including fees and expenses payable to the underwriters in connection therewith), (c) any Extension Expenses, (d) the aggregate amount owed by Purchaser to Sponsor under any Working Capital Loans (for the avoidance of doubt, excluding such amounts elected to be converted into Parent New Units in connection with the Closing pursuant to the terms of the Working Capital Loans), (e) transfer Taxes imposed on the Parent or the Purchaser, and (f) 50% of the premium and other costs and expenses associated with the D&O Tail Insurance.

“Purchaser Securities” means the Purchaser Ordinary Shares and Purchaser Warrants, collectively.

“Purchaser Warrants” mean the redeemable warrants exercisable for one Purchaser Ordinary Shares at an exercise price of $11.50.

“Real Property” means, collectively, all real properties and interests therein (including the right to use), together with all buildings, fixtures, trade fixtures, plant and other improvements located thereon or attached thereto; all rights arising out of use thereof (including air, water, oil and mineral rights); and all subleases, franchises, licenses, permits, easements and rights-of-way which are appurtenant thereto.

“Reincorporation Authorization Notice” shall have the meaning set forth in Section 2.11(a).

“Reincorporation Surviving Corporation” shall have the meaning set forth in Section 2.1.

“Reincorporation Effective Time” shall have the meaning set forth in Section 2.2.

“Reincorporation Written Objection” shall have the meaning set forth in Section 2.11.

“Registered Intellectual Property” shall have the meaning set forth in Section 5.18(a).

“Registration Statement” shall have the meaning set forth in Section 9.4(a).

“Requisite Company Vote” shall have the meaning set forth in Section 5.2.

“Required Parent Shareholder Approval” shall have the meaning set forth in Section 10.1(f).

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Separation of Parent Full Units” shall have the meaning set forth in Section 2.6(b).

Annex A-8

“Software” means any and all (i) computer software and programs, including any and all software implementation of algorithms, models and methodologies, whether in source code, object code, human readable form or other form, as well as all databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (ii) descriptions, flowcharts and other work product used to design, plan, organize and develop any of the foregoing and, to the extent embodied in any of the foregoing, screens, user interfaces, report formats, firmware, development tools, and templates, (iii) deep learning, machine learning, and other artificial intelligence technologies (collectively, “AI/ML”), and (iv) documentation, including user manuals and other training documentations, related to any of the foregoing.

“Sponsor” means Aimfinity Investment LLC, a Cayman Islands limited liability company.

“Subsidiary” or “Subsidiaries” means one or more entities of which at least fifty percent (50%) of the capital stock or share capital or other equity or voting securities are Controlled or owned, directly or indirectly, by the respective Person.

“Surviving Corporation” shall have the meaning set forth in Section 3.1.

“Surviving Provisions” shall have the meaning set forth in Section 13.2.

“Tangible Personal Property” means all tangible personal property and interests therein, including machinery, computers and accessories, furniture, office equipment, communications equipment, automobiles, trucks, forklifts and other vehicles owned or leased by the Company and other tangible property.

“Tax” or “Taxes” means any federal, state, local or foreign tax, charge, fee, levy, custom, duty, deficiency, or other assessment of any kind or nature imposed by any Taxing Authority (including any income (net or gross), gross receipts, profits, windfall profit, sales, use, goods and services, ad valorem, franchise, license, withholding, employment, social security, workers compensation, unemployment compensation, employment, payroll, transfer, excise, import, Real Property, personal property, intangible property, occupancy, recording, minimum, alternative minimum, environmental or estimated tax), together with any interest, penalty, additions to tax or additional amount imposed with respect thereto by a Taxing Authority.

“Tax Return” means any return, information return, declaration, claim for refund or credit, report or any similar statement, and any amendment thereto, including any attached schedule and supporting information, whether on a separate, consolidated, combined, unitary or other basis, that is filed or required to be filed with any Taxing Authority in connection with the determination, assessment, collection or payment of a Tax or the administration of any Law relating to any Tax.

“Taxing Authority” means the Internal Revenue Service and any other Authority responsible for the collection, assessment or imposition of any Tax or the administration of any Law relating to any Tax.

“Terminating Company Breach” shall have the meaning set forth in Section 13.1(b).

“Termination Date” means April 28, 2024 or such a later date as provided in the then amended Organizational Documents of Parent.

“Terminating Purchaser Breach” shall have the meaning set forth in Section 13.1(c).

“Tranche 1 Earnout Shares” shall have the meaning set forth in Section 4.4(a)(i).

“Tranche 2 Earnout Shares” shall have the meaning set forth in Section 4.4(a)(ii).

“Transaction Expenses” means, collectively, the Purchaser Party Transaction Expenses and the Company Group Transaction Expenses.

“Transaction Financing” shall have the meaning set forth in Section 9.6.

“Transaction Financing Agreements” shall have the meaning set forth in Section 9.6.

“Trust Account” shall have the meaning set forth in Section 6.9(a).

“Trust Agreement” means the investment management trust agreement made as of April 25, 2022 by and between the Parent and U.S. Bank Trust Company, National Association.

Annex A-9

“UCC” means the Uniform Commercial Code of the State of Delaware, or any corresponding or succeeding provisions of Laws of the State of Delaware, or any corresponding or succeeding provisions of Laws, in each case as the same may have been and hereafter may be adopted, supplemented, modified, amended, restated or replaced from time to time.

“Unaudited Financial Statements” shall have the meaning set forth in Section 5.10(a).

“U.S. GAAP” means U.S. generally accepted accounting principles, consistently applied.

“U.S. GAAP Financial Statements” shall have the meaning set forth in Section 7.5.

“Willful Breach” means, with respect to any agreement, a party’s knowing and intentional material breach of any of its representations or warranties as set forth in such agreement, or such party’s material breach of any of its covenants or other agreements set forth in such agreement, which material breach constitutes, or is a consequence of, a purposeful act or failure to act by such party with the knowledge that the taking of such act or failure to take such act would cause a material breach of such agreement.

“Working Capital Loans” means the working capital loans as described in the Parent’s final prospectus, Registration No. 333-263874, filed April 26, 2022.

“$” means U.S. dollars, the legal currency of the United States.

ARTICLE II
REINCORPORATION MERGER

2.1 Reincorporation Merger. At the Reincorporation Effective Time, and subject to and upon the terms and conditions of this Agreement, and in accordance with the applicable provisions of the laws of Cayman Law, the Parent shall be merged with and into the Purchaser, the separate corporate existence of Parent shall cease and Purchaser shall continue as the surviving corporation. Purchaser as the surviving corporation after the Reincorporation Merger is hereinafter referred to, after the Reincorporation Effective Time, as the “Reincorporation Surviving Corporation” or sometime is referred to, after the Effective Time, as the “PubCo.”

2.2 Reincorporation Effective Time. Following the satisfaction or waiver (by the applicable party) of the closing conditions set forth in Section 10 (except for such conditions to be performed at Closing), the Parent shall cause the Reincorporation Merger to be consummated one Business Day before the Closing Date by filing the plan of merger (“Plan of Reincorporation Merger”) (and such other documents as required by Cayman Law, collectively with Plan of Incorporation Merger, the “CRPM”) with the Registrar of Companies in the Cayman Islands, in accordance with the relevant provisions of Cayman Law (the time when the Plan of Reincorporation Merger is registered by the Registrar of Companies in the Cayman Islands, or such later time as specified in the Plan of Reincorporation Merger (being not later than the 90th day after registration of the Plan of Reincorporation Merger by the Registrar of Companies of the Cayman Islands), being the “Reincorporation Effective Time”).

2.3 Effect of the Reincorporation Merger. At the Reincorporation Effective Time, the effect of the Reincorporation Merger shall be as provided in this Agreement, the CRPM and the applicable provisions of Cayman Law. Without limiting the generality of the foregoing, and subject thereto, at the Reincorporation Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, Liabilities, duties and obligations of the Parent shall become the property, rights, privileges, agreements, powers and franchises, debts, Liabilities, duties and obligations of the Reincorporation Surviving Corporation, which shall include the assumption by the Reincorporation Surviving Corporation of any and all agreements, covenants, duties and obligations of the Parent set forth in this Agreement to be performed after the Reincorporation Effective Time, and all securities of the Reincorporation Surviving Corporation issued and outstanding as a result of the conversion under Sections 2.6(a) through (e) hereof shall be listed on the public trading market on which the Parent Units may be trading at such time.

2.4 Memorandum and Articles of Association. Effective at the Reincorporation Effective Time, the memorandum and articles of association of the Reincorporation Surviving Corporation shall be amended and restated in its entirety in substantially the form of Exhibit A attached hereto and shall be thereafter amended in accordance with their terms, the Organizational Documents of the Reincorporation Surviving Corporation and as provided by Law. The new name of the Reincorporation Merger Surviving Corporation will be such name as provided by Purchaser and stated in the CRPM.

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2.5 Directors and Officers of the Reincorporation Surviving Corporation. As of the Reincorporation Effective Time, the Persons constituting the directors and officers of Parent prior to the Reincorporation Effective Time shall continue to be the directors and officers of the Reincorporation Surviving Corporation (and holding the same title as held at Parent) until the Effective Time.

2.6 Effect on Issued Securities of Parent.

(a) Cancellation of Parent Redeeming Shares. Each Parent Redeeming Share issued and outstanding immediately prior to the Reincorporation Effective Time shall automatically be cancelled and cease to exist and shall thereafter represent only the right to be paid a pro rata share of the Parent Shareholder Redemption Amount in accordance with the memorandum and articles of association of the Parent.

(b) Parent Units. Immediately prior to the Reincorporation Effective Time, (i) each issued and outstanding Parent Full Unit shall automatically separate into one Parent Class 1 Warrant and one Parent New Unit (the “Separation of Parent Full Units”), (ii) upon Separation of Parent Full Units, each issued and outstanding Parent New Unit (except for Parent Class 2 Warrants attached to Parent Shares that are redeemed prior to the Reincorporation Effective Time, which Parent Class 2 Warrants will expire upon such redemption) shall automatically separate into one Parent Class A Ordinary Share and one-half of one Parent Class 2 Warrant, (iii) all Parent Units (including all Parent Full Units and Parent New Units) shall cease to be outstanding and shall automatically be canceled and retired and shall cease to exist and subsequently each Parent Class A Ordinary Shares issued and outstanding shall, at the Reincorporation Effective Time, be converted into one (1) Purchaser Ordinary Share, and each Parent Warrant (including Parent Class 1 Warrants and Parent Class 2 Warrants) issued and outstanding shall, at the Reincorporation Effective Time, be converted into one (1) Purchaser Warrant, in accordance with Section 2.6(b) and Section 2.6(d), respectively. The holders of certificates previously evidencing Parent Units outstanding immediately prior to the Reincorporation Effective Time shall cease to have any rights with respect to such Parent Units, except as provided herein or by Law.

(c) Conversion of Parent Ordinary Shares. At the Reincorporation Effective Time, each Parent Ordinary Share (other than Parent Excluded Shares, the Parent Redeeming Shares and the Parent Dissenting Shares) issued and outstanding immediately prior to the Reincorporation Effective Time shall be converted automatically into one Purchaser Ordinary Share. At the Reincorporation Effective Time, all Parent Ordinary Shares shall cease to be outstanding and shall automatically be converted or canceled (as the case may be) and shall cease to exist. The holders of issued Parent Ordinary Shares who are on the register of members of Parent immediately prior to the Reincorporation Effective Time shall cease to have any rights with respect to such Parent Ordinary Shares, except as provided herein or by Law. Each certificate previously evidencing Parent Ordinary Shares (other than the Parent Excluded Shares) shall be exchanged for a certificate representing the same number of Purchaser Ordinary Shares upon the surrender of such certificate in accordance with Section 2.7.

(d) Parent Warrants. At the Reincorporation Effective Time, every issued and outstanding Parent Warrant immediately prior to the Reincorporation Effective Time shall be converted automatically into one (1) Purchaser Warrant. At the Reincorporation Effective Time, all Parent Warrants shall cease to be outstanding and shall automatically be canceled and retired and shall cease to exist. The holders of certificates previously evidencing Parent Warrants outstanding immediately prior to the Reincorporation Effective Time shall cease to have any rights with respect to such Parent Warrants, except as provided herein or by Law. Each certificate previously evidencing Parent Warrants shall be exchanged for a certificate representing the same number of Purchaser Warrants upon the surrender of such certificate in accordance with Section 2.7.

(e) Cancellation of Parent Ordinary Shares Owned by Parent. At the Reincorporation Effective Time, if there are any Parent Ordinary Shares that are owned by the Parent as treasury shares or any Parent Ordinary Shares owned by any direct or indirect wholly owned Subsidiary of the Parent immediately prior to the Reincorporation Effective Time (the “Parent Excluded Shares”), such shares shall be canceled without any conversion thereof or payment therefor.

(f) Transfers of Ownership. If any securities of Purchaser are to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the certificate so surrendered will be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Purchaser

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or any agent designated by it any transfer or other Taxes required by reason of the issuance of securities of Purchaser in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of Purchaser or any agent designated by it that such tax has been paid or is not payable.

(g) No Liability. Notwithstanding anything to the contrary in this Section 2.6, none of the Reincorporation Surviving Corporation, Parent or any party hereto shall be liable to any person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

2.7 Cancellation of Purchaser Ordinary Share Owned by Parent. At the Reincorporation Effective Time, every issued and outstanding share(s) of Purchaser owned by the Parent as set forth in Section 6.7(b), being the only issued and outstanding share(s) in Purchaser immediately prior to the Reincorporation Effective Time, shall be canceled without any conversion thereof or payment therefor.

2.8 Surrender of Securities. All Purchaser Securities issued upon the surrender of Parent Securities in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Parent Securities, provided that any restrictions on the sale and transfer of Parent Securities shall also apply to the Purchaser Securities so issued in exchange.

2.9 Lost Stolen or Destroyed Certificates. In the event any certificates representing Parent Securities shall have been lost, stolen or destroyed, Purchaser shall issue certificates representing Purchaser Securities in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof; provided, however, that Reincorporation Surviving Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against the Reincorporation Surviving Corporation with respect to the certificates alleged to have been lost, stolen or destroyed.

2.10 Section 368 Reorganization. The parties hereto acknowledge and agree that for U.S. federal income tax purposes, it is intended that (i) the Reincorporation Merger qualifies a “reorganization” within the meaning of Section 368(a) of the Code, (ii) Reincorporation Surviving Corporation will convert to a U.S. tax resident corporation by reason of Section 7874(b) of the Code as of the end of the day immediately preceding the Closing Date in a transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code pursuant to Treasury Regulations Section 1.7874-2(j)(1) (the “Domestication”), (iii) this Agreement constitutes, and is hereby adopted as, a “plan of reorganization” with the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a) with respect to the Reincorporation Merger and the Domestication, and (iv) Reincorporation Surviving Corporation will be a party to the Domestication within the meaning of Section 368(b) of the Code.

2.11 Dissenter’s Rights. No Person who has validly exercised their dissenters’ rights in respect of the Reincorporation Merger pursuant to section 238 of the Cayman Law (each a “Parent Dissenting Shareholder”) shall be entitled to receive the securities of Purchaser in accordance with Section 2.6(a) and (b), as applicable with respect to the shares of Parent owned by such Person (“Parent Dissenting Shares”) unless and until such Person shall have effectively withdrawn or lost such Person’s dissenters’ rights under the Cayman Law. Each Parent Dissenting Shareholder shall be entitled to receive only the payment resulting from the procedure in section 238 of the Cayman Law with respect to the Parent Dissenting Shares owned by such Parent Dissenting Shareholder. If any Parent shareholder gives to Parent, before the Required Parent Shareholder Approval is obtained at the Parent Special Meeting, written objection to the Reincorporation Merger (each, an “Reincorporation Written Objection”) in accordance with Section 238(2) of the Cayman Law:

(a) the Parent shall, in accordance with Section 238(4) of the Cayman Law, promptly give written notice of the authorization of the Reincorporation Merger (the “Reincorporation Authorization Notice”) to each such Parent shareholder who has made a Reincorporation Written Objection, and

(b) unless the Parent and the Company elect by agreement in writing to waive this Section 2.11(b), no party shall be obligated to commence the Reincorporation Merger, and the CRPM shall not be filed with the Registrar of Companies of the Cayman Islands, until at least twenty (20) days shall have elapsed since the date on which the Reincorporation Authorization Notice is given (being the period allowed for written notice of an election to dissent under Section 238(5) of the Cayman Law, as referred to in Section 239(1) of the Cayman Law), but in any event subject to the satisfaction or waiver of all of the conditions set forth in Section 10.1, Section 10.2 and Section 10.3.

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2.12 Taking of Necessary Action; Further Action. If, at any time after the Reincorporation Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Reincorporation Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Parent and the Purchaser, the officers and directors of the Parent and the Purchaser are fully authorized in the name of their respective companies or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

ARTICLE III
ACQUISITION MERGER

3.1 Acquisition Merger. Upon and subject to the terms and conditions set forth in this Agreement, on the Closing Date, which is one Business Day after the Reincorporation Effective Time, and in accordance with the applicable provisions of the DGCL, Merger Sub shall be merged with and into the Company (the “Acquisition Merger”). Following the Acquisition Merger, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving company in the Acquisition Merger (the “Surviving Corporation”).

3.2 Closing; Effective Time. Unless this Agreement is earlier terminated in accordance with Article XIII, the closing of the Acquisition Merger (the “Closing”) shall take place one Business Day after the Reincorporation Effective Time electronically through the exchange of documents via e-mail or facsimile, or at such other place and time as the Company and the Purchaser Parties may mutually agree in writing. The date on which the Closing actually occurs is hereinafter referred to as the “Closing Date”. At the Closing, the Acquisition Merger shall be consummated in accordance with this Agreement and the DGCL and evidenced by a certificate of merger between Merger Sub and the Company (the “Certificate of Merger”), such Acquisition Merger to be effective immediately upon filing of the Certificate of Merger or at such later time as may be agreed by Merger Sub and the Company in writing and specified in the Certificate of Merger (the “Effective Time”).

3.3 Directors and Officers.

(a) Directors and Officers of PubCo. Upon and immediately following the Effective Time, the PubCo’s board of directors shall consist of five (5) directors. Sponsor shall have the right, but not the obligation, to designate, or cause to be designated, four (4) directors until the second annual shareholder meeting of the PubCo that takes place after the Effective Time, and the Company shall have the right, but not the obligation, to designate, or cause to be designated, the remaining one (1) director to serve until the first annual shareholder meeting of the PubCo that takes place after the Effective Time. Immediately after the Effective Time, the executive officers of Pubco shall be the Persons mutually agreed by the Parent and the Company, provided that each of them shall enter into customary employment agreement with PubCo prior to the Effective Time.

(b) Directors and Officers of the Surviving Corporation. Upon and immediately following the Effective Time, the Surviving Corporation’s board of directors shall consist of one (1) director, to be mutually agreed by the Parent and the Company. Immediately after the Effective Time, the executive officers of Pubco shall be the Persons mutually agreed by the Parent and the Company provided that each of them shall enter into customary employment agreement with PubCo prior to the Effective Time.

3.4 Effect of the Merger. The Acquisition Merger shall have the effects set forth in this Agreement and the DGCL. Without limiting the generality of the foregoing and subject thereto, by virtue of the Acquisition Merger and without further act or deed, at the Effective Time, all of the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation and all of the debts, Liabilities and duties of the Company and Merger Sub shall become the debts, Liabilities and duties of the Surviving Corporation.

3.5 Organizational Documents of the Surviving Corporation. At and immediately following the Effective Time, the bylaws and certificate of incorporation of the Company existing immediately prior to the Effective Time shall be the Organizational Documents of the Surviving Corporation.

3.6 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and interest in, to and under, and/or possession of, all assets, property, rights, privileges, powers and franchises of the Merger Sub and the Company, the officers and directors of the Merger Sub and the Company are fully authorized in the name of their respective companies or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

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3.7 Section 368 Reorganization. If the Company determines, in its reasonable discretion, that the Acquisition Merger (and, if determined by the Company, in its reasonable discretion, together with the Transaction Financing) qualifies as a “reorganization” within the meaning of Section 368(a) of the Code, then this Agreement is adopted as a “plan of reorganization” within the meaning of Section 368(a) of the Code and Treasury Regulations Section 1.368-2(g) and 1.368-3 with respect to the Acquisition Merger (and, if applicable, the Transaction Financing) and the Company, Purchaser and Merger Sub will be parties to the Acquisition Merger within the meaning of Section 368(b) of the Code.

ARTICLE IV
CONSIDERATION

4.1 Cancellation and Conversion of Capital.

(a) Cancellation of Ordinary Shares. At the Effective Time, by virtue of the Acquisition Merger and this Agreement and without any action on the part of the Purchaser, the Merger Sub, the Company or the Stockholders, the Company Shares issued and outstanding immediately prior to the Effective Time (other than the Company Excluded Shares) shall be canceled in exchange for the right to receive Closing Payment Shares and Earnout Shares (as defined below), if issued; it being agreed that the Closing Payment Shares and the Earnout Shares, if issued, shall be allocated among the Stockholders on a pro rata basis based on the number of Company Shares (other than Company Excluded Shares) they hold as of immediately prior to the Effective Time.

(b) Share Capital of Merger Sub. Each share of Merger Sub that is issued and outstanding immediately prior to the Effective Time will, by virtue of the Acquisition Merger and without further action on the part of the sole stockholder of Merger Sub, be converted into and become one ordinary share of the Surviving Corporation (and such share of the Surviving Corporation into which the ordinary share of Merger Sub are so converted shall be the only share of the Surviving Corporation that is issued and outstanding immediately after the Effective Time and prior to the issuance of the Closing Payment Shares).

(c) Treatment of Certain Company Shares. At the Effective Time, all Company Shares that are owned by the Company (as treasury shares or otherwise) or any of its direct or indirect Subsidiaries immediately prior to the Effective Time (the “Company Excluded Shares”) shall be automatically canceled without any consideration delivered in exchange thereof.

(d) No Liability. Notwithstanding anything to the contrary in this Section 4.1, none of Surviving Corporation or any party hereto shall be liable to any person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

(e) Surrender of Certificates. All securities issued upon the surrender of the certificates representing the Company Shares in accordance with the terms hereof, shall be deemed to have been issued in full satisfaction of all rights pertaining to such securities, provided that any restrictions on the sale and transfer of such Company Shares shall also apply to the Closing Payment Shares so issued in exchange.

(f) Lost, Stolen or Destroyed Certificates. In the event any certificates for any Company Share shall have been lost, stolen or destroyed, the Purchaser shall cause to be issued the applicable portion of the Closing Payment Shares for such number of Company Shares represented by such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof; provided, however, that the Company and/or the Purchaser may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against the Company and/or the Purchaser with respect to the certificates alleged to have been lost, stolen or destroyed.

(g) Adjustments. Without limiting the other provisions of this Agreement, if at any time during the period between the Signing Date and the Effective Time, any change in the outstanding securities of the Company or the Purchaser Ordinary Shares shall occur (other than the issuance of additional shares of capital stock of the Company or additional shares of Purchaser as permitted by this Agreement), including by reason of any reclassification, recapitalization, stock split (including a reverse stock split), or combination, exchange, readjustment of shares, or similar transaction, or any stock dividend or distribution paid in stock, and any other amounts payable pursuant to this Agreement shall be appropriately adjusted to reflect such change; provided, however, that this sentence shall not be construed to permit Purchaser or the Company to take any action with respect to its securities that is prohibited by the terms of this Agreement.

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4.2 Payment of Merger Consideration.

(a) Upon and subject to the terms and conditions of this Agreement, on the Closing Date, the Purchaser shall issue to each Stockholder such Stockholder’s pro rata portion of the Closing Payment Shares.

(b) No fractional Purchaser Ordinary Shares will be issued pursuant to the Acquisition Merger, and any such fractional shares or interests therein shall not entitle the owner thereof to vote or to any other rights of a shareholder of the Purchaser. In lieu of the issuance of any such fractional share, each Person who would otherwise be entitled to a fractional Purchaser Ordinary Share (after aggregating all fractional Purchaser Ordinary Shares that otherwise would be received by such Person) shall have the number of Purchaser Ordinary Shares issued to such Person rounded up in the aggregate to the nearest whole number of Purchaser Ordinary Shares.

4.3 Legend. Each certificate issued pursuant to the Acquisition Merger to any holder of Company Shares shall bear the legend set forth below, or legend substantially equivalent thereto, together with any other legends that may be required by any securities laws at the time of the issuance of the Purchaser Ordinary Shares:

THE ORDINARY SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL (I) SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION HAS BEEN REGISTERED UNDER THE SECURITIES ACT OR (II) THE ISSUER OF THE ORDINARY SHARES HAS RECEIVED AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH THE SECURITIES ACT.

4.4 Earnout Payment.

(a) After the Closing, PubCo shall issue and each Pre-Closing Company Stockholder shall have the right to receive its pro rata portion of up to 2,500,000 additional Purchaser Ordinary Shares (collectively, the “Earnout Shares”) as follows:

(i) the applicable pro rata portion of 1,000,000 Earnout Shares (collectively, the “Tranche 1 Earnout Shares”) will be issued and delivered by PubCo to each Pre-Closing Company Stockholder within five (5) Business Days following the date of filing of an annual report on Form 20-F or 10-K whichever is applicable by PubCo with the SEC containing an audited report issued by the independent auditor of PubCo for the PubCo’s audited consolidated annual financial statements for the fiscal year ending December 31, 2024 prepared in accordance with U.S. GAAP (the “PubCo 2024 Audited Financials”), if and only if, such PubCo 2024 Audited Financial reflects completed sales of at least 30,000 Devices during fiscal year 2024; and

(ii) the applicable pro rata portion of 1,500,000 Earnout Shares (collectively, the “Tranche 2 Earnout Shares”) will be issued and delivered by PubCo to each Pre-Closing Company Stockholder within five (5) Business Days following the date of filing of an report on Form 20-F or 10-K whichever is applicable with the SEC containing an audited report issued by the independent auditor of PubCo for the PubCo’s audited consolidated annual financial statements for the fiscal year ending December 31, 2025 prepared in accordance with U.S. GAAP (the “PubCo 2025 Audited Financials”), if and only if, such PubCo’s 2025 Audited Financials reflect completed sales of at least 40,000 Devices during fiscal year 2025.

(b) Notwithstanding anything to the contrary contained herein, the aggregate number of Earnout Shares shall be subject to equitable adjustment for share subdivision, share dividends, reorganizations, consolidation, recapitalizations and similar transactions affecting the Purchaser Ordinary Shares after the Closing.

(c) Any payment of Earnout Shares in respect of Company Shares to a Pre-Closing Company Stockholder hereunder shall be treated as comprised of two components, respectively, a principal component and an interest component, the amounts of which shall be determined as provided in Treasury Regulation Section 1.483-4(b) example (2) using the 3-month test rate of interest provided for in Treasury Regulations Section 1.1274-4(a)(1)(ii) employing the semi-annual compounding period. Notwithstanding anything to the contrary in this Agreement, as to

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the payment of Earnout Shares to each Pre-Closing Company Stockholder immediately prior to the Effective Time, Earnout Shares representing the principal component (with a value equal to the principal component) and Earnout Shares representing the interest component (with a value equal to the interest component) shall be represented by separate share certificates.

4.5 Closing Consideration Spreadsheet.

(a) At least three (3) Business Days prior to the Closing, the Company shall deliver to Parent a spreadsheet (as finalized pursuant to this Section 4.5, the “Closing Consideration Spreadsheet”), prepared by the Company in good faith in accordance with this Agreement and setting forth the following, in each case, as of immediately prior to the Effective Time, based, when relevant, on assumptions reasonably acceptable to Parent which are described in detail in the Closing Consideration Spreadsheet:

(i) the name and address of record of each Pre-Closing Company Stockholder and the number of Company Shares held by each; and

(ii) the allocation of the Closing Payment Shares and Earnout Shares payable to each Pre-Closing Company Stockholder;

(b) The contents of the Closing Consideration Spreadsheet delivered by the Company hereunder shall be subject to reasonable review and comment by Parent, and shall comport with the provisions of this Agreement, but the Company shall, in all events, remain solely responsible for the contents of the Closing Consideration Spreadsheet. Under no circumstances shall Parent, Purchaser or Merger Sub be responsible for the calculations or the determinations regarding such calculations in the Closing Consideration Spreadsheet and the parties agree that Parent, Purchaser and Merger Sub shall be entitled to rely on the Closing Consideration Spreadsheet when issuing the Closing Payment Shares under this Article IV.

(c) For the purpose of clarification, nothing contained in this Section 4.5 or in the Closing Consideration Spreadsheet shall be construed or deemed to: (i) modify the Company’s obligations pursuant to Section 7.1(a) to obtain Parent’s prior consent to the issuance of any securities; or (ii) alter or amend the definition of the Closing Payment Shares.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Parent, the Purchaser and the Merger Sub (collectively, “Purchaser Parties”) that each of the following representations and warranties is true, correct and complete as of the Signing Date and as of the Closing Date (or, if such representations and warranties are made with respect to a certain date, as of such date). The parties hereto agree that any disclosure in a particular schedule (as may be updated pursuant to Section 7.3, the “Company Disclosure Schedules”) shall be deemed to be an exception to the representations and warranties contained in the corresponding section of this Article V only; provided that where it is apparent on the face of a disclosure in a particular schedule that such disclosure is relevant to the representations and warranties contained in other sections of this Article V, such disclosure shall also be deemed to be a disclosure in such other sections. For the avoidance of doubt, unless the context otherwise requires, the below representations and warranties relate to the Company on a consolidated basis with its Subsidiaries and also as to each Company Subsidiary individually for all periods commencing January 1, 2020.

5.1 Corporate Existence and Power.

(a) The Company is a Delaware corporation incorporated, validly existing and in good standing under the Laws of the State of Delaware and its Subsidiaries are duly organized, validly existing and in good standing under the laws of the jurisdiction in which they were formed (the Company and its Subsidiaries, collectively, the “Company Group”, and each individually, a “Company Group Member”). The Company Group has all requisite power and authority, corporate and otherwise, and all governmental licenses, franchises, Permits, authorizations, consents and approvals necessary and required to own and operate its properties and assets and to carry on the Business as presently conducted, other than any that would not be reasonably expected to, individually or in the aggregate, have a Material Adverse Effect.

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(b) The Company Group is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its Business as currently conducted makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect. Schedule 5.1(b) lists all jurisdictions in which any member of the Company Group is licensed or qualified to conduct its Business.

5.2 Authorization. The execution, delivery and performance by the Company Group of this Agreement and the Additional Agreements to which it is a party and the consummation by the Company Group of the transactions contemplated hereby and thereby are within the corporate powers of the Company Group and have been duly authorized by all necessary action, subject to the authorization and approval of this Agreement, each Additional Agreement and the transactions contemplated hereby and thereby by way of a special resolution of the Stockholders of the Company and such other authorization, if any, as specified in the Organizational Documents of the Company Group (“Requisite Company Vote”). This Agreement constitutes, and, upon their execution and delivery, each of the Additional Agreements will constitute, a valid and legally binding agreement of the Company Group enforceable against the Company Group in accordance with their respective terms to which it is a party, in all cases assuming due execution by the other parties thereto.

5.3 Governmental Authorization. Neither the execution, delivery nor performance by any member of the Company Group of this Agreement or any Additional Agreement to which it is a party requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with, any Authority (each of the foregoing, a “Company Governmental Approval”).

5.4 Non-Contravention. None of the execution, delivery or performance by the Company Group of this Agreement or any Additional Agreements to which it is a party does or will (a) contravene or conflict with the organizational or constitutive documents of the Company Group, (b) contravene or conflict with or constitute a violation of any provision of any Law or Order binding upon or applicable to the Company Group, (c) except for the Contracts listed on Schedule 5.9 requiring Company Group Consents (but only as to the need to obtain such Company Group Consents), constitute a default under or breach of (with or without the giving of notice or the passage of time or both) or violate or give rise to any right of termination, cancellation, amendment or acceleration of any right or obligation of the Company Group or require any payment or reimbursement or to a loss of any material benefit relating to the Business to which the Company Group are entitled under any provision of any Permit, Contract or other instrument or obligations binding upon the Company Group or by which any of the Company Share, or any of the Company Group’s assets is or may be bound or any Permit, (d) result in the creation or imposition of any Lien on any of the Company Shares, (e) cause a loss of any material benefit relating to the Business to which the Company Group are entitled under any provision of any Permit or Contract binding upon the Company Group, or (f) result in the creation or imposition of any Lien (except for Permitted Liens) on any of the Company Group’s material assets, in the cases of (a) to (d), other than as would not be reasonably expected to, individually or in the aggregate, have a Material Adverse Effect.

5.5 Capitalization.

(a) As of the date hereof, the authorized capital stock of the Company is 100,000,000 shares of common stock, par value $0.001. As of the date hereof, there are 100,000,000 shares of the Company’s common stock issued and outstanding. Except as otherwise set forth in Schedule 5.5, all of the Company Shares are duly authorized, validly issued, fully paid and nonassessable.

(b) There are no: (i) outstanding Company Share Rights; (ii) outstanding subscriptions, options, warrants, rights (including phantom stock rights), calls, commitments, understandings, conversion rights, rights of exchange, plans or other agreements of any kind providing for the purchase, issuance or sale of any share of the Company, or (iii) agreements with respect to any of the Company Shares, including any voting trust, other voting agreement or proxy with respect thereto.

5.6 Charter Documents. Copies of Organizational Documents of each member of the Company Group have heretofore been made available to the Purchaser Parties, and such copies are each true and complete copies of such instruments as amended and in effect on the date hereof. Each member of the Company Group has not taken any action in violation or derogation of its Organizational Documents, other than as would not be reasonably expected to, individually or in the aggregate, have a Material Adverse Effect.

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5.7 Assumed Names. Schedule 5.7 is a complete and correct list of all assumed or “doing business as” names currently or, within two (2) years prior to the Signing Date used by the Company Group, including names on any websites. Since January 1, 2019, none of the Company Group has used any name other than the names listed on Schedule 5.7 to conduct the Business. The Company Group has filed appropriate “doing business as” certificates in all applicable jurisdictions with respect to itself, to the extent as required by applicable Laws, except where the failure to so file would not have a Material Adverse Effect.

5.8 Subsidiaries. Schedule 5.8 sets forth the name of each Subsidiary of the Company, and with respect to each Subsidiary, its jurisdiction of organization, its authorized shares or other equity interests (if applicable), and the number of issued and outstanding shares or other equity interests and the record holders thereof. Other than as set forth on Schedule 5.8, as the case may be, (i) all of the outstanding equity securities of each Subsidiary of the Company are duly authorized and validly issued, duly registered and non-assessable (if applicable), were offered, sold and delivered in material compliance with all applicable securities Laws, and are owned by the Company Group free and clear of all Liens (other than those, if any, imposed by such Organizational Documents of the Subsidiaries); (ii) there are no Contracts to which the Company or any of its Affiliates is a party or bound with respect to the voting (including voting trusts or proxies) of the shares or other equity interests of any Subsidiary of the Company other than the Organizational Documents of any such Subsidiary; (iii) there are no outstanding or authorized options, warrants, rights, agreements, subscriptions, convertible securities or commitments to which any Subsidiary of the Company is a party or which are binding upon any Subsidiary of the Company providing for the issuance or redemption of any shares or other equity interests in or of any Subsidiary of the Company; (iv) there are no outstanding equity appreciation, phantom equity, profit participation or similar rights granted by any Subsidiary of the Company; (v) except as set forth on Schedule 5.8, no Subsidiary of the Company has any limitation on its ability to make any distributions or dividends to its equity holders, whether by Contract, Order or applicable Law; (vi) except for the equity interests of the Subsidiary listed on Schedule 5.8, the Company does not own or have any rights to acquire, directly or indirectly, any shares or other equity interests of, or otherwise Control, any Person; (vii) except as set forth on Schedule 5.8, none of the Company or its Subsidiaries is a participant in any joint venture, partnership or similar arrangement, and (viii) except as set forth on Schedule 5.8, there are no outstanding contractual obligations of the Company or its Subsidiaries to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

5.9 Consents. There are no Contracts binding upon the Company Group or by which any of the Company Shares, or any of the Company Group’s assets are bound, requiring a consent, approval, authorization, Order or other action of or filing with any Person as a result of the execution, delivery and performance of this Agreement or any of the Additional Agreements or the consummation of the transactions contemplated hereby or thereby (each of the foregoing, a “Company Group Consent”).

5.10 Financial Statements.

(a) Schedule 5.10 includes the unaudited consolidated financial statements of the Company Group as of and for the fiscal years ended December 31, 2021 and 2022, consisting of the unaudited consolidated balance sheets as of such date, the unaudited consolidated income statements for the twelve (12) month periods ended on such date, and the unaudited consolidated cash flow statements for the twelve (12) month periods ended on such date (the “Unaudited Financial Statements”, and together with the Audited Financial Statements (as defined below), the “Financial Statements”).

(b) The Unaudited Financial Statements fairly present in all material respects, in conformity with its applicable accounting standards applied on a consistent basis in all material respects, the financial position of the Company as of the dates thereof and the results of operations of the Company for the periods reflected therein. The Unaudited Financial Statements (i) were prepared from the Books and Records of the Company; (ii) contain and reflect all necessary adjustments and accruals for a fair presentation of the Company’s financial condition as of their dates; and (iii) contain and reflect adequate provisions for all Liabilities for all material Taxes applicable to the Company with respect to the periods then ended.

(c) Except as specifically disclosed in Schedule 5.10(c), reflected or fully reserved against on the Unaudited Financial Statements, and for Liabilities and obligations of a similar nature and/or in similar amounts incurred in the ordinary course of business since the December 31, 2022, there are no material Liabilities or debts of any nature (whether accrued, fixed or contingent, liquidated or unliquidated, asserted or unassisted or otherwise) relating to the Company. All material debts and Liabilities, fixed or contingent, which should be included under U.S. GAAP on the Unaudited Financial Statements, are included therein or in the notes thereof.

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(d) The Unaudited Financial Statements included in the Financial Statements accurately reflects in all material respects the outstanding Indebtedness of the Company as of the respective dates thereof. Except as set forth on Schedule 5.10(d) or the Unaudited Financial Statements, the Company does not have any material Indebtedness.

5.11 Books and Records.

(a) All Contracts, documents, and other papers or copies thereof delivered to the Purchaser Parties by or on behalf of the Company Group, including those placed in a “data room” for review by Purchaser Parties, are accurate, complete, and authentic.

(b) The Books and Records of the Company Group accurately and fairly, in all material respects, reflect the transactions and dispositions of assets of and the providing of services by each member of the Company Group. The Company Group maintains a system of internal accounting controls sufficient to provide reasonable assurance that:

(i) transactions are executed only in accordance with the respective management’s authorization;

(ii) all income and expense items are promptly and properly recorded for the relevant periods in accordance with the revenue recognition and expense policies maintained by the Company Group, as permitted by U.S. GAAP;

(iii) access to assets is permitted only in accordance with the respective management’s authorization; and

(iv) recorded assets are compared with existing assets at reasonable intervals, and appropriate action is taken with respect to any differences.

5.12 Absence of Certain Changes. Since the December 31, 2022, the Company Group has conducted the Business in the ordinary course consistent with past practices. Without limiting the generality of the foregoing, except as set forth on Schedule 5.12, since the December 31, 2022, there has not been:

(a) any Material Adverse Effect;

(b) any transaction, Contract or other instrument entered into, or commitment made, by the Company Group relating to the Business, or any of the Company Group’s assets (including the acquisition or disposition of any assets) or any relinquishment by the Company Group of any Contract or other right, in either case other than transactions and commitments in the ordinary course of business consistent or similar in all material respects with past practices and those contemplated by this Agreement;

(c) (i) any redemption of, declaration, setting aside or payment of any dividend or other distribution with respect to any capital stock or share capital or other equity interests in the Company Group; (ii) any issuance by the Company Group of shares or of shares of capital stock or other equity interests in the Company Group, or (iii) any repurchase, redemption or other acquisition, or any amendment of any term, by the Company Group of any outstanding shares or shares of capital stock or other equity interests;

(d) (i) any creation or other incurrence of any Lien other than Permitted Liens on the Company Shares or any of the Company Group’s assets, and (ii) any making of any loan, advance or capital contributions to or investment in any Person by the Company Group, in each case other than in the ordinary course of business consistent with past practice of the Company Group;

(e) any material labor dispute, other than routine individual grievances, or any material activity or proceeding by a labor union or representative thereof to organize any employees of the Company Group, which employees were not subject to a collective bargaining agreement at the December 31, 2022, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to any employees of the Company Group;

(f) any sale, transfer, lease to others or other disposition of any of its material assets by the Company Group except for (i) Inventory, licenses or services sold in the ordinary course of business consistent with past practices or (ii) immaterial amounts of other Tangible Personal Property;

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(g) (i) any amendment to or termination of any Material Contract, (ii) any amendment to any material license or material permit from any Authority held by the Company Group, (iii) any receipt of any notice of termination of any of the items referenced in (i) and (ii); and (iv) a material default by the Company Group under any Material Contract, or any material license or material permit from any Authority held by the Company Group, other than in the cases of each of clauses (i) through (iv), as provided for in this Agreement or the transactions contemplated hereunder or as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect;

(h) other than in the ordinary course of business, any capital expenditure by the Company Group in excess in any fiscal month of $100,000 per one transaction or entering into any lease of capital equipment or property under which the annual lease charges exceed $100,000 in the aggregate by the Company Group;

(i) any institution of litigation, settlement or agreement to settle any litigation, action, proceeding or investigation before any court or governmental body relating to the Company Group or its property or suffering of any actual litigation, action, proceeding or investigation before any court or governmental body relating to the Company Group or its property, other than as would not be reasonably expected to, individually or in the aggregate, have a Material Adverse Effect;

(j) any loan of any monies to any Person or guarantee of any obligations of any Person by the Company Group, in excess of $100,000, other than accounts payable and accrued Liabilities in the ordinary course of business consistent with past practice or any loan among Company Group, or any loan approved in accordance with the applicable Organizational Documents;

(k) except as required by U.S. GAAP, any change in the accounting methods or practices (including, any change in depreciation or amortization policies or rates) of the Company Group or any revaluation of any of the assets of the Company Group;

(l) any material amendment to the Company Group’s Organizational Documents, or any engagement by the Company Group in any merger, consolidation, reorganization, reclassification, liquidation, dissolution or similar transaction, other than as provided for in this Agreement or the transactions contemplated hereunder;

(m) any acquisition of assets (other than acquisitions of Inventory in the ordinary course of business consistent with past practice) or business of any Person, other than as would not be reasonably expected to, individually or in the aggregate, have a Material Adverse Effect;

(n) any material Tax election made by the Company Group outside of the ordinary course of business consistent with past practice, or any material Tax election changed or revoked by the Company Group; any material claim, notice, audit report or assessment in respect of Taxes settled or compromised by the Company Group; any annual Tax accounting period changed by the Company Group; any Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement or closing agreement relating to any Tax (other than an ordinary commercial agreement the principal purpose of which does not relate to Taxes) entered into by the Company Group; or any right to claim a material Tax refund surrendered by the Company Group; or

(o) any undertaking of any legally binding obligation to do any of the foregoing.

5.13 Properties; Title to the Company Group’s Assets.

(a) The items of Tangible Personal Property material to the Business have no defects, are in good operating condition and repair and function in accordance with their intended uses (ordinary wear and tear excepted) and have been properly maintained, and are suitable for their present uses and meet all specifications and warranty requirements with respect thereto. All of the Tangible Personal Property is in the Control of the Company or its employees.

(b) The Company Group has good, valid and marketable title in and to, or in the case of any applicable leases and the assets which are leased or licensed pursuant to Contracts, a valid leasehold interest or license in or a right to use, all of their assets reflected on the Unaudited Financial Statements or acquired after December 31, 2022, other than as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. No such asset is subject to any Liens other than Permitted Liens. Other than as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, the Company Group’s assets constitute all of the assets of any kind or description whatsoever, including goodwill, for the Company Group to operate the Business immediately after the Closing in the same manner as the Business is currently being conducted.

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5.14 Litigation. There is no Action (or any reasonable basis therefore) pending against, threatened in writing against or affecting, the Company Group, any of its officers or directors, the Business, or any Company Shares or Company Options, or any of the Company Group’s assets or any Contract before any court, Authority or official or which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated hereby or by the Additional Agreements, other than as would not, individually or in the aggregate, have a Material Adverse Effect. There are no outstanding judgments against the Company Group that would, individually or in the aggregate, have a Material Adverse Effect on the ability of the Company to enter into and perform its obligations under this Agreement. Each member of the Company Group is not, and has not been in the past two (2) years, subject to any proceeding with any Authority, other than as would not have, individually or in the aggregate, a Material Adverse Effect.

5.15 Contracts.

(a) Schedule 5.15(a) lists all Contracts (collectively, the “Material Contracts”) to which the Company Group is a party and which are currently in effect and constitute the following (excluding any Contracts, the breach of which would not, individually or in the aggregate, have a Material Adverse Effect):

(i) all Contracts that require annual payments or expenses by, or annual payments or income to, the Company Group of $100,000 or more (other than standard purchase and sale orders entered into in the ordinary course of business consistent with past practice);

(ii) all sales, advertising, agency, lobbying, broker, sales promotion, market research, marketing or similar contracts and agreements, in each case requiring the payment of any commissions by the Company Group in excess of $100,000 annually;

(iii) all employment Contracts, employee leasing Contracts, and consultant and sales representatives Contracts with any current or former officer, director, employee or consultant of the Company Group or other Person, under which the Company Group (A) has continuing obligations for payment of annual compensation of at least $100,000 (other than oral arrangements for at-will employment), (B) has material severance or post termination obligations to such Person (other than COBRA obligations in excess of $100,000, or (C) has an obligation to make a payment in excess of $100,000 upon consummation of the transactions contemplated hereby or as a result of a change of Control of the Company Group;

(iv) all Contracts creating a joint venture or strategic alliance, and all limited liability company and partnership agreements to which the Company Group is a party;

(v) all Contracts relating to any material acquisitions or dispositions of assets by the Company Group in excess of $100,000;

(vi) all Contracts which restrict in any material respect or contain any material limitations on the ability of the Company Group to compete in any line of business or in any geographic territory, in each case excluding customary confidentiality agreements (or clauses) or non-solicitation agreements (or clauses);

(vii) all Contracts relating to patents, trademarks, service marks, trade names, brands, copyrights, Software, IT Systems, trade secrets, license and other Intellectual Property Rights of the Company Group, other than (i) “shrink wrap”, off-the-shelf licenses, and (ii) non-exclusive licenses granted in the ordinary course of Business with an annual value of less than $100,000;

(viii) all Contracts providing for material guarantees, indemnification arrangements, non-assertion and other hold harmless arrangements made or provided by the Company Group, including all ongoing agreements for repair, warranty, maintenance, service, indemnification or similar obligations;

(ix) the Lease, and, other than the ordinary course of business, all Contracts relating to property or assets (whether real or personal, tangible or intangible) in which the Company Group holds a leasehold interest and which involve payments to the lessor thereunder in excess of $100,000 annually;

(x) all Contracts relating to outstanding Indebtedness, including financial instruments of indenture or security instruments (typically interest-bearing) such as notes, mortgages, loans and lines of credit, except any such Contract with an aggregate outstanding principal amount not exceeding $100,000;

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(xi) any Contract that can be terminated, or the provisions of which are altered so that the purpose of the Contract cannot be achieved, as a result of the consummation of the transactions contemplated by this Agreement or any of the Additional Agreements to which the Company Group is a party; and

(xii) any Contract for which any of the benefits, compensation or payments (or the vesting thereof) with respect to a director, officer, employee or consultant of a member of Company Group will be increased or accelerated by the consummation of the transactions contemplated hereby or the amount or value thereof will be calculated on the basis of any of the transactions contemplated by this Agreement.

(xiii) any Contract not made in the ordinary course of business and not disclosed pursuant to any other clause under this Section 5.15(a), the termination of which is expected to have a Material Adverse Effect on the Company Group’s operations or financial performance.

(b) Except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, (i) each Material Contract is a valid and binding agreement, and is in full force and effect, and neither the Company Group nor, to the Company Group’s knowledge, any other party thereto, is in breach or default (whether with or without the passage of time or the giving of notice or both) under the terms of any such Material Contract, and (ii) the Company Group has not assigned, delegated, or otherwise transferred any of its rights or obligations with respect to any Material Contracts, or granted any power of attorney with respect thereto or to any of the Company Group’s assets. The Company Group previously provided to the Purchaser Parties true and correct fully executed copies of each written Material Contract.

(c) Except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, or as set forth on Schedule 5.15(c), none of the execution, delivery or performance by the Company Group of this Agreement or Additional Agreements to which the Company Group is a party or the consummation by the Company Group of the transactions contemplated hereby or thereby constitutes a default under or gives rise to any right of termination, cancellation or acceleration of any obligation of the Company or to a loss of any material benefit to which the Company Group is entitled under any provision of any Material Contract.

5.16 Licenses and Permits. Other than as would not, individually or in the aggregate, have a Material Adverse Effect, the Company Group has all licenses, franchises, permits, Orders, approvals or other similar authorizations necessary to operate the Business (collectively, “Permits”). Schedule 5.16 correctly lists each Permit affecting, or relating in any way to, the Business, together with the name of the Authority issuing the same. Except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect or set forth on Schedule 5.16, all Permits identified on Schedule 5.16 are valid and in full force and effect, and none of such listed Permits will, assuming the related third party consent has been obtained or waived prior to the Closing Date, be terminated or impaired or become terminable as a result of the transactions contemplated hereby.

5.17 Compliance with Laws. Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company Group is not in violation of, has not violated, and is neither, to the Company Group’s knowledge, under investigation with respect to nor has been threatened to be charged with or given notice of any violation or alleged violation of, any Law, or judgment, Order or decree entered by any court, arbitrator or Authority, domestic or foreign, nor is there any basis for any such charge, and within the last 36 months the Company Group has not received any subpoenas by any Authority.

5.18 Intellectual Property and IT Security.

(a) Schedule 5.18(a) sets forth a true, accurate and complete list of (i) all Owned Intellectual Property for which applications have been filed or registrations have been obtained, whether in the United States or internationally (“Registered Intellectual Property”), (ii) all material unregistered Marks constituting Owned Intellectual Property and (iii) all Company Software. Each item of Registered Intellectual Property is subsisting and has not been abandoned, canceled or otherwise terminated, and is valid and enforceable. All necessary registration, maintenance, renewal and other relevant filing fees due through the date hereof have been timely paid and all necessary documents and certificates in connection therewith have been timely filed with the relevant authorities in the United States or foreign jurisdictions, as the case may be, for the purpose of maintaining any material Registered Intellectual Property in full force and effect.

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(b) The Company or one of its Subsidiaries (i) possesses and solely and exclusively owns all right, title and interest in and to all Registered Intellectual Property and other Owned Intellectual Property, and (ii) has a valid right or license to use all other Intellectual Property Rights and IT Systems used in or necessary for the conduct and operation of the Business as presently conducted and contemplated to be conducted following the Closing Date, in each case, free and clear of any Liens (other than Permitted Liens) or any restrictive Orders, and none of the foregoing will be adversely impacted by (nor will require the payment or grant of additional amounts or consideration as a result of) the execution, delivery, or performance of this Agreement or the consummation of the transactions contemplated by this Agreement.

(c) The Registered Intellectual Property, the other Owned Intellectual Property and the Intellectual Property Rights licensed pursuant to the Material Contracts disclosed on Schedule 5.15 (when used within the scope of the applicable license), constitute all of the material Intellectual Property necessary for the Company and its Subsidiaries to conduct and operate their respective Business as presently conducted and contemplated to be conducted following the Closing.

(d) (i) Neither the Company nor its Subsidiaries (nor any of their products or services) nor the conduct or operation of the Business is infringing, diluting, misappropriating or otherwise violating any Intellectual Property rights of any Person, and have not, at any time in the past six (6) years, infringed, misappropriated, diluted or otherwise violated any Intellectual Property rights of any Person, (ii) to the knowledge of the Company, no Person is infringing, misappropriating, diluting or otherwise violating, or has, at any time in the past six (6) years, infringed, misappropriated, diluted or otherwise violated any of the Owned Intellectual Property and (iii) neither the Company nor its Subsidiaries have received from any Person any claims (including offers to license or audit demands) within the past six (6) years (and there are no Actions pending or threatened) either (A) alleging that the Company or any of its Subsidiaries has infringed, diluted, misappropriated or otherwise violated any Intellectual Property rights of any Person or (B) contesting the ownership, use, validity or enforceability of any Owned Intellectual Property or the Company’s and its Subsidiaries’ right to use or otherwise exploit any Owned Intellectual Property.

(e) The Company and its Subsidiaries have taken all commercially reasonable efforts consistent with the best practices in the industry in which the Company and its Subsidiaries operate to protect the confidentiality of all Trade Secrets in possession of the Company or its Subsidiaries from unauthorized disclosure and use. The Company and its Subsidiaries have executed valid, written agreements with all past and present employees, directors, officers, consultants, contractors, agents and other Persons privy to any Trade Secrets of the Company or any its Subsidiaries pursuant to which such Persons have agreed to hold all such information of the Company and its Subsidiaries in confidence both during and after their engagement or employment. No Trade Secrets have been authorized to be disclosed nor, to the knowledge of the Company, has there been any unauthorized access to or disclosure of any Trade Secrets to any third Person other than pursuant to a valid, written non-disclosure agreement sufficiently restricting the disclosure and use thereof. All employees, directors, officers, consultants, contractors, agents and other Persons who have contributed to or participated in the creation, conception or development of any Intellectual Property for or on behalf of the Company or any of its Subsidiaries have entered into a valid and enforceable written Contract, as part of such Person’s employment, consultancy or engagement to presently and validly assign all right, title, and interest in or to such Intellectual Property to the Company or a Subsidiary to the extent that such right, title, and interest did not vest in the Company or one of its Subsidiaries by operation of applicable Law. No former and current employees, directors, officers, consultants, contractors, agents and other Persons who have contributed to or participated in the conception or development of any Intellectual Property for or on behalf of the Company or any of its Subsidiaries owns or has any right, claim, interest or option, including the right to further remuneration or consideration, with respect to any Owned Intellectual Property. No Owned Intellectual Property was developed with funding from, or using the facilities or resources of, any Authority or university, college or other educational institution.

(f) None of the Company Software (including the source code therein) is subject to any Copyleft Terms. All use and distribution of Company Software by or through the Company or any of its Subsidiaries is in full compliance with all licenses applicable thereto, including all copyright notice and attribution requirements. No third Person other than the Company or its Subsidiaries possesses or has an actual or contingent right to access or possess (including pursuant to escrow) a copy in any form of any source code for any material Company Software and all such source code is in their sole possession and has been maintained as strictly confidential. Neither the execution, delivery or performance of this Agreement, nor any other Additional Agreement to which the Company or a Subsidiary is a party, nor the consummation of the transactions contemplated by this Agreement will result in the disclosure to a third Person of any source code included in the Company Software. Neither the Company nor any of its Subsidiaries owns or uses any AI/ML that is material to the conduct or operation of the Business.

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(g) The Company and its Subsidiaries take, and have taken, commercially reasonable actions and measures consistent with industry standards to protect and maintain the security and integrity of the Company IT Systems and Company Software (and all data stored therein or transmitted thereby).

(h) The Company IT Systems and Company Software (including any and all data stored therein and transmitted thereby) are (i) adequate, sufficient, and satisfactory for the operation of the Business, (ii) have been maintained in accordance with standards set by the manufacturers or otherwise in accordance with prudent industry standards and (iii) operate and perform in accordance with their documentation and functional specifications and as necessary to conduct the Business as currently conducted and contemplated to be conducted following the Closing. The Company and its Subsidiaries have back-up and disaster recovery arrangements designed to enable the continued operation of their businesses in the event of a failure of their material Company IT Systems that are, in the reasonable determination of the Company and its Subsidiaries, consistent with commercially reasonable practice in all material respects. Neither the Company IT Systems nor any Company Software contains any material Software defect or any “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus,” “worm,” spyware, keylogger Software, or other vulnerability, faults or any other malicious code or damaging devices designed or reasonably expected to adversely impact the functionality of or permit unauthorized access or to disable or otherwise harm any Company IT Systems or Company Software.

(i) The Company and its Subsidiaries have implemented and maintained commercially reasonable privacy policies regarding the handling and security of Personal Information in connection with the operation of its business (the “Privacy Policies”). The Company and its Subsidiaries are and since January 1, 2020 have been, in material compliance with (i) the Privacy Laws, (ii) applicable Privacy Policies, and (iii) the Company’s contractual obligations with respect to Personal Information and data security (collectively, “Data Protection Requirements”). The Company and its Subsidiaries have implemented and maintained commercially reasonable security regarding the confidentiality, integrity and availability of Company IT Systems, Personal Information, Trade Secrets and any other sensitive or proprietary information in their possession or under their custody or Control. To the Knowledge of the Company, any third party who has provided Personal Information to the Company and its Subsidiaries has done so in compliance in all material respects with applicable Privacy Laws. There have been no material data breaches or security incidents impacting the confidentiality, integrity and availability of the IT Systems or the data thereon (including Personal Information, Trade Secrets, or sensitive or proprietary information in the possession or Control of, or collected, used or processed by or on behalf of the Company or its Subsidiaries). The Company and its Subsidiaries have not received written notice of any claims, investigations, or alleged violations of any Data Protection Requirement or security incidents, nor have they notified in writing, or been required by any Data Protection Requirement to notify in writing, any person or entity under any Data Protection Requirement. To the knowledge of the Company, neither the Company nor its Subsidiaries have experienced any information security incident that has compromised the integrity or availability of the Company IT Systems owned, operated or outsourced by the Company and its Subsidiaries, and there has been no loss, damage or unauthorized access, disclosure, use or breach of security of any information in the possession, custody or Control, or otherwise held or processed on its behalf of the Company and its Subsidiaries.

5.19 Healthcare Law.

(a) The Company Group is, and has been since December 31, 2020, in compliance in all material respects with all applicable Healthcare Laws, defined to include FDA Laws. The Company Group has not received notification of any pending Action from the FDA, Department of Justice, or any other similar Authority alleging that any operation or activity of the Company is in material violation of any applicable Healthcare Law.

(b) The Company Group possesses all Company Registrations required to conduct the Business of the Company and each Company Registration is valid and in full force and effect. Neither the FDA nor any comparable Authority is considering limiting, suspending, or revoking any such Company Registration or changing the marketing classification or labeling of the products of the Company Group. The Company Group is in compliance in all material respects with, and has fulfilled and performed in all material respects its obligations under, each such Company Registration, and no event has occurred or condition or state of facts exists that would constitute a material breach or default, or would cause revocation or termination, of any such Company Registration.

(c) All products developed, tested, investigated, manufactured, processed, labeled, packaged, stored, distributed, sold, marketed, promoted, imported, or exported by or on behalf of the Company have been and are being developed, tested, investigated, manufactured, processed, labeled, packaged, stored, distributed, sold, marketed, promoted, imported, or exported in material compliance with all applicable FDA Laws, and guidance, including but

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not limited to 21 CFR Parts 803, 806, 807 and 820 except as set forth in Schedule 5.19(c). To the knowledge of the Company Group, any Person that is a manufacturer or contractor for the Company is in compliance in all material respects with all applicable Healthcare Laws insofar as they pertain to the manufacture of completed products for the Company Group.

(d) Neither the Company Group nor, to the Company Group’s knowledge, any of its respective contract manufacturers has received any FDA Form 483, warning letter, notice of violation, or “untitled letter,” notice of FDA action for import detention or refusal; or other similar correspondence or written notice from the FDA or any other Authority alleging or asserting material noncompliance with any applicable Healthcare Laws or Permits issued to the Company by the FDA or any other similar Authority. The Company Group is not subject to any obligation arising under an administrative, enforcement, or regulatory action, FDA inspection, FDA warning letter, FDA notice of violation letter, or other notice, response, commitment made to or with the FDA or any similar Authority. There is no act, omission, event or circumstances that would reasonably be expected to give rise to any administrative, regulatory, or enforcement action by FDA or a comparable Authority concerning noncompliance with any FDA Laws.

(e) No product distributed or sold by or on behalf of the Company Group has been seized, detained, withdrawn, voluntarily or involuntarily recalled, or subject to a suspension of manufacturing within the past three (3) years, and, to the Company Group’s knowledge, there are no facts or circumstances reasonably likely to cause (i) a withdrawal, recall, field correction, field notification, safety alert, seizure, denial, detention, termination, or suspension of the manufacturing, promotion or distribution (for commercial, investigational, or any other use) of any such product or (ii) a change in the labeling of any such product requested or required by FDA or a similar Authority.

(f) All preclinical and clinical investigations conducted or sponsored by the Company Group are being conducted in compliance in all material respects with all applicable Healthcare Laws administered or issued by the applicable Authority, applicable research protocols, institutional review board or other ethics committee requirements, and federal and state laws, rules, and regulations relating to patient privacy requirements or restricting the use and disclosure of individually identifiable health information. Such Laws include but are not necessarily limited to, as applicable, (i) the FDA regulations for conducting non-clinical laboratory studies contained in Title 21 part 58 of the Code of Federal Regulations, (ii) applicable FDA standards for the design, conduct, performance, monitoring, auditing, recording, analysis and reporting of clinical trials contained in Title 21 parts 50, 54, 56, 312 and 812 of the Code of Federal Regulations and (iii) applicable federal, state and foreign Healthcare Laws restricting the use and disclosure of individually identifiable health information, including HIPAA. No clinical trial sponsored or conducted by or on behalf of the Company has been terminated, suspended, or placed on clinical hold prior to completion by the FDA, any other applicable Authority, or any institutional review board or other ethics committee that has or has had jurisdiction over a clinical trial conducted or sponsored by or on behalf of the Company. The Company has not received any written notice, correspondence or other communication from the FDA or any other applicable Authority or from any institutional review board or applicable ethics committee requiring, requesting, initiating, or threatening to initiate the termination, suspension or material modification of any ongoing or planned clinical trials conducted by, or on behalf of, the Company.

(g) All reports, documents, claims, permits and notices required to be filed, maintained or furnished to the FDA or any other Authority by the Company Group have been so filed, maintained or furnished, except as set forth on Schedule 5.19(g). To the knowledge of the Company Group, all such reports, documents, claims, permits and notices were complete and accurate on the date filed (or were corrected in or supplemented by a subsequent filing). Neither the Company Group nor, to the knowledge of the Company Group, any officer, employee or agent of the Company Group has (i) made an untrue statement of a material fact or any fraudulent statement to the FDA or any other Authority, (ii) failed to disclose a material fact required to be disclosed to the FDA or any other Authority or (iii) committed an act, made a statement, or failed to make a statement that, at the time such disclosure was made, would reasonably be expected to provide a reasonable basis for the FDA or any other Authority to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities”, set forth in 56 Fed. Reg. 46191 (September 10, 1991) or any similar policy. Neither the Company Group nor, to the knowledge of the Company Group, any officer, employee or agent of the Company Group has been convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. §335a(a) or any similar Healthcare Law or authorized by 21 U.S.C. §335a(b) or any similar Healthcare Law. Neither the Company Group nor, to the knowledge of the Company Group, any officer, employee or agent of Company Group has been convicted of any crime or engaged in any conduct for which such person could be excluded from participating in the federal health care programs under Section 1128 of the Social Security Act of 1935 or any Healthcare Law. No Actions that would reasonably be expected to result in

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material debarment or exclusion are pending or, to the Company Group’s knowledge, threatened in writing against the Company Group or, to Company Group’s knowledge, any of its officers, employees, contractors, suppliers (in their capacities as such) or other entities or individuals performing research or work on behalf of the Company Group. The Company Group is not party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement Orders, or similar agreements with or imposed by any Authority.

(h) No data generated by the Company Group with respect to its products is the subject of any written regulatory Action, either pending or, to the Company Group’s knowledge, threatened, by any Authority relating to the truthfulness or scientific integrity of such data.

(i) No manufacturing site owned by the Company Group or, to the Company Group’s knowledge, any of their respective contract manufacturers, is or has been subject to a shutdown or import or export prohibition imposed by FDA or another Authority. To the Company Group’s knowledge, there are no facts or circumstances reasonably likely to cause such an occurrence.

5.20 Customers and Suppliers.

(a) A list of the top ten (10) customers (by revenue) of the Company Group for the fiscal years ended December 31, 2021 and 2022 (collectively, the “Material Customers”), and the aggregate amount of consideration paid to Company Group by each Material Customer during each such period, has been provided to the Purchaser Parties. Except as set forth in Schedule 5.20(a), no such Material Customer has expressed to the Company Group in writing, and the Company Group has no knowledge of, any Material Customer’s intention to cancel or otherwise terminate, or materially reduce or adversely modify, its relationship with Company Group or of a material breach of the terms of any contract with such Material Customer.

(b) Lists of the top ten (10) vendors to and/or suppliers of (by spend) the Company Group for the fiscal years ended December 31, 2021 and 2022 (collectively, the “Material Suppliers”), and the amount of consideration paid to each Material Supplier by the Company Group during each such period, has been provided to the Purchaser Parties. Except as set forth in Schedule 5.20(b), no Material Supplier is the source of more than five percent (5%) of the goods or services supplied by such Material Supplier, measured by cost of goods sold in each of the unaudited consolidated financial statements of the Company Group for the fiscal years ended December 31, 2021 and December 31, 2022.

5.21 Employees.

(a) Schedule 5.21(a) sets forth a true, correct and complete list of each of the Key Personnel (as defined below) of the Company Group as of July 31, 2023, setting forth the name, title, and start date for each such person.

(b) Except as set forth on Schedule 5.21(b), the Company Group is not a party to or subject to any employment contract, consulting agreement, collective bargaining agreement, confidentiality agreement restricting the activities of the Company Group, non-competition agreement restricting the activities of the Company Group, or any similar agreement, and there has been no activity or proceeding by a labor union or representative thereof to organize any employees of the Company Group.

(c) There are no pending or, to the knowledge of the Company Group, threatened claims or proceedings against the Company Group under any worker’s compensation policy or long-term disability policy.

5.22 Employment Matters.

(a) (i) The Company Group is not a party to or bound by any labor agreement, collective bargaining agreement, or any other labor-related agreements or arrangements with any labor union, labor organization or works council and no such agreements or arrangements are currently being negotiated by the Company Group, (ii) no labor union or organization, works council or group of employees of the Company Group has made a pending written demand for recognition or certification and (iii) there are no representation or certification proceedings or petitions seeking a representation proceeding pending or, to the knowledge of the Company Group, threatened in writing to be brought or filed with the National Labor Relations Board or any other applicable labor relations Authority.

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(b) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company Group (i) is, and since December 31, 2018, has been, in compliance with all applicable Laws regarding employment and employment practices, including, without limitation, all laws respecting terms and conditions of employment, health and safety, employee classification, non-discrimination, wages and hours, immigration, disability rights or benefits, equal opportunity, plant closures and layoffs, affirmative action, workers’ compensation, labor relations, pay equity, overtime pay, employee leave issues, the proper classification of employees and independent contractors, the proper classification of exempt and non-exempt employees, and unemployment insurance, (ii) has not been adjudged to have committed any unfair labor practice as defined by the National Labor Relations Board or received written notice of any unfair labor practice complaint against it pending before the National Labor Relations Board that remains unresolved and (iii) since December 31, 2018, has not experienced any actual or, to the knowledge of the Company Group, threatened arbitrations, grievances, labor disputes, strikes, lockouts, picketing, hand-billing, slowdowns or work stoppages against or affecting the Company Group.

(c) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company Group is not delinquent in payments to any employees or former employees for any services or amounts required to be reimbursed or otherwise paid.

(d) To the knowledge of the Company Group, no employee of the Company Group at the level of senior vice president or above is in any material respect in violation of any term of any employment agreement, nondisclosure agreement, non-competition agreement, restrictive covenant or other obligation: (i) to the Company Group or (ii) to a former employer of any such employee relating (A) to the right of any such employee to be employed by the Company Group or (B) to the knowledge or use of Trade Secrets or proprietary information.

(e) To the knowledge of the Company Group, all employees of the Company Group are legally permitted to be employed by the Company Group in the jurisdiction in which such employees are employed in their current job capacities.

(f) The Company Group has not incurred any material liability or obligation under the Worker Adjustment and Retraining Notification Act of 1988 or any similar state, local or foreign Law that remains unsatisfied.

5.23 Real Property.

(a) The Company Group does not own any Real Property.

(b) With respect to each Lease: (i) each Lease is valid, binding and in full force and effect; (ii) all rents and additional rents and other sums, expenses and charges due thereunder have been paid; (iii) the lessee has been in peaceable possession since the commencement of the original term thereof; (iv) no waiver, indulgence or postponement of the lessee’s obligations thereunder has been granted by the lessor; (v) there exists no default or event of default thereunder by the Company Group; and (vi) there are no outstanding claims of breach or indemnification or notice of default or termination thereunder, in cases of each of clauses (i) through (vi), other than as would not, individually or in the aggregate, have a Material Adverse Effect. The Company Group holds the leasehold estate on each Lease free and clear of all Liens, except for Permitted Liens and the Liens of mortgagees of the Real Property in which such leasehold estate is located. The Real Property leased by the Company Group is in a state of maintenance and repair in all material respects adequate and suitable for the purposes for which it is presently being used, and there are no material repair or restoration works required in connection with any of the leased Real Properties other than as would not, individually or in the aggregate, have a Material Adverse Effect.

5.24 Accounts. Schedule 5.24 sets forth a true, complete and correct list of the checking accounts, deposit accounts, safe deposit boxes, and brokerage, commodity and similar accounts of the Company, including the account number and name, the name of each depositary or financial institution and the address where such account is located and the authorized signatories thereto.

5.25 Tax Matters.

(a) Except in each case as to matters that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) the Company Group has duly and timely filed all Tax Returns which are required to be filed by or with respect to it, and has paid all Taxes which have become due; (ii) all such Tax Returns are true, correct and complete and accurate and disclose all Taxes required to be paid; (iii) there is no Action, pending or proposed in writing or, to the knowledge of the Company Group, threatened, with respect to Taxes of the Company

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Group or for which a Lien may be imposed upon any of the Company Group’s assets; (iv) no statute of limitations in respect of the assessment or collection of any Taxes of the Company Group for which a Lien may be imposed on any of the Company Group’s assets has been waived or extended, which waiver or extension is in effect, except for automatic extensions of time to file Tax Returns obtained in the ordinary course of business; (v) to the knowledge of the Company Group, the Company Group has complied with all applicable Laws relating to the reporting, payment, collection and withholding of Taxes and has duly and timely withheld or collected, paid over to the applicable Taxing Authority and reported all Taxes (including income, social, security and other payroll Taxes) required to be withheld or collected by the Company Group; (vi) to the knowledge of the Company Group, no stock transfer Tax, sales Tax, use Tax, real estate transfer Tax or other similar Tax will be imposed on the transfer of the securities to Purchaser pursuant to this Agreement or otherwise with respect to or as a result of any transaction contemplated by this Agreement; (vii) there is no Lien (other than Permitted Liens) for Taxes upon any of the assets of the Company Group; (viii) there is no outstanding request for a ruling from any Taxing Authority, request for a consent by a Taxing Authority for a change in a method of accounting, subpoena or request for information by any Taxing Authority, or closing agreement with any Taxing Authority (within the meaning of Section 7121 of the Code or any analogous provision of the applicable Law), with respect to the Company Group; (ix) no written claim has been made by a Taxing Authority in a jurisdiction where the Company Group has not paid any tax or filed Tax Returns, asserting that the Company Group is or may be subject to Tax in such jurisdiction; (x) the Company Group is not, and has ever been, a party to any Tax sharing or Tax allocation Contract, other than (A) any customary commercial contract the principal subject of which is not Taxes or (B) a Contract among only the Company Group Members; and (xi) the Company Group is not currently and has never been included in any consolidated, combined or unitary Tax Return other than a Tax Return that includes only the Company Group.

(b) The unpaid Taxes of the Company Group for the current fiscal year (i) did not, as of the December 31, 2022, exceed the reserve for Tax liability (other than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Financial Statements and (ii) will not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company Group in filing its Tax Returns.

(c) To the knowledge of the Company, there are no current facts or circumstances that could reasonably be expected to prevent the Reincorporation Surviving Corporation from being treated as a U.S. tax resident corporation by reason of Section 7874(b) of the Code immediately after the Closing. Neither the Company nor any Company Subsidiary has taken any action, or has any current plan, intention or obligation to take any action, that could reasonably be expected to prevent the Reincorporation Surviving Corporation from being treated as a U.S. tax resident corporation by reason of Section 7874(b) of the Code immediately after the Closing.

(d) To the knowledge of the Company, at the Closing and immediately following the Closing, the authorized and outstanding share capital of Purchaser will solely consist of (i) Purchaser Ordinary Shares that were issued pursuant to the Reincorporation Merger to the holders of Parent Ordinary Shares immediately prior to the Reincorporation Effective Time (including Parent Class B Ordinary shares that automatically converted into Parent Ordinary Shares), (ii) Purchaser Ordinary Shares issued pursuant to the Acquisition Merger to the holders of Company Shares immediately prior to the Effective Time, (iii) Purchaser Warrants, and (iv) Purchaser Securities issued pursuant to the Transaction Financing.

5.26 Finders’ Fees. No broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement based upon arrangements made by any Company Group Member for which such Company Group Member has any obligation.

5.27 Powers of Attorney and Suretyships. The Company Group does not have any general or special powers of attorney outstanding (whether as grantor or grantee thereof) outside the Company Group or any obligation or liability (whether actual, accrued, accruing, contingent, or otherwise) as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any Person outside the Company Group or other than as reflected in the Financial Statements.

5.28 Directors and Officers. Schedule 5.28 sets forth a true, correct and complete list of all directors and officers of the Company.

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5.29 Certain Business Practices. Neither the Company Group, nor to the knowledge of the Company Group, any director, officer, agent or employee of the Company Group (in their capacities as such) has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977 or (iii) made any other unlawful payment. Neither the Company Group, nor to the knowledge of the Company Group, any director, officer, agent or employee of the Company Group (nor any Person acting on behalf of any of the foregoing, but solely in his or her capacity as a director, officer, employee or agent of the Company Group) has, since September 2015, directly or indirectly, given or agreed to give any gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder the Company Group or assist the Company Group in connection with any actual or proposed transaction, in each case, which, if not given could reasonably be expected to have had a Material Adverse Effect on the Company Group, or which, if not continued in the future, could reasonably be expected to adversely affect the business or prospects of the Company Group or could reasonably be expected to subject the Company Group to suit or penalty in any private or governmental litigation or proceeding.

5.30 Money Laundering Laws. The operations of the Company Group are and have been conducted at all times in compliance with applicable laundering statutes in all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Authority (collectively, the “Money Laundering Laws”), and no Action involving the Company Group with respect to the Money Laundering Laws is pending or, to the knowledge of the Company Group, threatened.

5.31 Insurance. Schedule 5.31 contains a list of all material policies or programs of insurance or self-insurance of property, fire and casualty, product liability, workers’ compensation and other forms of insurance held by, or for the benefit of, the Company as of the Signing Date. True, correct and complete copies or comprehensive summaries of such insurance policies have been made available to the Purchaser Parties. With respect to each such insurance policy required to be listed on Schedule 5.31, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) all premiums due have been paid (other than retroactive or retrospective premium adjustments and adjustments in the respect of self-funded general liability and automobile liability fronting programs, self-funded health programs and self-funded general liability and automobile liability front programs, self-funded health programs and self-funded workers’ compensation programs that are not yet, but may be, required to be paid with respect to any period end prior to the Closing Date), (ii) the policy is legal, valid, binding and enforceable in accordance with its terms and, except for policies that have expired under their terms in the ordinary course, is in full force and effect, (iii) the Company is not in breach or default (including any such breach or default with respect to the payment of premiums or the giving of notice), and, to the Company’s knowledge, no event has occurred which, with notice or the lapse of time or both, would constitute such a breach or default, or permit termination or modification, under the policy, and to the knowledge of the Company, no such action has been threatened and (iv) as of the date hereof, no written notice of cancellation, non-renewal, disallowance or reduction in coverage or claim or termination has been received other than in connection with ordinary renewal.

5.32 Affiliate Agreements. Except as set forth on Schedule 5.32 and except for, in the case of any employee, officer or director, any employment or indemnification Contract or Contract with respect to the issuance of equity in the Company, the Company is not a party to any transaction, agreement, arrangement or understanding with any (i) present or former executive officer or director of any of the Company, (ii) beneficial owner (within the meaning of Section 13(d) of the Exchange Act) of 5% or more of the capital stock or equity interests of any of the Company or (iii) Affiliate, “associate” or member of the “immediate family” (as such terms are respectively defined in Rules 12b-2 and 16a-1 under the Exchange Act) of any of the foregoing (each of the foregoing, a “Company Affiliate Agreement”); and, to the knowledge of the Company, each Company Affiliate Agreement is an arms-length transaction with fair market price, duly approved in accordance with the Organizational Documents of the Company. None of the persons listed in clauses (i) through (iii) owns or has any rights to any material assets, properties of rights used by the Company Group in the Business.

5.33 Registration Statement. None of the information relating to the Company Group supplied by the Company Group, or by any other Person acting on behalf of the Company Group, specifically for inclusion or incorporation by reference in the Registration Statement will, as of the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however,

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notwithstanding the foregoing, no representation or warranty is made by the Company with respect to information or statements made or incorporated by reference in the Registration Statement that were not supplied by or on behalf of the Company for use therein.

5.34 No Additional Representations and Warranties. Except as otherwise expressly provided in this Article V (as modified by the Company Disclosure Schedules), the Company Group expressly disclaims any representations or warranties of any kind or nature, express or implied, including as to the condition, value or quality of the Company Group or the Company Group’s assets, and the Company Group specifically disclaims any representation or warranty with respect to merchantability, usage, suitability or fitness for any particular purpose with respect to the Company Group’s assets, or as to the workmanship thereof, or the absence of any defects therein, whether latent or patent, it being understood that such subject assets are being acquired “as is, where is” on the Closing Date, and in their present condition, and the Purchaser Parties shall rely on their own examination and investigation thereof. None of the Company Group’s Affiliates or any of their respective directors, officers, employees, stockholders, partners, members or representatives has made, or is making, any representation or warranty whatsoever to the Purchaser Parties or any of their Affiliates, and no such party shall be liable in respect of the accuracy or completeness of any information provided thereto.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF PURCHASER PARTIES

The Purchaser Parties hereby, jointly and severally, represent and warrant to the Company Group that, except as disclosed in the Parent SEC Documents (excluding (i) any disclosures in such Purchaser SEC Reports under the headings “Risk Factors”, “Cautionary Note Regarding Forward-Looking Statements” or “Qualitative and Quantitative Disclosures about Market Risk” and other disclosures that are predictive, cautionary, or forward looking in nature and (ii) any exhibits or other documents appended thereto) and any disclosure in a particular schedule (as may be updated pursuant to Section 7.3, the “Parent Disclosure Schedule”), each of the following representations and warranties is true, correct and complete as of the Signing Date and as of the Closing Date (or, if such representations and warranties are made with respect to a certain date, as of such date). Any disclosure in the Parent Disclosure Schedule shall be deemed to be an exception to the representations and warranties contained in the corresponding section of this Article VI only; provided that where it is apparent on the face of a disclosure in a particular schedule that such disclosure is relevant to the representations and warranties contained other sections of this Article VI, such disclosure shall also be deemed to be a disclosure in such other sections. For the avoidance of doubt, unless the context otherwise requires, the below representations and warranties relate to the Parent on a consolidated basis with its Subsidiaries.

6.1 Corporate Existence and Power. Each of Parent and Purchaser is an exempted company duly incorporated, validly existing and in good standing under the Cayman Law. Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Each of the Purchaser Parties has all power and authority, corporate and otherwise, and all governmental licenses, franchises, Permits, authorizations, consents and approvals required to own and operate its properties and assets and to carry on its business as presently conducted and as proposed to be conducted, except where the failure to be so licensed or qualified would not, individually or in the aggregate, have or reasonably be expected to have, a Material Adverse Effect on the Purchaser Parties.

6.2 Corporate Authorization. The execution, delivery and performance by the Purchaser Parties of this Agreement and the Additional Agreements (to which it is a party) and the consummation by the Purchaser Parties of the transactions contemplated hereby and thereby are within the corporate powers of the Purchaser Parties and have been duly authorized by all necessary corporate action on the part of Purchaser Parties to the extent required by their respective Organizational Documents, applicable Laws or any Contract to which it is a party or by which its securities are bound other than the Required Parent Shareholder Approval (as defined in Section 10.1(f)). This Agreement has been duly executed and delivered by the Purchaser Parties and it constitutes, and upon their execution and delivery, the Additional Agreements (to which it is a party) will constitute, a valid and legally binding agreement of the Purchaser Parties, enforceable against them in accordance with their representative terms, in all cases assuming due execution by the other parties thereto.

6.3 Governmental Authorization. Other than as required under applicable Laws, neither the execution, delivery nor performance by the Purchaser Parties of this Agreement or any Additional Agreements requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with any Authority (each of the foregoing, a “Purchaser Governmental Approval”, and together with the “Company Governmental Approval”, the “Governmental Approvals”).

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6.4 Non-Contravention. The execution, delivery and performance by the Purchaser Parties of this Agreement or any Additional Agreements do not and will not contravene or conflict with the organizational or constitutive documents of Purchaser, or contravene or conflict with or constitute a violation of any provision of any Law, judgment, injunction, Order, writ, or decree binding upon the Purchaser Parties, except for any contravention or conflicts that would not reasonably be expected to have a Material Adverse Effect on the Purchaser Parties.

6.5 Finders’ Fees. Except for fees described on Schedule 6.5 (including the amounts owed with respect thereto), no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission (including any deferred underwriting commission) in connection with the transactions contemplated by this Agreement, based upon arrangements made by any of the Purchaser Parties or any of their respective Affiliates, including the Sponsor.

6.6 Issuance of Shares. The Closing Payment Shares, when issued in accordance with this Agreement, will be duly authorized and validly issued, and will be fully paid and nonassessable.

6.7 Capitalization.

(a) The authorized share capital of Parent is US$22,100 divided into 200,000,000 Class A ordinary shares of a par value of $0.0001 each, 20,000,000 Class B ordinary shares of a par value of $0.0001 each and 1,000,000 preference shares of a par value of $0.0001 each, and the Parent may issue units of securities in the Company, which may be comprised of whole or fractional Shares, rights, options, warrants or convertible securities or securities of similar nature conferring the right upon the holders thereof to subscribe for, purchase or receive any class of Shares or other securities in the Company, upon such terms as the Directors may from time to time determine. At the date of this Agreement, there are 547,147 Parent Full Units, 3,918,735 Parent New Units, 4,465,882 Parent Class A Ordinary Shares, 2,012,500 Parent Class B Ordinary Shares, 8,542,000 Parent Class 1 Warrant, 2,232,941 Parent Class 2 Warrant are issued and outstanding as of the date hereof, respectively. 10,774,941 Parent Class A Ordinary Shares are reserved for issuance with respect to the Parent Warrants. No other shares or other securities of Parent are issued, reserved for issuance or outstanding. All issued and outstanding Parent Ordinary Shares are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of Cayman Law, the Parent’s Organizational Documents or any contract to which Parent is a party or by which Parent is bound. Except as set forth in the Parent’s Organizational Documents, there are no outstanding contractual obligations of Parent to repurchase, redeem or otherwise acquire any Parent Ordinary Shares or any capital equity of Parent. There are no outstanding contractual obligations of Parent to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

(b) At the date of this Agreement, the authorized share capital of the Purchaser is $50,000 divided into 500,000,000 ordinary shares, par value $0.0001 per share, of which one (1) share of the Purchaser is issued and outstanding as of the date hereof. No other shares or other voting securities of Purchaser are issued, reserved for issuance or outstanding. All issued and outstanding shares of the Purchaser are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of Cayman Law, the Purchaser’s Organizational Documents or any contract to which Purchaser is a party or by which Purchaser is bound. Except as set forth in the Purchaser’s Organizational Documents, there are no outstanding contractual obligations of Purchaser to repurchase, redeem or otherwise acquire any Purchaser Ordinary Shares or any capital equity of Purchaser. There are no outstanding contractual obligations of Purchaser to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

(c) At Closing, the authorized share capital of the Purchaser shall be US$50,000 divided into 500,000,000 ordinary shares of par value of $0.0001 each. As of immediately prior to the Closing, there shall be 1 Purchaser Ordinary Shares (assuming no conversion of Parent Excluded Shares), and no Purchaser Warrants issued and outstanding. No other shares or other voting securities of Purchaser are issued, reserved for issuance or outstanding. All issued and outstanding Purchaser Ordinary Shares are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of Cayman Law, the Purchaser’s Organizational Documents or any contract to which Purchaser is a party or by which Purchaser is bound. Except as set forth in the Purchaser’s Organizational
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Documents, there are no outstanding contractual obligations of Purchaser to repurchase, redeem or otherwise acquire any Purchaser Ordinary Shares or any capital equity of Purchaser. There are no outstanding contractual obligations of Purchaser to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

(d) The authorized stock capital of Merger Sub is 10,000 shares of common stock, par value $0.0001 per share (the “Merger Sub Common Stock”) of which one (1) share of Merger Sub Common Stock is issued and outstanding. No other shares or other voting securities of Merger Sub are issued, reserved for issuance or outstanding. All issued and outstanding shares of Merger Sub Common Stock are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of DGCL, the Merger Sub’s Organizational Documents or any contract to which Merger Sub is a party or by which Merger Sub is bound. Except as set forth in the Merger Sub’s Organizational Documents, there are no outstanding contractual obligations of Merger Sub to repurchase, redeem or otherwise acquire any Merger Sub Common Stock or any share capital or equity of Merger Sub. There are no outstanding contractual obligations of Merger Sub to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

(e) Except for securities described in the foregoing sub-sections of this Section 6.7, the Purchaser Parties have not issued any share capital, options, warrants, preemptive rights, calls, convertible or exchangeable securities or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued share capital of the Purchaser Parties or obligating any Purchaser Party to issue or sell any share capital or other equity or voting securities or interests in any Purchaser Party. The Purchaser Parties are not party to, or otherwise bound by, and the Purchaser Parties have not granted, any equity appreciation rights, participations, phantom equity or similar rights.

6.8 Information Supplied. None of the information supplied or to be supplied by any Purchaser Party expressly for inclusion or incorporation by reference in the filings with the SEC and mailings to Parent’s stockholders with respect to the solicitation of proxies to approve the transactions contemplated hereby will, at the date of filing and/or mailing, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (subject to the qualifications and limitations set forth in the materials provided by Parent or that is included in the Parent SEC Documents).

6.9 Trust Account.

(a) Set forth on Schedule 6.9(a) is a true and accurate record, as of the date identified thereon, of the balance invested in a trust account at U.S. Bank, National Association (the “Trust Account”), maintained by U.S. Bank Trust Company, National Association, a New York corporation, acting as trustee (the “Trustee”), pursuant to the Trust Agreement. The Trust Agreement is in full force and effect and is a legal, valid and binding obligation of the Purchaser and, to the knowledge of Parent, the Trustee, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity. The Trust Agreement has not been terminated, repudiated, rescinded, amended or supplemented or modified, in any respect, and, to the Parent’s knowledge, no such termination, repudiation, rescission, amendment, supplement or modification is contemplated. There are no side letters and there are no agreements, Contracts, arrangements or understandings, whether written or oral, with the Trustee or any other Person that would (i) cause the description of the Trust Agreement in the Purchaser SEC Reports to be inaccurate or (ii) entitle any Person (other than any Purchaser shareholder who is a redeeming shareholder) to any portion of the proceeds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be released except in accordance with the Trust Agreement, Purchaser’s Organizational Documents and Purchaser’s final prospectus, Registration No. 333-263874, filed April 26, 2022. Amounts in the Trust Account are invested in United States Government securities or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. The Purchaser has performed all material obligations required to be performed by it to date under, and is not in material default, breach or delinquent in performance or any other respect (claimed or actual) in connection with, the Trust Agreement, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default or breach thereunder. There are no Actions pending or, to the Purchaser’s knowledge, threatened with respect to the Trust Account. The Purchaser has not released any money from the Trust Account (other than interest income earned on the principal held in the Trust Account as

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permitted by the Trust Agreement). As of the Effective Time, the obligations of Purchaser to dissolve or liquidate pursuant to Purchaser’s Organizational Documents shall terminate, and, as of the Effective Time, Purchaser shall have no obligation whatsoever pursuant to Purchaser’s Organizational Documents to dissolve and liquidate the assets of Purchaser by reason of the consummation of the transactions contemplated hereby. Following the Effective Time, no Purchaser shareholder shall be entitled to receive any amount from the Trust Account except to the extent such Purchaser shareholder is a redeeming shareholder.

(b) As of the date hereof, assuming the accuracy of the representations and warranties of the Company herein and the compliance by the Company with its respective obligations hereunder, Purchaser has no reason to believe that any of the conditions to the use of funds in the Trust Account will not be satisfied or funds available in the Trust Account will not be available to Purchaser on the Closing Date.

6.10 Listing. As of the date hereof, the Units, New Units, and Parent Class 1 Warrants are listed on the Nasdaq, with trading symbols “AIMAU”, “AIMBU”, and “AIMAW”, respectively. Parent is in compliance in all material respects with the rules of the Nasdaq and there is no action or proceeding pending or, to the knowledge of Purchaser, threatened against Purchaser by Nasdaq, the Financial Industry Regulatory Authority or the SEC with respect to any intention by such entity to deregister the Parent Units and Parent Ordinary Shares or terminate the listing of such on Nasdaq. None of the Purchaser Parties or their Affiliates have taken any action in an attempt to terminate the registration of the Parent Units and Parent Ordinary Shares under the Exchange Act.

6.11 Board Approval. Each of the Parent Board (including any required committee or subgroup of such boards), the sole director of the Purchaser and the sole director of the Merger Sub have, as of the date of this Agreement, (i) declared the advisability of the transactions contemplated by this Agreement, (ii) determined that the transactions contemplated hereby are in the best interests of the stockholders or shareholders of the Purchaser Parties, as applicable, and (iii) solely with respect to the Parent Board, determined that the transactions contemplated hereby constitutes a “Business Combination” as such term is defined in Parent’s Organizational Documents.

6.12 Parent SEC Documents and Financial Statements.

(a) Parent has filed all forms, reports, schedules, statements and other documents, including any exhibits thereto, required to be filed or furnished by Parent with the SEC since Parent’s formation under the Exchange Act or the Securities Act, together with any amendments, restatements or supplements thereto, and will file all such forms, reports, schedules, statements and other documents required to be filed subsequent to the date of this Agreement (the “Additional Parent SEC Documents”). Parent has made available to the Company copies in the form filed with the SEC of all of the following, except to the extent available in full without redaction on the SEC’s website through EDGAR for at least two (2) days prior to the date of this Agreement: (i) Parent’s Annual Reports on Form 10-K for each fiscal year of Parent beginning with the first year Parent was required to file such a form, (ii) Parent’s Quarterly Reports on Form 10-Q for each fiscal quarter of Parent beginning with the first quarter Parent was required to file such a form, (iii) all proxy statements relating to Parent’s meetings of stockholders (whether annual or special) held, and all information statements relating to stockholder consents, since the beginning of the first fiscal year referred to in clause (i) above, (iv) its Form 8-Ks filed since the beginning of the first fiscal year referred to in clause (i) above, and (v) all other forms, reports, registration statements and other documents (other than preliminary materials if the corresponding definitive materials have been provided to the Company pursuant to this Section 6.12) filed by Parent with the SEC since Parent’s formation (the forms, reports, registration statements and other documents referred to in clauses (i), (ii), (iii), and (iv) above, whether or not available through EDGAR, are, collectively, the “Parent SEC Documents”). The Parent SEC Documents were, and the Additional Parent SEC Documents will be, prepared in all material respects in accordance with the requirements of the Securities Act, the Exchange Act, and the Sarbanes-Oxley Act, as the case may be, and the rules and regulations thereunder. The Parent SEC Documents did not, and the Additional Parent SEC Documents will not, at the time they were or are filed, as the case may be, with the SEC (except to the extent that information contained in any Parent SEC Document or Additional Parent SEC Document has been or is revised or superseded by a later filed Parent SEC Document or Additional Parent SEC Document, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. As used in this Section 6.12, the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

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(b) The Parent Financial Statements are complete and accurate and fairly present in all material respects, in conformity with U.S. GAAP applied on a consistent basis in all material respects and Regulation S-X or Regulation S-K, as applicable, the financial position of the Purchaser as of the dates thereof and the results of operations of the Purchaser for the periods reflected therein. The Parent Financial Statements (i) were prepared from the Books and Records of the Parent; (ii) were prepared on an accrual basis in accordance with U.S. GAAP consistently applied; (iii) contain and reflect all necessary adjustments and accruals for a fair presentation of the Parent’s financial condition as of their dates; and (iv) contain and reflect adequate provisions for all material Liabilities for all material Taxes applicable to the Parent with respect to the periods then ended.

(c) Except as specifically disclosed, reflected or fully reserved against in the Parent Financial Statements, and for Liabilities and obligations of a similar nature and in similar amounts incurred in the ordinary course of business since the Parent’s formation, there are no material Liabilities, debts or obligations (whether accrued, fixed or contingent, liquidated or unliquidated, asserted or unasserted or otherwise) relating to the Purchaser Parties or their subsidiaries. All debts and Liabilities, fixed or contingent, which should be included under U.S. GAAP on a balance sheet are included in the Parent Financial Statements.

6.13 Litigation. There is no Action (or any basis therefore) pending against any Purchaser Party, any of its officers or directors or any of its securities or any of its assets or Contracts before any court, Authority or official or which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated hereby or by the Additional Agreements. There are no outstanding judgments against the Purchaser Parties. No Purchaser Party is, and has previously been, subject to any legal proceeding with any Authority.

6.14 Compliance with Laws. No Purchaser Party is in violation of, has violated, or is under investigation with respect to any violation or alleged violation of, any Law, or judgment, Order or decree entered by any court, arbitrator or Authority, domestic or foreign, nor is there any basis for any such charge and no Purchaser Party has not previously received any subpoenas by any Authority.

6.15 Money Laundering Laws. The operations of the Purchaser Parties are and have been conducted at all times in compliance with the Money Laundering Laws, and no Action involving the Purchaser Parties with respect to the Money Laundering Laws is pending or, to the knowledge of the Purchaser Parties, threatened.

6.16 OFAC. Neither the Purchaser Parties, nor any director or officer of the Purchaser Parties (nor, to the knowledge of the Purchaser Parties, any agent, employee, affiliate or Person acting on behalf of the Purchaser Parties) is currently identified on the specially designated nationals or other blocked person list or otherwise currently subject to any U.S. sanctions administered by the OFAC; and the Purchaser Parties have not, directly or indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any Subsidiary, joint venture partner or other Person, in connection with any sales or operations in Balkans, Belarus, Burma, Cote D’Ivoire (Ivory Coast), Cuba, Democratic Republic of Congo, Iran, Iraq, Liberia, North Korea, Sudan, Syria, or Zimbabwe or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to, or otherwise in violation of, any U.S. sanctions administered by OFAC in the previous fiscal years.

6.17 Not an Investment Company. The Parent is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

6.18 Tax Matters.

(a) Except in each case as to matters that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) each Purchaser Party has duly and timely filed all Tax Returns which are required to be filed by or with respect to it, and has paid all Taxes which have become due; (ii) all such Tax Returns are true, correct and complete and accurate and disclose all Taxes required to be paid; (iii) there is no Action, pending or proposed in writing or, to the knowledge of the Purchaser Parties, threatened, with respect to Taxes of the Purchaser Parties or for which a Lien may be imposed upon any of the Purchaser Parties’ assets; (iv) no statute of limitations in respect of the assessment or collection of any Taxes of the Purchaser Parties for which a Lien may be imposed on any of the Purchaser Parties’ assets has been waived or extended, which waiver or extension is in effect, except for automatic extensions of time to file Tax Returns obtained in the ordinary course of business; (v) to the knowledge of the Purchaser Parties, the Purchaser Parties have complied with all applicable Laws relating to the reporting, payment, collection and withholding of Taxes and has duly and timely withheld or collected, paid over to the applicable Taxing Authority and reported all Taxes (including income, social, security and other payroll Taxes) required to be withheld or

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collected by the Purchase Parties; (vi) to the knowledge of the Purchaser Parties, no stock transfer Tax, sales Tax, use Tax, real estate transfer Tax or other similar Tax will be imposed on the transfer of the securities to Purchaser pursuant to this Agreement or otherwise with respect to or as a result of any transaction contemplated by this Agreement; (vii) there is no Lien (other than Permitted Liens) for Taxes upon any of the assets of the Purchaser Parties; (viii) there is no outstanding request for a ruling from any Taxing Authority, request for a consent by a Taxing Authority for a change in a method of accounting, subpoena or request for information by any Taxing Authority, or closing agreement with any Taxing Authority (within the meaning of Section 7121 of the Code or any analogous provision of the applicable Law), with respect to the Purchaser Parties; (ix) no claim has been made by a Taxing Authority in a jurisdiction where the Purchaser Parties have not paid any tax or filed Tax Returns, asserting that any of the Purchaser Parties is or may be subject to Tax in such jurisdiction; (x) no Purchaser Party is, or has ever been, a party to any Tax sharing or Tax allocation Contract, other than any customary commercial contract the principal subject of which is not Taxes; and (xi) no Purchaser Party is currently or has ever been included in any consolidated, combined or unitary Tax Return other than a Tax Return that includes only the Purchaser Parties.

(b) The unpaid Taxes of the Purchaser Parties for the current fiscal year (i) did not, as of the most recent fiscal month end, exceed the reserve for Tax liability (other than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Parent Financial Statements and (ii) will not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Purchaser Parties in filing its Tax Return.

(c) To the knowledge of the Purchaser Parties, there are no current facts or circumstances that could reasonably be expected to prevent the Reincorporation Surviving Corporation from being treated as a U.S. tax resident corporation by reason of Section 7874(b) of the Code immediately after the Closing. No Purchaser Party has taken any action, or has any current plan, intention or obligation to take any action, that could reasonably be expected to prevent the Reincorporation Surviving Corporation from being treated as a U.S. tax resident corporation by reason of Section 7874(b) of the Code immediately after the Closing.

(d) To the knowledge of the Purchaser Parties, at the Closing and immediately following the Closing, the authorized and outstanding share capital of Purchaser will solely consist of (i) Purchaser Ordinary Shares that were issued pursuant to the Reincorporation Merger to the holders of Parent Ordinary Shares immediately prior to the Reincorporation Effective Time (including Parent Class B ordinary shares that automatically converted into Parent Ordinary Shares), (ii) Purchaser Ordinary Shares issued pursuant to the Acquisition Merger to the holders of Company Shares immediately prior to the Effective Time, (iii) Purchaser Warrants, and (iv) Purchaser Securities issued pursuant to the Transaction Financing.

6.19 Contracts; No Defaults.

(a) Schedule 6.19 contains a listing of all Contracts including every “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) (other than confidentiality and non-disclosure agreements and this Agreement) to which, as of the date of this Agreement, any Purchaser Party is a party or by which any of their respective assets are bound. True, correct and complete copies of the Contracts listed on Schedule 6.19 have been delivered to or made available to the Company or its agents or representatives.

(b) Each Contract of a type required to be listed on Schedule 6.19, whether or not set forth on Schedule 6.19, was entered into at arm’s length and in the ordinary course of business. Except for any Contract that has terminated or will terminate upon the expiration of the stated term thereof prior to the Closing Date, with respect to any Contract of the type described in Schedule 6.19(a), whether or not set forth on Schedule 6.19, (i) such Contracts are in full force and effect and represent the legal, valid and binding obligations of the Purchaser Party thereto and, to the Purchaser’s knowledge, represent the legal, valid and binding obligations of the other parties thereto, and, to the Purchaser’s knowledge, are enforceable by each Purchaser Party to the extent a party thereto in accordance with their terms, subject in all respects to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law), (ii) no Purchaser Party or, to Purchaser’s knowledge, any other party thereto is in material breach of or material default (or would be in material breach, violation or default but for the existence of a cure period) under any such Contract, (iii) since the dates of their respective incorporations, no Purchaser Party has received any written or, to Purchaser’s knowledge, oral claim or notice of material breach of or material default under any such Contract, (iv) to Purchaser’s knowledge, no event has occurred which, individually or together with other events, would reasonably be expected to result in a material breach of or a material default under any such

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Contract by any Purchaser Party or, to Purchaser’s knowledge, any other party thereto (in each case, with or without notice or lapse of time or both) and (v) since the dates of their respective incorporations, through the date hereof, no Purchaser Party has received written notice from any other party to any such Contract that such party intends to terminate or not renew any such Contract.

6.20 No Alternative Transactions. Parent Party is not engaged in negotiations or discussions with respect to any Alternative Transactions (as defined below), and all negotiations and discussions relating to potential Alternative Transactions have been terminated.

6.21 Business Activities; Absence of Changes.

(c) Since its incorporation, no Purchaser Party has conducted any business activities other than activities directed toward the accomplishment of a Business Combination. Except as set forth in the applicable Organizational Documents, there is no agreement, commitment or Order binding upon any Purchaser Party or to which any Purchaser Party is a party which has had or would reasonably be expected to have the effect of prohibiting or impairing any business practice of a Purchaser Party or any acquisition of property by a Purchaser Party or the conduct of business by a Purchaser Party as currently conducted or as contemplated to be conducted as of the Closing other than such effects, individually or in the aggregate, which have not had and would not reasonably be expected to have a Material Adverse Effect on the ability of any Purchaser Party to enter into and perform its obligations under this Agreement or any of the Additional Agreements and consummate the transactions contemplated hereby or thereby.

(d) No Purchaser Party owns or has a right to acquire, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity. Except for this Agreement, the Additional Agreements and the transactions contemplated hereby and thereby, no Purchaser Party has any interests, rights, obligations or Liabilities with respect to, and is not party to, bound by or has its assets or property subject to, in each case whether directly or indirectly, any Contract or transaction which is, or could reasonably be interpreted as constituting, a Business Combination.

(e) Except for (i) this Agreement and the agreements expressly contemplated hereby (including the Additional Agreements) and (ii) with respect to fees and expenses of the Purchaser Parties’ legal, financial and other advisors, no Purchaser Party is a party to any Contract with any other Person that would require payments by such Purchaser Party in excess of $50,000 monthly, $100,000 in the aggregate annually with respect to any individual Contract or more than $250,000 in the aggregate annually when taken together with all other Contracts.

(f) There is no liability, debt or obligation against any Purchaser Party, except for Liabilities and obligations (i) reflected or reserved for on Parent’s consolidated balance sheet for the quarterly period ended June 30, 2023 or disclosed in the notes thereto (other than any such Liabilities not reflected, reserved or disclosed as are not and would not be, in the aggregate, material to the Purchaser Parties, taken as a whole) or (ii) that have arisen since the date of Purchaser’s consolidated balance sheet for the quarterly period June 30, 2023 in the ordinary course of the operation of business of the Purchaser Parties (other than any such Liabilities as are not and would not be, in the aggregate, material to the Purchaser Parties, taken as a whole).

(g) Since the date of Purchaser’s formation through and including the date of this Agreement, (i) there has not been any change, development, condition, occurrence, event or effect relating to any Purchaser Party that, individually or in the aggregate, resulted in, or would reasonably be expected to result in, a Material Adverse Effect on the ability of any Purchaser Party to enter into and perform its obligations under this Agreement, the Additional Agreements or to consummate the transactions contemplated hereby and thereby, and (ii) the Purchaser Parties have not taken any action that would require the consent of the Company pursuant to Section 7.1(b) if such action had been taken after the date of this Agreement.

6.22 Registration Statement. As of the time the Registration Statement becomes effective under the Securities Act, the Registration Statement (together with any amendments or supplements thereto) will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that Purchaser makes no representations or warranties as to the information contained in or omitted from the Registration Statement in reliance upon and in conformity with information furnished in writing to Purchaser by or on behalf of the Company specifically for inclusion in the Registration Statement.

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6.23 No Outside Reliance. Notwithstanding anything contained in this Article VI or any other provision hereof, each Purchaser Party and its other Affiliates and any of its and their respective directors, officers, employees, stockholders, partners, members or representatives, acknowledges and agrees that the Purchaser Parties have made their own investigation of the Company Group and that they are relying only on that investigation and the specific representations and warranties set forth in this Agreement, and not on any other representation or statement made by the Company Group nor any of its Affiliates or any of their respective directors, officers, employees, stockholders, partners, members, agents or representatives, and that none of such persons is making or has made any representation or warranty whatsoever, express or implied, other than those expressly given by the Company in Article V, including without limitation any other implied warranty or representation as to condition, merchantability, suitability or fitness for a particular purpose or trade as to any of the assets of the Company Group. Without limiting the generality of the foregoing, it is understood that any cost estimates, financial or other projections or other predictions that may be contained or referred to in the schedules hereto or elsewhere, as well as any information, documents or other materials (including any such materials contained in any “data room” (whether or not accessed by any Purchaser Party or its representatives or reviewed by any Purchaser Party) or management presentations that have been or shall hereafter be provided to any Purchaser Party or any of its Affiliates, agents or representatives are not and will not be deemed to be representations or warranties of any Company Group Member, and no representation or warranty is made as to the accuracy or completeness of any of the foregoing except as may be expressly set forth in Article VI of this Agreement. Except as otherwise expressly set forth in this Agreement, the Purchaser Parties understand and agree that any assets, properties and business of the Company Group are furnished “as is”, “where is” and subject to and except as otherwise provided in the representations and warranties of the Company Group expressly set forth in Article V (as modified by the Parent Disclosure Schedules) or any certificate delivered in accordance with Section 10.2(e), with all faults and without any other representation or warranty of any nature whatsoever.

ARTICLE VII
COVENANTS OF THE COMPANY GROUP AND THE PURCHASER PARTIES PENDING CLOSING

Each of the Company Group and the Purchaser Parties covenants and agrees that:

7.1 Conduct of the Business

(a) From the date hereof through the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, the Company shall, and shall cause its Subsidiaries to, conduct their respective business only in the ordinary course (including the payment of accounts payable and the collection of accounts receivable), consistent with past practices, and shall not enter into any material transactions without the prior written consent of the Parent, and shall use commercially reasonable efforts to preserve intact its business relationships with employees, clients, suppliers and other third parties. Without limiting the generality of the foregoing, from the date hereof until and including the Closing Date, except as set forth on Schedule 7.1(a) or as expressly contemplated by this Agreement, no Company Group Member will, without the Parent’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed):

(i) materially amend, modify or supplement its Organizational Documents;

(ii) amend, waive any provision of, terminate prior to its scheduled expiration date, or otherwise compromise in any way, any Contract or any other right or asset of the Company Group other than in ordinary course of business consistent with past practice (individually or in the aggregate), which involve payments in excess of $100,000;

(iii) modify, amend or enter into any contract, agreement, license or, commitment, which obligates the payment of more than $100,000 out of ordinary course of business consistent with past practice (individually or in the aggregate);

(iv) make any capital expenditures in excess of $100,000 (individually or in the aggregate, other than in the ordinary course of business);

(v) sell, lease, license or otherwise dispose of any of the Company Group’s assets or assets covered by any Contract except (i) pursuant to existing Contracts or commitments disclosed herein, (ii) sales of Inventory in the ordinary course consistent with past practice, and (iii) not exceeding $100,000 except in the ordinary course of business consistent with past practice;

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(vi) accept returns of products sold from Inventory except in the ordinary course, consistent with past practice;

(vii) pay, declare or promise to pay any dividends or other distributions with respect to its capital stock or share capital, or pay, declare or promise to pay any other payments to any stockholder or shareholder (other than, in the case of any stockholder or shareholder that is an employee, payments of salary accrued in said period at the current salary rate except as provided in existing employment agreements);

(viii) suffer or incur any Lien on the Company Group’s assets, except for Permitted Liens or the Liens incurred in the ordinary course of business consistent with past practice;

(ix) suffer any damage, destruction or loss of property out of ordinary course of business related to any of the Company Group’s assets, whether or not covered by insurance, the aggregate value of which, following any available insurance reimbursement, exceed $100,000;

(x) merge or consolidate with or acquire any other Person or be acquired by any other Person;

(xi) make any change in its accounting principles other than in accordance with the applicable accounting policies or methods or write down the value of any Inventory or assets other than in the ordinary course of business consistent with past practice;

(xii) change the principal place of business or jurisdiction of organization;

(xiii) extend any loans other than travel or other expense advances to employees in the ordinary course of business or with the principal amount not exceeding $100,000;

(xiv) issue, redeem or repurchase any capital stock or share, membership interests or other securities, or issue any securities exchangeable for or convertible into any share or any shares of its capital stock;

(xv) make or change any material Tax election or change any annual Tax accounting periods; or

(xvi) undertake any legally binding obligation to do any of the foregoing.

(b) From the date hereof through the Closing Date, the Parent and the Purchaser after the Reincorporation Effective Time but prior to the Effective Time shall remain a “blank check company” as defined under the Securities Act, shall not conduct any business operations other than in connection with this Agreement and ordinary course operations to maintain its status as a Nasdaq-listed special purpose acquisition company pending the completion of the transactions contemplated hereby. Without limiting the generality of the foregoing, through the Closing Date, except as set forth on Schedule 7.1(b) or as expressly contemplated by this Agreement, no Purchaser Party will, without the Company’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed):

(i) materially amend, modify or supplement the Trust Agreement or any of its Organizational Documents;

(ii) amend, waive any provision of, terminate prior to its scheduled expiration date, or otherwise compromise in any way, any Contract or any other right or asset of the Company Group other than in ordinary course of business consistent with past practice (individually or in the aggregate), which involve payments in excess of $100,000;

(iii) modify, amend or enter into any contract, agreement, license or, commitment, which obligates the payment of more than $100,000 out of ordinary course of business consistent with past practice (individually or in the aggregate);

(iv) make any capital expenditures;

(v) pay, declare or promise to pay any dividends or other distributions with respect to its capital stock or share capital, or pay, declare or promise to pay any other payments to any stockholder or shareholder (other than, in the case of any stockholder or shareholder that is an employee, payments of salary accrued in said period at the current salary rate except as provided in existing employment agreements);

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(vi) suffer or incur any Lien on the Purchaser Parties’ assets;

(vii) suffer any damage, destruction or loss of property out of ordinary course of business related to any of the Purchaser Parties’ assets, whether or not covered by insurance, the aggregate value of which, following any available insurance reimbursement, exceed $100,000;

(viii) merge or consolidate with or acquire any other Person or be acquired by any other Person;

(ix) make any change in its accounting principles other than in accordance with the applicable accounting policies or methods or write down the value of any Inventory or assets other than in the ordinary course of business consistent with past practice;

(x) change the principal place of business or jurisdiction of organization;

(xi) extend any loans other than travel or other expense advances to employees in the ordinary course of business or with the principal amount not exceeding $100,000;

(xii) issue, redeem or repurchase any capital stock or share, membership interests or other securities, or issue any securities exchangeable for or convertible into any share or any shares of its capital stock;

(xiii) make or change any material Tax election or change any annual Tax accounting periods; or

(xiv) undertake any legally binding obligation to do any of the foregoing.

(c) Neither party shall (i) take or agree to take any action that might make any representation or warranty of such party inaccurate or misleading in any material respect at, or as of any time prior to, the Closing Date or (ii) omit to take, or agree to omit to take, any action necessary to prevent any such representation or warranty from being inaccurate or misleading in any material respect at any such time other than conditions or events of which none of the Company Group can Control.

(d) From the date hereof through the earlier of (x) termination of this Agreement in accordance with Article XIII and (y) the Closing, other than in connection with the transactions contemplated hereby, neither the Company Group, on the one hand, nor the Purchaser Parties, on the other hand, shall, and such Persons shall cause each of their respective officers, directors, Affiliates, managers, consultants, employees, representatives (including investment bankers, attorneys and accountants) and agents not to, directly or indirectly, (i) encourage, solicit, initiate, engage or participate in negotiations or discussions with any Person concerning, or make any offers or proposals related to, any Alternative Transaction, (ii) take any other action intended or designed to facilitate the efforts of any Person relating to a possible Alternative Transaction, (iii) enter into, engage in or continue any discussions or negotiations with respect to an Alternative Transaction with, or provide any non-public information, data or access to employees to, any Person that has made, or that is considering making, a proposal with respect to an Alternative Transaction or (iv) approve, recommend or enter into any Alternative Transaction or any Contract related to any Alternative Transaction. For purposes of this Agreement, the term “Alternative Transaction” shall mean any of the following transactions involving the Company Group or the Purchaser Parties (other than the transactions contemplated by this Agreement): (1) any merger, consolidation, share exchange, business combination, amalgamation, recapitalization, consolidation, liquidation or dissolution or other similar transaction, or (2) any sale, lease, exchange, transfer or other disposition of a material portion of the assets of such Person (other than the sale, the lease, transfer or other disposition of assets in the ordinary course of business) or any class or series of the share capital or capital stock or other equity interests of the Company Group or the Purchaser Parties in a single transaction or series of transactions. In the event that there is an unsolicited proposal for, or an indication of a serious interest in entering into, an Alternative Transaction, communicated in writing to the Company Group or the Purchaser Parties or any of their respective representatives or agents (each, an “Alternative Proposal”), such party shall as promptly as practicable (and in any event within two (2) Business Days after receipt) advise the other parties to this Agreement in writing of such Alternative Proposal and the material terms and conditions of any such Alternative Proposal (including any changes thereto) and the identity of the person making any such Alternative Proposal. The Company Group and the Purchaser Parties shall keep the other parties informed on a reasonably current basis of material developments with respect to any such Alternative Proposal.

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7.2 Access to Information. From the Signing Date until and including the Closing Date, the Company Group and the Purchaser Parties shall, subject to confidentiality obligations and similar restrictions that may be applicable and except as in the judgment of legal counsel of the Company would result in the loss of attorney-client privilege or other privilege from disclosure or would conflict with any applicable Law or confidentiality obligations to which a Company Group Member is bound, (a) continue to give the other party, its legal counsel and other representatives reasonable access to the offices, properties, and Books and Records, (b) furnish to the other party, its legal counsel and other representatives such information relating to the business of the Company Group or the Purchaser Parties as such Persons may reasonably request and (c) direct its respective employees, legal counsel, accountants and representatives to reasonably cooperate with the other party in such other party’s investigation of its business; provided that no investigation pursuant to this Section (or any investigation prior to the date hereof) shall affect any representation or warranty given by the Company Group or the Purchaser Parties and, provided further, that any investigation pursuant to this Section 7.2 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Company Group or the Purchaser Parties.

7.3 Notices of Certain Events. Each party shall promptly notify the other party of:

(a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement or that the transactions contemplated by this Agreement might give rise to any Action by or on behalf of such Person or result in the creation of any Lien on any Company Share or share capital or capital stock of the Purchaser Parties or any of the Company Group’s or the Purchaser Parties’ assets;

(b) any notice or other communication from any Authority in connection with the transactions contemplated by this Agreement or the Additional Agreements;

(c) any Actions commenced or, to such party’s knowledge, threatened against, relating to or involving or otherwise affecting the consummation of the transactions contemplated by this Agreement or the Additional Agreements;

(d) the occurrence of any fact or circumstance which constitutes or results, or might reasonably be expected to constitute or result, in a Material Adverse Effect; and

(e) the occurrence of any fact or circumstance which results, or might reasonably be expected to result, in any representation made hereunder by such party to be false or misleading in any material respect or to omit or fail to state a material fact.

7.4 SEC Filings.

(a) The Company Group acknowledges that:

(i) the Parent’s shareholders must approve the transactions contemplated by this Agreement prior to the Acquisition Merger contemplated hereby being consummated and that, in connection with such approval, the Parent must call a extraordinary general meeting of its stockholders requiring Purchaser to prepare and file with the SEC a Proxy Statement and Registration Statement;

(ii) the Purchaser Parties will be required to file Quarterly and Annual reports that may be required to contain information about the transactions contemplated by this Agreement; and

(iii) the Parent will be required to file a Form 8-K to announce the transactions contemplated hereby and other significant events that may occur in connection with such transactions.

(b) In connection with any filing the Purchaser Parties made with the SEC that requires information about the transactions contemplated by this Agreement to be included, the Company Group will, and will use reasonable efforts to cause its Affiliates, in connection with the disclosure included in any such filing or the responses provided to the SEC in connection with the SEC’s comments to a filing, to (i) reasonably cooperate with the Purchaser Parties, (ii) respond to questions about the Company Group required in any filing or requested by the SEC, and (iii) provide any information reasonably requested by the Purchaser Parties in connection with any filing with the SEC.

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(c) Company Group Cooperation. The Company Group acknowledges that a substantial portion of the filings with the SEC and mailings to each Purchaser Party’s stockholders or shareholders with respect to the Proxy Statement shall include disclosure regarding the Company Group and its management, operations and financial condition. Accordingly, the Company Group agrees to as promptly as reasonably practical provide the Purchaser Parties with such information as shall be reasonably requested by the Purchaser Parties for inclusion in or attachment to the Proxy Statement, that is accurate in all material respects and complies as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder and in addition shall contain substantially the same financial and other information about the Company Group and its stockholders or shareholders as is required under Regulation 14A of the Exchange Act regulating the solicitation of proxies. The Company Group understands that such information shall be included in the Proxy Statement and/or responses to comments from the SEC or its staff in connection therewith and mailings. The Company Group shall cause its managers, directors, officers and employees to be reasonably available to the Purchaser Parties and their counsel in connection with the drafting of such filings and mailings and responding in a timely manner to comments from the SEC.

7.5 Financial Information. The Company will deliver to the Purchaser Parties (i) audited consolidated financial statements of the Company Group as of and for the fiscal years ended December 31, 2021 and 2022, consisting of the audited consolidated balance sheets as of such dates, the audited consolidated income statements for the twelve (12) month periods ended on such dates, and the audited consolidated cash flow statements for the twelve (12) month periods ended on such dates (the “Audited Financial Statements”) by no later than November 13, 2023, (ii) reviewed financial statements of the Company as of and for the six month period ended June 30, 2023, by no later than December 31, 2023 or such date to be mutually agreed by parties to this Agreement, (iii) audited consolidated financial statements of the Company Group as of and for the fiscal years ended December 31, 2023, consisting of the audited consolidated balance sheets as of such date, the audited consolidated income statements for the twelve (12) month periods ended on such date, and the audited consolidated cash flow statements for the twelve (12) month periods ended on such date (the “2023 Audited Financial Statements”) by no later than March 31, 2024, all prepared in conformity with U.S. GAAP under the standards of the Public Company Accounting Oversight Board (the “U.S. GAAP Financial Statements”). The U.S. GAAP Financials shall be (i) prepared from the Books and Records of the Company; (ii) prepared on an accrual basis in accordance with U.S. GAAP; (iii) contain and reflect all necessary adjustments and accruals for a fair presentation of the Company’s financial condition as of their dates including for all warranty, maintenance, service and indemnification obligations; and (iv) contain and reflect adequate provisions for all Liabilities for all material Taxes applicable to the Company with respect to the periods then ended. The U.S. GAAP Financial Statements will be complete and accurate and fairly present in all material respects, in conformity with U.S. GAAP applied on a consistent basis in all material respects, the financial position of the Company as of the dates thereof and the results of operations of the Company for the periods reflected therein. The Company Group will provide additional financial information as reasonably requested by the Purchaser Parties for inclusion in any filings to be made by the Purchaser Parties with the SEC. If reasonably requested by the Purchaser Parties, the Company Group shall use their reasonable best efforts to cause such information reviewed or audited by the Company Group’s auditors.

7.6 Trust Account. The Company Group acknowledges that the Purchaser Parties shall make appropriate arrangements to cause the funds in the Trust Account to be disbursed in accordance with the Trust Agreement and any funds received in the Transaction Financing to be disbursed, in each case, in sequence of (i) payment of all amounts payable to Parent shareholders holding Parent Ordinary Shares who shall have validly redeemed their Parent Ordinary Shares upon acceptance by the Parent of the Parent Ordinary Shares (the “Parent Redeeming Shares”), (ii) payment of all Transaction Expenses, and (iii) payment of any remaining monies to the Purchaser. The Purchaser Parties shall not agree to, or permit, any amendment or modification of, or waiver under, the Trust Agreement without the prior written consent of the Company.

7.7 Directors’ and Officers’ Indemnification and Insurance.

(a) The parties agree that all rights to exculpation, indemnification and advancement of expenses existing in favor of the current or former directors and officers of the Purchaser Parties and the Company Group (the “D&O Indemnified Persons”) as provided in their respective Organizational Documents, in each case as in effect on the date of this Agreement, or under any indemnification, employment or other similar agreements between any D&O Indemnified Person and any of the Purchaser Parties or the Company Group, as the case may be, in effect on the date hereof and disclosed in Appendix I, shall survive the Closing and continue in full force and effect in accordance with their respective terms to the extent permitted by applicable Law. For a period of six (6) years after the Reincorporation Effective Time, Purchaser shall cause the Organizational Documents of Purchaser and the Company to contain

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provisions no less favorable with respect to exculpation and indemnification of and advancement of expenses to D&O Indemnified Persons than are set forth as of the date of this Agreement in the Organizational Documents of the Purchaser Parties to the extent permitted by applicable Law. The provisions of this Section 7.7 shall survive the Closing and are intended to be for the benefit of, and shall be enforceable by, each of the D&O Indemnified Persons and their respective heirs and representatives.

(b) The Company shall, or shall cause PubCo to, obtain and fully pay the premium for a “tail” insurance policy that provides coverage for the benefit of the D&O Indemnified Persons (the “D&O Tail Insurance”) through the sixth anniversary of the Closing Date that is substantially equivalent to and in any event not less favorable in the aggregate than Parent’s existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided that in no event shall the Company be required to expend for such policies pursuant to this Section 7.7(b) an annual premium amount in excess of 200% of the amount per annum the Parent paid in its last full fiscal year, which amount is set forth in Appendix I. Parent shall cause such D&O Tail Insurance to be maintained in full force and effect, for its full term, and cause the other Purchaser Parties to honor all obligations thereunder.

(c) On or before the Closing Date, the Purchaser shall enter into customary indemnification agreements reasonably satisfactory to all parties with such Directors and Officers of PubCo appointed pursuant to Section 3.3, which indemnification agreements shall continue to be effective following the Closing.

7.8 Intellectual Property Matters. From the date hereof and before the Closing Date, notwithstanding any other provision of this Agreement, the Company shall use commercially reasonable efforts to enter into such agreements, secure or record such assignments with regard to a certain patent, and otherwise take such other actions necessary and appropriate with regard to those Intellectual Property matters set forth on Appendix II.

ARTICLE VIII
COVENANTS OF THE COMPANY GROUP

The Company Group agrees that:

8.1 Key Employees of the Company. Appendix III lists those employees designated by the Company Group as key personnel of the Company Group (the “Key Personnel”). The Key Personnel shall, as a condition to their continued employment with the Company Group, execute and deliver to the Company Group employment agreements in form and substances reasonably satisfactory to the Company Group and the Purchaser Parties.

ARTICLE IX
COVENANTS OF ALL PARTIES HERETO

The parties hereto covenant and agree that:

9.1 Support of Transaction. Without limiting any covenant contained in Article VII or Article VIII, each party shall each, and shall each cause their respective Subsidiaries to: (a) use commercially reasonable efforts to assemble, prepare and file any information (and, as needed, to supplement such information) as may be reasonably necessary to obtain as promptly as practicable all governmental and regulatory consents required to be obtained in connection with the transactions, (b) use commercially reasonable efforts to obtain all material consents and approvals of third parties that any of the Parent, the Company, or their respective Affiliates are required to obtain in order to consummate the transactions, including any required approvals of parties to material Contracts with the Company, (c) use commercially reasonable efforts to carry out the Transaction Financing after the date hereof, and (d) take such other action as may reasonably be necessary or as another party may reasonably request to satisfy the conditions of Article X or otherwise to comply with this Agreement and to consummate the transactions as soon as practicable. Notwithstanding the foregoing, in no event shall the Parent, Purchaser, Merger Sub or the Company be obligated to bear any expense or pay any fee or grant any concession in connection with obtaining any consents, authorizations or approvals pursuant to the terms of any Contract to which the Company is a party or otherwise in connection with the consummation of the transactions.

9.2 Further Assurances. Subject to the terms and conditions of this Agreement, each party shall use reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable Laws, and cooperate as reasonably requested by the other parties, to consummate and implement

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expeditiously each of the transactions contemplated by this Agreement. The parties hereto shall execute and deliver such other documents, certificates, agreements and other writings and take such other actions as may be necessary or reasonably desirable in order to consummate or implement expeditiously each of the transactions contemplated by this Agreement.

9.3 Tax Matters.

(a) From the Signing Date through the Closing Date, the parties shall duly and timely file all material Tax Returns required to be filed with the applicable Taxing Authorities, pay any and all Taxes required by any Taxing Authority.

(b) Each of Purchaser, Merger Sub, the Company and the Company Subsidiaries shall report the Domestication in accordance with Section 2.10, unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code; provided, however, that nothing contained herein shall prevent the parties from reasonably settling with any Taxing Authority, and the parties shall not be required to litigate before any court any proposed deficiency or adjustment by any Taxing Authority challenging such proposed deficiency or adjustment by any Taxing Authority. To the extent the Company reasonably determines that the Acquisition Merger (and, if reasonably determined by the Company, together with the Transaction Financing) qualifies as a transaction described in Section 351 of the Code and/or as a reorganization within the meaning of Section 368(a) of the Code and notifies Purchaser of such determination, each of Purchaser, Merger Sub, the Company and the Company Subsidiaries shall report the Acquisition Merger in accordance with the Company’s determination for U.S. federal and applicable state and local Tax purposes, in each case unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code; provided, however, that nothing contained herein shall prevent the parties from reasonably settling with any Taxing Authority, and the parties shall not be required to litigate before any court any proposed deficiency or adjustment by any Taxing Authority challenging such proposed deficiency or adjustment by any Taxing Authority. Each of the parties hereto agrees to promptly notify the other parties of any challenge to the qualification of any transactions consistent with this Section 9.2(b) by any Taxing Authority.

(c) If, in connection with the transactions contemplated by this Agreement, the SEC requests or requires that Tax opinions be prepared and submitted with respect to the Tax treatment of the transactions contemplated by this Agreement, and if such a Tax opinion is being provided by Tax counsel, each of the parties agrees to deliver to such Tax counsel customary Tax representation letters satisfactory to such counsel, dated and executed as of such date(s) as determined reasonably necessary by such counsel in connection with the preparation of such Tax opinions, provided that notwithstanding anything herein to the contrary, if and to the extent a Tax opinion with respect to the treatment of the Parent, the Purchaser or the Parent shareholders is being requested or required by the SEC, Tax counsel to the Parent or the Purchaser (or its Tax advisors) shall (upon receipt of customary Tax representation letters reasonably satisfactory to such counsel) provide such Tax opinion. Notwithstanding anything to the contrary herein, neither this provision nor any other provision in this Agreement shall require (i) Tax counsel to the Company (or its Tax advisors) to provide any opinion regarding the treatment of the Domestication or any redemption by the holders of Parent Ordinary Shares of the Parent Ordinary Shares in connection with the transactions contemplated by this Agreement for U.S. federal income tax purposes or the tax consequences of the transactions contemplated by this Agreement to the Parent, the Purchaser or the Parent shareholders (including the shareholders of the Parent or the Purchaser as a result of the Transaction Financing) or (ii) Tax counsel to the Parent (or its Tax advisors) or Tax counsel to the Company (or its Tax advisors) to provide any opinion regarding the tax consequences of the transactions contemplated by this Agreement to the Company or the holders of Company Shares.

(d) Each party shall pay its own transfer, documentary, sales, use, Real Property transfer, stamp, registration and other similar Taxes, fees and costs incurred in connection with this Agreement.

(e) Each of the parties shall, and shall cause their respective Affiliates to, cooperate fully, as and to the extent reasonably requested by another party, in connection with the filing of relevant Tax Returns and any Tax Action or to determine the Tax treatment of any aspect of the transactions contemplated by this Agreement. Such cooperation shall include the retention and (upon the other party’s request) the provision (with the right to make copies) of records and information reasonably relevant to any Tax Action, making employees reasonably available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder (to the extent such information or explanation is not publicly or otherwise reasonably available).

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(f) All Taxes incurred in connection with this Agreement shall be borne by the party responsible under applicable Law and paid when due. The party responsible under applicable Law shall timely file all necessary Tax Returns and other documentation with respect to all such Tax.

9.4 Registration Statement.

(a) As promptly as practicable after the Signing Date hereof, Purchaser shall prepare with the assistance, cooperation and commercially reasonable efforts of the Company Group, and file with the SEC a registration statement on Form F-4 (as amended or supplemented from time to time, and including the Proxy Statement contained therein, the “Registration Statement”) in connection with the registration under the Securities Act of Purchaser Ordinary Shares to be issued in the Reincorporation Merger, which Registration Statement will also contain a proxy statement of Parent (as amended, the “Proxy Statement”) for the purpose of soliciting proxies from Parent shareholders for the matters to be acted upon at the Parent Special Meeting and providing the public shareholders of Parent an opportunity in accordance with Parent’s Organizational Documents and the Parent’s final prospectus, Registration No. 333-263874, filed April 26, 2022 to have their Parent Ordinary Shares redeemed in conjunction with the shareholders vote on the Parent Shareholder Approval Matters as defined below. The Proxy Statement shall include proxy materials for the purpose of soliciting proxies from Parent shareholders to vote, at an extraordinary general meeting of Parent shareholders to be called and held for such purpose (the “Parent Extraordinary General Meeting”), in favor of resolutions approving (i) the adoption and approval of this Agreement and the Additional Agreements and the transactions contemplated hereby or thereby, including the Reincorporation Merger and the Acquisition Merger, by the holders of Parent Ordinary Shares in accordance with the Parent’s Organizational Documents, Cayman Law, the DGCL and the rules and regulations of the SEC and Nasdaq, (ii) such other matters as the Company Group and Parent shall hereafter mutually determine to be necessary or appropriate in order to effect the Reincorporation Merger, the Acquisition Merger and the other transactions contemplated by this Agreement (the approvals described in foregoing clauses (i) through (ii), collectively, the “Parent Shareholder Approval Matters”), and (iii) the adjournment of the Parent Special Meeting, if necessary or desirable in the reasonable determination of Parent. If on the date for which the Parent Extraordinary General Meeting is scheduled, Parent has not received proxies representing a sufficient number of shares to obtain the Required Parent Shareholder Approval (as defined below), whether or not a quorum is present, Parent may make one or more successive postponements or adjournments of the Parent Special Meeting. In connection with the Registration Statement, Parent, Purchaser and the Company Group will file with the SEC financial and other information about the transactions contemplated by this Agreement in accordance with applicable Law and applicable proxy solicitation and registration statement rules set forth in Parent’s Organizational Documents, Cayman Law, the DGCL and the rules and regulations of the SEC and Nasdaq. The Purchaser shall cooperate and provide the Company Group (and its counsel) with a reasonable opportunity to review and comment on the Registration Statement and any amendment or supplement thereto prior to filing the same with the SEC. The Company Group shall provide the Purchaser Parties with such information concerning the Company Group and its equity holders, officers, directors, employees, assets, Liabilities, condition (financial or otherwise), business and operations that may be required or appropriate for inclusion in the Registration Statement, or in any amendments or supplements thereto, which information provided by the Company Group shall be true and correct and not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made not materially misleading (subject to the qualifications and limitations set forth in the materials provided by the Company Group). If required by applicable SEC rules or regulations, such financial information provided by the Company Group must be reviewed or audited by the Company Group’s auditors. The Parent shall provide such information concerning Parent and its equity holders, officers, directors, employees, assets, Liabilities, condition (financial or otherwise), business and operations that may be required or appropriate for inclusion in the Registration Statement, or in any amendments or supplements thereto, which information provided by the Parent shall be true and correct and not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made not materially misleading. The Purchaser will use its reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable after such filing and to keep the Registration Statement effective as long as is necessary to consummate the Acquisition Merger and the transactions contemplated hereby.

(b) Each party shall, and shall cause each of its Subsidiaries to, make their respective directors, officers and employees, upon reasonable advance notice, available at a reasonable time and location to the Company Group, Parent and their respective representatives in connection with the drafting of the public filings with respect to the transactions contemplated by this Agreement, including the Registration Statement, and responding in a timely manner to comments from the SEC. Each party shall promptly correct any information provided by it for use in the Registration Statement (and other related materials) if and to the extent that such information is determined to have

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become false or misleading in any material respect or as otherwise required by applicable Laws. Purchaser shall amend or supplement the Registration Statement and cause the Registration Statement, as so amended or supplemented, to be filed with the SEC and the Parent shall cause the Proxy Statement to be disseminated to Parent’s shareholders, in each case as and to the extent required by applicable Laws and subject to the terms and conditions of this Agreement and Parent’s Organizational Documents.

(c) As soon as practicable following the Registration Statement “clearing” comments from the SEC and being declared effective by the SEC, Parent shall distribute the Proxy Statement to Parent’s shareholders, and, pursuant thereto, shall call the Parent Extraordinary General Meeting in accordance with Cayman Law to be held on a date no later than forty-five (45) days following the effectiveness of the Registration Statement.

9.5 Confidentiality.

Except as necessary to complete the Proxy Statement and Registration Statement, the Company Group, on the one hand, and the Purchaser Parties, on the other hand, shall hold and shall cause their respective representatives to hold in strict confidence, unless compelled to disclose by judicial or administrative process or by other requirements of Law, all documents and information concerning the other party furnished to it by such other party or its representatives in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (a) previously known by the party to which it was furnished, (b) in the public domain through no fault of such party or (c) later lawfully acquired from other sources, which source is not the agent of the other party, by the party to which it was furnished), and each party shall not release or disclose such information to any other person, except its representatives in connection with this Agreement. In the event that any party believes that it is required to disclose any such confidential information pursuant to applicable Laws, such party shall give timely written notice to the other parties so that such parties may have an opportunity to obtain a protective order or other appropriate relief. Each party shall be deemed to have satisfied its obligations to hold confidential information concerning or supplied by the other parties if it exercises the same care as it takes to preserve confidentiality for its own similar information. The parties acknowledge that some previously confidential information will be required to be disclosed in the Proxy Statement. Notwithstanding anything in this Agreement to the contrary, each party (and its respective representatives) may consult any Tax advisor as is reasonably necessary regarding the Tax treatment and Tax structure of the transactions contemplated by this Agreement and may disclose to such advisor as if reasonably necessary, the intended Tax treatment and Tax structure of the transactions contemplated by this Agreement and all materials (including any Tax analysis) that are provided relating to such treatment or structure.

9.6 Transaction Financing.

From and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement pursuant to Article X, each of the Purchaser and the Company shall take, or cause to be taken, reasonable efforts to: (a) identify sources of financing from third parties in the form of debt or equity investments in amounts mutually agreed between the Purchaser and the Company and negotiate binding agreements in connection therewith (the “Transaction Financing Agreements”), in in form and substance satisfactory to the Purchaser and the Company, and (b) reasonably cooperate in a timely manner in connection with any such investments and Transaction Financing Agreements (the “Transaction Financing”).

9.7 Lock-Up Agreement and Insider Trading Policy.

(a) On or before the Closing Date, the Purchaser shall enter into a Lock-Up Agreement (each a “Lock-Up Agreement”) with holder who holds more than 5% of the Company, the Sponsor, and such directors and officers of the Parent, and any affiliates of the foregoing, in the form of Exhibit C, which shall include, among other provisions, restrictions on transfer of the shares of Purchaser Ordinary Shares issued in connection with the Acquisition Merger hereunder, pursuant to which the shares of Purchaser Ordinary Shares issued to the Shareholder who holds more than 5% of the Company prior to the Acquisition Merger except for those listed on the schedule will be locked up for one (1) year after the Closing.

(b) On or before the Closing Date, the Purchaser shall adopt and cause to be effective upon and following the Effective Time, an insider trading policy customary for a public company.

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9.8 HSR Act and Regulatory Approvals.

(a) In connection with the transactions contemplated by this Agreement, each of the Parent and the Company shall comply promptly but in no event later than ten (10) Business Days after the date hereof with the notification and reporting requirements of the HSR Act, if applicable. Each of the Parent and the Company shall furnish to the other as promptly as reasonably practicable all information required for any application or other filing to be made by such other party pursuant to any Antitrust Law, if applicable. Each of the Parent and the Company shall substantially comply with any Information or Document Requests.

(b) Each of the Parent and the Company shall request early termination of any waiting period under the HSR Act, if applicable, and exercise its reasonable best efforts to (i) obtain termination or expiration of the waiting period under the HSR Act, if applicable, and consents or approvals pursuant to any other applicable Antitrust Laws, (ii) prevent the entry in any Action brought by an Authority or any other Person of any Order which would prohibit, make unlawful or delay the consummation of the transactions contemplated by this Agreement and (iii) if any such Order is issued in any such Action, cause such Order to be lifted.

(c) Each of the Parent and the Company shall cooperate in good faith with the Authorities and exercise its reasonable best efforts to undertake promptly any and all action required to complete lawfully the transactions contemplated by this Agreement as soon as practicable (but in any event prior to the Termination Date) and any and all action necessary or advisable to avoid, prevent, eliminate or remove any impediment under Antitrust Law or the actual or threatened commencement of any proceeding in any forum by or on behalf of any Authority or the issuance of any Order that would delay, enjoin, prevent, restrain or otherwise prohibit the consummation of the Acquisition Merger. Without limiting the generality of the foregoing, each of Parent and the Company shall, and shall cause its respective Subsidiaries (as applicable) to, (i) propose, negotiate, commit to and effect, by consent decree, hold separate Orders or otherwise, the sale, divesture, disposition, or license of any investments, assets, properties, products, rights, services or businesses of such party or any interest therein, and (ii) otherwise take or commit to take any actions that would limit such party’s freedom of action with respect to, or its or their ability to retain any assets, properties, products, rights, services or businesses of such party, or any interest or interests therein; provided, that any such action contemplated by this Section 9.7(c) is conditioned upon the consummation of the Acquisition Merger. Notwithstanding anything in this Agreement to the contrary, nothing in this Section 9.7 or any other provision of this Agreement shall require or obligate the Company’s Affiliates and investors, the Parent’s Affiliates and investors, including the Sponsor, its Affiliates and any investment funds or investment vehicles affiliated with, or managed or advised by, Parent’s Affiliates and investors, including the Sponsor, or any portfolio company (as such term is commonly understood in the private equity industry) or investment of Parent’s Affiliates and investors including, the Sponsor or of any such investment fund or investment vehicle to take any action in connection with (A) obtaining termination or expiration of the waiting period under the HSR Act and consents or approvals pursuant to any other applicable Antitrust Laws or (B) avoiding, preventing, eliminating or removing any impediment under Antitrust Law with respect to the Transactions, including selling, divesting, or otherwise disposing of, licensing, holding separate, or taking or committing to take any action that limits in any respect such Person’s or entity’s freedom of action with respect to, or its ability to retain, any business, products, rights, services, licenses, assets or properties of such Person or entity or any of such entity’s Subsidiaries or Affiliates, or any interest therein.

(d) Each of the Parent and the Company shall promptly notify the other of any substantive communication with, and furnish to such other party copies of any notices or written communications received by, Parent or the Company, as applicable, or any of its respective Affiliates and any third party or Authority with respect to the transactions contemplated by this Agreement, and each of the Parent and the Company shall permit counsel to such other party an opportunity to review in advance, and each of Parent and the Company shall consider in good faith the views of such other party’s counsel in connection with, any proposed communications by Parent or the Company, as applicable, and/or its respective Affiliates to any Authority concerning the transactions contemplated by this Agreement; provided that neither Parent nor the Company shall extend any waiting period or comparable period under the HSR Act, if applicable, or enter into any agreement with any Authority without the written consent of such other party. Each of the Parent and the Company agrees to provide, to the extent permitted by the applicable Authority, such other party and its counsel the opportunity, on reasonable advance notice, to participate in any substantive meetings or discussions, either in person or by telephone, between such party and/or any of its Affiliates, agents or advisors, on the one hand, and any Authority, on the other hand, concerning or in connection with the transactions contemplated hereby. Any materials exchanged in connection with this Section 9.7 may be redacted or withheld as necessary to address reasonable privilege or confidentiality concerns, and to remove references concerning the valuation of the Company

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or the Parent, as applicable, or other competitively sensitive material; provided, that each of Parent and the Company may, as it deems advisable and necessary, designate any materials provided to such other party under this Section 9.7 as “outside counsel only.” Notwithstanding anything in this Agreement to the contrary, nothing in this Section 9.7 or any other provision of this Agreement shall require or obligate the Company or any of its investors or Affiliates to, and Parent shall not, without the prior written consent of the Company, agree or otherwise be required to, take any action with respect to the Company, or such investors or Affiliates, including selling, divesting, or otherwise disposing of, licensing, holding separate, or taking or committing to take any action that limits in any respect its freedom of action with respect to, or its ability to retain, any business, products, rights, services, licenses, assets or properties of the Company or such investors or Affiliates, or any interest therein.

(e) The Parent, on the one hand, and the Company, on the other hand, shall each pay fifty percent (50%) of all filing fees payable to the Authorities in connection with the transactions contemplated by this Agreement.

(f) Each of the Parent and the Company shall not, and shall cause its respective Subsidiaries (as applicable) not to, acquire or agree to acquire, by merging with or into or consolidating with, or by purchasing a portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets, or take any other action, if the entering into of a definitive agreement relating to, or the consummation of such acquisition, merger or consolidation, or the taking of any other action, would reasonably be expected to: (i) impose any delay in the obtaining of, or increase the risk of not obtaining, any authorizations, consents, Orders or declarations of any Authorities or the expiration or termination of any applicable waiting period; (ii) increase the risk of any Authority entering an Order prohibiting the consummation of the transaction contemplated hereby; (iii) increase the risk of not being able to remove any such Order on appeal or otherwise; or (iv) delay or prevent the consummation of the transactions contemplated hereby. Notwithstanding anything in this Agreement to the contrary, the restrictions and obligations set forth in this Section 9.7(f) shall not apply to or be binding upon Parent’s Affiliates, the Sponsor, their respective Affiliates or any investment funds or investment vehicles affiliated with, or managed or advised by, Parent’s Affiliates, the Sponsor or any portfolio company (as such term is commonly understood in the private equity industry) or investment of Parent’s Affiliates, the Sponsor, or any such investment fund or investment vehicle.

9.9 Compensation Share Issuance. At the Closing, PubCo shall issue 30,000 Purchaser Ordinary Shares, in the aggregate, to the three independent directors of Parent holding office immediately prior to the Effective Time, with each independent director receiving 10,000 Purchaser Ordinary Shares, as compensation.

ARTICLE X
CONDITIONS TO CLOSING

10.1 Conditions to the Obligations of Each Party to Effect the Merger. The obligations of all of the parties hereto to consummate the Closing are subject to the satisfaction of all the following conditions:

(a) No provisions of any applicable Law, and no Order shall prohibit or prevent the consummation of the Closing.

(b) There shall not be any Action brought by a third party that is not an Affiliate of the parties hereto to enjoin or otherwise restrict the consummation of the Closing.

(c) The Reincorporation Merger shall have been consummated and the applicable certificates filed in the appropriate jurisdictions.

(d) The SEC shall have declared the Registration Statement effective. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued.

(e) Each of the Additional Agreements shall have been entered into by the appropriate parties thereto and the same shall be in full force and effect.

(f) The Parent Shareholder Approval Matters that are submitted to the vote of the shareholders of Parent at the Parent Extraordinary General Meeting in accordance with the Proxy Statement and Parent’s Organizational Documents shall have been approved by the requisite vote of the shareholders of Parent at the Parent Extraordinary General Meeting in accordance with Parent’s Organizational Documents, applicable Law and the Proxy Statement (the “Required Parent Shareholder Approval”).

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(g) This Agreement and the transactions contemplated hereby and thereby, including the Acquisition Merger, shall have been authorized and approved by the holders of Company Shares constituting the Requisite Company Vote in accordance with the DGCL and the Company’s Organizational Documents.

(h) All requisite Governmental Approvals shall have been obtained.

(i) Purchaser shall have at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act).

(j) Purchaser’s Ordinary Shares to be issued in connection with the transactions contemplated hereby (including the Earnout Shares) shall have been approved for listing on Nasdaq subject only to official notice of issuance thereof.

10.2 Additional Conditions to Obligations of the Purchaser Parties. The obligation of the Purchaser Parties to consummate the Closing is subject to the satisfaction, or the waiver at the Purchaser Parties’ sole and absolute discretion, of all the following further conditions:

(a) The Company Group shall have duly performed all of its obligations hereunder required to be performed by it at or prior to the Closing Date in all material respects.

(b) All of the representations and warranties of the Company Group contained in Article V in this Agreement, disregarding all qualifications and exceptions contained herein relating to materiality or Material Adverse Effect, shall: (i) be true and correct at and as of the date of this Agreement except as provided in the disclosure schedules pursuant to Article V, and (ii) be true and correct as of the Closing Date except as provided in the disclosure schedules pursuant to Article V (if the representation and warranties that speak as of a specific date prior to the Closing Date, such representations and warranties need only to be true and correct as of such earlier date), in the case of (i) and (ii), other than as would not in the aggregate reasonably be expected to have a Material Adverse Effect.

(c) There shall have been no event, change or occurrence which individually or together with any other event, change or occurrence, could reasonably be expected to have a Material Adverse Effect.

(d) All Company Group Consents have been obtained.

(e) The Purchaser Parties shall have received a certificate signed by an authorized officer of the Company to the effect set forth in clauses (a) through (c) of this Section 10.2.

(f) The Key Personnel shall have entered into new employment agreements in a form to be reasonably agreed upon between the Company and the Purchaser, to be effective on the Closing Date.

(g) The Purchaser Parties shall have received a duly executed opinion or report from the Taiwanese Counsel of the Company Group concerning the Company Group’s compliance with Taiwanese Law in form and substance reasonably satisfactory to the Purchaser Parties, addressed to the Company Group and dated as of the Closing Date.

10.3 Additional Conditions to Obligations of the Company Group. The obligations of the Company Group to consummate the Closing is subject to the satisfaction, or the waiver at the Company’s discretion, of all of the following further conditions:

(a) The Purchaser Parties shall have duly performed all of their obligations hereunder required to be performed by them at or prior to the Closing Date in all material respects.

(b) All of the representations and warranties of the Purchaser Parties contained in Article VII of this Agreement, disregarding all qualifications and exceptions contained herein relating to materiality or Material Adverse Effect, shall: (i) be true and correct at and as of the date of this Agreement and (ii) be true and correct as of the Closing Date (except for representation and warranties that speak as of a specific date prior to the Closing Date, in which case such representations and warranties need only to be true and correct as of such earlier date), in the case of (i) and (ii), other than as would not in the aggregate reasonably be expected to have a Material Adverse Effect.

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(c) There shall have been no event, change or occurrence which individually or together with any other event, change or occurrence, could reasonably be expected to have a Material Adverse Effect on the Purchaser Parties.

(d) The Company shall have received a certificate signed by an authorized officer of Purchaser Parties to the effect set forth in clauses (a) through (c) of this Section 10.3.

(e) From the date hereof until the Closing, the Purchaser Parties shall have been in material compliance with the reporting requirements under the Securities Act and the Exchange Act applicable to the Purchaser Parties.

(f) Purchaser shall remain listed on Nasdaq and the additional listing application for the Closing Payment Shares shall have been approved by Nasdaq. As of the Closing Date, Purchaser shall not have received any written notice from Nasdaq that it has failed, or would reasonably be expected to fail to meet the Nasdaq listing requirements as of the Closing Date for any reason, where such notice has not been subsequently withdrawn by Nasdaq or the underlying failure appropriately remedied or satisfied.

ARTICLE XI
NON-SURVIVAL; NON-RECOURSE

11.1 Nonsurvival of Representations, Warranties and Covenants. None of the representations, warranties, covenants, obligations or other agreements in this Agreement or in any certificate, statement or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements and other provisions, shall survive the Closing and shall terminate and expire upon the occurrence of the Effective Time (and there shall be no liability after the Closing in respect thereof), except for (a) those covenants and agreements contained herein or in any Additional Agreement that by their terms expressly apply in whole or in part after the Closing and then only with respect to any breaches occurring after the Closing, and (b) this Article XI.

11.2 Non-Recourse. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against, the Named Parties, and then only with respect to the specific obligations set forth herein or in an Additional Agreement with respect to such Named Party. Except to the extent a Named Party to this Agreement or an Additional Agreement and then only to the extent of the specific obligations undertaken by such Named Party in this Agreement or in the applicable Additional Agreement, (a) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or representative or Affiliate of any named party to this Agreement or any Additional Agreement, and (b) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or representative or Affiliate of any of the foregoing shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or Liabilities of any one or more of the Company, Purchaser or Merger Sub under this Agreement or any Additional Agreement of or for any claim based on, arising out of, or related to this Agreement or the transactions contemplated hereby.

ARTICLE XII
DISPUTE RESOLUTION

12.1 Governing Law. This Agreement and the transactions and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of New York, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

12.2 Jurisdiction; WAIVER OF JURY TRIAL. Any Action based upon, arising out of or related to this Agreement, or the transactions contemplated hereby, shall be brought in any federal or state court located in the New York County in the State of New York, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the Action shall be heard and determined only in any such court, and agrees not to bring any Action arising out of or relating to this Agreement or the transactions contemplated hereby

Annex A-49

in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law, or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 12.2. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

ARTICLE XIII
TERMINATION

13.1 Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned:

(a) by written consent of the Company and the Parent;

(b) prior to the Reincorporation Effective Time, by written notice to the Company from the Parent or Purchaser if (i) there is any breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement (or any breach on the part of the applicable Company Stockholder that is a party to a Company Support Agreement of such Company Support Agreement), such that the conditions specified in Section 10.1 or Section 10.2 would not be satisfied at the Closing (a “Terminating Company Breach”), except that, if such Terminating Company Breach is curable by the Company or the applicable Company Stockholder through the exercise of its commercially reasonable efforts, then, for a period of up to ten (10) days (or any shorter period of the time that remains between the date Purchaser provides written notice of such violation or breach and the Termination Date) after receipt by the Company of notice from the Purchaser of such breach (the “Company Cure Period”), such termination shall not be effective, and such termination shall become effective only if the Terminating Company Breach is not cured within the Company Cure Period, (ii) the Closing has not occurred by the Termination Date, or (iii) the consummation of the transactions contemplated hereby is permanently enjoined or prohibited by the terms of any Law or a final, non-appealable Order; provided that the right to terminate this Agreement under Section 13.1 shall not be available if any Purchaser Party is then in material breach of any of its representations, warranties, covenants or agreements in this Agreement or the Sponsor Support Agreement;

(c) prior to the Closing, by written notice to the Purchaser and Parent from the Company if (i) there is any breach of any representation, warranty, covenant or agreement on the part of any Purchaser Party set forth in this Agreement (or any breach on the part of the applicable holder of Purchaser Ordinary Shares that is a party to the Sponsor Support Agreement), such that the conditions specified in Section 10.1 or Section 10.3 would not be satisfied at the Closing (a “Terminating Purchaser Breach”), except that, if any such Terminating Purchaser Breach is curable by the Purchaser Parties or the Sponsor, as applicable, through the exercise of its commercially reasonable efforts, then, for a period of up to ten (10) days (or any shorter period of the time that remains between the date the Company provides written notice of such violation or breach and the Termination Date) after receipt by the Purchaser of notice from the Company of such breach (the “Purchaser Cure Period”), such termination shall not be effective, and such termination shall become effective only if the Terminating Purchaser Breach is not cured within the Purchaser Cure Period, (ii) the Closing has not occurred by the Termination Date, (iii) the consummation of the transactions contemplated hereby is permanently enjoined or prohibited by the terms of any Law or a final, non-appealable Order; provided, that the right to terminate this Agreement under Section 13.1 shall not be available if the Company or any of the Company Stockholders is then in material breach of any of its representations, warranties, covenants or agreements in this Agreement or a Company Support Agreement; or

(d) by written notice from either the Company or Parent to the other if the Required Parent Shareholder Approval is not obtained at the Parent Extraordinary General Meeting (subject to any adjournment or recess of the meeting).

13.2 Effect of Termination. Except as otherwise set forth in this Section 13.2, in the event of the termination of this Agreement pursuant to Section 13.1, this Agreement shall forthwith become void and have no effect, without any liability under this Agreement on the part of any party hereto or its respective Affiliates, officers, directors, employees or stockholders, other than liability of any party hereto for any Willful Breach of this Agreement by such party occurring prior to such termination. The provisions of Sections 9.4, 13.2 and Articles XII and XIV (collectively, the “Surviving Provisions”), and any other Section or Article of this Agreement referenced in the Surviving Provisions, which are required to survive in order to give appropriate effect to the Surviving Provisions, shall in each case survive any termination of this Agreement.

Annex A-50

ARTICLE XIV
MISCELLANEOUS

14.1 Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx (or other nationally recognized overnight delivery service), or (iv) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day), addressed as follows:

if to the Company (following the Closing), to:

Docter Inc.

14F-7, 597 Jiuru 2nd Rd,

Sanmin District,

Kaohsiung City, Taiwan

Attn: Hsin-Ming Huang

Email: hsinming@docter.one

with a copy to (which shall not constitute notice):

Winston & Strawn LLP

800 Capitol St., Suite 2400
Houston, TX 77002-2925

Attn: Michael Blankenship, Esq.

Email: mblankenship@winston.com

if to any Parent, Purchaser and Merger Sub:

Aimfinity Investment Corp. I

221 W 9th St, PMB 235

Wilmington, Delaware 19801

Attn: I-Fa Chang

Email: ivan@inkstone-capital.com

with a copy to (which shall not constitute notice):

Robinson & Cole LLP

666 Third Avenue, 20th Floor

New York, New York 10017

Attn: Arila E. Zhou, Esq.

Email: azhou@rc.com

14.2 Amendments; No Waivers; Remedies.

(a) This Agreement may be amended or modified in whole or in part, only by a duly authorized agreement in writing executed by each of the parties hereto in the same manner as this Agreement and which makes reference to this Agreement. The approval of this Agreement by the stockholders of any of the parties shall not restrict the ability of the board of directors of any of the parties to terminate this Agreement in accordance with Article XIII or to cause such party to enter into an amendment to this Agreement pursuant to this Section 14.2.

(b) Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a party waives or otherwise affects any obligation of that party or impairs any right of the party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

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(c) Except as otherwise expressly provided herein, no statement herein of any right or remedy shall impair any other right or remedy stated herein or that otherwise may be available.

(d) Notwithstanding anything else contained herein, neither shall any party seek, nor shall any party be liable for, punitive or exemplary damages, under any tort, contract, equity, or other legal theory, with respect to any breach (or alleged breach) of this Agreement or any provision hereof or any matter otherwise relating hereto or arising in connection herewith.

14.3 Arm’s Length Bargaining; No Presumption Against Drafter. This Agreement has been negotiated at arm’s-length by parties of equal bargaining strength, each represented by counsel or having had but declined the opportunity to be represented by counsel and having participated in the drafting of this Agreement. This Agreement creates no fiduciary or other special relationship between the parties, and no such relationship otherwise exists. No presumption in favor of or against any party in the construction or interpretation of this Agreement or any provision hereof shall be made based upon which Person might have drafted this Agreement or such provision.

14.4 Publicity. None of the parties hereto or any of their respective Affiliates shall make any public announcement or issue any public communication regarding this Agreement or the transactions contemplated hereby, or any matter related to the foregoing, without first obtaining the prior consent of the Company or Parent, as applicable (which consent shall not be unreasonably withheld, conditioned or delayed), except if such announcement or other communication is required by applicable Law or legal process (including pursuant to securities Law or the rules of any national securities exchange), in which case the Company or Parent, as applicable, shall use their commercially reasonable efforts to coordinate such announcement or communication with the other party, prior to announcement or issuance and allow the other party a reasonable opportunity to comment thereon (which shall be considered by the Company or Parent, as applicable, in good faith); provided, however, that, notwithstanding anything contained in this Agreement to the contrary, each party and its Affiliates may make announcements and may provide information regarding this Agreement and the transactions contemplated hereby to its and their Affiliates, and its and their respective investors, directors, officers, employees, managers and advisors without the consent of any other party hereto.

14.5 Expenses. Each party shall bear its own costs and expenses in connection with this Agreement and the transactions contemplated hereby, unless otherwise specified herein.

14.6 No Assignment. No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other parties. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Any attempted assignment in violation of the terms of this Section 14.6 shall be null and void, ab initio.

14.7 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to the conflict of laws principles thereof, except that:

(a) the following matters arising out of or relating to this Agreement shall be governed by and construed in accordance with the Laws of the Cayman Islands, in respect of which the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of the courts of the Cayman Islands: the Reincorporation Merger, the vesting of the undertaking, property and Liabilities of each of Parent and Purchaser in the Reincorporation Surviving Corporation, the cancellation and/or conversion of the Parent Ordinary Shares into shares of the Reincorporation Surviving Corporation, the fiduciary or other duties of the directors of Parent and the directors of Purchaser, the general rights of the respective shareholders of Parent and Purchaser and the internal corporate affairs of the Parent and Purchaser; and

(b) the following matters arising out of or relating to this Agreement shall be governed by and construed in accordance with the DGCL in respect of which the parties hereto hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of Delaware: the Acquisition Merger, the vesting of the undertaking, property and Liabilities of each of Merger Sub and the Company in the Surviving Corporation, the cancellation of the Company Shares, the fiduciary or other duties of the directors of the Company and the directors of Merger Sub, the general rights of the respective stockholders of the Company and Merger Sub and the internal corporate affairs of the Company and Merger Sub.

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14.8 Counterparts; Facsimile Signatures. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one agreement. This Agreement shall become effective upon delivery to each party of an executed counterpart or the earlier delivery to each party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties.

14.9 Entire Agreement. This Agreement together with the Additional Agreements, including any exhibits and schedules attached hereto or thereto, sets forth the entire agreement of the parties with respect to the subject matter hereof and thereof and supersedes all prior and contemporaneous understandings and agreements related thereto (whether written or oral), all of which are merged herein. No provision of this Agreement or any Additional Agreement, including any exhibits and schedules attached hereto or thereto, may be explained or qualified by any agreement, negotiations, understanding, discussion, conduct or course of conduct or by any trade usage. Except as otherwise expressly stated herein or any Additional Agreement, there is no condition precedent to the effectiveness of any provision hereof or thereof. No party has relied on any representation from, or warranty or agreement of, any person in entering into this Agreement, prior hereto or contemporaneous herewith or any Additional Agreement, except those expressly stated herein or therein.

14.10 Severability. A determination by a court or other legal authority that any provision that is not of the essence of this Agreement is legally invalid shall not affect the validity or enforceability of any other provision hereof. The parties shall cooperate in good faith to substitute (or cause such court or other legal authority to substitute) for any provision so held to be invalid a valid provision, as alike in substance to such invalid provision as is lawful.

14.11 Construction of Certain Terms and References; Captions. In this Agreement:

(a) References to particular sections and subsections, schedules, and exhibits not otherwise specified are cross-references to sections and subsections, schedules, and exhibits of this Agreement.

(b) The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement, and, unless the context requires otherwise, “party” means a party signatory hereto.

(c) Any use of the singular or plural, or the masculine, feminine, or neuter gender, includes the others, unless the context otherwise requires; “including” means “including without limitation;” “or” means “and/or;” “any” means “any one, more than one, or all;” and, unless otherwise specified, any financial or accounting term has the meaning of the term under United States generally accepted accounting principles as consistently applied heretofore by the Company Group.

(d) Unless otherwise specified, any reference to any agreement (including this Agreement), instrument, or other document includes all schedules, exhibits, or other attachments referred to therein, and any reference to a statute or other law includes any rule, regulation, ordinance, or the like promulgated thereunder, in each case, as amended, restated, supplemented, or otherwise modified from time to time. Any reference to a numbered schedule means the same-numbered section of the disclosure schedule.

(e) If any action is required to be taken or notice is required to be given within a specified number of days following a specific date or event, the day of such date or event is not counted in determining the last day for such action or notice. If any action is required to be taken or notice is required to be given on or before a particular day which is not a Business Day, such action or notice shall be considered timely if it is taken or given on or before the next Business Day.

(f) Captions are not a part of this Agreement, but are included for convenience, only.

(g) For the avoidance of any doubt, all references in this Agreement to (i) “the knowledge or best knowledge of the Company” or similar terms shall be deemed to include the actual or constructive (e.g., implied by Law) knowledge of the Key Personnel, and (ii) “the knowledge or best knowledge of the Purchaser” or similar terms shall be deemed to include the actual or constructive (e.g., implied by Law) knowledge of the directors and officers of the Purchaser Parties, following reasonable due inquiry.

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14.12 Further Assurances. Each party shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such party’s obligations hereunder, necessary to effectuate the transactions contemplated by this Agreement.

14.13 Third Party Beneficiaries. Neither this Agreement nor any provision hereof confers any benefit or right upon or may be enforced by any Person not a signatory hereto.

14.14 No Claim Against the Trust Account. The Company acknowledges that Parent, and after the Reincorporation Effective Time, Purchaser, is a special purpose acquisition company with the power and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving the Company and one or more businesses or assets, and the Company has read Parent’s final prospectus, Registration No. 333-263874, filed April 26, 2022, and other Parent SEC Reports, the Parent and Purchaser Organizational Documents, and the Trust Agreement and understands that the Parent has established the Trust Account described therein for the benefit of Parent’s public stockholders and that disbursements from the Trust Account are available only in the limited circumstances set forth therein. The Company further acknowledges and agrees that the Purchaser’s sole assets consist of the cash proceeds of the Parent’s initial public offering and private placements of its securities, and that substantially all of these proceeds have been deposited in the Trust Account for the benefit of its public shareholders. The Company further acknowledges that, if the transactions contemplated by this Agreement are not consummated by the Termination Date, the Parent or Purchaser will be obligated to return to its stockholders the amounts being held in the Trust Account. Accordingly, the Company (on behalf of itself and its Affiliates) hereby waives any past, present or future claim of any kind against, and any right to access, the Trust Account, any trustee of the Trust Account and the Purchaser to collect from the Trust Account any monies that may be owed to them by the Purchaser or any of its Affiliates for any reason whatsoever, and will not seek recourse against the Trust Account at any time for any reason whatsoever. This Section 14.14 shall survive the termination of this Agreement for any reason.

[The remainder of this page intentionally left blank; signature pages follow]

Annex A-54

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

AIMFINITY INVESTMENT CORP. I
By:	/s/ I-Fa Chang
Name:	I-Fa Chang
Title:	CEO and Chairman
AIMFINITY INVESTMENT MERGER SUB I
By:	/s/ I-Fa Chang
Name:	I-Fa Chang
Title:	Director
AIMFINITY INVESTMENT MERGER SUB II, INC.
By:	/s/ I-Fa Chang
Name:	I-Fa Chang
Title:	Director

Signature Page to Agreement and Plan of Merger

Annex A-55

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

DOCTER INC.
By:	/s/ Hsin-Ming Huang
Name:	Hsin-Ming Huang
Title:	Chief Executive Officer

Annex A-56

Exhibit A

THE COMPANIES ACT (AS REVISED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

MEMORANDUM AND ARTICLES

OF

ASSOCIATION

OF

_______________________________________________________________________

Inkwater Holding Inc.

_______________________________________________________________________

(Adopted pursuant to a special resolution passed on [    ] 2025, and effective upon the effective date of the merger between the Company and Aimfinity Investment Corp. I)

Annex A-57

THE COMPANIES ACT (AS REVISED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

Inkwater Holding Inc.

(Adopted pursuant to a special resolution passed on [ ] 2025, and effective upon the Effective Date of the merger between the Company and Aimfinity Investment Corp. I)

1.      The name of the Company is Inkwater Holding Inc.

2.      The registered office of the Company shall be at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands, or at such other place as the Directors may determine.

3.      The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the Companies Act (As Revised) or as the same may be revised from time to time, or any other law of the Cayman Islands.

4.      The liability of each Member is limited to the amount from time to time unpaid on such Member’s Shares.

5.      The authorized share capital of the Company is US$50,000 divided into 500,000,000 ordinary shares of par value of US$0.0001 each. Subject to the Statute and these Articles, the Company shall have power to redeem or purchase any of its Shares and to increase or reduce its authorized share capital and to sub-divide or consolidate the said Shares or any of them and to issue all or any part of its capital whether original, redeemed, increased or reduced with or without any preference, priority, special privilege or other rights or subject to any postponement of rights or to any conditions or restrictions whatsoever and so that unless the conditions of issue shall otherwise expressly provide every issue of shares whether stated to be ordinary, preference or otherwise shall be subject to the powers on the part of the Company hereinbefore provided.

6.      The Company has power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

7.      Capitalized terms that are not defined in this Memorandum of Association bear the same meaning as those given in the Articles of Association of the Company.

Annex A-58

THE COMPANIES ACT (AS REVISED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

Inkwater Holding Inc.

(Adopted pursuant to a special resolution passed on [ ] 2025, and effective upon the Effective Date of the merger between the Company and Aimfinity Investment Corp. I)

INTERPRETATION

1.      In these Articles Table A in the First Schedule to the Statute does not apply, unless there is something in the subject or context inconsistent therewith:

“Affiliate”

means, with respect to any specified Person, any other Person who directly or indirectly Controls, is Controlled by, or is under common Control with such specified Person, provided. With respect to any Person who is a natural Person, such Person’s Affiliates shall also include his or her Immediate Family Members and their respective Affiliates;

“Articles”	means these articles of association of the Company, as amended and altered from time to time by Special Resolutions;

“Audit Committee”	means the audit committee of the Company formed by the Board pursuant to Article 140 hereof, or any successor audit committee.

“Auditor”	means the person for the time being performing the duties of auditor of the Company (if any);

“Board” and “Board of Directors”	means the board of directors of the Company;

“Business Day”	means any day other than a Saturday, Sunday or other day on which commercial banking institutions in New or the Cayman Islands are authorized or required by Law or executive order to close;

“Chairman”	means the chairman of the Board of Directors;

“Class” or “Classes”	means any class or classes of Shares as may from time to time be issued by the Company;

“Commission”	means the Securities and Exchange Commission of the United States of America or any other federal agency for the time being administering the Securities Act;

“Company”	means Inkwater Holding Inc., a Cayman Islands exempted company;

“Company’s Website”

means the main corporate/investor relations website of the Company, the address or domain name of which has been disclosed in any registration statement filed by the Company in connection or which has otherwise been notified to Members;

“Control”

means, as used with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; the terms “Controlled by” and “under common Control with” shall have correlative meanings;

Annex A-59

“Designated Stock Exchange”	means the stock exchange in the United States on which any Shares are listed for trading;

“Designated Stock Exchange Rules”	means the relevant code, rules and regulations, as amended, from time to time, applicable as a result of the original and continued listing of any Shares on the Designated Stock Exchange;

“Directors”	means the directors for the time being of the Company;

“Electronic Transactions Act”	means the Electronic Transactions Act (As Revised) of the Cayman Islands;

“Government Authority”

means any nation or government or any province or state or any other political subdivision thereof, or any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality or any political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organization or national or international stock exchange on which the securities of the applicable Party or its Affiliates are listed;

“Immediate Family Members”

means, with respect to any natural Person, (a) such Person’s spouse, parents, parents-in-law, grandparents, children, grandchildren, siblings and siblings-in-law (in each case whether adoptive or biological), (b) spouses of such Person’s children, grandchildren and siblings (in each case whether adoptive or biological), and (c) estates, trusts, partnerships and other Persons which directly or indirectly through one or more intermediaries are Controlled by the foregoing;

“Law”

means any federal, state, territorial, foreign or local law, common law, statute, ordinance, rule, regulation, code, measure, notice, circular, opinion or order of any Government Authority, including any rules promulgated by a stock exchange or regulatory body;

“Lien”

means any encumbrance, right, interest or restriction, including any mortgage, judgment lien, materialman’s lien, mechanic’s lien, other lien (statutory or otherwise), charge, security interest, pledge, hypothecation, encroachment, easement, title defect, title retention agreement, voting trust agreement, right of pre-emption, right of first refusal, claim, option, limitation, forfeiture, penalty, equity, adverse interest or other third party right or security interest of any kind or an agreement, arrangement or obligation to create any of the foregoing;

“Management Directors”	means the [two (2)] Directors, [ ] and [ ], and replacements of such Directors appointed pursuant to these Articles;

“Member”	has the same meaning as in the Statute;

“Memorandum”	means the memorandum of association of the Company or as amended and altered from time to time by Special Resolutions;

“Ordinary Resolution”

means a resolution passed by a simple majority of the votes cast by the Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting, and includes a unanimous written resolution. In computing the majority when a poll is demanded regard shall be had to the number of votes to which each Member is entitled by these Articles;

“Ordinary Shares”	means the ordinary shares of par value of US$0.0001 each in the share capital of the Company;

Annex A-60

“Person”	means any individual or any partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity;

“Register of Members”	means the register maintained in accordance with the Statute and includes (except where otherwise stated) any duplicate Register of Members;

“Registered Office”	means the registered office for the time being of the Company;

“Seal”	means the common seal of the Company and includes every duplicate seal;

“Securities Act”

means the Securities Act of 1933 of the United States of America, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time;

“Secretary”	means any person, firm or corporation appointed by the Board to perform any of the duties of secretary of the Company and includes any assistant, deputy, temporary or acting secretary;

“Share” and “Shares”	means a share in the capital of the Company, and includes an Ordinary Share. All references to “Shares” herein shall be deemed to be Shares of any or all Classes as the context may require;

“Share Premium Account”	means the share premium account established in accordance with these Articles and the Statute;

“Special Resolution”	has the same meaning as in the Statute, and includes a unanimous written resolution;

“Statute”	means the Companies Act (As Revised) of the Cayman Islands;

“US$”	means the lawful money of the United States of America; and

“United States”	means the United States of America, its territories, its possessions and all areas subject to its jurisdiction.

2.      In these Articles:

2.1.        words importing the singular number include the plural number and vice versa;

2.2.        words importing the masculine gender include the feminine gender;

2.3.        words importing persons include corporations;

2.4.        references to provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced from time to time;

2.5.        the word “including” or any variation thereof means (unless the context of its usage otherwise requires) “including, without limitation” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it;

2.6.        when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to these Articles, the date that is the reference date in calculating such period shall be excluded;

2.7.        “fully-diluted” or any variation thereof means all of the issued and outstanding Shares, treating the maximum number of Shares issuable under any issued and outstanding convertible securities and all Shares reserved for issuance under the share option plan(s) of the Company as issued and outstanding;

2.8.        references to “in the ordinary course of business” and comparable expressions mean the ordinary and usual course of business of the relevant party, consistent in all material respects (including nature and scope) with the prior practice of such party;

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2.9.        references to “writing,” “written” and comparable expressions include any mode of reproducing words in a legible and nontransitory form including emails and faxes, provided the sender complies with the provision of Article 166;

2.10.      if any payment hereunder would have been, but for this Article, due and payable on a date that is not a Business Day, then such payment shall instead be due and payable on the first Business Day after such date;

2.11.      headings are inserted for reference only and shall be ignored in construing these Articles; and

2.12.      Sections 8 and 19(3) of the Electronic Transactions Act shall not apply.

SHARE CAPITAL

3.           The authorized share capital of the Company is US$50,000 divided into 500,000,000 ordinary shares of par value of US$0.0001 each.

4.           Subject to the Statute, the Memorandum and these Articles and, where applicable, Designated Stock Exchange Rules and/or the rules of any competent regulatory authority, any power of the Company to purchase or otherwise acquire its own shares shall be exercisable by the Board in such manner, upon such terms and subject to such conditions as it thinks fit.

SHARES

5.           Subject to the Law, these Articles and, where applicable, the Designated Stock Exchange Rules (and to any direction that may be given by the Company in general meeting) and without prejudice to any rights attached to any existing Shares, the Directors may, in their absolute discretion and without the approval of the Members, cause the Company to:

(a).        allot, issue, grant options over or otherwise dispose of Shares with or without preferred, deferred or other rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise and to such persons, to Such Persons, at such times and on such other terms as they think proper;

(b).        grant rights over Shares or other securities to be issued in one or more classes or series as they deem necessary or appropriate and determine the designations, powers, preferences, privileges and other rights attaching to such Shares or securities, including dividend rights, voting rights, conversion rights, terms of redemption and liquidation preferences, any or all of which may be greater than the powers, preferences, privileges and rights associated with the then issued and outstanding Shares, at such times and on such other terms as they think proper; and

(c).        issue options, warrants or convertible securities or securities of similar nature conferring the right upon the holders thereof to subscribe for, purchase or receive any class of shares or securities in the capital of the Company on such terms as it may from time to time determine.

6.           The Directors may authorise the division of Shares into any number of Classes and the different Classes shall be authorized, established and designated (or re-designated as the case may be) and the variations in the relative rights (including, without limitation, voting, dividend and redemption rights), restrictions, preferences, privileges and payment obligations as between the different Classes (if any) may be fixed and determined by the Directors or by a Special Resolution. The Directors may issue from time to time, out of the authorized share capital of the Company, preferred shares with such preferred or other rights, all or any of which may be greater than the rights of Ordinary Shares, at such time and on such terms as they may think appropriate in their absolute discretion and without approval of the Members; provided, however, before any preferred shares of any such series are issued, the Directors may by resolution of Directors determine, with respect to any series of preferred shares, the terms and rights of that series, including:

(a).        the designation of such series, the number of preferred shares to constitute such series and the subscription price thereof if different from the par value thereof;

(b).        whether the preferred shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

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(c).        the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any shares of any other class or any other series of shares;

(d).        whether the preferred shares of such series shall be subject to redemption by the Company, and, if so, the times, prices and other conditions of such redemption;

(e).        whether the preferred shares of such series shall have any rights to receive any part of the assets available for distribution amongst the Members upon the liquidation of the Company, and, if so, the terms of such liquidation preference, and the relation which such liquidation preference shall bear to the entitlements of the holders of shares of any other class or any other series of shares;

(f).         whether the preferred shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the preferred shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

(g).        whether the preferred shares of such series shall be convertible into, or exchangeable for, shares of any other class or any other series of preferred shares or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

(h).        the limitations and restrictions, if any, to be effective while any preferred shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Company of, the existing shares or shares of any other class of shares or any other series of preferred shares;

(i).         the conditions or restrictions, if any, upon the creation of indebtedness of the Company or upon the issue of any additional shares, including additional shares of such series or of any other class of shares or any other series of preferred shares; and

(j).         any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof;

and, for such purposes, the Directors may reserve an appropriate number of Shares for the time being unissued.

7.           Neither the Company nor the Board shall be obliged, when making or granting any allotment of, offer of, option over or disposal of shares, to make, or make available, any such allotment, offer, option or shares to Members or others with registered addresses in any particular territory or territories being a territory or territories where, in the absence of a registration statement or other special formalities, this would or might, in the opinion of the Board, be unlawful or impracticable. Members affected as a result of the foregoing sentence shall not be, or be deemed to be, a separate class of members for any purpose whatsoever. Except as otherwise expressly provided in the resolution or resolutions providing for the establishment of any class or series of preferred shares, no vote of the holders of preferred shares of or ordinary shares shall be a prerequisite to the issuance of any shares of any class or series of the preferred shares authorized by and complying with the conditions of the Memorandum and these Articles.

8.           The Company shall not issue Shares to bearer.

9.           The Company may in connection with the issue of any shares exercise all powers of paying commissions and brokerage conferred or permitted by the Law. Such commissions and brokerage may be satisfied by the payment of cash or the lodgement of fully or partly paid-up Shares or partly in one way and partly in the other.

10.         The Directors may refuse to accept any application for Shares, and may accept any application in whole or in part, for any reason or for no reason.

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FRACTIONAL SHARES

11.         The Company shall not issue fractional Shares or register the transfer of fractions of a Share.

REGISTER OF MEMBERS

12.         The Company shall maintain or cause to be maintained the Register of Members in accordance with the Statute.

CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE

13.         For the purpose of determining Members entitled to notice of, or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any dividend, or in order to make a determination of Members for any other purpose, the Directors may provide that the Register of Members shall be closed for transfers for a stated period which shall not in any case exceed [forty (40)] calendar days. If the Register of Members shall be closed for the purpose of determining Members entitled to notice of, or to vote at, a meeting of Members, the Register of Members shall be closed for at least [ten (10)] calendar days immediately preceding the meeting and the record date for such determination shall be the date of closure of the Register of Members.

14.         In lieu of, or apart from, closing the Register of Members, the Directors may fix in advance or arrears a date as the record date for any such determination of Members entitled to notice of, or to vote at any meeting of the Members or any adjournment thereof, or for the purpose of determining the Members entitled to receive payment of any dividend or in order to make a determination of Members for any other purpose.

15.         If the Register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of, or to vote at, a meeting of Members or Members entitled to receive payment of a dividend, the date on which notice of the meeting is sent or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Article, such determination shall apply to any adjournment thereof.

SHARE CERTIFICATES

16.         A Member shall only be entitled to a share certificate if the Directors resolve that share certificates shall be issued. Share certificates representing Shares, if any, shall be in such form as the Directors may determine. Share certificates shall be signed by one or more Directors or other person authorized by the Directors. The Directors may authorize certificates to be issued with the authorized signature(s) affixed by mechanical process. All certificates for Shares shall be consecutively numbered or otherwise identified and shall specify the Shares to which they relate. All certificates surrendered to the Company for transfer shall be cancelled and, subject to these Articles, no new certificate shall be issued until the former certificate representing a like number of relevant Shares shall have been surrendered and cancelled.

17.         No certificate shall be issued representing shares of more than one class.

18.         The Company shall not be bound to issue more than one certificate for Shares held jointly by more than one person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them. In the event that Shares are held jointly by several persons, any request may be made by any one of the joint holders and if so made shall be binding on all of the joint holders.

19.         Every share certificate of the Company shall bear legends required under the applicable laws, including the Securities Act.

20.         Share certificates shall be issued within the relevant time limit as prescribed by the Law or as the Designated Stock Exchange may from time to time determine, whichever is the shorter, after allotment or, except in the case of a transfer which the Company is for the time being entitled to refuse to register and does not register, after lodgment of a transfer with the Company.

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21.         (1) Upon every transfer of shares the certificate held by the transferor shall be given up to be cancelled, and shall forthwith be cancelled accordingly, and a new certificate shall be issued to the transferee in respect of the shares transferred to him at such fee as is provided in paragraph (2) of this Article. If any of the shares included in the certificate so given up shall be retained by the transferor a new certificate for the balance shall be issued to him at the aforesaid fee payable by the transferor to the Company in respect thereof.

(2) The fee referred to in paragraph (1) above shall be an amount not exceeding the relevant maximum amount as the Designated Stock Exchange may from time to time determine provided that the Board may at any time determine a lower amount for such fee.

22.         If a share certificate shall be damaged or defaced or alleged to have been lost, stolen or destroyed, a new certificate representing the same Shares may be issued to the relevant Member upon request, subject to delivery up of the old certificate or (if alleged to have been lost, stolen or destroyed) compliance with such conditions as to evidence and indemnity and the payment of out-of-pocket expenses of the Company in connection with the request as the Directors may think fit.

REDEMPTION

23.         Subject to the provisions of the Statute and these Articles, the Company may:

(a).        issue Shares that are to be redeemed or are liable to be redeemed at the option of the Member or the Company. The redemption of Shares shall be effected in such manner and upon such terms as may be determined, before the issue of such Shares, by the Board;

(b).        purchase its own Shares (including any redeemable Shares) in such manner and upon such terms as have been approved by the Board, or are otherwise authorized by these Articles; and

(c).        make a payment in respect of the redemption or purchase of its own Shares in any manner permitted by the Statute, including out of capital.

24.         The purchase of any Share shall not oblige the Company to purchase any other Share other than as may be required pursuant to applicable law and any other contractual obligations of the Company.

25.         The holder of the Shares being purchased shall be bound to deliver up to the Company the certificate(s) (if any) thereof for cancellation and thereupon the Company shall pay to him the purchase or redemption monies or consideration in respect thereof.

26.         The Directors may accept the surrender for no consideration of any fully paid Share.

TREASURY SHARES

27.         The Directors may, prior to the purchase, redemption or surrender of any Share, determine that such Share shall be held as a Treasury Share. The Directors may determine to cancel a Treasury Share or transfer a Treasury Share on such terms as they think proper (including, without limitation, for nil consideration).

NON RECOGNITION OF TRUSTS

28.         The Company shall not be bound by or compelled to recognize in any way (even when notified) any equitable, contingent, future or partial interest in any Share, or (except only as is otherwise provided by these Articles or the Statute) any other rights in respect of any Share other than an absolute right to the entirety thereof in the registered holder.

LIEN ON SHARES

29.         The Company shall have a first and paramount Lien on all Shares (whether fully paid-up or not) registered in the name of a Member (whether solely or jointly with others) for all debts, liabilities or engagements to or with the Company (whether presently payable or not) by such Member or his estate, either alone or jointly with any other person, whether a Member or not, but the Directors may at any time declare any Share to be wholly or in part exempt from the provisions of this Article. The registration of a transfer of any such Share shall operate as a waiver of the Company’s Lien thereon. The Company’s Lien on a Share shall also extend to any amount payable in respect of that Share.

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30.         The Company may sell, in such manner as the Directors think fit, any Shares on which the Company has a Lien, if a sum in respect of which the Lien exists is presently payable, and is not paid within fourteen (14) calendar days after notice has been given to the holder of the Shares, or to the person entitled to it in consequence of the death or bankruptcy of the holder, demanding payment and stating that if the notice is not complied with the Shares may be sold.

31.         To give effect to any such sale, the Directors may authorize any Person to execute an instrument of transfer of the Shares sold to, or in accordance with the directions of, the purchaser. The purchaser or his nominee shall be registered as the holder of the Shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the Shares be affected by any irregularity or invalidity in the sale or the exercise of the Company’s power of sale under these Articles.

32.         The net proceeds of such sale after deduction of expenses, fees and commission incurred by the Company shall be applied in payment of such part of the amount in respect of which the Lien exists as is presently payable and any residue shall (subject to a like Lien for sums not presently payable as existed upon the Shares before the sale) be paid to the person entitled to the Shares at the date of the sale.

CALLS ON SHARES

33.         Subject to these Articles and the terms of the allotment and issue of any Shares, the Directors may from time to time make calls upon the Members in respect of any monies due and payable but unpaid on their Shares (whether in respect of par value or premium), and each Member shall (subject to receiving at least fourteen (14) calendar days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on the Shares. A call may be revoked or postponed as the Directors may determine. A call may be required to be paid by installments. A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the Shares in respect of which the call was made.

34.         A call shall be deemed to have been made at the time when the resolution of the Directors authorizing such call was passed.

35.         The joint holders of a Share shall be jointly and severally liable to pay all calls in respect thereof.

36.         If a call remains unpaid after it has become due and payable, the person from whom it is due shall pay interest on the amount unpaid from the day it became due and payable until it is paid at such rate as the Directors may determine, but the Directors may waive payment of the interest in whole or in part.

37.         An amount payable in respect of a Share on allotment or at any fixed date, whether on account of the par value of the Share or premium or otherwise, shall be deemed to be a call and, if it is not paid, all the provisions of these Articles shall apply as if that amount had become due and payable by virtue of a call.

38.         The Directors may issue Shares with different terms as to the amount and times of payment of calls, or the interest to be paid.

39.         The Directors may, if they think fit, receive an amount from any Member willing to advance all or any part of the monies uncalled and unpaid upon any Shares held by him, and may (until the amount would otherwise become payable) pay interest at such rate as may be agreed upon between the Directors and the Member paying such amount in advance. No such amount paid in advance of calls shall entitle the Member paying such amount to any portion of a dividend declared in respect of any period prior to the date upon which such amount would, but for such payment, become payable.

FORFEITURE OF SHARES

40.         If a call remains unpaid after it has become due and payable, the Directors may give to the person from whom it is due not less than fourteen (14) calendar days’ notice requiring payment of the amount unpaid together with any interest, which may have accrued. The notice shall specify where payment is to be made and shall state that if the notice is not complied with, the Shares in respect of which the call was made will be liable to be forfeited.

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41.         If the notice is not complied with, any Share in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the Directors. Such forfeiture shall include all dividends or other monies declared payable in respect of the forfeited Share and not paid before the forfeiture.

42.         A forfeited Share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the Directors think fit. Where for the purposes of its disposal a forfeited Share is to be transferred to any person, the Directors may authorize some person to execute an instrument of transfer of the Share in favor of that person.

43.         A person any of whose Shares have been forfeited shall cease to be a Member in respect of them and shall surrender to the Company for cancellation the certificate for the Shares forfeited and shall remain liable to pay to the Company all monies which at the date of forfeiture were payable by him to the Company in respect of those Shares together with interest, but his liability shall cease if and when the Company shall have received payment in full of all monies due and payable by him in respect of those Shares.

44.         A certificate in writing under the hand of one Director of the Company that a Share has been forfeited on a specified date shall be conclusive evidence of the fact as against all persons claiming to be entitled to the Share. The certificate shall (subject to the execution of an instrument of transfer) constitute a good title to the Share and the person to whom the Share is disposed of shall not be bound to see to the application of the purchase money, if any, nor shall his title to the Share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the Share.

45.         The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the par value of the Share or by way of premium as if it had been payable by virtue of a call duly made and notified.

TRANSFER OF SHARES

46.         Subject to these Articles, any Member may transfer all or any of his shares by an instrument of transfer in the usual or common form or in a form prescribed by the Designated Stock Exchange or in any other form approved by the Board and may be under hand or, if the transferor or transferee is a clearing house or a central depository house or its nominee(s), by hand or by machine imprinted signature or by such other manner of execution as the Board may approve from time to time.

47.         The instrument of transfer of any Share shall be in writing and in any usual or common form or such other form as the Directors may, in their absolute discretion, approve and be executed by or on behalf of the transferor and if in respect of a nil or partly paid up Share, or if so required by the Directors, shall also be executed on behalf of the transferee and shall be accompanied by the certificate (if any) of the Shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer. The transferor shall be deemed to remain a Member until the name of the transferee is entered in the Register of Members in respect of the relevant Shares.

48.         The Board may, in its absolute discretion, and without giving any reason therefor, refuse to register a transfer of any share (not being a fully paid up share) to a person of whom it does not approve, or any share issued under any share incentive scheme for employees upon which a restriction on transfer imposed thereby still subsists.

49.         The Directors may in their absolute discretion decline to register any transfer of Shares which is not fully paid up or on which the Company has a lien. The Directors may also decline to register any transfer of any Share unless:

(a).        the instrument of transfer is lodged with the Company, accompanied by the certificate for the Shares to which it relates and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer;

(b).        the instrument of transfer is in respect of only one Class of Shares;

(c).        the instrument of transfer is properly stamped, if required;

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(d).        in the case of a transfer to joint holders, the number of joint holders to whom the Share is to be transferred does not exceed four; and

(e).        a fee of such maximum sum as the Designated Stock Exchange may determine to be payable, or such lesser sum as the Board of Directors may from time to time require, is paid to the Company in respect thereof.

50.         The registration of transfers may, after compliance with any notice required by the Designated Stock Exchange Rules, be suspended and the Register of Members closed at such times and for such periods as the Directors may, in their absolute discretion, from time to time determine, provided always that such registration of transfer shall not be suspended nor the Register of Members closed for more than thirty (30) calendar days in any calendar year.

51.         All instruments of transfer that are registered shall be retained by the Company. If the Directors refuse to register a transfer of any Shares, they shall within two calendar months after the date on which the instrument of transfer was lodged with the Company send notice of the refusal to each of the transferor and the transferee.

TRANSMISSION OF SHARES

52.         If a Member dies, the survivor or survivors where he was a joint holder, and his legal personal representatives where he was a sole holder, shall be the only persons recognized by the Company as having any title to his interest. The estate of a deceased Member is not thereby released from any liability in respect of any Share, which had been jointly held by him. Any person becoming entitled to a Share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may from time to time be required by the Directors, elect either to become the holder of the Share or to have some person nominated by him as the transferee. If he elects to become the holder, he shall give notice to the Company to that effect, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by that Member before the death or bankruptcy or liquidation or dissolution of that Member, as the case may be.

53.         If the person so becoming entitled shall elect to be registered himself as holder, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects.

54.         A person becoming entitled to a Share by reason of the death or bankruptcy or liquidation or dissolution of a Member (or in any other case than by transfer) shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the Share. However, he shall not, before being registered as a Member in respect of the Share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company and the Directors may at any time give notice requiring any such person to elect either to be registered himself or to have some other person nominated by him become the holder of the Share (but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the relevant Member before the death or bankruptcy or liquidation or dissolution of such Member or in any other case than by transfer, as the case may be). If the notice is not complied with within ninety (90) calendar days, the Directors may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the Share until the requirements of the notice have been complied with.

AMENDMENTS OF MEMORANDUM AND ARTICLES OF ASSOCIATION AND ALTERATION OF CAPITAL

55.         Subject to the provisions of the Statute and the provisions of these Articles, the Company may from time to time by Ordinary Resolution:

(a).        increase the share capital by such sum, to be divided into Shares of such Classes and amount, as the resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company in general meeting may determine;

(b).        consolidate and divide all or any of its share capital into Shares of larger amount than its existing Shares;

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(c).        divide its Shares into several classes and without prejudice to any special rights previously conferred on the holders of existing Shares attach thereto respectively any preferential, deferred, qualified or special rights, privileges, conditions or such restrictions which in the absence of any such determination by the Company in general meeting, as the Directors may determine provided always that, for the avoidance of doubt, where a Class of Shares has been authorized by the Company, no resolution of the Company in general meeting is required for the issuance of Shares of that Class and the Directors may issue Shares of that Class and determine such rights, privileges, conditions or restrictions attaching thereto as aforesaid, and further provided that where the Company issues shares which do not carry voting rights, the words “non-voting” shall appear in the designation of such Shares and where the equity capital includes shares with different voting rights, the designation of each Class of Shares, other than those with the most favourable voting rights, must include the words “restricted voting” or “limited voting”;

(d).        subdivide its Shares, or any of them, into Shares of smaller amount than is fixed by the Memorandum or into Shares without par value (subject, nevertheless, to the Law), and may by such resolution determine that, as between the holders of the Shares resulting from such sub-division, one or more of the Shares may have any such preferred, deferred or other rights or be subject to any such restrictions as compared with the other or others as the Company has power to attach to unissued or new shares; and

(e).        cancel any Shares that at the date of the passing of the resolution have not been taken or agreed to be taken by any Person and diminish the amount of its share capital by the amount of the Shares so cancelled or, in the case of shares, without par value, diminish the number of shares into which its capital is divided.

56.         All new Shares created in accordance with the provisions of the preceding Article shall be subject to the same provisions of the Articles with reference to the payment of calls, Liens, transfer, transmission, forfeiture and otherwise as the Shares in the original share capital. The Board may settle as it considers expedient any difficulty which arises in relation to any consolidation and division under the preceding Article and in particular but without prejudice to the generality of the foregoing may arrange for the sale of the shares representing fractions and the distribution of the net proceeds of sale (after deduction of the expenses of such sale) in due proportion amongst the Members who would have been entitled to the fractions, and for this purpose the Board may authorise some person to transfer the shares representing fractions to their purchaser or resolve that such net proceeds be paid to the Company for the Company’s benefit. Such purchaser will not be bound to see to the application of the purchase money nor will his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

57.         Subject to the provisions of the Statute and the provisions of these Articles, the Company may from time to time by Special Resolution:

(a).        change its name;

(b).        alter, amend or add to these Articles;

(c).        alter or add to the Memorandum with respect to any objects, powers or other matters specified therein; and

(d).        reduce its share capital and any capital redemption reserve fund in any manner authorized by Law.

SHARE RIGHTS

58.         Subject to the provisions of applicable Law, Designated Stock Exchange Rules, the Memorandum and these Articles and to any special rights conferred on the holders of any Shares or class of Shares, any share in the Company (whether forming part of the present capital or not) may be issued with or have attached thereto such rights or restrictions whether in regard to dividend, voting, return of capital or otherwise as the Board may determine, including without limitation on terms that they may be, or at the option of the Company or the holder are, liable to be redeemed on such terms and in such manner, including out of capital, as the Board may deem fit.

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59.         Subject to the provisions of applicable Law and these Articles, any preferred shares may be issued or converted into shares that, at a determinable date or at the option of the Company or the holder if so authorized by the Memorandum, are liable to be redeemed on such terms and in such manner as the Company before the issue or conversion may by Special Resolution of the Members determine. Where the Company purchases for redemption a redeemable share, purchases not made through the market or by tender shall be limited to a maximum price as may from time to time be determined by the Board, either generally or with regard to specific purchases. If purchases are by tender, tenders shall comply with applicable Law.

60.         The rights and restrictions attaching to the Ordinary Shares are as follows:

(a).        Income.

Holders of Ordinary Shares shall be entitled to such dividends as the Directors may in their absolute discretion lawfully declare from time to time.

(b).        Capital

Holders of Ordinary Shares shall be entitled to a return of capital on liquidation, dissolution or winding-up of the Company (other than on a conversion, redemption or purchase of shares, or an equity financing or series of financings that do not constitute the sale of all or substantially all of the shares of the Company).

(c).        Attendance at General Meetings and Voting

Holders of Ordinary Shares have the right to receive notice of, attend, speak and vote at general meetings of the Company. At a general meeting of the Company, every Member present in person or by proxy or (in the case of a corporation or other non-natural person) by a duly authorized representative or proxy at the meeting shall have one (1) vote for each Ordinary Share of which such Member is the holder.

VARIATION OF RIGHTS OF SHARES

61.         Subject to the provisions of these Articles, if at any time the share capital of the Company is divided into different Classes, the rights attached to any class (unless otherwise provided by the terms of issue of the Shares of that class) may, whether or not the Company is being wound up, be varied, modified or abrogated with the consent in writing of the holders of [a majority] of the issued Shares of that Class, or with the sanction of [an Ordinary] Resolution passed at a general meeting of the holders of the Shares of that Class.

62.         The provisions of these Articles relating to general meetings shall apply to every class meeting of the holders of one Class of Shares except that the necessary quorum shall be one person holding or representing by proxy at least [one third] of the issued Shares of the Class and that any holder of Shares of the Class present in person or by proxy may demand a poll.

63.         Subject to the provisions of the Articles, the rights conferred upon the holders of the Shares of any Class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the Shares of that Class, be deemed to be varied by the creation or issue of further Shares ranking pari passu with or subsequent to the Shares of that Class or the redemption or purchase of any Shares of any Class by the Company, and the rights of the holders of Shares shall not be deemed to be varied by the creation or issue of Shares with preferred or other rights including, without limitation, the creation of Shares with enhanced or weighted voting rights.

REGISTERED OFFICE

64.         Subject to the provisions of the Statute, the Company may by resolution of the Directors change the location of its Registered Office.

GENERAL MEETINGS

65.         All general meetings other than annual general meetings shall be called extraordinary general meetings.

66.         The Company may, but shall not (unless required by the Statute) be obliged to hold a general meeting in each calendar year as its annual general meeting and shall specify the meeting as such in the notices calling it. The annual general meeting shall be held at such time and place as the Directors shall appoint. At these meetings the report of the Directors (if any) shall be presented.

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67.         The Chairman or a majority of the Directors may call general meetings, and they shall on a Member’s requisition forthwith proceed to convene an extraordinary general meeting of the Company.

68.         A Members’ requisition is a requisition of Members of the Company holding at the date of deposit of the requisition not less than one-third (1/3) of all votes attaching to all issued and outstanding Shares entitled to vote at general meetings of the Company.

69.         The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the Registered Office, and may consist of several documents in like form each signed by one or more requisitionists.

70.         If there are no Directors as at the date of the deposit of a Members’ requisition, or if the Directors do not within twenty-one (21) calendar days from the date of the deposit of such requisition duly proceed to convene a general meeting to be held within a further twenty-one (21) calendar days, the requisitionists, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three calendar months after the expiration of the said twenty-one (21) calendar days.

71.         A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

NOTICE OF GENERAL MEETINGS

72.         At least [fifteen (15)] calendar days’ notice shall be given of any general meeting. Every notice shall be exclusive of the day on which it is given or deemed to be given and of the day for which it is given and shall specify the place, the day and the hour of the meeting and the general nature of the business and shall be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company[, provided that a general meeting of the Company shall, whether or not the notice specified in this regulation has been given and whether or not the provisions of the Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed:

(a).        in the case of an annual general meeting, by all the Members (or their proxies) entitled to attend and vote thereat; and

(b).        in the case of an extraordinary general meeting, by a majority in number of the Members (or their proxies) having a right to attend and vote at the meeting, being a majority together holding not less than seventy-five percent (75%) in voting rights of the Shares giving that right].

73.         The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a meeting by, any Person entitled to receive notice shall not invalidate the proceedings at any meeting.

PROCEEDINGS AT GENERAL MEETINGS

74.         No business shall be transacted at any general meeting unless a quorum is present at the time when the meeting proceeds to business. [Two or more holders of Shares which carry not less than one-third] of all votes attaching to Shares in issue and entitled to vote at such genral meeting, present in person or by proxy or, if a corporate or other non-natural person, by its duly authorised representative, shall constitute a quorum; unless the Company has only one Member entitled to vote at such general meeting in which case the quorum shall be that one Member present in person or by proxy or (in the case of a corporation or other non-natural person) by a duly authorized representative or proxy.

75.         A person may participate at a general meeting by telephone or other similar communications equipment by means of which all the persons participating in such meeting can communicate with each other. Participation by a person in a general meeting in this manner is treated as presence in person at that meeting.

76.         A resolution (including a Special Resolution) in writing (in one or more counterparts) signed by all Members for the time being entitled to receive notice of and to attend and vote at general meetings (or, being corporations, signed by their duly authorized representatives) shall be as valid and effective as if the resolution had been passed at a general meeting of the Company duly convened and held.

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77.         If a quorum is not present within [half an hour] from the time appointed for the meeting or if during such a meeting a quorum ceases to be present, the meeting shall be dissolved and in any other case it shall stand adjourned to the same day in the next week at the same time and place or to such other day, time or such other place as the Directors may determine, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the Members [constituting a majority of the issued and outstanding share capital of the Company] shall be a quorum and may transact the business for which the meeting was called, provided, that, such present Members shall only discuss and/or approve the matters as described in the meeting notice delivered in accordance with these Articles.

78.         The chairman, if any, of the Board of Directors shall preside as chairman at every general meeting of the Company, or if there is no such chairman, or if he shall not be present within fifteen (15) minutes after the time appointed for the holding of the meeting, or is unwilling to act, the Directors present shall elect one of their number to be chairman of the meeting.

79.         If no Director is willing to act as chairman or if no Director is present within fifteen (15) minutes after the time appointed for holding the meeting, the Members present shall choose one of their number to be chairman of the meeting.

80.         The chairman may, with the consent of a meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a general meeting is adjourned for thirty calendar days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Otherwise it shall not be necessary to give any such notice.

81.         A resolution put to the vote of the meeting shall be decided on the vote of the requisite majority pursuant to a poll of the Members. Unless otherwise required by the Statute or these Articles, such requisite majority shall be a simple majority of votes that are able to be cast.

82.         The Directors may cancel or postpone any duly convened general meeting at any time prior to such meeting, except for general meetings requisitioned by the Members in accordance with these Articles, for any reason or for no reason, upon notice in writing to Members. A postponement may be for a stated period of any length or indefinitely as the Directors may determine. Notice of the business to be transacted at such postponed general meeting shall not be required. If a general meeting is postponed in accordance with this Article, the appointment of a proxy will be valid if it is received as required by the Articles not less than 48 hours before the time appointed for holding the postponed meeting.

VOTES OF MEMBERS

83.         Subject to any rights and restrictions for the time being attached to any Share, every Member present in person or by proxy (or, if a corporation or other non-natural person, by its duly authorized representative or proxy) shall, at a general meeting of the Company, have one (1) vote for each Ordinary Share of which such Member is the holder.

84.         In the case of joint holders of record the vote of the senior holder who tenders a vote, whether in person or by proxy (or, if a corporation or other non-natural person, by its duly authorized representative or proxy), shall be accepted to the exclusion of the votes of the other joint holders and and for this purpose seniority shall be determined by the order in which the names of the holders stand in the Register of Members.

85.         Shares carrying the right to vote that are held by a Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may be voted by his committee, receiver, curator bonis, or other Person on such Member’s behalf appointed by that court, and any such committee, receiver, curator bonis or other person may vote by proxy.

86.         No Person shall be entitled to vote at any general meeting or at any separate meeting of the holders of a class of Shares unless he is registered as a Member on the record date for such meeting nor unless all calls or other monies then payable by him in respect of Shares have been paid.

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87.         No objection shall be raised to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at the meeting shall be valid. Any objection made in due time shall be referred to the chairman whose decision shall be final and conclusive.

88.         Votes may be cast either personally or by proxy. A Member may appoint more than one proxy or the same proxy under one or more instruments to attend and vote at a meeting. All resolutions shall be determined by poll and not on a show of hands. An instrument appointing a proxy may be in any usual or common form or such other form as the Directors may approve.

89.         A Member holding more than one Share need not cast the votes in respect of his Shares in the same way on any resolution and therefore may vote a Share or some or all such Shares either for or against a resolution and/or abstain from voting a Share or some or all of the Shares and, subject to the terms of the instrument appointing him, a proxy appointed under one or more instruments may vote a Share or some or all of the Shares in respect of which he is appointed either for or against a resolution and/or abstain from voting.

PROXIES

90.         The instrument appointing a proxy shall be in writing, be executed under the hand of the appointor or of his attorney duly authorized in writing, or, if the appointor is a corporation, under the hand of an officer or attorney duly authorized for that purpose. A proxy need not be a Member of the Company.

91.         The instrument appointing a proxy shall be deposited at the Registered Office or at such other place as is specified for that purpose in the notice convening the meeting, or in any instrument of proxy sent out by the Company:

(a).        not less than forty-eight (48) hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote; or

(b).        in the case of a poll taken more than forty-eight (48) hours after it is demanded, be deposited as aforesaid after the poll has been demanded and not less than twenty-four (24) hours before the time appointed for the taking of the poll; or

(c).        where the poll is not taken forthwith but is taken not more than forty-eight (48) hours after it was demanded be delivered at the meeting at which the poll was demanded to the chairman or to the secretary or to any director;

provided that the Directors may in the notice convening the meeting, or in an instrument of proxy sent out by the Company, direct that the instrument appointing a proxy may be deposited (no later than the time for holding the meeting or adjourned meeting) at the Registered Office or at such other place as is specified for that purpose in the notice convening the meeting, or in any instrument of proxy sent out by the Company. The chairman may in any event at his discretion direct that an instrument of proxy shall be deemed to have been duly deposited. An instrument of proxy that is not deposited in the manner permitted shall be invalid.

92.         The instrument appointing a proxy may be in any usual or common form and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked. An instrument appointing a proxy shall be deemed to to confer authority to demand or join or concur in demanding a poll.

93.         Votes given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the Share in respect of which the proxy is given unless notice in writing of such death, insanity, revocation or transfer was received by the Company at the Registered Office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

CORPORATIONS ACTING BY REPRESENTATIVES

94.         Any corporation or other non-natural person which is a Member or a Director may in accordance with its constitutional documents, or in the absence of such provision by resolution of its directors or other governing body, authorize such person as it thinks fit to act as its representative at any meeting of the Company or

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of any meeting of holders of a Class or of the Directors or of a committee of Directors, and the person so authorized shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual Member or Director.

SHARES THAT MAY NOT BE VOTED

95.         Shares in the Company that are beneficially owned by the Company shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding Shares at any given time.

DEPOSITARY AND CLEARING HOUSES

96.         If a recognised clearing house (or its nominee(s)) or depositary (or its nominee(s)) is a Member of the Company it may, by resolution of its directors or other governing body or by power of attorney, authorise such Person(s) as it thinks fit to act as its representative(s) at any general meeting of the Company or of any Class of Members provided that, if more than one Person is so authorized, the authorization shall specify the number and Class of Shares in respect of which each such Person is so authorized. A Person so authorized pursuant to this Article shall be entitled to exercise the same powers on behalf of the recognised clearing house (or its nominee(s)) or depositary (or its nominee(s)) which he represents as that recognised clearing house (or its nominee(s)) or depositary (or its nominee(s)) could exercise if it were an individual Member holding the number and Class of Shares specified in such authorization.

DIRECTORS

97.         Unless otherwise determined by the Company in general meeting, the number of Directors shall not be less than [five (5)] Directors, with at least one (1) Independent Director, and there shall be no maximum number of Directors.

98.         The Board of Directors shall have a Chairman elected and appointed by a majority of the Directors then in office. The period for which the Chairman will hold office will also be determined by a majority of all of the Directors then in office. The Chairman shall preside as chairman at every meeting of the Board of Directors, save and except that if the Chairman is not present at a meeting of the Board of Directors within fifteen minutes after the time appointed for holding the same, or if the Chairman is unable or unwilling to act as the chairman of a meeting of the Board of Directors, the attending Directors may choose one of their number to be the chairman of the meeting.

99.         The Company may by Ordinary Resolution appoint any person to be a Director.

100.       The Board may, by the affirmative vote of a simple majority of the remaining Directors present and voting at a Board meeting, appoint any person as a Director, to fill a casual vacancy on the Board or as an addition to the existing Board.

101.       A Director shall hold office until the expiration of his or her term or his or her successor shall have been elected and qualified, or until his or her office is otherwise vacated.

102.       A Director shall not be required to hold any Shares in the Company by way of qualification. A Director who is not a Member of the Company shall nevertheless be entitled to attend and speak at general meetings.

103.       A Director may be removed from office by Ordinary Resolution of the Company, notwithstanding anything in these Articles or in any agreement between the Company and such Director (but without prejudice to any claim for damages under such agreement). A vacancy on the Board created by the removal of a Director under the previous sentence may be filled by Ordinary Resolution or by the affirmative vote of a simple majority of the remaining Directors present and voting at a Board meeting. The notice of any meeting at which a resolution to remove a Director shall be proposed or voted upon must contain a statement of the intention to remove that Director and such notice must be served on that Director not less than ten (10) calendar days before the meeting. Such Director is entitled to attend the meeting and be heard on the motion for his removal.

104.       The remuneration of the Directors may be determined by the Directors or by Ordinary Resolution.

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105.       The Directors shall be entitled to be paid their travelling, hotel and other expenses properly incurred by them in going to, attending and returning from meetings of the Directors, or any committee of the Directors, or general meetings of the Company, or otherwise in connection with the business of the Company, or to receive such fixed allowance in respect thereof as may be determined by the Directors from time to time, or a combination partly of one such method and partly the other.

106.       Subject to applicable Law, Designated Stock Exchange Rules and the Articles, The Board may establish any committee of the Board as the Board shall deem appropriate from time to time, and committees of the Board shall have the rights, powers and privileges granted to such committees by the Board from time to time.

POWERS AND DUTIES OF DIRECTORS

107.       Subject to the provisions of the Statute, the Memorandum and these Articles and to any directions given by Special Resolution, the business and affairs of the Company shall be conducted as directed by the Board of Directors of the Company. The Board shall have all such powers and authorities, and may do all such acts and things, to the maximum extent permitted by applicable Law, the Memorandum and these Articles. No resolution passed by the Company in general meeting shall invalidate any prior act of the Directors that would have been valid if that resolution had not been passed.

108.       The Board may, from time to time, and except as required by applicable Law or Designated Stock Exchange Rules, adopt, institute, amend, modify or revoke the corporate governance policies or initiatives of the Company and determine on various corporate governance related matters of the Company as the Board shall determine by resolution of Directors from time to time.

109.       Subject to these Articles, the Directors may from time to time appoint any natural person or corporation, whether or not a Director to hold such office in the Company as the Directors may think necessary for the administration of the Company, including but not limited to, chief executive officer, one or more other executive officers, president, one or more vice-presidents, treasurer, assistant treasurer, manager or controller, and for such term and at such remuneration (whether by way of salary or commission or participation in profits or partly in one way and partly in another), and with such powers and duties as the Directors may think fit. Any natural person or corporation so appointed by the Directors may be removed by the Directors. The Directors may also appoint one or more of their number to the office of managing director upon like terms, but any such appointment shall ipso facto terminate if any managing director ceases for any cause to be a Director, or if the Company by Ordinary Resolution resolves that his tenure of office be terminated.

110.       The Directors may appoint any natural person or corporation to be a Secretary (and if need be an assistant Secretary or assistant Secretaries) who shall hold office for such term, at such remuneration and upon such conditions and with such powers as they think fit. Any Secretary or assistant Secretary so appointed by the Directors may be removed by the Directors.

111.       The Directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors.

112.       The Directors may from time to time and at any time by power of attorney (whether under Seal or under hand) or otherwise appoint any company, firm or Person or body of Persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys or authorized signatory (any such person being an “Attorney” or “Authorized Signatory”, respectively) of the Company for such purposes and with such powers, authorities and discretion (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney or other appointment may contain such provisions for the protection and convenience of Persons dealing with any such Attorney or Authorized Signatory as the Directors may think fit, and may also authorise any such Attorney or Authorized Signatory to delegate all or any of the powers, authorities and discretion vested in him.

113.       The Directors may from time to time provide for the management of the affairs of the Company in such manner as they shall think fit and the provisions contained in the three next following Articles shall not limit the general powers conferred by this Article.

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114.       The Directors from time to time and at any time may establish any committees, local boards or agencies for managing any of the affairs of the Company and may appoint any natural person or corporation to be a member of such committees or local boards and may appoint any managers or agents of the Company and may fix the remuneration of any such natural person or corporation.

115.       The Directors from time to time and at any time may delegate to any such committee, local board, manager or agent any of the powers, authorities and discretions for the time being vested in the Directors and may authorise the members for the time being of any such local board, or any of them to fill any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit and the Directors may at any time remove any natural person or corporation so appointed and may annul or vary any such delegation, but no Person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

116.       Any such delegates as aforesaid may be authorized by the Directors to sub-delegate all or any of the powers, authorities, and discretion for the time being vested in them.

BORROWING POWERS OF DIRECTORS

117.       The Directors may from time to time at their discretion exercise all the powers of the Company to borrow money, to mortgage or charge all or any part of its undertaking, property and assets (present and future) and uncalled capital, and to issue debentures, bonds and other securities, whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

DISQUALIFICATION OF DIRECTORS

118.       The office of a Director shall be vacated if:

(a).        he gives notice in writing to the Company that he resigns the office of Director;

(b).        he dies, becomes bankrupt or makes any arrangement or composition with his creditors generally;

(c).        is prohibited by any applicable Law or Designated Stock Exchange Rules from being a Director;

(d).        he is found to be or becomes of unsound mind; or

(e).        is removed from office pursuant to any other provision of these Articles.

MEETINGS OF THE BOARD OF DIRECTORS

119.       The Board shall meet at such times and in such places as the Board shall designate from time to time. A meeting of the Board may be called by any Director on no less than [twenty-four (24) hours] prior written notice of the time, place and agenda of the meeting. Subject to these Articles, questions arising at any meeting shall be decided by a majority of votes of the Directors present at a meeting at which there is a quorum, with each having one (1) vote and in case of an equality of votes, the Chairman shall have a second or casting vote.

120.       A Director may participate in any meeting of the Board or of any committee of the Board by means of video conference, teleconference or other similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute such Director’s presence in person at the meeting.

121.       The quorum necessary for the transaction of the business of the Board may be fixed by the Directors, and unless so fixed, the presence of [two (2) Directors (of which at least one (1) of them shall be a Management Director)] then in office shall constitute a quorum. A Director represented by proxy or by an alternate Director at any meeting shall be deemed to be present for the purposes of determining whether or not a quorum is present.

122.       If a quorum is not present at any duly called meeting, such meeting may be adjourned to a time no earlier than [forty-eight (48) hours] after written notice of such adjournment has been given to the Directors. The Directors present at such adjourned meeting shall constitute a quorum, provided that the Directors present at such adjourned meeting may only discuss and/or approve the matters as described in the meeting notice delivered to the Directors in accordance with Article 119.

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123.       A resolution in writing (in one or more counterparts), signed by all the Directors or all the members of a committee of Directors entitled to receive notice of a meeting of Directors or committee of Directors, as the case may be (an alternate Director, subject as provided otherwise in the terms of appointment of the alternate Director, being entitled to sign such a resolution on behalf of his appointer), shall be as valid and effectual as if it had been passed at a meeting of the Directors or committee, as the case may be, duly convened and held. When signed a resolution may consist of several documents each signed by one or more of the Directors or his duly appointed alternate.

124.       Subject to any regulations imposed on it by the Directors, a committee appointed by the Directors may elect a chairman of its meetings. If no such chairman is elected, or if at any meeting the chairman is not present within fifteen (15) minutes after the time appointed for holding the meeting, the committee members present may choose one of their number to be chairman of the meeting.

125.       A committee appointed by the Directors may meet and adjourn as it thinks proper. Subject to any regulations imposed on it by the Directors, questions arising at any meeting shall be determined by a majority of votes of the committee members present and in case of an equality of votes the chairman shall have a second or casting vote.

126.       All acts done by any meeting of the Directors or of a committee of Directors, or by any Person acting as a Director, shall notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or Person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such Person had been duly appointed and was qualified to be a Director.

127.       The Company shall pay all fees, charges and expenses (including travel and related expenses) incurred by each Director in connection with: (i) attending the meetings of the Board and all committees thereof (if any) and (ii) conducting any other Company business requested by the Company.

PRESUMPTION OF ASSENT

128.       A Director who is present at a meeting of the Board at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the chairman or secretary of the meeting before the adjournment thereof or shall forward such dissent by registered post to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

DIRECTORS’ INTERESTS

129.       A Director may:

(a).        hold any other office or place of profit with the Company (except that of Auditor) in conjunction with his office of Director for such period and upon such terms as the Board may determine. Any remuneration (whether by way of salary, commission, participation in profits or otherwise) paid to any Director in respect of any such other office or place of profit shall be in addition to any remuneration provided for by or pursuant to any other Article;

(b).        act by himself or his firm in a professional capacity for the Company (otherwise than as Auditor) and he or his firm may be remunerated for professional services as if he were not a Director;

(c).        continue to be or become a director, managing director, joint managing director, deputy managing director, executive director, manager or other officer or member of any other company promoted by the Company or in which the Company may be interested as a vendor, shareholder or otherwise and (unless otherwise agreed) no such Director shall be accountable for any remuneration, profits or other benefits received by him as a director, managing director, joint managing director, deputy managing director, executive director, manager or other officer or member of or from his interests in any such other company. Subject as otherwise provided by these Articles the Directors may exercise or cause to be exercised the voting powers conferred by the shares in any other company held or owned by the Company, or exercisable by them as Directors of such other company in such manner in all respects as they think fit (including the exercise thereof in favour of any resolution appointing themselves or any of them directors, managing directors, joint managing directors, deputy managing directors, executive directors, managers or other officers of such company) or voting or providing

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for the payment of remuneration to the director, managing director, joint managing director, deputy managing director, executive director, manager or other officers of such other company and any Director may vote in favour of the exercise of such voting rights in manner aforesaid notwithstanding that he may be, or about to be, appointed a director, managing director, joint managing director, deputy managing director, executive director, manager or other officer of such a company, and that as such he is or may become interested in the exercise of such voting rights in manner aforesaid.

Notwithstanding the foregoing, no “Independent Director” as defined in the rules of the Designated Stock Exchange or in Rule 10A-3 under the Exchange Act, and with respect of whom the Board has determined constitutes an “Independent Director” for purposes of compliance with applicable Law or the Company’s listing requirements, shall without the consent of the Audit Committee take any of the foregoing actions or any other action that would reasonably be likely to affect such Director’s status as an “Independent Director” of the Company.

130.       Subject to applicable Law and to these Articles, no Director or proposed or intending Director shall be disqualified by his office from contracting with the Company, either with regard to his tenure of any office or place of profit or as vendor, purchaser or in any other manner whatever, nor shall any such contract or any other contract or arrangement in which any Director is in any way interested be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company or the Members for any remuneration, profit or other benefits realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relationship thereby established provided that such Director shall disclose the nature of his interest in any contract or arrangement in which he is interested in accordance with Article 131 herein. Any such transaction that would reasonably be likely to affect a Director’s status as an “Independent Director”, or that would constitute a “related party transaction” as defined by Item 7 of Form 20F promulgated by the Comission, shall require the approval of the Audit Committee.

131.       A Director who to his knowledge is in any way, whether directly or indirectly, interested in a contract or arrangement or proposed contract or arrangement with the Company shall declare the nature of his interest at the meeting of the Board at which the question of entering into the contract or arrangement is first considered, if he knows his interest then exists, or in any other case at the first meeting of the Board after he knows that he is or has become so interested. For the purposes of this Article, a general Notice to the Board by a Director to the effect that:

(a).        he is a member or officer of a specified company or firm and is to be regarded as interested in any contract or arrangement which may after the date of the Notice be made with that company or firm; or

(b).        he is to be regarded as interested in any contract or arrangement which may after the date of the Notice be made with a specified person who is connected with him;

shall be deemed to be a sufficient declaration of interest under this Article in relation to any such contract or arrangement, provided that no such Notice shall be effective unless either it is given at a meeting of the Board or the Director takes reasonable steps to secure that it is brought up and read at the next Board meeting after it is given.

132.       Following a declaration being made pursuant to the last preceding two Articles, subject to any separate requirement for Audit Committee approval under applicable Law or the Designated Stock Exchange Rules, and unless disqualified by the chairman of the relevant Board meeting, a Director may vote in respect of any contract or proposed contract or arrangement in which such Director is interested and may be counted in the quorum at such meeting.

MINUTES

133.       The Directors shall cause minutes to be made for the purpose of all appointments of officers made by the Directors, all proceedings at meetings of the Company or the holders of any Class of Shares and of the Directors, and of committees of Directors including the names of the Directors or alternate Directors present at each meeting.

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134.       When the chairman of a meeting of the Directors signs the minutes of such meeting the same shall be deemed to have been duly held notwithstanding that all the Directors have not actually come together or that there may have been a technical defect in the proceedings.

ALTERNATE DIRECTORS

135.       Any Director (other than an alternate Director) may by writing appoint any other Director, or any other person willing to act, to be an alternate Director and by writing may remove from office an alternate Director so appointed by him.

136.       An alternate Director shall be entitled to receive notice of all meetings of Directors and of all meetings of committees of Directors of which his appointor is a member, to attend and vote at every such meeting at which the Director appointing him is not personally present, and generally to perform all the functions of his appointor as a Director in his absence.

137.       An alternate Director shall cease to be an alternate Director if his appointor ceases to be a Director.

138.       Any appointment or removal of an alternate Director shall be by notice to the Company signed by the Director making or revoking the appointment or in any other manner approved by the Directors.

139.       An alternate Director shall be deemed for all purposes to be a Director and shall alone be responsible for his own acts and defaults and shall not be deemed to be the agent of the Director appointing him.

[AUDIT COMMITTEE

140.       Without prejudice to the freedom of the Directors to establish any other committees, for so long as the shares of the Company are listed or quoted on the Designated Stock Exchange, the Board shall establish and maintain an Audit Committee as a committee of the Board, the composition and responsibilities of which shall comply with the charter of the Audit Committee, the Designated Stock Exchange Rules and the rules and regulations of the Commission.]

NO MINIMUM SHAREHOLDING

141.       The Company in general meeting may fix a minimum shareholding required to be held by a Director, but unless and until such a shareholding qualification is fixed, a Director is not required to hold Shares.

SEAL

142.       The Company may, if the Directors so determine, have a Seal. The Seal shall only be used by the authority of the Directors or of a committee of the Directors authorized by the Directors. Every instrument to which the Seal has been affixed shall be signed by at least one person who shall be either a Director or some officer or other person appointed by the Directors for the purpose.

143.       The Company may have for use in any place or places outside the Cayman Islands a duplicate Seal or Seals each of which shall be a facsimile of the common Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

144.       A Director or officer, representative or attorney of the Company may without further authority of the Directors affix the Seal over his signature alone to any document of the Company required to be authenticated by him under seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

DIVIDENDS, DISTRIBUTIONS AND RESERVE

145.       Subject to the Statute and these Articles any rights and restrictions for the time being attached to any Shares, the Directors may from time to time declare dividends (including interim dividends) and other distributions on Shares in issue and authorize payment of the dividends or distributions out of the funds of the Company lawfully available therefor. No dividend or distribution shall be paid except out of the realized or unrealized profits of the Company, or out of the share premium account or as otherwise permitted by the Statute.

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146.       Except as otherwise provided by the rights attached to Shares, all dividends shall be declared and paid according to the par value of the Shares that a Member holds. If any Share is issued on terms providing that it shall rank for dividend as from a particular date, that Share shall rank for dividend accordingly.

147.       The Directors may deduct from any dividend or distribution payable to any Member all sums of money (if any) then payable by him to the Company on account of calls or otherwise.

148.       The Directors may declare that any dividend or distribution be paid wholly or partly by the distribution of specific assets and in particular of shares, debentures, or securities of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the basis of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees as may seem expedient to the Directors.

149.       Any dividend, distribution, interest or other monies payable in cash in respect of Shares may be paid by wire transfer to the holder or by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of the holder who is first named on the Register of Members or to such person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of three or more joint holders may give effectual receipts for any dividends, bonuses, or other monies payable in respect of the Share held by them as joint holders.

150.       If several Persons are registered as joint holders of any Share, any of them may give effective receipts for any dividend or other moneys payable on or in respect of the Share.

151.       No dividend or distribution shall bear interest against the Company.

152.       Any dividend which cannot be paid to a Member and/or which remains unclaimed after six (6) months from the date of declaration of such dividend may, in the discretion of the Directors, be paid into a separate account in the Company’s name, provided that the Company shall not be constituted as a trustee in respect of that account and the dividend shall remain as a debt due to the Member. Any dividend which remains unclaimed after a period of six (6) years from the date of declaration of such dividend shall be forfeited and shall revert to the Company.

CAPITALIZATION

153.       Subject to applicable Law, the Directors may:

(a).        resolve to capitalise any sum standing to the credit of any of the Company’s reserve accounts or funds (including the Share Premium Account and capital redemption reserve fund) or any sum standing to the credit of the profit and loss account or otherwise available for distribution;

(b).        appropriate the sum resolved to be capitalised to the Members in proportion to the nominal amount of Shares (whether or not fully paid) held by them respectively and apply that sum on their behalf in or towards:

(i)          paying up the amounts (if any) for the time being unpaid on Shares held by them respectively, or

(ii)         paying up in full unissued Shares or debentures of a nominal amount equal to that sum,

and allot the Shares or debentures, credited as fully paid, to the Members (or as they may direct) in those proportions, or partly in one way and partly in the other, but the Share Premium Account, the capital redemption reserve and profits which are not available for distribution may, for the purposes of this Article, only be applied in paying up unissued Shares to be allotted to Members credited as fully paid;

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(c).        make any arrangements they think fit to resolve a difficulty arising in the distribution of a capitalised reserve and in particular, without limitation, where Shares or debentures become distributable in fractions the Directors may deal with the fractions as they think fit;

(d).        authorise a Person to enter (on behalf of all the Members concerned) into an agreement with the Company providing for either:

(i)          the allotment to the Members respectively, credited as fully paid, of Shares or debentures to which they may be entitled on the capitalisation, or

(ii)         the payment by the Company on behalf of the Members (by the application of their respective proportions of the reserves resolved to be capitalised) of the amounts or part of the amounts remaining unpaid on their existing Shares, and any such agreement made under this authority being effective and binding on all those Members; and

(e).        generally do all acts and things required to give effect to the resolution.

154.       Notwithstanding any provisions in these Articles, the Directors may resolve to capitalise any sum standing to the credit of any of the Company’s reserve accounts or funds (including the Share Premium Account and capital redemption reserve fund) or any sum standing to the credit of the profit and loss account or otherwise available for distribution by applying such sum in paying up in full unissued Shares to be allotted and issued to:

(a).        employees (including Directors) or service providers of the Company or its Affiliates upon exercise or vesting of any options or awards granted under any share incentive scheme or employee benefit scheme or other arrangement which relates to such persons that has been adopted or approved by the Directors or the Members;

(b).        any trustee of any trust or administrator of any share incentive scheme or employee benefit scheme to whom shares are to be allotted and issued by the Company in connection with the operation of any share incentive scheme or employee benefit scheme or other arrangement which relates to such persons that has been adopted or approved by the Directors or Members; or

(c).        the holders of warrants issued by the Company upon the cashless exercise of such warrant in accordance with the terms thereof.

BOOKS OF ACCOUNT

155.       The Directors shall cause proper books of account to be kept with respect to all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place, all sales and purchases of goods by the Company and the assets and liabilities of the Company. Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

156.       The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by the Statute or authorized by the Directors or by the Company in general meeting.

157.       The Directors may from time to time cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by the Law.

AUDIT

158.       Subject to applicable Law and Designated Stock Exchange Rules, the Directors may appoint an Auditor of the Company who shall hold office until removed from office by a resolution of the Directors.

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159.       The remuneration of the Auditor shall be determined by the Audit Committee or, in the absence of such an Audit Committee, by the Board.

160.       If the office of auditor becomes vacant by the resignation or death of the Auditor, or by his becoming incapable of acting by reason of illness or other disability at a time when his services are required, the Directors shall fill the vacancy and determine the remuneration of such Auditor.

161.       Auditors of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the Auditors.

162.       Auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment and at any time during their term of office upon request of the Directors or any general meeting of the Members.

163.       The statement of income and expenditure and the balance sheet provided for by these Articles shall be examined by the Auditor and compared by him with the books, accounts and vouchers relating thereto; and he shall make a written report thereon stating whether such statement and balance sheet are drawn up so as to present fairly the financial position of the Company and the results of its operations for the period under review and, in case information shall have been called for from Directors or officers of the Company, whether the same has been furnished and has been satisfactory. The financial statements of the Company shall be audited by the Auditor in accordance with generally accepted auditing standards. The Auditor shall make a written report thereon in accordance with generally accepted auditing standards and the report of the Auditor shall be submitted to the Audit Committee. The generally accepted auditing standards referred to herein may be those of a country or jurisdiction other than the Cayman Islands. If so, the financial statements and the report of the Auditor should disclose this act and name such country or jurisdiction.

SHARE PREMIUM ACCOUNT

164.       The Directors shall in accordance with the Statute establish a Share Premium Account and shall carry to the credit of such account from time to time a sum equal to the amount or value of the premium paid on the issue of any Share.

165.       There shall be debited to any Share Premium Account on the redemption or purchase of a Share the difference between the nominal value of such Share and the redemption or purchase price provided always that at the discretion of the Directors such sum may be paid out of the profits of the Company or, if permitted by the Statute, out of capital.

NOTICES

166.       Except as otherwise provided in these Articles, any notice or document may be served by the Company or by the Person entitled to give notice to any Member either personally, or by posting it by airmail or by a recognized courier service in a prepaid letter addressed to such Member at his address as appearing in the Register of Members, or by electronic mail to any electronic mail address such Member may have specified in writing for the purpose of such service of notices, or by facsimile to any facsimile number such Member may have specified in writing for the purpose of such service of notices, or, to the extent permitted by applicable Law, by placing it on the Company’s Website should the Directors deem it appropriate. In the case of joint holders of a Share, all notices shall be given to that one of the joint holders whose name stands first in the Register of Members in respect of the joint holding, and notice so given shall be sufficient notice to all the joint holders.

167.       Any notice or other document, if served by:

(a).        post, shall be deemed to have been served five (5) calendar days after the time when the letter containing the same is posted;

(b).        facsimile, shall be deemed to have been served upon production by the transmitting facsimile machine of a report confirming transmission of the facsimile in full to the facsimile number of the recipient;

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(c).        recognized courier service, shall be deemed to have been served 48 hours after the time when the letter containing the same is delivered to the courier service;

(d).        electronic mail, shall be deemed to have been served immediately upon the time of the transmission by electronic mail; or

(e).        placing it on the Company’s Website, shall be deemed to have been served immediately upon the time when the same is placed on the Company’s Website.

168.       Any Members present, either personally or by proxy, at any meeting of the Company shall for all purposes be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was convened.

169.       A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a Share or Shares in consequence of the death or bankruptcy of a Member in the same manner as other notices which are required to be given under these Articles and shall be addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

170.       Notice of every general meeting shall be given in any manner hereinbefore authorized to every person shown as a Member in the Register of Members on the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the Register of Members and every person upon whom the ownership of a Share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Member of record where the Member of record but for his death or bankruptcy would be entitled to receive notice of the meeting, and no other person shall be entitled to receive notices of general meetings.

INFORMATION

171.       No Member shall be entitled to require discovery of any information in respect of any detail of the Company’s trading or any information which is or may be in the nature of a trade secret or secret process which may relate to the conduct of the business of the Company and which in the opinion of the Board would not be in the interests of the Members of the Company to communicate to the public.

172.       The Board shall be entitled to release or disclose any information in its possession, custody or control regarding the Company or its affairs to any of its Members including, without limitation, information contained in the Register and transfer books of the Company.

WINDING UP

173.       If the Company shall be wound up, the liquidator may, with the sanction of a Special Resolution of the Company and any other sanction required by the Statute, divide amongst the Members in species or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for that purpose value any assets and determine how the division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any asset upon which there is a liability.

174.       If the Company shall be wound up, and the assets available for distribution amongst the Members shall be insufficient to repay the whole of the share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the par value of the Shares held by them. If in a winding up the assets available for distribution amongst the Members shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst the Members in proportion to the par value of the Shares held by them at the commencement of the winding up subject to a deduction from those Shares in respect of which there are monies due, of all monies payable to the Company for unpaid calls or otherwise. This Article is without prejudice to the rights of the holders of Shares issued upon special terms and conditions.

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INDEMNITY

175.       Every Director (including for the purposes of this Article any alternate Director appointed pursuant to the provisions of these Articles), Secretary, assistant Secretary, or other officer for the time being and from time to time of the Company (but not including the Company’s Auditors) and the personal representatives of the same (each, an “Indemnified Person”) shall be indemnified and secured harmless against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own dishonesty, wilful default or fraud, in or about the conduct of the Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere.

FINANCIAL YEAR

176.       Unless the Directors otherwise prescribe, the financial year of the Company shall end on 31st December in each year.

DISCLOSURE

177.       The Directors, or any service providers (including the officers, the Secretary and the registered office agent of the Company) specifically authorized by the Directors, shall be entitled to disclose to any regulatory or judicial authority any information regarding the affairs of the Company including without limitation information contained in the Register and books of the Company.

TRANSFER BY WAY OF CONTINUATION

178.       The Company may by Special Resolution resolve to be registered by way of continuation in a jurisdiction outside the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing. In furtherance of a resolution adopted pursuant to this Article, the Directors may cause an application to be made to the Registrar of Companies to deregister the Company in the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing and may cause all such further steps as they consider appropriate to be taken to effect the transfer by way of continuation of the Company.

MERGERS AND CONSOLIDATIONS

179.       The Company shall have the power to merge or consolidate with one or more other constituent companies (as defined in the Statute) upon such terms as the Directors may determine and (to the extent required by the Statute) with the approval of a Special Resolution.

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Exhibit B

LOCK-UP AGREEMENT

This Lock-Up Agreement (this “Agreement”) is dated as of [*], by and between the shareholder set forth on the signature page to this Agreement (the “Holder”) and Aimfinity Investment Merger Sub I, a Cayman Islands exempted company and wholly-owned subsidiary of the Parent (the “Purchaser”). Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Merger Agreement (as defined below).

BACKGROUND

A. The Purchaser has entered into a certain Agreement and Plan of Merger, dated as of [*] (the “Merger Agreement”), with Aimfinity Investment Corp. I, a Cayman Islands exempted Company (the “Parent”), Purchaser, Docter Inc., a Delaware corporation (the “Company”), and Aimfinity Investment Merger Sub II, Inc., a Delaware corporation and wholly-owned subsidiary of the Purchaser (“Merger Sub”); and

B. the Merger Agreement provides for, among other things, (i) Merger Sub merging with and into the Company, with the Company surviving as the surviving company in such merger, and (ii) the Company Shares issued and outstanding immediately prior to the Effective Time (other than the Excluded Shares) being cancelled in exchange for the right to receive Closing Payment Shares and the Earnout Shares, in each case, in accordance with the terms and subject to the conditions set forth in the Merger Agreement; and

C. the Holder is the record and/or beneficial owner of Company Shares and is therefore entitled to receive the corresponding number of Closing Payment Shares and Earnout Shares (if any) pursuant to the Merger Agreement; and

D. as a condition of, and as a material inducement for the Purchaser to enter into and consummate the transactions contemplated by, the Merger Agreement, the Holder has agreed to execute and deliver this Agreement on or before the Closing Date.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

AGREEMENT

1.      Lock-Up.

a. During the Lock-up Period (as defined below), the Holder irrevocably agrees that he or she will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any of the Lock-up Shares (as defined below) (including any securities convertible into, or exchangeable for, or representing the rights to receive, Lock-up Shares), enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such Lock-up Shares, whether any of these transactions are to be settled by delivery of any such Lock-up Shares, in cash or otherwise, publicly disclose the intention to make any offer, sale, pledge or disposition, or enter into any transaction, swap, hedge or other arrangement, or engage in any Short Sales (as defined below) with respect to any security of the Purchaser.

b. In furtherance of the foregoing, the Purchaser will (i) place an irrevocable stop order on all Purchaser Ordinary Shares which are Lock-up Shares, including those which may be covered by a registration statement, and (ii) notify the Purchaser’s transfer agent in writing of the stop order and the restrictions on such Lock-up Shares under this Agreement and direct the Purchaser’s transfer agent not to process any attempts by the Holder to resell or transfer any Lock-up Shares, except in compliance with this Agreement.

c. For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

d. For purposes of this Agreement, the “Lock-up Period” means a period of one (1) year from the Closing Date.

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The restrictions set forth herein shall not apply to: (1) in the case of a corporation, limited liability company, partnership, trust or other entity, transfers or distributions to the Holder’s current general or limited partners, managers or members, stockholders, beneficiaries, other equity holders or to direct or indirect affiliates (within the meaning of Rule 405 under the Securities Act of 1933, as amended); (2) transfers by bona fide gift to a charity or to members of the Holder’s immediate family (for purposes of this Agreement, “immediate family” shall mean with respect to any natural person, any of the following: such person’s spouse (or spousal equivalent), the siblings of such person and his or her spouse (or spousal equivalent), and the direct descendants and ascendants (including adopted and step children and parents) of such person and his or her spouses (or equivalent) and siblings) or to a trust, the beneficiary of which is the Holder or a member of the Holder’s immediate family for estate planning purposes; (3) by virtue of the laws of descent and distribution upon death of the Holder; (4) pursuant to a qualified domestic relations order, provided that in each case (i) such transferee, distributee or devisee shall agree to be bound in writing by the terms of this Agreement prior to such transfer or disposition; (ii) such transfer or disposition shall not involve a disposition for value; (iii) any required public report or filing (including filings under the Exchange Act) shall disclose the nature of such transfer or disposition and that the Lock-up Shares remain subject to the lock-up restrictions herein; and (iv) there shall be no voluntary public disclosure or other announcement of such transfer or disposition; (5) transactions relating to the Purchaser Ordinary Shares or other securities convertible into or exercisable or exchangeable for Purchaser Ordinary Shares acquired in open market transactions after the Closing; (6) the exercise of any options or warrants to purchase Purchaser Ordinary Shares (which exercises may be effected on a cashless basis to the extent the instruments representing such options or warrants permit exercises on a cashless basis); or (7) Transfers to Purchaser to satisfy tax withholding obligations pursuant to Purchaser’s equity incentive plans or arrangements.

2.      Representations and Warranties

Each of the parties hereto, by their respective execution and delivery of this Agreement, hereby represents and warrants to the others and to all third party beneficiaries of this Agreement that (a) such party has the full right, capacity and authority to enter into, deliver and perform its respective obligations under this Agreement, (b) this Agreement has been duly executed and delivered by such party and is the binding and enforceable obligation of such party, enforceable against such party in accordance with the terms of this Agreement, and (c) the execution, delivery and performance of such party’s obligations under this Agreement will not conflict with or breach the terms of any other agreement, contract, commitment or understanding to which such party is a party or to which the assets or securities of such party are bound. The Holder has independently evaluated the merits of its decision to enter into and deliver this Agreement, and such Holder confirms that it has not relied on the advice of the Purchaser, the Purchaser’s legal counsel, or any other person.

3.      Beneficial Ownership

The Holder hereby represents and warrants that as of the date hereof, it does not beneficially own, directly or through its nominees (as determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder), any shares of capital stock of the Purchaser, or any economic interest in or derivative of such stock, other than the Closing Payment Shares. For purposes of this Agreement, the Closing Payment Shares beneficially owned by the Holder, together with any Earnout Shares acquired during the Lock-up Period, if any, are collectively referred to as the “Lock-up Shares.”

4.      No Additional Fees/Payment.

Other than the consideration specifically referenced herein, the parties hereto agree that no fee, payment or additional consideration in any form has been or will be paid to the Holder in connection with this Agreement.

5.      Notices.

Any notices required or permitted to be sent hereunder shall be delivered personally or by courier service to the following addresses, or such other address as any party hereto designates by written notice to the other party. Provided, however, a transmission per telefax or email shall be sufficient and shall be deemed to be properly served when the telefax or email is received if the signed original notice is received by the recipient within three (3) calendar days thereafter.

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(a) If to the Purchaser:

[PubCo]

[Address]

[Attn:]

[Email: ]

With a copy (which shall not constitute notice) to:

Robinson & Cole LLP

666 Third Avenue, 20th Floor

New York, NY 10017

Attn: Arila E. Zhou, Esq.

Email: azhou@rc.com

(b) If to the Holder, to the address set forth on the Holder’s signature page hereto, or to such other address as any party may have furnished to the others in writing in accordance herewith.

6.      Enumeration and Headings

The enumeration and headings contained in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

7.      Counterparts

This Agreement may be executed in facsimile and in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall together constitute one and the same agreement.

8.      Successors and Assigns

This Agreement and the terms, covenants, provisions and conditions hereof shall be binding upon, and shall inure to the benefit of, the respective heirs, successors and assigns of the parties hereto. The Holder hereby acknowledges and agrees that this Agreement is entered into for the benefit of and is enforceable by the Purchaser and its successors and assigns.

9.      Severability

If any provision of this Agreement is held to be invalid or unenforceable for any reason, such provision will be conformed to prevailing law rather than voided, if possible, in order to achieve the intent of the parties and, in any event, the remaining provisions of this Agreement shall remain in full force and effect and shall be binding upon the parties hereto.

10.    Amendment

This Agreement may be amended or modified by written agreement executed by each of the parties hereto.

11.    Further Assurances

Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

12.    No Strict Construction

The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

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13.    Dispute Resolution

Article XII of the Merger Agreement regarding arbitration of disputes is incorporated by reference herein to apply with full force to any disputes arising under this Agreement.

14.    Governing Law

The terms and provisions of this Agreement shall be construed in accordance with the laws of the State of New York.

15.    Controlling Agreement

To the extent the terms of this Agreement (as amended, supplemented, restated or otherwise modified from time to time) directly conflicts with a provision in the Merger Agreement, the terms of this Agreement shall control.

[Remainder of page intentionally left blank; signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

AIMFINITY INVESTMENT MERGER SUB I
By:
Name:
Title:

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

[Entity Name]
By:
Name:
Title:
OR
[Individual Name]

Notice Address

Email:

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AMENDMENT NO. 1 TO THE AGREEMENT AND PLAN OF MERGER

This AMENDMENT NO. 1 TO THE AGREEMENT AND PLAN OF MERGER (this “Amendment”), dated as of June 5, 2024, by and among Docter Inc., a Delaware corporation (the “Company”), Aimfinity Investment Corp. I, a Cayman Islands exempted company (“Parent”), Aimfinity Investment Merger Sub I, a Cayman Islands exempted company and wholly-owned subsidiary of Parent (“Purchaser”), and Aimfinity Investment Merger Sub II, Inc., a Delaware corporation and wholly-owned subsidiary of Purchaser (“Merger Sub”). Capitalized terms not otherwise defined in this Amendment shall have the meaning given to them in the Merger Agreement (as defined below).

WITNESSETH:

WHEREAS, Parent, Purchaser, Merger Sub, and the Company are parties to a certain Agreement and Plan of Merger dated as of October 13, 2023 (the “Merger Agreement”); and

WHEREAS, in accordance with the terms of Section 14.2 of the Merger Agreement, Parent, Purchaser, Merger Sub and the Company desire to amend the Merger Agreement as set forth herein to modify the composition the PubCo’s board of directors upon and immediately following the Effective Time.

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Parent, Purchaser, Merger Sub and the Company agree as follows:

Section 1. Amendment to the Merger Agreement. Section 3.3(a) of the Merger Agreement shall hereby be deleted in its entirety and replaced with the following:

“3.3 Directors and Officers.

(a) Directors and Officers of the PubCo. Upon and immediately following the Effective Time, the PubCo’s board of directors shall consist of five (5) directors. Sponsor shall have the right, but not the obligation, to designate, or cause to be designated, two (2) directors until the second annual shareholder meeting of the PubCo that takes place after the Effective Time, and the Company shall have the right, but not the obligation, to designate, or cause to be designated, the remaining three (3) directors to serve until the first annual shareholder meeting of the PubCo that takes place after the Effective Time. Immediately after the Effective Time, the executive officers of Pubco shall be the Persons mutually agreed by the Parent and the Company, provided that each of them shall enter into customary employment agreement with PubCo prior to the Effective Time.”

Section 2. Effectiveness of Amendment. Upon the execution and delivery hereof, the Merger Agreement shall thereupon be deemed to be amended as set forth herein and with the same effect as if the amendment made hereby was originally set forth in the Merger Agreement, and this Amendment and the Merger Agreement shall henceforth respectively be read, taken and construed as one and the same instrument, but such amendment shall not operate so as to render invalid or improper any action heretofore taken under the Merger Agreement. Upon the effectiveness of this Amendment, each reference in the Merger Agreement to “this Agreement,” “hereof,” “hereunder” or words of like import referring to the Merger Agreement shall refer to the Merger Agreement as amended by this Amendment.

Section 3. General Provisions.

(a) Miscellaneous. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Amendment may be executed and delivered by facsimile or PDF transmission. The terms, agreements and provisions of Article XIV of the Merger Agreement shall apply to this Amendment, as applicable.

(b) Merger Agreement in Effect. Except as specifically and explicitly provided for in this Amendment, the Merger Agreement shall remain unmodified and in full force and effect.

Annex A-91

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

AIMFINITY INVESTMENT CORP. I
By:	/s/ I-Fa Chang
Name:	I-Fa Chang
Title:	Chief Executive Officer and Chairman
AIMFINITY INVESTMENT MERGER SUB I
By:	/s/ I-Fa Chang
Name:	I-Fa Chang
Title:	Director
AIMFINITY INVESTMENT MERGER SUB II, INC.
By:	/s/ I-Fa Chang
Name:	I-Fa Chang
Title:	Director

Annex A-92

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

DOCTER INC.
By:	/s/ Hsin-Ming Huang
Name:	Hsin-Ming Huang
Title:	Chief Executive Officer

Annex A-93

AMENDMENT NO. 2 TO THE AGREEMENT AND PLAN OF MERGER

This AMENDMENT NO. 2 TO THE AGREEMENT AND PLAN OF MERGER (this “Amendment No. 2”), dated as of January 29, 2025, by and among Docter Inc., a Delaware corporation (the “Company”), Aimfinity Investment Corp. I, a Cayman Islands exempted company (“Parent”), Aimfinity Investment Merger Sub I, a Cayman Islands exempted company and wholly-owned subsidiary of Parent (“Purchaser”), and Aimfinity Investment Merger Sub II, Inc., a Delaware corporation and wholly-owned subsidiary of Purchaser (“Merger Sub”). Capitalized terms not otherwise defined in this Amendment No. 2 shall have the meaning given to them in the October 2023 Merger Agreement (as defined below).

WITNESSETH:

WHEREAS, Parent, Purchaser, Merger Sub, and the Company are parties (the “Parties”) to a certain Agreement and Plan of Merger dated as of October 13, 2023 (the “October 2023 Merger Agreement”); and

WHEREAS, the Parties entered into a certain amendment No. 1 to the October 2023 Merger Agreement on June 5, 2024 (the “Amendment No. 1”, together with the October 2023 Merger Agreement, the “Merger Agreement”); and

WHEREAS, in accordance with the terms of Section 14.2 of the Merger Agreement, the Parties desire to amend the Merger Agreement further as set forth herein to modify the terms and conditions of the Earnout Payment.

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Section 1. Amendment to the Merger Agreement.

(a) The definitions of “PubCo 2024 Audited Financials” and “PubCo 2025 Audited Financials” under Section 1.1 of the Merger Agreement be deleted in its entirety.

(b) Under Section 1.1 of the Merger Agreement, the following definitions be inserted after the definition of “PubCo” and before the definition of “Purchaser Cure Period”:

“‘PubCo 2025 Audited Financials’ shall have the meaning set forth in Section 4.4(a)(i).

‘PubCo 2026 Audited Financials’ shall have the meaning set forth in Section 4.4(a)(ii).”

(c) Section 4.4(a) of the Merger Agreement shall be deleted in its entirety and replaced as follows:

“(a) After the Closing, PubCo shall issue and each Pre-Closing Company Stockholder shall have the right to receive its pro rata portion of up to 2,500,000 additional Purchaser Ordinary Shares (collectively, the “Earnout Shares”) as follows:

(i) the applicable pro rata portion of 1,000,000 Earnout Shares (collectively, the “Tranche 1 Earnout Shares”) will be issued and delivered by PubCo to each Pre-Closing Company Stockholder within five (5) Business Days following the date of filing of an annual report on Form 20-F or 10-K whichever is applicable by PubCo with the SEC containing an audited report issued by the independent auditor of PubCo for the PubCo’s audited consolidated annual financial statements for the fiscal year ending December 31, 2025 prepared in accordance with U.S. GAAP (the “PubCo 2025 Audited Financials”), if and only if, such PubCo 2025 Audited Financial reflects completed sales of at least 30,000 Devices during fiscal year 2025; and

(ii) the applicable pro rata portion of 1,500,000 Earnout Shares (collectively, the “Tranche 2 Earnout Shares”) will be issued and delivered by PubCo to each Pre-Closing Company Stockholder within five (5) Business Days following the date of filing of an report on Form 20-F or 10-K whichever is applicable with the SEC containing an audited report issued by the independent auditor of PubCo for the PubCo’s audited consolidated annual financial statements for the fiscal year ending December 31, 2026 prepared in accordance with U.S. GAAP (the “PubCo 2026 Audited Financials”), if and only if, such PubCo’s 2026 Audited Financials reflect completed sales of at least 40,000 Devices during fiscal year 2025.

Annex A-94

Section 2. Effectiveness of Amendment. Upon the execution and delivery hereof, the Merger Agreement shall thereupon be deemed to be amended as set forth herein and with the same effect as if the Amendment No. 2 made hereby was originally set forth in the Merger Agreement, and this Amendment No. 2 and the Merger Agreement shall henceforth respectively be read, taken and construed as one and the same instrument, but such amendment shall not operate so as to render invalid or improper any action heretofore taken under the Merger Agreement. Upon the effectiveness of this Amendment, each reference in the Merger Agreement to “this Agreement,” “hereof,” “hereunder” or words of like import referring to the Merger Agreement shall refer to the Merger Agreement as amended by this Amendment No. 2.

Section 3. General Provisions.

(a) Miscellaneous. This Amendment No. 2 may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Amendment No. 2 may be executed and delivered by facsimile or PDF transmission. The terms, agreements and provisions of Article XIV of the Merger Agreement shall apply to this Amendment No. 2, as applicable.

(b) Merger Agreement in Effect. Except as specifically and explicitly provided for in this Amendment No. 2, the Merger Agreement shall remain unmodified and in full force and effect.

Annex A-95

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed as of the day and year first above written.

AIMFINITY INVESTMENT CORP. I
By:	/s/ I-Fa Chang
Name:	I-Fa Chang
Title:	Chief Executive Officer and Chairman
AIMFINITY INVESTMENT MERGER SUB I
By:	/s/ I-Fa Chang
Name:	I-Fa Chang
Title:	Director
AIMFINITY INVESTMENT MERGER SUB II, INC.
By:	/s/ I-Fa Chang
Name:	I-Fa Chang
Title:	Director

Annex A-96

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

DOCTER INC.
By:	/s/ Hsin-Ming Huang
Name:	Hsin-Ming Huang
Title:	Chief Executive Officer

Annex A-97

Annex B

THE COMPANIES ACT (AS REVISED)
OF THE CAYMAN ISLANDS
COMPANY LIMITED BY SHARES

AMENDED AND RESTATED
MEMORANDUM AND ARTICLES

OF

ASSOCIATION

OF

___________________________________________________________________

Inkwater Holding Inc.

___________________________________________________________________

(Adopted pursuant to a special resolution passed on [ ] 2025, and effective on [ ])

THE COMPANIES ACT (AS REVISED)
OF THE CAYMAN ISLANDS
COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

Inkwater Holding Inc.

(Adopted pursuant to a special resolution passed on [    ] 2025, and effective on [ ])

1.              The name of the Company is Inkwater Holding Inc..

2.           The registered office of the Company shall be at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands, or at such other place as the Directors may determine.

3.           The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the Companies Act (As Revised) or as the same may be revised from time to time, or any other law of the Cayman Islands.

4.           The liability of each Member is limited to the amount from time to time unpaid on such Member’s Shares.

5.           The authorized share capital of the Company is US$50,000 divided into 500,000,000 ordinary shares of par value of US$0.0001 each. Subject to the Statute and these Articles, the Company shall have power to redeem or purchase any of its Shares and to increase or reduce its authorized share capital and to sub-divide or consolidate the said Shares or any of them and to issue all or any part of its capital whether original, redeemed, increased or reduced with or without any preference, priority, special privilege or other rights or subject to any postponement of rights or to any conditions or restrictions whatsoever and so that unless the conditions of issue shall otherwise expressly provide every issue of shares whether stated to be ordinary, preference or otherwise shall be subject to the powers on the part of the Company hereinbefore provided.

6.           The Company has power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

7.           Capitalized terms that are not defined in this Memorandum of Association bear the same meaning as those given in the Articles of Association of the Company.

Annex B-2

THE COMPANIES ACT (AS REVISED)
OF THE CAYMAN ISLANDS
COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

Inkwater Holding Inc.

(Adopted pursuant to a special resolution passed on [ ] 2025, and effective on [ ])

INTERPRETATION

1.           In these Articles Table A in the First Schedule to the Statute does not apply, unless there is something in the subject or context inconsistent therewith:

“Affiliate”

means, with respect to any specified Person, any other Person who directly or indirectly Controls, is Controlled by, or is under common Control with such specified Person, provided. With respect to any Person who is a natural Person, such Person’s Affiliates shall also include his or her Immediate Family Members and their respective Affiliates;

“Articles”	means these articles of association of the Company, as amended and altered from time to time by Special Resolutions;
“Audit Committee”	means the audit committee of the Company formed by the Board pursuant to Article 140 hereof, or any successor audit committee.
“Auditor”	means the person for the time being performing the duties of auditor of the Company (if any);
“Board” and “Board of Directors”	means the board of directors of the Company;
“Business Day”	means any day other than a Saturday, Sunday or other day on which commercial banking institutions in New or the Cayman Islands are authorized or required by Law or executive order to close;
“Chairman”	means the chairman of the Board of Directors;
“Class” or “Classes”	means any class or classes of Shares as may from time to time be issued by the Company;
“Commission”	means the Securities and Exchange Commission of the United States of America or any other federal agency for the time being administering the Securities Act;
“Company”	means Inkwater Holding Inc., a Cayman Islands exempted company;
“Company’s Website”

means the main corporate/investor relations website of the Company, the address or domain name of which has been disclosed in any registration statement filed by the Company in connection or which has otherwise been notified to Members;

“Control”

means, as used with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; the terms “Controlled by” and “under common Control with” shall have correlative meanings;

“Designated Stock Exchange”	means the stock exchange in the United States on which any Shares are listed for trading;

Annex B-3

“Designated Stock Exchange Rules”	means the relevant code, rules and regulations, as amended, from time to time, applicable as a result of the original and continued listing of any Shares on the Designated Stock Exchange;
“Directors”	means the directors for the time being of the Company;
“Electronic Transactions Act”	means the Electronic Transactions Act (As Revised) of the Cayman Islands;
“Government Authority”

means any nation or government or any province or state or any other political subdivision thereof, or any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality or any political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organization or national or international stock exchange on which the securities of the applicable Party or its Affiliates are listed;

“Immediate Family Members”

means, with respect to any natural Person, (a) such Person’s spouse, parents, parents-in-law, grandparents, children, grandchildren, siblings and siblings-in-law (in each case whether adoptive or biological), (b) spouses of such Person’s children, grandchildren and siblings (in each case whether adoptive or biological), and (c) estates, trusts, partnerships and other Persons which directly or indirectly through one or more intermediaries are Controlled by the foregoing;

“Independent Director”	means a Director who is an independent director as defined in the Designated Stock Exchange Rules, as determined by the Board;
“Law”

means any federal, state, territorial, foreign or local law, common law, statute, ordinance, rule, regulation, code, measure, notice, circular, opinion or order of any Government Authority, including any rules promulgated by a stock exchange or regulatory body;

“Lien”

means any encumbrance, right, interest or restriction, including any mortgage, judgment lien, materialman’s lien, mechanic’s lien, other lien (statutory or otherwise), charge, security interest, pledge, hypothecation, encroachment, easement, title defect, title retention agreement, voting trust agreement, right of pre-emption, right of first refusal, claim, option, limitation, forfeiture, penalty, equity, adverse interest or other third party right or security interest of any kind or an agreement, arrangement or obligation to create any of the foregoing;

“Management Directors”	means the two (2) Directors, I-Fa Chang and Hsin-Ming Huang, and replacements of such Directors appointed pursuant to these Articles;
“Member”	has the same meaning as in the Statute;
“Memorandum”	means the memorandum of association of the Company or as amended and altered from time to time by Special Resolutions;
“Ordinary Resolution”

means a resolution passed by a simple majority of the votes cast by the Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting, and includes a unanimous written resolution. In computing the majority when a poll is demanded regard shall be had to the number of votes to which each Member is entitled by these Articles;

“Ordinary Shares”	means the ordinary shares of par value of US$0.0001 each in the share capital of the Company;
“Person”	means any individual or any partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity;
“Register of Members”	means the register maintained in accordance with the Statute and includes (except where otherwise stated) any duplicate Register of Members;
“Registered Office”	means the registered office for the time being of the Company;

Annex B-4

“Seal”	means the common seal of the Company and includes every duplicate seal;
“Securities Act”

means the Securities Act of 1933 of the United States of America, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time;

“Secretary”	means any person, firm or corporation appointed by the Board to perform any of the duties of secretary of the Company and includes any assistant, deputy, temporary or acting secretary;
“Share” and “Shares”	means a share in the capital of the Company, and includes an Ordinary Share. All references to “Shares” herein shall be deemed to be Shares of any or all Classes as the context may require;
“Share Premium Account”	means the share premium account established in accordance with these Articles and the Statute;
“Special Resolution”	has the same meaning as in the Statute, and includes a unanimous written resolution;
“Statute”	means the Companies Act (As Revised) of the Cayman Islands;
“US$”	means the lawful money of the United States of America; and
“United States”	means the United States of America, its territories, its possessions and all areas subject to its jurisdiction.

2.           In these Articles:

2.1.        words importing the singular number include the plural number and vice versa;

2.2.        words importing the masculine gender include the feminine gender;

2.3.        words importing persons include corporations;

2.4.        references to provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced from time to time;

2.5.        the word “including” or any variation thereof means (unless the context of its usage otherwise requires) “including, without limitation” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it;

2.6.        when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to these Articles, the date that is the reference date in calculating such period shall be excluded;

2.7.        “fully-diluted” or any variation thereof means all of the issued and outstanding Shares, treating the maximum number of Shares issuable under any issued and outstanding convertible securities and all Shares reserved for issuance under the share option plan(s) of the Company as issued and outstanding;

2.8.        references to “in the ordinary course of business” and comparable expressions mean the ordinary and usual course of business of the relevant party, consistent in all material respects (including nature and scope) with the prior practice of such party;

2.9.        references to “writing,” “written” and comparable expressions include any mode of reproducing words in a legible and nontransitory form including emails and faxes, provided the sender complies with the provision of Article 166;

2.10.      if any payment hereunder would have been, but for this Article, due and payable on a date that is not a Business Day, then such payment shall instead be due and payable on the first Business Day after such date;

Annex B-5

2.11.      headings are inserted for reference only and shall be ignored in construing these Articles; and

2.12.      Sections 8 and 19(3) of the Electronic Transactions Act shall not apply.

SHARE CAPITAL

3.           The authorized share capital of the Company is US$50,000 divided into 500,000,000 ordinary shares of par value of US$0.0001 each.

4.           Subject to the Statute, the Memorandum and these Articles and, where applicable, Designated Stock Exchange Rules and/or the rules of any competent regulatory authority, any power of the Company to purchase or otherwise acquire its own shares shall be exercisable by the Board in such manner, upon such terms and subject to such conditions as it thinks fit.

SHARES

5.           Subject to the Law, these Articles and, where applicable, the Designated Stock Exchange Rules (and to any direction that may be given by the Company in general meeting) and without prejudice to any rights attached to any existing Shares, the Directors may, in their absolute discretion and without the approval of the Members, cause the Company to:

(a).        allot, issue, grant options over or otherwise dispose of Shares with or without preferred, deferred or other rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise and to such persons, to Such Persons, at such times and on such other terms as they think proper;

(b).        grant rights over Shares or other securities to be issued in one or more classes or series as they deem necessary or appropriate and determine the designations, powers, preferences, privileges and other rights attaching to such Shares or securities, including dividend rights, voting rights, conversion rights, terms of redemption and liquidation preferences, any or all of which may be greater than the powers, preferences, privileges and rights associated with the then issued and outstanding Shares, at such times and on such other terms as they think proper; and

(c).        issue options, warrants or convertible securities or securities of similar nature conferring the right upon the holders thereof to subscribe for, purchase or receive any class of shares or securities in the capital of the Company on such terms as it may from time to time determine.

6.           The Directors may authorise the division of Shares into any number of Classes and the different Classes shall be authorized, established and designated (or re-designated as the case may be) and the variations in the relative rights (including, without limitation, voting, dividend and redemption rights), restrictions, preferences, privileges and payment obligations as between the different Classes (if any) may be fixed and determined by the Directors or by a Special Resolution. The Directors may issue from time to time, out of the authorized share capital of the Company, preferred shares with such preferred or other rights, all or any of which may be greater than the rights of Ordinary Shares, at such time and on such terms as they may think appropriate in their absolute discretion and without approval of the Members; provided, however, before any preferred shares of any such series are issued, the Directors may by resolution of Directors determine, with respect to any series of preferred shares, the terms and rights of that series, including:

(a).            the designation of such series, the number of preferred shares to constitute such series and the subscription price thereof if different from the par value thereof;

(b).            whether the preferred shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

(c).            the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any shares of any other class or any other series of shares;

Annex B-6

(d).            whether the preferred shares of such series shall be subject to redemption by the Company, and, if so, the times, prices and other conditions of such redemption;

(e).            whether the preferred shares of such series shall have any rights to receive any part of the assets available for distribution amongst the Members upon the liquidation of the Company, and, if so, the terms of such liquidation preference, and the relation which such liquidation preference shall bear to the entitlements of the holders of shares of any other class or any other series of shares;

(f).             whether the preferred shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the preferred shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

(g).            whether the preferred shares of such series shall be convertible into, or exchangeable for, shares of any other class or any other series of preferred shares or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

(h).            the limitations and restrictions, if any, to be effective while any preferred shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Company of, the existing shares or shares of any other class of shares or any other series of preferred shares;

(i).             the conditions or restrictions, if any, upon the creation of indebtedness of the Company or upon the issue of any additional shares, including additional shares of such series or of any other class of shares or any other series of preferred shares; and

(j).             any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof;

and, for such purposes, the Directors may reserve an appropriate number of Shares for the time being unissued.

7.           Neither the Company nor the Board shall be obliged, when making or granting any allotment of, offer of, option over or disposal of shares, to make, or make available, any such allotment, offer, option or shares to Members or others with registered addresses in any particular territory or territories being a territory or territories where, in the absence of a registration statement or other special formalities, this would or might, in the opinion of the Board, be unlawful or impracticable. Members affected as a result of the foregoing sentence shall not be, or be deemed to be, a separate class of members for any purpose whatsoever. Except as otherwise expressly provided in the resolution or resolutions providing for the establishment of any class or series of preferred shares, no vote of the holders of preferred shares of or ordinary shares shall be a prerequisite to the issuance of any shares of any class or series of the preferred shares authorized by and complying with the conditions of the Memorandum and these Articles.

8.           The Company shall not issue Shares to bearer.

9.           The Company may in connection with the issue of any shares exercise all powers of paying commissions and brokerage conferred or permitted by the Law. Such commissions and brokerage may be satisfied by the payment of cash or the lodgement of fully or partly paid-up Shares or partly in one way and partly in the other.

10.         The Directors may refuse to accept any application for Shares, and may accept any application in whole or in part, for any reason or for no reason.

FRACTIONAL SHARES

11.         The Company shall not issue fractional Shares or register the transfer of fractions of a Share.

REGISTER OF MEMBERS

12.         The Company shall maintain or cause to be maintained the Register of Members in accordance with the Statute.

Annex B-7

CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE

13.         For the purpose of determining Members entitled to notice of, or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any dividend, or in order to make a determination of Members for any other purpose, the Directors may provide that the Register of Members shall be closed for transfers for a stated period which shall not in any case exceed [forty (40)] calendar days. If the Register of Members shall be closed for the purpose of determining Members entitled to notice of, or to vote at, a meeting of Members, the Register of Members shall be closed for at least [ten (10)] calendar days immediately preceding the meeting and the record date for such determination shall be the date of closure of the Register of Members.

14.         In lieu of, or apart from, closing the Register of Members, the Directors may fix in advance or arrears a date as the record date for any such determination of Members entitled to notice of, or to vote at any meeting of the Members or any adjournment thereof, or for the purpose of determining the Members entitled to receive payment of any dividend or in order to make a determination of Members for any other purpose.

15.         If the Register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of, or to vote at, a meeting of Members or Members entitled to receive payment of a dividend, the date on which notice of the meeting is sent or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Article, such determination shall apply to any adjournment thereof.

SHARE CERTIFICATES

16.         A Member shall only be entitled to a share certificate if the Directors resolve that share certificates shall be issued. Share certificates representing Shares, if any, shall be in such form as the Directors may determine. Share certificates shall be signed by one or more Directors or other person authorized by the Directors. The Directors may authorize certificates to be issued with the authorized signature(s) affixed by mechanical process. All certificates for Shares shall be consecutively numbered or otherwise identified and shall specify the Shares to which they relate. All certificates surrendered to the Company for transfer shall be cancelled and, subject to these Articles, no new certificate shall be issued until the former certificate representing a like number of relevant Shares shall have been surrendered and cancelled.

17.         No certificate shall be issued representing shares of more than one class.

18.         The Company shall not be bound to issue more than one certificate for Shares held jointly by more than one person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them. In the event that Shares are held jointly by several persons, any request may be made by any one of the joint holders and if so made shall be binding on all of the joint holders.

19.         Every share certificate of the Company shall bear legends required under the applicable laws, including the Securities Act.

20.         Share certificates shall be issued within the relevant time limit as prescribed by the Law or as the Designated Stock Exchange may from time to time determine, whichever is the shorter, after allotment or, except in the case of a transfer which the Company is for the time being entitled to refuse to register and does not register, after lodgment of a transfer with the Company.

21.          (1) Upon every transfer of shares the certificate held by the transferor shall be given up to be cancelled, and shall forthwith be cancelled accordingly, and a new certificate shall be issued to the transferee in respect of the shares transferred to him at such fee as is provided in paragraph (2) of this Article. If any of the shares included in the certificate so given up shall be retained by the transferor a new certificate for the balance shall be issued to him at the aforesaid fee payable by the transferor to the Company in respect thereof.

(2) The fee referred to in paragraph (1) above shall be an amount not exceeding the relevant maximum amount as the Designated Stock Exchange may from time to time determine provided that the Board may at any time determine a lower amount for such fee.

Annex B-8

22.         If a share certificate shall be damaged or defaced or alleged to have been lost, stolen or destroyed, a new certificate representing the same Shares may be issued to the relevant Member upon request, subject to delivery up of the old certificate or (if alleged to have been lost, stolen or destroyed) compliance with such conditions as to evidence and indemnity and the payment of out-of-pocket expenses of the Company in connection with the request as the Directors may think fit.

REDEMPTION

23.         Subject to the provisions of the Statute and these Articles, the Company may:

(a).        issue Shares that are to be redeemed or are liable to be redeemed at the option of the Member or the Company. The redemption of Shares shall be effected in such manner and upon such terms as may be determined, before the issue of such Shares, by the Board;

(b).        purchase its own Shares (including any redeemable Shares) in such manner and upon such terms as have been approved by the Board, or are otherwise authorized by these Articles; and

(c).        make a payment in respect of the redemption or purchase of its own Shares in any manner permitted by the Statute, including out of capital.

24.         The purchase of any Share shall not oblige the Company to purchase any other Share other than as may be required pursuant to applicable law and any other contractual obligations of the Company.

25.         The holder of the Shares being purchased shall be bound to deliver up to the Company the certificate(s) (if any) thereof for cancellation and thereupon the Company shall pay to him the purchase or redemption monies or consideration in respect thereof.

26.         The Directors may accept the surrender for no consideration of any fully paid Share.

TREASURY SHARES

27.         The Directors may, prior to the purchase, redemption or surrender of any Share, determine that such Share shall be held as a Treasury Share. The Directors may determine to cancel a Treasury Share or transfer a Treasury Share on such terms as they think proper (including, without limitation, for nil consideration).

NON RECOGNITION OF TRUSTS

28.         The Company shall not be bound by or compelled to recognize in any way (even when notified) any equitable, contingent, future or partial interest in any Share, or (except only as is otherwise provided by these Articles or the Statute) any other rights in respect of any Share other than an absolute right to the entirety thereof in the registered holder.

LIEN ON SHARES

29.         The Company shall have a first and paramount Lien on all Shares (whether fully paid-up or not) registered in the name of a Member (whether solely or jointly with others) for all debts, liabilities or engagements to or with the Company (whether presently payable or not) by such Member or his estate, either alone or jointly with any other person, whether a Member or not, but the Directors may at any time declare any Share to be wholly or in part exempt from the provisions of this Article. The registration of a transfer of any such Share shall operate as a waiver of the Company’s Lien thereon. The Company’s Lien on a Share shall also extend to any amount payable in respect of that Share.

30.         The Company may sell, in such manner as the Directors think fit, any Shares on which the Company has a Lien, if a sum in respect of which the Lien exists is presently payable, and is not paid within fourteen (14) calendar days after notice has been given to the holder of the Shares, or to the person entitled to it in consequence of the death or bankruptcy of the holder, demanding payment and stating that if the notice is not complied with the Shares may be sold.

Annex B-9

31.         To give effect to any such sale, the Directors may authorize any Person to execute an instrument of transfer of the Shares sold to, or in accordance with the directions of, the purchaser. The purchaser or his nominee shall be registered as the holder of the Shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the Shares be affected by any irregularity or invalidity in the sale or the exercise of the Company’s power of sale under these Articles.

32.         The net proceeds of such sale after deduction of expenses, fees and commission incurred by the Company shall be applied in payment of such part of the amount in respect of which the Lien exists as is presently payable and any residue shall (subject to a like Lien for sums not presently payable as existed upon the Shares before the sale) be paid to the person entitled to the Shares at the date of the sale.

CALLS ON SHARES

33.         Subject to these Articles and the terms of the allotment and issue of any Shares, the Directors may from time to time make calls upon the Members in respect of any monies due and payable but unpaid on their Shares (whether in respect of par value or premium), and each Member shall (subject to receiving at least fourteen (14) calendar days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on the Shares. A call may be revoked or postponed as the Directors may determine. A call may be required to be paid by installments. A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the Shares in respect of which the call was made.

34.         A call shall be deemed to have been made at the time when the resolution of the Directors authorizing such call was passed.

35.         The joint holders of a Share shall be jointly and severally liable to pay all calls in respect thereof.

36.         If a call remains unpaid after it has become due and payable, the person from whom it is due shall pay interest on the amount unpaid from the day it became due and payable until it is paid at such rate as the Directors may determine, but the Directors may waive payment of the interest in whole or in part.

37.         An amount payable in respect of a Share on allotment or at any fixed date, whether on account of the par value of the Share or premium or otherwise, shall be deemed to be a call and, if it is not paid, all the provisions of these Articles shall apply as if that amount had become due and payable by virtue of a call.

38.         The Directors may issue Shares with different terms as to the amount and times of payment of calls, or the interest to be paid.

39.         The Directors may, if they think fit, receive an amount from any Member willing to advance all or any part of the monies uncalled and unpaid upon any Shares held by him, and may (until the amount would otherwise become payable) pay interest at such rate as may be agreed upon between the Directors and the Member paying such amount in advance. No such amount paid in advance of calls shall entitle the Member paying such amount to any portion of a dividend declared in respect of any period prior to the date upon which such amount would, but for such payment, become payable.

FORFEITURE OF SHARES

40.         If a call remains unpaid after it has become due and payable, the Directors may give to the person from whom it is due not less than fourteen (14) calendar days’ notice requiring payment of the amount unpaid together with any interest, which may have accrued. The notice shall specify where payment is to be made and shall state that if the notice is not complied with, the Shares in respect of which the call was made will be liable to be forfeited.

41.         If the notice is not complied with, any Share in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the Directors. Such forfeiture shall include all dividends or other monies declared payable in respect of the forfeited Share and not paid before the forfeiture.

Annex B-10

42.         A forfeited Share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the Directors think fit. Where for the purposes of its disposal a forfeited Share is to be transferred to any person, the Directors may authorize some person to execute an instrument of transfer of the Share in favor of that person.

43.         A person any of whose Shares have been forfeited shall cease to be a Member in respect of them and shall surrender to the Company for cancellation the certificate for the Shares forfeited and shall remain liable to pay to the Company all monies which at the date of forfeiture were payable by him to the Company in respect of those Shares together with interest, but his liability shall cease if and when the Company shall have received payment in full of all monies due and payable by him in respect of those Shares.

44.         A certificate in writing under the hand of one Director of the Company that a Share has been forfeited on a specified date shall be conclusive evidence of the fact as against all persons claiming to be entitled to the Share. The certificate shall (subject to the execution of an instrument of transfer) constitute a good title to the Share and the person to whom the Share is disposed of shall not be bound to see to the application of the purchase money, if any, nor shall his title to the Share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the Share.

45.         The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the par value of the Share or by way of premium as if it had been payable by virtue of a call duly made and notified.

TRANSFER OF SHARES

46.         Subject to these Articles, any Member may transfer all or any of his shares by an instrument of transfer in the usual or common form or in a form prescribed by the Designated Stock Exchange or in any other form approved by the Board and may be under hand or, if the transferor or transferee is a clearing house or a central depository house or its nominee(s), by hand or by machine imprinted signature or by such other manner of execution as the Board may approve from time to time.

47.         The instrument of transfer of any Share shall be in writing and in any usual or common form or such other form as the Directors may, in their absolute discretion, approve and be executed by or on behalf of the transferor and if in respect of a nil or partly paid up Share, or if so required by the Directors, shall also be executed on behalf of the transferee and shall be accompanied by the certificate (if any) of the Shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer. The transferor shall be deemed to remain a Member until the name of the transferee is entered in the Register of Members in respect of the relevant Shares.

48.         The Board may, in its absolute discretion, and without giving any reason therefor, refuse to register a transfer of any share (not being a fully paid up share) to a person of whom it does not approve, or any share issued under any share incentive scheme for employees upon which a restriction on transfer imposed thereby still subsists.

49.         The Directors may in their absolute discretion decline to register any transfer of Shares which is not fully paid up or on which the Company has a lien. The Directors may also decline to register any transfer of any Share unless:

(a).        the instrument of transfer is lodged with the Company, accompanied by the certificate for the Shares to which it relates and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer;

(b).        the instrument of transfer is in respect of only one Class of Shares;

(c).        the instrument of transfer is properly stamped, if required;

(d).        in the case of a transfer to joint holders, the number of joint holders to whom the Share is to be transferred does not exceed four; and

(e).        a fee of such maximum sum as the Designated Stock Exchange may determine to be payable, or such lesser sum as the Board of Directors may from time to time require, is paid to the Company in respect thereof.

Annex B-11

50.         The registration of transfers may, after compliance with any notice required by the Designated Stock Exchange Rules, be suspended and the Register of Members closed at such times and for such periods as the Directors may, in their absolute discretion, from time to time determine, provided always that such registration of transfer shall not be suspended nor the Register of Members closed for more than thirty (30) calendar days in any calendar year.

51.         All instruments of transfer that are registered shall be retained by the Company. If the Directors refuse to register a transfer of any Shares, they shall within two calendar months after the date on which the instrument of transfer was lodged with the Company send notice of the refusal to each of the transferor and the transferee.

TRANSMISSION OF SHARES

52.         If a Member dies, the survivor or survivors where he was a joint holder, and his legal personal representatives where he was a sole holder, shall be the only persons recognized by the Company as having any title to his interest. The estate of a deceased Member is not thereby released from any liability in respect of any Share, which had been jointly held by him. Any person becoming entitled to a Share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may from time to time be required by the Directors, elect either to become the holder of the Share or to have some person nominated by him as the transferee. If he elects to become the holder, he shall give notice to the Company to that effect, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by that Member before the death or bankruptcy or liquidation or dissolution of that Member, as the case may be.

53.         If the person so becoming entitled shall elect to be registered himself as holder, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects.

54.         A person becoming entitled to a Share by reason of the death or bankruptcy or liquidation or dissolution of a Member (or in any other case than by transfer) shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the Share. However, he shall not, before being registered as a Member in respect of the Share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company and the Directors may at any time give notice requiring any such person to elect either to be registered himself or to have some other person nominated by him become the holder of the Share (but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the relevant Member before the death or bankruptcy or liquidation or dissolution of such Member or in any other case than by transfer, as the case may be). If the notice is not complied with within ninety (90) calendar days, the Directors may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the Share until the requirements of the notice have been complied with.

AMENDMENTS OF MEMORANDUM AND ARTICLES OF ASSOCIATION AND ALTERATION OF CAPITAL

55.         Subject to the provisions of the Statute and the provisions of these Articles, the Company may from time to time by Ordinary Resolution:

(a).        increase the share capital by such sum, to be divided into Shares of such Classes and amount, as the resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company in general meeting may determine;

(b).        consolidate and divide all or any of its share capital into Shares of larger amount than its existing Shares;

(c).        divide its Shares into several classes and without prejudice to any special rights previously conferred on the holders of existing Shares attach thereto respectively any preferential, deferred, qualified or special rights, privileges, conditions or such restrictions which in the absence of any such determination by the Company in general meeting, as the Directors may determine provided always that, for the avoidance of doubt, where a Class of Shares has been authorized by the Company, no resolution of the Company in general meeting is required for the issuance of Shares of that Class

Annex B-12

and the Directors may issue Shares of that Class and determine such rights, privileges, conditions or restrictions attaching thereto as aforesaid, and further provided that where the Company issues shares which do not carry voting rights, the words “non-voting” shall appear in the designation of such Shares and where the equity capital includes shares with different voting rights, the designation of each Class of Shares, other than those with the most favourable voting rights, must include the words “restricted voting” or “limited voting”;

(d).        subdivide its Shares, or any of them, into Shares of smaller amount than is fixed by the Memorandum or into Shares without par value (subject, nevertheless, to the Law), and may by such resolution determine that, as between the holders of the Shares resulting from such sub-division, one or more of the Shares may have any such preferred, deferred or other rights or be subject to any such restrictions as compared with the other or others as the Company has power to attach to unissued or new shares; and

(e).        cancel any Shares that at the date of the passing of the resolution have not been taken or agreed to be taken by any Person and diminish the amount of its share capital by the amount of the Shares so cancelled or, in the case of shares, without par value, diminish the number of shares into which its capital is divided.

56.         All new Shares created in accordance with the provisions of the preceding Article shall be subject to the same provisions of the Articles with reference to the payment of calls, Liens, transfer, transmission, forfeiture and otherwise as the Shares in the original share capital. The Board may settle as it considers expedient any difficulty which arises in relation to any consolidation and division under the preceding Article and in particular but without prejudice to the generality of the foregoing may arrange for the sale of the shares representing fractions and the distribution of the net proceeds of sale (after deduction of the expenses of such sale) in due proportion amongst the Members who would have been entitled to the fractions, and for this purpose the Board may authorise some person to transfer the shares representing fractions to their purchaser or resolve that such net proceeds be paid to the Company for the Company’s benefit. Such purchaser will not be bound to see to the application of the purchase money nor will his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

57.         Subject to the provisions of the Statute and the provisions of these Articles, the Company may from time to time by Special Resolution:

(a).        change its name;

(b).        alter, amend or add to these Articles;

(c).        alter or add to the Memorandum with respect to any objects, powers or other matters specified therein; and

(d).        reduce its share capital and any capital redemption reserve fund in any manner authorized by Law.

SHARE RIGHTS

58.         Subject to the provisions of applicable Law, Designated Stock Exchange Rules, the Memorandum and these Articles and to any special rights conferred on the holders of any Shares or class of Shares, any share in the Company (whether forming part of the present capital or not) may be issued with or have attached thereto such rights or restrictions whether in regard to dividend, voting, return of capital or otherwise as the Board may determine, including without limitation on terms that they may be, or at the option of the Company or the holder are, liable to be redeemed on such terms and in such manner, including out of capital, as the Board may deem fit.

59.         Subject to the provisions of applicable Law and these Articles, any preferred shares may be issued or converted into shares that, at a determinable date or at the option of the Company or the holder if so authorized by the Memorandum, are liable to be redeemed on such terms and in such manner as the Company before the issue or conversion may by Special Resolution of the Members determine. Where the Company purchases for redemption a redeemable share, purchases not made through the market or by tender shall be limited to a maximum price as may from time to time be determined by the Board, either generally or with regard to specific purchases. If purchases are by tender, tenders shall comply with applicable Law.
Annex B-13

60.         The rights and restrictions attaching to the Ordinary Shares are as follows:

(a).     Income.

Holders of Ordinary Shares shall be entitled to such dividends as the Directors may in their absolute discretion lawfully declare from time to time.

(b).     Capital

Holders of Ordinary Shares shall be entitled to a return of capital on liquidation, dissolution or winding-up of the Company (other than on a conversion, redemption or purchase of shares, or an equity financing or series of financings that do not constitute the sale of all or substantially all of the shares of the Company).

(c).     Attendance at General Meetings and Voting

Holders of Ordinary Shares have the right to receive notice of, attend, speak and vote at general meetings of the Company. At a general meeting of the Company, every Member present in person or by proxy or (in the case of a corporation or other non-natural person) by a duly authorized representative or proxy at the meeting shall have one (1) vote for each Ordinary Share of which such Member is the holder.

VARIATION OF RIGHTS OF SHARES

61.         Subject to the provisions of these Articles, if at any time the share capital of the Company is divided into different Classes, the rights attached to any class (unless otherwise provided by the terms of issue of the Shares of that class) may, whether or not the Company is being wound up, be varied, modified or abrogated with the consent in writing of the holders of [a majority] of the issued Shares of that Class, or with the sanction of [an Ordinary] Resolution passed at a general meeting of the holders of the Shares of that Class.

62.         The provisions of these Articles relating to general meetings shall apply to every class meeting of the holders of one Class of Shares except that the necessary quorum shall be one person holding or representing by proxy at least [one third] of the issued Shares of the Class and that any holder of Shares of the Class present in person or by proxy may demand a poll.

63.         Subject to the provisions of the Articles, the rights conferred upon the holders of the Shares of any Class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the Shares of that Class, be deemed to be varied by the creation or issue of further Shares ranking pari passu with or subsequent to the Shares of that Class or the redemption or purchase of any Shares of any Class by the Company, and the rights of the holders of Shares shall not be deemed to be varied by the creation or issue of Shares with preferred or other rights including, without limitation, the creation of Shares with enhanced or weighted voting rights.

REGISTERED OFFICE

64.         Subject to the provisions of the Statute, the Company may by resolution of the Directors change the location of its Registered Office.

GENERAL MEETINGS

65.         All general meetings other than annual general meetings shall be called extraordinary general meetings.

66.         The Company may, but shall not (unless required by the Statute) be obliged to hold a general meeting in each calendar year as its annual general meeting and shall specify the meeting as such in the notices calling it. The annual general meeting shall be held at such time and place as the Directors shall appoint. At these meetings the report of the Directors (if any) shall be presented.

67.         The Chairman or a majority of the Directors may call general meetings, and they shall on a Member’s requisition forthwith proceed to convene an extraordinary general meeting of the Company.

68.         A Members’ requisition is a requisition of Members of the Company holding at the date of deposit of the requisition not less than one-third (1/3) of all votes attaching to all issued and outstanding Shares entitled to vote at general meetings of the Company.

Annex B-14

69.         The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the Registered Office, and may consist of several documents in like form each signed by one or more requisitionists.

70.         If there are no Directors as at the date of the deposit of a Members’ requisition, or if the Directors do not within twenty-one (21) calendar days from the date of the deposit of such requisition duly proceed to convene a general meeting to be held within a further twenty-one (21) calendar days, the requisitionists, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three calendar months after the expiration of the said twenty-one (21) calendar days.

71.         A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

NOTICE OF GENERAL MEETINGS

72.         At least [fifteen (15)] calendar days’ notice shall be given of any general meeting. Every notice shall be exclusive of the day on which it is given or deemed to be given and of the day for which it is given and shall specify the place, the day and the hour of the meeting and the general nature of the business and shall be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company[, provided that a general meeting of the Company shall, whether or not the notice specified in this regulation has been given and whether or not the provisions of the Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed:

(a).        in the case of an annual general meeting, by all the Members (or their proxies) entitled to attend and vote thereat; and

(b).        in the case of an extraordinary general meeting, by a majority in number of the Members (or their proxies) having a right to attend and vote at the meeting, being a majority together holding not less than seventy-five percent (75%) in voting rights of the Shares giving that right].

73.         The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a meeting by, any Person entitled to receive notice shall not invalidate the proceedings at any meeting.

PROCEEDINGS AT GENERAL MEETINGS

74.         No business shall be transacted at any general meeting unless a quorum is present at the time when the meeting proceeds to business. [Two or more holders of Shares which carry not less than one-third] of all votes attaching to Shares in issue and entitled to vote at such genral meeting, present in person or by proxy or, if a corporate or other non-natural person, by its duly authorised representative, shall constitute a quorum; unless the Company has only one Member entitled to vote at such general meeting in which case the quorum shall be that one Member present in person or by proxy or (in the case of a corporation or other non-natural person) by a duly authorized representative or proxy.

75.         A person may participate at a general meeting by telephone or other similar communications equipment by means of which all the persons participating in such meeting can communicate with each other. Participation by a person in a general meeting in this manner is treated as presence in person at that meeting.

76.         A resolution (including a Special Resolution) in writing (in one or more counterparts) signed by all Members for the time being entitled to receive notice of and to attend and vote at general meetings (or, being corporations, signed by their duly authorized representatives) shall be as valid and effective as if the resolution had been passed at a general meeting of the Company duly convened and held.

77.         If a quorum is not present within [half an hour] from the time appointed for the meeting or if during such a meeting a quorum ceases to be present, the meeting shall be dissolved and in any other case it shall stand adjourned to the same day in the next week at the same time and place or to such other day, time or such other place as the Directors may determine, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the Members [constituting a majority of the issued and outstanding share capital of the Company] shall be a quorum and may transact the business for which the meeting was called, provided, that, such present Members shall only discuss and/or approve the matters as described in the meeting notice delivered in accordance with these Articles.

Annex B-15

78.         The chairman, if any, of the Board of Directors shall preside as chairman at every general meeting of the Company, or if there is no such chairman, or if he shall not be present within fifteen (15) minutes after the time appointed for the holding of the meeting, or is unwilling to act, the Directors present shall elect one of their number to be chairman of the meeting.

79.         If no Director is willing to act as chairman or if no Director is present within fifteen (15) minutes after the time appointed for holding the meeting, the Members present shall choose one of their number to be chairman of the meeting.

80.         The chairman may, with the consent of a meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a general meeting is adjourned for thirty calendar days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Otherwise it shall not be necessary to give any such notice.

81.         A resolution put to the vote of the meeting shall be decided on the vote of the requisite majority pursuant to a poll of the Members. Unless otherwise required by the Statute or these Articles, such requisite majority shall be a simple majority of votes that are able to be cast.

82.         The Directors may cancel or postpone any duly convened general meeting at any time prior to such meeting, except for general meetings requisitioned by the Members in accordance with these Articles, for any reason or for no reason, upon notice in writing to Members. A postponement may be for a stated period of any length or indefinitely as the Directors may determine. Notice of the business to be transacted at such postponed general meeting shall not be required. If a general meeting is postponed in accordance with this Article, the appointment of a proxy will be valid if it is received as required by the Articles not less than 48 hours before the time appointed for holding the postponed meeting.

VOTES OF MEMBERS

83.         Subject to any rights and restrictions for the time being attached to any Share, every Member present in person or by proxy (or, if a corporation or other non-natural person, by its duly authorized representative or proxy) shall, at a general meeting of the Company, have one (1) vote for each Ordinary Share of which such Member is the holder.

84.         In the case of joint holders of record the vote of the senior holder who tenders a vote, whether in person or by proxy (or, if a corporation or other non-natural person, by its duly authorized representative or proxy), shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names of the holders stand in the Register of Members.

85.         Shares carrying the right to vote that are held by a Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may be voted by his committee, receiver, curator bonis, or other Person on such Member’s behalf appointed by that court, and any such committee, receiver, curator bonis or other person may vote by proxy.

86.         No Person shall be entitled to vote at any general meeting or at any separate meeting of the holders of a class of Shares unless he is registered as a Member on the record date for such meeting nor unless all calls or other monies then payable by him in respect of Shares have been paid.

87.         No objection shall be raised to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at the meeting shall be valid. Any objection made in due time shall be referred to the chairman whose decision shall be final and conclusive.

88.         Votes may be cast either personally or by proxy. A Member may appoint more than one proxy or the same proxy under one or more instruments to attend and vote at a meeting. All resolutions shall be determined by poll and not on a show of hands. An instrument appointing a proxy may be in any usual or common form or such other form as the Directors may approve.

Annex B-16

89.         A Member holding more than one Share need not cast the votes in respect of his Shares in the same way on any resolution and therefore may vote a Share or some or all such Shares either for or against a resolution and/or abstain from voting a Share or some or all of the Shares and, subject to the terms of the instrument appointing him, a proxy appointed under one or more instruments may vote a Share or some or all of the Shares in respect of which he is appointed either for or against a resolution and/or abstain from voting.

PROXIES

90.         The instrument appointing a proxy shall be in writing, be executed under the hand of the appointor or of his attorney duly authorized in writing, or, if the appointor is a corporation, under the hand of an officer or attorney duly authorized for that purpose. A proxy need not be a Member of the Company.

91.         The instrument appointing a proxy shall be deposited at the Registered Office or at such other place as is specified for that purpose in the notice convening the meeting, or in any instrument of proxy sent out by the Company:

(a).        not less than forty-eight (48) hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote; or

(b).        in the case of a poll taken more than forty-eight (48) hours after it is demanded, be deposited as aforesaid after the poll has been demanded and not less than twenty-four (24) hours before the time appointed for the taking of the poll; or

(c).        where the poll is not taken forthwith but is taken not more than forty-eight (48) hours after it was demanded be delivered at the meeting at which the poll was demanded to the chairman or to the secretary or to any director;

provided that the Directors may in the notice convening the meeting, or in an instrument of proxy sent out by the Company, direct that the instrument appointing a proxy may be deposited (no later than the time for holding the meeting or adjourned meeting) at the Registered Office or at such other place as is specified for that purpose in the notice convening the meeting, or in any instrument of proxy sent out by the Company. The chairman may in any event at his discretion direct that an instrument of proxy shall be deemed to have been duly deposited. An instrument of proxy that is not deposited in the manner permitted shall be invalid.

92.         The instrument appointing a proxy may be in any usual or common form and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked. An instrument appointing a proxy shall be deemed to confer authority to demand or join or concur in demanding a poll.

93.         Votes given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the Share in respect of which the proxy is given unless notice in writing of such death, insanity, revocation or transfer was received by the Company at the Registered Office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

CORPORATIONS ACTING BY REPRESENTATIVES

94.         Any corporation or other non-natural person which is a Member or a Director may in accordance with its constitutional documents, or in the absence of such provision by resolution of its directors or other governing body, authorize such person as it thinks fit to act as its representative at any meeting of the Company or of any meeting of holders of a Class or of the Directors or of a committee of Directors, and the person so authorized shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual Member or Director.

SHARES THAT MAY NOT BE VOTED

95.         Shares in the Company that are beneficially owned by the Company shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding Shares at any given time.

Annex B-17

DEPOSITARY AND CLEARING HOUSES

96.         If a recognised clearing house (or its nominee(s)) or depositary (or its nominee(s)) is a Member of the Company it may, by resolution of its directors or other governing body or by power of attorney, authorise such Person(s) as it thinks fit to act as its representative(s) at any general meeting of the Company or of any Class of Members provided that, if more than one Person is so authorized, the authorization shall specify the number and Class of Shares in respect of which each such Person is so authorized. A Person so authorized pursuant to this Article shall be entitled to exercise the same powers on behalf of the recognised clearing house (or its nominee(s)) or depositary (or its nominee(s)) which he represents as that recognised clearing house (or its nominee(s)) or depositary (or its nominee(s)) could exercise if it were an individual Member holding the number and Class of Shares specified in such authorization.

DIRECTORS

97.         Unless otherwise determined by the Company in general meeting, the number of Directors shall not be less than [five (5)] Directors, with at least one (1) Independent Director, and there shall be no maximum number of Directors.

98.         The Board of Directors shall have a Chairman elected and appointed by a majority of the Directors then in office. The period for which the Chairman will hold office will also be determined by a majority of all of the Directors then in office. The Chairman shall preside as chairman at every meeting of the Board of Directors, save and except that if the Chairman is not present at a meeting of the Board of Directors within fifteen minutes after the time appointed for holding the same, or if the Chairman is unable or unwilling to act as the chairman of a meeting of the Board of Directors, the attending Directors may choose one of their number to be the chairman of the meeting.

99.         The Company may by Ordinary Resolution appoint any person to be a Director.

100.       The Board may, by the affirmative vote of a simple majority of the remaining Directors present and voting at a Board meeting, appoint any person as a Director, to fill a casual vacancy on the Board or as an addition to the existing Board.

101.       A Director shall hold office until the expiration of his or her term or his or her successor shall have been elected and qualified, or until his or her office is otherwise vacated.

102.       A Director shall not be required to hold any Shares in the Company by way of qualification. A Director who is not a Member of the Company shall nevertheless be entitled to attend and speak at general meetings.

103.       A Director may be removed from office by Ordinary Resolution of the Company, notwithstanding anything in these Articles or in any agreement between the Company and such Director (but without prejudice to any claim for damages under such agreement). A vacancy on the Board created by the removal of a Director under the previous sentence may be filled by Ordinary Resolution or by the affirmative vote of a simple majority of the remaining Directors present and voting at a Board meeting. The notice of any meeting at which a resolution to remove a Director shall be proposed or voted upon must contain a statement of the intention to remove that Director and such notice must be served on that Director not less than ten (10) calendar days before the meeting. Such Director is entitled to attend the meeting and be heard on the motion for his removal.

104.       The remuneration of the Directors may be determined by the Directors or by Ordinary Resolution.

105.       The Directors shall be entitled to be paid their travelling, hotel and other expenses properly incurred by them in going to, attending and returning from meetings of the Directors, or any committee of the Directors, or general meetings of the Company, or otherwise in connection with the business of the Company, or to receive such fixed allowance in respect thereof as may be determined by the Directors from time to time, or a combination partly of one such method and partly the other.

106.       Subject to applicable Law, Designated Stock Exchange Rules and the Articles, The Board may establish any committee of the Board as the Board shall deem appropriate from time to time, and committees of the Board shall have the rights, powers and privileges granted to such committees by the Board from time to time.

Annex B-18

POWERS AND DUTIES OF DIRECTORS

107.       Subject to the provisions of the Statute, the Memorandum and these Articles and to any directions given by Special Resolution, the business and affairs of the Company shall be conducted as directed by the Board of Directors of the Company. The Board shall have all such powers and authorities, and may do all such acts and things, to the maximum extent permitted by applicable Law, the Memorandum and these Articles. No resolution passed by the Company in general meeting shall invalidate any prior act of the Directors that would have been valid if that resolution had not been passed.

108.       The Board may, from time to time, and except as required by applicable Law or Designated Stock Exchange Rules, adopt, institute, amend, modify or revoke the corporate governance policies or initiatives of the Company and determine on various corporate governance related matters of the Company as the Board shall determine by resolution of Directors from time to time.

109.       Subject to these Articles, the Directors may from time to time appoint any natural person or corporation, whether or not a Director to hold such office in the Company as the Directors may think necessary for the administration of the Company, including but not limited to, chief executive officer, one or more other executive officers, president, one or more vice-presidents, treasurer, assistant treasurer, manager or controller, and for such term and at such remuneration (whether by way of salary or commission or participation in profits or partly in one way and partly in another), and with such powers and duties as the Directors may think fit. Any natural person or corporation so appointed by the Directors may be removed by the Directors. The Directors may also appoint one or more of their number to the office of managing director upon like terms, but any such appointment shall ipso facto terminate if any managing director ceases for any cause to be a Director, or if the Company by Ordinary Resolution resolves that his tenure of office be terminated.

110.       The Directors may appoint any natural person or corporation to be a Secretary (and if need be an assistant Secretary or assistant Secretaries) who shall hold office for such term, at such remuneration and upon such conditions and with such powers as they think fit. Any Secretary or assistant Secretary so appointed by the Directors may be removed by the Directors.

111.       The Directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors.

112.       The Directors may from time to time and at any time by power of attorney (whether under Seal or under hand) or otherwise appoint any company, firm or Person or body of Persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys or authorized signatory (any such person being an “Attorney” or “Authorized Signatory”, respectively) of the Company for such purposes and with such powers, authorities and discretion (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney or other appointment may contain such provisions for the protection and convenience of Persons dealing with any such Attorney or Authorized Signatory as the Directors may think fit, and may also authorise any such Attorney or Authorized Signatory to delegate all or any of the powers, authorities and discretion vested in him.

113.       The Directors may from time to time provide for the management of the affairs of the Company in such manner as they shall think fit and the provisions contained in the three next following Articles shall not limit the general powers conferred by this Article.

114.       The Directors from time to time and at any time may establish any committees, local boards or agencies for managing any of the affairs of the Company and may appoint any natural person or corporation to be a member of such committees or local boards and may appoint any managers or agents of the Company and may fix the remuneration of any such natural person or corporation.

115.       The Directors from time to time and at any time may delegate to any such committee, local board, manager or agent any of the powers, authorities and discretions for the time being vested in the Directors and may authorise the members for the time being of any such local board, or any of them to fill any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made on such terms

Annex B-19

and subject to such conditions as the Directors may think fit and the Directors may at any time remove any natural person or corporation so appointed and may annul or vary any such delegation, but no Person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

116.       Any such delegates as aforesaid may be authorized by the Directors to sub-delegate all or any of the powers, authorities, and discretion for the time being vested in them.

BORROWING POWERS OF DIRECTORS

117.       The Directors may from time to time at their discretion exercise all the powers of the Company to borrow money, to mortgage or charge all or any part of its undertaking, property and assets (present and future) and uncalled capital, and to issue debentures, bonds and other securities, whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

DISQUALIFICATION OF DIRECTORS

118.       The office of a Director shall be vacated if:

(a).        he gives notice in writing to the Company that he resigns the office of Director;

(b).        he dies, becomes bankrupt or makes any arrangement or composition with his creditors generally;

(c).        is prohibited by any applicable Law or Designated Stock Exchange Rules from being a Director;

(d).        he is found to be or becomes of unsound mind; or

(e).        is removed from office pursuant to any other provision of these Articles.

MEETINGS OF THE BOARD OF DIRECTORS

119.       The Board shall meet at such times and in such places as the Board shall designate from time to time. A meeting of the Board may be called by any Director on no less than [twenty-four (24) hours] prior written notice of the time, place and agenda of the meeting. Subject to these Articles, questions arising at any meeting shall be decided by a majority of votes of the Directors present at a meeting at which there is a quorum, with each having one (1) vote and in case of an equality of votes, the Chairman shall have a second or casting vote.

120.       A Director may participate in any meeting of the Board or of any committee of the Board by means of video conference, teleconference or other similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute such Director’s presence in person at the meeting.

121.       The quorum necessary for the transaction of the business of the Board may be fixed by the Directors, and unless so fixed, the presence of [two (2) Directors (of which at least one (1) of them shall be a Management Director)] then in office shall constitute a quorum. A Director represented by proxy or by an alternate Director at any meeting shall be deemed to be present for the purposes of determining whether or not a quorum is present.

122.       If a quorum is not present at any duly called meeting, such meeting may be adjourned to a time no earlier than [forty-eight (48) hours] after written notice of such adjournment has been given to the Directors. The Directors present at such adjourned meeting shall constitute a quorum, provided that the Directors present at such adjourned meeting may only discuss and/or approve the matters as described in the meeting notice delivered to the Directors in accordance with Article 119.

123.       A resolution in writing (in one or more counterparts), signed by all the Directors or all the members of a committee of Directors entitled to receive notice of a meeting of Directors or committee of Directors, as the case may be (an alternate Director, subject as provided otherwise in the terms of appointment of the alternate Director, being entitled to sign such a resolution on behalf of his appointer), shall be as valid and effectual as if it had been passed at a meeting of the Directors or committee, as the case may be, duly convened and held. When signed a resolution may consist of several documents each signed by one or more of the Directors or his duly appointed alternate.

Annex B-20

124.       Subject to any regulations imposed on it by the Directors, a committee appointed by the Directors may elect a chairman of its meetings. If no such chairman is elected, or if at any meeting the chairman is not present within fifteen (15) minutes after the time appointed for holding the meeting, the committee members present may choose one of their number to be chairman of the meeting.

125.       A committee appointed by the Directors may meet and adjourn as it thinks proper. Subject to any regulations imposed on it by the Directors, questions arising at any meeting shall be determined by a majority of votes of the committee members present and in case of an equality of votes the chairman shall have a second or casting vote.

126.       All acts done by any meeting of the Directors or of a committee of Directors, or by any Person acting as a Director, shall notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or Person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such Person had been duly appointed and was qualified to be a Director.

127.       The Company shall pay all fees, charges and expenses (including travel and related expenses) incurred by each Director in connection with: (i) attending the meetings of the Board and all committees thereof (if any) and (ii) conducting any other Company business requested by the Company.

PRESUMPTION OF ASSENT

128.       A Director who is present at a meeting of the Board at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the chairman or secretary of the meeting before the adjournment thereof or shall forward such dissent by registered post to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

DIRECTORS’ INTERESTS

129.       A Director may:

(a).        hold any other office or place of profit with the Company (except that of Auditor) in conjunction with his office of Director for such period and upon such terms as the Board may determine. Any remuneration (whether by way of salary, commission, participation in profits or otherwise) paid to any Director in respect of any such other office or place of profit shall be in addition to any remuneration provided for by or pursuant to any other Article;

(b).        act by himself or his firm in a professional capacity for the Company (otherwise than as Auditor) and he or his firm may be remunerated for professional services as if he were not a Director;

(c).        continue to be or become a director, managing director, joint managing director, deputy managing director, executive director, manager or other officer or member of any other company promoted by the Company or in which the Company may be interested as a vendor, shareholder or otherwise and (unless otherwise agreed) no such Director shall be accountable for any remuneration, profits or other benefits received by him as a director, managing director, joint managing director, deputy managing director, executive director, manager or other officer or member of or from his interests in any such other company. Subject as otherwise provided by these Articles the Directors may exercise or cause to be exercised the voting powers conferred by the shares in any other company held or owned by the Company, or exercisable by them as Directors of such other company in such manner in all respects as they think fit (including the exercise thereof in favour of any resolution appointing themselves or any of them directors, managing directors, joint managing directors, deputy managing directors, executive directors, managers or other officers of such company) or voting or providing for the payment of remuneration to the director, managing director, joint managing director, deputy managing director, executive director, manager or other officers of such other company and any Director may vote in favour of the exercise of such voting rights in manner aforesaid notwithstanding that he may be, or about to be, appointed a director, managing director, joint managing director, deputy managing director, executive director, manager or other officer of such a company, and that as such he is or may become interested in the exercise of such voting rights in manner aforesaid.

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Notwithstanding the foregoing, no “Independent Director” as defined in the rules of the Designated Stock Exchange or in Rule 10A-3 under the Exchange Act, and with respect of whom the Board has determined constitutes an “Independent Director” for purposes of compliance with applicable Law or the Company’s listing requirements, shall without the consent of the Audit Committee take any of the foregoing actions or any other action that would reasonably be likely to affect such Director’s status as an “Independent Director” of the Company.

130.       Subject to applicable Law and to these Articles, no Director or proposed or intending Director shall be disqualified by his office from contracting with the Company, either with regard to his tenure of any office or place of profit or as vendor, purchaser or in any other manner whatever, nor shall any such contract or any other contract or arrangement in which any Director is in any way interested be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company or the Members for any remuneration, profit or other benefits realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relationship thereby established provided that such Director shall disclose the nature of his interest in any contract or arrangement in which he is interested in accordance with Article 131 herein. Any such transaction that would reasonably be likely to affect a Director’s status as an “Independent Director”, or that would constitute a “related party transaction” as defined by Item 7 of Form 20F promulgated by the Commission, shall require the approval of the Audit Committee.

131.       A Director who to his knowledge is in any way, whether directly or indirectly, interested in a contract or arrangement or proposed contract or arrangement with the Company shall declare the nature of his interest at the meeting of the Board at which the question of entering into the contract or arrangement is first considered, if he knows his interest then exists, or in any other case at the first meeting of the Board after he knows that he is or has become so interested. For the purposes of this Article, a general Notice to the Board by a Director to the effect that:

(a).        he is a member or officer of a specified company or firm and is to be regarded as interested in any contract or arrangement which may after the date of the Notice be made with that company or firm; or

(b).        he is to be regarded as interested in any contract or arrangement which may after the date of the Notice be made with a specified person who is connected with him;

shall be deemed to be a sufficient declaration of interest under this Article in relation to any such contract or arrangement, provided that no such Notice shall be effective unless either it is given at a meeting of the Board or the Director takes reasonable steps to secure that it is brought up and read at the next Board meeting after it is given.

132.       Following a declaration being made pursuant to the last preceding two Articles, subject to any separate requirement for Audit Committee approval under applicable Law or the Designated Stock Exchange Rules, and unless disqualified by the chairman of the relevant Board meeting, a Director may vote in respect of any contract or proposed contract or arrangement in which such Director is interested and may be counted in the quorum at such meeting.

MINUTES

133.       The Directors shall cause minutes to be made for the purpose of all appointments of officers made by the Directors, all proceedings at meetings of the Company or the holders of any Class of Shares and of the Directors, and of committees of Directors including the names of the Directors or alternate Directors present at each meeting.

134.       When the chairman of a meeting of the Directors signs the minutes of such meeting the same shall be deemed to have been duly held notwithstanding that all the Directors have not actually come together or that there may have been a technical defect in the proceedings.

ALTERNATE DIRECTORS

135.       Any Director (other than an alternate Director) may by writing appoint any other Director, or any other person willing to act, to be an alternate Director and by writing may remove from office an alternate Director so appointed by him.

Annex B-22

136.       An alternate Director shall be entitled to receive notice of all meetings of Directors and of all meetings of committees of Directors of which his appointor is a member, to attend and vote at every such meeting at which the Director appointing him is not personally present, and generally to perform all the functions of his appointor as a Director in his absence.

137.       An alternate Director shall cease to be an alternate Director if his appointor ceases to be a Director.

138.       Any appointment or removal of an alternate Director shall be by notice to the Company signed by the Director making or revoking the appointment or in any other manner approved by the Directors.

139.       An alternate Director shall be deemed for all purposes to be a Director and shall alone be responsible for his own acts and defaults and shall not be deemed to be the agent of the Director appointing him.

AUDIT COMMITTEE

140.       Without prejudice to the freedom of the Directors to establish any other committees, for so long as the shares of the Company are listed or quoted on the Designated Stock Exchange, the Board shall establish and maintain an Audit Committee as a committee of the Board, the composition and responsibilities of which shall comply with the charter of the Audit Committee, the Designated Stock Exchange Rules and the rules and regulations of the Commission.

NO MINIMUM SHAREHOLDING

141.       The Company in general meeting may fix a minimum shareholding required to be held by a Director, but unless and until such a shareholding qualification is fixed, a Director is not required to hold Shares.

SEAL

142.       The Company may, if the Directors so determine, have a Seal. The Seal shall only be used by the authority of the Directors or of a committee of the Directors authorized by the Directors. Every instrument to which the Seal has been affixed shall be signed by at least one person who shall be either a Director or some officer or other person appointed by the Directors for the purpose.

143.       The Company may have for use in any place or places outside the Cayman Islands a duplicate Seal or Seals each of which shall be a facsimile of the common Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

144.       A Director or officer, representative or attorney of the Company may without further authority of the Directors affix the Seal over his signature alone to any document of the Company required to be authenticated by him under seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

DIVIDENDS, DISTRIBUTIONS AND RESERVE

145.       Subject to the Statute and these Articles any rights and restrictions for the time being attached to any Shares, the Directors may from time to time declare dividends (including interim dividends) and other distributions on Shares in issue and authorize payment of the dividends or distributions out of the funds of the Company lawfully available therefor. No dividend or distribution shall be paid except out of the realized or unrealized profits of the Company, or out of the share premium account or as otherwise permitted by the Statute.

146.       Except as otherwise provided by the rights attached to Shares, all dividends shall be declared and paid according to the par value of the Shares that a Member holds. If any Share is issued on terms providing that it shall rank for dividend as from a particular date, that Share shall rank for dividend accordingly.

147.       The Directors may deduct from any dividend or distribution payable to any Member all sums of money (if any) then payable by him to the Company on account of calls or otherwise.

148.       The Directors may declare that any dividend or distribution be paid wholly or partly by the distribution of specific assets and in particular of shares, debentures, or securities of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and fix the value for distribution of such specific assets or any part thereof and

Annex B-23

may determine that cash payments shall be made to any Members upon the basis of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees as may seem expedient to the Directors.

149.       Any dividend, distribution, interest or other monies payable in cash in respect of Shares may be paid by wire transfer to the holder or by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of the holder who is first named on the Register of Members or to such person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of three or more joint holders may give effectual receipts for any dividends, bonuses, or other monies payable in respect of the Share held by them as joint holders.

150.       If several Persons are registered as joint holders of any Share, any of them may give effective receipts for any dividend or other moneys payable on or in respect of the Share.

151.       No dividend or distribution shall bear interest against the Company.

152.       Any dividend which cannot be paid to a Member and/or which remains unclaimed after six (6) months from the date of declaration of such dividend may, in the discretion of the Directors, be paid into a separate account in the Company’s name, provided that the Company shall not be constituted as a trustee in respect of that account and the dividend shall remain as a debt due to the Member. Any dividend which remains unclaimed after a period of six (6) years from the date of declaration of such dividend shall be forfeited and shall revert to the Company.

CAPITALIZATION

153.       Subject to applicable Law, the Directors may:

(a).        resolve to capitalise any sum standing to the credit of any of the Company’s reserve accounts or funds (including the Share Premium Account and capital redemption reserve fund) or any sum standing to the credit of the profit and loss account or otherwise available for distribution;

(b).        appropriate the sum resolved to be capitalised to the Members in proportion to the nominal amount of Shares (whether or not fully paid) held by them respectively and apply that sum on their behalf in or towards:

(i)          paying up the amounts (if any) for the time being unpaid on Shares held by them respectively, or

(ii)         paying up in full unissued Shares or debentures of a nominal amount equal to that sum,

           and allot the Shares or debentures, credited as fully paid, to the Members (or as they may direct) in those proportions, or partly in one way and partly in the other, but the Share Premium Account, the capital redemption reserve and profits which are not available for distribution may, for the purposes of this Article, only be applied in paying up unissued Shares to be allotted to Members credited as fully paid;

(c).        make any arrangements they think fit to resolve a difficulty arising in the distribution of a capitalised reserve and in particular, without limitation, where Shares or debentures become distributable in fractions the Directors may deal with the fractions as they think fit;

(d).        authorise a Person to enter (on behalf of all the Members concerned) into an agreement with the Company providing for either:

(i)          the allotment to the Members respectively, credited as fully paid, of Shares or debentures to which they may be entitled on the capitalisation, or

Annex B-24

(ii)         the payment by the Company on behalf of the Members (by the application of their respective proportions of the reserves resolved to be capitalised) of the amounts or part of the amounts remaining unpaid on their existing Shares, and any such agreement made under this authority being effective and binding on all those Members; and

(e).        generally do all acts and things required to give effect to the resolution.

154.       Notwithstanding any provisions in these Articles, the Directors may resolve to capitalise any sum standing to the credit of any of the Company’s reserve accounts or funds (including the Share Premium Account and capital redemption reserve fund) or any sum standing to the credit of the profit and loss account or otherwise available for distribution by applying such sum in paying up in full unissued Shares to be allotted and issued to:

(a).        employees (including Directors) or service providers of the Company or its Affiliates upon exercise or vesting of any options or awards granted under any share incentive scheme or employee benefit scheme or other arrangement which relates to such persons that has been adopted or approved by the Directors or the Members;

(b).        any trustee of any trust or administrator of any share incentive scheme or employee benefit scheme to whom shares are to be allotted and issued by the Company in connection with the operation of any share incentive scheme or employee benefit scheme or other arrangement which relates to such persons that has been adopted or approved by the Directors or Members; or

(c).        the holders of warrants issued by the Company upon the cashless exercise of such warrant in accordance with the terms thereof.

BOOKS OF ACCOUNT

155.       The Directors shall cause proper books of account to be kept with respect to all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place, all sales and purchases of goods by the Company and the assets and liabilities of the Company. Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

156.       The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by the Statute or authorized by the Directors or by the Company in general meeting.

157.       The Directors may from time to time cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by the Law.

AUDIT

158.       Subject to applicable Law and Designated Stock Exchange Rules, the Directors may appoint an Auditor of the Company who shall hold office until removed from office by a resolution of the Directors.

159.       The remuneration of the Auditor shall be determined by the Audit Committee or, in the absence of such an Audit Committee, by the Board.

160.       If the office of auditor becomes vacant by the resignation or death of the Auditor, or by his becoming incapable of acting by reason of illness or other disability at a time when his services are required, the Directors shall fill the vacancy and determine the remuneration of such Auditor.

Annex B-25

161.       Auditors of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the Auditors.

162.       Auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment and at any time during their term of office upon request of the Directors or any general meeting of the Members.

163.       The statement of income and expenditure and the balance sheet provided for by these Articles shall be examined by the Auditor and compared by him with the books, accounts and vouchers relating thereto; and he shall make a written report thereon stating whether such statement and balance sheet are drawn up so as to present fairly the financial position of the Company and the results of its operations for the period under review and, in case information shall have been called for from Directors or officers of the Company, whether the same has been furnished and has been satisfactory. The financial statements of the Company shall be audited by the Auditor in accordance with generally accepted auditing standards. The Auditor shall make a written report thereon in accordance with generally accepted auditing standards and the report of the Auditor shall be submitted to the Audit Committee. The generally accepted auditing standards referred to herein may be those of a country or jurisdiction other than the Cayman Islands. If so, the financial statements and the report of the Auditor should disclose this act and name such country or jurisdiction.

SHARE PREMIUM ACCOUNT

164.       The Directors shall in accordance with the Statute establish a Share Premium Account and shall carry to the credit of such account from time to time a sum equal to the amount or value of the premium paid on the issue of any Share.

165.       There shall be debited to any Share Premium Account on the redemption or purchase of a Share the difference between the nominal value of such Share and the redemption or purchase price provided always that at the discretion of the Directors such sum may be paid out of the profits of the Company or, if permitted by the Statute, out of capital.

NOTICES

166.       Except as otherwise provided in these Articles, any notice or document may be served by the Company or by the Person entitled to give notice to any Member either personally, or by posting it by airmail or by a recognized courier service in a prepaid letter addressed to such Member at his address as appearing in the Register of Members, or by electronic mail to any electronic mail address such Member may have specified in writing for the purpose of such service of notices, or by facsimile to any facsimile number such Member may have specified in writing for the purpose of such service of notices, or, to the extent permitted by applicable Law, by placing it on the Company’s Website should the Directors deem it appropriate. In the case of joint holders of a Share, all notices shall be given to that one of the joint holders whose name stands first in the Register of Members in respect of the joint holding, and notice so given shall be sufficient notice to all the joint holders.

167.       Any notice or other document, if served by:

(a).        post, shall be deemed to have been served five (5) calendar days after the time when the letter containing the same is posted;

(b).        facsimile, shall be deemed to have been served upon production by the transmitting facsimile machine of a report confirming transmission of the facsimile in full to the facsimile number of the recipient;

(c).        recognized courier service, shall be deemed to have been served 48 hours after the time when the letter containing the same is delivered to the courier service;

Annex B-26

(d).        electronic mail, shall be deemed to have been served immediately upon the time of the transmission by electronic mail; or

(e).        placing it on the Company’s Website, shall be deemed to have been served immediately upon the time when the same is placed on the Company’s Website.

168.       Any Members present, either personally or by proxy, at any meeting of the Company shall for all purposes be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was convened.

169.       A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a Share or Shares in consequence of the death or bankruptcy of a Member in the same manner as other notices which are required to be given under these Articles and shall be addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

170.       Notice of every general meeting shall be given in any manner hereinbefore authorized to every person shown as a Member in the Register of Members on the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the Register of Members and every person upon whom the ownership of a Share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Member of record where the Member of record but for his death or bankruptcy would be entitled to receive notice of the meeting, and no other person shall be entitled to receive notices of general meetings.

INFORMATION

171.       No Member shall be entitled to require discovery of any information in respect of any detail of the Company’s trading or any information which is or may be in the nature of a trade secret or secret process which may relate to the conduct of the business of the Company and which in the opinion of the Board would not be in the interests of the Members of the Company to communicate to the public.

172.       The Board shall be entitled to release or disclose any information in its possession, custody or control regarding the Company or its affairs to any of its Members including, without limitation, information contained in the Register and transfer books of the Company.

WINDING UP

173.       If the Company shall be wound up, the liquidator may, with the sanction of a Special Resolution of the Company and any other sanction required by the Statute, divide amongst the Members in species or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for that purpose value any assets and determine how the division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any asset upon which there is a liability.

174.       If the Company shall be wound up, and the assets available for distribution amongst the Members shall be insufficient to repay the whole of the share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the par value of the Shares held by them. If in a winding up the assets available for distribution amongst the Members shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst the Members in proportion to the par value of the Shares held by them at the commencement of the winding up subject to a deduction from those Shares in respect of which there are monies due, of all monies payable to the Company for unpaid calls or otherwise. This Article is without prejudice to the rights of the holders of Shares issued upon special terms and conditions.

Annex B-27

INDEMNITY

175.       Every Director (including for the purposes of this Article any alternate Director appointed pursuant to the provisions of these Articles), Secretary, assistant Secretary, or other officer for the time being and from time to time of the Company (but not including the Company’s Auditors) and the personal representatives of the same (each, an “Indemnified Person”) shall be indemnified and secured harmless against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own dishonesty, wilful default or fraud, in or about the conduct of the Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere.

FINANCIAL YEAR

176.       Unless the Directors otherwise prescribe, the financial year of the Company shall end on 31st December in each year.

DISCLOSURE

177.       The Directors, or any service providers (including the officers, the Secretary and the registered office agent of the Company) specifically authorized by the Directors, shall be entitled to disclose to any regulatory or judicial authority any information regarding the affairs of the Company including without limitation information contained in the Register and books of the Company.

TRANSFER BY WAY OF CONTINUATION

178.       The Company may by Special Resolution resolve to be registered by way of continuation in a jurisdiction outside the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing. In furtherance of a resolution adopted pursuant to this Article, the Directors may cause an application to be made to the Registrar of Companies to deregister the Company in the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing and may cause all such further steps as they consider appropriate to be taken to effect the transfer by way of continuation of the Company.

MERGERS AND CONSOLIDATIONS

179.       The Company shall have the power to merge or consolidate with one or more other constituent companies (as defined in the Statute) upon such terms as the Directors may determine and (to the extent required by the Statute) with the approval of a Special Resolution.

Annex B-28

Annex C

LOCK-UP AGREEMENT

This Lock-Up Agreement (this “Agreement”) is dated as of [*], by and between the shareholder set forth on the signature page to this Agreement (the “Holder”) and Aimfinity Investment Merger Sub I, a Cayman Islands exempted company and wholly-owned subsidiary of the Parent (the “Purchaser”). Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Merger Agreement (as defined below).

BACKGROUND

A. The Purchaser has entered into a certain Agreement and Plan of Merger, dated as of [*] (the “Merger Agreement”), with Aimfinity Investment Corp. I, a Cayman Islands exempted Company (the “Parent”), Purchaser, Docter Inc., a Delaware corporation (the “Company”), and Aimfinity Investment Merger Sub II, Inc., a Delaware corporation and wholly-owned subsidiary of the Purchaser (“Merger Sub”); and

B. the Merger Agreement provides for, among other things, (i) Merger Sub merging with and into the Company, with the Company surviving as the surviving company in such merger, and (ii) the Company Shares issued and outstanding immediately prior to the Effective Time (other than the Excluded Shares) being cancelled in exchange for the right to receive Closing Payment Shares and the Earnout Shares, in each case, in accordance with the terms and subject to the conditions set forth in the Merger Agreement; and

C. the Holder is the record and/or beneficial owner of Company Shares and is therefore entitled to receive the corresponding number of Closing Payment Shares and Earnout Shares (if any) pursuant to the Merger Agreement; and

D. as a condition of, and as a material inducement for the Purchaser to enter into and consummate the transactions contemplated by, the Merger Agreement, the Holder has agreed to execute and deliver this Agreement on or before the Closing Date.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

AGREEMENT

1.      Lock-Up.

a. During the Lock-up Period (as defined below), the Holder irrevocably agrees that he or she will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any of the Lock-up Shares (as defined below) (including any securities convertible into, or exchangeable for, or representing the rights to receive, Lock-up Shares), enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such Lock-up Shares, whether any of these transactions are to be settled by delivery of any such Lock-up Shares, in cash or otherwise, publicly disclose the intention to make any offer, sale, pledge or disposition, or enter into any transaction, swap, hedge or other arrangement, or engage in any Short Sales (as defined below) with respect to any security of the Purchaser.

b. In furtherance of the foregoing, the Purchaser will (i) place an irrevocable stop order on all Purchaser Ordinary Shares which are Lock-up Shares, including those which may be covered by a registration statement, and (ii) notify the Purchaser’s transfer agent in writing of the stop order and the restrictions on such Lock-up Shares under this Agreement and direct the Purchaser’s transfer agent not to process any attempts by the Holder to resell or transfer any Lock-up Shares, except in compliance with this Agreement.

c. For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

d. For purposes of this Agreement, the “Lock-up Period” means a period of one (1) year from the Closing Date.

Annex C-1

The restrictions set forth herein shall not apply to: (1) in the case of a corporation, limited liability company, partnership, trust or other entity, transfers or distributions to the Holder’s current general or limited partners, managers or members, stockholders, beneficiaries, other equity holders or to direct or indirect affiliates (within the meaning of Rule 405 under the Securities Act of 1933, as amended); (2) transfers by bona fide gift to a charity or to members of the Holder’s immediate family (for purposes of this Agreement, “immediate family” shall mean with respect to any natural person, any of the following: such person’s spouse (or spousal equivalent), the siblings of such person and his or her spouse (or spousal equivalent), and the direct descendants and ascendants (including adopted and step children and parents) of such person and his or her spouses (or equivalent) and siblings) or to a trust, the beneficiary of which is the Holder or a member of the Holder’s immediate family for estate planning purposes; (3) by virtue of the laws of descent and distribution upon death of the Holder; (4) pursuant to a qualified domestic relations order, provided that in each case (i) such transferee, distributee or devisee shall agree to be bound in writing by the terms of this Agreement prior to such transfer or disposition; (ii) such transfer or disposition shall not involve a disposition for value; (iii) any required public report or filing (including filings under the Exchange Act) shall disclose the nature of such transfer or disposition and that the Lock-up Shares remain subject to the lock-up restrictions herein; and (iv) there shall be no voluntary public disclosure or other announcement of such transfer or disposition; (5) transactions relating to the Purchaser Ordinary Shares or other securities convertible into or exercisable or exchangeable for Purchaser Ordinary Shares acquired in open market transactions after the Closing; (6) the exercise of any options or warrants to purchase Purchaser Ordinary Shares (which exercises may be effected on a cashless basis to the extent the instruments representing such options or warrants permit exercises on a cashless basis); or (7) Transfers to Purchaser to satisfy tax withholding obligations pursuant to Purchaser’s equity incentive plans or arrangements.

2.      Representations and Warranties

Each of the parties hereto, by their respective execution and delivery of this Agreement, hereby represents and warrants to the others and to all third party beneficiaries of this Agreement that (a) such party has the full right, capacity and authority to enter into, deliver and perform its respective obligations under this Agreement, (b) this Agreement has been duly executed and delivered by such party and is the binding and enforceable obligation of such party, enforceable against such party in accordance with the terms of this Agreement, and (c) the execution, delivery and performance of such party’s obligations under this Agreement will not conflict with or breach the terms of any other agreement, contract, commitment or understanding to which such party is a party or to which the assets or securities of such party are bound. The Holder has independently evaluated the merits of its decision to enter into and deliver this Agreement, and such Holder confirms that it has not relied on the advice of the Purchaser, the Purchaser’s legal counsel, or any other person.

3.      Beneficial Ownership

The Holder hereby represents and warrants that as of the date hereof, it does not beneficially own, directly or through its nominees (as determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder), any shares of capital stock of the Purchaser, or any economic interest in or derivative of such stock, other than the Closing Payment Shares. For purposes of this Agreement, the Closing Payment Shares beneficially owned by the Holder, together with any Earnout Shares acquired during the Lock-up Period, if any, are collectively referred to as the “Lock-up Shares.”

4.      No Additional Fees/Payment.

Other than the consideration specifically referenced herein, the parties hereto agree that no fee, payment or additional consideration in any form has been or will be paid to the Holder in connection with this Agreement.

5.      Notices.

Any notices required or permitted to be sent hereunder shall be delivered personally or by courier service to the following addresses, or such other address as any party hereto designates by written notice to the other party. Provided, however, a transmission per telefax or email shall be sufficient and shall be deemed to be properly served when the telefax or email is received if the signed original notice is received by the recipient within three (3) calendar days thereafter.

Annex C-2

(a) If to the Purchaser:

[PubCo]

[Address]

[Attn:]

[Email: ]

With a copy (which shall not constitute notice) to:

Robinson & Cole LLP

666 Third Avenue, 20th Floor

New York, NY 10017

Attn: Arila E. Zhou, Esq.

Email: azhou@rc.com

(b) If to the Holder, to the address set forth on the Holder’s signature page hereto, or to such other address as any party may have furnished to the others in writing in accordance herewith.

6.      Enumeration and Headings

The enumeration and headings contained in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

7.      Counterparts

This Agreement may be executed in facsimile and in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall together constitute one and the same agreement.

8.      Successors and Assigns

This Agreement and the terms, covenants, provisions and conditions hereof shall be binding upon, and shall inure to the benefit of, the respective heirs, successors and assigns of the parties hereto. The Holder hereby acknowledges and agrees that this Agreement is entered into for the benefit of and is enforceable by the Purchaser and its successors and assigns.

9.      Severability

If any provision of this Agreement is held to be invalid or unenforceable for any reason, such provision will be conformed to prevailing law rather than voided, if possible, in order to achieve the intent of the parties and, in any event, the remaining provisions of this Agreement shall remain in full force and effect and shall be binding upon the parties hereto.

10.    Amendment

This Agreement may be amended or modified by written agreement executed by each of the parties hereto.

11.    Further Assurances

Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

12.    No Strict Construction

The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

Annex C-3

13.    Dispute Resolution

Article XII of the Merger Agreement regarding arbitration of disputes is incorporated by reference herein to apply with full force to any disputes arising under this Agreement.

14.    Governing Law

The terms and provisions of this Agreement shall be construed in accordance with the laws of the State of New York.

15.    Controlling Agreement

To the extent the terms of this Agreement (as amended, supplemented, restated or otherwise modified from time to time) directly conflicts with a provision in the Merger Agreement, the terms of this Agreement shall control.

[Remainder of page intentionally left blank; signature page follows]

Annex C-4

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

AIMFINITY INVESTMENT MERGER SUB I
By:
Name:
Title:

[Signature Page to Lock-Up Agreement]

Annex C-5

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

[Entity Name]
By:
Name:
Title:
OR
[Individual Name]

Notice Address

Email:

[Signature Page to Lock-Up Agreement]

Annex C-6

Annex D

The Companies Act (As Revised) of the Cayman Islands

Plan of Merger

(Form)

This plan of merger (the “Plan of Merger”) is made on ________________ between Aimfinity Investment Merger Sub I (the “Surviving Company”) and Aimfinity Investment Corp. I (the “Merging Company”).

Whereas the Merging Company is a Cayman Islands exempted company and is entering into this Plan of Merger pursuant to the provisions of Part 16 of the Companies Act (As Revised) (the “Statute”).

Whereas the Surviving Company is a Cayman Islands exempted company and is entering into this Plan of Merger pursuant to the provisions of Part 16 of the Statute.

Whereas the directors of the Merging Company and the directors of the Surviving Company deem it desirable and in the commercial interests of the Merging Company and the Surviving Company, respectively, that the Merging Company be merged with and into the Surviving Company and that the undertaking, property and liabilities of the Merging Company vest in the Surviving Company (the “Merger”).

Terms not otherwise defined in this Plan of Merger shall have the meanings given to them under the Agreement and Plan of Merger dated 13 October 2023 and made between, amongst others, the Surviving Company and the Merging Company, as amended by the Amendment No.1 to the Agreement and Plan of Merger dated 5 June 2024 and made between, amongst others, the Surviving Company and the Merging Company and the Amendment No. 2 to the Agreement and Plan of Merge dated 29 January 2025 and made between, amongst others, the Surviving Company and the Merging Company (the “Merger Agreement”) a copy of which is annexed at Annexure 1 hereto.

Now therefore this Plan of Merger provides as follows:

1            The constituent companies (as defined in the Statute) to this Merger are the Surviving Company and the Merging Company.

2            The surviving company (as defined in the Statute) is the Surviving Company. The name of the Surviving Company shall be changed to Inkwater Holding Inc. immediately upon the merger becoming effective at the Effective Time (as defined below).

3            The registered office of the Surviving Company is c/o Maples Corporate Services Limited of PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands and the registered office of the Merging Company is c/o Maples Corporate Services Limited of PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

4            Immediately prior to the Effective Time (as defined below), the share capital of the Surviving Company will be US$50,000 divided into 500,000,000 ordinary shares of a par value of US$0.0001 each and the Surviving Company will have one ordinary share in issue.

5            Immediately prior to the Effective Time (as defined below), the share capital of the Merging Company will be US$22,100 divided into 200,000,000 Class A ordinary shares of a par value of US$0.0001 each, 20,000,000 Class B ordinary shares of a par value of US$0.0001 each and 1,000,000 preference shares of a par value of US$0.0001 each and the Merging Company will have [      ] Class A ordinary shares and [      ] Class B ordinary shares in issue.

6            The date on which it is intended that the Merger is to take effect is the date that this Plan of Merger is registered by the Registrar in accordance with section 233(13) of the Statute (the “Effective Time”).

7            The terms and conditions of the Merger, including the manner and basis of converting shares in each constituent company into shares in the Surviving Company, are set out in the Merger Agreement in the form annexed at Annexure 1 hereto.

8            The rights and restrictions attaching to the shares in the Surviving Company are set out in the Amended and Restated Memorandum and Articles of Association of the Surviving Company in the form annexed at Annexure 2 hereto.

Annex D-1

9            The Memorandum and Articles of Association of the Surviving Company shall be amended and restated by the deletion in their entirety and the substitution in their place of the Amended and Restated Memorandum and Articles of Association in the form annexed at Annexure 2 hereto at the Effective Time, and the authorised share capital of the Surviving Company shall be as set out therein.

10          There are no amounts or benefits which are or shall be paid or payable to any director of either constituent company or the Surviving Company consequent upon the Merger.

11          The Merging Company has granted no fixed or floating security interests that are outstanding as at the date of this Plan of Merger.

12          The Surviving Company has granted no fixed or floating security interests that are outstanding as at the date of this Plan of Merger.

13          The names and addresses of each director of the surviving company (as defined in the Statute) are:

13.1       I-Fa Chang of [ ];

13.2       Hsin-Ming Huang of [ ];

13.3       Teng-Wei Chen of [ ];

13.4       Jonathan Tien of [ ]; and

13.5       Kevin Vassily of [ ].

14          This Plan of Merger has been approved by the board of directors of each of the Surviving Company and the Merging Company pursuant to section 233(3) of the Statute.

15          This Plan of Merger has been authorised by the shareholders of the Merging Company pursuant to section 233(6) of the Statute by way of resolutions passed at an extraordinary general meeting of the Merging Company.

16          This Plan of Merger has been authorised by the shareholder of the Surviving Company pursuant to section 233(6) of the Statute.

17          At any time prior to the Effective Time, this Plan of Merger may be:

17.1       terminated by the board of directors of either the Surviving Company or the Merging Company;

17.2       amended by the board of directors of both the Surviving Company and the Merging Company to:

(a)         change the Effective Time provided that such changed date shall not be a date later than the ninetieth day after the date of registration of this Plan of Merger with the Registrar of Companies; and

(b)         effect any other changes to this Plan of Merger which the directors of both the Surviving Company and the Merging Company deem advisable, provided that such changes do not materially adversely affect any rights of the shareholders of the Surviving Company or the Merging Company, as determined by the directors of both the Surviving Company and the Merging Company, respectively.

18          This Plan of Merger may be executed in counterparts.

19          This Plan of Merger shall be governed by and construed in accordance with the laws of the Cayman Islands.

In witness whereof the parties hereto have caused this Plan of Merger to be executed on the day and year first above written.

[Signature page to follow]

Annex D-2

SIGNED by ________________________	)
Duly authorised for	)	__________________________
and on behalf of	)	Director
Aimfinity Investment Merger Sub I	)
SIGNED by ________________________	)
Duly authorised for	)	__________________________
and on behalf of	)	Director
Aimfinity Investment Corp. I	)

Annex D-3

Annexure 1

Agreement and Plan of Merger

Annex D-4

Annexure 2

Amended and Restated Memorandum and Articles of Association of the Surviving Company

Annex D-5

Annex E

FORM OF

CERTIFICATE OF MERGER

MERGING

AIMFINITY INVESTMENT MERGER SUB II, INC.
(a Delaware corporation)

WITH AND INTO

DOCTER INC.
(a Delaware corporation)

[ ], 2025

Pursuant to Section 251 of the Delaware General Corporation Law (the “DGCL”), Aimfinity Investment Merger Sub II, Inc., a Delaware corporation (the “Merger Sub”), in connection with its merger (the “Merger”) with and into Docter Inc. a Delaware corporation (“Docter”), hereby certifies as follows:

FIRST: The name and state of incorporation of each of the constituent companies to this Merger are as follows:

Name	State of Incorporation
Aimfinity Investment Merger Sub II, Inc.	Delaware
Docter Inc.	Delaware

SECOND: The Merger Agreement and Plans of Merger (the “Merger Agreement”), dated October 13, 2023, by and among Docter, Merger Sub, Aimfinity Investment Corp. I, a Cayman Islands exempted company(the “SPAC”), and Aimfinity Investment Merger Sub I, a Cayman Islands exempted company (the “PubCo”), , setting forth the terms and conditions of the Merger, has been approved, adopted, certified, executed and acknowledged by each of the parties of the Merger Agreement, including Docter, Merger Sub, SPAC and PubCo, in accordance with Section 251 of the DGCL.

THIRD: Docter shall be the surviving corporation in the Merger (the “Surviving Corporation”), which will continue its existence as the Surviving Corporation under its present name, Docter Inc., upon the effective time of the Merger.

FOURTH: The Merger shall become effective upon the filing of this Certificate of Merger with the Secretary of State of the State of Delaware.

FIFTH: An executed copy of the Merger Agreement is on file at the principal place of business of the Surviving Corporation located at:

c/o Docter Inc.
14F-7, 597 Jiuru 2nd Rd
Sanmin District
Kaohsiung City, Taiwan

SIXTH: Upon effectiveness of the Merger, the Amended and Restated Certificate of Incorporation, as set forth in Exhibit A, shall become effective as the certificate of incorporation of the Surviving Corporation.

SEVENTH: A copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of either Docter or Merger Sub.

[Signature Page Follows]

Annex E-1

IN WITNESS WHEREOF, the parties have caused this Certificate of Merger to be signed as of the date set forth above.

DOCTER:
Docter Inc.
a Delaware corporation
By:
Name:	Hsin-Ming Huang
Title:	Chief Executive Officer
MERGER SUB:
Aimfinity Investment Merger Sub II, Inc.,
a Delaware corporation
By:
Name:	I-Fa Chang
Title:	Director

Annex E-2

Annex F

Form of Proxy for
Extraordinary General Meeting of
Holders of
AIMA Ordinary Share

PRELIMINARY COPY – NOT FOR USE

PROXY CARD

AIMFINITY INVESTMENT CORP. I

221 W 9th St, PMB 235
Wilmington, Delaware 19801

EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
AIMFINITY INVESTMENT CORP. I

The undersigned hereby appoints I-Fa Chang as proxy (the “Proxy”),with full power to act to appoint a substitute, and hereby authorizes the Proxy to represent and to vote, as designated on the reverse side, all ordinary shares of Aimfinity Investment Corp. I (“AIMA”) held of record by the undersigned on February 25, 2025 at the Extraordinary General Meeting of shareholders to be held on March 27, 2025, or any postponement or adjournment thereof (the “Extraordinary General Meeting”). To register and receive access to the virtual meeting, shareholders of record and beneficial owners (those holding shares through a bank, broker or other nominee) will need to follow the instructions applicable to them provided in the proxy statement. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxy’s discretion on such other matters as may properly come before the Extraordinary General Meeting, or any postponement or adjournment thereof.

The undersigned acknowledges receipt of the accompanying proxy statement and revokes all prior proxies for the Extraordinary General Meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS PRESENTED TO THE SHAREHOLDERS. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED.

(Continued and to be marked, dated and signed on reverse side)

[White Card]

PRELIMINARY COPY – NOT FOR USE
PROXY

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 THROUGH 4 BELOW. AIMA’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH PROPOSAL.

(1)

Proposal No. 1 Reincorporation Merger Proposal — to approve, by special resolutions, the merger of AIMA with and into Aimfinity Investment Merger Sub I (the “PubCo”), a Cayman Islands exempted company and wholly owned subsidiary of AIMA, with PubCo surviving the merger;

☐ FOR	☐ AGAINST	☐ ABSTAIN
(2)

Proposal No. 2. Acquisition Merger Proposal — to approve, by ordinary resolution, the authorization for PubCo’s board of directors to complete the merger of Aimfinity Merger Sub II, Inc. (the “Merger Sub”), a Delaware corporation and wholly owned subsidiary of PubCo, with and into Docter Inc. (“Docter”), a Delaware corporation, resulting in Docter becoming a wholly owned subsidiary of PubCo;

☐ FOR	☐ AGAINST	☐ ABSTAIN
(3)

Proposal No. 3. PubCo Charter Proposal — to approve, by special resolution, each material difference between the proposed Amended and Restated Memorandum and Articles of Association of PubCo and the fourth amended and restated memorandum and articles of association of AIMA as adopted by special resolution passed on January 9, 2025;

☐ FOR	☐ AGAINST	☐ ABSTAIN
(4)

Proposal No. 4. Adjournment Proposal — to approve, by ordinary resolution, the adjournment of the Extraordinary General Meeting in the event AIMA does not receive the requisite shareholder vote to approve any of the above Proposals.

☐ FOR	☐ AGAINST	☐ ABSTAIN
Signature	Signature	Date

IN THEIR DISCRETION THE PROXY IS AUTHORIZED AND EMPOWERED TO VOTE UPON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OF SHAREHOLDERS AND ALL CONTINUATIONS, ADJOURNMENTS OR POSTPONEMENTS THEREOF.

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If shareholder is a corporation, sign in corporate name by an authorized officer, giving full title as such. If shareholder is a partnership, sign in partnership name by an authorized person, giving full title as such.

IMPORTANT: PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!

Annex G

January 29th, 2025

PRIVATE & CONFIDENTIAL

For the Board of Directors of Aimfinity Investment Corp. I (NASDAQ:AIMAU, AIMBU)
PMB 235 221 West 9th Street, Wilmington, DE | 19801 | United States

We understand that Aimfinity Investment Corp. I (NASDAQ:AIMA), a publicly traded special purpose acquisition company incorporated as a Cayman Islands exempted company (“AIMA”), is considering a business combination with a Delaware Corporation, Docter Inc. (the “Company” or “DI”).

•        Pursuant to the terms of that certain Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, AIMA, Aimfinity Investment Merger Sub I, a Cayman Islands exempted company and wholly-owned subsidiary of AIMA (the “Purchaser”), and Aimfinity Investment Merger Sub II, Inc., a Delaware corporation and wholly-owned subsidiary of Purchaser (the “Merger Sub”), the parties intend to effect a business combination transaction whereby, among other things, (a) AIMA will merge with and into the Purchaser, with the Purchaser continuing as the surviving corporation (the “Reincorporation Merger”), (b) one business day following the Reincorporation Merger, Merger Sub shall merge with and into the Company (the “Acquisition Merger”), with the Company surviving the Acquisition Merger as a direct wholly-owned subsidiary of the Purchaser.

In connection with the Merger, the stockholders of DI immediately prior to the Merger (the “Pre-Closing DI Stockholders”) shall collectively be entitled to receive from the Purchaser, in the aggregate, a number of shares of Purchaser ordinary shares with an aggregate value equal to Sixty Million U.S. Dollars ($60,000,000) (the “Consideration”), at $10.00 per share (the “Consideration Shares”). In addition to the Consideration Shares, the Pre-Closing DI Stockholders shall collectively be entitled to receive from the Purchaser, up to 2,500,000 Purchaser ordinary shares to be issued and delivered to them, if and only if, certain sales targets for fiscal years 2025 and 2026 are achieved.

The Board of Directors of AIMA has retained Newbridge Securities Corporation (“Newbridge”) to render an opinion (the “Opinion”) as to whether, on the date of such Opinion, (i) the Consideration is fair, from a financial point of view, to AIMA and AIMA’s unaffiliated public stockholders and (ii) the Company has an aggregate fair market value equal to at least 80% of the net assets held by AIMA in its trust account (the “Trust Account”) for the benefit of AIMA’s public stockholders (excluding deferred underwriting commissions and taxes payable on the interest earned on the Trust Account), as of the date of the Purchase Agreement.

We have not been requested to opine to, and our Opinion does not in any manner address, the underlying business decision of AIMA to proceed with the Transaction. In addition, we have not been requested to explore any alternatives to the Transaction. Further, our Opinion does not address the relative merits of the Transaction as compared to any alternative business strategy that might exist for AIMA.

Newbridge, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, going private transactions, related-party transactions, negotiated underwritings, secondary distributions of listed and unlisted securities, debt restructurings, private placements, related-party transactions, and valuations for corporate and other purposes. We do not perform tax, accounting or legal services, nor do we render such advice.

Annex G-1

Newbridge will receive a fee and reimbursement of its expenses for such services. In addition, AIMA has agreed to indemnify Newbridge for certain liabilities arising out of its engagement, including the rendering of this Opinion.

Newbridge has not participated in, or provided advice with respect to, the pricing determination, structuring or negotiation of the Transaction.

In the ordinary course of business, Newbridge, certain customer accounts held at Newbridge, and certain of our affiliates, as well as investment funds in which we or our affiliates may have financial interests, may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions, in equity, debt, and other securities and financial instruments (including bank loans and other obligations) of, or investments in, AIMA, and its successor entities.

In connection with the review and analysis performed to render our Opinion, among other things, we have undertaken the following:

•        Considered our assessment of general economic, market and financial conditions as well as our experience in connection with similar transactions, and business and securities valuations generally;

•        Reviewed a certain amendment No. 1 to the Business Combination Agreement, dated June 5, 2024, as well as a draft of a certain amendment No. 2 to the Business Combination Agreement on January 27th, 2025;

•        Reviewed AIMA’s publicly available historical financial results, as well as certain publicly available information concerning the trading of, and the trading market for, the ordinary shares of AIMA since its IPO in April 2022;

•        Reviewed publicly available financial information of AIMA filed with the U.S. Securities & Exchange Commission, including its Form 10-Qs, Form 10-Ks, and certain reports on material events filed on Forms 8-K between April 29th, 2022, and January 27th, 2025;

•        Reviewed an original and updated financial model of DI with updated historical and future financial projections (including potential revenue growth, and Free Cash Flow margins) provided by the Company’s management team;

•        Performed a discounted cash flow analysis layered onto the Company’s financial model provided;

•        Performed a public company comparable analysis of similar companies to DI that trade on a major U.S stock exchange and operate in the “Wearable Health Monitoring” sectors, to derive certain forward Enterprise Value/Revenue multiples; and

•        Conducted discussions with DI’s management team to better understand DI’s recent business history, near-term financials, and updated forecasts.

In forming our Opinion, we have had full access to, and full cooperation from, the management teams of both AIMA and DI to ask questions and receive answers. Our Opinion is solely and necessarily based on economic, financial and market conditions as they exist and can be evaluated as of the date hereof.

In connection with our review and analyses and in arriving at our Opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information provided to us or publicly available and have not attempted to verify independently any such information (in accordance with reasonable industry practice).

With respect to certain financial information, including financial analyses and projections, relating to the business and prospects of AIMA and DI provided to us, we have assumed that the financial information has been reasonably prepared on a basis reflecting reasonable and good faith estimates and good faith judgments of the management teams of both AIMA and DI as to the future financial performance of the combined parties without and subsequent to a potential business combination.

Annex G-2

This Opinion is solely for the use of the Board of Directors of AIMA, and is not to be publicly disclosed, used, excerpted, reproduced or disseminated, quoted or referred to at any time, in any manner or for any purpose, without the prior written consent of Newbridge, except that this Opinion may be reproduced in full in, and references to this Opinion and to Newbridge and its relationship with AIMA may be included in, filings made by AIMA with the U.S. Securities and Exchange Commission and in any registration statement, prospectus, proxy statement or similar disclosure document delivered to stockholders of AIMA.

We have tried to apply objective measures of value in rendering our Opinion. You understand, however, that such a valuation necessarily is based on some subjective interpretations of value. We understand that we are not obligated to review our Opinion due to events and fluctuating economic conditions occurring subsequent to the date of this Opinion.

Based upon and subject to the foregoing, it is our Opinion that, as of the date hereof, (i) the Consideration is fair, from a financial point of view, to AIMA and AIMA’s unaffiliated public stockholders and (ii) the Company has an aggregate fair market value equal to at least 80 percent of net assets held in the Trust Account (excluding deferred underwriting commissions and taxes payable on the income earned on the Trust Account).

Sincerely,

Newbridge Securities Corporation

/s/ Chad D. Champion
Chad D. Champion
Senior Managing Director, Head of Equity Capital Markets

Annex G-3